QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 1, 2003

Registration No. 333-107902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	6798	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
(215) 875-0700
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Bruce Goldman, Esq.
Executive Vice President, General Counsel and Assistant Secretary
Pennsylvania Real Estate Investment Trust
The Bellevue, 200 S. Broad Street
Philadelphia, Pennsylvania 19102
(215) 875-0700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

J. Warren Gorrell, Jr., Esq. Stuart A. Barr, Esq. David P. Slotkin, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-5600	Howard A. Blum, Esq. Robert C. Juelke, Esq. Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets Philadelphia, PA 19103-6996 (215) 988-2700	David L. DeNinno, Esq. Arlie R. Nogay, Esq. Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219 (412) 288-3131	M. James Spitzer, Jr., Esq. Spitzer & Feldman P.C. 405 Park Avenue New York, NY 10022 (212) 888-6680

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST	CROWN AMERICAN REALTY TRUST

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        After careful consideration, the boards of PREIT and Crown have unanimously determined that the merger of our two companies is in the best interests of our respective shareholders, and each board recommends that their respective common shareholders vote FOR approval of the merger agreement, the merger and the related transactions.

        The boards of both companies believe that the merger represents a strategic combination of two real estate organizations that will be in the best interests of their respective organizations and shareholders and will solidify PREIT's position as a leading shopping mall REIT in the Mid-Atlantic region. PREIT will own interests in 54 retail properties with approximately 33.4 million square feet in 14 states upon completion of the merger. The combined company is expected to have a significantly increased equity market capitalization which is expected to provide greater financial flexibility and liquidity. PREIT's board believes that PREIT can use its established franchise within the retail community, its long-standing relationship with retailers, its in-house construction and development personnel, its experienced leasing team, and its other operating strengths to create opportunities for long term growth and value-creation with respect to Crown's portfolio.

        In the merger, Crown common shareholders will receive 0.3589 common shares of beneficial interest of PREIT for each outstanding common share of beneficial interest of Crown. Cash will be paid instead of issuing fractional shares. Because the portion of the merger consideration to be received in PREIT common shares is fixed, the value of the consideration to be received by Crown common shareholders in the merger will depend upon the market price of PREIT common shares at the time of the merger. PREIT common shares are traded on the New York Stock Exchange under the symbol "PEI." On September 30, 2003, PREIT common shares closed at $33.45 per share. We estimate that, immediately following the completion of the merger, 33.7% of the outstanding PREIT common shares will be owned by former Crown common shareholders and the remaining 66.3% will be owned by persons who were PREIT common shareholders immediately prior to the completion of the merger, in each case considered on a fully diluted and as-converted basis.

        In addition, each outstanding share of Crown 11.00% non-convertible, senior preferred shares will be converted into one newly created PREIT 11.00% non-convertible, senior preferred share, the terms of which shall be identical in all material respects.

        We cannot complete the merger unless PREIT common shareholders and Crown common shareholders approve the merger agreement, the merger and the related transactions at the special meetings to be held by PREIT and Crown. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card. Alternatively, you may vote by telephone or through the Internet as instructed on your proxy card.

        In addition, the merger is subject to the receipt by PREIT of a specified number of affirmative votes of certain holders of units of limited partner interest in PREIT Associates, L.P. who are entitled to vote on the merger. The exact number of required votes, if any, will depend on the number of affirmative votes received from the holders of PREIT common shares at the PREIT special meeting. As of the record date for the PREIT special meeting, holders of over 68% of the units of limited partner interest in PREIT Associates, L.P. entitled to vote on the merger have agreed to vote their units in favor of the merger. This percentage of units will be sufficient to approve the merger under the terms of PREIT Associates, L.P.'s limited partnership agreement assuming the merger is also approved by the affirmative vote of a majority of the votes cast by PREIT shareholders at the PREIT special meeting. The merger is also subject to the approval of Crown Investments Trust and Crown American Investment Company, as limited partners of Crown American Properties, L.P., Crown's operating subsidiary. Crown Investments Trust and Crown American Investment Company also have agreed to vote in favor of the merger.

        This document provides you with detailed information about your special meeting and the proposed merger. You can also get information from publicly available documents filed by both companies with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page 19.

        The dates, times and places of the special meetings are as follows:

For PREIT: November 11, 2003 at 11:00 a.m., local time Park Hyatt Philadelphia at the Bellevue 200 South Broad Street Philadelphia, Pennsylvania	For Crown: November 11, 2003 at 11:00 a.m., local time The Johnstown Holiday Inn 250 Market Street Johnstown, Pennsylvania
Ronald Rubin Chairman and Chief Executive Officer Pennsylvania Real Estate Investment Trust	Mark E. Pasquerilla Chairman, Chief Executive Officer and President Crown American Realty Trust

EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated October 1, 2003 and it is first being mailed on or about October 3, 2003.

        This joint proxy statement/prospectus incorporates important business and financial information about our companies that is not included in or delivered with this document. If you are a shareholder of PREIT or a shareholder of Crown you can obtain any of the documents incorporated by reference from PREIT or Crown, as the case may be, or through the Securities and Exchange Commission or the SEC's web site. The address of that site is http://www.sec.gov. Documents incorporated by reference are available from the companies, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders of PREIT or Crown may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST The Bellevue 200 S. Broad Street Philadelphia, Pennsylvania 19102 Attention: Jean Dardzinski Telephone: (215) 875-0735	CROWN AMERICAN REALTY TRUST Pasquerilla Plaza Johnstown, Pennsylvania 15901 Attention: Sharon Callihan Telephone: (814) 535-9407

        If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the date of the special meetings. This means you must request this information no later than November 4, 2003. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

Pennsylvania Real Estate Investment Trust
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 11, 2003

        A special meeting of shareholders of Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), will be held at 11:00 a.m., local time, on Tuesday, November 11, 2003, at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, PA, for the following purposes:

  1.
  To consider and vote on the approval of the agreement and plan of merger, dated as of May 13, 2003, by and among PREIT, PREIT Associates, L.P., a Delaware limited partnership, Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown American Properties, L.P., a Delaware limited partnership, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, the merger of Crown with and into PREIT under the merger agreement and the related transactions.

  2.
  To consider and vote on the approval of the proposed 2003 Equity Incentive Plan, as amended.

  3.
  To elect Mr. John J. Roberts to the board of trustees of PREIT to serve as a Class A trustee until the 2005 annual meeting of shareholders and until his successor has been duly elected and qualified.

  4.
  To transact any other business as may properly come before the special meeting or any adjournments or postponements.

        Only holders of record of PREIT common shares at the close of business on September 25, 2003 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements.

        It is important that your common shares be represented and voted at the meeting. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of these ways:

  •
  MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

  •
  USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is free in the U.S. and Canada); or

  •
  VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

        Any proxy may be revoked at any time before its exercise at the meeting.

                      By order of the PREIT board of trustees

                      Bruce Goldman
                       Executive Vice President, General Counsel and Assistant Secretary

Philadelphia, Pennsylvania
October 1, 2003

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The PREIT board of trustees has approved the merger agreement, the merger of Crown with and into PREIT and the related transactions and recommends that you vote to approve the merger agreement, the merger and the related transactions.

PREIT
VOTING METHODS

        You have the right to vote and, if desired, to revoke your proxy at any time before the PREIT special meeting.

        If you hold your PREIT common shares in your name as a holder of record, you may instruct the proxy holders how to vote your PREIT common shares by using any of the voting methods specified above. If your PREIT common shares are held by a broker, bank or other nominee, you will receive instructions from your nominee describing how to vote your common shares. Your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your common shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum if the broker returns a properly executed proxy.

Crown American Realty Trust
Pasquerilla Plaza
Johnstown, Pennsylvania 15901

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 11, 2003

        A special meeting of shareholders of Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), will be held at 11:00 a.m., local time, on Tuesday, November 11, 2003, at The Johnstown Holiday Inn, 250 Market Street, Johnstown, PA, for the following purposes:

  1.
  To consider and vote on the approval of the agreement and plan of merger, dated as of May 13, 2003, by and among Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), PREIT Associates, L.P., a Delaware limited partnership, Crown, and Crown American Properties, L.P., a Delaware limited partnership, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, the merger of Crown with and into PREIT under the merger agreement and the related transactions.

  2.
  To transact any other business as may properly come before the special meeting or any adjournments or postponements.

        Only holders of record of Crown common shares at the close of business on September 18, 2003 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements.

        It is important that your common shares be represented and voted at the meeting. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of these ways:

  •
  MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

  •
  USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is free in the U.S. and Canada); or

  •
  VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

        Any proxy may be revoked at any time before its exercise at the meeting.

                      By order of the Crown board of trustees,

                      Ronald P. Rusinak
                       Vice President, General Counsel and Secretary

Johnstown, Pennsylvania
October 1, 2003

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The Crown board of trustees has approved the merger agreement, the merger of Crown with and into PREIT and the related transactions and recommends that you vote to approve the merger agreement, the merger and the related transactions.

CROWN
VOTING METHODS

        You have the right to vote and, if desired, to revoke your proxy at any time before the Crown special meeting.

        If you hold your Crown common shares in your name as a holder of record, you may instruct the proxy holders how to vote your Crown common shares by using any of the voting methods specified above. If your Crown common shares are held by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow to have your common shares voted.

Page
TABLE OF CONTENTS	i
QUESTIONS & ANSWERS ABOUT THE MERGER	iv
SUMMARY	1
The Companies	1
The Combined Company	1
The PREIT Special Meeting; Vote Required	2
The Crown Special Meeting; Vote Required	2
Recommendation of PREIT Board	3
Recommendation of Crown Board	3
Fairness Opinions	4
Risks Associated with the Merger	5
The Merger Agreement	5
Structure Diagrams	8
Regulatory Approvals	11
No Dissenters' Rights	11
Accounting Treatment	11
Material Tax Consequences of the Merger	11
Trustees and Executive Officers of PREIT after the Merger	11
Interests of Trustees and Officers of Crown and PREIT in the Merger	11
Crown and PREIT Voting Agreements	13
Comparative Per Share Market Price	13
Differences in the Rights of Shareholders	14
Summary Historical Consolidated Financial Data	15
Summary Unaudited Pro Forma Condensed Combined Financial Data	18
RISK FACTORS	19
Crown common shareholders may receive PREIT common shares in the merger with a market value lower or higher than expected	19
The operations of PREIT and Crown may not be integrated successfully and intended benefits of the merger may not be realized, which could materially harm the combined company's operating results and financial condition	19
PREIT's operating performance may be adversely affected following the merger if PREIT chooses not to sell specified assets acquired in the merger	20
Crown's outstanding debt obligations could materially adversely affect PREIT's future financial condition and operating results	20
If the merger does not qualify as a tax free reorganization, Crown shareholders may recognize taxable gain	21
The merger will result in reductions in distributions per share for Crown common shareholders after the merger	21
The trustees and executive officers of Crown, including Mark E. Pasquerilla, have interests in the completion of the merger that may conflict with the interests of the securityholders of Crown	22
PREIT or Crown may incur substantial expenses and payments if the merger does not occur, which could materially harm their financial condition and discourage other potential acquirors of Crown which might otherwise be desirable to their shareholders	22
After the merger, Mr. Pasquerilla will exercise influence over PREIT and may delay, defer or prevent PREIT from taking certain actions that would be beneficial to its shareholders	23
PREIT could be disqualified as a REIT or have to pay taxes if Crown does not qualify as a REIT at the time of the merger	23
Recent change in taxation of corporate dividends may adversely affect the value of PREIT's shares	23
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	25
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS	26
PREIT RECENT DEVELOPMENTS	27
Equity Offering	27
Willow Grove Acquisition	27
IKEA Transaction	27
Multifamily Portfolio Disposition	27
THE PREIT SPECIAL MEETING	28
Date, Time, Place and Purpose of PREIT Special Meeting	28
Record Date; Shares Entitled to Vote and Quorum Requirements	28
Vote Required	28
Voting and Revocability of Proxies	29
Voting Agreements	30
Voting on Other Matters	30
Costs of this Proxy Solicitation	30
THE CROWN SPECIAL MEETING	31
Date, Time, Place and Purpose of Crown Special Meeting	31
Record Date; Shares Entitled to Vote and Quorum Requirement	31
Vote Required	31
Voting and Revocability of Proxies	31
Voting Agreements	32
Voting on Other Matters	32
Costs of this Proxy Solicitation	32
Annual Meeting	32
THE MERGER	33
Structure of the Merger	33
Background of the Merger	34
PREIT's Reasons for the Merger; Recommendation of the PREIT Board	40
Opinion of Lehman Brothers Inc.	44
Crown's Reasons for the Merger; Recommendation of the Crown Board	51

i

Opinion of Wachovia Securities	56
Trustees and Executive Officers of PREIT After the Merger	64
Interests of Trustees and Executive Officers of Crown and PREIT in the Merger	65
Listing of New PREIT Common Shares and 11% Preferred Shares	69
The Pre-Merger Distribution	69
The Crown Partnership Contribution	70
The PREIT Contribution	70
Palmer Park Mall Venture Arrangements	70
Accounting Treatment	70
Regulatory Matters	70
No Dissenters' Rights	70
Resale of New PREIT Common Shares and 11% Preferred Shares	71
THE MERGER AGREEMENT	72
The Merger Agreement	72
The Merger	72
Closing; Effective Time of Merger	72
Merger Consideration	72
Surrender of Crown Certificates	73
Treatment of Crown Options	73
Arrangements with Respect to Crown Employees	74
Board of Trustees of PREIT	75
Representations and Warranties of PREIT and Crown	75
Conduct of Business of Crown and Crown Partnership Pending the Merger	76
Conduct of Business of PREIT and PREIT Partnership Pending the Merger	80
No Solicitation by Crown	83
Pre-Merger Dividends and Distributions	86
The Pre-Merger Transactions	87
The Post-Merger Transactions	87
Conditions to the Merger	88
Termination of the Merger Agreement	91
Waiver and Amendment of the Merger Agreement	101
Indemnification; Directors' and Officers' Insurance	101
Assumption of Crown's Obligations under Registration Rights Agreements	102
Agreements with Mark E. Pasquerilla and Affiliates	102
The Agreement of Exchange	102
Sale of Oak Ridge and Amendment to Crown Partnership Agreement and Support Agreement	102
The Distribution Agreement	103
The Contribution Agreements	104
The PREIT and Crown Voting Agreements	105
AGREEMENTS WITH MARK E. PASQUERILLA AND AFFILIATES	109
The Shareholder Agreement	109
The Tax Protection Agreement	110
The Indemnification Agreement	112
The Non-Competition Agreement	113
The Standstill Agreement	114
The Registration Rights Agreement	115
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	117
MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER	118
MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PRE- MERGER DIVIDEND	122
FEDERAL INCOME TAX CONSIDERATIONS TO PREIT SHAREHOLDERS	123
Taxation of PREIT	123
Income Taxation of PREIT Partnership, the Title Holding Partnerships and their Partners	129
Taxation of Shareholders	131
Backup Withholding Tax and Information Reporting	136
Sunset of Tax Provisions	137
Other Tax Considerations	138
Tax Shelter Reporting	138
DESCRIPTION OF PREIT SHARES OF BENEFICIAL INTEREST	139
Authorized Capital Stock	139
Shares of Beneficial Interest	139
New 11% Preferred Shares	140
PREIT Shareholder Rights Plan	144
Transfer Agent and Registrar	145
Limited Liability of Shareholders	145
Summary of the Operating Partnership Agreement and PREIT Partnership Units	146
REIT Ownership Limitations and Transfer Restrictions Applicable to PREIT Shares of Beneficial Interest and 11% Preferred Shares	148
Certain Provisions Affecting a Change in Control	149
COMPARISON OF SHAREHOLDER RIGHTS	151
Authorized Shares	151
Voting Rights	152
Classification of Board	153
Number of Trustees; Removal of Trustees; Vacancies	153
Limitations of Trustee and Officer Liability	154
Indemnification	155
Duties of Trustees	158
Call of Special Meetings of Shareholders	159
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals	159
Amendments to PREIT Trust Agreement and Crown Declaration of Trust	159
Amendment of the By-laws	161
Dissolution of PREIT or Crown; Termination of REIT Status	161
Mergers, Consolidations and Sales of Assets	161
Business Combinations with Interested Shareholders	163
Control Share Acquisitions	164
Other Constituencies	164

ii

Dissenters' Rights	165
Distributions	165
Ownership Limitations	165
Shareholder Rights Plans	167
ELECTION OF CLASS A TRUSTEE	168
Required Vote	171
Board Recommendation	171
Summary Compensation Table	172
Employment Agreements	173
Stock Options	175
Equity Compensation Plans	176
2002-2004 Long Term Incentive Plan—Awards in 2002	176
Transactions with Management	178
Board Matters	182
Section 16(a) Beneficial Ownership Reporting Compliance	183
Report of Executive Compensation and Human Resources Committee on Executive Compensation	183
Performance Graph	185
PREIT'S 2003 EQUITY INCENTIVE PLAN	186
Eligible Participants; Maximum Number of Shares	186
Types of Awards	187
Transferability	188
Treatment of Awards upon Termination of Employment or Service	188
Adjustments in Shares; Certain Corporate Transactions	189
Withholding Requirements	189
Discontinuance, Cancellations, Amendment and Termination	189
Market Value	190
Federal Income Tax Treatment of Options	190
Required Vote	190
Filing of Registration Statement for Shares	190
Board Recommendation	190
LEGAL MATTERS	191
EXPERTS	191
SHAREHOLDER PROPOSALS	192
OTHER MATTERS	192
WHERE YOU CAN FIND MORE INFORMATION	192
WHAT INFORMATION YOU SHOULD RELY ON	194
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-1
Annex A—Agreement and Plan of Merger	A-1
Annex B—Opinion of Lehman Brothers, dated May 13, 2003	B-1
Annex C—Opinion of Wachovia Securities, dated May 13, 2003	C-1
Annex D—PREIT's 2003 Equity Incentive Plan and Amendment No. 1 thereto	D-1
Annex E—Crown Partnership Distribution Agreement	E-1
Annex F—Crown Partnership Contribution Agreement	F-1
Annex G—PREIT Contribution Agreement	G-1
Annex H—PREIT Form of Proxy	H-1
Annex I—Crown Form of Proxy	I-1

iii

QUESTIONS & ANSWERS ABOUT THE MERGER

Q:
Why are PREIT and Crown proposing the merger?

A:
The boards of both companies believe that the merger represents a strategic combination of two real estate organizations that will be in the best interests of their respective organizations and shareholders and will solidify PREIT's position as a leading shopping mall REIT in the Mid-Atlantic region. PREIT will own interests in 54 retail properties with approximately 33.4 million square feet in 14 states upon completion of the merger. The combined company is expected to have a significantly increased equity market capitalization which is expected to provide greater financial flexibility and liquidity. PREIT's board believes that PREIT can use its established franchise within the retail community, its long-standing relationship with retailers, its in-house construction and development personnel, its experienced leasing team, and its other operating strengths to create opportunities for long term growth and value-creation with respect to Crown's portfolio. To review the reasons for the merger in greater detail, please see "The Merger—PREIT's Reasons for the Merger; Recommendation of the PREIT Board" beginning on page 40 and "—Crown's Reasons for the Merger; Recommendation of the Crown Board" beginning on page 51.

Q:
What will I receive in the merger?

A:
Crown Shareholders. In the merger, Crown common shareholders will receive 0.3589 common shares of beneficial interest of PREIT for each outstanding common share of beneficial interest of Crown. Cash will be paid instead of issuing fractional shares. Holders of outstanding Crown 11% non-convertible, senior preferred shares will receive one newly created PREIT 11% non-convertible, senior preferred share for each outstanding Crown 11% preferred share. The PREIT 11% preferred shares issued in the merger will have preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical in all material respects to those of the Crown 11% preferred shares.

PREIT Shareholders. PREIT shareholders will not receive any additional shares in connection with the merger. Each PREIT common share held by PREIT shareholders will continue to represent one PREIT common share after the merger.

Q:
How much of the combined company's common shares will be owned by former Crown shareholders after the merger?

A:
We estimate that immediately following the completion of the merger, 33.7% of the outstanding PREIT common shares will be owned by former Crown common shareholders and the remaining 66.3% will be owned by persons who were PREIT common shareholders immediately prior to the completion of the merger, in each case considered on a fully diluted and as-converted basis.

Q:
What happens if the price of PREIT common shares and/or Crown common shares changes before the closing of the merger?

A:
No change will be made to the 0.3589 exchange ratio for the exchange of Crown common shares for PREIT common shares in the merger. Because the market value of PREIT common shares will fluctuate before and after the closing of the merger, the value of the consideration that Crown common shareholders will receive in the merger will fluctuate as well.

Q:
What am I being asked to vote on?

A:
Crown Common Shareholders:

•
You are being asked to approve the merger agreement, the merger of Crown with and into PREIT and the related transactions. Approval of the merger agreement, the merger and the related transactions requires the affirmative vote of the holders of at least a majority of the outstanding Crown common shares.

  The Crown board has unanimously approved the merger agreement, the merger of Crown with and into PREIT and the related transactions and recommends that Crown common shareholders vote FOR approval of the merger agreement, the merger and the related transactions.

iv

PREIT
Common Shareholders:

•
You are being asked to approve the merger agreement, the merger of Crown with and into PREIT and the related transactions. Approval of the merger agreement, the merger and the related transactions requires the affirmative vote of at least a majority of all votes cast by all shareholders entitled to vote thereon.

•
You also are being asked to elect John J. Roberts as a Class A member of PREIT's board of trustees. The nominee receiving the highest number of votes cast at the special meeting will be elected as a trustee. Mr. Roberts is the only nominee for election at the PREIT special meeting.

•
You also are being asked to approve the PREIT 2003 equity incentive plan. Approval of the PREIT 2003 equity incentive plan requires the affirmative vote of a majority of all votes cast by shareholders entitled to vote thereon, provided that the total votes cast represents over 50% of all votes entitled to be cast.

  The PREIT board has unanimously approved the merger agreement, the merger of Crown with and into PREIT and the related transactions and recommends that PREIT common shareholders vote FOR approval of the merger agreement, the merger and the related transactions. The PREIT board also recommends that PREIT common shareholders vote FOR the election of John J. Roberts as a Class A trustee and FOR the approval of the PREIT 2003 equity incentive plan.

Q:
Do PREIT shareholders vote separately for the merger and on the election of John J. Roberts and on the PREIT 2003 equity incentive plan?

A:
Yes, PREIT shareholders must cast votes for the merger separately from their votes on the election of John J. Roberts and on the PREIT 2003 equity incentive plan. Approval of each of the three separate proposals is not conditioned on the approval of any of the other proposals.

Q:
Do Crown common or preferred shareholders have dissenters' rights?

A:
No. Crown was organized under Maryland law. Under Maryland law, because Crown common shares and 11% preferred shares are each listed on a national securities exchange, Crown common and preferred shareholders have no rights to dissent and receive an appraised value of their shares in the merger.

Q:
Do PREIT common shareholders have dissenters' rights?

A:
No. PREIT was organized under Pennsylvania law. Under Pennsylvania law, PREIT common shareholders will have no rights to dissent and receive an appraised value of their common shares in the merger.

Q:
How soon after the special meetings will the merger occur?

A:
If the merger agreement, the merger and the related transactions are approved at both the PREIT and the Crown special meetings, we anticipate that the merger will occur as soon as practicable after the special meetings.

Q:
Who will manage the combined company?

A:
PREIT and Crown have agreed that PREIT's existing management team will manage the operations of the combined company. PREIT also has agreed following the merger to expand its board of trustees by two members, who will be Mark E. Pasquerilla, Crown's chairman, chief executive officer and president, and Donald F. Mazziotti, a member of Crown's board of trustees. Messrs. Pasquerilla and Mazziotti will be appointed at the first regular meeting of PREIT's board of trustees following the effective time of the merger.

Q:
Will I recognize taxable gain or loss as a result of the merger?

A:
We expect the following tax consequences generally to apply:

  Crown Shareholders: For U.S. federal income tax purposes, a Crown shareholder will not recognize any gain or loss as a result of the exchange of the Crown shares for the PREIT shares except with regard to any cash received in lieu of a fractional share. A Crown shareholder will have an aggregate tax basis in the PREIT shares received in the merger equal to the shareholder's aggregate basis in the Crown shares exchanged for the PREIT shares and the shareholder's holding period for the PREIT shares received in the exchange will

v

  include the holding period of the Crown shares exchanged therefor. For a description of the tax treatment of cash received for fractional shares of PREIT and other material tax consequences of the merger, see "Material Federal Income Tax Consequences Relating to the Merger" beginning on page 118.

  PREIT Shareholders: For U.S. federal income tax purposes, a PREIT shareholder will not recognize either gain or loss as a result of the merger. For a description of other material tax consequences of the merger, see "Material Federal Income Tax Consequences Relating to the Merger" beginning on page 118.

Q:
What dividends will Crown shareholders receive prior to closing of the merger?

A:
Until the merger is completed, Crown common and preferred shareholders will continue to receive regular dividends as authorized by Crown's board of trustees in its discretion. Assuming the merger closes before December 31, 2003, Crown currently does not intend to pay any further dividends, other than the quarterly dividends declared for the period ended June 30, 2003 and the period ending September 30, 2003 and, if necessary, a final dividend in an amount equal to the minimum amount necessary to maintain Crown's REIT status under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and to avoid the payment of any corporate level tax with respect to undistributed income or gain, as required by the merger agreement. Crown currently does not anticipate that a final dividend will be necessary. If the merger closes after December 31, 2003, Crown currently intends to continue to pay regular quarterly dividends for any additional quarterly periods ending before the closing of the merger.

Q:
What will my dividends be after the merger?

A:
After the completion of the merger, former holders of Crown common shares will receive the distributions payable to all holders of PREIT common shares with a record date after the closing, and former Crown preferred shareholders will be entitled to receive the same cumulative distributions on their PREIT 11% preferred shares that they were entitled to as holders of Crown 11% preferred shares. Dividends on PREIT's common shares are payable at the discretion of PREIT's board. PREIT's current quarterly dividends on its common shares are $0.51 per share. Following completion of the merger, PREIT currently intends to increase its quarterly cash dividend on its common shares to $0.54 per share. Upon completion of the merger, Crown common and preferred shareholders will cease receiving any distributions or dividends on Crown common shares and Crown 11% preferred shares held before the merger other than any dividends declared before completion of the merger but not yet paid.

Q:
What should I do now?

A:
If you are a PREIT common shareholder or a Crown common shareholder, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at your special meeting.

  Proposal to Approve the Merger Agreement, the Merger and the Related Transactions. If you sign and send in your proxy and do not indicate how you want to vote on the merger, your proxy will be voted in favor of the proposal to approve the merger agreement, the merger and the related transactions. For PREIT shareholders, assuming a quorum is present, if you do not sign and send in your proxy and do not vote on the merger at your special meeting, then the shares represented by your proxy will not be counted and will not affect the vote. For Crown shareholders, if you do not sign and send in your proxy and do not vote at your special meeting, or if you abstain, it will have the effect of a vote against approval of the merger agreement, the merger and the related transactions.

  Election of PREIT Class A Trustee. If you are a PREIT common shareholder and if you sign and send in your proxy card and do not indicate how you want to vote on the election of a Class A trustee, your proxy will be voted for the election of John J. Roberts. Assuming a quorum is present, if you do not sign and send in your proxy and do not vote on the election of John J. Roberts at your special meeting, or if you abstain, then your shares will not be counted and will not affect the vote.

  Proposal to Approve the PREIT 2003 Equity Incentive Plan. If you are a PREIT common shareholder and if you sign and send in your

vi

  proxy and do not indicate how you want to vote on the proposal to approve the PREIT 2003 equity incentive plan, your proxy will be voted in favor of the proposal to approve the PREIT 2003 equity incentive plan. Assuming a quorum is present and assuming that the total votes cast represent over 50% of all votes entitled to be cast, if you do not sign and send in your proxy and do not vote on the PREIT 2003 equity incentive plan at your special meeting, or if you abstain, then your shares will not be counted and will not affect the vote.

  You can choose to attend your special meeting and vote your shares in person instead of completing and returning a proxy card. If you do complete and return a proxy card, you may change your vote at any time up to and including the time of the vote on the day of your special meeting by following the directions beginning on page 28 for PREIT shareholders and beginning on page 31 for Crown shareholders.

  You also may vote by telephone or through the Internet by following the instructions on your proxy card.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
PREIT Common Shareholders:

•
Proposal to Approve the Merger Agreement, the Merger and the Related Transactions. Your broker may not vote your shares on the merger proposal unless you instruct your broker how to vote by following the directions your broker provides.

•
Election of a PREIT Class A Trustee. Your broker may vote your PREIT common shares on the election of a Class A trustee even if you do not instruct your broker how to vote.

•
Proposal to Approve the PREIT 2003 Equity Incentive Plan. Your broker may not vote your PREIT common shares on the proposal to approve the PREIT 2003 equity incentive plan unless you instruct your broker how to vote.

        Crown Common Shareholders:

  •
  Your broker may not vote your shares on the merger proposal unless you instruct your broker how to vote by following the directions your broker provides. A failure to vote your shares will have the effect of voting against approval of the merger agreement, the merger and the related transactions.

Q:
Should I send in my stock certificates now?

A:
No. If you are a Crown shareholder, after the merger, PREIT's exchange agent will send you a letter of transmittal explaining what you must do to exchange your Crown common or 11% preferred share certificates for the merger consideration payable to you.

  If you are a PREIT shareholder, you are not required to take any action regarding your PREIT common share certificates.

Q:
Who can answer my questions?

A:
PREIT Common Shareholders. PREIT common shareholders who have questions about the merger or desire additional copies of this joint proxy statement/prospectus, additional proxy cards or copies of documents incorporated by reference should contact:

  Pennsylvania Real Estate Investment Trust
  The Bellevue
  200 S. Broad Street
  Philadelphia, Pennsylvania 19102
  Attention: Jean Dardzinski
  (215) 875-0735

  Crown Common and Preferred Shareholders. Crown common and preferred shareholders who have questions about the merger or desire additional copies of this joint proxy statement/prospectus or, with respect to Crown common shareholders, who desire additional proxy cards should contact:

  Crown American Realty Trust
  Pasquerilla Plaza
  Johnstown, Pennsylvania 15901
  Attention: Sharon Callihan
  (814) 535-9420

vii

SUMMARY

         This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the detailed information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we refer, including the merger agreement. For more information about PREIT and Crown, see "Where You Can Find More Information" beginning on page 192. Each item in this summary refers to the pages where that subject is discussed more fully.

The Companies

Pennsylvania Real Estate Investment Trust
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
(215) 875-0700

        PREIT, which is organized as a business trust under Pennsylvania law, is a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail properties. As of June 30, 2003, PREIT owned interests in 28 retail properties with approximately 17.5 million square feet in seven states. PREIT has elected, and conducts its operations in a manner intended, to comply with the requirements for qualification as a real estate investment trust under the Real Estate Investment Trust Act of 1960, Sections 856-60 of the Internal Revenue Code.

        PREIT is the sole general partner of and owns approximately a 92.4% interest in PREIT Associates, L.P., a Delaware limited partnership, which we refer to as PREIT Partnership. PREIT owns substantially all of its assets and conducts substantially all of its operations through PREIT Partnership.

Crown American Realty Trust
Pasquerilla Plaza
Johnstown, Pennsylvania 15901
(814) 536-4441

        Crown, which is organized as a REIT under Maryland law, is a fully integrated, self-administered and self-managed REIT, formed in 1993, that is primarily engaged in the ownership, operation, management, leasing, acquisition, development, redevelopment, expansion, renovation and financing of enclosed shopping malls. Crown has elected, and conducts its operations in a manner intended, to comply with the requirements for qualification as a REIT under the Real Estate Investment Trust Act of 1960, Sections 856-60 of the Internal Revenue Code.

        Crown is the sole general partner of and owns 100% of the preferred partner interests and approximately 85.1% of the common partner interests in Crown American Properties, L.P., a Delaware limited partnership, which we refer to as Crown Partnership. Crown owns substantially all of its assets and conducts substantially all of its operations through Crown Partnership.

The Combined Company

Pennsylvania Real Estate Investment Trust
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
(215) 875-0700

        Pursuant to the merger, Crown will be merged with and into PREIT, and the separate existence of Crown will cease. Upon completion of the merger, PREIT will remain the sole general partner of PREIT Partnership, and will own 100% of the preferred partner interests and approximately 91.9% of the common partner interests in PREIT Partnership. PREIT will not own Crown Partnership, but substantially all of the assets and liabilities of Crown Partnership will be transferred to PREIT Partnership in a series of related pre- and post-merger transactions.

        PREIT will own interests in 54 retail properties with approximately 33.4 million square feet in 14 states upon completion of the merger. Approximately 82% of the gross leasable area of the portfolio will be located in the Mid-Atlantic states of Pennsylvania, New Jersey, Delaware and Maryland. Based upon a per share closing price of PREIT common shares on the New York Stock Exchange on September 30, 2003 the latest practicable date before mailing of this joint proxy statement/prospectus, the debt and equity market capitalization of the combined company is estimated to be approximately $3.04 billion.

The PREIT Special Meeting; Vote Required (see page 28)

        The PREIT special meeting will be held at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, PA on Tuesday, November 11, 2003 at 11:00 a.m., local time. At the PREIT special meeting, assuming a quorum is present, holders of PREIT common shares will be asked to consider and vote upon (1) a proposal to approve the merger agreement, the merger of Crown with and into PREIT and the related transactions, (2) the election of John J. Roberts as a Class A trustee and (3) a proposal to approve PREIT's 2003 equity incentive plan. The holders of a majority of the outstanding shares entitled to vote at the PREIT special meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the PREIT special meeting. Abstentions and broker or nominee non-votes represented at the meeting are counted for determining whether a quorum is present.

        Approval of the proposal to approve the merger agreement, the merger and the related transactions requires the affirmative vote of the holders of at least a majority of the votes cast at the special meeting by all shareholders of PREIT entitled to vote thereon and, pursuant to PREIT Partnership's limited partnership agreement, of certain holders of units of limited partner interest in PREIT Partnership, or PREIT Partnership Units, who are entitled to vote on the merger (for this purpose, as if voting together with PREIT common shareholders as a single class). A total of 830,882 PREIT common shares, or 3.54% of the PREIT common shares entitled to vote at the PREIT special meeting, and 951,757 PREIT Partnership Units, or 68% of the PREIT Partnership Units entitled to vote on the merger, were held as of September 25, 2003 by PREIT trustees, executive officers and their affiliates.

        The nominee receiving the highest number of votes of PREIT common shares at the special meeting will be elected as a Class A trustee of PREIT. Mr. Roberts is the only nominee for election at the PREIT special meeting.

        Approval of PREIT's 2003 equity incentive plan requires the affirmative vote of a majority of the votes cast at the special meeting by all shareholders of PREIT entitled to vote thereon, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal. For purposes of this vote requirement of the New York Stock Exchange,

  •
  a majority of the outstanding PREIT common shares must vote on the proposal (holders of outstanding shares present at the PREIT special meeting for quorum purposes but who do not vote on this proposal would not be counted towards the required majority) and

  •
  votes in favor of the proposal must constitute at least a majority of the total votes cast on the proposal.

        You can vote at the PREIT special meeting if you owned PREIT common shares at the close of business on September 25, 2003.

The Crown Special Meeting; Vote Required (see page 31)

        The Crown special meeting will be held at the Johnstown Holiday Inn, 250 Market Street, Johnstown, PA on Tuesday, November 11, 2003 at 11:00 a.m., local time. At the Crown special meeting, assuming a quorum is present, the shareholders of Crown will be asked to consider and vote upon a proposal to approve the merger agreement, the merger of Crown with and into PREIT and the related transactions. A quorum consists of the presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Crown special meeting. The outstanding shares of Crown 11% preferred shares are not entitled to vote on the proposal to approve the merger agreement, the merger and the related transactions. Therefore, a quorum will be achieved by the presence, in person or by proxy, of a majority of the issued and outstanding Crown common shares.

        Approval of the merger agreement, the merger and the related transactions requires the affirmative vote of holders of at least a majority of the issued and outstanding Crown common shares and, pursuant to Crown Partnership's limited partnership agreement, the approval of Crown Investments Trust and Crown American Investment Company, as limited partners of Crown

Partnership. Crown Investments Trust and Crown American Investment Company have agreed to vote in favor of the merger. A total of 3,266,011 Crown common shares, or 10.04% of the Crown common shares entitled to vote at the Crown special meeting, were held as of September 18, 2003 by Crown trustees, executive officers and their affiliates.

        You can vote at the Crown special meeting if you owned Crown common shares at the close of business on September 18, 2003.

Recommendation of PREIT Board (see page 40)

        The PREIT board has unanimously adopted and approved the merger agreement, the merger and the related transactions, has determined that the merger and the related transactions are advisable to PREIT and recommends that PREIT shareholders entitled to vote on the merger vote FOR approval of the merger agreement, the merger and the related transactions. In reaching its recommendation in favor of the merger agreement, the merger and the related transactions, the PREIT board of trustees considered a number of positive and negative factors relating to the merger, including the following, no one of which was determinative:

        Positive Factors:

  •
  strategic opportunity to solidify PREIT's position as a leading shopping mall REIT in the Mid-Atlantic region;

  •
  value-creation opportunities and long-term growth potential using PREIT's operating strengths with respect to Crown's portfolio;

  •
  greater financial flexibility and liquidity;

  •
  relationships with tenants and vendors;

  •
  management continuity;

  •
  opportunity for efficient utilization of personnel and systems;

  •
  greater control over and predictability of the effect of the merger as a result of the fixed exchange ratio;

  •
  accretive effect in 2004;

  •
  reduction of percentage of joint venture assets to total assets;

  •
  benefits of arrangements with Mark E. Pasquerilla and his affiliates, including lower risk of certain actions by Mr. Pasquerilla and his affiliates which could be adverse to PREIT shareholders; and

  •
  opinion of Lehman Brothers Inc.

        Negative Factors:

  •
  increased leverage;

  •
  potential difficulties in integrating the two companies;

  •
  risks associated with non-core properties;

  •
  risks and costs associated with obtaining required third-party consents;

  •
  risks related to assumed indebtedness;

  •
  increased retail exposure;

  •
  costs of merger;

  •
  retailer perception and anchor expirations in the Crown portfolio;

  •
  financial market perception;

  •
  risk that the merger may not be completed;

  •
  termination fee; and

  •
  interest of and arrangements with Mark E. Pasquerilla and his affiliates, including a tax protection agreement and a registration rights agreement.

        To review the background and PREIT's reasons for the merger in greater detail, as well as some risks related to the merger, see "The Merger—PREIT's Reasons for the Merger; Recommendation of the PREIT Board" beginning on page 40.

        The PREIT board also unanimously recommends that PREIT shareholders vote

  •
  FOR the election of John J. Roberts as a Class A trustee of PREIT; and

  •
  FOR the approval of PREIT's 2003 equity incentive plan.

Recommendation of Crown Board (see page 51)

        The Crown board of trustees has unanimously adopted and approved the merger agreement, the merger and the related transactions, has determined that the merger agreement, the merger and the related transactions are in the best interests of Crown and its shareholders and recommends that Crown common shareholders entitled to vote on the merger vote FOR approval of the merger agreement, the merger and the related transactions. In reaching its recommendation in favor of the merger agreement, the merger and the related transactions, the Crown board of trustees considered a number of positive and negative factors relating to the merger, including the following, no one of which was determinative:

        Positive Factors:

  •
  access to properties having stronger operating fundamentals and greater tenant diversification;

  •
  PREIT's experience in and perceived capability to create value in middle-market retail properties;

  •
  greater financial flexibility and liquidity;

  •
  announcement of post-merger increase in PREIT's quarterly cash dividends;

  •
  tax-free nature of the transaction;

  •
  representation on the board of trustees of the combined company;

  •
  reduction of interest of the largest holder of Crown common shares;

  •
  absence of other substantive proposals from potential acquirors or combination partners; and

  •
  opinion of Wachovia Capital Markets, LLC.

        Negative Factors:

  •
  risk that the benefits of the merger may not be realized;

  •
  potential integration difficulties;

  •
  risk that the merger may not be completed;

  •
  termination fee;

  •
  negative effect of the merger on Crown's ability to retain key employees;

  •
  possible future decreases in the value of PREIT common shares;

  •
  risk of valuation changes as a result of a fixed exchange ratio;

  •
  disproportionate representation on the board of trustees of the combined company;

  •
  lower dividends; and

  •
  expectation that a greater percentage of dividends would be taxable.

        To review the background and Crown's reasons for the merger in greater detail, as well as some risks related to the merger, see "The Merger—Crown's Reasons for the Merger; Recommendation of the Crown Board" beginning on page 51.

Fairness Opinions

PREIT (see page 44)

        In deciding to adopt and approve the merger agreement, the merger and the related transactions, the PREIT board considered the oral opinion, delivered May 13, 2003, of its financial advisor, Lehman Brothers Inc., that, as of that date, and based upon and subject to the factors and assumptions set forth in its written opinion of the same date, the weighted average exchange ratio of 0.3225 is fair to PREIT from a financial point of view. The "weighted average exchange ratio" is the weighted average of the exchange ratio of 0.3589 to be paid by PREIT for the Crown common shares and the exchange ratio of 0.2053 to be paid by PREIT for the Crown Partnership Units held by Crown Investments Trust and Crown American Investment Company pursuant to the merger and the related transactions. The Lehman Brothers opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lehman Brothers in connection with its opinion, is attached as Annex B to this document. We encourage PREIT shareholders to read this opinion carefully. This opinion does not, however, constitute a recommendation as to how any PREIT shareholder should vote with respect to the merger agreement, the merger and the related transactions.

Crown (see page 56)

        In deciding to adopt and approve the merger agreement, the merger and the related transactions, the Crown board considered the oral opinion, delivered May 13, 2003, of its financial advisor, Wachovia Capital Markets, LLC, or Wachovia Securities, that, as of that date, and subject to and based upon the assumptions made, procedures followed, matters considered and limitations of the review undertaken, the consideration to be received by holders of Crown common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders of Crown common shares. This opinion was later confirmed in writing as of May 13, 2003. The Wachovia Securities opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wachovia Securities in connection with its opinion, is attached as Annex C to this document. We encourage Crown shareholders to read this opinion carefully. This opinion does not, however, constitute a recommendation as to how any Crown shareholder should vote with respect to the merger agreement, the merger and the related transactions.

Risks Associated with the Merger (see page 19)

        The boards of trustees of PREIT and Crown believe that the merger is in the best interests of their respective shareholders. There are, however, risks associated with the merger that you should consider in deciding how to vote. These risks include, among others:

  •
  the fact that the value of the PREIT common shares Crown shareholders will receive in the merger will fluctuate during the period before the merger;

  •
  the potential inability of PREIT to integrate successfully Crown's portfolio and its recent purchase of six shopping malls from The Rouse Company and to realize the intended benefits of the merger and the shopping mall purchase;

  •
  the potential adverse effect on PREIT's operating performance following the merger if PREIT chooses not to sell certain assets acquired from Crown in the merger;

  •
  the fact that Crown's outstanding debt obligations will increase PREIT's leverage and affect PREIT's future financial condition and operating results;

  •
  the fact that the trustees and executive officers of Crown may have interests in, and will receive benefits from, the merger that are different from, or in addition to, and, therefore may conflict with, the interests of the Crown shareholders in the merger;

  •
  the fact that PREIT and Crown have already incurred substantial expenses in connection with the merger, and may incur additional expenses if the merger is not completed;

  •
  the fact that Crown or PREIT may be required to pay a termination fee of $20 million under specified circumstances; and

  •
  the fact that PREIT or Crown may be required to reimburse either $7 million or $3.5 million of the other party's expenses if the merger agreement is terminated under specified circumstances.

The Merger Agreement (see page 72)

        The merger agreement is attached as Annex A to this document. We urge you to read the merger agreement because it is the legal document that governs the merger.

        The merger agreement contemplates the merger of Crown with and into PREIT, subject to the satisfaction of specified conditions. Following the merger, Crown will cease to exist. In the merger, holders of Crown common shares will receive, for each Crown common share issued and outstanding immediately prior to the merger, 0.3589 PREIT common shares. Holders of Crown 11% preferred shares will receive for each share issued and outstanding immediately before the merger, one PREIT 11% preferred share, which is identical in all material respects to the Crown 11% preferred shares.

        Crown Partnership will not be acquired by PREIT as part of the merger. However, substantially all of the assets and liabilities of Crown Partnership will be conveyed to PREIT Partnership through a series of related pre- and post-merger transactions, as described below.

The Pre-Merger Distribution (see page 69)

        The merger agreement contemplates that one business day prior to the merger, pursuant to a distribution agreement between Crown and Crown

Partnership, among other things, subject to the satisfaction of specified conditions, Crown Partnership will distribute to Crown, in complete liquidation of all of Crown's partnership interests in Crown Partnership, Crown's proportionate interest in all of Crown Partnership's assets and substantially all of Crown Partnership's liabilities. The distribution agreement is attached as Annex E to this document. We urge you to read this agreement.

The Contributions (see page 70)

        The merger agreement contemplates that, immediately following the effective time of the merger,

  (i)
  pursuant to a contribution agreement between PREIT Partnership and Crown Partnership, Crown Partnership will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership all of the assets held by Crown Partnership immediately following the merger, which will consist of those assets not distributed to Crown as part of the pre-merger distribution, and which will exclude a portion of Crown Partnership's interest in two partnerships that own 14 shopping malls, and PREIT Partnership will assume substantially all of Crown Partnership's liabilities and will issue to Crown Partnership PREIT Partnership Units, as described below, and

  (ii)
  pursuant to a contribution agreement between PREIT and PREIT Partnership, PREIT will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership substantially all of the assets of Crown Partnership distributed to Crown as part of the pre-merger distribution and acquired by PREIT from Crown in the merger, and PREIT Partnership will assume all of the liabilities of Crown Partnership assumed by Crown as part of the pre-merger distribution and transferred to PREIT in the merger and will issue PREIT Partnership Units to PREIT.

        As part of the post-merger contributions, subject to the satisfaction of specified conditions, Crown Partnership will receive, for each outstanding Crown Partnership Unit immediately following the pre-merger distribution, approximately 0.2053 PREIT Partnership Units.

        The excluded portion of Crown's interest in two partnerships is subject to a put-call arrangement between Crown Partnership and PREIT Partnership after the merger. Under that put-call arrangement, PREIT Partnership will have the right to require Crown Partnership to contribute the excluded interests to PREIT Partnership following the 36th month after the closing of the merger and Crown Partnership will have the right to contribute the excluded interests to PREIT Partnership following the 40th month after the closing of the merger.

        The contribution agreements are attached as Annexes F and G to this document. We urge you to read these agreements.

Conditions to the Merger (see page 88)

        Prior to the pre-merger distribution and the merger, a number of conditions must be satisfied. These include:

  •
  the approval of the merger agreement and the transactions contemplated by the merger agreement by PREIT common shareholders and by Crown common shareholders;

  •
  the approval of the merger by a specified number of affirmative votes of certain holders of outstanding PREIT Partnership Units who are entitled to vote on the merger. For this purpose, the votes of the holders of units entitled to vote on the merger will be considered together with the PREIT common shareholders as a single class. The exact number of required affirmative votes by such holders will depend on the number of affirmative votes received from the holders of PREIT common shares at the PREIT special meeting. As of the record date, holders of over 68% of the PREIT Partnership Units entitled to vote on the merger have agreed to vote their PREIT Partnership Units in favor of the merger. This percentage of units will be sufficient to approve the merger under the terms of PREIT Partnership's limited partnership agreement assuming the merger is also approved by the affirmative vote of a majority of the votes cast by PREIT shareholders at the PREIT special meeting;

  •
  the approval of the merger agreement and the transactions contemplated by the merger agreement by Crown Investments Trust and Crown American Investment Company, as limited partners of Crown Partnership. Crown Investments Trust and Crown American Investment Company also have agreed to vote in favor of the merger;

  •
  the delivery of opinions by Hogan & Hartson L.L.P., special counsel to PREIT, and Reed Smith LLP, counsel to Crown, that the merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code, which opinions also were delivered at the time the merger agreement was executed;

  •
  the delivery of opinions (1) by Drinker Biddle & Reath LLP, counsel to PREIT, regarding the REIT status of PREIT and (2) by Reed Smith LLP, counsel to Crown, regarding the REIT status of Crown and the partnership status of Crown Partnership;

  •
  the absence of a court order or law preventing the completion of the merger; and

  •
  other customary closing conditions.

        Where the law permits, PREIT or Crown could decide to complete the merger even though one or more conditions were not satisfied. By law, neither PREIT nor Crown can waive:

  •
  the requirement that PREIT common shareholders and Crown common shareholders approve the merger agreement and the transactions contemplated by the merger agreement;

  •
  the requirement that certain holders of PREIT Partnership Units who are entitled to vote on the merger approve the merger agreement and the transactions contemplated by the merger agreement. For this purpose, the votes of the holders of units entitled to vote on the merger will be considered together with the PREIT common shareholders as a single class;

  •
  the requirement that Crown Investments Trust and Crown American Investment Company, as limited partners of Crown Partnership, approve the merger agreement and the transactions contemplated by the merger agreement; or

  •
  any court order or law preventing the closing of the merger.

        Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the board of trustees of PREIT or Crown. If PREIT or Crown waived compliance with one or more of the other conditions and the condition was deemed material to a vote of PREIT common shareholders and/or Crown common shareholders, PREIT and/or Crown would have to resolicit shareholder approval before closing the merger. The condition requiring delivery of opinions that the merger qualifies as a reorganization will not be waived.

Termination of the Merger Agreement; Termination Fees (see page 91)

        The merger agreement contains provisions addressing the circumstances under which PREIT or Crown may terminate the merger agreement. In addition, the merger agreement provides that, in specified circumstances, PREIT or Crown may be required to pay to the other a termination fee of $20 million. The merger agreement also provides that under specified circumstances, PREIT or Crown may be required to reimburse either $7 million or $3.5 million of the other party's expenses if the merger agreement is terminated under specified circumstances.

        To the extent that the termination results from specified breaches by any party of any of its representations, warranties, covenants or agreements contained in the merger agreement, nothing in the merger agreement will limit a party's liability for breach by the party of its representations, warranties, covenants or agreements contained in the merger agreement.

Structure Diagrams

        The following diagrams depict in summary form the structure of PREIT and Crown as of September 30, 2003, and at each of the different stages contemplated by the merger and the related transactions.

  •
  The first diagram labeled "Current Structure" shows the structure of PREIT and Crown as of September 30, 2003.

  •
  The second diagram labeled "Immediately After the Pre-Merger Distribution" shows the structure of PREIT and Crown immediately after the distribution by Crown Partnership to Crown, in complete liquidation of all of Crown's partnership interests in Crown Partnership, of Crown's proportionate interest in all of Crown Partnership's assets subject to Crown's proportionate share of substantially all of Crown Partnership's liabilities. This distribution will take place one business day prior to the merger, subject to the satisfaction of specified conditions. At that stage, the structure of PREIT is unchanged. For more information, please see "The Merger Agreement—The Distribution Agreement" beginning on page 103.

  •
  The third diagram labeled "Immediately After the Merger" shows the structure of the combined company immediately after the merger of Crown into PREIT and prior to the contributions described below.

  •
  The fourth diagram labeled "Final Structure (After the Contributions)" shows the structure of the combined company immediately after

  •
  the contribution by Crown Partnership to PREIT Partnership of all of the assets held by Crown Partnership immediately following the merger, which will consist of those assets not distributed to Crown as part of the pre-merger distribution described above, and which will exclude a portion of Crown Partnership's interest in two partnerships that own 14 shopping malls, and the assumption by PREIT Partnership of substantially all of Crown Partnership's liabilities and the issuance to Crown Partnership of PREIT Partnership Units, and

  •
  the contribution by PREIT to PREIT Partnership of substantially all of the assets of Crown Partnership distributed to Crown as part of the pre-merger distribution described above and acquired by PREIT from Crown in the merger, and the assumption by PREIT Partnership of the liabilities of Crown Partnership assumed by Crown as part of the pre-merger distribution described above and transferred to PREIT in the merger and the issuance to PREIT of PREIT Partnership Units. These two contributions will take place concurrently immediately following the merger. The excluded 11% interest in the capital and 1% interest in the profits of two partnerships will be subject to a put-call arrangement between Crown Partnership and PREIT Partnership. For more information, please see "The Merger Agreement—The Contribution Agreements" beginning on page 104.

Current Structure

Immediately After the Pre-Merger Distribution:

Immediately After the Merger:

Final Structure (After the Contributions):

Regulatory Approvals (see page 70)

        No material federal or state regulatory requirements must be complied with or approvals must be obtained by PREIT, PREIT Partnership, Crown or Crown Partnership in connection with the merger.

No Dissenters' Rights (see page 70)

        Crown common and preferred shareholders and PREIT shareholders have no rights to dissent and receive an appraised value of their shares in the merger.

Accounting Treatment (see page 70)

        The merger will be treated as a purchase for financial accounting purposes.

Material Tax Consequences of the Merger (see page 118)

        For U.S. federal income tax purposes, a Crown shareholder will not recognize any gain or loss as a result of the exchange of the Crown shares for the PREIT shares except to the extent of any cash received in lieu of a fractional share. A Crown shareholder will have an aggregate tax basis in the PREIT shares received in the merger equal to the shareholder's aggregate basis in the Crown shares exchanged for the PREIT shares and the shareholder's holding period for the PREIT shares received in the exchange will include the holding period of the Crown shares exchanged therefor. For U.S. federal income tax purposes, PREIT shareholders will not recognize either gain or loss as a result of the merger.

Trustees and Executive Officers of PREIT After the Merger (see page 64)

        Following the merger, the nine current trustees of PREIT, including Mr. Roberts if he is elected at the special meeting, will remain as trustees of the combined company. In addition, following the merger, Mark E. Pasquerilla and Donald F. Mazziotti will become trustees of the combined company. Messrs. Pasquerilla and Mazziotti will be appointed at the first regular meeting of PREIT's board of trustees following the effective time of the merger.

        Following the merger, the current executive officers of PREIT will remain as executive officers of PREIT. No current executive officers of Crown will become executive officers of PREIT following the merger.

Interests of Trustees and Executive Officers of Crown and PREIT in the Merger (see page 65)

        In considering the recommendation of the Crown board with respect to the merger, Crown shareholders should be aware that some Crown trustees and executive officers have interests in the merger that differ from, or are in addition to, the interests of Crown shareholders generally.

        Trustees of PREIT After the Merger.    Under the merger agreement, Mr. Pasquerilla, Crown's chairman, chief executive officer and president, and Mr. Mazziotti, a member of Crown's board of trustees, will become members of the PREIT board of trustees in connection with the merger.

        Indemnification and Insurance.    The merger agreement provides that PREIT and PREIT Partnership will provide exculpation and indemnification for officers, directors and trustees of Crown or any Crown subsidiary which is the same as the exculpation and indemnification provided by Crown and Crown Partnership immediately before completion of the merger, with specified limited exceptions. The merger agreement also provides that PREIT and PREIT Partnership will indemnify and hold harmless those persons after the merger to the fullest extent permitted by law. In addition, PREIT has agreed to purchase directors' and officers' liability insurance coverage for the benefit of those individuals currently covered by Crown's insurance for a period of six years after the merger.

  Equity-Based Awards.

        Crown Trustees. One of the four Crown trustees who are not employees of Crown holds an aggregate of 30,000 options to purchase Crown common shares with a weighted average exercise price of $7.58 per share. As of the effective time of the merger, all of these options automatically will be converted into options to purchase a number of PREIT common shares equal to the number of Crown options multiplied by the exchange ratio of 0.3589, with an exercise price equal to the exercise price of the Crown options divided by 0.3589. All of these options already are vested according to their terms, and the substituted PREIT options will remain exercisable until the earlier of six months after the effective time of the merger or the expiration date of the original Crown options. The expiration date will be determined without regard to the trustee's resignation or termination of service.

        Crown Executive Officers. The eight Crown executive officers, three of whom also are Crown trustees, are employed by Crown Partnership and seven of these executive officers hold vested options to purchase an aggregate of 552,000 units of limited partner interest in Crown Partnership, which we refer to as Crown Partnership Units, with a weighted average exercise price of $7.60 per unit and unvested options to purchase an aggregate of 171,000 Crown Partnership Units with a weighted average exercise price of $5.73 per unit. Mark E. Pasquerilla never participated in Crown's option plan and holds no options. As of the effective time of the merger, all of these options automatically will be converted into options to purchase a number of PREIT common shares equal to the number of Crown Partnership options multiplied by the exchange ratio of 0.3589, with an exercise price equal to the exercise price of the Crown Partnership options divided by 0.3589, and will be treated as follows:

  •
  if the Crown executive officer is hired by PREIT and remains an employee of PREIT on the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the Crown executive officer's unvested options will vest on that date. These options, together with the Crown executive officer's previously vested options, will remain exercisable according to their original terms as if the Crown executive officer's employment with Crown Partnership had not terminated;

  •
  if the Crown executive officer is hired by PREIT but his employment is terminated by PREIT other than for cause before the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the Crown executive officer's unvested options will vest on the date of termination. These options will remain exercisable until the earlier of six months after the termination or the scheduled expiration date of the option, and the Crown executive officer's previously vested options will remain exercisable for the period following such termination provided for by the terms of the options; or

  •
  if the Crown executive officer is not offered employment with PREIT or is offered employment by PREIT at a location that is more than 25 miles from his position with Crown Partnership or conditioned upon a material reduction in pay and the Crown executive officer does not accept the offer, then the Crown Partnership executive officer's unvested options will vest at the effective time of the merger. These options, together with his previously vested options, will remain exercisable until the earlier of six months after the effective time of the merger or the scheduled expiration date of the options. The scheduled expiration date will be determined without regard to the executive officer's termination of employment.

        Employment Continuation Agreements.    Crown Partnership has entered into "employment continuation agreements" with the eight Crown executive officers that provide for severance benefits under specified circumstances in the event of a change of control or a potential change of control. Upon completion of the merger and regardless of whether the Crown executive officers are hired by PREIT, the Crown executive officers will be entitled to, and PREIT will be required to provide, cash severance payments and the continuation of benefits to the Crown executive officers as provided in the employment continuation agreements. Under the employment continuation agreements, the eight executive officers of Crown will be entitled to receive cash payments and benefits, estimated assuming that the merger will close on November 13, 2003, ranging from approximately $342,000 to $1.14 million, or approximately $5.1 million in the aggregate.

        If any amount or benefit paid to an executive officer under his employment continuation agreement or otherwise would result in an excise tax imposed by Section 4999 of the Internal Revenue Code, and if the executive officer would receive a greater net after-tax amount if the total amount payable to the executive officer were reduced by the amount necessary to avoid triggering the excise tax, then the amount payable to the executive officer under the employment continuation agreement will be reduced by the amount necessary to avoid triggering the excise tax. Neither Crown nor PREIT has made a final determination that any reduction to payments will be required to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code.

        Arrangements with Mark E. Pasquerilla and Affiliates.    PREIT has entered into, or will enter into in connection with the merger, various arrangements with Mark E. Pasquerilla and certain affiliates of Mr. Pasquerilla, including a tax protection agreement, a shareholders agreement, a registration rights agreement, an indemnification agreement, a non-competition agreement and a standstill agreement. See "Agreements with Mark E. Pasquerilla and Affiliates" beginning on page 109.

        Arrangements with Edward A. Glickman.    In considering the recommendation of the PREIT board with respect to the merger, PREIT shareholders should be aware that, as described below, Edward A. Glickman, executive vice president and chief financial officer of PREIT, may have interests in the merger that are in addition to the interests of PREIT shareholders generally. Mr. Glickman holds 5,000 restricted shares, 10,000 dividend equivalent rights and 20,000 options to purchase PREIT common shares scheduled to vest on January 1, 2004 which will automatically vest immediately upon the merger. In addition, under the terms of Mr. Glickman's employment agreement, Mr. Glickman is entitled to terminate his employment with PREIT for good reason as a result of the merger, entitling him, among other things, to a payment of three times the sum of his current salary plus the average of his annual bonus over the last three years if he is not offered a new three year employment agreement following the merger providing for the same title and responsibilities and the same or greater compensation and benefits as in effect immediately before the change of control.

Crown and PREIT Voting Agreements

        Mark E. Pasquerilla and two of his affiliates and each of the independent trustees and executive officers of Crown (except for Ronald P. Rusinak and John A. Washko) have entered into a voting agreement with PREIT and PREIT Partnership and each of the independent trustees and executive officers of PREIT has entered into a voting agreement with Crown and Crown Partnership agreeing to vote all Crown common shares and, as applicable, Crown Partnership Units, and PREIT common shares and, as applicable, PREIT Partnership Units, owned of record, respectively, by each of them as of the record date for the applicable special meeting in favor of the merger proposal.

        As of the record date for the Crown special meeting, the independent trustees and executive officers of Crown (except for Ronald P. Rusinak and John A. Washko) and Mark E. Pasquerilla and his affiliates owned a total of 3,261,835 Crown common shares (3,129,625 of which were owned by Mr. Pasquerilla and his affiliates) representing approximately 10.03% of the outstanding Crown common shares. As of the record date for the Crown special meeting, Mr. Pasquerilla and his affiliates owned a total of 9,956,398 Crown Partnership Units, representing 100% of the outstanding Crown Partnership Units other than those owned by Crown. As of the record date for the PREIT special meeting, the independent trustees and executive officers of PREIT owned a total of 830,882 PREIT common shares representing approximately 3.54% of the outstanding PREIT common shares. As of the record date for the PREIT special meeting, the independent trustees and executive officers of PREIT owned a total of 951,757 PREIT Partnership Units entitled to vote on the merger, representing over 68% of the PREIT Partnership Units entitled to vote on the merger.

Comparative Per Share Market Price (see page 117)

        PREIT common shares are listed on the New York Stock Exchange under the symbol "PEI" and Crown common shares are listed on the New York Stock Exchange under the symbol "CWN". The following table presents the last reported sale price per PREIT common share and Crown common share, as reported on the New York Stock Exchange Composite Transaction reporting system on May 13, 2003, the last full trading day prior to the public announcement of the merger, and on

September 30, 2003, the last full trading day for which this information could be obtained prior to the date of this joint proxy statement/prospectus. The following table also presents the Crown common share equivalent based on the value of PREIT common shares on May 13, 2003, the last full trading day prior to the public announcement of the merger, and on September 30, 2003, the last full trading day for which this information could be obtained prior to the date of this joint proxy statement/prospectus multiplied by the 0.3589 exchange ratio.

Date	PREIT Common Shares	Crown Common Shares	Crown Common Share Equivalent
May 13, 2003	$28.00	$10.75	$10.05
September 30, 2003	$33.45	$11.90	$12.01

        You are encouraged to obtain current market quotations for PREIT and Crown common shares.

Differences in the Rights of Shareholders (see page 151)

        The rights of holders of Crown common and preferred shares currently are governed by the Maryland REIT Law and Crown's declaration of trust and by-laws. Following the closing of the merger, the rights of former holders of Crown shares who receive PREIT shares in the merger will be governed by Pennsylvania business trust law and PREIT's trust agreement and by-laws.

Summary Historical Consolidated Financial Data (see page F-1)

PREIT

        The following table sets forth selected consolidated and combined financial and operating data on a historical basis for PREIT. The selected operating data and cash flows data set forth below for the fiscal years ended December 31, 2002, 2001 and 2000 and the balance sheet data as of December 31, 2002 and 2001, have been derived from historical consolidated financial statements of PREIT, audited by KPMG LLP, independent auditors. The selected operating data and cash flows data set forth below for the fiscal years ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 2000, 1999 and 1998 have been derived from historical consolidated financial statements of PREIT, audited by Arthur Andersen LLP, who has ceased operations. The selected operating and cash flows data at and for the six months ended June 30, 2003 and 2002 have been derived from the unaudited financial statements of PREIT. You should read the following information together with the consolidated financial statements and financial statement notes of PREIT incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192.

	For the six months ended June 30,		For the fiscal years ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(Dollars in thousands, except per share data)
Operating Data:
Total revenues	$54,494	$33,382	$75,055	$62,334	$51,293	$42,847	$23,569
Income from continuing operations	9,773	4,016	11,838	11,613	24,245	11,856	10,601
Net income	149,615	8,169	23,678	19,789	32,254	20,739	23,185
Basic income from continuing operations per share	$0.59	$0.25	$0.73	$0.79	$1.81	$0.89	$0.80
Diluted income from continuing operations per share	0.58	0.25	0.72	0.79	1.81	0.89	0.80
Basic net income per share	9.02	0.51	1.47	1.35	2.41	1.56	1.74
Diluted net income per share	8.87	0.51	1.44	1.35	2.41	1.56	1.74
Weighted average number of shares outstanding:
Basic	16,579	16,072	16,162	14,657	13,403	13,318	13,297
Diluted	16,874	16,107	16,388	14,684	13,403	13,318	13,314
Cash Flows:
Net cash provided by operating activities	$33,601	$14,520	$28,541	$37,655	$44,473	$29,437	$31,302
Net cash (used in) investing activities	(4,774)	(23,937)	(24,047)	(25,428)	(36,350)	(64,873)	(159,734)
Net cash (used in) provided by financing activities	(33,668)	7,924	(1,199)	(8,060)	(9,197)	31,784	134,830
Balance Sheet Data (at end of period):
Investments in real estate, at cost	$967,930	$703,844	$739,429	$636,294	$612,266	$577,521	$509,406
Total assets	1,106,013	670,340	703,663	602,628	576,663	547,590	481,615
Total mortgage, bank and construction loans payable	647,738	428,643	450,551	360,373	382,396	364,634	302,276
Minority Interest	61,828	32,553	32,472	36,768	29,766	32,489	28,045
Total shareholders' equity	324,659	183,843	188,013	180,285	143,906	133,412	137,082

Crown

        The following table sets forth selected consolidated and combined financial and operating data on a historical basis for Crown. The selected operating data and cash flows data set forth below for the fiscal years ended December 31, 2002, 2001 and 2000 and the balance sheet data as of December 31, 2002 and 2001, have been derived from historical consolidated financial statements of Crown, audited by Ernst & Young LLP, independent auditors. The selected operating data and cash flows data set forth below for the fiscal years ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 2000, 1999 and 1998 have been derived from historical consolidated financial statements of Crown, audited by Arthur Andersen LLP, who has ceased operations. The selected operating and cash flows data at and for the six months ended June 30, 2003 and 2002 have been derived from the unaudited financial statements of Crown. You should read the following information together with the consolidated financial statements and financial statement notes of Crown incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192.

	For the six months ended June 30,		For the fiscal years ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(Dollars in thousands, except per share data)
Operating Data:
Total revenues	$99,908	$90,803	$186,004	$178,603	$173,186	$162,170	$151,196
Operating Costs:
Property operating expenses	(38,218)	(33,567)	(66,756)	(62,877)	(60,573)	(57,839)	(56,074)
Depreciation and amortization	(23,755)	(21,673)	(44,375)	(46,888)	(45,425)	(42,010)	(39,291)
General and administrative expenses	(5,978)	(2,870)	(6,822)	(5,393)	(5,093)	(4,663)	(4,971)
Restructuring costs	—	—	—	—	$(369)	$(2,251)	—

Operating income before interest	31,957	32,693	68,051	63,445	61,726	55,407	50,860
Interest expense	(25,411)	(25,317)	(50,736)	(52,702)	(54,306)	(47,955)	(42,325)
Loss on early extinguishment of debt	—	(4,314)	(4,314)	—	(243)	—	(22,512)
Gains on sale of property	83	94	369	437	700	1,761	1,210
Minority interest in operating partnership	(6,343)	(2,756)	(5,351)	(4,999)	(664)	1,734	8,363

Income (loss) from continuing operations before change in accounting method and discontinued operations	286	400	8,019	6,181	7,213	10,947	(4,404)
Cumulative effect of change in accounting method	—	—	—	—	—	—	(1,659)
Loss from discontinued operations	(14,022)	(417)	(304)	(975)	(1,234)	(1,672)	(2,576)

Net income (loss)	(13,736)	(17)	7,715	5,206	5,979	9,275	(8,639)
Dividends on preferred shares	(6,806)	(6,806)	(13,613)	(13,613)	(13,695)	(13,750)	(13,750)

Net (loss) applicable to common shares	$(20,542)	$(6,823)	$(5,898)	$(8,407)	$(7,716)	$(4,475)	$(22,389)

Per share data (after minority interest):
Loss from continuing operations before discontinued operations, net of preferred dividends	$(0.20)	$(0.23)	$(0.19)	$(0.28)	$(0.25)	$(0.10)	$(0.69)
Loss from discontinued operations	(0.44)	(0.02)	(0.01)	(0.04)	(0.04)	(0.07)	(0.10)
Cumulative effect of change in accounting method	—	—	—	—	—	—	(0.06)

Net (loss)	$(0.64)	$(0.25)	$(0.20)	$(0.32)	$(0.29)	$(0.17)	$(0.85)

Weighted average common shares outstanding—basic and diluted	32,110	26,918	29,480	26,208	26,208	26,208	26,393

Weighted average common shares and Crown Partnership Units outstanding—basic and diluted	40,018	36,874	39,436	36,164	36,164	36,164	36,317

Cash Flows:
Net cash provided by operating activities	$31,637	$19,600	$67,549	$68,392	$58,286	$56,939	$56,984
Net cash (used in) investing activities	(16,006)	(7,394)	(99,075)	(22,482)	(30,625)	(49,683)	(104,725)
Net cash (used in) provided by financing activities	(18,316)	(23,069)	(28,649)	(43,524)	(30,219)	(3,597)	51,781

	As of June 30,		As of December 31,
	2003	2002	2002	2001	2000	1999	1998
	(Dollars in thousands, except per share data)
Balance Sheet Data (at end of period):
Income-producing properties (before accumulated depreciation and amortization)	$1,281,481	$1,163,259	$1,271,742	$1,171,117	$1,157,998	$1,120,071	$1,071,564
Total assets	835,153	798,693	879,432	826,780	855,501	875,208	869,288
Total debt and liabilities	795,593	703,852	796,087	761,657	758,929	746,630	708,047
Minority Interest	—	(3,182)	(3,265)	(3,303)	(3,050)	2,727	11,724
Total shareholders' equity	39,560	94,841	83,345	65,123	96,572	125,851	149,517

Equivalent Per Share Data

        We have summarized below specified per common share information for our respective companies on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined amounts are based on the purchase method of accounting. The Crown per common share pro forma combined equivalents are calculated by multiplying the pro forma combined per common share amounts by the common share exchange ratio of 0.3589. You should read the following information together with the consolidated financial statements and historical and pro forma financial statements included or incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192.

	For the six months ended June 30, 2003		For the year ended December 31, 2002
	Basic	Diluted	Basic	Diluted
Income (loss) from continuing operations per common share before extraordinary items:
PREIT	$0.59	$0.58	$0.73	$0.72
Crown	(0.20)	(0.20)	(0.19)	(0.19)
PREIT and Crown pro forma combined before extraordinary items	0.40	0.40	1.45	1.43
Crown pro forma combined equivalent	0.14	0.14	0.52	0.51
	For the six months ended June 30, 2003	For the year ended December 31, 2002
Cash distributions declared per common share:
PREIT	$1.02	$2.04
Crown	0.43	0.85
PREIT and Crown pro forma combined	1.08	2.16
Crown pro forma combined equivalent	0.39	0.78
Shareholders' equity (book value) per common share (at end of period):
PREIT	$19.28	$11.26
Crown	(2.61)	(1.26)
PREIT and Crown pro forma combined	26.74	N/A
Crown pro forma combined equivalent	9.60	N/A

Summary Unaudited Pro Forma Condensed Combined Financial Data (see page F-1)

        The following table sets forth the summary unaudited pro forma condensed combined financial data for PREIT and Crown as a combined entity, giving effect to PREIT's recently completed transactions and PREIT's merger with Crown as if they had occurred on the dates indicated after giving effect to the pro forma adjustments. The unaudited pro forma financial information assumes that the completed transactions and the merger with Crown were completed as of June 30, 2003 for the purposes of the unaudited pro forma consolidated balance sheet data and as of the beginning of the periods presented for purposes of the unaudited pro forma consolidated operating data. The unaudited pro forma financial information does not take into account the effects of PREIT's recently completed equity offering. See "PREIT Recent Developments—Equity Offering" on page 27.

        You should read the information below together with all other financial information and analysis presented or incorporated by reference in this joint proxy statement/prospectus, including the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and PREIT and Crown's historical financial statements and related notes incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 192. The unaudited pro forma consolidated financial information is presented for information purposes only and does not purport to represent what the combined company's operating data or balance sheet data would have been had the indicated transactions been completed on the dates indicated above, or to project the combined company's operating results or financial position for any future period. The unaudited pro forma adjustments are based on available information and upon assumptions that PREIT believes are reasonable.

	Pro Forma for the six months ended June 30, 2003	Pro Forma for the year ended December 31, 2002
Operating Data:
Revenues
Real estate revenue
Base rent	$130,057	$261,677
Expense reimbursements	61,763	115,973
Percentage rent	4,135	10,476
Lease termination revenue	1,278	3,427
Other real estate revenue	3,559	6,395

Total real estate revenue	200,792	397,948
Management company revenue	6,648	11,453
Interest and other income	335	711

Total revenues	207,775	410,112

Expenses
Property operating expenses	(75,800)	(143,108)
Depreciation and amortization	(46,536)	(85,597)
General and administrative expenses	(19,576)	(31,079)

	(141,912)	(259,784)
Interest expense	(54,157)	(104,584)
Equity in income of partnerships and joint ventures	2,953	5,748
Gains on sales of interests in real estate	5,596	10,041

Income before minority interest and discontinued operations	20,255	61,533
Minority interest in properties	(413)	(1,244)
Minority interest in operating partnership	(1,734)	(6,441)

Income from continuing operations	$18,108	$53,848

Basic income from continuing operations per share	$0.40	$1.45
Diluted income from continuing operations per share	$0.40	$1.43
Weighted average number of shares outstanding:
Basic	28,092	27,675
Diluted	28,538	28,052
Balance Sheet Data (at the end of period):
Investments in real estate, at cost	$2,449,256
Total assets	2,590,415
Total debt	1,552,532
Minority interest	158,308
Total shareholders' equity	757,348

RISK FACTORS

        In addition to the information which is incorporated by reference in this joint proxy statement/prospectus from PREIT's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2003 and the other information included in this document, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements" on page 25 you should carefully consider the following risk factors before deciding whether or not to approve the merger agreement, the merger and the related transactions.

Crown common shareholders may receive PREIT common shares in the merger with a market value lower or higher than expected.

        Crown common shareholders will receive 0.3589 PREIT common shares in the merger for each Crown common share they own at the time of the closing of the merger. The market price of PREIT common shares at the time of the merger closing may vary significantly from the price on the date of the merger agreement signing or from the price on either the date of this joint proxy statement/prospectus or the date of the PREIT and Crown special meetings. These price variations may arise due to, among other things, changes in the business, operations, financial condition and prospects of PREIT, market assessments of the likelihood that the merger will be completed and the timing of its completion, demand for retail space in the Mid-Atlantic region and other markets, the financial condition of current or prospective tenants, interest rates, general market and economic conditions, factors affecting the retail industry in general and other factors. During the 12-month period ending on September 30, 2003, the most recent date practicable before the mailing of this joint proxy statement/prospectus, the closing price per share of PREIT common shares varied from a low of $23.18 to a high of $33.45 and ended that period at $33.45. Historical trading prices are not necessarily indicative of future performance.

        The exchange ratio for Crown common shares to be converted into PREIT common shares in the merger was fixed at the time of the signing of the merger agreement and will not be adjusted based on changes in the trading price of PREIT common shares or Crown common shares before the closing of the merger. The merger agreement does not provide Crown or PREIT the right to terminate the merger agreement based upon fluctuations in the market price of PREIT common shares. Accordingly, increases in the market price of the PREIT common shares when compared with the market price at the time the merger agreement was signed could cause the total value of the consideration to be paid by PREIT to Crown common shareholders in the merger to be higher than expected, resulting in PREIT effectively paying a higher than expected amount in the merger. Alternatively, decreases in the market price of PREIT common shares when compared with the market price at the time the merger agreement was signed could cause Crown common shareholders to receive PREIT common shares in the merger with a market value lower than expected.

The operations of PREIT and Crown may not be integrated successfully and intended benefits of the merger may not be realized, which could materially harm the combined company's operating results and financial condition.

        The merger involves the integration of two large and complex real estate businesses that currently operate independently. PREIT has retained the services of Generative Leadership Group and PricewaterhouseCoopers, LLP to assist with the integration of the Crown assets and personnel. In addition, PREIT recently acquired six shopping malls from The Rouse Company, which also must be integrated into PREIT's existing operations. Following the merger and the related transactions, the gross leasable area of PREIT owned, managed or leased retail properties will be approximately 115% higher than it was prior to the Rouse shopping mall acquisition. PREIT also recently completed the sale of all 19 properties in its multifamily portfolio. See "PREIT Recent Developments" on page 27.

        The integration efforts required in connection with the merger and the Rouse shopping mall acquisition, together with PREIT's continuing efforts to transform its strategic focus to ownership of retail properties, are substantial and may cause disruptions in PREIT's operations and divert management's attention away from day-to-day operations, which could impair PREIT's relationships with its current tenants and employees. In addition, the Crown merger poses specific risks for the ongoing operations of PREIT following completion of the merger, including that:

  •
  PREIT may not achieve the expected operating efficiencies, value-creation potential, economies of scale or other benefits;

  •
  PREIT may not have adequate financial, personnel and other resources to successfully handle its substantially increased operations;

  •
  PREIT may not be successful in leasing space in Crown properties acquired in the merger;

  •
  PREIT may not be able to successfully take advantage of or maintain Crown's relationships with tenants, in particular if key personnel of Crown with longstanding relationships with Crown tenants terminate their employment or are terminated in connection with the merger;

  •
  the combined portfolio may not perform at the level PREIT anticipates;

  •
  PREIT may experience difficulties and incur unforeseen expenses in connection with assimilating and retaining Crown employees and assimilating Crown's business and properties; and

  •
  PREIT may experience problems and incur unforeseen expenses in connection with upgrading and expanding its systems and processes required as a result of the Rouse acquisition and the Crown merger.

        If PREIT fails to integrate successfully Crown and/or fails to realize the intended benefits of the merger, PREIT's operating results and financial condition following completion of the merger may be materially harmed.

PREIT's operating performance may be adversely affected following the merger if PREIT chooses not to sell specified assets acquired in the merger.

        As a result of the merger, PREIT will acquire six Crown properties which have occupancy rates and sales volume substantially lower than that of the remainder of Crown's properties being acquired in the merger. As of June 30, 2003, these six non-core assets had an in-line occupancy rate of approximately 76.8%. In-line sales for the year ended December 31, 2002 were approximately $217 per square foot. The remaining 20 Crown wholly-owned malls had an in-line occupancy rate as of June 30, 2003 of approximately 93.7%. In-line sales for the year ended December 31, 2002 were approximately $286 per square foot. After the merger, PREIT intends to pursue the reposition and potential disposition of these properties. PREIT currently expects to make investments in some of these properties in order to reposition them for potential sale. However, PREIT cannot predict whether it will be able to sell any property for the price or on the terms set by PREIT. PREIT also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, whether or not PREIT ultimately sells these properties, it may not recover its investment in these properties, which could harm its financial condition.

Crown's outstanding debt obligations could materially adversely affect PREIT's future financial condition and operating results.

        As of June 30, 2003, Crown had approximately $753.7 million in total debt outstanding, all of which was secured by its real estate assets and $174.7 million of which was subject to variable interest rates. This excludes Crown's pro rata portion of the $18.4 million of outstanding debt on the Palmer

Park Mall Venture, a joint venture between PREIT and Crown which holds title to the Palmer Park Mall. As part of the merger, PREIT will assume the debt of Crown, which will increase PREIT's debt to total market capitalization from approximately 46.5% to approximately 52.8% (giving effect to PREIT's recently completed equity offering). See "PREIT Recent Developments—Equity Offering" on page 27. While PREIT currently expects to repay a portion of Crown's outstanding debt with proceeds from additional debt financings which PREIT is currently negotiating with prospective lenders, we cannot assure you that PREIT can obtain additional debt financings on favorable terms, or at all. Following the merger, PREIT will also be obligated to pay a quarterly dividend to the holders of the newly issued PREIT 11% preferred shares of $1.375 per share. PREIT's increased leverge as a result of the Crown merger could have negative consequences to PREIT shareholders, including:

  •
  requiring PREIT to use a significant portion of its cash flow from operations to make interest and principal payments on debt rather than for other purposes such as working capital, capital expenditures or dividends;

  •
  harming PREIT's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes;

  •
  limiting PREIT's flexibility to plan for or react to changes in business and economic conditions; and

  •
  making PREIT more vulnerable to a downturn in its business or the economy generally.

        As a result of these debt obligations, PREIT may not have sufficient cash flow from operations to meet required payments of principal and interest, pay distributions on its securities at the recently announced increased rates, which could affect its ability to qualify as a REIT, or make necessary investments in new business initiatives, including investments necessary to reposition the six non-core Crown assets for sale.

        PREIT's ability to refinance Crown's debt may be adversely affected by increases in interest rates. In addition, higher interest rates would increase PREIT's interest expense under the variable interest rate debt assumed from Crown.

If the merger does not qualify as a tax free reorganization, Crown shareholders may recognize a taxable gain.

        Neither Crown nor the Crown shareholders are expected to recognize taxable gain as a result of the merger because the merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. PREIT and Crown received legal opinions dated as of May 13, 2003 that the merger will be treated as a tax-free reorganization and the delivery of opinions reaffirming these opinions on the date of the pre-merger transactions is a condition to the merger. However, these legal opinions will not be binding on the Internal Revenue Service. If for any reason the merger does not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, then each Crown shareholder would recognize gain or loss equal to the difference between the sum of the fair market value of the PREIT common shares and PREIT 11% preferred shares and cash in lieu of fractional shares received by the shareholder in the merger and the shareholder's adjusted tax basis in the Crown shares exchanged therefor. See "Material Federal Income Tax Consequences Relating to the Merger" on page 118.

The merger will result in reductions in distributions per share for Crown common shareholders after the merger.

        Assuming PREIT makes quarterly cash dividends at the recently announced rate of $0.54 per share after the merger, this dividend, from a Crown common shareholder's perspective, would be equivalent to a quarterly distribution payment of $0.1938 per Crown common share based on the exchange ratio of 0.3589, which is approximately 9.86% less than Crown's most recent quarterly dividend of $0.2150 per common share.

The trustees and executive officers of Crown, including Mark E. Pasquerilla, have interests in the completion of the merger that may conflict with the interests of the securityholders of Crown.

        In considering the recommendation of the Crown board of trustees with respect to the principal terms of the merger, the merger agreement and the related transactions, Crown shareholders should consider that some Crown trustees and executive officers, including Mr. Pasquerilla, chairman, chief executive officer and president of Crown, have interests in and will receive benefits from the merger that differ from, or are in addition to, and therefore may conflict with the interests of Crown shareholders generally, including the following:

  •
  Mr. Pasquerilla and Mr. Mazziotti will become trustees of PREIT;

  •
  As of September 1, 2003, seven of the eight Crown executive officers, three of whom also are Crown trustees, hold vested options to purchase an aggregate of 552,000 Crown Partnership Units with a weighted average exercise price of $7.60 per unit, and unvested options to purchase an aggregate of 171,000 Crown Partnership Units with a weighted average exercise price of $5.73 per unit. As of the effective time of the merger, all of these options automatically will be converted into options to purchase a number of PREIT common shares equal to the number of Crown Partnership options multiplied by the exchange ratio of 0.3589, with an exercise price equal to the exercise price of the Crown Partnership options divided by 0.3589. All or substantially all of the unvested options held by the Crown executive officers are expected to vest in connection with the merger;

  •
  Eight executive officers of Crown will be entitled to receive estimated cash payments and benefits ranging from approximately $342,000 to $1.14 million, or approximately $5.1 million in the aggregate under employment continuation agreements entered into with Crown Partnership;

  •
  Mr. Pasquerilla and specified affiliates of Mr. Pasquerilla have entered into various arrangements with PREIT in which they hold specified rights, including a tax protection agreement, a shareholders agreement, a registration rights agreement, an indemnification agreement, a non-competition agreement and a standstill agreement. See "Agreements with Mark E. Pasquerilla and Affiliates" beginning on page 109; and

  •
  Current and former officers and trustees of Crown have continuing rights to indemnification with respect to acts and omissions in their capacities as Crown trustees and officers and are entitled to directors' and officers' insurance coverage for a period of six years following the merger under the terms of the merger agreement.

PREIT or Crown may incur substantial expenses and payments if the merger does not occur, which could materially harm their financial condition and discourage other potential acquirors of Crown which might otherwise be desirable to Crown's shareholders.

        PREIT and Crown already have incurred substantial expenses in connection with the merger. Neither PREIT nor Crown can assure you that the merger will be consummated. The merger agreement provides for Crown or PREIT to pay a termination fee of $20 million if the merger agreement is terminated by Crown or PREIT under specified circumstances. The merger agreement also provides for Crown or PREIT to pay termination expenses of $7 million if the merger agreement is terminated by Crown or PREIT under specified circumstances or $3.5 million if the merger agreement is terminated under other specified circumstances. Any of these payment obligations could materially harm the financial condition of the company incurring the payment obligations.

        The $20 million termination fee represents approximately 1.53% of the approximate $1.304 billion market capitalization of Crown and approximately 1.26% of the approximate $1.592 billion market capitalization of PREIT at the time of signing of the merger agreement. This $20 million termination fee may discourage some third party proposals to acquire Crown that Crown shareholders may otherwise find desirable to the extent that a potential acquiror would not be willing to assume the $20 million termination fee. The $20 million termination fee also could adversely affect the ability of PREIT to engage in another transaction that did not include the Crown merger if PREIT incurred such payment obligation upon a termination. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 91.

After the merger, Mr. Pasquerilla will exercise influence over PREIT and may delay, defer or prevent PREIT from taking actions that would be beneficial to its shareholders.

        Prior to the merger, no shareholder of PREIT owned more than 5% of PREIT's outstanding common shares on a fully diluted basis assuming the redemption of PREIT Partnership Units for PREIT common shares. Following the merger, Mr. Pasquerilla and his affiliates will own approximately 6.31% of PREIT's outstanding common shares assuming the redemption of their PREIT Partnership Units for PREIT common shares. Mr. Pasquerilla also will become a member of the board of trustees. Accordingly, Mr. Pasquerilla may be able to exercise influence over the outcome of certain matters such as decisions relating to the election of the board of trustees and the determination of PREIT's day to day corporate and management policies, and possibly over the outcome of any proposed merger or consolidation of PREIT. Mr. Pasquerilla's ownership interest in PREIT may discourage third parties from seeking to acquire control of PREIT which may adversely affect the market price of PREIT's common shares. As a condition to the merger, Mr. Pasquerilla and certain of his affiliates will enter into a standstill agreement which would limit their rights in connection with, among other things, a proposed change in control of PREIT. See "Agreements with Mark E. Pasquerilla and Affiliates—The Standstill Agreement" beginning on page 114. However, we cannot assure you that Mr. Pasquerilla and his affiliates will abide by the terms of the standstill agreement, and the standstill agreement will not prevent Mr. Pasquerilla from voting his shares or taking other actions with respect to matters not covered by the standstill agreement.

PREIT could be disqualified as a REIT or have to pay taxes if Crown does not qualify as a REIT at the time of the merger.

        If Crown failed to qualify as a REIT at the time of the merger, PREIT may have undistributed "C corporation earnings and profits." If that occurred and Crown did not distribute the earnings and profits prior to the merger transaction, PREIT may not qualify as a REIT. In addition, PREIT might be liable for taxes owed by Crown as a result of its failure to qualify as a REIT for years prior to the merger. Finally, if Crown did not qualify as a REIT at the time of the merger, PREIT would be required to pay corporate income tax on any gain existing at the time of the merger transaction on assets acquired in the transaction if those assets are sold within ten years after the transaction. This would be the case even though the merger is expected to qualify as a "tax-free reorganization." While PREIT will receive an opinion from Reed Smith LLP that Crown qualifies as a REIT at the time of the merger, this opinion will not be binding on courts or the Internal Revenue Service.

Recent change in taxation of corporate dividends may adversely affect the value of PREIT's shares.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 that was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of federal tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to individuals by a REIT on its shares, except for certain limited amounts. The earnings of a REIT that are distributed to its shareholders will still generally be subject to less federal income taxation than earnings of a non-REIT C corporation that are distributed to its shareholders net of corporate-level income tax. The 2003 Tax Act, however, could cause individual investors to view shares of regular C corporations as more attractive relative to shares of REITs than was the case prior to the enactment of the legislation because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the federal income tax rate applicable to ordinary income, up to a maximum marginal rate of 35%. PREIT cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on the value of PREIT's common shares in particular, either in terms of price or relative to other investments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        PREIT and Crown have each made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 in this document, and in documents that are incorporated by reference in this joint proxy statement/prospectus, that are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements refer to PREIT's and Crown's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events and achievements or results to differ materially from those expressed by the forward-looking statements. Many factors, some of which are discussed elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference in this joint proxy statement/prospectus, could affect the future financial results of PREIT and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from current expectations reflected in these forward-looking statements include, among others, the factors discussed under the caption "Risk Factors" beginning on page 19 and in filings made by PREIT and Crown with the Securities and Exchange Commission incorporated in this joint proxy statement/prospectus.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of PREIT following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of PREIT and Crown to control or predict. For these forward-looking statements, PREIT and Crown claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. PREIT and Crown disclaim any duty or obligation to update or revise any forward-looking statements to reflect new information, future events or otherwise.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

        PREIT's ratio of combined fixed charges and preference dividends to earnings for the fiscal years ended December 31, 2002, 2001, 2000, 1999 and 1998 and for the six-month period ended June 30, 2003 were as follows:

Six months ended June 30, 2003	Year ended December 31, 2002	Year ended December 31, 2001	Year ended December 31, 2000	Year ended December 31, 1999	Year ended December 31, 1998
1.34	1.92	2.07	2.05	2.04	2.93

        The ratio of combined fixed charges and preference dividends to earnings were computed by dividing PREIT's earnings by its fixed charges. PREIT has not had any outstanding preferred shares and consequently has not made any preference dividends during the periods described above. For this purpose, earnings have been calculated as net income from operations plus fixed charges, amortization of capitalized interest and distributed income of investments in unconsolidated joint ventures minus capitalized interest. Fixed charges are comprised of (1) interest charges, whether expensed or capitalized and (2) amortization of premiums, discounts and capitalized expenses relating to PREIT's indebtedness.

 PREIT RECENT DEVELOPMENTS

Equity Offering

        On August 21, 2003, PREIT issued 5.5 million PREIT common shares in a public offering at $29.75 per share. On August 28, 2003, PREIT issued an additional 825,000 PREIT common shares at $29.75 per share pursuant to an over-allotment option granted to the underwriter in connection with the offering. PREIT received net proceeds from the offering of approximately $184 million, including the proceeds from the exercise of the over-allotment option, and after deducting payment of the underwriting discount of $0.25 per share and offering expenses. PREIT used approximately $45.5 million of the net proceeds for the Willow Grove acquisition and approximately $13.5 million for the IKEA transaction, each of which are described below. PREIT expects to use approximately $65 million of the net proceeds to pay transaction costs incurred in connection with PREIT's acquisition of the Rouse mall portfolio and the proposed merger with Crown. PREIT expects to use the balance of the net proceeds to repay indebtedness. Prior to the offering, the board of trustees of Crown approved a waiver of the restriction contained in the merger agreement on PREIT's ability to issue PREIT common shares and other equity securities resulting in PREIT receiving net cash proceeds in excess of $100 million in the aggregate to permit PREIT to issue up to 5.5 million PREIT common shares plus an additional 825,000 PREIT common shares pursuant to an over-allotment option, subject to specified conditions.

Willow Grove Acquisition

        On September 2, 2003, PREIT acquired the remaining limited partnership interest that it did not own in WG Holdings, L.P., a holding company which controls W.G. Park L.P., the entity that in turn owns Willow Grove Park, a retail mall in Willow Grove, Pennsylvania. PREIT purchased the remaining limited partnership interest in WG Holdings, L.P. from its joint venture partner Pennsylvania State Employee Retirement System, or PaSERS. On the same day, PREIT acquired a general partnership interest in WG Holdings, L.P. from an affiliate of PaSERS and thus obtained 100% of the ownership interest in WG Holdings, L.P. PREIT initially entered into the joint venture with PaSERS in February 2002 to acquire Willow Grove Park, and PREIT owned a 30% economic interest in WG Holdings, L.P. prior to the acquisition of PaSERS's interest. The purchase price of the remaining limited and general partnership interests in WG Holdings, L.P. was $45.5 million in cash, which PREIT paid using a portion of the net proceeds of PREIT's recent equity offering. As of September 2, 2003, WG Holdings, L.P. had $109.7 million in debt at an interest rate of 8.39% maturing in 2006. As a result of PREIT's acquisition of the remaining interest in WG Holdings, L.P. this debt will be reflected on PREIT's balance sheet in future periods.

IKEA Transaction

        On September 15, 2003, PREIT acquired from IKEA USA a 6.08 acre parcel containing a vacant, 160,000 square foot, two-story building adjacent to Plymouth Meeting Mall, Plymouth Meeting, Pennsylvania. The purchase price for the parcel was $15.75 million, which included $13.5 million in cash which PREIT paid to IKEA USA using a portion of the proceeds of its recent equity offering, and approximately 72,000 PREIT Partnership Units paid to affiliates of O'Neill Properties Group, L.P., which held an option to acquire the parcel.

Multifamily Portfolio Disposition

        On September 22, 2003, PREIT sold its 50% interest in its remaining joint venture multifamily properties for an aggregate of approximately $8.6 million, inclusive of approximately $3.5 million of assumed debt. PREIT had previously completed the sale of all of its 15 wholly-owned multifamily properties and two properties in which PREIT held a 50% joint venture interest.

THE PREIT SPECIAL MEETING

        PREIT is furnishing this joint proxy statement/prospectus to PREIT shareholders as part of the solicitation of proxies by the PREIT board of trustees for use at the PREIT special meeting.

Date, Time, Place and Purpose of PREIT Special Meeting

        The PREIT special meeting will be held on November 11, 2003 at 11:00 a.m., local time, at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, PA. We may adjourn the PREIT special meeting for the purpose of, among other things, soliciting additional proxies. This joint proxy statement/prospectus and the accompanying proxy card are being mailed to PREIT shareholders on or about October 3, 2003.

        The PREIT special meeting is being held to vote on (1) the approval of the merger agreement, the merger and the related transactions, (2) the election of a Class A trustee to serve on the PREIT board of trustees until the 2005 annual meeting of shareholders, and (3) the approval of the proposed 2003 equity incentive plan.

        The PREIT board of trustees unanimously recommends that you vote FOR the approval of the merger agreement, the merger and the related transactions, FOR the election of John J. Roberts as a Class A trustee and FOR the approval of PREIT's 2003 equity incentive plan.

        Certain officers of PREIT will receive financial and other benefits in connection with the merger. See "The Merger—Interests of Trustees and Executive Officers of Crown and PREIT in the Merger" on page 65.

Record Date; Shares Entitled to Vote and Quorum Requirement

        PREIT has fixed the close of business on September 25, 2003 as the record date for the PREIT special meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote at the PREIT special meeting and any adjournment or postponement thereof. On each matter voted on at the PREIT special meeting and any adjournment or postponement thereof, each record holder of shares will be entitled to one vote per share.

        In addition, pursuant to PREIT Partnership's limited partnership agreement, certain holders of PREIT Partnership Units are entitled to vote on the merger (for this purpose, as if voting with PREIT's common shares as a single class). See "Description of PREIT Shares of Beneficial Interest—Summary of the Operating Partnership Agreement and PREIT Partnership Units" on page 146.

        On the record date, 23,476,958 PREIT common shares and 1,399,439.6 PREIT Partnership Units entitled to vote on the merger were outstanding.

        The holders of a majority of the outstanding shares entitled to vote at the PREIT special meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the PREIT special meeting. Abstentions and shares referred to as "broker or nominee non-votes" that are represented at the special meeting are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Vote Required

        Pursuant to the PREIT trust agreement, the affirmative vote of holders of a majority of votes cast by all shareholders entitled to vote is required to approve the merger. In addition, pursuant to PREIT Partnership's limited partnership agreement, approval of the merger requires the affirmative vote of certain holders of outstanding PREIT Partnership Units entitled to vote on the merger. The exact number of required affirmative votes by such holders will depend on the number of affirmative votes received from the holders of PREIT common shares at the PREIT special meeting. As of the record date, holders of over 68% of the PREIT Partnership Units entitled to vote on the merger have agreed to vote their PREIT Partnership Units in favor of the merger. This percentage of units will be sufficient to approve the merger under the terms of PREIT Partnership's limited partnership agreement assuming the merger is approved by the affirmative vote of a majority of the votes cast by PREIT shareholders at the PREIT special meeting.

        The nominee receiving the highest number of votes will be elected as a Class A trustee.

        Approval of PREIT's 2003 equity incentive plan requires the affirmative vote of a majority of the votes cast at the special meeting by all shareholders of PREIT entitled to vote thereon, provided that the total votes cast on the proposal represents over 50% of all votes entitled to be cast on the proposal. For purposes of this vote requirement of the New York Stock Exchange, (1) holders of a majority of the outstanding PREIT common shares must vote on the proposal (holders of outstanding shares present at the PREIT special meeting for quorum purposes but who do not vote on this proposal would not be counted towards the required majority) and (2) votes in favor must constitute at least a majority of the total votes cast on the proposal.

Voting and Revocability of Proxies

        You may vote your PREIT common shares at the PREIT special meeting in person or by proxy. All valid proxies received before the PREIT special meeting will be voted according to their terms.

        Proposal to Approve the Merger Agreement, the Merger and the Related Transactions.    If you complete your proxy properly, but do not provide instructions as to how to vote your shares on the merger, your proxy will be voted FOR the approval of the merger agreement, the merger and the related transactions. If you mark your proxy as "Abstain" on the merger, or if you give specific instructions that no vote be cast on the merger, the shares represented by your proxy will not be voted on that matter, but will count toward the establishment of a quorum. Your broker may only vote your shares on the merger if you instruct your broker how to vote by following the instructions your broker provides. A "broker or nominee non-vote" on the merger proposal shall not be deemed to be votes cast in favor of the proposal to approve the merger agreement, the merger and the related transactions.

        Election of Class A Trustee.    If you sign and send in your proxy and do not indicate how you want to vote on the election of a Class A trustee, your proxy will be voted in favor of the election of John J. Roberts as a Class A trustee. Assuming a quorum is present, if you do not sign and send in your proxy and do not vote at your special meeting, or if you abstain, then your shares will not be counted and will not affect the vote. Your broker may vote your shares on the election of a Class A trustee even if you do not instruct your broker how to vote.

        Proposal to Approve the PREIT 2003 Equity Incentive Plan.    If you sign and send in your proxy and do not indicate how you want to vote on the proposal to approve the PREIT 2003 equity incentive plan, your proxy will be voted in favor of the proposal to approve the PREIT 2003 equity incentive plan. Assuming a quorum is present and that the total votes cast represent over 50% of all votes entitled to be cast, if you do not sign and send in your proxy and do not vote at your special meeting, or if you abstain, then your shares will not be counted and will not affect the vote. Your broker may only vote your shares on the PREIT 2003 equity incentive plan if you instruct your broker how to vote by following the instructions your broker provides.

        After providing your proxy, you may revoke it at any time before it is voted at the PREIT special meeting by filing with PREIT's secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the PREIT special meeting and giving notice of revocation. Attendance at the PREIT special meeting, by itself, will not constitute revocation of a proxy.

Voting Agreements

        The independent trustees and executive officers of PREIT have entered into voting agreements with Crown agreeing to vote all shares owned by them as of the record date for the PREIT special meeting and all PREIT Partnership Units entitled to vote on the merger and owned by them as of the record date for the PREIT special meeting in favor of the merger proposal. As of the record date for the PREIT special meeting, the independent trustees and executive officers of PREIT owned a total of 830,882 PREIT common shares representing approximately 3.54% of the outstanding common shares. As of the record date, the independent trustees and executive officers of PREIT owned a total of 951,757 PREIT Partnership Units entitled to vote on the merger, representing over 68% of the PREIT Partnership Units entitled to vote on the merger. Each of the PREIT trustees and executive officers have agreed to vote his or her PREIT Partnership Units in favor of the merger proposal, which is sufficient to ensure approval of the merger if the merger is also approved by the affirmative vote of a majority of the votes cast by PREIT shareholders at the PREIT special meeting.

Voting on Other Matters

        PREIT knows of no business to be brought before the special meeting other than the proposals stated above. If any other business is brought before the PREIT special meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies.

Costs of this Proxy Solicitation

        PREIT and Crown will share equally the expenses incurred in connection with the printing of this joint proxy statement/prospectus. PREIT will bear the cost of soliciting proxies, including the mailing costs and reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain trustees, officers and employees of PREIT and its subsidiaries may solicit proxies by personally, electronically or by telephone without additional compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. PREIT anticipates these fees and expenses would be approximately $15,000.

        PREIT will mail a copy of this joint proxy statement/prospectus to each holder as of the record date of PREIT shares of beneficial interest entitled to vote on the merger.

        You should not send in any PREIT share certificates with your proxy card.

THE CROWN SPECIAL MEETING

        Crown is furnishing this joint proxy statement/prospectus to Crown common shareholders as part of the solicitation of proxies by the Crown board of trustees for use at the Crown special meeting.

Date, Time, Place and Purpose of Crown Special Meeting

        The Crown special meeting will be held at the Johnstown Holiday Inn, 250 Market Street, Johnstown, PA on November 11, 2003, at 11:00 a.m., local time. We may adjourn the Crown special meeting for the purpose of, among other things, soliciting additional proxies. This joint proxy statement/prospectus and the accompanying proxy card are being mailed to Crown shareholders on or about October 3, 2003.

        At the Crown special meeting, the holders of Crown common shares will be asked to consider and vote upon a proposal to approve the merger agreement, the merger and the related transactions.

        The Crown board of trustees unanimously recommends that you vote FOR the approval of the merger agreement, the merger and the related transactions.

        Certain officers of Crown, some of whom are trustees of Crown, will receive financial and other benefits in connection with the merger. See "The Merger—Interests of Trustees and Executive Officers of Crown and PREIT in the Merger" on page 65.

Record Date; Shares Entitled to Vote and Quorum Requirement

        Crown has fixed the close of business on September 18, 2003, as the record date for the Crown special meeting. Only holders of record of Crown common shares on the record date are entitled to notice of and to vote at the Crown special meeting. At the Crown special meeting and any adjournment or postponement thereof, each record holder is entitled to one vote per share.

        On the record date, there were approximately 32,534,826 Crown common shares issued and outstanding and entitled to vote at the Crown special meeting, held by approximately 2,700 shareholders of record.

        A quorum consists of the presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Crown special meeting. The outstanding shares of Crown 11% preferred shares are not entitled to vote on the approval of the merger agreement, the merger and the related transactions. Therefore, a quorum will be achieved by the presence, in person or by proxy, of a majority of the issued and outstanding Crown common shares. Abstentions count towards a quorum, however, broker non-votes do not count toward a quorum.

Vote Required

        Approval of the proposal to approve the merger agreement, the merger and the related transactions requires the affirmative vote of holders of at least a majority of the issued and outstanding Crown common shares. In addition, pursuant to Crown Partnership's limited partnership agreement, the proposal to approve the merger agreement, the merger and the related transactions is subject to the approval of Crown Investments Trust and Crown American Investment Company, as limited partners of Crown Partnership. Crown Investments Trust and Crown American Investment Company have agreed to vote in favor of the merger.

Voting and Revocability of Proxies

        You may vote your Crown common shares at the Crown special meeting in person or by proxy. If you sign, complete and return a proxy and Crown receives your proxy before the meeting, your proxy will be voted as you instructed. If you sign and return a proxy but you do not provide instructions as to your vote, your proxy will be voted FOR the proposal to approve the merger agreement, the merger and the related transactions. If you execute and return a proxy marked "Abstain", your proxy will count for purposes of determining whether there is a quorum. Because approval of the merger proposal requires a majority of issued and outstanding shares, abstentions have the same effect as a vote against the proposal. A broker non-vote occurs when a broker is not permitted to vote on a proposal without instruction from the beneficial owner and no instructions are given. Broker non-votes do not count toward a quorum. Because approval of the merger proposal requires a majority of issued and outstanding shares, broker non-votes have the same effect as a vote against the proposal. You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must send to the Secretary of Crown, c/o Crown American Realty Trust, Pasquerilla Plaza, Johnstown, PA 15901, a signed notice of revocation or you must send a later dated proxy changing your vote. In addition, you may choose to attend the Crown special meeting and vote in person. Simply attending the Crown special meeting will not in itself constitute the revocation of your proxy.

Voting Agreements

        Mark E. Pasquerilla, chairman chief executive officer and president of Crown, and certain of his affiliates, and each of the independent trustees and executive officers of Crown (except for Ronald P. Rusinak and John A. Washko) have entered into voting agreements with PREIT agreeing to vote all shares owned by them as of the record date for the Crown special meeting in favor of the merger proposal. As of the record date for the Crown special meeting, Mr. Pasquerilla and his affiliates and the independent trustees and such executive officers of Crown owned a total of 3,261,835 Crown common shares representing approximately 10.03% of the outstanding Crown common shares.

Voting on Other Matters

        Crown knows of no business to be brought before the Crown special meeting other than the proposal stated above. If any other business is brought before the Crown special meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the person voting the proxies.

Costs of this Proxy Solicitation

        PREIT and Crown will share equally the expenses incurred in connection with the printing of this joint proxy statement/prospectus. Crown will pay the costs associated with soliciting the proxies from its shareholders. In addition to solicitation by mail, Crown retained Georgeson Shareholder to aid in the solicitation of proxies for a fee of $15,000, plus additional fees based on the level of services provided and reasonable out-of-pocket expenses. In order to ensure sufficient representation at the Crown special meeting, you may be contacted by telephone or telegram to return your proxy card. The trustees, officers and employees of Crown may solicit proxies personally, electronically or by telephone, for which they will receive no additional compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. Please promptly return your proxy card without delay.

        Crown will mail a copy of this joint proxy statement/prospectus to each holder as of the record date of Crown common shares entitled to vote on the merger.

        You should not send in any Crown share certificates with your proxy card.

Annual Meeting

        In light of the proposed merger and the related Crown special meeting to vote on approval of the merger agreement, the merger and the related transactions, the Crown board of trustees did not call an annual meeting of shareholders in 2003. In the event the proposal to approve the merger agreement, the merger and the related transactions is not approved by the shareholders at the Crown special meeting, the board of trustees of Crown will call the annual meeting of shareholders.

THE MERGER

Structure of the Merger

General

        The merger agreement contemplates the merger of Crown with and into PREIT. Following the merger, Crown will cease to exist.

Merger Consideration

        In the merger:

  •
  holders of Crown common shares will receive, for each Crown common share issued and outstanding immediately before the merger, 0.3589 PREIT common shares; and

  •
  holders of Crown 11% preferred shares will receive, for each Crown 11% preferred share issued and outstanding immediately before the merger, one newly created PREIT 11% preferred share.

        The PREIT 11% preferred shares issued in the merger will have preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical in all material respects to those of the Crown 11% preferred shares.

        Holders of Crown common shares will not receive certificates or scrip representing fractional PREIT common shares. Instead, each holder of Crown common shares otherwise entitled to a fractional share interest in PREIT will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying:

  •
  the average closing price of a PREIT common share on the New York Stock Exchange on the five trading days immediately preceding the closing date of the merger by

  •
  the fraction of a PREIT common share which such holder of Crown common shares would otherwise be entitled to receive.

        Upon conversion of the outstanding Crown common shares and Crown 11% preferred shares into the merger consideration, the Crown common shares and Crown 11% preferred shares will be cancelled and retired and will cease to exist.

Post-Merger Contribution Consideration

        As part of the post-merger contributions, Crown Partnership will contribute to PREIT Partnership the remaining interest in all of Crown Partnership's assets (excluding an 11% interest in the capital and a 1% interest in the profits of two partnerships that are wholly-owned by Crown and Crown Partnership, which partnerships own 14 of the Crown shopping malls) and PREIT Partnership will assume substantially all of Crown Partnership's remaining liabilities. In consideration for this contribution transaction as a whole, PREIT Partnership will issue to Crown Partnership a number of Class B PREIT Partnership Units equal to approximately 0.2053 of a Class B PREIT Partnership Unit for each Crown Partnership Unit that remains outstanding following the Crown distribution transaction. For more information, see "The Merger Agreement—The Distribution Agreement" and "—The Contribution Agreements" beginning on pages 103 and 104, respectively.

        The exchange ratio of 0.2053 for the Crown Partnership Units is lower than the 0.3589 exchange ratio for the Crown common shares to account for the reduction in the value of the Crown Partnership Units held by Crown Investments Trust and Crown American Investment Company to reflect the sale of the Oak Ridge Mall and related transactions and the amendments to the cash flow support agreement described under "The Merger Agreement—Sale of Oak Ridge and Amendments to Crown Partnership Agreement and Support Agreement" on page 102.

Background of the Merger

        In pursuing their strategies for enhancing shareholder value, each of PREIT and Crown regularly consider opportunities for acquisitions, joint ventures and other significant transactions.

        In October 2001, Mark E. Pasquerilla, Crown's chairman and chief executive officer, received an inquiry from the chief executive officer of another publicly-traded shopping mall REIT, which we refer to as Company A, regarding a possible strategic alliance between the two companies, including the possibility of merging the two companies. At the time, Crown's board of trustees had not authorized, and Crown was not conducting, a special exploration of its strategic alternatives. This discussion, taken in the context of its general dialogue, as well as a growing appreciation of changes occurring in the competitive dynamics in the REIT industry, prompted Crown's board of trustees to consider a thorough review of Crown's strategic alternatives. Although Crown continued to perform in line with its expectations, Crown's board of trustees recognized the growing challenges inherent in Crown's position as a smaller-sized publicly-traded shopping mall REIT in a consolidating REIT industry, with significant exposure to several large tenants, a high debt level which would need to be refinanced, a relatively low multiple of funds from operations to share price, limited access to growth capital and relative illiquidity in the trading volume of Crown's common shares compared to that of many of its peer companies. See "—Crown's Reasons for the Merger; Recommendation of the Crown Board" beginning on page 51.

        As a result, on October 10, 2001, at an executive session, Mr. Pasquerilla and Terry L. Stevens, Crown's chief financial officer and a Crown trustee, met with a representative of Wachovia Securities to discuss in broad terms Crown's competitive situation, as well as possible strategic alternatives available to it. At the invitation of Messrs. Pasquerilla and Stevens, Wachovia Securities made a presentation at an executive session of Crown's board of trustees on October 22 and 23, 2001 that examined, among other things, the current state of the REIT market, Crown's strategic position in the retail/mall sector and selected preliminary valuation analyses of Crown, as well as background information on potential strategic partners for Crown.

        Subsequent to this presentation, in November 2001 the Crown board of trustees authorized Crown's senior management and Wachovia Securities, as Crown's financial advisor, to pursue a formal evaluation of certain strategic alternatives, including the possibility of a change-of-control transaction.

        Commencing in late January 2002, Crown and Wachovia Securities contacted eight parties regarding possible strategic transactions, both private and public. After signing non-disclosure agreements, three parties, including PREIT, received informational materials on Crown. During February and March 2002, Wachovia Securities and Crown held telephonic and in-person meetings with the principals of and/or advisors to these three potential strategic partners, in which Crown's operations and potential transaction structures were discussed.

        In late February 2002, Crown's management met with representatives of Company B, a publicly-traded REIT which was one of the entities that had signed a non-disclosure agreement and received informational materials on Crown, including Company B's chairman and chief financial officer. Company B did not submit a proposal or any other indication of interest with respect to a potential strategic transaction with Crown.

        In early March 2002, Messrs. Pasquerilla, Stevens and a representative of Wachovia Securities met with the chief financial officer of Company A. Company A, which had executed a non-disclosure agreement, provided an oral, non-binding indication of interest to purchase all outstanding Crown common shares. The estimated value of Company A's indication of interest was below the range of market prices at which the Crown common shares were publicly trading at the time. In its indication of interest, Company A did not specify the form of consideration (i.e., cash, stock or a combination) with which the purchase would be made. Simultaneously with its indication of interest, Company A also orally expressed an interest in discussing an acquisition of a significant portion of Crown's assets without an indication of which assets or a price for such assets. Company A did not submit a written offer for either the acquisition of Crown common shares or a portion of Crown's portfolio assets. In light of the below-market value of Company A's expression of interest and other factors, Crown did not pursue additional negotiations with Company A.

        On March 12, 2002, Wachovia Securities, Crown's financial advisor, received a written preliminary proposal from PREIT indicating PREIT's possible interest in consummating a stock-for-stock merger with Crown. In connection with the initial discussions with Crown, PREIT engaged Lehman Brothers as its financial advisor in April 2002 to assist PREIT in reviewing a potential business combination transaction with Crown. PREIT also engaged Citigroup to assist PREIT in connection with the potential transaction with Crown. On April 5, 2002, Wachovia Securities received a letter from Lehman Brothers, reiterating PREIT's interest in a potential strategic transaction. Although there were some initial discussions between PREIT and Crown in April 2002, they were very preliminary in nature. By April 15, 2002 none of the other parties that had received material from Wachovia Securities had expressed any indication of interest in a strategic transaction with Crown other than as noted above.

        On May 9, 2002, the PREIT board of trustees held a meeting at which Ronald Rubin, PREIT's chairman and chief executive officer, informed the board of a meeting he had with Mr. Pasquerilla regarding the potential transaction and of PREIT's engagement of Lehman Brothers and commencement of due diligence in connection with the potential transaction.

        An independent committee of Crown's board of trustees was formed in May 2002 in connection with the Oak Ridge transactions, with Peter J. Siris to serve as the chairman of the independent committee. In the same month, in response to the strengthening of investor demand in the equity market for publicly-traded REITs, Crown's board of trustees elected to terminate its preliminary discussions with PREIT regarding a possible strategic transaction and, instead, pursued the opportunity to raise equity in the capital markets. On June 6, 2002, Crown closed the sale of five million Crown common shares at $8.75 per share, with the sale of an additional 750,000 shares issued pursuant to the over-allotment option closing on June 21, 2002. In the prospectus supplement for the equity offering, Crown had stated that it had not foreclosed on the possibility of pursuing a strategic transaction in the future and would continue to evaluate opportunities to enhance shareholder value.

        In July 2002, executives of PREIT and Crown had several communications relating to a possible business combination transaction. In order to further explore a possible transaction, PREIT and Crown executed confidentiality agreements on July 1 and July 2, 2002. Pursuant to those confidentiality agreements, each party agreed to keep confidential information provided by the other and to use that information only for purposes of considering a transaction between the companies.

        On July 11, 2002, the PREIT board of trustees was updated on the status of negotiations and in July 2002, PREIT sent Crown a non-binding proposal for a stock-for-stock merger of Crown and PREIT but did not provide specifics on numerous matters, including valuation. Crown delivered to PREIT a counterproposal in the beginning of August 2002. At that time, however, PREIT and Crown did not reach agreement on significant issues, including the proposed valuation and structure of the transaction.

        At its executive session on July 23, 2002, Crown's board of trustees was updated on the status of the negotiations.

        In August 2002, PREIT retained Hogan & Hartson L.L.P. as special counsel to assist it in connection with the potential business combination transaction with Crown. Consultations with legal and financial advisors to PREIT, including Drinker Biddle & Reath LLP, Lehman Brothers and Citigroup, and legal and financial advisors to Crown, including Reed Smith LLP and Wachovia Securities, continued through the remaining acquisition discussions. On August 20, 2002, the PREIT board of trustees held a meeting in which PREIT management updated the status of negotiations with Crown using materials prepared by Lehman Brothers.

        On September 4, 2002, representatives and financial advisors of PREIT and Crown met in Philadelphia to negotiate the principal terms under which Crown would merge with and into PREIT. Although the parties did reach agreement on certain terms, a number of material issues remained unresolved at the conclusion of that meeting.

        At a special meeting held on September 6, 2002, Crown's board of trustees was updated by Mr. Pasquerilla regarding the terms agreed to at the September 4, 2002 meeting. Mr. Pasquerilla also requested the board to approve continued negotiations and due diligence with respect to the possible transaction with PREIT.

        Beginning in September 2002, the respective legal and financial advisors of PREIT and Crown conducted extensive due diligence investigations of the other company. Members of PREIT's senior management, its internal and external legal team as well as its financial advisors and consultants conducted a due diligence review of Crown from an operational, financial, accounting, tax and legal perspective. During the same time, members of Crown's senior management, its internal and external legal team as well as its financial advisors and external auditors, conducted a due diligence review of PREIT from an operational, financial, accounting, tax and legal perspective. In addition, legal advisors for PREIT and Crown explored alternative structures for the potential business combination, including a spin-off of certain non-core Crown shopping malls. On September 17, 2002, the Crown independent trustees engaged Spitzer & Feldman P.C. as legal counsel to the independent trustees and the independent committee, which participated going forward.

        On October 8, 2002, the PREIT board of trustees held a meeting at which Lehman Brothers was in attendance to review the potential transaction with Crown and a potential transaction involving the purchase of up to six retail malls from a third-party property owner. PREIT management and Lehman Brothers provided a detailed overview of the potential transactions, which included a discussion of possible strategic benefits, assets to be acquired, financial implications, market considerations, and integration matters. In addition, on October 30, 2002, the PREIT board of trustees held a meeting at which it was provided with an update on the status of the two potential transactions.

        At its executive session on October 23, 2002, at which Wachovia Securities was in attendance, Crown's board of trustees was updated on the status of negotiations.

        On November 13, 2002, the Crown board of trustees held a special meeting in New York City at which Crown's legal and financial advisors were present to provide the trustees with an update on the status of the pending transaction.

        On December 5, 2002, Crown's board held a special meeting in Philadelphia at which Messrs. Pasquerilla, Stevens and Donato B. Zucco, the independent trustees of Crown, legal and financial advisors for Crown, and Sullivan & Cromwell LLP, personal counsel to Mr. Pasquerilla and Crown Holding Company, were present or participated by telephone. In addition, PREIT's senior management team together with representatives of PREIT's legal and financial advisors attended a portion of the meeting. PREIT's management team delivered a presentation to the Crown board, which included a detailed summary of PREIT's historical financial and operating performance, retail strategies as well as PREIT's preliminary integration plans for the proposed merger.

        Following the December 5, 2002 meeting, PREIT and Crown, working together with their respective legal and financial advisors, continued to negotiate certain terms of the proposed merger and to perform due diligence. In addition, PREIT and representatives of Hogan & Hartson L.L.P. negotiated with Mr. Pasquerilla and Mr. Pasquerilla's personal legal counsel and counsel to Crown Holding Company, regarding certain arrangements with Mr. Pasquerilla and Crown Investments Trust and Crown American Investment Company, as limited partners.

        On December 18, 2002, the PREIT board of trustees held a meeting at which it was provided with an update on the status of the potential transaction.

        On January 14, 2003, representatives of Hogan & Hartson L.L.P. circulated an initial draft of the merger agreement to Crown and the working group of legal and financial advisors. On January 30, 2003, representatives of PREIT and Crown, together with the working group of legal and financial advisors, met in New York to negotiate the terms and structure of the proposed merger and related agreements. Following this meeting, PREIT and Crown, working together with the working group of legal and financial advisors, continued to negotiate the terms and structure of the proposed merger.

        In early February 2003, PREIT notified Crown that it was seriously considering, and was in the advanced stages of preparation to execute definitive agreements in connection with two portfolio transactions that, if consummated, would transform its strategic focus from operating a diversified real estate portfolio to one centered on the retail sector. PREIT had previously advised Crown that it was considering another transaction, but no details had been provided. The two portfolio transactions involved the sale of PREIT's multifamily apartment portfolio to a private real estate investment firm and the roughly contemporaneous purchase of up to six retail malls located in the greater Philadelphia, PA area from a third-party property owner.

        On February 4, 2003, PREIT and Crown amended their confidentiality agreement to permit PREIT to disclose to the third-party property owner the status of the negotiations with Crown and the fact that a potential merger may occur between PREIT and Crown. In addition, PREIT and the third party entered into an amendment to their existing confidentiality agreement to permit PREIT to disclose to Crown confidential proprietary information concerning the potential transaction between PREIT and the third party. The potential purchaser of PREIT's multifamily business also agreed to allow PREIT to disclose to Crown confidential proprietary information concerning the potential transaction between PREIT and the purchaser.

        At its February 5, 2003 meeting, Crown's board of trustees was updated on the status of negotiations.

        On February 20, 2003, the PREIT board of trustees held a meeting in which PREIT management updated them on the status of negotiations with Crown relating to the proposed merger, the proposed shopping mall acquisition and the proposed sale of its multifamily business.

        On March 3, 2003, representatives of PREIT and Crown as well as the working group of legal and financial advisors met in Philadelphia for a presentation and discussion on the sale of PREIT's multifamily portfolio and the purchase of six shopping malls from a third-party property owner. PREIT and Lehman Brothers delivered a detailed presentation regarding the two transactions.

        On March 5, 2003, the PREIT board of trustees held a meeting in which PREIT management updated them on the status of the three transactions. On March 6, 2003, PREIT announced that it had reached an agreement to purchase from The Rouse Company six shopping malls in the Philadelphia area for total consideration of $548 million. In addition, PREIT announced that it had signed an agreement to sell its multifamily portfolio to an affiliate of Morgan Properties for total consideration of $420 million.

        On March 19, 2003, Crown's board of trustees was updated regarding the status of PREIT's proposed shopping mall acquisition from Rouse and the proposed sale of its multifamily business to Morgan Properties.

        In connection with the ongoing discussions between PREIT and Crown regarding the proposed merger, PREIT indicated its desire for Crown to sell Oak Ridge Mall before signing a definitive merger agreement and to terminate the cash flow support agreement between Crown and Crown Investments Trust, a limited partner of Crown Partnership controlled by Mr. Pasquerilla. Crown's board of trustees had previously approved an agreement to sell Oak Ridge Mall, one of the three remaining properties subject to the cash flow support agreement, to an unrelated third party for $12 million and, at the same time, the independent members of the board of trustees of Crown approved an amendment of the cash flow support agreement to eliminate the cash flow support obligations of Crown Investments with respect to Oak Ridge upon completion of the sale based on that price.

        The Oak Ridge purchase agreement with the third party was extended and amended several times after May 2002, but as of mid-March 2003, a variety of conditions required for closing with the third party continued to be unsatisfied. These amendments were subject to and conditioned on approval by Crown's board of trustees, which approval was not obtained. Given the difficulties Crown was encountering with the proposed sale of Oak Ridge to the third party which had signed the agreement of sale, Mr. Pasquerilla indicated that he would be willing to acquire, through Crown Investments, Oak Ridge and assume the risk that the third party sale could not be consummated. Mr. Pasquerilla, his counsel, and the independent trustees and their counsel, Spitzer & Feldman, with advice from Wachovia Securities, negotiated the terms of the sale of Oak Ridge to Crown Investments Trust, including an amendment to the cash flow support agreement as it applied to Oak Ridge. On March 28, 2003, the Crown independent trustees approved the sale of Oak Ridge to Crown Investments and the related amendment of the cash flow support agreement and Crown subsequently sold Oak Ridge Mall to Crown Investments and amended the cash flow support agreement to eliminate the cash flow support obligations with respect to Oak Ridge.

        The consideration for the sale of Oak Ridge and the termination of cash flow support obligations relating to Oak Ridge was effectively a reduction in the interests of Crown Investments and Crown American Investment Company, a wholly-owned subsidiary of Crown Investments, by an aggregate of 3,759,794 Crown Partnership Units. Crown's 32,071,965 outstanding common Crown Partnership Units as of March 31, 2003 were unchanged as a result of the Oak Ridge transactions, however, the number of Crown common shares for which the Crown Partnership Units held by Mr. Pasquerilla and his affiliates were redeemable was reduced by 3,759,794 shares.

        Mr. Pasquerilla, his counsel, and the independent trustees and their counsel, with advice from Wachovia Securities, also negotiated the terms of another amendment to the cash flow support agreement to provide that, in connection with the execution of the merger agreement, Crown Investments would have no further contribution or other obligations under the cash flow support agreement with respect to the two remaining properties covered by the cash flow support agreement and, in connection therewith, the parties would revise the percentage ownership interest of Crown Investments to reflect a further adjustment equivalent to reducing the Crown Partnership Units held by Crown Investments by 500,000. In order to reflect this reduction and the reduction associated with Oak Ridge described above in the total number of Crown Partnership Units effectively outstanding at the time the merger agreement was finalized on May 13, 2003, as described below, the exchange ratio for the Crown Partnership Units to be exchanged for PREIT Partnership Units as part of the post-merger contributions was set at 0.2053, rather than the 0.3589 exchange ratio for the Crown common shares.

        In April 2003, following execution of the Oak Ridge transactions, PREIT and Crown representatives continued discussions regarding a proposed stock-for-stock merger. On April 11, 2003, Mr. Rubin, chief executive officer of PREIT, Mr. Pasquerilla, chief executive officer of Crown, and Peter J. Siris, chairman of the independent committee, met in New York to continue to discuss a potential business combination and to negotiate the terms of a transaction. On April 21, 2003, the PREIT board of trustees held a meeting at which they were updated on the status of negotiations with Crown, including the terms of PREIT's proposal to merge with Crown. On April 23, 2003, at an executive session convened in Pittsburgh, PA, Crown's board of trustees considered the proposed terms of the transaction and authorized Crown's senior management and its financial advisors and legal counsel, together with counsel to the independent trustees and Mr. Pasquerilla, to complete the work necessary to proceed to a definitive merger agreement.

        During the course of the next two weeks, representatives of PREIT and Crown as well as the working group of legal and financial advisors engaged in extensive negotiations both in person and by telephone regarding the merger agreement and each of the related agreements. During this period, the parties and their legal and financial advisors and consultants conducted further due diligence on the respective parties. Representatives of PREIT and Crown also discussed business integration issues and employee retention matters.

        On May 13, 2003, all members of Crown's board of trustees and members of management were present in person or via teleconference at a special meeting of the board of trustees to consider the proposed merger and the terms of the merger agreement and other related agreements. Also present at this meeting in person or by telephone were Crown's general counsel and secretary and representatives of Wachovia Securities, Reed Smith LLP, Spitzer & Feldman and Sullivan & Cromwell LLP. At the meeting, Wachovia Securities made a presentation regarding the proposed merger and delivered its oral opinion that, as of the date of that opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations of the review undertaken, in its opinion, the consideration to be received by holders of Crown common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders. Reed Smith LLP presented written materials, which outlined Crown's board's fiduciary duties, the material terms of the merger agreement and related documents and a summary of its legal due diligence. In the course of the meeting, Crown's board of trustees evaluated the results of the due diligence reviews conducted by Crown's financial advisors and legal counsel, reviewed the terms of the draft merger agreement and considered the other terms and conditions of the other related agreements. During the meeting, the trustees asked numerous questions and discussed at length the proposed merger and the related transactions.

        The meeting of Crown's board of trustees was temporarily adjourned and a teleconference discussion on the proposed exchange ratio ensued among representatives of PREIT and Crown and their respective financial advisors. Subsequently, PREIT and Crown agreed to a fixed exchange ratio of 0.3589 based on the average closing price of PREIT common shares and Crown common shares for the 20 trading days prior to and including May 12, 2003. In connection with the previously discussed sale of Oak Ridge Mall and the termination of all remaining cash flow support obligations of Crown Investments to Crown with respect to Oak Ridge and the other two remaining properties, PREIT and Crown further agreed that PREIT would issue approximately 0.2053 PREIT Partnership Units for each outstanding Crown Partnership Unit, all of which, other than those held by Crown (which would be redeemed immediately prior to the merger), were held by Crown Investments and by Crown American Investment Company. Shortly thereafter, Crown's board of trustees reconvened its meeting and unanimously approved the merger and unanimously approved and adopted the merger agreement. For a description of the factors considered by the Crown board of trustees at the May 13 meeting, see "—Crown's Reasons for the Merger; Recommendation of the Crown Board" beginning on page 51.

        On May 13, 2003, the PREIT board held a special meeting at which all of the PREIT trustees, members of management, and representatives of Lehman Brothers, Citigroup, Hogan & Hartson L.L.P. and Drinker Biddle & Reath LLP were present in person or via teleconference. The special meeting was held in order for the PREIT board to consider and formally act upon the proposed merger with Crown. At this meeting, PREIT's senior management reviewed with the board financial and business terms of the proposed transaction and the results of PREIT's due diligence review. Drinker Biddle & Reath made a presentation to the PREIT board regarding their fiduciary duties under Pennsylvania law. Hogan & Hartson L.L.P. made a presentation to the PREIT board in which it explained the material terms of the proposed merger agreement and related agreements, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses, and briefed the board on open items. Lehman Brothers then presented its financial analysis of the proposed merger and delivered to the PREIT board its oral opinion that, as of the date of that opinion and based upon and subject to the factors and assumptions set forth in its written opinion of the same date, the weighted average exchange ratio of 0.3225 (based on 0.3589 per Crown common share and 0.2053 per Crown Partnership Unit) to be paid by PREIT in connection with the merger and the related transactions was fair, from a financial point of view, to PREIT. See "—Opinion of Lehman Brothers, Inc." on page 44.

        During these presentations, the PREIT trustees asked numerous questions of management and its legal counsel and financial advisors and discussed at length the issues raised by the presentations. After discussion by the PREIT board of trustees concerning, among other things, the matters described below under "—PREIT's Reasons for the Merger; Recommendation of the PREIT Board," the PREIT board of trustees unanimously approved the merger, the merger agreement and each of the related agreements. Shortly after that approval, the parties executed the merger agreement, the contribution agreements, the distribution agreement, the voting agreements, the indemnification agreement, the amendments to each of the cash flow support agreement (eliminating the cash flow support obligations relating to the two remaining properties) and Crown Partnership's limited partnership agreement and the agreement of exchange.

PREIT's Reasons for the Merger; Recommendation of the PREIT Board

        In making its determination with respect to the merger agreement, the merger and the related transactions, the PREIT board of trustees considered the entirety of the terms of the merger agreement, the decision of the PREIT board to focus PREIT's business on the retail sector and to increase PREIT's portfolio of retail malls with portfolio acquisition transactions in the Mid-Atlantic region, and the historical and prospective information concerning PREIT's and Crown's respective businesses, operations and financial performance, including, among other things, the earning prospects of Crown and its debt service and financial obligations, both before and after the merger. Based upon such information, consultation with PREIT management, as well as PREIT's financial advisors and legal counsel, and a number of factors, including among others, the factors described below, the PREIT board unanimously approved the merger agreement, the merger and the related transactions, including the related issuance of PREIT shares and PREIT Partnership Units. Accordingly, the PREIT board of trustees recommends that PREIT common shareholders approve the merger agreement, the merger and the related transactions.

        Set forth below is a discussion of the material positive and negative factors considered by the PREIT board in making its determination to approve the merger agreement, the merger and the related transactions, no one of which was determinative.

Positive Factors Considered by the PREIT Board

        In making its determinations, the PREIT board of trustees considered a number of factors, including the following positive factors, in its deliberations concerning the merger agreement, the merger and the related transactions:

  •
  Strategic Opportunity to Solidify PREIT's Position as a Leading Shopping Mall REIT in the Mid-Atlantic Region.  In the merger, PREIT would acquire a portfolio of 26 shopping malls and the remaining interest in another shopping mall that are predominately located in the Mid-Atlantic region and that are similar in type and demographics to many other properties in PREIT's existing retail portfolio. The merger would be an important step in positioning PREIT as a leading owner of retail properties in the Mid-Atlantic region. The merger represents an unique opportunity for PREIT to expand its retail portfolio and increase its concentration in existing markets, which, in the view of PREIT's management and board of trustees, is not likely to be replicated in a reasonable period of time through acquisitions of individual assets. In addition, there would be an opportunity to capitalize on PREIT's strengthened geographic presence to attract new tenants to the expanded portfolio, enhance ancillary and seasonal revenue opportunities and take advantage of future consolidation opportunities in its core markets.

  •
  Value-Creation Opportunities and Long-Term Growth Potential Using PREIT's Operating Strengths.  PREIT is experienced in dealing with properties of the type and demographics being acquired in the merger. Because of PREIT's experience in repositioning the type of shopping malls that would be acquired in the merger, its established franchise within the retail community, its long-standing relationships with productive in-line and value-oriented retailers, its in-house construction and development personnel and its experienced leasing team, PREIT believes that it will be able to increase the performance of Crown's portfolio. Except for certain non-core Crown properties that PREIT intends to sell, PREIT intends to seek to increase the performance of Crown's properties through strategic redevelopment and/or by leveraging its relationships with existing tenants at other properties to opportunistically fill new or existing vacancies at these properties. In addition, PREIT intends to seek to increase revenue at all of its properties by leasing carts, kiosks and in-line space on a short-term basis and by expanding access to sponsorship income. When economically appropriate, PREIT is also prepared to utilize its financial resources and development personnel to refurbish and improve the attractiveness of its shopping malls.

  •
  Greater Financial Flexibility and Liquidity.  The combined company is expected to have a significantly increased equity market capitalization which PREIT's board of trustees believes will provide greater financial flexibility and improved access to both debt and equity capital and acquisition opportunities for PREIT, as well as greater liquidity for PREIT shareholders. In addition, PREIT's board believes that increased capitalization will likely attract expanded research coverage and more interest from institutional investors.

  •
  Operating Leverage with Tenants and Vendors.  PREIT's board believes that it is important for PREIT to increase its size in order to increase its importance and strength in the retail industry when dealing with tenants and vendors.

  •
  Management Continuity.  Apart from the addition of two Crown trustees to the board of trustees of PREIT, the current board and officers of PREIT, with minor possible officer increases, will continue to manage and direct the operations and set the policies and goals of the combined company. PREIT believes that this will substantially reduce the risk associated with integrating potentially disparate management approaches and senior executives with competing personal or business goals.

  •
  Opportunity for Cost Savings Through Scale and the Utilization of Personnel and Systems.  PREIT believes that its core of management and home office personnel has the experience and depth to manage the shopping malls acquired from Rouse and the shopping malls which would be acquired in the merger with only modest increases in personnel. Prior to the Rouse transaction, PREIT owned, managed or leased retail properties containing approximately 18.3 million square feet of gross leasable area. Following the conclusion of the Rouse transaction, PREIT owned, managed or leased approximately 22.8 million square feet of gross leasable area. Following completion of the merger, PREIT will own, manage or lease retail properties containing approximately 39.4 million square feet of gross leasable area. A significant number of PREIT's existing retail properties are located in Pennsylvania, New Jersey, Maryland and Delaware, with a concentration in eastern Pennsylvania and the Philadelphia area. A substantial number of the Crown shopping malls are located in the central and western portions of Pennsylvania. PREIT's management believes that it understands this marketplace and that the concentration of retail properties in Pennsylvania and neighboring states will improve tenanting and marketing opportunities for the combined operations. Following completion of the merger, approximately 82% of the total square footage of PREIT's retail properties will be located in Pennsylvania,

    New Jersey, Maryland and Delaware. PREIT's management also believes that the relative proximity of the properties will allow for strong central management and direction. By using its existing personnel to manage a substantially larger asset and revenue base, PREIT's board believes that the merger will result in a lower ratio of expenses to revenues and greater profitability. PREIT's board also believes that a consolidation of accounting, marketing, developmental and leasing functions will result in cost savings.

  •
  Fixed Exchange Ratio.  The number of PREIT shares of beneficial interest and PREIT Partnership Units to be issued in the merger was fixed and will not be adjusted in the event of a decline in the trading price of PREIT shares of beneficial interest relative to the trading price of Crown shares of beneficial interest. This enabled PREIT to better control and predict the pro forma effect of the merger on the shareholders of the combined company.

  •
  Accretive Effect in 2004.  PREIT believes that the merger will be accretive to net income per share, funds from operations per share and funds available for distribution in 2004.

  •
  Reduction of Percentage of Joint Venture Assets to Total Assets.  The merger will reduce the proportion of joint ventures and non-controlled assets as a percent of the total assets of PREIT.

  •
  Interest of and Arrangements with Mark E. Pasquerilla.  The PREIT board considered the arrangements made with Mr. Pasquerilla and his affiliates in connection with the merger and related transactions and the benefits of the agreements to PREIT. The PREIT board considered (1) the acquisition of undeveloped out-parcels adjacent to shopping malls owned by Crown that will be purchased by Crown from an entity controlled by Mr. Pasquerilla in exchange for Pasquerilla Plaza, (2) the terms and benefits of the non-competition, shareholder and standstill agreements to be entered into by Mr. Pasquerilla and certain of his affiliates, (3) the terms of the agreement by Mr. Pasquerilla and certain of his affiliates to indemnify PREIT against claims for related party transactions with Crown entered into since January 1, 2000, and (4) PREIT's participation right in net proceeds received by Mr. Pasquerilla or his affiliates upon resale of certain properties prior to the sixth anniversary of the merger, and considered the terms of such arrangements to be fair and advisable to PREIT. See "Agreements with Mark E. Pasquerilla and Affiliates" beginning on page 109 for a more detailed description of the foregoing agreements.

  •
  Opinion of Lehman Brothers Inc.  The PREIT board considered the oral opinion, analyses and presentation of Lehman described below under "—Opinion of Lehman Brothers Inc." including the opinion of Lehman, that, as of the date of that opinion, and based upon and subject to the factors and assumptions set forth in its written opinion of the same date, the weighted average exchange ratio of 0.3225 (based on 0.3589 per Crown common share and 0.2053 per Crown Partnership Unit) to be paid by PREIT pursuant to the merger and the related transactions is fair to PREIT from a financial point of view.

Negative Factors Considered by the PREIT Board

        The PREIT board also considered the following possible negative factors in its deliberations concerning the merger agreement, the merger and the related transactions:

  •
  Increased Leverage.  Upon completion of the merger, PREIT will be more highly leveraged, both on an absolute basis and as a percentage of total assets, thereby exposing PREIT to greater risk and possible limitations on future capital plans and acquisitions.

  •
  Potential Difficulties in Integrating the Two Companies.  There is a risk that the anticipated benefits of the merger might not be fully realized as a result of an inability to achieve the anticipated cost savings and other potential difficulties in integrating the two companies and their respective operations.

  •
  Risks Associated with Non-Core Properties.  PREIT intends to dispose of certain Crown properties and it may be difficult to do so without suffering an economic loss.

  •
  Risks and Costs Associated with Obtaining Required Third-Party Consents.  The consent of certain third-parties are needed to effectuate the merger and there is a risk that PREIT would fail to obtain the required consents or that obtaining those consents would be more costly than anticipated.

  •
  Risks Related to Assumed Indebtedness.  In connection with the merger, PREIT expects to assume Crown's existing mortgage debt, which as of June 30, 2003 aggregated approximately $609.0 million. In addition, PREIT could assume Crown's $175 million line of credit facility with GE Capital Corporation, under which $144.7 million was outstanding as of June 30, 2003. PREIT will attempt to refinance all or portions of the mortgage debt and repay the line of credit facility, but PREIT may not be able to do so on desirable terms, if at all.

  •
  Increased Retail Exposure.  Upon completion of the merger, PREIT will be less diversified and will have increased retail exposure.

  •
  Costs of Merger.  There is significant cost involved in connection with completing the merger and a substantial amount of management time and effort required to effect the merger and integrate the businesses of PREIT and Crown. One time transactional costs associated with the merger are expected to limit the accretive effect of the transaction in the current year.

  •
  Fixed Exchange Ratio.  The number of PREIT shares of beneficial interest and PREIT Partnership Units to be issued in the merger was fixed and will not be adjusted in the event of an increase in the trading price of PREIT shares of beneficial interest relative to the trading price of Crown common shares, which could cause the total value of the consideration to be paid by PREIT to Crown common shareholders in the merger to be higher than expected.

  •
  Retailer Perception and Anchor Expirations.  There is a risk that retailer perceptions of and confidence in Crown's retail portfolio will not change or improve despite PREIT's management expertise and value-creation strategies and, as a consequence, the combined company will not achieve the growth expected. In addition, there is a risk that certain near term anchor expirations in Crown's retail portfolio will not be resolved the way PREIT expects which may also result in the loss, termination or restructuring of other leases in the same center or property.

  •
  Financial Market Perception.  The financial market's perception of the merger could lead in the near or longer term to a decrease in the trading price of the shares of PREIT.

  •
  Risk that Merger May Not Be Completed.  There is a risk that the merger may not be completed based upon the failure to satisfy covenants or closing conditions set forth in the merger agreement resulting in disruption to the business of PREIT.

  •
  Termination Fee.  PREIT may have to pay $20 million in break up or termination fees if the merger is not completed under certain specified circumstances. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 91.

  •
  Interest of and Arrangements with Mark E. Pasquerilla.  The PREIT board also considered the fact that various arrangements were required to be made with Mr. Pasquerilla and his affiliates in connection with the merger and related transactions. In particular, the PREIT board considered (1) the agreement giving Mr. Pasquerilla and his affiliates tax protection on certain asset sales by PREIT following the consummation of the merger and affording Mr. Pasquerilla and his affiliates the benefits of certain other tax-related covenants by PREIT and (2) the registration rights granted to Mr. Pasquerilla and his affiliates. In addition, after the consummation of the merger, Mr. Pasquerilla and his affiliates will own approximately 6.31% of PREIT's outstanding common shares assuming the redemption of their PREIT Partnership Units. See "Agreements With Mark E. Pasquerilla and Affiliates" beginning on page 109 for a more detailed description of the foregoing agreements.

  •
  Other Negative Factors.  The PREIT board also considered the other risks of the merger described in "Risks Associated with the Merger."

        The above discussion is not intended to be exhaustive of all factors considered by the PREIT board but does set forth material positive and negative factors considered by the PREIT board of trustees. At the May 13, 2003 special meeting of the PREIT board, the PREIT trustees unanimously adopted and approved the merger agreement, the merger and the related transactions in light of the various factors described above and other factors that each member of the PREIT board felt was appropriate. In view of the wide variety of factors considered by the PREIT board in connection with its evaluation of the merger and the complexity of these matters, the PREIT board did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather the PREIT board made its determination based on the totality of information presented to it and the deliberations engaged in by it. In considering the factors discussed above, individual trustees may have given different weights to different factors.

Opinion of Lehman Brothers Inc.

        In April 2002, the PREIT board of trustees engaged Lehman Brothers Inc. to act as its financial advisor with respect to its acquisition of Crown and Crown Partnership. On May 13, 2003, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the PREIT board of trustees that, as of such date, and, based upon and subject to certain matters and assumptions stated in its written opinion, from a financial point of view, the weighted average exchange ratio of 0.3225 to be paid by PREIT in connection with the merger was fair to PREIT, in both the scenario where the PREIT multifamily disposition is consummated for $420 million and the scenario where the PREIT multifamily disposition is not consummated.

        The full text of Lehman Brothers' written opinion, dated May 13, 2003, is attached as Annex B to this joint proxy statement/prospectus. Shareholders may read the opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations placed upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers opinion and the methodology that Lehman Brothers used to render its fairness opinion.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of the PREIT board of trustees in connection with its consideration of the merger and related transactions. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any PREIT shareholder as to how the shareholder should vote on the approval of the merger agreement, the merger and the related transactions. Lehman Brothers was not requested to opine as to, and Lehman Brothers' opinion does not address, the PREIT board of trustees' underlying business decision to proceed with or effect the merger and related transactions. This summary should be read with the full text of the opinion.

        In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  •
  the merger agreement, the distribution agreement between Crown and Crown Partnership, the contribution agreement between Crown Partnership and PREIT Partnership, the contribution agreement between PREIT and PREIT Partnership, and the other related agreements (collectively, the "Agreements") and the specific terms contemplated thereby;

  •
  publicly available information concerning Crown that Lehman Brothers believed to be relevant to its analysis, including Crown's Annual Report on Form 10-K for the fiscal year ended

    December 31, 2002 and Crown's Quarterly Supplemental Disclosure for the quarter ended December 31, 2002;

  •
  publicly available information concerning PREIT that Lehman Brothers believed to be relevant to its analysis, including PREIT's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and PREIT's Quarterly Supplemental Disclosure for the quarter ended December 31, 2002;

  •
  financial and operating information with respect to the business, operations and prospects of Crown furnished to Lehman Brothers by Crown and PREIT, including financial projections of Crown prepared by Crown management and financial projections of Crown prepared by management of PREIT;

  •
  financial and operating information with respect to the business, operations and prospects of PREIT (including the six properties recently acquired from The Rouse Company) furnished to Lehman Brothers by PREIT, including financial projections of PREIT prepared by management of PREIT (the "PREIT Projections");

  •
  trading histories of the PREIT common shares and the Crown common shares from January 1, 2001 to May 12, 2003 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of Crown with those of other companies that Lehman Brothers deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of PREIT with those of other companies that Lehman Brothers deemed relevant;

  •
  the relative financial contributions of PREIT and Crown to the future financial performance of the combined company on a pro forma basis;

  •
  the potential pro forma impact on PREIT of the merger and the related transactions, including the effect on PREIT's pro forma funds from operations per share, capitalization and leverage ratios, and the strategic benefits expected by management of PREIT to result from a combination of the businesses of PREIT and Crown;

  •
  a capitalization rate analysis of the aggregate Crown portfolio to be acquired in the merger and the related transactions;

  •
  publicly available reports prepared by independent research analysts with respect to existing and future financial performance of PREIT and Crown; and

  •
  a comparison of the financial terms of the merger and the related transactions with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant.

        In addition, Lehman Brothers had discussions with the managements of Crown and PREIT concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

        In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of the information. Lehman Brothers further relied upon the assurances of the managements of Crown and PREIT that they were not aware of any facts or circumstances that would make the information inaccurate or misleading in any material respect. With respect to the Crown projections provided by Crown, upon advice of Crown, Lehman Brothers assumed that the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Crown's management as to the future performance of Crown. With respect to the Crown projections provided by PREIT, upon advice of PREIT, Lehman Brothers assumed that the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of PREIT's management as to the future performance of Crown, and, following discussions with PREIT's management, Lehman Brothers further assumed that Crown would perform substantially in accordance with these projections. With respect to the PREIT Projections provided by PREIT, upon advice of PREIT, Lehman Brothers assumed that the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of PREIT's management as to the future financial performance of PREIT and that PREIT would perform substantially in accordance with the projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of Crown and PREIT and did not make or obtain any evaluations or appraisals of the assets or liabilities of Crown or PREIT (other than net asset value analyses of Crown and PREIT prepared by Lehman Brothers). Upon advice of PREIT, Lehman Brothers assumed that: (1) the merger between PREIT and Crown will qualify as a tax-free reorganization for United States federal and any applicable state income tax purposes; (2) the merger and the related transactions will not change the REIT status of PREIT for federal income tax purposes; (3) the final form of the Agreements would be substantially similar to the drafts reviewed by Lehman Brothers; and (4) the acquisition by PREIT of the two properties remaining to be acquired from The Rouse Company as of the date of its opinion was fully closed in a manner substantially consistent with the acquisition documents relating thereto as of the date of its opinion.

        In addition, Lehman Brothers expressed no opinion as to: (1) the prices at which PREIT common shares would trade at any time following the announcement of the merger; (2) the prices at which PREIT common shares would trade following the completion of the merger; or (3) the impact that a change in interest rates would have on the market price of the PREIT common shares in the absence of the proposed merger in comparison to the impact that such a change would have on the market prices of the shares of common stock of the companies included in the peer group.

        Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.

        No limitations were imposed by the PREIT board of trustees on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Crown or PREIT, but rather made its determination as to the fairness, from a financial point of view, to PREIT of the weighted average exchange ratio of 0.3225 to be paid by PREIT in the merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Crown and PREIT. None of Crown, PREIT, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the PREIT board of trustees. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole.

Stock Trading History

        During the period from May 13, 2002 to May 12, 2003, the closing price per common share of Crown ranged from $7.84 to $10.75 per share. Based on the exchange ratio for the Crown common shares of 0.3589, the implied transaction price is $10.09. Lehman Brothers noted that this represents a 5.6% discount to Crown's last reported closing price on May 12, 2003 of $10.69.

Historical Exchange Ratio Analysis

        Lehman Brothers also compared the historical average share prices of Crown and PREIT common shares during different periods from May 13, 2001 to May 12, 2003 in order to determine the implied average exchange ratio that existed for those periods. The following table indicates the average exchange ratio of PREIT common shares for Crown common shares for the periods indicated:

Implied Average Exchange Ratio(1)
At May 12, 2003	0.3804x
Trailing 10-trading day period	0.3660x
Trailing 20-trading day period	0.3589x
Trailing 30-trading day period	0.3545x
Trailing 60-trading day period	0.3542x
Trailing 90-trading day period	0.3556x
Trailing 180-trading day period	0.3581x
Trailing 12-month period	0.3571x
Trailing 24-month period	0.3563x

(1)
Represents average closing price of a Crown common share for the indicated period divided by the average closing price of a share of PREIT common share for the same period.

        Lehman Brothers noted that the exchange ratio for the Crown common shares of 0.3589 is below the implied average exchange ratio at May 12, 2003 and substantially consistent with the implied average exchange ratio for the other periods presented above. Lehman Brothers also noted that the implied value range of Crown's common shares, based on PREIT's last reported closing price on May 12, 2003 of $28.10, and calculated by multiplying $28.10 by the low and high implied exchange ratios of 0.3542x and 0.3804x during the measurement period, is $9.95 to $10.69.

Net Asset Value Analysis

        Lehman Brothers performed a net asset value analysis on Crown using both the capitalization rate method and the discounted cash flow method. For both methods Lehman Brothers relied on balance sheet information provided by Crown and on net operating income projections provided by PREIT. By applying nominal capitalization rates of 9.50%, 9.75% and 10.00% to estimated 2003 net operating income, Lehman Brothers calculated Crown's net asset value per share as $11.12, $10.18 and $9.30, respectively. By applying discount rates of 10.50%, 10.75% and 11.00% to net operating income less capital expenditures, and exit nominal capitalization rates of 10.00%, 10.25% and 10.50% to forward 12 month estimated net operating income, Lehman Brothers calculated Crown's net asset value per share as $10.44, $9.51 and $8.62, respectively.

        Lehman Brothers also performed a net asset value analysis on PREIT using the capitalization rate method. In performing the analysis, Lehman Brothers relied on balance sheet information provided by PREIT. For the purposes of this analysis, Lehman Brothers assumed that the PREIT multifamily disposition would be completed for $420 million. By applying nominal capitalization rates of 9.25%, 9.50% and 9.75% to estimated 2003 net operating income produced by PREIT's wholly-owned assets (nominal capitalization rates applied to estimated 2003 net operating income from joint venture owned assets were 150 basis points higher), Lehman Brothers calculated PREIT's net asset value per share as $31.97, $30.13 and $28.37, respectively.

        Lehman Brothers analyzed the ratio of net asset values of Crown to PREIT. The following table indicates the ratio of net asset values and the implied price range of a common share of Crown:

	Crown NAV		PREIT NAV(1)		Ratio of NAVs			Implied Price Range
							PREIT Stock Price
	High	Low	High	Low	High	Low		High	Low
Cap Rate Method	$11.12	$9.30	$31.97	$28.37	0.3918x	0.2908x	$28.10	$11.01	$8.17
Disc. Cash Flow Meth.	$10.44	$8.62	$31.97	$28.37	0.3681x	0.2696x	$28.10	$10.34	$7.58

(1)
PREIT NAV calculated solely based on capitalization rate method.

        In addition, Lehman Brothers analyzed the ratio of net asset values of Crown to PREIT based on Wall Street research analyst estimates. The following table indicates the ratio of net asset values and the implied price range of a common share of Crown:

	Crown NAV		PREIT NAV		Ratio of NAVs			Implied Price Range
							PREIT Stock Price
	High	Low	High	Low	High	Low		High	Low
Analyst Estimates	$11.00	$7.29	$30.00	$28.18	0.3903x	0.2430x	$28.10	$10.97	$6.83

Comparable Trading Company Analysis

        In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to Crown with the companies comprising a peer group composed of The Macerich Company, CBL & Associates Properties, Inc., Taubman Centers, Inc. and Glimcher Realty Trust, as well as a secondary peer group composed of Simon Property Group Inc., General Growth Properties and The Rouse Company. Using publicly available information, Lehman Brothers calculated and analyzed each company's current stock price, dividend yield, market capitalization, historical and projected funds from operations trading multiples and growth rates and leverage ratios. The following table indicates the mean and median values for the peer groups as well as the values for Crown based on the exchange ratio for the Crown common shares of 0.3589 and the closing price of PREIT common shares on May 12, 2003.

		FFO Multiple				FFO Growth Rate		Leverage
	Yield	2002E		2003E		'01-'02	'02-'03	Debt/ MarCap	Debt+Pref/ Mar.Cap
Peer Group:
Mean	6.8%	10.1	x	9.7	x	7.7%	3.7%	54.1%	59.4%
Median	6.4%	10.2	x	9.6	x	10.0%	3.6%	54.7%	61.3%
Secondary Peer Group:
Mean	5.3%	10.0	x	9.4	x	7.9%	7.2%	54.8%	59.8%
Median	4.9%	10.3	x	9.2	x	8.0%	6.3%	52.8%	59.2%
Crown(1):	8.4%	7.4	x	7.0	x	-2.2%	6.6%	60.1%	69.9%
Crown Adj. To Mean Leverage of Comps(1)(2):	8.4%	9.0	x	8.5	x	-19.8%	6.5%	49.6%	59.4%

(1)
Valuation metrics based upon the transaction price of $10.09 as calculated by multiplying PREIT's closing price per common share on May 12, 2003 of $28.10 by the exchange ratio for the Crown common shares of 0.3589.

(2)
For the purposes of this calculation, Lehman Brothers adjusted Crown's leverage to the Peer Group mean leverage.

        Based on Crown's actual 2002 funds from operations ("FFO") per share of $1.36 and the peer group trading multiples, Lehman Brothers calculated that the implied value of Crown's common share ranged from $11.56 to $15.50.

Comparable Transaction Analysis

        Lehman Brothers reviewed the premiums paid in selected retail REIT merger and acquisition transactions valued at up to $1.5 billion that Lehman Brothers deemed comparable to this transaction and which are set forth in the table below. Lehman Brothers calculated the premium per share paid by the acquiror compared to: (1) the share price of the target company on the day immediately prior to the signing of the merger agreement; (2) the share price of the target company 20 days prior to the announcement of the transaction; and (3) the highest share price of the target company during the 52 weeks prior to the closing. The following table indicates the premium of each transaction reviewed by Lehman Brothers and the mean and median premium:

Target	Acquiror	Previous Close	20 Days Prior Share Price	Prior 52 Week High Price	Trailing 12 Month FFO Multiple
Center Trust	Pan Pacific	31.2%	34.5%	5.7%	7.7	x
IRT	Equity One	4.7%	3.0%	(2.6%)	9.6	x
JDN	Developers Diversified Realty	(7.6%)	(12.8%)	(17.1%)	8.3	x
JP Realty	General Growth	6.8%	13.1%	6.5%	9.2	x
Western	Pan Pacific	2.0%	4.1%	0.5%	9.0	x
Bradley	Heritage Property	18.9%	28.0%	2.3%	9.4	x
Price REIT	Kimco	6.7%	10.8%	5.4%	12.4	x

	Mean	9.0%	11.5%	0.1%	9.4	x
	Median	6.7%	10.8%	2.3%	9.6	x

        Lehman Brothers calculated the implied price per share based on the mean and median premiums listed in the above table and the respective share price of Crown common shares and obtained a price range of $10.76 to $11.65. In addition, Lehman Brothers calculated the implied price per share based on the mean and median FFO multiples listed in the above table and obtained a price range of $12.74 to $13.12 for a common share of Crown.

Contribution Analysis

        Lehman Brothers performed an analysis of the respective contributions of Crown and PREIT to the estimated pro forma 2004 common share ownership, net operating income, FFO and funds available for distribution, or FAD, based on projections provided by PREIT, and found that PREIT would contribute 59.3%, 52.2%, 57.1% and 59.6% to estimated pro forma 2004 common share ownership, net operating income, FFO and FAD, respectively, and that Crown would contribute 40.7%, 47.8%, 42.9% and 40.4% to estimated pro forma 2004 common share ownership, net operating income, FFO and FAD, respectively. For purposes of this analysis, the calculations of net operating income, FFO and FAD did not include any potential synergies or cost savings attributable to the merger and the related transactions or any adjustments due to purchase accounting requirements in connection with the merger and the related transactions. FAD was calculated by calculating the FFO less the amortization of the premium of the assumed above market rate debt less straight line rental income less capitalized leasing commissions, tenant improvements and capital expenditure reserves.

Pro Forma Analysis

        Lehman Brothers analyzed the pro forma effect of the merger and the related transactions on PREIT's FFO per share and FAD per share in 2003 and 2004 and PREIT's balance sheet using projections for Crown and PREIT supplied by PREIT. For the purposes of this analysis, Lehman Brothers assumed that the Rouse acquisition and the PREIT multifamily disposition would be completed pursuant to the relevant agreements. Lehman Brothers estimated that, based on these assumptions, the pro forma impact (based on the midpoint of the estimated range) of the merger and the related transactions on the FFO per share and FAD per share of PREIT in 2003 and 2004 would be as follows:

	Pro Forma Impact Accretion/(Dilution)
	2003(1)	2004
FFO per share	(1.6%)	17.2%
FAD per share	(8.3%)	3.1%

(1)
Assumes the merger closes on October 1, 2003.

        Based on such assumptions, Lehman Brothers estimated that pro forma for the merger, PREIT's total debt as a percentage of total market capitalization will increase to 60.9% from 58.1% and its total debt and preferred stock as a percentage of total market capitalization will increase to 65.5% from 58.1%.

        The financial forecasts that underlie the above analysis are subject to substantial uncertainty and, therefore, actual results may be substantially better or worse.

Research Estimates

        Lehman Brothers observed the 12 month price target, net asset value, buy/sell recommendation, FFO per share estimate and adjusted funds from operations, or AFFO, per share estimate for Crown and PREIT based upon current Wall Street research analyst estimates. The Crown research estimates were from Stifel, Nicolaus & Company, Prudential, Citigroup, Hilliard Lyons, Ferris, Baker Watts, Friedman Billings Ramsey and Green Street Advisors. The PREIT research estimates were from Legg Mason Wood Walker, Lehman Brothers, U.S. Bancorp Piper Jaffray and J.P. Morgan. For Crown, the 12 month price targets ranged from $8.00 to $10.50, and the net asset values ranged from $7.29 to

$11.00. For PREIT, the 12 month price targets ranged from $28.00 to $30.00, and the net asset values ranged from $28.18 to $30.00. The averages were as follows:

			FFO Per Share			AFFO Per Share
	12 Month Price Target
		NAV	2002A	2003	2004	2002A	2003	2004
Crown	$9.89	$9.51	$1.36	$1.46	$1.49	$0.99	$1.10	$0.94
PREIT	$29.33	$29.50	$2.85	$3.20	$3.34	$2.38	$2.50	N/A

* * *

        Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The PREIT board of trustees selected Lehman Brothers because of its expertise, reputation and familiarity with the REIT industry.

        Lehman Brothers' total fees for its services in connection with the merger and the related transactions will be $4.375 million, of which $1.8 million has been paid and $2.575 million is payable upon the completion of the merger. PREIT also has agreed to reimburse Lehman Brothers for reasonable expenses incurred in connection with the merger and related transactions and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by the PREIT board of trustees and the rendering of its opinion. Furthermore, PREIT has agreed, in connection with Lehman Brothers' engagement as financial advisor for the merger and the related transactions, that it shall have the right, but not the obligation, for two years from the date of the engagement letter, to arrange for certain equity financings undertaken by PREIT in connection with the merger and PREIT's acquisition of six shopping malls from Rouse and to receive customary compensation for such services. Lehman Brothers has from time to time provided certain investment banking and financial advisory services to PREIT, for which they have received customary fees and commissions, and they expect to provide these services to PREIT in the future, for which they expect to receive customary fees and commissions. Pursuant to the terms of the engagement letter, Lehman Brothers acted as underwriter in connection with PREIT's recently completed public offering of 6.325 million shares, for which its total fees and commissions were approximately $2.4 million. See "Recent Developments—Equity Offering" on page 27.

Crown's Reasons for the Merger; Recommendation of the Crown Board

        Crown's board of trustees unanimously approved the merger agreement, the merger and the related transactions. In the course of reaching its decision to approve the merger agreement, the merger and the related transactions, Crown's board of trustees consulted with certain of Crown's executive officers, as well as its outside legal counsel and its financial advisor. At a special meeting held on May 13, 2003, Crown's board of trustees unanimously:

  •
  determined that the merger is in the best interests of Crown and that the consideration is fair, from a financial point of view, to the holders of Crown common shares;

  •
  approved the merger agreement, the merger and the related transactions;

  •
  directed that the merger agreement be submitted for consideration by the holders of Crown common shares; and

  •
  recommended that holders of Crown common shares vote FOR the proposal to approve the merger agreement, the merger and the related transactions.

        In determining whether to vote FOR approval of the merger agreement, the merger and the related transactions, holders of Crown common shares should be aware that some members of the Crown board of trustees, as well as certain Crown executive officers, have or may have interests in the merger that may differ from, or are in addition to, the interests of holders of Crown common shares generally. See "—Interests of Trustees and Executive Officers of Crown and PREIT in the Merger" beginning on page 65.

        In determining whether to approve the merger agreement, the merger and the related transactions, the Crown board of trustees identified and considered a variety of factors that might impact the long-term as well as short-term interests of Crown and the holders of Crown common shares, including the possibility that these interests may be best served by the continued independence of Crown. As part of its deliberations, Crown's board of trustees evaluated the historical, recent and prospective financial condition, results of operations, capitalization, business quality and operating, strategic and financial risks of Crown and PREIT, considered separately for each entity and on a combined basis for the combined company, including:

  •
  revenues, net operating income, or NOI, funds from operations, or FFO, capital expenditures, tenant incentives and obligations, funds available for distribution, or FAD, and cash available for distribution, or CAD;

  •
  operating performance, trade area demographics and tenant profile of the properties, taken individually and as a whole;

  •
  on-balance sheet and off-balance sheet capitalization, including: (1) the amount, nature, and terms of indebtedness; (2) debt service requirements and fixed charge coverage; and (3) the amount, nature and terms of preferred and common equity accounts;

  •
  the amount and associated yield of dividends received by holders of Crown common shares and PREIT common shares; and

  •
  the liquidity, ownership type and valuation of Crown common shares and PREIT common shares, considered in terms of per share market trading prices, multiple of projected FFO and implied capitalization rate of underlying NOI.

        Set forth below is a discussion of the material positive and negative factors considered by the Crown board of trustees in making its determination to approve the merger agreement, the merger and the related transactions, no one of which was determinative.

Positive Factors Considered by the Crown Board

        In making the determination described above, the Crown board of trustees discussed with Crown senior management, as well as its financial advisors and legal counsel, and considered a number of factors, including, among others, the following material positive factors:

  •
  The Crown board of trustees' assessments that:

  •
  meaningful uncertainties exist as to the timing and extent of Crown's ability, as an independent company, to (1) achieve its financial projections; (2) grow to a size sufficient to optimize its tenant relationships and effectively compete in a consolidating REIT industry; and (3) access capital sources, in particular the public capital markets, and access capital at a low cost, both in absolute terms and relative to its peer companies;

  •
  the combination of the Crown and PREIT property portfolios in shared and complementary markets could provide holders of Crown common shares with access to a portfolio of properties having (1) stronger operating fundamentals on average than Crown's existing portfolios, based on trade area demographics and tenant sales, among other metrics; (2) the leading market share of mall retail space in the greater Philadelphia, Pennsylvania metropolitan area, which is the fourth-largest retailing market in the United States by sales dollars; and (3) greater tenant diversification than Crown's existing portfolio, which could provide increased cash flow stability, additional sources of income and collateral for borrowing purposes, and lower relative exposure to the negative impact of any past or future tenant bankruptcies or disruptions;

    •
    PREIT's experience in and perceived capability to create value in middle-market retail properties would likely enhance the value of Crown's portfolio; and

    •
    The larger total market capitalization of the combined company, approximately $2.7 billion on an implied pro forma basis as of May 13, 2003, would increase the opportunity for increased institutional ownership, research coverage, liquidity and float over time and, as a result, could contribute to the achievement of a lower overall cost of capital for, as well as the increased valuation of the common shares of, the combined company compared to those of Crown historically.

  •
  The agreement by PREIT that, following completion of the merger, PREIT will increase its quarterly cash dividend of $0.51 per share to $0.54 per share, or $2.16 per annum, representing an annual increase of $0.12 per share, or 5.9%.

  •
  The terms of the merger agreement, including that:

  •
  Each Crown common share will be converted into the right to receive 0.3589 PREIT common shares, which as of the close of trading on May 13, 2003 represented an implied value of the consideration to be received by holders of each Crown common share of $10.05, which:

  •
  was calculated using an exchange ratio based on the average closing price of PREIT common shares and Crown common shares for the 20 trading days prior to and including May 12, 2003;

  •
  represented a premium of 15.0% compared to the median net asset value, or NAV, per share of Crown common shares of $8.74, as calculated by Wachovia Securities, as described below;

  •
  equaled a multiple of 6.9 times Crown management's projected 2003 FFO per share of $1.46, compared to Crown's average historical price-to-projected one-year forward FFO multiple for the period January 1, 1999 through December 31, 2002 equal to approximately 5.4 times; and

  •
  represents capitalization of Crown management's projected 2003 NOI of approximately $126.1 million at an implied nominal rate of 9.62%.

  •
  as a condition to closing, the merger qualifies as a tax-free reorganization under the Internal Revenue Code with respect to holders of Crown common shares (see "Material Federal Income Tax Consequences Relating to the Merger" beginning on page 118); and

  •
  two current members of the Crown board of trustees, including Mark E. Pasquerilla, Crown's chairman, chief executive officer and president, and a second trustee (subsequently chosen by PREIT to be Donald F. Mazziotti), will serve for a period of time on the board of trustees of the combined company.

  •
  The expected beneficial impact for holders of Crown common shares of the reduction of the percentage basic common economic interest of Mark E. Pasquerilla and certain of his affiliated entities from approximately 31.3% as of December 31, 2002 to 10% on a combined company basis as a result of (1) certain pre-merger transactions in which reductions occurred with respect to the percentage participation rights of Crown Partnership Units owned by Mark E. Pasquerilla and certain of his affiliated entities, which may not have occurred in the absence of the anticipated merger, and (2) the consummation of the merger.

  •
  The results of the due diligence review of, among other things, PREIT's business and operations, financial condition and management practices and procedures, conducted on behalf of Crown's board of trustees by members of Crown senior management, as well as its financial advisors and legal counsel, including, among other things, site tours of substantially all of PREIT's retail properties.

  •
  The fact that Crown received no substantive proposals for a strategic transaction from other potential acquirors or combination partners.

  •
  The financial presentation of Wachovia Securities to the Crown board of trustees on May 13, 2003, and the oral opinion of Wachovia Securities rendered to the Crown board of trustees on that date to the effect that, as of that date, and subject to and based upon the assumptions made, procedures followed, matters considered and limitations of the review undertaken as set forth in its written opinion of the same date, the consideration to be received by holders of Crown common shares pursuant to the merger is fair, from a financial point of view, to such holders.

Negative Factors Considered by the Crown Board

        The Crown board of trustees also considered the following potentially negative factors, among others, in determining whether to approve the merger agreement, the merger and the related transactions:

  •
  The risk that the anticipated strategic and financial benefits of the merger to the holders of Crown common shares may not be realized as a result of, among other things, possible changes in the real estate and retail industries affecting the markets in which the combined company will operate or in general.

  •
  The substantial management time, effort and resources required to effectuate, as well as the significant costs, uncertainties and risks associated with, the successful financing, consummation, integration and/or operation by PREIT of:

  •
  the sale of its multifamily properties;

  •
  its acquisition of certain retail mall properties from The Rouse Company, in light of the fact that the combined company's retail mall portfolio after such acquisition and completion of the merger is expected to be more than twice the size of PREIT's retail portfolio as of December 31, 2002 and may include certain historically under-performing retail mall properties acquired as part of the Rouse acquisition; and

  •
  the merger of Crown with and into PREIT, particularly in light of the absence of any financing-related conditions to the merger, which could mean the anticipated refinancing of PREIT's debt might not occur even if the merger is completed.

  •
  The potential for significant loss of value by holders of Crown common shares, as well as the potential negative impact upon the operations and prospects of an independent Crown, in the event that the merger is not consummated, resulting from, among other things:

  •
  the likely decline in trading value of Crown common shares in the event of a termination of the merger agreement, notwithstanding the possibility that pursuant to the merger agreement Crown may be paid a $20 million termination fee by PREIT under certain circumstances;

    •
    the requirement for Crown to pay termination expenses to PREIT of $7 million if the merger agreement is terminated under certain circumstances or of $3.5 million if the merger agreement is terminated under certain other circumstances; and

    •
    the impact of certain on-going restrictions on Crown's operations between signing and closing or termination pursuant to the merger agreement.

  •
  The potential negative effect on Crown's ability to retain key employees as a result of the public announcement of the merger or, possibly, the termination of the merger agreement.

  •
  The sustainability of or increase to, on an independent basis, the higher valuation of PREIT common shares since March 6, 2003 compared to the recent historic valuation of PREIT common shares prior to March 6, 2003.

  •
  The fact that, pursuant to the merger agreement:

  •
  the consideration to be received by holders of Crown common shares as of the close of trading on May 13, 2003 represented an implied value of the consideration to be received by holders of Crown common shares of $10.05 which:

  •
  represented a discount of 6.5% as compared to the $10.75 closing price per share of Crown common shares on May 13, 2003;

  •
  does not reflect a premium over the average closing price per share of Crown common shares over the 20 trading days prior to May 13, 2003; and

  •
  equals a multiple of 6.9 times Crown management's projected 2003 FFO per share of $1.46, as compared to the average price-to-projected 2003 FFO multiple of certain publicly-traded retail mall companies of approximately 9.3 times as of May 13, 2003, as calculated by Wachovia Securities, as described below;

  •
  the consideration to be received by holders of Crown common shares will be in the form of PREIT common shares at a fixed exchange ratio, which depending on the closing price of PREIT common shares upon the completion of the merger, could result in a loss of value for the holders of Crown common shares compared to historical prices paid for Crown common shares prior to and including May 13, 2003; and

  •
  the election of two members of the current Crown board of trustees to serve as members of the expected 11 member board of trustees of the PREIT is not proportionate to the approximately 42% basic common economic ownership of the holders of Crown common shares pro forma following the completion of the merger assumed by the Crown board of trustees in the deliberations.

  •
  The fact that holders of Crown common shares currently receive an annual per share dividend of $0.86 and that after giving effect to the merger and the proposed increase in PREIT's dividend to a rate of $2.16 per share per year, holders of Crown common shares will receive the equivalent of $0.775 per Crown common share per year, or a 9.86% reduction from the current dividend on Crown common shares.

  •
  Crown senior management's expectation that a greater percentage of the combined company's future dividends on common shares would be largely taxable to recipients compared to the recent trends for dividends paid on Crown common shares, which for income tax purposes primarily have constituted a non-taxable return of capital, thus further reducing the effective after-tax dividend return for taxable holders of the combined company's common shares relative to recent trends for holders of Crown common shares. However, Crown management recognized that dividends paid on Crown common shares in the future may not continue to be treated primarily as a non-taxable return of capital.

  •
  The Crown board of trustees considered the possibility that under certain circumstances completion of the Rouse shopping mall acquisition, the multifamily disposition and the possible raising of additional equity by PREIT could result in pro forma FFO per share of PREIT below estimates.

        The above discussion of the material factors considered by the Crown board of trustees is not intended to be exhaustive, but does set forth the principal positive and negative factors considered by the Crown board of trustees. The Crown board unanimously approved the merger agreement, the merger and the related transactions and recommended approval of the merger in light of the various factors described above and other factors that each member of the Crown board of trustees felt was appropriate.

        In view of the wide variety of factors considered by the Crown board in connection with its evaluation of the merger and the complexity of these matters, the Crown board did not consider it practical and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Crown board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual trustees may have given different weights to different factors.

Opinion of Wachovia Securities

        Crown's board of trustees retained Wachovia Securities to act as its exclusive financial advisor in connection with the merger. The board selected Wachovia Securities to act as its exclusive financial advisor based on Wachovia Securities' qualifications, expertise and reputation and its knowledge of Crown's business and affairs. At the meeting of the Crown board of trustees on May 13, 2003, Wachovia Securities rendered its oral opinion, subsequently confirmed in writing as of that date, that as of May 13, 2003, and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken, in its opinion, the consideration to be received by holders of Crown common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Wachovia Securities' opinion, dated as of May 13, 2003, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wachovia Securities, is attached as Annex C to this joint proxy statement/prospectus. We urge you to read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion.

        Wachovia Securities' opinion, which was directed to Crown's board, addressed only the fairness, from a financial point of view, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken, in its opinion, to holders of Crown common shares of the consideration to be received by such holders in the merger pursuant to the merger agreement, and did not address any other aspect of the merger.

        At the Crown board of trustees' direction, Wachovia Securities' opinion did not address Crown's underlying business decision to proceed with or effect the merger, nor did it constitute a recommendation to any Crown shareholder as to how the shareholder should vote with respect to the merger. Wachovia Securities was neither asked to, nor did it, offer any opinion as to any term of the merger agreement or the form of the merger, other than as to the fairness, from a financial point of view, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken, in its opinion, to the holders of Crown common shares of the consideration to be received by such holders in the merger pursuant to the merger agreement. In rendering its opinion, Wachovia Securities assumed, with the consent of the Crown board of trustees, that each party to the merger agreement would comply with all the material terms of the merger agreement.

        In arriving at its opinion, Wachovia Securities, among other things:

  •
  reviewed the merger agreement, including the financial terms of the merger agreement;

  •
  reviewed certain business, financial and other information, including financial forecasts, regarding each of Crown and PREIT that was publicly available or furnished to Wachovia Securities by Crown's and PREIT's management, and discussed each company's business and prospects with its management;

  •
  considered certain financial data for each of Crown and PREIT and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed to be relevant;

  •
  compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed to be relevant;

  •
  calculated a net asset value per common share for each company based on its 2003 projected net operating income, adjusted for capital reserves;

  •
  developed discounted cash flow models for each of Crown and PREIT;

  •
  reviewed the potential pro forma financial impact of the merger on PREIT; and

  •
  considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed to be relevant.

        In connection with its review, Wachovia Securities relied upon the accuracy and completeness of the foregoing financial and other information and did not assume any responsibility for any independent verification of the information. With respect to Crown's and PREIT's financial forecasts, Wachovia Securities assumed that each was reasonably prepared and reflected the best current estimates and judgments of management as to the future financial performance of each company. Wachovia Securities discussed each of Crown's and PREIT's financial projections with each company's management, but assumed no responsibility for and expressed no view as to financial projections of either Crown or PREIT or the assumptions upon which they were based. In arriving at its opinion, Wachovia Securities conducted limited physical inspections of certain of the properties or facilities of each of Crown and PREIT, but did not make any comprehensive evaluations or appraisals of the assets or liabilities of Crown or PREIT.

        Wachovia Securities also assumed that the merger contemplated by the merger agreement would be consummated on the terms described in the merger agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions would be imposed that would have a material adverse effect on the merger or other actions contemplated by the merger agreement. Wachovia Securities further assumed that the merger would qualify as a tax-free reorganization and that, after the merger, PREIT would continue to qualify as a REIT for federal and state income tax purposes. Wachovia Securities' opinion is necessarily based on economic, market, financial and other conditions and the information made available to it as of May 13, 2003.

        Wachovia Securities' opinion does not address the relative merits of the merger or other actions contemplated by the merger agreement compared with other business strategies that may have been considered by Crown's management and/or board of trustees or any committee thereof. Wachovia Securities did not consider, nor did it express any opinion with respect to, the prices at which Crown's common shares or PREIT's common shares will trade, if at all, following announcement of the merger.

        The following summaries of Wachovia Securities' financial analyses present some information in tabular format. In order to fully understand the financial analyses used by Wachovia Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wachovia Securities' opinion.

        No limitations were imposed by Crown on the scope of Wachovia Securities' investigation or the procedures to be followed by Wachovia Securities in rendering its opinion. In connection with the preparation and delivery of its opinion, Wachovia Securities performed a variety of financial and comparative analyses, which are described below.

        In arriving at its opinion, Wachovia Securities did not ascribe a specific range of value to Crown, but rather made its determination on the basis of the multiple financial and comparative analyses described below.

Comparable Trading Company Analysis

        Using publicly available information and estimates of 2003 funds from operations (FFO) published by First Call, Wachovia Securities analyzed the market value of certain trading multiples of selected publicly traded REITs that own retail real estate and that Wachovia Securities believed were reasonably comparable to Crown. These companies included:

CBL & Associates Properties, Inc. Glimcher Realty Trust The Rouse Company	General Growth Properties, Inc. The Macerich Company Simon Property Group, Inc.

        For each of the comparable companies, Wachovia Securities calculated the multiples of market value to projected funds from operations for 2003, as reported by First Call, and based on May 9, 2003 closing share prices. Wachovia Securities calculated a range consisting of the high, mean, median and low multiples for the comparable companies and applied this range to the consensus First Call 2003 FFO estimate for Crown of $1.46 resulting in the following range of implied share prices for each common share of Crown:

	2003 FFO Multiple	Implied Crown Share Price
High	9.8x	$14.28
Mean	9.3x	$13.57
Median	9.3x	$13.57
Low	8.5x	$12.40

        For PREIT, a broader list of publicly traded REITs that own retail real estate was selected for comparison purposes consisting of:

CBL & Associates Properties, Inc. Developers Diversified Realty Corporation Glimcher Realty Trust Simon Property Group, Inc.	Colonial Properties Trust General Growth Properties, Inc. The Macerich Company Washington Real Estate Investment Trust

        For each of the comparable companies, Wachovia Securities calculated the multiples of market value to projected funds from operations for 2003, as reported by First Call, and based on May 9, 2003 closing share prices. Wachovia Securities calculated a range consisting of the high, mean, median and low multiples for the comparable companies and applied this range to the consensus First Call 2003 FFO estimate for PREIT of $3.20 resulting in the following range of implied share prices for each common share of PREIT:

	2003 FFO Multiple	Implied PREIT Share Price
High	13.7x	$43.69
Mean	9.9x	$31.81
Median	9.6x	$30.63
Low	8.5x	$27.17

        Based upon the high and low implied common share prices of Crown and PREIT calculated by Wachovia Securities in its comparable trading company analysis, Wachovia Securities calculated the following implied exchange ratios in the proposed merger.

Crown Low Share Price to PREIT High Share Price

Crown: Low: $12.40	PREIT High: $43.69
Implied Exchange Ratio:	.2838

Crown High Share Price to PREIT Low Share Price

Crown High: $14.28	PREIT Low: $27.17
Implied Exchange Ratio:	.5256

        Wachovia Securities noted that the exchange ratio of .3589 in the proposed merger is within this range of implied exchange ratios.

        None of the companies utilized in the above analysis for comparative purposes is identical to Crown or PREIT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies as well as the potential trading value of Crown or PREIT. In addition, the multiples of common share price to projected 2003 FFO per share for the comparable companies are based on projections prepared by securities analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

Comparable Transaction Analysis

        Using publicly available information, Wachovia Securities examined selected transactions involving publicly traded real estate companies announced from September 25, 2000 to the date of its opinion. These transactions were deemed relevant by Wachovia Securities principally based on the consistency of property types owned by the acquirors and targets with those owned by Crown and PREIT. The selected transactions were:

Target	Acquiror
Center Trust, Inc.	Pan Pacific Retail Properties, Inc.
IRT Property Company	Equity One, Inc.
JDN Realty Corporation	Developers Diversified Realty Corporation
JP Realty, Inc.	General Growth Properties, Inc.
Urban Shopping Centers, Inc.	Rodamco North America NV

        Using publicly available information and estimates of future financial results published by First Call, Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low adjusted market values to forward FFO multiples for the comparable transactions and applied this range to the consensus First Call 2003 FFO estimate for Crown of $1.46 and PREIT of $3.20 resulting in the following range of implied share prices for each common share of Crown and PREIT.

Crown	Transaction FFO Multiple	Implied Crown Share Price
High	12.9x	$18.83
Mean	9.6x	$14.02
Median	9.1x	$13.29
Low	7.5x	$10.95
PREIT	Transaction FFO Multiple	Implied PREIT Share Price
High	12.9x	$41.28
Mean	9.6x	$30.72
Median	9.1x	$29.12
Low	7.5x	$24.00

        Based upon the high and low implied common share prices of Crown and PREIT calculated by Wachovia Securities in its comparable transaction analysis, Wachovia Securities calculated the following implied exchange ratios in the proposed merger.

Crown Low Share Price to PREIT High Share Price

Crown Low: $10.95	PREIT High: $41.28
Implied Exchange Ratio:	.2653

Crown High Share Price to PREIT Low Share Price

Crown High: $18.83	PREIT Low: $24.00
Implied Exchange Ratio:	.7846

        Wachovia Securities noted that the exchange ratio of .3589 in the proposed merger is within this range of implied exchange ratios.

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between Crown's businesses, operations and prospects and those of the comparable acquired companies, Wachovia Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Wachovia Securities also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed merger that could affect Crown's acquisition values and those of such acquired companies.

Premiums Paid Analysis

        Wachovia Securities reviewed the same transactions used in the comparable transaction analysis to analyze the premium or discount paid by the acquiror in relation to the closing market price of the target company's common shares 30 days, 60 days and 90 days prior to the announcement of the respective transaction.

        Using publicly available information, Wachovia Securities calculated, among other things, a range consisting of the high and low premium paid in these transactions and applied this range to Crown's common share closing market price of $10.75 and PREIT's common share closing price of $28.85 as of May 9, 2003. This analysis resulted in the following range of implied share prices for each common share of Crown and PREIT.

Crown	Premium Paid on Comparable Transactions	Implied Crown Share Price
High	43.5%	$15.43
Low	(12.0)%	$9.46
PREIT	Premium Paid on Comparable Transactions	Implied PREIT Share Price
High	43.5%	$41.40
Low	(12.0)%	$25.39

        Based upon the high and low implied common share prices of Crown and PREIT calculated by Wachovia Securities in its analysis, Wachovia Securities calculated the following implied exchange ratios in the proposed merger.

Crown Low Share Price to PREIT High Share Price

Crown Low: $9.46	PREIT High: $41.40
Implied Exchange Ratio:	.2285

Crown High Share Price to PREIT Low Share Price

Crown High: $15.43	PREIT Low: $25.39
Implied Exchange Ratio:	.6077

        Wachovia Securities noted that the exchange ratio of 0.3589 in the proposed merger is within this range of implied exchange ratios.

Net Asset Value Analysis

        Using information provided by Crown, Wachovia Securities calculated the net asset value per share of Crown. For this calculation, Wachovia Securities applied a range of capitalization rates from 9.50% to 10.50% to Crown management's projected 2003 net operating income. The resulting gross real estate value was added to the gross value of Crown's other assets, less the outstanding debt of Crown and Crown's obligations pursuant to joint ventures, adjustments for debt (marked-to-market) and certain other liabilities, to arrive at an equity net asset value per share. In applying the range of capitalization rates, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset value analysis produced an estimated per share value range of $7.15 to $10.50 for Crown.

        Wachovia Securities also calculated the net asset value per share of PREIT. For this calculation, Wachovia Securities applied a range of capitalization rates from 9.00% to 10.0% to PREIT's projected 2003 net operating income for the retail assets that it owned as of May 13, 2003. The resulting gross real estate value was added to the gross value of PREIT's other assets and the announced cost of the assets that it agreed to purchase from The Rouse Company less the outstanding debt of PREIT and PREIT's obligations pursuant to joint ventures, adjustments for debt (marked-to-market) and certain other liabilities, to arrive at an equity net asset value per share. Wachovia Securities assumed that the net proceeds from the sale of PREIT's multifamily properties were used to reduce PREIT's debt. In applying the range of capitalization rates, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset value analysis produced an estimated per share value range of $27.41 to $31.69 for PREIT.

        Based upon the high and low implied common share prices of Crown and PREIT calculated by Wachovia Securities in its analysis of net asset value, Wachovia Securities calculated the following implied exchange ratios in the proposed merger.

Crown Low Share Price to PREIT High Share Price

Crown Low: $7.15	PREIT High: $31.69
Implied Exchange Ratio:	.2256

Crown High Share Price to PREIT Low Share Price

Crown High: $10.50	PREIT Low: $27.41
Implied Exchange Ratio:	.3831

        Wachovia Securities noted that the exchange ratio of .3589 in the proposed merger is within this range of implied exchange ratios.

Discounted Cash Flow Analysis

        Wachovia Securities performed a discounted cash flow analysis by calculating the present value of cash available for distribution for 2003 through 2006 for Crown based on management projections. Wachovia Securities calculated the terminal values by applying terminal capitalization rates ranging from 9.50% to 10.50%. Wachovia Securities discounted the cash flows and the terminal values to present values based on discount rates ranging from 10.0% to 13.0%. The discounted cash flow analysis produced an estimated per share value range of $8.19 to $11.33 for Crown's common shares.

        Wachovia Securities also performed a discounted cash flow analysis by calculating the present value of cash available for distribution for 2003 through 2006 for PREIT based on management projections for 2003 and by applying certain growth rates to PREIT's cash available for distribution for 2004 through 2006. Wachovia Securities calculated the terminal values by applying terminal capitalization rates ranging from 9.00% to 10.00%. Wachovia Securities discounted the cash flows and the terminal values to present values based on discount rates ranging from 10.0% to 13.0%. The discounted cash flow analysis produced an estimated per share value range of $25.21 to $32.85 for PREIT's common shares.

        Based upon the high and low implied common share prices of Crown and PREIT calculated by Wachovia Securities in its discounted cash flow analysis, Wachovia Securities calculated the following implied exchange ratios in the proposed merger.

Crown Low Share Price to PREIT High Share Price

Crown Low: $8.19	PREIT High: $32.85
Implied Exchange Ratio:	.2493

Crown High Share Price to PREIT Low Share Price

Crown High: $11.33	PREIT Low: $25.21
Implied Exchange Ratio:	.4494

        Wachovia Securities noted that the exchange ratio of .3589 in the proposed merger is within this range of implied exchange ratios.

General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Wachovia Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Wachovia Securities believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.

        In performing its analyses, Wachovia Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Crown's control. No company, transaction or business used in the analyses described above is identical to Crown or the proposed merger. Any estimates contained in Wachovia Securities' analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Wachovia Securities' analysis of the fairness, from a financial point of view, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken, in its opinion, to the holders of Crown common shares of the consideration to be received by such holders pursuant to the terms of the merger agreement and were conducted in connection with the delivery by Wachovia Securities of its opinion dated May 13, 2003 to Crown's board of trustees. Wachovia Securities' analyses do not purport to be appraisals or to reflect the prices at which shares of Crown common shares might actually trade. The consideration to be paid to holders of Crown common shares in the merger agreement was determined through negotiations between Crown, PREIT, members of their respective senior management teams and respective advisors, and was approved by Crown's board of trustees. Wachovia Securities did not recommend any specific consideration to Crown or that any given consideration constituted the only appropriate consideration for the merger.

        Wachovia Securities' opinion was one of the many factors taken into consideration by Crown's board of trustees in making its determination to approve the merger. Wachovia Securities' analyses summarized above should not be viewed as determinative of the opinion of Crown's board of trustees with respect to Crown's value or of whether the board would have been willing to agree to a different form of consideration.

        Wachovia Securities is a nationally recognized investment banking and advisory firm and a subsidiary of Wachovia Corporation. Wachovia Securities, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) may maintain relationships with Crown or PREIT, as well as any of their principals or affiliates. Additionally, in the ordinary course of its business, Wachovia Securities may trade in the securities of Crown and PREIT for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Wachovia Securities and its affiliates have provided financial advisory and financing services to Crown and PREIT and certain of their affiliates, and has received customary fees for the rendering of these services.

        During the past two years, Wachovia Securities and its affiliates have participated as lenders in PREIT's revolving credit facility as well as financing facilities for PREIT and its affiliates. Wachovia Securities and its affiliates have received customary fees and interest payments on the loans of which all or a substantial portion were paid to Wachovia Bank, National Association in its capacity as lender.

        Crown has paid Wachovia Securities a fee of $300,000, which represented a non-refundable cash fee paid to Wachovia Securities upon the delivery of its fairness opinion to Crown's board of trustees. The full amount of this fee became fully earned and payable at the time Wachovia Securities rendered its fairness opinion, and no part of such fee was contingent upon the approval or consummation of the merger. Crown has also agreed to pay Wachovia Securities an additional fee of approximately $4.0 million for its financial advisory services, which included financial and market-related advice in connection with the merger. The fee payable with respect to Wachovia Securities' financial advisory services is based on the total value of the PREIT common shares and PREIT 11% preferred shares to be issued to holders of Crown common shares and Crown 11% preferred shares in the merger (valued at the higher of the fair market value on the closing date or the date the merger was announced) and the amount of Crown debt outstanding as of the closing, and is contingent on the consummation of the merger. Crown has also agreed to reimburse Wachovia Securities for its expenses incurred in performing its services and to indemnify Wachovia Securities and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Wachovia Securities or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Wachovia Securities' engagement and any related transactions.

Trustees and Executive Officers of PREIT After the Merger

        Following the merger, the nine current trustees of PREIT (assuming the election of Mr. Roberts at the PREIT special meeting) will remain as trustees of the combined entity. In addition, following the merger PREIT will expand its board of trustees by one class A member and one class B member and Mark E. Pasquerilla will be appointed to fill the vacant class A board seat and Donald F. Mazziotti will be appointed to fill the class B board seat. Messrs. Pasquerilla and Mazziotti will be appointed at the first regular meeting of PREIT's board of trustees following the effective time of the merger. Messrs. Pasquerilla and Mazziotti will be required to stand for reelection at the first PREIT shareholders meeting following their becoming trustees and at such time PREIT will include and recommend each of them in the management slate of nominees. If they are so reelected, then they will continue to serve for the remaining term of their respective class, which is until the 2005 annual meeting of shareholders for class A trustees and until the 2006 annual meeting of shareholders for class B trustees.

        Thereafter, PREIT has agreed to include Mr. Pasquerilla in the management slate of nominees for class A trustees until the earlier of (1) the date on which Mr. Pasquerilla and certain entities controlled by Mr. Pasquerilla and their affiliates beneficially owns less than 70% of the aggregate number, as adjusted, of PREIT common shares and Class B PREIT Partnership Units issued to them pursuant to the merger and other transactions contemplated in the merger agreement or (2) the date, after the 8th anniversary of the merger, on which such group beneficially owns in the aggregate less than 7.5% of the total outstanding PREIT common shares on a fully diluted basis.

        Following the merger, the current executive officers of PREIT will remain as executive officers of PREIT. It is not currently anticipated that any current executive officers of Crown will become executive officers of PREIT following the merger.

Interests of Trustees and Executive Officers of Crown and PREIT in the Merger

        In considering the recommendation of the Crown board with respect to the merger, Crown shareholders should be aware that, as described below, some Crown trustees and executive officers have interests in the merger that differ from, or are in addition to, the interests of Crown shareholders generally.

        Trustees of PREIT After the Merger.    Following the merger, the nine current trustees of PREIT (assuming the election of Mr. Roberts at the PREIT special meeting) will remain as trustees of the combined company. In addition, Messrs. Pasquerilla and Mazziotti will become trustees of the combined company. See "—Trustees and Executive Officers of PREIT After the Merger" on page 64.

        Indemnification and Insurance.    The merger agreement provides that PREIT and PREIT Partnership will provide exculpation and indemnification for each person who has been at any time on or before May 13, 2003, or who becomes before the completion of the merger, an officer, director or trustee of Crown or any Crown subsidiary which is the same as the exculpation and indemnification provided by Crown and Crown Partnership immediately before completion of the merger, with specified limited exceptions. In addition, PREIT and PREIT Partnership will indemnify and hold harmless those persons against any losses, claims, liabilities, expenses, judgments, fines and amounts paid in settlement arising out of the fact that the person is or was an officer, employee, director or trustee of Crown or any of Crown's subsidiaries or out of the merger agreement or the transactions contemplated by the merger agreement to the fullest extent permitted by law. Further, PREIT has agreed to purchase directors' and officers' liability insurance coverage for the benefit of those individuals currently covered by Crown's insurance for a period of six years following the merger. For a more complete discussion of these provisions of the merger agreement, see "The Merger Agreement—Indemnification; Directors' and Officers' Insurance" beginning on page 101.

  Equity-Based Awards.

        Crown Trustees. As of September 1, 2003, one of the four Crown trustees who are not employees of Crown holds an aggregate of 30,000 options to purchase Crown common shares with a weighted average exercise price of $7.58 per share. As of the effective time of the merger, all of these options automatically will be converted into options to purchase a number of PREIT common shares equal to the number of Crown options multiplied by the exchange ratio of 0.3589, with an exercise price equal to the exercise price of the Crown options divided by 0.3589. All of these options already are vested according to their terms, and the substituted PREIT options will remain exercisable until the earlier of six months after the effective time of the merger or the expiration date of the original Crown options. The expiration date will be determined without regard to the trustee's resignation or termination of service.

        Crown Executive Officers. The eight Crown executive officers, of whom Messrs. Stevens, Zucco and Pasquerilla also are Crown trustees, are employed by Crown Partnership and as of September 1, 2003 seven of these officers hold vested options to purchase an aggregate of 552,000 Crown Partnership Units with a weighed average exercise price of $7.60 per unit, and unvested options to purchase an aggregate of 171,000 Crown Partnership Units with a weighted average exercise price of $5.73 per unit.

        Mark E. Pasquerilla never participated in Crown's option plan and holds no options. The following table sets forth information about options held by the eight Crown executive officers as of September 1, 2003:

Name	Units Subject to Vested Options	Units Subject to Unvested Options	Total Units Subject to Options	Average Per Unit Exercise Price of Total Units Subject to Options
Mark E. Pasquerilla	—	—	—	N/A
Terry L. Stevens	122,000	53,000	175,000	$7.15
Donato B. Zucco	76,000	39,000	115,000	$6.74
Thomas Stephenson	144,000	21,000	165,000	$7.44
Nicholas O. Antonazzo	134,000	21,000	155,000	$7.42
Robert J. Griffith	70,000	15,000	85,000	$7.25
Ronald P. Rusinak	—	13,000	13,000	$5.61
John A. Washko	6,000	9,000	15,000	$5.44

	552,000	171,000	723,000	$7.16

        As of the effective time of the merger, all of these options automatically will be converted into options to purchase a number of PREIT common shares equal to the number of Crown Partnership options multiplied by the exchange ratio of 0.3589, at an exercise price equal to the exercise price of the Crown Partnership options divided by 0.3589, and will be treated as follows:

  •
  if the Crown executive officer is hired by PREIT and remains an employee of PREIT on the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the Crown executive officer's unvested options will vest on that date. These options, together with the Crown executive officer's previously vested options, will remain exercisable according to their terms as if the Crown executive officer's employment with Crown Partnership had not terminated;

  •
  if the Crown executive officer is hired by PREIT but his employment is terminated by PREIT other than for cause before the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the Crown executive officer's unvested options will vest on the date of termination. These options will remain exercisable until the earlier of six months after the termination or the original expiration date of the option, and the Crown executive officer's previously vested options will remain exercisable for the period following such termination provided for by the original terms of the options; or

  •
  if the Crown executive officer is not offered employment with PREIT or is offered employment by PREIT at a location that is more than 25 miles from his position with Crown Partnership or conditioned upon a material reduction in pay and the Crown executive officer does not accept such offer, then the Crown executive officer's unvested options will vest at the effective time of the merger. These options, together with his previously vested options, will remain exercisable until the earlier of six months after the effective time of the merger or the original expiration date of the options. The expiration date will be determined without regard to the executive officer's termination of employment.

        Employment Continuation Agreements.    Crown Partnership has entered into "employment continuation agreements" with Crown executive officers that provide for severance benefits under specified circumstances in the event of a change of control or a potential change of control. A change of control under each of the employment continuation agreements means:

  •
  any person becomes the owner of Crown Partnership securities possessing 30% or more of the voting power of Crown Partnership;

  •
  the completion of a tender offer of Crown Partnership securities entitling the holders thereof to 30% or more of the voting power of Crown Partnership;

  •
  a change in 50% or more of the members of any class of the board is made by other than Crown Partnership or less than 51% of the board members are (1) individuals who were board members immediately prior to the change of control, or (2) individuals whose election or nomination for election was approved by a vote of at least two-thirds of the board members then in office who either were board members immediately prior to the change of control or whose election or nomination for election was previously so approved; or

  •
  the occurrence of a merger, consolidation, share exchange, division, sale or other disposition of assets following which the Crown Partnership shareholders immediately prior to the transaction cease to hold a majority of the voting power of the surviving entity, or, if an asset sale, of each surviving company which immediately following the transaction holds more than 30% of the consolidated assets of Crown Partnership.

        A potential change of control under each of the employment continuation agreements occurs if:

  •
  any person commences a tender offer for securities representing at least 30% of the voting power of Crown Partnership or announces or otherwise makes known the intent to commence such a tender offer;

  •
  Crown Partnership enters into an agreement which, if consummated, would constitute a change of control; or

  •
  a proxy solicitation is commenced by other than Crown Partnership for the election of Crown Partnership board members that, if successful, would effect a change of control.

        If an executive officer subject to an employment continuation agreement is terminated without cause or terminates for good reason within 36 months, or 24 months in certain cases, following a change of control, or if the executive officer is terminated without cause or terminates for good reason following a potential change of control and a change of control occurs within six months of termination, Crown Partnership will make a lump sum payment of the following amount, which we refer to as the Severance Amount, to the executive officer:

  •
  the executive officer's earned but unpaid base salary; and

  •
  three times, in the case of Messrs. Pasquerilla, Stevens and Zucco, and two times in the case of Messrs. Antonazzo, Stephenson, Griffith, Rusinak and Washko, the sum of (a) the executive officer's annual rate of base salary in effect at the time of his termination, and (b) the average of the bonuses payable to the executive officer for the three fiscal years (two fiscal years in the case of Mr. Griffith) preceding the date of termination.

        Crown Partnership will also pay the executive officer any vested amounts or benefits owed to the executive officer under Crown Partnership's employee benefit plans, including any compensation previously deferred and not yet paid and any accrued but unpaid vacation pay, which we refer to as Accrued Obligations. The Accrued Obligations will be paid in accordance with the terms of the applicable employee benefit plan.

        In addition, each employment continuation agreement provides that the executive officer and his eligible dependents will continue to be eligible to participate in Crown Partnership's welfare and fringe benefit plans on the same terms and conditions that would have applied had the executive officer's employment not terminated. If such participation is prohibited, Crown Partnership will provide comparable benefits under another plan or from its general assets. Coverage will continue until the earlier of (a) the date the executive officer becomes eligible for comparable benefits under a similar plan or program of a subsequent employer, and (b)(1) the 36-month anniversary of the date of termination in the case of Messrs. Pasquerilla, Stevens and Zucco, and (2) the 24-month anniversary of the date of termination in the case of Messrs. Antonazzo, Stephenson, Griffith, Rusinak and Washko.

        Crown Partnership may terminate the employment of an executive officer for cause if he is convicted of a felony, if he commits an act of dishonesty or gross misconduct that results or is intended to result in material damage to Crown Partnership's business or reputation, or if he willfully and continually fails to substantially perform his duties after a written demand for substantial performance is delivered. Following a change of control or a potential change of control, an executive officer may terminate his employment for good reason if any of the following occurs without the executive officer's written consent:

  •
  the assignment of duties to the executive officer inconsistent in any material adverse respect with respect to the executive officer's position, authority, responsibilities or status, any other material adverse change in his position, authority, responsibilities or status, or any removal or failure to re-elect the executive officer to any position;

  •
  Crown Partnership's failure to comply with the compensation and employee benefit provisions of the employment continuation agreement;

  •
  the purported termination of employment of the executive officer which is not due to his disability, death, retirement, or voluntary termination without good reason, or is not for cause;

  •
  the required relocation of the executive officer to an office by more than 35 miles or the required travel on company business to a substantially greater extent than required immediately prior to the change of control; and

  •
  Crown Partnership's failure to obtain assumption of the executive officer's employment continuation agreement by any successor to Crown Partnership.

        If any amount or benefit paid to an executive officer under his employment continuation agreement or otherwise would result in an excise tax imposed by Section 4999 of the Internal Revenue Code, and if the executive officer would receive a greater net after-tax amount if the total amount payable to him were reduced by the amount necessary to avoid triggering the excise tax, then the amount payable to the executive officer under the employment continuation agreement will be reduced by the amount necessary to avoid triggering the excise tax. Neither Crown nor PREIT has made a final determination that any reduction to payments will be required to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code.

        PREIT has agreed that (1) the signing of the merger agreement with Crown is a potential change of control as defined in the employment continuation agreements, (2) the consummation of the transactions contemplated under the merger agreement with Crown will constitute a change of control as defined in the employment continuation agreements, (3) the termination of employment of an employee covered by an employment continuation agreement will be a termination other than for cause, (4) the resignation of employment by an employee covered by an employment continuation agreement will be a termination with good reason, (5) such employees will be entitled to a Severance Amount and the continuation of benefits as provided in their respective employment continuation agreements, and (6) Severance Amounts will be paid by PREIT within ten business days of the closing date of the merger and employee benefits will be continued by PREIT for the time periods specified in the employment continuation agreements.

        Under Mr. Pasquerilla's employment continuation agreement, Mr. Pasquerilla will be eligible to receive an estimated cash payment of approximately $1.121 million as his Severance Amount. Under Mr. Stevens' employment continuation agreement, Mr. Stevens will be eligible to receive an estimated cash payment of approximately $1.026 million as his Severance Amount. Under Mr. Zucco's employment continuation agreement, Mr. Zucco will be eligible to receive an estimated cash payment of approximately $659,000 as his Severance Amount. Messrs. Antonazzo, Stephenson, Griffith, Rusinak and Washko also will be eligible to receive cash payments under their respective employment continuation agreements of approximately $477,000, $657,000, $364,000, $340,000 and $343,000, respectively, as their Severance Amounts. The calculation of the estimated cash payments under the employment continuation agreements assumes that PREIT's obligations under the agreements are triggered immediately upon the closing of the merger and that the merger will close on November 13, 2003. Mr. Griffith's employment continuation agreement differs from the employment continuation agreements entered into with other executive officers in that references in the definition of change of control and certain other provisions are to "Crown" rather than "Crown Partnership".

        Arrangements with Mark E. Pasquerilla and Affiliates.    PREIT has entered into, or will enter into in connection with the merger, various arrangements with Mark E. Pasquerilla and certain of his affiliates, including a tax protection agreement, a shareholders agreement, a registration rights agreement, an indemnification agreement, a non-competition agreement and a standstill agreement. See "Agreements with Mark E. Pasquerilla and Affiliates" beginning on page 109.

        Arrangements with Edward A. Glickman.    In considering the recommendation of the PREIT board with respect to the merger, PREIT shareholders should be aware that, as described below, Edward A. Glickman, executive vice president and chief financial officer of PREIT, may have interests in the merger that are in addition to the interests of PREIT shareholders generally. Mr. Glickman holds 5,000 restricted shares, 10,000 dividend equivalent rights and 20,000 options to purchase PREIT common shares scheduled to vest on January 1, 2004 which will automatically vest immediately upon the merger. In addition, under the terms of Mr. Glickman's employment agreement, Mr. Glickman is entitled to terminate his employment with PREIT for good reason as a result of the merger, entitling him, among other things, to a payment of three times the sum of his current salary plus the average of his annual bonus over the last three years if he is not offered a new three year employment agreement following the merger providing for the same title and responsibilities and the same or greater compensation and benefits as in effect immediately before the change of control.

Listing of New PREIT Common Shares and 11% Preferred Shares

        It is a condition to the merger that the PREIT common shares, the PREIT 11% preferred shares and the PREIT common shares underlying the Class A PREIT Partnership Units and the Class B PREIT Partnership Units to be issued in the merger and the other transactions contemplated in the merger agreement be approved for listing on the New York Stock Exchange.

The Pre-Merger Distribution

        Prior to the merger, Crown Partnership will, subject to the satisfaction of specified conditions, convey to Crown Investments Trust the property located in Johnstown, Pennsylvania known as Pasquerilla Plaza in exchange for the conveyance by Crown Investments Trust of unimproved out-parcels adjacent to three shopping malls owned by Crown to Crown Partnership pursuant to an agreement of exchange dated as of May 13, 2003 between Crown Partnership and Crown Investments Trust. Immediately thereafter, Crown Partnership will, subject to the satisfaction of specified conditions, distribute to Crown, in complete liquidation of all of Crown's partnership interests in Crown Partnership, Crown's proportionate interest in all of Crown Partnership's assets and substantially all of Crown Partnership's liabilities and Crown will cease to be a partner in Crown Partnership, pursuant to a distribution agreement dated May 13, 2003 entered into between Crown and Crown Partnership in connection with the execution of the merger agreement. See "The Distribution Agreement" beginning on page 103. The distribution agreement is attached to this joint proxy statement/prospectus as Annex E. Please refer to the distribution agreement for a complete description of the transactions described above.

The Crown Partnership Contribution

        Immediately following the effective time of the merger, Crown Partnership will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership all of the assets held by Crown Partnership immediately following the merger, which will consist of those assets not distributed to Crown pursuant to the distribution agreement, and which will exclude a portion of Crown Partnership's interest in two partnerships that own 14 shopping malls, and PREIT Partnership will assume substantially all of Crown Partnership's liabilities and will issue to Crown Partnership PREIT Partnership Units, pursuant to the terms of a contribution agreement dated May 13, 2003 entered into between Crown Partnership and PREIT Partnership in connection with the execution of the merger agreement. See "The Contribution Agreements" beginning on page 104. The Crown Partnership contribution agreement is attached to this joint proxy statement/prospectus as Annex F. Please refer to the Crown Partnership contribution agreement for a complete description of the transactions described above.

The PREIT Contribution

        Immediately following the effective time of the merger, PREIT will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership substantially all of the assets of Crown Partnership distributed to Crown pursuant to the distribution agreement and acquired by PREIT from Crown in the merger, and PREIT Partnership will assume all of the liabilities of Crown Partnership assumed by Crown pursuant to the distribution agreement and transferred to PREIT in the merger and will issue PREIT Partnership Units to PREIT, pursuant to the terms of a contribution agreement dated May 13, 2003 entered into between PREIT and PREIT Partnership in connection with the execution of the merger agreement. See "The Contribution Agreements" beginning on page 104. The PREIT contribution agreement is attached to this joint proxy statement/prospectus as Annex G. Please refer to the PREIT contribution agreement for a complete description of the transactions described above.

Palmer Park Mall Venture Arrangements

        Prior to May 13, 2003, PR Palmer Park, L.P., a wholly owned subsidiary of PREIT Partnership, and Crown Partnership were equal joint venture partners in Palmer Park Mall Venture, a joint venture which holds title in fee to the Palmer Park Mall, a property located in Easton, Pennsylvania containing an aggregate of approximately 447,397 square feet. In connection with the merger and the related transactions, PR Palmer Park, L.P. contributed an additional $33,022 in cash to the capital of Palmer Park Mall Venture, thereby increasing its interest in Palmer Park Mall Venture to 50.1% and reducing Crown Partnership's interest in the Palmer Park Mall Venture to 49.9%, and PR Palmer Park, L.P. and Crown Partnership entered into an amendment to the Palmer Park Mall Venture partnership agreement to reflect the contribution.

Accounting Treatment

        PREIT will treat the merger as a purchase for financial accounting purposes. This means that PREIT will record the assets acquired and the liabilities assumed at their estimated fair values at the time the merger is completed.

Regulatory Matters

        No material federal or state regulatory requirements must be complied with or approvals must be obtained by PREIT, PREIT Partnership, Crown or Crown Partnership in connection with the merger.

No Dissenters' Rights

        Crown was organized under Maryland law. Under the Maryland General Corporation Law, because Crown common shares and Crown 11% preferred shares were listed on a national securities exchange on the record date for the Crown special meeting, Crown common and preferred shareholders have no rights to dissent and receive an appraised value of their shares in the merger.

        PREIT was organized under Pennsylvania law. Under Pennsylvania law, PREIT common shareholders have no rights to dissent and receive an appraised value of their common shares in the merger.

Resale of New PREIT Common Shares and 11% Preferred Shares

        The PREIT common shares and PREIT 11% preferred shares to be issued to Crown shareholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Crown within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of PREIT within the meaning of Rule 144 under the Securities Act after the merger. PREIT common shares received by persons who are deemed to be Crown affiliates or who become PREIT affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Crown generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Crown and may include officers, trustees and principal shareholders of Crown. All Crown shareholders who may be deemed to be affiliates of Crown will be so advised before the completion of the merger.

        Persons who are not affiliates of Crown and who do not become affiliates of PREIT generally may sell their PREIT common shares or PREIT 11% preferred shares without restrictions.

THE MERGER AGREEMENT

The Merger Agreement

        The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the merger agreement, which is attached at the back of this joint proxy statement/prospectus as Annex A. You should read the merger agreement because it is the legal document that governs the merger.

The Merger

        When the merger occurs, Crown will merge with and into PREIT, with PREIT surviving as a Pennsylvania business trust.

Closing; Effective Time of the Merger

        The completion of the merger will occur no later than the third business day after the satisfaction or waiver of the conditions under the merger agreement or at another date as may be agreed in writing the parties to the merger agreement. If the merger agreement and the merger are approved at the special meetings, PREIT and Crown currently expect to complete the merger promptly following receipt of shareholder approval.

        As soon as practicable after all conditions to the completion of the merger are satisfied, PREIT and Crown will execute and file articles of merger with the Department of State of Pennsylvania and with the State Department of Assessments and Taxation of Maryland. The merger will become effective upon the later of the filing of the articles of merger with the Department of State of Pennsylvania or the filing of the articles of merger with the State Department of Assessments and Taxation of Maryland.

Merger Consideration

        In the merger:

  •
  holders of Crown common shares will receive, for each Crown common share issued and outstanding immediately before the merger, 0.3589 PREIT common shares; and

  •
  holders of Crown 11% preferred shares will receive, for each Crown 11% preferred share issued and outstanding immediately before the merger, one PREIT 11% preferred share.

        The PREIT 11% preferred shares issued in the merger will have preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical in all material respects to those of the Crown 11% preferred shares and shall include the right to receive all accrued and unpaid dividends on each issued and outstanding Crown 11% preferred share through the effective time of the merger.

        Holders of Crown common shares will not receive certificates or scrip representing fractional PREIT common shares. Instead, each holder of Crown common shares otherwise entitled to a fractional share interest in PREIT will be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying:

  •
  the average closing price of a PREIT common share on the NYSE on the five trading days immediately preceding the closing date of the merger by

  •
  the fraction of a PREIT common share which the holder of Crown common shares would otherwise be entitled to receive.

        Upon conversion of the outstanding Crown common shares and Crown 11% preferred shares into the merger consideration, the Crown common shares and Crown 11% preferred shares will be automatically cancelled and retired and will cease to exist.

        Because the exchange ratio is fixed at 0.3589, the market value of any PREIT common shares Crown shareholders will receive in the merger may differ from the market value of the PREIT common shares if the merger occurred today. On September 30, 2003, the most recent date practicable for obtaining pricing information for PREIT common shares prior to mailing this joint proxy statement/prospectus, the closing price of PREIT common shares was $33.45 per share, which, based on the 0.3589 exchange ratio, would equal a market value equivalent per Crown common share of $12.01 had the merger been completed on that date.

Surrender of Crown Certificates

        PREIT will appoint American Stock Transfer & Trust Company to act as exchange agent for the purpose of paying the merger consideration. PREIT will make available to the exchange agent, on or before the effective time of the merger, the securities certificates for that purpose, together with any cash required to make payments in lieu of any fractional shares.

        PREIT and PREIT Partnership will use commercially reasonable efforts to cause the exchange agent within five business days after the closing of the merger to send to each holder of Crown common shares or Crown 11% preferred shares, a letter of transmittal for use in the exchange and instructions explaining how to surrender certificates to the exchange agent. Holders of Crown common shares or Crown 11% preferred shares whose shares are converted into the right to receive the merger consideration and who surrender their certificates to the exchange agent, together with a properly completed and signed letter of transmittal and such other documents as may be reasonably requested by the exchange agent, as the case may be, will receive the merger consideration within five business days after the receipt by the exchange agent of their certificate(s) and their surrendered certificate(s) will be canceled.

        Holders of unexchanged Crown common shares or Crown 11% preferred shares will not be entitled to receive any dividends, interest payments or other distributions payable by PREIT on the PREIT common shares or PREIT 11% preferred shares until surrender of their common or 11% preferred shares. Upon surrender, those holders will receive accumulated dividends and distributions, without interest, payable on PREIT common shares or PREIT 11% preferred shares, as applicable, after and in respect of a record date following the closing of the merger, together with cash instead of fractional shares.

Treatment of Crown Options

Crown Trustee Options

        Each option outstanding under Crown's 1993 Trustees' Option Plan immediately before the effective time of the merger, determined without regard to the termination or resignation of service by any optionee, will automatically be converted upon the completion of the merger into an option to purchase PREIT common shares. The substituted PREIT option will permit its holder to purchase a number of PREIT common shares equal to the number of Crown common shares that could have been purchased under the corresponding Crown option, multiplied by 0.3589 (rounded down to the nearest whole number of shares). The exercise price per PREIT common share of the substituted option will be equal to the per-share option exercise price specified in the Crown stock option divided by 0.3589 (rounded up to the nearest whole cent).

        Each substituted option will otherwise be subject to the same terms and conditions as the corresponding Crown option, except that each substituted option will, regardless of its terms, remain exercisable, notwithstanding that the trustee may no longer be a member of the board of trustees, until the earlier of (i) six months from the effective time of the merger or (ii) the expiration date of the option as in effect immediately prior to the effective time of the merger.

Crown Partnership Options

        Each option to acquire Crown Partnership Units outstanding under Crown Partnership's 1993 Crown American Realty Option Plan immediately before the effective time of the merger, determined without regard to the termination or resignation of services by any optionee, will be automatically converted upon the completion of the merger into an option to purchase PREIT common shares. The substituted PREIT option will permit its holder to purchase a number of PREIT common shares equal to the number of Crown Partnership Units that could have been purchased (assuming full vesting) under the corresponding Crown Partnership option, multiplied by 0.3589 (rounded down to the nearest whole number of shares). The exercise price per PREIT common share of the substituted option will be equal to the per-share option exercise price specified in the Crown Partnership option divided by 0.3589 (rounded up to the nearest whole cent).

        Each substituted option will otherwise be subject to the same terms and conditions as the corresponding Crown option, except that

  •
  if the holder of the option is hired by PREIT and remains an employee of PREIT on the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the holder's unvested options will vest on that date. These options, together with the holder's previously vested options, will remain exercisable according to their original terms as if the holder's employment with Crown Partnership had not terminated;

  •
  if the holder of the option is hired by PREIT but his employment is terminated by PREIT other than for cause before the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the closing of the merger, then the holder's unvested options will vest on the date of termination. These options will remain exercisable until the earlier of six months after the date of termination or the original expiration date of the option, and the holder's previously vested options will remain exercisable for the period following such termination provided for by the original terms of the options; or

  •
  if the holder of the option is not offered employment with PREIT or is offered employment by PREIT at a location that is more than 25 miles from his position with Crown Partnership or conditioned upon a material reduction in pay and the holder of the option does not accept the offer, then the holder's unvested options will vest at the effective time of the merger. These options, together with his previously vested options, will remain exercisable until the earlier of six months after the effective time of the merger or the original expiration date of the option. The expiration date will be determined without regard to the executive officer's termination of employment.

Arrangements with Respect to Crown Employees

Termination of Crown Partnership Employees

        Neither PREIT nor any PREIT subsidiary will be obligated to hire any employee of Crown Partnership or Crown American Services Corporation following the merger, but may make offers of employment to employees of Crown Partnership and Crown American Services Corporation as specified in the merger agreement.

        Other than in the ordinary course of business and consistent with past practices, without the written consent of PREIT, Crown, Crown Partnership and Crown American Services Corporation will not terminate any employees, except that, effective immediately before the closing of the merger,

Crown Partnership and Crown American Services Corporation will terminate the employment of all of their employees other than those employees who have accepted an offer of employment with PREIT or any PREIT subsidiary (to be effective on the closing date of the merger).

Severance Payments

        At the closing of the merger, PREIT or a PREIT subsidiary will deposit with a third party escrow agent an amount mutually agreed by Crown and PREIT equal to a reasonable estimate of the aggregate severance payments that are required to be made to employees of Crown, Crown Partnership and Crown American Services Corporation under any Crown employee benefit plans and agreements as a result of the resignations and terminations of employment contemplated by the merger agreement. It is estimated that this amount will be approximately $10 million. Within ten business days of the closing date of the merger, PREIT or a PREIT subsidiary will cause to be paid from the escrow deposit any such severance payments required to be made pursuant to any Crown employee benefit plans and agreements, less any required withholding.

Board of Trustees of PREIT

        In connection with the merger, PREIT will expand its board of trustees by one class A member and one class B member. Mark E. Pasquerilla will be appointed to fill the vacant class A board seat and Donald F. Mazziotti will be appointed for fill the class B board seat. Messrs. Pasquerilla and Mazziotti will be required to stand for reelection at the first PREIT shareholders meeting following their becoming trustees and at such time PREIT will include and recommend both of them in the management slate of nominees. If they are so reelected, then they will continue to serve for the remaining term of their respective class, which is until the 2005 annual meeting of shareholders for class A trustees and until the 2006 annual meeting of shareholders for class B trustees.

        Thereafter, PREIT will include Mr. Pasquerilla in the management slate of nominees for class A trustees until the earlier of (1) the date on which Mr. Pasquerilla and certain entities controlled by Mr. Pasquerilla and their affiliates beneficially owns less than 70% of the aggregate number, as adjusted, of PREIT common shares and Class B PREIT Partnership Units issued to them pursuant to the merger and other transactions contemplated in the merger agreement or (2) the date, after the 8th anniversary of the merger, on which such group beneficially owns in the aggregate less than 7.5% of the total outstanding PREIT common shares on a fully diluted basis.

Representations and Warranties of PREIT and Crown

        The merger agreement contains customary representations and warranties by each of Crown, Crown Partnership, PREIT and PREIT Partnership relating to, among other things:

  •
  due organization and good standing of the parties and any subsidiaries;

  •
  capital structure;

  •
  ownership of any interests or investments;

  •
  authorization to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  execution, delivery, performance and enforceability of the merger agreement;

  •
  no breach or conflict with applicable laws, regulations, organizational documents, agreements and other existing obligations as a result of the merger agreement or the consummation of the merger, subject to certain exceptions;

  •
  required governmental consents;

  •
  reports, schedules, forms, statements and other documents filed with the Securities and Exchange Commission, or the SEC, and the accuracy of the information contained in each;

  •
  financial statements prepared in accordance with generally accepted accounting principles;

  •
  no material undisclosed liabilities;

  •
  absence of material adverse changes and corporate or other events such as dividends or other distributions, splits, combinations or reclassifications of outstanding securities, material change in accounting methods, and material amendments of employment or other agreements with officers and trustees, or with affiliates or immediately family members of officers and trustees;

  •
  no material legal proceedings;

  •
  real property, including title, absence of encumbrances, title insurance, permits, rent rolls, reciprocal operating agreements, absence of material default under any ground lease, and insurance coverage;

  •
  environmental matters;

  •
  related party transactions;

  •
  employee benefits and labor matters;

  •
  employee plans and employees;

  •
  tax matters, including qualification as a REIT;

  •
  payments to employees, officers, directors or trustees as a result of the merger, the other transactions contemplated in the merger agreement or a termination of service after the consummation of such transactions;

  •
  brokers', finders', financial advisor's or other similar fees and commissions;

  •
  compliance with laws;

  •
  contracts and debt instruments;

  •
  receipt of opinion of financial advisor;

  •
  exemption from anti-takeover statutes;

  •
  inapplicability of the Investment Company Act of 1940;

  •
  required shareholder and partner approvals; and

  •
  intellectual property.

        In addition to the representations and warranties made by both PREIT and Crown, the merger agreement contains additional representations and warranties made by each of Crown and Crown Partnership relating to the inapplicability of the Crown rights plan to the merger and related transactions.

Conduct of Business of Crown and Crown Partnership Pending the Merger

        Until the completion of the merger, each of Crown and Crown Partnership has agreed that, except as consented to in writing by PREIT or except as otherwise permitted by or required to meet its obligations under the merger agreement or any other agreement entered into in connection with the merger agreement, it will, and will cause its subsidiaries to, among other things:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as previously conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill;

  •
  use commercially reasonable efforts, provided it does not require additional compensation, to keep available the services of its officers and employees;

  •
  include one or more representatives of PREIT at weekly Crown management meetings and confer with representatives of PREIT on any proposals to engage in material transactions or transactions in excess of 10% of certain applicable operating and capital expenditure budgets of the Crown property to which the proposal relates;

  •
  notify PREIT as soon as practicable of the occurrence or existence of any circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Crown and its subsidiaries taken as a whole or a material adverse effect on any of Crown's properties;

  •
  deliver to PREIT as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  maintain its books and records in accordance with generally accepted accounting principles consistently applied, and not change in any material manner any of its methods, principles or practices of accounting, except as required by the SEC, applicable law or generally accepted accounting principles, and in such case, Crown must notify PREIT of any such proposed change;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect Crown's qualification as a REIT under the Internal Revenue Code;

  •
  maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide their current coverage or with other insurance companies that have equivalent or better financial ratings;

  •
  pay all real estate taxes when due in the ordinary course of business consistent with past practices; and

  •
  pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices.

        In addition, pending the merger, each of Crown and Crown Partnership has agreed that, except as consented to in writing by PREIT or except as otherwise permitted by or required to meet its obligations under the merger agreement or any other agreement entered into in connection with the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

  •
  make or rescind any express or deemed election relative to taxes or change any of its methods of reporting income or deductions for federal income tax purposes unless required by law or necessary to preserve Crown's status as a REIT or the status of any subsidiary of Crown as a partnership for federal income tax purposes, as a qualified REIT subsidiary or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be;

  •
  except if such commitment is included in a specified operating budget or the amount of the commitment does not exceed 10% of the aggregate capital expenditures in a specified capital expenditure budget,

  •
  acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation for the acquisition of any real property (other than the conveyance of certain out-parcels in exchange for Pasquerilla Plaza as contemplated in the agreement of exchange described under the heading "The Agreement of Exchange" on page 102);

    •
    encumber any assets, commence construction of or enter into any commitment to develop or construct real estate projects, except in the ordinary course of its business; or

    •
    incur or enter into any commitment to incur additional debt, except for working capital under its revolving line(s) of credit and commitments for debt for specified purposes and not in excess of specified amounts;

  •
  acquire or agree to acquire any business or any corporation or other business organization or division thereof;

  •
  modify, amend or terminate, or enter into any commitment to modify, amend or terminate, any debt in existence on May 13, 2003;

  •
  amend its organizational documents, except as necessary to comply with any applicable laws, rules or regulations or NYSE rules or regulations after giving notice to PREIT of any such proposed amendment;

  •
  classify or re-classify any unissued shares;

  •
  issue, sell, pledge, dispose of, grant, transfer or authorize the foregoing, or make any change in the number of shares of beneficial interest, membership interests or units of limited partner interest issued and outstanding, except in specified instances;

  •
  except as required under the Crown 1993 Trustees' Option Plan, grant options or any other rights or commitment relating to its shares of beneficial interest, membership interests or units of limited partner interest, or any security convertible into its shares of capital stock, membership interests or units of limited partner interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, except in specified instances;

  •
  amend or waive any rights under any options or other stock rights, except in specified instances;

  •
  authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to the Crown common shares or Crown 11% preferred shares or the common or preferred units of limited partner interest in Crown Partnership, other than certain specified regular and final dividends on the Crown common shares and Crown 11% preferred shares and other than deemed transfers of excess shares as necessary to maintain Crown's REIT status and redemptions of Crown Partnership Units under the partnership agreement of Crown Partnership where solely Crown common shares are used, except in specified instances;

  •
  directly or indirectly redeem, purchase or otherwise acquire any shares, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests or units of partnership interest of Crown or Crown Partnership, other than deemed transfers of excess shares as necessary to maintain Crown's REIT status and redemptions of Crown Partnership Units under the partnership agreement of Crown Partnership where solely Crown common shares are used, except in specified instances;

  •
  sell, mortgage, voluntarily subject to lien or otherwise dispose of any Crown property, except in specified instances;

  •
  enter into, modify, amend, supplement, renew or extend the terms of a lease or other right to use or occupy space having a term of one year or more or regarding 5,000 square feet or more, except in specified instances;

  •
  sell, lease, mortgage, subject to lien or otherwise dispose of any personal property or intangible property, except with respect to the Pasquerilla Plaza or in the ordinary course of business and not material, individually or in the aggregate;

  •
  make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002;

  •
  make any other loans, advances or capital contributions to, or investments in, any other person, except in specified instances;

  •
  pay, discharge or satisfy any claims, liabilities or obligations whether absolute, accrued, asserted or unasserted, contingent or otherwise, except in specified instances;

  •
  guarantee the debt of another person, other than certain specified debt of the subsidiaries of Crown, enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the same economic effect;

  •
  enter into any commitment with any officer, director, trustee or affiliate of Crown, any of its subsidiaries, or any commitment with any consultant;

  •
  other than annual merit compensation increases for non-executive employees consistent with past practice and payments for compensation to employees located outside of Crown's principal executive office not to exceed in the aggregate $50,000, increase any compensation or enter into or amend any employment, severance, employment continuation or other arrangement with any of its officers, directors, trustees or employees, other than as expressly required by any contract or plan;

  •
  adopt any new employee benefit plan or amend any existing plans or rights or grant any new, or modify any existing severance or term arrangement;

  •
  settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreement or any other litigation except solely for cash payments paid by any insurer or person other than Crown or its subsidiaries plus an amount paid by Crown or any of its subsidiaries not exceeding $250,000 in the aggregate;

  •
  change the ownership of any of its subsidiaries, except in specified instances;

  •
  accept a promissory note in payment of the exercise price payable under any option to purchase Crown common shares;

  •
  enter into any oral or written "tax protection agreement" that:

  •
  has as one of its purposes to permit a person to take the position that such person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Crown Partnership or any other Crown subsidiary that is treated as a partnership for federal income tax purpose, and that:

  •
  prohibits or restricts in any manner the disposition of any assets of Crown or any Crown subsidiary;

  •
  requires that Crown or any Crown subsidiary maintain, put in place, or replace debt, whether or not secured by one or more of Crown's properties; or

  •
  requires that Crown or any Crown subsidiary offer to any person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, including through a "deficit restoration obligation" guarantee, indemnification agreement or other similar arrangement, the risk of loss for federal income tax purposes for debt or other liabilities of Crown or any Crown subsidiary;

    •
    specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Internal Revenue Code with respect to one or more assets of Crown or a Crown subsidiary; or

    •
    requires a particular method for allocating one or more liabilities of Crown or any Crown subsidiary under Section 752 of the Internal Revenue Code;

  •
  settle or compromise any material federal, state, local or foreign tax liability;

  •
  except in certain specified instances, modify, amend or supplement any agreement evidencing debt or cause or allow an event of default to occur with respect to any debt;

  •
  modify, amend or supplement any management agreement or other contracts providing, in each case, for payments thereunder of $100,000 or more;

  •
  publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions; and

  •
  make, with regard to any taxable year since its formation, any election under Section 754 of the Internal Revenue Code.

Conduct of Business of PREIT and PREIT Partnership Pending the Merger

        Until the completion of the merger, each of PREIT and PREIT Partnership has agreed that, except as consented to in writing by Crown or except as otherwise permitted by or required to meet its obligations under the merger agreement or any other agreement entered into in connection with the merger agreement, it will, and will cause its subsidiaries to, among other things:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as previously conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill;

  •
  use commercially reasonable efforts, provided it does not require additional compensation, to keep available the services of its officers and employees;

  •
  confer at least weekly with one or more representatives of Crown to report operational matters of materiality and any proposals to engage in material transactions;

  •
  notify Crown as soon as practicable of the occurrence or existence of any circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of PREIT and its subsidiaries taken as a whole or a material adverse effect on any of the PREIT properties;

  •
  deliver to Crown as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  maintain its books and records in accordance with generally accepted accounting principles consistently applied, and not change in any material manner any of its methods, principles or practices of accounting, except as required by the SEC, applicable law or generally accepted accounting principles, and in such case, PREIT must notify Crown of any such proposed change;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect PREIT's qualification as a REIT under the Internal Revenue Code;

  •
  maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide their current coverage or with other insurance companies that have equivalent or better financial ratings;

  •
  pay all real estate taxes when due in the ordinary course of business consistent with past practices; and

  •
  pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices.

        In addition, pending the merger, each of PREIT and PREIT Partnership has agreed that, except as consented to in writing by Crown or except as otherwise permitted by or required to meet its obligations under the merger agreement or any other agreement entered into in connection with the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

  •
  make or rescind any express or deemed election relative to taxes or change any of its methods of reporting income or deductions for federal income tax purposes unless required by law or necessary to preserve PREIT's status as a REIT or the status of any subsidiary of PREIT as a partnership for federal income tax purposes, as a qualified REIT subsidiary or as a taxable REIT subsidiary as defined under the Internal Revenue Code, as the case may be;

  •
  acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any commitment for the acquisition of any real property (other than certain specified commitments and commitments that do not in the aggregate exceed $100 million in total consideration payable by PREIT or any PREIT subsidiary, so long as such commitment would not require PREIT or Crown to recirculate this joint proxy statement/prospectus to their respective shareholders; provided that the value of the equity securities that PREIT or PREIT Partnership may issue shall not in the aggregate exceed $100 million);

  •
  enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which PREIT is the surviving entity, provided that the value of the equity securities that PREIT or PREIT Partnership may issue shall not in the aggregate exceed $100 million;

  •
  incur or enter into any contractual obligation to incur additional debt, that, if incurred would cause PREIT or any PREIT subsidiary to violate a covenant or result in an event of default under any debt of PREIT or any PREIT subsidiary;

  •
  amend its organizational documents, except as necessary to comply with any applicable laws, rules or regulations or NYSE rules or regulations after giving notice to Crown of any such proposed amendment;

  •
  classify or re-classify any unissued shares, except in specified instances;

  •
  issue, sell, pledge, dispose of, grant, transfer or encumber any PREIT common shares or securities convertible prior to the merger into PREIT common shares or authorize the foregoing, or make any change in the number of PREIT common shares, membership interests or units of limited partner interest issued and outstanding, except in specified instances;

  •
  grant options or any other rights or commitment relating to its shares of beneficial interest, membership interests or units of limited partner interest, or any security convertible into its shares of capital stock, membership interests or units of limited partner interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, other than options, rights or commitments granted to PREIT employees or trustees in the ordinary course of business consistent with past practice;

  •
  amend or waive any rights under any options or other stock rights;

  •
  authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to the PREIT common shares or PREIT 11% preferred shares or the common or preferred units of limited partner interest in PREIT Partnership, other than certain specified regular dividends on the PREIT common shares and PREIT 11% preferred shares and other than deemed transfers of excess shares as necessary to maintain PREIT's REIT status and redemptions of PREIT Partnership Units under the partnership agreement of PREIT Partnership where solely PREIT common shares are used;

  •
  directly or indirectly redeem, purchase or otherwise acquire any shares, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests or units of partnership interest of PREIT or PREIT Partnership, other than deemed transfers of excess shares as necessary to maintain PREIT's REIT status and redemptions of PREIT Partnership Units under the partnership agreement of PREIT Partnership where solely PREIT common shares are used;

  •
  sell, mortgage, voluntarily subject to lien or otherwise dispose of any material real property individually or in the aggregate outside the ordinary course of business, except in specified instances;

  •
  make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002;

  •
  make any other loans, advances or capital contributions to, or investments in, any other person, except in specified instances;

  •
  guarantee the debt of another person, other than certain specified debt of the subsidiaries of PREIT, enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the same economic effect;

  •
  enter into any commitment with any officer, director, trustee or affiliate of PREIT or any of its subsidiaries, increase any compensation or enter into or amend any employment, severance, employment continuation or other arrangement with any of its officers, directors, trustees or employees, other than as expressly required by any contract or plan or any action which, consistent with past practice, is consistent with recommendations made by one or more third-party consultants to PREIT and approved by the compensation committee of the board of trustees of PREIT;

  •
  settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreement except solely for cash payments paid by any insurer or person other than PREIT or its subsidiaries plus an amount paid by PREIT or any of its subsidiaries not exceeding $250,000 in the aggregate;

  •
  accept a promissory note in payment of the exercise price payable under any option to purchase PREIT common shares;

  •
  enter into any oral or written "tax protection agreement" (other than under certain specified circumstances) that:

  •
  has as one of its purposes to permit a person to take the position that such person could defer federal taxable income that otherwise might have been recognized upon an transfer of property to PREIT Partnership or any other PREIT subsidiary that is treated as a partnership for federal income tax purposes, and that:

  •
  prohibits or restricts in any manner the disposition of any assets of PREIT or any PREIT subsidiary;

      •
      requires that PREIT or any PREIT subsidiary maintain, or put in place, or replace debt, whether or not secured by one or more of PREIT's properties; or

      •
      requires that PREIT or any PREIT subsidiary offer to any person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, including through a "deficit restoration obligation" guarantee, indemnification agreement or other similar arrangement, the risk of loss for federal income tax purposes for debt or other liabilities of PREIT or any PREIT subsidiary;

    •
    specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Internal Revenue Code with respect to one or more assets of PREIT or a PREIT subsidiary; or

    •
    requires a particular method for allocating one or more liabilities of PREIT or any PREIT subsidiary under Section 752 of the Internal Revenue Code;

  •
  cause or allow an event of default to occur with respect to any debt; and

  •
  publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

No Solicitation by Crown

        Crown has agreed, for itself and for Crown Partnership, that, other than as contemplated in the merger agreement, none of Crown, Crown Partnership or any Crown subsidiary will, and Crown, Crown Partnership and each Crown subsidiary will use commercially reasonable efforts to cause any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of Crown, Crown Partnership and each Crown subsidiary, which we collectively refer to as "Crown's representatives," not to:

  •
  invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer, including any proposal or offer to its shareholders, with respect to an "acquisition proposal," as defined below;

  •
  engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any person relating to, or that may reasonably be expected to lead to, an acquisition proposal;

  •
  enter into any letter of intent, agreement in principle or agreement relating to an acquisition proposal;

  •
  propose publicly to agree to do any of the foregoing; or

  •
  otherwise facilitate any effort or attempt to make or implement an acquisition proposal, including by amending or granting any waiver under the Crown rights plan.

        Crown has agreed, for itself and for Crown Partnership, that, other than as contemplated in the merger agreement:

  •
  Crown, Crown Partnership and the Crown subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons or entities conducted before the merger agreement with respect to any acquisition proposal, and will take commercially reasonable actions to inform each Crown representative and cause each of them to comply with this obligation;

  •
  Crown will promptly request that each person, if any, that has executed a confidentiality agreement in the twenty-four months before May 13, 2003 in connection with the consideration by the person of any acquisition proposal return or destroy all confidential information furnished to that person by or on behalf of Crown, Crown Partnership and the Crown subsidiaries; and

  •
  Crown will notify PREIT promptly if Crown or any of Crown's subsidiaries or any Crown representative receives:

  •
  an acquisition proposal or any amendment or change in any previously received acquisition proposal;

  •
  any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Crown or any of Crown's subsidiaries by any person that has made or to its knowledge may be considering making an acquisition proposal; or

  •
  any oral or written expression that any activities, discussions or negotiations described above are sought to be initiated or continued with it;

    and will include in that notice the identity of the person making the acquisition proposal, indication or request, the material terms of that acquisition proposal, indication or request and, if in writing, will promptly deliver to PREIT copies of any proposal, indication or request along with all other related documentation and correspondence and will keep PREIT informed of the status and material terms of, including all changes to the status or material terms of, any acquisition proposal, indication or request.

        However, under certain circumstances, the board of trustees of Crown, including in Crown's capacity as the sole general partner of Crown Partnership, may furnish information to, or enter into discussions or negotiations with, any person that makes a bona fide written acquisition proposal to the board of trustees of Crown which was not invited, initiated, solicited or encouraged, directly or indirectly, by Crown or any of Crown's subsidiaries, provided that:

  •
  a majority of the board of trustees of Crown determines in good faith, after consultation with its financial advisors of nationally recognized reputation and after receiving advice from its outside legal counsel, that the acquisition proposal is reasonably likely to result in a "superior acquisition proposal," as defined below;

  •
  each of Crown and Crown Partnership complies with all its non-solicitation obligations under the merger agreement;

  •
  prior to furnishing that information to, or entering into discussions or negotiations with, that person, Crown provides written notice to PREIT which states that it is furnishing information to, or entering into discussions with, that person; and

  •
  Crown enters into a confidentiality agreement with that person the terms of which are in all material respects no less favorable to Crown, and no less restrictive to the person making the acquisition proposal, than the terms of the confidentiality agreement entered into with PREIT.

        If an acquisition proposal constitutes a superior acquisition proposal, as described below the board of trustees of Crown may withdraw, modify, amend or qualify its recommendation of the merger agreement and the merger and recommend the superior acquisition proposal to its shareholders provided that:

  •
  Crown complies fully with the non-solicitation provisions of the merger agreement and provides PREIT with at least five business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of the merger agreement or the merger;

  •
  if during those five business days PREIT makes a counter proposal to the superior acquisition proposal, Crown's board of trustees in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that the PREIT counter proposal is:

  •
  not at least as favorable to Crown's shareholders as the superior acquisition proposal, from a financial point of view; and

  •
  not at least as favorable generally to Crown's shareholders, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of that proposal; and

  •
  Crown terminates the merger agreement under the terms of the merger agreement and pays to PREIT Partnership the termination fee.

        For purposes of the merger agreement, an "acquisition proposal" means any direct or indirect:

  •
  merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction;

  •
  sale, acquisition, tender offer, exchange offer, filing of a registration statement under the Securities Act of 1933, as amended, or the Securities Act, in connection with an exchange offer, share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 25% or more of the outstanding voting equity securities of Crown or outstanding partnership interests of Crown Partnership; or

  •
  sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of Crown or Crown Partnership in one or a series of related transactions that, if consummated, would result in the transfer of more than 25% of the assets of Crown or Crown Partnership, other than the merger.

        For purposes of the merger agreement, a "superior acquisition proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Crown, Crown Partnership and Crown American Financing Partnership, L.P. in a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Crown, Crown Partnership, and their subsidiaries or otherwise:

  •
  on terms which a majority of the board of trustees of Crown determines in good faith, after consultation with Crown's financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Crown's shareholders to those provided for in the merger and the transactions contemplated in the merger agreement;

  •
  on terms which a majority of the board of trustees of Crown determines in good faith to be more favorable generally to Crown's shareholders, taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of the proposals, and the conditions, prospects and time required for completion of the proposal;

  •
  for which financing, to the extent required, in the reasonable judgment of the board of trustees of Crown is capable of being obtained; and

  •
  which the board of trustees of Crown determines in good faith is reasonably capable of being consummated.

Pre-Merger Dividends and Distributions

Regular Dividends

        Under the merger agreement, Crown is permitted to continue to pay dividends at the stated dividend rates with respect to the Crown 11% preferred shares. On February 5, 2003, Crown declared a dividend of $1.375 per share payable on March 14, 2003 to holders of record of Crown 11% preferred shares on March 3, 2003, on April 22, 2003, Crown declared a dividend of $1.375 per share payable on June 13, 2003 to holders of record of Crown 11% preferred shares on June 2, 2003 and on July 23, 2003, Crown declared a dividend of $1.375 per share payable on September 12, 2003 to holders of record of Crown 11% preferred shares on August 29, 2003. Crown currently anticipates that it will declare a dividend of $1.375 per share to holders of record of Crown 11% preferred prior to consummation of the merger. Crown does not plan to declare and pay any further regular quarterly dividends if the merger closes before December 31, 2003. If the merger closes after December 31, 2003, Crown currently intends to pay a dividend for the quarter ending December 31, 2003 and to continue to pay regular quarterly dividends for any additional quarterly periods ending before the closing of the merger.

        Under the merger agreement, Crown is permitted to continue to pay regular quarterly dividends on its common shares. On February 5, 2003, Crown declared a dividend of $0.2125 per share payable on March 14, 2003 to holders of record of its common shares on March 3, 2003, on April 22, 2003, Crown declared a dividend of $0.2150 per share payable on June 13, 2003 to holders of record of its common shares on June 2, 2003 and on July 23, 2003, Crown declared a dividend of $0.2150 per share payable on September 12, 2003 to holders of record of its common shares on August 29, 2003. Crown currently anticipates that it will declare a dividend of $0.2150 per share for the quarter ending September 30, 2003 to holders of record of its common shares prior to consummation of the merger. Crown does not plan to declare and pay any further regular quarterly dividends if the merger closes before December 31, 2003. If the merger closes after December 31, 2003, Crown currently intends to pay a dividend for the quarter ending December 31, 2003 at the same rate and to continue to pay regular quarterly dividends for any additional quarterly periods ending before the closing of the merger.

Final Dividend

        In addition to regular quarterly distributions, as described above, the merger agreement provides that Crown will, if necessary, declare a final dividend to holders of Crown common shares and Crown 11% preferred shares in an amount equal to the minimum amount sufficient for Crown to satisfy the REIT distribution requirements under Section 857(a)(1) of the Internal Revenue Code and to avoid the payment of tax with respect to any undistributed income or gain. Section 857(a)(1) requires a REIT to distribute to its shareholders each taxable year an amount equal to 90% of its "REIT taxable income." In addition, a REIT is required to pay tax on any income or gain that it does not distribute to its shareholders, even if it satisfies the 90% distribution requirement. Crown currently does not anticipate that a final dividend will be necessary.

        If Crown pays a final dividend to satisfy the distribution requirements described above, PREIT will be entitled to declare a dividend to holders of PREIT common shares in an amount per share equal to the amount per share of the pre-merger dividend paid by Crown to holders of Crown common shares, divided by 0.3589.

        If Crown and PREIT declare final dividends as described above, the Crown dividend will be paid on the third business day before the closing of the merger and the record date will be not later than the sixth business day before the closing of the merger. The PREIT dividend per share payable will be paid on the second business day before the closing of the merger and the record date will be on the fifth business day before the closing of the merger.

        If Crown declares a final dividend as described above, Crown Partnership will simultaneously declare a distribution to the holders of common units of limited partner interest in Crown Partnership in an amount per unit equal to the dividend per share to be paid to the holders of Crown common shares, together with any distributions required to be paid to holders of senior preferred units of limited partner interest in Crown Partnership because of any of the dividends described above. If PREIT declares a final dividend as a result of Crown's final dividend described above, PREIT Partnership will simultaneously declare a distribution to the holders of common units of limited partner interest in PREIT Partnership in an amount per unit equal to the dividend per share to be paid to the holders of PREIT common shares.

The Pre-Merger Transactions

        Prior to the merger, Crown Partnership will convey to Crown Investments Trust the property located in Johnstown, Pennsylvania known as Pasquerilla Plaza in exchange for the conveyance by Crown Investments Trust of unimproved out-parcels adjacent to three shopping malls owned by Crown to Crown Partnership pursuant to an agreement of exchange dated as of May 13, 2003 between Crown Partnership and Crown Investments Trust. See "—The Agreement of Exchange," on page 102. Immediately thereafter, Crown Partnership will distribute to Crown, in complete liquidation of all of Crown's partnership interests in Crown Partnership, Crown's proportionate interest in all of Crown Partnership's assets and substantially all of Crown Partnership's liabilities and Crown will cease to be a partner in Crown Partnership, pursuant to a distribution agreement entered into in connection with the execution of the merger agreement dated May 13, 2003 between Crown and Crown Partnership. The transactions above are collectively referred to as the "pre-merger transactions." See "—The Distribution Agreement," beginning on page 103.

The Post-Merger Transactions

        Immediately following the effective time of the merger,

  •
  PREIT will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership substantially all of the assets of Crown Partnership distributed to Crown pursuant to the distribution agreement and acquired by PREIT from Crown in the merger, and PREIT Partnership will assume all of the liabilities of Crown Partnership assumed by Crown pursuant to the distribution agreement and transferred to PREIT in the merger and will issue PREIT Partnership Units to PREIT, pursuant to the terms of a contribution agreement dated May 13, 2003 entered into between PREIT and PREIT Partnership in connection with the execution of the merger agreement, and

  •
  Crown Partnership will, subject to the satisfaction of specified conditions, contribute to PREIT Partnership all of the assets held by Crown Partnership immediately following the merger, which will consist of those assets not distributed to Crown pursuant to the distribution agreement, and which will exclude a portion of Crown Partnership's interest in two partnerships that own 14 shopping malls, and PREIT Partnership will assume substantially all of Crown Partnership's liabilities and will issue to Crown Partnership PREIT Partnership Units, pursuant to the terms of a contribution agreement dated May 13, 2003 entered into between Crown Partnership and PREIT Partnership in connection with the execution of the merger agreement.

        The transactions above are collectively referred to as the "post-merger transactions." See "—The Distribution Agreement," beginning on page 103.

Conditions to the Merger

Conditions to Each Party's Obligations to Effect the Pre-Merger Transactions and the Merger

        The obligations of Crown, Crown Partnership, PREIT and PREIT Partnership to complete the pre-merger transactions and the merger are subject to the fulfillment at or prior to the pre-merger transactions, of the following conditions:

  •
  the approval of the merger and the merger agreement by the common shareholders of PREIT (voting separately), certain limited partners of PREIT Partnership (voting together with the common shareholders of PREIT as a single class), the common shareholders of Crown, and Crown Investments Trust and Crown American Investment Company, as limited partners of Crown Partnership;

  •
  the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will have expired or been terminated;

  •
  the NYSE will have approved for listing the PREIT common shares, the PREIT 11% preferred shares, and the PREIT common shares underlying the Class A PREIT Partnership Units and the Class B PREIT Partnership Units to be issued in the merger and the transactions contemplated in the merger agreement, subject to official notice of issuance, prior to the effective time of the merger;

  •
  the registration statement on Form S-4 of which this proxy statement/prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the other transactions contemplated by the merger agreement will be in effect;

  •
  PREIT and PREIT Partnership will have received all state securities or "blue sky" permits and other authorizations necessary to issue the PREIT common shares, Class A PREIT Partnership Units and Class B PREIT Partnership Units issuable in the merger and the transactions contemplated in the merger agreement;

  •
  Crown and Crown Partnership will have obtained and delivered to PREIT certain specified consents and waivers; and

  •
  PREIT and PREIT Partnership will have obtained and delivered to Crown certain specified consents and waivers, including the consent of certain lenders of Crown and PREIT.

Conditions to the Obligations of PREIT and PREIT Partnership to Effect the Pre-Merger Transactions and the Merger

        The obligations of PREIT and PREIT Partnership to complete the pre-merger transactions and the merger are subject to the fulfillment at or prior to the pre-merger transactions, of the following conditions, any one or more of which may be waived by PREIT:

  •
  each of the representations and warranties of Crown and Crown Partnership contained in the merger agreement, disregarding all qualifications and exceptions relating to materiality or a Crown material adverse effect, as described below, will be true and correct as of the date of the merger agreement and as of the date of completion of the pre-merger transactions:

  •
  except to the extent that these representations and warranties are as of a specified date, in which case these representations and warranties will be true and correct as of that other date; and

  •
  except where the failure of these representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Crown material adverse effect (as described below);

  •
  Crown and Crown Partnership will have performed all obligations required to be performed by them under the merger agreement at or before the date of completion of the pre-merger transactions, except where the failure to perform would not permit PREIT to terminate the merger agreement in a specified manner;

  •
  since the date of the merger agreement, there will have been no Crown material adverse effect;

  •
  PREIT will have received a certificate of an officer of Crown certifying satisfaction of each of the above conditions; and

  •
  PREIT will have received (1) an opinion, dated as of the date of the merger agreement (which opinion was received), and (2) an opinion dated as of the date of the completion of the pre-merger transactions:

  •
  from counsel to Crown relating to the REIT status of Crown and the partnership status of Crown Partnership;

  •
  from counsel to PREIT relating to the REIT status of PREIT; and

  •
  from counsel to PREIT relating to the federal income tax treatment of the merger.

        As used in the merger agreement, a "Crown material adverse effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Crown, Crown Partnership and the other Crown subsidiaries, taken as a whole, except, in each case, as a result of:

  •
  changes in general economic conditions nationally or regionally;

  •
  changes affecting the real estate industry generally which do not affect Crown or Crown Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated; or

  •
  in and of itself and without the occurrence of any other Crown material adverse effect, changes in the trading prices of Crown common shares or Crown 11% preferred shares.

Conditions to the Obligations of Crown and Crown Partnership to Effect the Pre-Merger Transactions and the Merger

        The obligations of Crown and Crown Partnership to complete the pre-merger transactions and the merger are subject to the fulfillment at or prior to the date of completion of the pre-merger transactions, of the following conditions, any one or more of which may be waived by Crown:

  •
  each of the representations and warranties of PREIT and PREIT Partnership contained in the merger agreement, disregarding all qualifications and exceptions relating to materiality or a PREIT material adverse effect, as described below, will be true and correct as of the date of the merger agreement and as of the date of completion of the pre-merger transactions:

  •
  except to the extent that these representations and warranties are as of a specified date, in which case these representations and warranties will be true and correct as of that other date; and

  •
  except where the failure of these representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a PREIT material adverse effect (as described below);

  •
  PREIT and PREIT Partnership will have performed all obligations required to be performed by them under the merger agreement at or before the date of completion of the pre-merger transactions, except where the failure to perform would not permit Crown to terminate the merger agreement in a specified manner;

  •
  since the date of the merger agreement, there will have been no PREIT material adverse effect;

  •
  Crown will have received a certificate of an officer of PREIT certifying the satisfaction of each of the above conditions; and

  •
  Crown will have received (1) an opinion, dated as of the date of the merger agreement (which opinion was received), and (2) an opinion dated as of the date of the completion of the pre-merger transactions:

  •
  from counsel to PREIT relating to the REIT status of PREIT and the partnership status of PREIT Partnership; and

  •
  from counsel to Crown relating to the federal income tax treatment of the merger.

        As used in the merger agreement, a "PREIT material adverse effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of PREIT, PREIT Partnership and the other PREIT subsidiaries, taken as a whole, except, in each case, as a result of:

  •
  changes in general economic conditions nationally or regionally;

  •
  changes affecting the real estate industry generally which do not affect PREIT or PREIT Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated; or

  •
  in and of itself and without the occurrence of any other PREIT material adverse effect, changes in the trading prices of PREIT common shares.

Conditions to Each Party's Obligations to Effect the Merger and the Post-Merger Transactions

        The obligations of Crown, Crown Partnership, PREIT and PREIT Partnership to complete the merger and the post-merger transactions are subject to the fulfillment at or prior to the closing date of the following conditions:

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the other transactions contemplated by the merger agreement will be in effect; and

  •
  the pre-merger transactions will have been completed at least one business day prior to the closing date.

Termination of the Merger Agreement

Right to Terminate

        The merger agreement may be terminated at any time before the date of completion of the pre-merger transactions, whether such action occurs before or after approval of the merger agreement and the merger by the PREIT shareholders, the Crown shareholders, PREIT Partnership limited partners or the Crown Partnership limited partners, as applicable, are obtained, only:

  •
  by mutual written consent duly authorized by the board of trustees of both PREIT and Crown;

  •
  by PREIT:

  (1)
  upon a material breach of or material failure on the part of Crown or Crown Partnership to perform any of the following covenants, obligations or agreements:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as previously conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

  •
  include one or more representatives of PREIT at weekly Crown management meetings at which Crown will report on all operational matters of materiality and confer with representatives of PREIT on any proposals to engage in material transactions or transactions in excess of 10% of certain applicable operating and capital expenditure budgets of the Crown property to which the proposal relates;

  •
  notify PREIT as soon as practicable of the occurrence or existence of any circumstance that has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Crown and its subsidiaries taken as a whole (a "Crown material adverse effect") or a material adverse effect on any Crown property;

  •
  deliver to PREIT as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect Crown's qualification as a REIT under the Internal Revenue Code;

      •
      maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide Crown's current coverage or with other insurance companies that have equivalent or better financial ratings;

      •
      not sell, lease, mortgage, subject to lien or otherwise dispose of any personal property or intangible property, except with respect to the Pasquerilla Plaza or in the ordinary course of business and not material, individually or in the aggregate;

      •
      not enter into, modify, amend or supplement any management agreement or other contracts providing, in each case, for payments thereunder of $100,000 or more (provided that, in order to be material, such breach or breaches must relate to contracts having an aggregate value equal to $750,000 or more); or

      •
      not publicly recommend, propose or announce an intention to do any of the prohibited actions described in "Conduct of Business of Crown and Crown Partnership Pending the Merger" beginning on page 76, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions;

    (2)
    upon a breach of or failure on the part of Crown or Crown Partnership to perform any of the following covenants, obligations or agreements, if such breach has had or would reasonably be expected to have either a Crown material adverse effect or a material adverse effect on any Crown property:

    •
    pay all real estate taxes when due in the ordinary course of business consistent with past practices; or

    •
    pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

    (3)
    upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of Crown or Crown Partnership set forth in the merger agreement, subject to certain specified exceptions; or

    (4)
    upon a breach of or if any representation or warranty of Crown or Crown Partnership is or becomes untrue as of May 13, 2003 or as of any subsequent date prior to or on the date of completion of the pre-merger transactions, as a result of any action or inaction by Crown or Crown Partnership or any other event, circumstance or occurrence, such that Crown would be unable by February 27, 2004 to satisfy the condition to closing which requires Crown to deliver a certificate certifying as to certain matters relating to the accuracy of its representations and warranties;

      provided, that, if the breach is curable on or before February 20, 2004 without Crown or Crown Partnership breaching or failing to perform any covenant, obligation or agreement under the merger agreement, then PREIT may terminate only upon the failure of Crown or Crown Partnership to cure that breach or failure within ten business days after receipt of written notice from PREIT requesting cure of such breach or failure (or as extended by mutual written agreement, or if the breach or failure could not reasonably be expected to be cured within ten business days then, subject to certain specified conditions, as promptly as practicable but in no event later than February 20, 2004).

  •
  by Crown:

  (1)
  upon a material breach of or material failure on the part of PREIT or PREIT Partnership to perform any of the following covenants, obligations or agreements:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as previously conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

  •
  confer at least weekly with one or more representatives of Crown to report on operational matters of materiality and any proposals to engage in material transactions;

  •
  notify Crown as soon as practicable of the occurrence or existence of any circumstance that has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of PREIT and its subsidiaries taken as a whole or a material adverse effect on any PREIT property;

  •
  deliver to Crown as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect PREIT's qualification as a REIT under the Internal Revenue Code;

  •
  maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide PREIT's current coverage or with other insurance companies that have equivalent or better financial ratings;

  •
  grant options or any other rights or commitment relating to its shares of beneficial interest, membership interests or units of limited partner interest, or any security convertible into its shares of capital stock, membership interests or units of limited partner interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, other than options, rights or commitments granted to PREIT employees or trustees in the ordinary course of business consistent with past practice;

  •
  other than with respect to certain specified transactions, not sell, mortgage, voluntarily subject to lien or otherwise dispose of any of the material PREIT properties, individually or in the aggregate outside the ordinary course of business; or

  •
  not publicly recommend, propose or announce an intention to do any of the prohibited actions described in "Conduct of Business of PREIT and PREIT Partnership Pending the Merger" beginning on page 80, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions;

  (2)
  upon a breach of or failure on the part of PREIT or PREIT Partnership to perform any of the following covenants, obligations or agreements, if such breach has had or would reasonably be expected to have either a PREIT material adverse effect or a material adverse effect on any PREIT property:

      •
      pay all real estate taxes when due in the ordinary course of business consistent with past practices; or

      •
      pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

    (3)
    upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of PREIT or PREIT Partnership set forth in the merger agreement, subject to certain specified exceptions; or

    (4)
    upon a breach of or if any representation or warranty of PREIT or PREIT Partnership is or becomes untrue as of May 13, 2003 or as of any subsequent date prior to or on the date of completion of the pre-merger transactions, as a result of any action or inaction by PREIT or PREIT Partnership or any other event, circumstance or occurrence, such that PREIT would be unable by February 27, 2004 to satisfy the condition to closing which requires PREIT to deliver a certificate certifying as to certain matters relating to the accuracy of its representations and warranties;

      provided, that, if the breach is curable on or before February 20, 2004 without PREIT or PREIT Partnership breaching or failing to perform any covenant, obligation or agreement under the merger agreement, then Crown may terminate only upon the failure of PREIT or PREIT Partnership to cure that breach or failure within ten business days after receipt of written notice from PREIT requesting cure of such breach or failure (or as extended by mutual written agreement, or if the breach or failure could not reasonably be expected to be cured within ten business days then, subject to certain specified conditions, as promptly as practicable but in no event later than February 20, 2004).

  •
  by either PREIT or Crown:

  (1)
  if any judgment, injunction, order, decree or action by any governmental entity preventing the consummation of the pre-merger transactions, the merger or the post-merger transactions becomes final and non-appealable; or

  (2)
  if the merger is not consummated on or before February 27, 2004.

  •
  by either PREIT or, upon five business days prior written notice, Crown if, the Crown shareholders fail to approve the merger and the merger agreement at the Crown special meeting or if holders of Crown Partnership Units fail to approve the merger and the merger agreement by the required vote, but Crown may not terminate for this reason if it or Crown Partnership is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required Crown shareholder and partner approvals;

  •
  by either Crown or, upon five business days prior written notice, PREIT if, the PREIT shareholders fail to approve the merger and the merger agreement at the PREIT special meeting or if holders of PREIT Partnership Units fail to approve the merger agreement and the transactions contemplated by the merger agreement, but PREIT may not terminate for this reason if it or PREIT Partnership is in breach in any material respect of its obligations contained in the merger agreement relating to obtaining the required PREIT shareholder and partner approvals;

  •
  by Crown, if the board of trustees of Crown shall have withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) its approval or recommendation of either of the merger or the merger agreement in connection with, any superior acquisition proposal, or to enter into a binding written agreement with respect to a superior acquisition proposal, so long as, in each case, Crown has complied with the terms of the no solicitation provisions contained in the merger agreement and, before terminating the merger agreement in this way, has paid to PREIT Partnership the termination fee;

      •
      by PREIT or PREIT Partnership, if (1) the board of trustees of Crown shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) its approval or recommendation of either of the merger or the merger agreement in connection with, any superior acquisition proposal, (2) following the announcement or receipt of an acquisition proposal, Crown has failed to call the Crown special shareholders meeting or failed to prepare and mail to its shareholders this joint proxy statement/prospectus or (3) the Crown board of trustees of any committee of the Crown board of trustees has resolved to do any of the foregoing;

      •
      by PREIT or PREIT Partnership, or by Crown or Crown Partnership, if the PREIT board of trustees approves or recommends (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) any alternative proposal, provided that prior to terminating for this reason PREIT or PREIT Partnership pays to Crown the termination fee;

      •
      by Crown or Crown Partnership, if PREIT announces a reduction in the dividend on the PREIT common shares or takes any action to authorize, approve, recommend or effect such a reduction and such reduction is not the result of a PREIT material adverse effect or a Crown material adverse effect;

      •
      by Crown or Crown Partnership, if Crown determines after consultation with PREIT that there is a PREIT material adverse effect; or

      •
      by PREIT or PREIT Partnership, if PREIT determines after consultation with Crown that there is a Crown material adverse effect.

        For purposes of the merger agreement, an "alternative proposal" means any direct or indirect proposal or offer relating to:

  •
  a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction;

  •
  a sale, acquisition, tender offer, exchange offer, the filing of a registration statement under the Securities Act in connection with an exchange offer, share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities, or the sale, exchange or transfer of, any voting equity securities of PREIT or outstanding partnership interests of PREIT Partnership; or

  •
  a sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of PREIT or PREIT Partnership in one or a series of related transactions that prohibits completion of the merger and other transactions contemplated under the merger agreement.

Right to Terminate after the Date of Completion of the Pre-Merger Transactions

        The merger agreement may be terminated at any time after the date of completion of the pre-merger transactions and prior to the effective time of the merger, only:

  •
  by either PREIT and Crown, if any judgment, injunction, order, decree or action by any governmental entity preventing the consummation of the merger becomes final and non-appealable;

  •
  by PREIT or PREIT Partnership, if any of Crown, Crown Partnership or the Pasquerilla group has failed to perform in any material respect any covenant, obligation or agreement on the part of Crown or Crown Partnership required to be performed on the closing date (unless Crown or Crown Partnership has the right to terminate as set forth in the paragraph immediately below); or

  •
  by Crown or Crown Partnership, if PREIT or PREIT Partnership has failed to perform in any material respect any covenant, obligation or agreement on the part of PREIT or PREIT Partnership required to be performed on the closing date (unless PREIT or PREIT Partnership has the right to terminate as set forth in the paragraph immediately above).

Effect of Termination

        Except for provisions in the merger agreement regarding confidentiality of nonpublic information, payment of fees and expenses, the effect of termination and specified miscellaneous provisions, if the merger agreement is terminated as described above, the merger agreement will become void and have no effect and there will be no liability on the part of PREIT, PREIT Partnership, Crown or Crown Partnership, except to the extent that the termination results from a certain specified breaches by any party of any of its representations, warranties, covenants or agreements contained in the merger agreement, in which case nothing in the merger agreement will in any way limit a party's liability for any breach by such party of its representations, warranties, covenants or agreements contained in the merger agreement.

Expenses; Termination Fee

        Except as described below, each party to the merger agreement will bear its own fees and expenses in connection with the transactions contemplated by the merger agreement.

        Crown and Crown Partnership will pay to PREIT Partnership a termination fee if the merger agreement is terminated:

  •
  by Crown, if the board of trustees of Crown shall have withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) its approval or recommendation of either of the merger or the merger agreement in connection with, any superior acquisition proposal, or to enter into a binding written agreement with respect to a superior acquisition proposal, so long as, in each case, Crown has complied with the terms of the no solicitation provisions contained in the merger agreement;

  •
  by PREIT or PREIT Partnership, if (1) the board of trustees of Crown shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) its approval or recommendation of either of the merger or the merger agreement in connection with, any superior acquisition proposal,

    (2) following the announcement or receipt of an acquisition proposal, Crown has failed to call the Crown special shareholders meeting or failed to prepare and mail to its shareholders this joint proxy statement/prospectus or (3) the Crown board of trustees of any committee of the Crown board of trustees has resolved to do any of the foregoing;

  •
  under the circumstances listed below, but only if (a) Crown or Crown Partnership has received an acquisition proposal (which, for this purpose only, relates to the transfer of 50% or more of the voting power or assets of Crown or Crown Partnership) before the termination and (b) either before or within 12 months after the termination, Crown or Crown Partnership enters into an agreement regarding a qualified Crown acquisition that is later completed:

  •
  by either PREIT or Crown if any judgment, injunction, order, decree or action by any governmental entity preventing the consummation of the pre-merger transactions, the merger or the post-merger transactions becomes final and non-appealable, and such judgment, injunction, order, decree or action is primarily the result of any action or inaction by Crown or Crown Partnership in breach of the merger agreement or the result of Crown or Crown Partnership seeking or assisting a third party in seeking such judgment, injunction, order, decree or action; or

  •
  by Crown if the merger is not consummated on or before February 27, 2004.

        PREIT and PREIT Partnership will pay to Crown Partnership a termination fee if the merger agreement is terminated:

  •
  by PREIT or PREIT Partnership, or by Crown or Crown Partnership, if the PREIT board of trustees approves or recommends (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another section of the merger agreement) any alternative proposal.

        For purposes of the merger agreement, a "qualified Crown acquisition" means any direct or indirect:

  •
  merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, sale, acquisition, tender offer, exchange offer or share exchange, sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of Crown or Crown Partnership or other transaction that,

  •
  in one or a series of related transactions, will result in (A) the issuance of securities representing, or the sale, exchange or transfer of, 50% or more of the outstanding voting equity securities of Crown or outstanding partnership interests of Crown Partnership; or (B) the transfer of 50% or more of the assets of Crown or Crown Partnership.

        The termination fee that PREIT Partnership or Crown Partnership may be entitled to receive will be an amount equal to the lesser of (1) $20 million less termination expenses, as described below, paid or payable under the merger agreement and (2) the maximum amount that can be paid to such party without causing such party to fail to meet the REIT income requirements under the Internal Revenue Code. The unpaid amount, if any, will be placed in escrow and will be paid in subsequent years to the extent the payment would not cause such party to fail to meet the REIT income requirements under the Internal Revenue Code. Crown's and Crown Partnership's and PREIT and PREIT Partnership's obligation to pay any unpaid portion of the termination fee will terminate on May 13, 2006.

        Crown and Crown Partnership will pay to PREIT Partnership (provided that Crown was not entitled to terminate the merger agreement because PREIT or PREIT Partnership failed to perform certain specified covenants, obligations and agreements in the merger agreement) termination expenses if the merger agreement is terminated:

  •
  by PREIT:

  •
  upon a material breach of or material failure on the part of Crown or Crown Partnership to perform any of the following covenants, obligations or agreements:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as theretofore conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

  •
  include one or more representatives of PREIT at weekly Crown management meetings and confer with representatives of PREIT on any proposals to engage in material transactions or transactions in excess of 10% of certain applicable operating and capital expenditure budgets;

  •
  notify PREIT as soon as practicable of the occurrence or existence of any circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of Crown and its subsidiaries taken as a whole or a material adverse effect on any Crown Properties;

  •
  deliver to PREIT as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect Crown's qualification as a REIT under the Internal Revenue Code;

  •
  maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide their current coverage or with other insurance companies that have equivalent or better financial ratings;

  •
  not sell, lease, mortgage, subject to lien or otherwise dispose of any personal property or intangible property, except with respect to the Pasquerilla Plaza or in the ordinary course of business and not material, individually or in the aggregate;

  •
  not modify, amend or supplement any management agreement or other contracts providing, in each case, for payments thereunder of $100,000 or more (provided that, in order to be material, such breach or breaches must relate to contracts having an aggregate value equal to $750,000 or more); or

  •
  not publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions;

  •
  upon a breach of or failure on the part of Crown or Crown Partnership to perform any of the following covenants, obligations or agreements, if such breach has had or would reasonably be expected to have either a Crown material adverse effect or a material adverse effect on any Crown property:

      •
      pay all real estate taxes when due in the ordinary course of business consistent with past practices; or

      •
      pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

    •
    upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of Crown or Crown Partnership set forth in the merger agreement, subject to certain specified exceptions; or

    •
    upon a breach of or if any representation or warranty of Crown or Crown Partnership is or becomes untrue as of May 13, 2003 or as of any subsequent date prior to or on the date of completion of the pre-merger transactions, as a result of any action or inaction by Crown or Crown Partnership, such that Crown would be unable by February 27, 2004 to satisfy the condition to closing which requires Crown to deliver a certificate certifying as to certain matters relating to the accuracy of its representations and warranties; or

  •
  by either PREIT or, provided Crown has given at least five business days prior written notice of its intent to so terminate the merger agreement, Crown if, the Crown shareholders fail to approve the merger and the merger agreement at the Crown special meeting or if holders of Crown Partnership Units fail to approve the merger and the merger agreement by the required vote.

        PREIT and PREIT Partnership will pay to Crown Partnership termination expenses (provided that PREIT was not entitled to terminate the merger agreement because Crown or Crown Partnership failed to perform in certain specified covenants, obligations and agreements in the merger agreement) if the merger agreement is terminated:

  •
  by Crown:

  •
  upon a material breach of or material failure on the part of PREIT or PREIT Partnership to perform any of the following covenants, obligations or agreements:

  •
  conduct its business and operate its properties only in the ordinary course and in substantially the same manner as theretofore conducted;

  •
  use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

  •
  confer at least weekly with one or more representatives of Crown to report on operational matters of materiality and any proposals to engage in material transactions;

  •
  notify Crown as soon as practicable of the occurrence or existence of any circumstance that would reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of PREIT and its subsidiaries taken as a whole or a material adverse effect on any PREIT properties;

  •
  deliver to Crown as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC after May 13, 2003;

  •
  duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided that the extensions do not adversely affect PREIT's qualification as a REIT under the Internal Revenue Code;

      •
      maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on May 13, 2003 with the same insurance companies that provide their current coverage or with other insurance companies that have equivalent or better financial ratings;

      •
      grant options or any other rights or commitment relating to its shares of beneficial interest, membership interests or units of limited partner interest, or any security convertible into its shares of capital stock, membership interests or units of limited partner interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, other than options, rights or commitments granted to PREIT employees or trustees in the ordinary course of business; or

      •
      not publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions;

    •
    upon a breach of or failure on the part of PREIT or PREIT Partnership to perform any of the following covenants, obligations or agreements, if such breach has had or would reasonably be expected to have either a PREIT material adverse effect or a material adverse effect on any PREIT property:

    •
    pay all real estate taxes when due in the ordinary course of business consistent with past practices; or

    •
    pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

    •
    upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of PREIT or PREIT Partnership set forth in the merger agreement, subject to certain specified exceptions; or

    •
    upon a breach of or if any representation or warranty of PREIT or PREIT Partnership is or becomes untrue as of May 13, 2003 or as of any subsequent date prior to or on the date of completion of the pre-merger transactions, as a result of any action or inaction by PREIT or PREIT Partnership, such that PREIT would be unable by February 27, 2004 to satisfy the condition to closing which requires PREIT to deliver a certificate certifying as to certain matters relating to the accuracy of its representations and warranties.

  •
  by either Crown or, provided PREIT has given at least five business days prior written notice of its intent to so terminate the merger agreement, PREIT if, the PREIT shareholders fail to approve the merger and the merger agreement at the PREIT special meeting, provided that the approval of the Crown shareholders has been obtained; or

  •
  by Crown or Crown Partnership, if PREIT announces a reduction in the dividend on the PREIT common shares or takes any action to authorize, approve, recommend or effect such a reduction.

        The termination expenses that PREIT Partnership or Crown Partnership may be entitled to receive in these cases will be an amount equal to the lesser of (a) $7,000,000 (or $3,500,000 in the case of termination expenses payable to Crown Partnership upon a termination relating to the failure to obtain certain PREIT shareholders approvals or payable to PREIT Partnership upon a termination relating to the failure to obtain certain Crown shareholders or partner approvals) and (b) the maximum amount that can be paid to such party without causing the party to fail to meet the REIT income requirements under the Internal Revenue Code. The unpaid amount, if any, will be placed in escrow and will be paid in subsequent years to the extent the payment would not cause such party to fail to meet the REIT income requirements under the Internal Revenue Code. The paying party's obligation to pay any unpaid portion of the termination expenses will terminate on May 13, 2006.

        In addition, if any party prevails in a suit for a breach by another party of its obligation to pay the termination fee or termination expenses under the merger agreement, such party will be entitled to its costs and expenses in connection with the suit, with interest.

Waiver and Amendment of the Merger Agreement

        The merger agreement may be amended by the parties in writing by action of the respective board of trustees of PREIT and Crown at any time before the filing of the Pennsylvania articles of merger or the Maryland articles of merger relating to the merger, except as otherwise specified.

        At any time before the effective time of the merger, the parties may, in writing:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement; or

  •
  waive compliance with any of the agreements or conditions of the other party contained in the merger agreement, except as otherwise specified.

Indemnification; Directors' and Officers' Insurance

        Under the merger agreement, PREIT and PREIT Partnership will provide exculpation and indemnification for each person who has been at any time on or before May 13, 2003, or who becomes before the completion of the merger, an officer, director or trustee of Crown or any Crown subsidiary. This exculpation and indemnification will be the same as provided to these persons by Crown and its subsidiaries immediately before the completion of the merger in each entity's respective charter, by-laws, partnership, operating or similar agreement, as applicable, as in effect on May 13, 2003. However, no such exculpation or indemnification will be provided by PREIT or PREIT Partnership to Mark E. Pasquerilla for certain specified claims. This exculpation and indemnification covers actions only on or before the completion of the merger, including all transactions contemplated by the merger agreement.

        In addition, PREIT and PREIT Partnership will indemnify and hold harmless, to the full extent permitted by applicable law, each of the persons described above against any losses, claims, liabilities, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any action by or on behalf of any or all security holders of Crown or PREIT, or any of their subsidiaries, or by or in the right of Crown or PREIT, or any of their subsidiaries, in which any of these persons is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to:

  •
  the fact that he is or was an officer, employee, director or trustee of Crown or any of its subsidiaries or any action or omission by that person in his capacity as a trustee; or

  •
  the merger agreement or the transactions contemplated by the merger agreement, whether in any case asserted or arising before or after the completion of the merger.

        After the completion of the merger, PREIT and PREIT Partnership will be obligated to promptly pay and advance reasonable expenses and costs incurred by each of these persons as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. PREIT is also obligated to purchase, at or before the completion of the merger, trustees', directors' and officers' liability insurance policy coverage for Crown's trustees and officers for a period of six years which will provide the trustees and officers with coverage on terms no less favorable to Crown's trustees and officers as is currently provided by Crown to these trustees and officers. However, if the premium for such coverage exceeds 200% of the premium in effect on May 13, 2003, PREIT will only be required to purchase comparable coverage for an amount not to exceed 200% of the premium of such policy in effect on May 13, 2003, provided that during such six year period, in no event will PREIT provide insurance coverage that is less favorable to Crown trustees and officers than is maintained by PREIT for its trustees and officers.

Assumption of Crown's Obligations under Registration Rights and Exchange Agreements

        Under the merger agreement, PREIT has agreed to assume Crown's obligations under existing registration rights agreements and exchange agreements between Crown and certain holders of Crown Partnership Units by entering into one or more registration rights agreements and exchange agreements with certain specified persons at the closing.

Agreements with Mark E. Pasquerilla and Affiliates

        On or prior to the date of completion of the pre-merger transactions, Crown and PREIT will and will cause their affiliates and subsidiaries to execute and deliver the following to which they are a party: (1) a shareholder agreement, (2) a tax protection agreement, (3) a non-competition agreement, (4) a standstill agreement and (5) a registration rights agreement, all as described under the heading "Agreements with Mark E. Pasquerilla and Affiliates" beginning on page 109.

The Agreement of Exchange

        Contemporaneously with the execution of the merger agreement, Crown Partnership and Crown Investments Trust entered into an agreement of exchange dated as of May 13, 2003. The merger agreement provides that prior to the pre-merger transactions, pursuant to the agreement of exchange, Crown Partnership will convey to Crown Investments Trust the property located in Johnstown, Pennsylvania known as Pasquerilla Plaza in exchange for the conveyance by Crown Investments Trust of unimproved out-parcels adjacent to three shopping malls owned by Crown to Crown Partnership. Pasquerilla Plaza will be conveyed to Crown Investments Trust subject to the outstanding mortgage loans secured by the property, which was approximately $1.214 million as of August 31, 2003. Prior to the execution of the agreement of exchange, appraisals were obtained which valued Pasquerilla Plaza at $8.0 million and valued the out-parcels at $6.825 million. Subsequently, as of August 31, 2003 three out-parcels were sold to third parties for net proceeds of $0.71 million. At the closing of the transactions contemplated by the agreement of exchange, Crown Investments Trust will pay to Crown Partnership the amount of the difference between the appraised value of the remaining out-parcels and the appraised value of Pasquerilla Plaza less the amount of the debt being assumed by Crown Investments Trust. This net amount is approximately $0.67 million as of August 31, 2003. The exchange is not intended to qualify as a tax-free exchange under the Internal Revenue Code. Following completion of the pre-merger and post-merger transactions described below, the three out-parcels will be owned by PREIT Partnership.

Sale of Oak Ridge and Amendments to Crown Partnership Agreement and Support Agreement

        On March 31, 2003, Oak Ridge Mall was sold by Crown to Crown Investments Trust ("Crown Investments"), an entity controlled by Mark E. Pasquerilla, and the Cash Flow Support Agreement ("Support Agreement") among Crown, Crown Investments and Crown American Financing Partnership was also amended to eliminate Oak Ridge from the properties covered by the Support Agreement. The consideration for Oak Ridge was an effective reduction in Crown American Investment Company's ("CAIC") and Crown Investments' percentage interest in Crown Partnership as described below. The reduction in CAIC's and Crown Investments' percentage interest in Crown Partnership for Oak Ridge was equivalent to 1,159,794 Crown Partnership Units or $11.4 million based on the price per Crown common share on March 27, 2003 and for the Support Agreement relative to Oak Ridge 2,600,000 Crown Partnership Units or $25.6 million. The aggregate value of the consideration paid by affiliates of Mark E. Pasquerilla for Oak Ridge and the related amendment to the Support Agreement was $37.0 million.

        Crown's 32,071,965 outstanding common Crown Partnership Units as of March 31, 2003 were unchanged as a result of the Oak Ridge transactions. However, the number of Crown common shares for which the Crown Partnership Units held by Mr. Pasquerilla and his affiliates were redeemable was reduced by 3,759,794 shares. As a result, the Oak Ridge transactions had the equivalent economic impact of reducing the number of Crown common shares and Crown Partnership Units owned by Mr. Pasquerilla and his affiliates and, consequently, the total number of Crown common shares and Crown Partnership Units effectively outstanding, by 3,759,794.

        On June 17, 2003, Crown Investments sold Oak Ridge for gross proceeds of $6 million (other than one out-parcel containing a movie theater). Crown Investments retained a portion of Oak Ridge with an estimated value of approximately $4.6 million.

        In connection with the execution of the merger agreement, on May 13, 2003, Crown Investments, Crown Partnership and Crown American Financing Partnership entered into the Fourth Amendment to the Amended and Restated Cash Flow Support Agreement (the "Fourth Amendment") to provide that Crown Investments has no further contribution or other obligations under the Support Agreement and to revise the percentage interest of Crown Investments to reflect an adjustment equivalent to reducing the Crown Partnership Units held by Crown Investments by 500,000. At the same time, Crown, Crown Investments and CAIC entered into the Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of Crown Partnership to reflect the revised percentage ownership interests of Crown Investments and CAIC as a result of the Fourth Amendment. In order to reflect the respective interests in Crown Partnership after this reduction and the reductions contemplated by the Oak Ridge transactions described above, the exchange ratio for Crown Partnership Units owned by Mr. Pasquerilla's affiliates is approximately 0.2053, which is lower than the 0.3589 exchange ratio for the Crown common shares.

The Distribution Agreement

        In connection with the merger agreement, Crown and Crown Partnership entered into a distribution agreement, dated as of May 13, 2003. The distribution agreement provides that, one business day before the closing of the merger, Crown Partnership will distribute to Crown Crown's proportionate interest in all of Crown Partnership's assets, and Crown will assume its proportionate interest in substantially all of Crown Partnership's liabilities, in complete liquidation of Crown's partnership interests in Crown Partnership (including its general partner interest). Following such distribution, Crown will have no continuing interest in Crown Partnership. However, Crown has agreed to indemnify Crown Partnership and its partners, officers, employees and agents against any losses incurred by any of them arising from the Crown Partnership liabilities assumed by Crown under the distribution agreement or from certain other employment-related liabilities relating to Crown Partnership's employees (including any such losses arising from PREIT's failure to perform its obligations under the merger agreement with respect to employment matters).

        The consummation of the distribution transaction is conditioned upon specified conditions having been satisfied. The distribution agreement will automatically terminate in the event that the merger agreement is terminated.

        In the merger, PREIT will succeed to the proportionate interest in Crown Partnership's assets and liabilities that were distributed to and assumed by Crown in such distribution transaction, together with all of Crown's rights and obligations under the distribution agreement, including its indemnification obligations described above.

        The distribution agreement is attached to this joint proxy statement/prospectus as Annex E. Please refer to the distribution agreement for a complete description of the transactions described above.

The Contribution Agreements

        In connection with the merger agreement, PREIT and PREIT Partnership entered into a contribution agreement and Crown Partnership and PREIT Partnership entered into a contribution agreement, each dated as of May 13, 2003. The contribution agreements are attached to this joint proxy statement/prospectus as Annexes F and G. Please refer to the contribution agreements for a complete description of the transactions described below.

PREIT Contribution Agreement

        The PREIT contribution agreement provides that, immediately after the closing of the merger and simultaneously with the Crown Partnership contribution transaction described below, PREIT will contribute to PREIT Partnership the proportionate interest in Crown Partnership's assets that were distributed to Crown under the distribution agreement described above (which assets PREIT will have succeeded to by virtue of the merger), and PREIT Partnership will assume the proportionate interest in Crown Partnership's liabilities that were assumed by Crown under the distribution agreement described above (which liabilities PREIT will have succeeded to by virtue of the merger). PREIT Partnership will also assume all of PREIT's obligations (as successor to Crown) assumed under the distribution agreement described above, including its indemnification obligations.

        In consideration for this contribution, PREIT Partnership will issue to PREIT a number of Class A PREIT Partnership Units equal to the number of PREIT common shares issued in the merger and 2,475,000 newly-created 11% senior preferred units of PREIT Partnership ("Senior Preferred Units"), which corresponds to the number of PREIT preferred shares issued in the merger.

        The consummation of this contribution transaction is conditioned upon the closing of the merger. The contribution agreement will automatically terminate in the event that the merger agreement is terminated.

Crown Partnership Contribution Agreement

        The Crown Partnership contribution agreement provides that, immediately after the closing of the merger and simultaneously with the PREIT contribution transaction described above, Crown Partnership will contribute to PREIT Partnership the remaining interest in all of Crown Partnership's assets (excluding an 11% interest in the capital and a 1% interest in the profits of two partnerships that are wholly-owned by Crown and Crown Partnership, which partnerships own 14 of the Crown shopping malls) and PREIT Partnership will assume substantially all of Crown Partnership's remaining liabilities.

        The excluded interests relating to those two partnerships will be subject to a put-call arrangement between Crown Partnership and PREIT Partnership. Under that put-call arrangement, PREIT Partnership will have the right to require Crown Partnership to contribute the excluded interests to PREIT Partnership following the 36th month after the closing of the merger and Crown Partnership will have the right to contribute the excluded interests to PREIT Partnership following the 40th month after the closing of the merger. In connection with the put-call arrangement, Crown Partnership has agreed not to transfer the excluded interests other than pursuant to the put or call, except that Crown Partnership is permitted to pledge the excluded interests to any existing or future lender pursuant to a bona fide financing incurred upon customary commercial terms, provided that the excluded interests so pledged remain subject to the put-call arrangement. PREIT expects that the excluded interests will be pledged to certain banks that have made loans to Crown Investments Trust and Crown American Investment Company, the limited partners of Crown Partnership.

        In consideration for this contribution transaction as a whole (including the excluded partnership interests subject to the put-call arrangement), PREIT Partnership will issue to Crown Partnership a number of Class B PREIT Partnership Units equal to approximately 0.2053 of a Class B PREIT Partnership Unit for each Crown Partnership Unit that remains outstanding following the Crown distribution transaction described above. See "—Sale of Oak Ridge and Amendments to Crown Partnership Agreement and Support Agreement" on page 102.

        A portion of such Class B PREIT Partnership Units will be allocated to the excluded partnership interests referenced above and, accordingly, will not be issued until exercise of the put or call to which those interests are subject. In addition, until such time as either the put or call is exercised, Crown Partnership will be entitled to receive a preferred return on the excluded partnership interests that approximates the return that Crown Partnership would have received on the number of Class B PREIT Partnership Units allocated to the excluded interests had the Class B PREIT Partnership Units been issued at the closing of the contribution transaction, with a cash adjustment at the time of the exercise of the put or call payable by either Crown Partnership or PREIT Partnership, as appropriate, to the other in an amount equal to the difference between the amount of the preferred return actually received by Crown Partnership and the amount that Crown Partnership would have actually received had it held that number of Class B PREIT Partnership Units from the closing of the contribution transaction through the date of exercise of the put or call, as applicable.

        In addition, PREIT Partnership has agreed to indemnify Crown Partnership and its partners, officers, employees and agents against any losses incurred by any of them arising from the Crown Partnership liabilities assumed by PREIT Partnership under the contribution agreement or from certain other employment-related liabilities relating to Crown Partnership's employees (including any such losses arising from PREIT's failure to perform its obligations under the merger agreement with respect to employment matters).

        The consummation of this contribution transaction is conditioned upon the closing of the merger. The contribution agreement will automatically terminate in the event that the merger agreement is terminated.

The PREIT and Crown Voting Agreements

Mark E. Pasquerilla Voting Agreement

        Mark E. Pasquerilla, Crown Investments Trust and Crown American Investment Company have entered into a voting agreement with PREIT and PREIT Partnership pursuant to which they have agreed to vote all Crown common shares and all Crown Partnership Units owned of record by them or that they otherwise have the power to vote:

  •
  in favor of adoption of the merger agreement, approval of the merger and any other transactions contemplated thereby and the withdrawal of Crown as general partner of Crown Partnership; and

  •
  against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the merger.

        As of the record date for the Crown special meeting, Mark E. Pasquerilla, Crown Investments Trust and Crown American Investment Company, in the aggregate, beneficially owned, excluding stock options and Crown Partnership Units held by them, 3,129,625 Crown common shares, representing approximately 9.62% of the outstanding Crown common shares entitled to be voted at the Crown special meeting.

        Other than with respect to securities that have been pledged to lenders prior to the date of the voting agreement, Mark E. Pasquerilla, Crown Investments Trust and Crown American Investment Company are prohibited from, directly or indirectly, selling, transferring, pledging, encumbering, assigning or otherwise disposing of all or any portion of Crown common shares or Crown Partnership Units owned by them without a written agreement from the transferee to be bound by the terms of the voting agreement. The voting agreement also prohibits Mark E. Pasquerilla, Crown Investments Trust and Crown American Investment Company from (1) granting any proxies with respect to any matters related to the merger transactions, (2) depositing any Crown common shares or Crown Partnership Units into a voting trust or entering into a voting agreement with respect to any matters related to the merger transactions, (3) taking any action that is intended to have the effect of preventing performance of their obligations under the voting agreement, and (4) soliciting or entering into any agreement related to an acquisition proposal or providing any confidential information relating to or that may reasonably be expected to lead to an acquisition proposal.

Voting Agreements of PREIT and Crown Executive Officers

        Each of the executive officers of Crown (other than Mark E. Pasquerilla, whose voting agreement is described above, and except for Messrs. Rusinak and Washko) has entered into a voting agreement with PREIT and PREIT Partnership and each of the executive officers of PREIT has entered into a voting agreement with Crown and Crown Partnership pursuant to which they have agreed to vote all Crown common shares and, as applicable, all Crown Partnership Units, and all PREIT common shares and, as applicable, all PREIT Partnership Units, owned of record, respectively, by each of them as of the record date of the Crown and PREIT special meetings, or that they otherwise have the power to vote:

  •
  in favor of adoption of the merger agreement and approval of the merger and any other transactions contemplated thereby; and

  •
  with respect to the executive officers of Crown, against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the merger and in favor of the withdrawal of Crown as general partner of Crown Partnership.

        As of the record date for the Crown special meeting, such executive officers of Crown beneficially owned, excluding stock options and Crown Partnership Units held by them, 3,261,835 Crown common shares, representing approximately 10.03% of the outstanding Crown common shares entitled to be voted at the Crown special meeting. As of the record date for the PREIT special meeting, the executive officers of PREIT beneficially owned, excluding stock options and PREIT Partnership Units held by them, 448,099 PREIT common shares, representing approximately 1.91% of the outstanding PREIT common shares entitled to be voted at the PREIT special meeting.

        Other than with respect to securities that have been pledged to lenders prior to the date of the voting agreement, each of the executive officers (other than Messrs. Rusinak and Washko) is prohibited from, directly or indirectly, selling, transferring, pledging, encumbering, assigning or otherwise disposing of all or any portion of the individual's Crown common shares and Crown Partnership Units, or PREIT common shares and PREIT Partnership Units, as applicable, without a written agreement from the transferee to be bound by the terms of the voting agreement. The voting agreements also prohibit these individuals from (1) granting any proxies with respect to any matters related to the merger transactions, (2) depositing any Crown common shares or Crown Partnership Units, or PREIT common shares or PREIT Partnership Units, as applicable, into a voting trust or entering into a voting agreement with respect to any matters related to the merger transactions, (3) taking any action that is intended to have the effect of preventing performance of the individual's obligations under the voting agreement, and (4) soliciting or entering into any agreement related to an acquisition proposal or providing any confidential information relating to or that may reasonably be expected to lead to an acquisition proposal.

        Those executive officers who entered into voting agreements on May 13, 2003, and who at such time owned outstanding PREIT Partnership Units, have entered into an agreement to clarify the definition of "Covered PREIT OP Units" in their voting agreements to eliminate any possible doubt that such PREIT Partnership Units are covered by their respective voting agreement and accordingly will be voted in favor of adoption of the merger agreement and approval of the merger and any other transactions contemplated thereby.

Voting Agreements of PREIT and Crown Independent Trustees

        Each of the independent trustees of Crown has entered into a voting agreement with PREIT and PREIT Partnership and each of the independent trustees of PREIT has entered into a voting agreement with Crown and Crown Partnership pursuant to which they have agreed to vote all Crown common shares and PREIT common shares owned of record, respectively, by each of them, as of the record date of the special meeting, or that they otherwise have the power to vote:

  •
  in favor of adoption of the merger agreement and approval of the merger and any other transactions contemplated thereby; and

  •
  with respect to the independent trustees of Crown, against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the merger.

        As of the record date for the Crown special meeting, the independent trustees of Crown beneficially owned 88,296 Crown common shares, representing approximately 0.27% of the outstanding Crown common shares entitled to be voted at the Crown special meeting. As of the record date for the PREIT special meeting, the independent trustees of PREIT beneficially owned, excluding stock options held by them, 388,783 PREIT common shares, representing approximately 1.66% of the outstanding PREIT common shares entitled to be voted at the PREIT special meeting.

        The voting agreements prohibit these individuals from (1) granting any proxies with respect to any matters related to the merger transactions, (2) depositing any Crown common shares or PREIT common shares, as applicable, into a voting trust or entering into a voting agreement with respect to any matters related to the merger transactions, (3) taking any action that is intended to have the effect of preventing performance of the individual's obligations under the voting agreement, and (4) soliciting or entering into any agreement related to an acquisition proposal or providing any confidential information relating to or that may reasonably be expected to lead to an acquisition proposal. The voting agreements for the independent trustees do not prohibit the sale, transfer, pledge, encumbrance, assignment or other disposition of all or any portion of the individual's Crown common shares or PREIT common shares, as applicable, and any person acquiring such common shares from the individual is not bound by the voting agreement. Based solely on PREIT's and Crown's review of filings made by the independent trustees with the Securities and Exchange Commission, since May 13, 2003 and up to and including September 1, 2003, the independent trustees of Crown have sold an aggregate of 436,200 Crown common shares as follows: Clifford A. Barton (30,000 shares); Donald F. Mazziotti (30,000 shares); Zachary L. Solomon (330,000 shares); and Peter J. Siris (46,200 shares). The sales of Crown common shares by Messrs. Barton and Mazziotti were in connection with the cashless exercise of Crown options held by such trustees.

Crown Independent Trustees Fees

        Crown's board of trustees approved certain fees for independent trustees at its regular meeting held on February 5, 2003, as later clarified at its regular meeting held on April 23, 2003. These fees were approved unanimously by the remaining members of the Crown board of trustees based on the substantial commitments of time and increased responsibilities of the independent trustees in connection with the merger. These fees include:

  •
  effective 2003, an annual retainer of $36,000 payable in advance in the first quarter,

  •
  for the meetings prior to February 5, 2003, a fee of $250 per meeting,

  •
  effective February 5, 2003, the fees for meetings, conference calls and other required work are $250 per meeting if less than one hour and $500 per meeting if greater than one hour, and

  •
  an additional one-time fee to the Chairman of the Special Committee of the Independent Trustees in the amount of $50,000, and to each member of this committee in the amount of $25,000, regardless of whether the merger is completed.

        These fees are in addition to the existing compensation structure for Crown trustees, which includes a fee of $1,000 for each board of trustees meeting or committee meeting, and a fee of $500 for each non-board of trustees meeting or non-committee meeting conference call. Based on the foregoing schedule of fees, Crown's independent trustees have received aggregate payments as follows for the period commencing September 1, 2002 through September 19, 2003: Peter J. Siris $289,093; Zachary L. Solomon $109,065; Clifford A. Barton $110,270; and Donald F. Mazziotti $106,250.

AGREEMENTS WITH MARK E. PASQUERILLA AND AFFILIATES

The Shareholder Agreement

        It is a condition of the merger that each of Mark E. Pasquerilla, Crown Partnership, Crown Investments Trust, Crown American Investment Company, and Crown Delaware Holding Company (which we refer to collectively below as the Pasquerilla group) enter into a shareholder agreement with PREIT and PREIT Partnership. Under this agreement, each member of the Pasquerilla group will agree as follows.

  •
  The Pasquerilla group will agree that

  •
  if any of the Pasquerilla group, during the two weeks following the closing date of the merger, transfer any of the PREIT securities received pursuant to the merger (which we refer to below as the covered PREIT securities);

  •
  if the Pasquerilla group and their permitted transferees (as defined below), considered collectively, transfer any of the covered PREIT securities during the nine months following the two week post-closing period other than (A) pursuant to Section 4 of the registration rights agreement (described below) or (B) in an amount that would not exceed or violate the volume limitations of Rule 144(e)(1) under the Securities Act (assuming the Pasquerilla group and their permitted transferees, taken together, are a single affiliate of PREIT);

  •
  if the Pasquerilla group and their permitted transferees, considered collectively, during the nine months following the two week post-closing period, transfer in the aggregate an amount of the covered PREIT securities having an aggregate purchase price greater than an amount equal to $16 million less the net proceeds of sale of the Oak Ridge Mall;

  •
  if the Pasquerilla group and their permitted transferees, considered collectively, during any of the five subsequent annual (12-month) periods commencing immediately following the nine-month initial period, transfer in the aggregate more that 20% of the covered PREIT securities (provided that if, during any subsequent annual period, the Pasquerilla group transfers less than 20% of the covered PREIT securities, then they will be permitted to carry over to the next annual period the amount by which the permitted 20% exceeds the actual amount transferred); or

  •
  if the Pasquerilla group and their permitted transferees, considered collectively, during the 60-month subsequent period commencing immediately following the nine-month initial period, transfer an amount of the covered PREIT securities that would exceed or violate the volume limitations of Rule 144(e)(1) under the Securities Act (assuming the Pasquerilla group and their permitted transferees, taken together, are a single affiliate of PREIT);

    then the members of the Pasquerilla group will forfeit their right to the first $25 million of payments due under the tax protection agreement. See "—The Tax Protection Agreement" beginning on page 110.

  •
  However, if any transfer described above is by means of foreclosure with respect to covered PREIT securities pledged as permitted by the shareholder agreement, then Mark E. Pasquerilla may elect, in lieu of the above remedy regarding loss of tax protection, to resign his seat on PREIT's board of trustees and release PREIT from its obligations under the merger agreement with respect to his serving as a trustee of PREIT.

  •
  The Pasquerilla group and their permitted transferees will be permitted at any time to pledge, encumber or otherwise grant a security interest in any covered PREIT securities to any existing or future lender pursuant to a bona fide financing incurred for investment or other purposes upon customary commercial terms. However, immediately following a foreclosure by any lender, the lender will cease to be a permitted transferee and the foreclosure will constitute a transfer other than to a permitted transferee under the shareholder agreement. Any lender who acquires covered PREIT securities pursuant to foreclosure under a pledge will not be bound by the terms of the shareholder agreement.

  •
  Regardless of any restrictions contained in the shareholder agreement, each member of the Pasquerilla group will be permitted to exercise its right to redeem any covered PREIT Partnership Units owned by it, subject to any restrictions imposed on redemption pursuant to PREIT Partnership's limited partnership agreement.

  •
  Any permitted transferee to whom any covered PREIT securities are transferred pursuant to the shareholder agreement will be subject to the terms and conditions of the shareholder agreement.

  •
  Under the shareholder agreement, permitted transferees include: (1) charitable institutions; (2) members of the immediate family of a security holder; (3) business entities controlled by a security holder and/or members of a security holder's immediate family; (4) if the security holder is a trust, beneficiaries of the trust; (5) if the security holder is a business entity, the partners or owners who owned interests in the entity on the date the entity acquired the covered PREIT securities and continue to own interests in the entity at the time of the proposed transfer; and (6) any lender to which any of the security holder's covered PREIT securities are pledged in accordance with the shareholder agreement (as discussed above) (provided that the lender will no longer be considered a permitted transferee following its foreclosure on the pledged covered PREIT securities).

The Tax Protection Agreement

        It is a condition of the merger that PREIT and PREIT Partnership enter into a tax protection agreement with Mark E. Pasquerilla, Crown Partnership, Crown Investments Trust, or Crown Investments, Crown American Investment Company, or CAIC, Crown Holding Company and Crown American Associates (to which we refer collectively below as the Pasquerilla unitholders). Under this agreement, the parties will agree as follows:

  •
  PREIT Partnership will agree that, during the period ending on the earlier of the eighth anniversary of the closing date of the merger or the first date on which the Pasquerilla unitholders beneficially own (as determined in accordance with Rule 13-d(3) of the Securities Exchange Act of 1934) in the aggregate less than 25% of the aggregate number of PREIT common shares and PREIT Partnership Units received pursuant to the merger and related transactions, it will not dispose of certain protected properties acquired in the merger.

  •
  This restriction will not apply to (1) exchanges pursuant to Section 1031 of the Internal Revenue Code and other tax-deferred or tax-free exchanges so long as no gain is recognized by the Pasquerilla unitholders, although the restrictions thereafter would apply to the property acquired in exchange for the relevant protected property, and (2) dispositions pursuant to which none of the Pasquerilla unitholders would be required to recognize any of the gain deferred at the time the property subject to the disposition was originally contributed to Crown Partnership.

  •
  If a property is transferred in violation of this transfer restriction, PREIT Partnership will owe damages to each affected Pasquerilla unitholder in an amount meant to approximate the following: (x) if the transfer occurs during the first five years of the protection period, the sum of the hypothetical tax owed by the Pasquerilla unitholder as a result of the transfer (computed without regard to any tax attributes of such unitholder) plus an amount intended to make the unitholder whole for taxes that may be due on the receipt of the payment of damages owed; (y) if the prohibited transfer occurs after the first five years of the protection period but within eight years, the interest expense the unitholder would or does incur if the unitholder were to borrow money to pay the hypothetical tax owed from the time the unitholder is deemed under the agreement to be required to pay the tax until eight years after the closing date of the merger; or (z) if the transfer is an "installment sale" for federal income tax purposes, at PREIT Partnership's election, the amount described in clause (x) or (y) hereof (as applicable) or the sum of the amount that would be required to be paid to the affected unitholder pursuant to clause (x) or (y) hereof (as applicable) on an annual basis and taking into account the "installment sale" rules of the Internal Revenue Code plus the interest that must be paid on such amount as a result of the installment sale.

  •
  PREIT Partnership will agree, during the period ending on the fifth anniversary of the closing date of the merger or, if Crown Investments or CAIC so elects, for a period of 15 years from the date of closing, to make available to Crown Investments and CAIC the opportunity to make a "bottom guarantee" of qualifying debt of PREIT Partnership or a subsidiary up to a combined amount of $250 million.

  •
  If the qualifying debt is repaid or becomes nonqualifying debt, PREIT Partnership will be required to offer an opportunity to the affected guarantor to guarantee additional qualifying debt and to provide written notice of the opportunity to the guarantor. If PREIT Partnership breaches its obligation to provide the guarantee opportunity during the required period, PREIT Partnership will owe, subject to certain limitations, damages to each affected guarantor in an amount meant to approximate the sum of the hypothetical tax owed by the guarantor as a result of the breach (computed without regard to any tax attributes of such guarantor) plus an amount intended to make the guarantor whole for taxes that may be due on the receipt of the payment of damages owed.

  •
  Following the expiration of the 15-year protection period, PREIT Partnership will be required to use commercially reasonable efforts to make available guarantee opportunities to Crown Investments and CAIC up to a certain amount. If PREIT Partnership fails to use commercially reasonable efforts, the exclusive remedy for Crown Investments and CAIC will be an action for specific performance, with no entitlement to monetary damages.

  •
  PREIT Partnership will agree to use the "traditional method" under Section 1.704-3(b) of the Treasury regulations to make allocations under Section 704(c) of the Internal Revenue Code with respect to each of the protected properties, with no "curative" or "remedial" allocations other than, to the extent permitted under Section 1.704-3(c) of the Treasury regulations, curative allocations of gain recognized on a disposition of an interest in any Crown property to offset the impact of the "ceiling rule" with respect to the applicable property.

  •
  PREIT Partnership will agree to provide notice to the Pasquerilla unitholders in the event the Internal Revenue Service challenges certain agreed-upon tax positions intended to benefit the Pasquerilla unitholders and to allow such unitholders and their tax advisors to participate in the tax controversy process. PREIT Partnership will agree not to settle or abandon the tax controversy process without the consent of the Pasquerilla unitholders unless specified conditions are met. As a general rule, PREIT Partnership will agree to bear the expense of defending any Internal Revenue Service challenge to these agreed-upon tax positions, subject to certain exceptions.

  •
  PREIT Partnership will agree to bear one-half, and each of Crown Investments and CAIC, jointly and severally, will agree to bear the remaining one-half, of the aggregate cost of any realty transfer taxes or similar taxes (together with any penalties and interest) imposed by a Pennsylvania taxing authority as a result of the transfers of the excluded partnership interests in either of the two partnerships that are subject to the put-call arrangement described under

    "—The Contribution Agreements—Crown Partnership Contribution Agreement" beginning on page 104.

The Indemnification Agreement

        Contemporaneously with the execution of the merger agreement, and as an inducement to PREIT and PREIT Partnership to consummate the merger, PREIT, PREIT Partnership, Crown Investments Trust, or Crown Investments, Crown American Investment Company, or CAIC, Mark E. Pasquerilla (who owns, directly or indirectly, 100% of the outstanding ownership interests in Crown Investments Trust, Crown American Investment Company and Crown Delaware Holding Company), and Crown Delaware Holding Company, as guarantor, entered into an indemnification agreement dated as of May 13, 2003, which provides for the following:

  •
  Subject to certain terms and conditions specified in the indemnification agreement, during the indemnity period (the period beginning on the closing date of the merger and ending on the second anniversary of the closing date of the merger), each of Crown Investments, on the one hand, and Crown Partnership and CAIC, on the other hand, will jointly and severally indemnify, defend and hold harmless PREIT, PREIT Partnership and each of their respective affiliates, employees, representative, agents, officers and trustees from, against and in respect of any claims sustained or suffered by such persons to the extent arising, directly or indirectly, in whole or in part, from or as a consequence of (in each case to the extent arising from or relating to the period between January 1, 2000 and the closing date of the merger):

  •
  the third amendment to the amended and restated cash flow support agreement dated March 31, 2003 between Crown Investments and Crown American Financing Partnership, L.P. or the fourth amendment to the amended and restated cash flow support agreement dated May 13, 2003 between Crown Investments, on the one hand, and Crown Partnership and Crown American Financing Partnership, L.P., on the other hand;

  •
  the agreement dated March 31, 2003 between Crown Investments and Crown Partnership pursuant to which Crown Investments purchased the Oak Ridge Mall from Crown Partnership;

  •
  the agreement of exchange entered into between Crown Investments and Crown Partnership concurrently with the execution of the indemnification agreement pursuant to which Crown Investments agreed to convey certain out-parcels to Crown Partnership in exchange for the conveyance of Pasquerilla Plaza by Crown Partnership to Crown Investments; or

  •
  any relationship or related transaction or series of related transactions entered into or modified since January 1, 2000, involving Crown or any Crown subsidiary, on the one hand, and Mark E. Pasquerilla or any of Crown Investments or CAIC, on the other hand, which fall within the matters described in Item 404 of Regulation S-K under the Securities Act of 1933, as in effect on May 13, 2003.

  •
  Unless the indemnification agreement is earlier terminated, the obligations of Crown Investments and CAIC to make indemnification payments under the indemnification agreement will terminate upon the second anniversary of the closing date of the merger, subject to certain specified exceptions where written notice of a claim has been asserted on or prior to that date;

  •
  The cumulative aggregate obligation of Crown Investments and CAIC to make indemnification payments under the indemnification agreement will not exceed $6 million;

  •
  Regardless of certain restrictions in the shareholders agreement to be entered into by and among Mark E. Pasquerilla, Crown Partnership, Crown Investments, CAIC, Crown Delaware Holding Company, PREIT and PREIT Partnership, if necessary in order to make an indemnification payment under the indemnification agreement, Crown Investments and CAIC are permitted to sell the minimum number of PREIT or PREIT Partnership securities necessary, when taken together with any other available funds of Crown Investments and CAIC, to make the indemnification payment;

  •
  Crown Delaware Holding Company, as guarantor, will assume all obligations of Crown Investments and CAIC to make indemnification payments under the indemnification agreement if any payment required to be made by either of them is not made within 30 days of when required to be made;

  •
  If, during the period beginning on May 13, 2003 and ending on the sixth anniversary of the effective time of the merger (unless the indemnification agreement has been terminated), Crown Investments completes the sale, transfer or alienation of all or substantially all of the shares, business or assets acquired by Crown Investments pursuant to the Oak Ridge agreement (other than a sale or transfer to an entity that is an affiliate of Crown Investments if the transferee assumes certain specified obligations of Crown Investments under the indemnification agreement), then Crown Investments will pay in cash to PREIT an amount equal to 90% of the Oak Ridge net proceeds of sale (the aggregate value of all consideration received by Crown Investments in connection with such sale less all associated direct costs and expenses) in excess of the Oak Ridge investment (which is approximately $11.4 million plus certain specified additional investments, plus interest). The net proceeds received from the sale of the bulk of the Oak Ridge Mall on June 17, 2003 (as described above) were not sufficient to trigger this payment;

  •
  If, during the period beginning on May 13, 2003 and ending on the third anniversary of the effective time of the merger (unless the indemnification agreement has been terminated), Crown Investments completes the sale, transfer or alienation of all or substantially all of the shares, business or assets acquired by Crown Investments pursuant to the agreement of exchange (other than a sale or transfer to an entity that is an affiliate of Crown Investments if such transferee assumes certain specified obligations of Crown Investments under the indemnification agreement), then Crown Investments will pay in cash to PREIT an amount equal to 50% of the Pasquerilla Plaza net proceeds of sale (the aggregate value of all consideration received by Crown Investments in connection with such sale less all associated direct costs and expenses) in excess of the Pasquerilla Plaza investment (which is the appraised value of Pasquerilla Plaza plus certain specified additional investments, plus interest);

  •
  Mark E. Pasquerilla, Crown Investments and CAIC have agreed to certain covenants relating to the minimum value of their consolidated net assets during the indemnity period (and thereafter so long as certain claims remain unresolved); and

  •
  The indemnification agreement does not become effective until the effective time of the merger and will be terminated automatically if and at such time as the merger agreement is terminated.

The Non-Competition Agreement

        It is a condition of the merger that each of Mark E. Pasquerilla, Crown Partnership, Crown Investments Trust, Crown American Investment Company, and Crown Delaware Holding Company (which, along with their affiliates. except for PREIT and its affiliates, we refer to collectively below as the non-compete group) enter into a non-competition agreement with PREIT and PREIT Partnership Under the non-competition agreement, each member of the non-compete group will agree as follows:

  •
  During the eight year period beginning on the closing date of the merger, they will not

  •
  own, operate, invest in, acquire, construct, manage, develop, re-develop or lease shopping malls, shopping centers or multifamily real estate properties in excess of 10 units each, or provide tenant services with respect thereto, competitive with the activities and/or services in which PREIT and its subsidiaries are engaged at the effective time of the merger, within 25 miles of any property owned by PREIT or Crown or any of their respective subsidiaries or through which PREIT or any of its subsidiaries may conduct business in the future; or

    •
    serve as an officer, director, partner, member, employee, consultant, contractor, joint venturer, or agent of, or own, directly or indirectly, any equity interest in any person or entity that engages the restricted activities described above.

    However, the non-compete group may (1) make certain passive investments in entities engaged in the restricted activities described above, (2) own, operate, invest in, manage and re-develop Oak Ridge Mall and Pasquerilla Plaza; and (3) engage in activities directly related to the operation of hotels and convention centers.

  •
  During the eight year period beginning on the closing date of the merger, they will not solicit any tenant or former tenant (within the 12 months preceding the closing date of the merger) of the properties of PREIT or Crown or any of their respective subsidiaries for the purpose of inducing the tenant to alter or end its business relationship with PREIT or a subsidiary (or any successor through which PREIT or any of its subsidiaries may conduct business in the future).

  •
  During the eight year period beginning on the closing date of the merger, they will not solicit or recruit (1) any employee of PREIT or any of its subsidiaries or (2) any person who was an employee of PREIT or Crown or any of their respective subsidiaries at any time within the 12 months preceding the closing date of the merger for the purpose of causing the employee to leave the employment of PREIT or a subsidiary, with the exception of Crown employees who do not become employees of PREIT or one of its affiliates on the closing date of the merger, employees of Crown who are terminated after the merger, and employees of PREIT who are terminated by PREIT.

The Standstill Agreement

        It is a condition of the merger that each of Mark E. Pasquerilla, Crown Partnership, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company, and Crown Holding Company (which we refer to collectively below as the standstill group) enter into a standstill agreement with PREIT and PREIT Partnership. Under the standstill agreement, each member of the standstill group will agree as follows:

  •
  Until eight years after the completion of the merger, or until the date on which Mark E. Pasquerilla is no longer a member of PREIT's board of trustees, whichever is later, the standstill group will not

  •
  acquire or propose or seek to acquire any securities or assets of PREIT or its subsidiaries (other than directly from PREIT or a subsidiary, or in the ordinary course of business without the purpose of acquiring control of PREIT), if the acquisition would cause the standstill group, in the aggregate, to beneficially own securities in excess of the sum of (1) the securities acquired by Mark E. Pasquerilla pursuant to the exercise of options, (2) 1% of the issued and outstanding voting or non-voting securities of PREIT, and (3) the number of securities acquired pursuant to PREIT's Dividend Reinvestment Plan (and provided that this restriction will not restrict any acquisition if, after giving effect to the acquisition, the standstill group would not, in the aggregate, beneficially own securities in excess of the ownership limit set forth in PREIT's trust agreement);

  •
  enter into or propose or seek to enter into any acquisition transaction or other business combination relating to all or part of PREIT or any of its subsidiaries, or the assets of all or part of PREIT or any of its subsidiaries (except for certain permitted exceptions described below);

    •
    except to the extent the activity is solely related to Mark E. Pasquerilla's participation as a trustee of PREIT and the action is consistent with the recommendation of a majority of PREIT's board of trustees, (1) participate in any solicitation of proxies with respect to PREIT; (2) become a participant in an election contest with respect to PREIT; (3) advise, influence or encourage any person with respect to any voting securities of PREIT; (4) seek to alter the size or composition of PREIT's board; (5) demand a copy of PREIT's share ledger, list of shareholders or other books and records in connection with any such matters; or (6) call or attempt to call any meeting of the PREIT shareholders;

    •
    except to the extent the activity is solely related to Mark E. Pasquerilla's participation as a trustee of PREIT, (1) take any action with respect to PREIT or any of its subsidiaries which could require making a public announcement regarding any change in control or other extraordinary transaction involving PREIT or (2) seek or propose to influence or control PREIT's management or policies; or

    •
    enter into any discussions or arrangements regarding the foregoing activities, propose any such activities to any other person, or advise, assist or act as a financing source in connection with the foregoing activities.

  •
  However, so long as no member of the standstill group is in violation of the standstill agreement, the standstill agreement will not prevent each member from

  •
  voting any PREIT securities beneficially owned by it on any matter properly before the PREIT security holders for their consideration, or

  •
  participating in any tender or exchange offer that was previously approved by a majority of the members of PREIT's board of trustees.

  •
  The standstill agreement will automatically terminate upon the breach by PREIT of its obligations under the merger agreement with respect to Mark E. Pasquerilla's serving as a trustee of PREIT.

The Registration Rights Agreement

        It is a condition of the merger that PREIT will enter into a registration rights agreement with Mark E. Pasquerilla, Crown Investments Trust, or Crown Investments, Crown American Investment Company, or CAIC, Crown Delaware Holding Company, or CDHC, and Crown Partnership, which provides these persons with certain specified rights with respect to the registration under the Securities Act of the securities acquired by them in connection with the merger and the transactions contemplated thereby (including any PREIT common shares issuable upon redemption of any Class B PREIT Partnership Units). Under the terms of the registration rights agreement:

  •
  At any time after the closing of the merger, Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership may unanimously require PREIT to file one registration statement on Form S-3 at PREIT's expense with respect to the registrable securities held by them and PREIT is required to use commercially reasonable efforts to cause the registration statement to be declared effective and to keep the registration statement effective (except as provided below) until all securities covered by the registration rights agreement have been disposed of or are eligible to be sold without limitation as to amount or manner of sale;

  •
  If on the date five years and nine months after the date of the closing of the merger the registrable securities owned by Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership constitute at least 5% of PREIT's then outstanding shares (after giving effect to certain redemptions), then, at any time beginning on such date, they are entitled to demand registration rights, pursuant to which upon their unanimous request they may require PREIT on one occasion to file a registration statement under the Securities Act at PREIT's expense with respect to their registrable securities. In order to preserve these demand registration rights, Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership must unanimously request within 30 days following the date that is five years and nine months after the date of the closing of the merger to preserve these rights, in which case their right to require PREIT to effect or keep effective a registration statement on Form S-3 described above will terminate. PREIT is required to use its commercially reasonable efforts to effect such registration;

  •
  If at any time during the nine month period beginning on the effective time of the merger, PREIT proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership are entitled to notice of the registration and are entitled to include their registrable securities (up to in the aggregate the participation threshold) in the registration at PREIT's expense;

  •
  Any reduction in the number of shares to be included in any registration (if required by the underwriters) will be made as follows: (1) first, all shares other than those to be included by PREIT for its own account or those proposed to be included by Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership, and (2) second, if necessary, the number of shares to be included by Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership will be reduced to 15% of the total number of shares to be included in the registration, with any reduction being made pro rata among Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership; and

  •
  For purposes of the registration rights agreement, "participation threshold" means the number of registrable securities having an aggregate proposed sales price of $16 million less the sum of (A) the Oak Ridge Mall net proceeds of sale (the aggregate value of all consideration received by Mr. Pasquerilla, Crown Investments, CAIC, CDHC and Crown Partnership in connection with such sale less all associated direct costs and expenses and certain other amounts) and (B) the aggregate sales price of all registrable securities previously sold by the parties during the 9 month period beginning on the effective time of the merger; and

  •
  All of these registration rights are subject to customary conditions and limitations, among them the right of the underwriters in an offering to limit the number of shares included in the registration and restrictions on certain sales during specified periods.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        PREIT common shares and Crown common shares are listed on the New York Stock Exchange under the symbols "PEI" and "CWN", respectively. The table sets forth, for the calendar quarters indicated, the dividends declared and the high and low sales prices for PREIT common shares and Crown common shares as reported on the New York Stock Exchange, based on published financial sources.

	PREIT Common Shares			Crown Common Shares
	High	Low	Dividend Declared	High	Low	Dividend Declared
2001
First Quarter	$22.36	$18.94	$0.51	$6.95	$5.25	$0.2100
Second Quarter	24.70	20.50	0.51	8.72	6.61	0.2100
Third Quarter	25.05	18.25	0.51	8.70	6.60	0.2100
Fourth Quarter	23.90	20.50	0.51	8.10	6.81	0.2100
2002
First Quarter	$25.50	$22.63	$0.51	$9.80	$7.65	$0.2125
Second Quarter	27.20	24.90	0.51	10.40	8.61	0.2125
Third Quarter	27.11	20.55	0.51	9.85	6.65	0.2125
Fourth Quarter	26.45	22.52	0.51	9.60	7.95	0.2125
2003
First Quarter	$28.80	$24.70	$0.51	$9.90	$8.87	$0.2150
Second Quarter	30.34	27.94	0.51	10.82	9.83	0.2150
Third Quarter	33.45	29.80	—	11.93	10.50	—

        The following table presents the last reported sale price per PREIT common share and Crown common share, as reported on the New York Stock Exchange Composite Transaction reporting system on May 13, 2003, the last full trading day prior to the public announcement of the merger, and on September 30, 2003, the last trading day for which this information could be obtained prior to the date of this joint proxy statement/prospectus. The following table also presents the Crown common share equivalent based on the value of PREIT common shares on May 13, 2003, the last full trading day prior to the public announcement of the merger, and on September 30, 2003, the last full trading day for which this information could be obtained prior to the date of this joint proxy statement/prospectus multiplied by the 0.3589 exchange ratio.

Date	PREIT Common Shares	Crown Common Shares	Crown Common Share Equivalent
May 13, 2003	$28.00	$10.75	$10.05
September 30, 2003	$33.45	$11.90	$12.01

        You are encouraged to obtain current market quotations for PREIT and Crown common shares.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES RELATING TO THE MERGER

        The following discussion summarizes the material U.S. federal income tax consequences relating to the merger and the receipt in the merger of PREIT common shares and cash received in lieu of PREIT fractional shares by holders of Crown common shares and PREIT 11% preferred shares by holders of Crown 11% preferred shares. Because this is a summary that is intended to address only federal income tax consequences of the merger that will apply to all Crown and PREIT shareholders, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  you may be subject to special rules that are not discussed below if you are:

  •
  a tax-exempt organization;

  •
  a broker-dealer;

  •
  a trader in securities that elects to mark to market;

  •
  a person who holds Crown shares as part of a hedge, straddle or conversion transaction;

  •
  a person who acquired Crown shares pursuant to the exercise of employee stock options or otherwise as compensation;

  •
  a person who does not hold its Crown shares as a capital asset;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as "non-U.S. persons;"

  •
  a trust;

  •
  an estate;

  •
  a regulated investment company;

  •
  a REIT;

  •
  an insurance company;

  •
  a bank or other financial institution;

  •
  a U.S. expatriate; or

  •
  otherwise subject to special tax treatment under the Internal Revenue Code;

  •
  this summary does not address state, local, or foreign tax considerations;

  •
  this summary does not address the tax consequences to Crown Partnership and PREIT Partnership unitholders;

  •
  this summary does not discuss the tax consequences to holders of Crown stock options or options to acquire Crown Partnership Units; and

  •
  this discussion is not intended to be, and should not be construed as, tax advice.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the merger on your individual tax situation, including any state, local or non-U.S. tax consequences.

        The information in this section is based on the current Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Neither PREIT nor Crown has requested, or plans to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger. It is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts and that a court would agree with the Internal Revenue Service.

        General.    The merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code. The income tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization. Hogan & Hartson L.L.P., counsel to PREIT, delivered an opinion to PREIT dated as of May 13, 2003 that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. Reed Smith LLP, counsel to Crown, delivered an opinion to Crown dated as of May 13, 2003 that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The delivery of opinions of Hogan & Hartson L.L.P. and Reed Smith LLP reaffirming these opinions is a condition to the merger. The opinions of counsel rely on customary representations made by Crown and PREIT and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel is inaccurate, the opinions may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger.

        Federal Income Tax Consequences of the Merger to Crown Common Shareholders.    Crown common shareholders will receive 0.3589 PREIT common shares for each Crown common share exchanged in the merger, but will receive cash instead of fractional shares of PREIT. If the merger of Crown with and into PREIT constitutes a reorganization under Section 368(a) of the Internal Revenue Code, the merger will have the following federal income tax consequences to Crown common shareholders:

  •
  Receipt of PREIT Common Shares.  A Crown common shareholder will not recognize gain or loss on the exchange of Crown common shares for PREIT common shares. A Crown common shareholder will have an aggregate tax basis in the PREIT common shares received equal to the shareholder's aggregate tax basis in his, her or its Crown common shares exchanged for such PREIT shares.

  •
  Fractional Shares.  A Crown common shareholder that receives cash instead of a fractional PREIT common share will be treated as if the fractional share was received in the merger and then redeemed by PREIT. The Crown common shareholder generally will recognize capital gain or loss equal to the difference between the amount of cash received for the fractional share and the shareholder's basis in the fractional share. This capital gain or loss will be long-term capital gain or loss if the Crown shareholder's holding period in the Crown common shares is more than one year.

  •
  Holding Period.  The holding period of the PREIT common shares received by a Crown common shareholder in the merger will include the holding period of the Crown common shares exchanged.

        Federal Income Tax Consequences of the Merger to Crown Preferred Shareholders.    Under the merger agreement, each outstanding share of Crown 11% preferred share will be converted into the right to receive one PREIT 11% preferred share. See "The Merger Agreement—Merger Consideration" beginning on page 72. The merger will have the following federal income tax consequences to Crown preferred shareholders:

  •
  Receipt of PREIT Preferred Shares.  A Crown preferred shareholder will not recognize gain or loss on the exchange of Crown 11% preferred shares for PREIT 11% preferred shares. A Crown preferred shareholder will have a tax basis in the PREIT 11% preferred shares received equal to the shareholder's tax basis in such shareholder's Crown 11% preferred shares exchanged for such PREIT 11% preferred shares.

  •
  Holding Period.  The holding period of the PREIT 11% preferred shares received by a Crown preferred shareholder in the merger will include the holding period of the Crown 11% preferred shares exchanged.

        Backup Withholding.    Backup withholding tax at a rate of 28% may apply to cash paid in the merger in lieu of fractional shares to a Crown common shareholder. Backup withholding will not apply, however, if the shareholder:

  •
  furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on Internal Revenue Service Form W-9, or an appropriate substitute form;

  •
  provides a certificate of foreign status on Internal Revenue Service Form W-8BEN, or an appropriate substitute form; or

  •
  is otherwise exempt from backup withholding.

        The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's federal income tax liability provided that the shareholder furnishes required information to the Internal Revenue Service.

        Federal Income Tax Consequences to Crown.    Crown will not recognize any gain or loss as a result of the merger if the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code and Crown qualifies as a "real estate investment trust," or "REIT," at the time of the merger.

        Federal Income Tax Consequences of the Merger to Crown and Crown Shareholders If the Merger Did Not Qualify as a Reorganization.    Opinions of counsel to PREIT and counsel to Crown dated as of May 13, 2003 that the merger will qualify as a reorganization for federal income tax purposes have been delivered. The delivery of opinions of counsel to PREIT and counsel to Crown reaffirming these opinions is a condition to the merger, but these opinions will not be binding upon the Internal Revenue Service or the courts.

        If the merger failed to qualify as a reorganization, then a Crown shareholder would recognize gain or loss, as applicable, equal to the difference between:

  •
  the aggregate fair market value of the PREIT common shares and PREIT 11% preferred shares received in the merger plus any cash received instead of fractional shares; and

  •
  the shareholder's adjusted tax basis in its Crown shares.

        If the merger failed to qualify as a reorganization, so long as Crown qualified as a REIT at the time of the merger, Crown would not incur a tax liability so long as Crown makes distributions (which would be deemed to include for these purposes the fair market value of the PREIT common shares and PREIT 11% preferred shares issued pursuant to the merger) to Crown's shareholders in an amount at least equal to the net gain on the deemed transfer of its assets to PREIT. If Crown failed to make sufficient distributions and a tax liability resulted, the liability for any such tax would transfer to PREIT as a result of the merger.

        If the merger failed to qualify as a reorganization and Crown did not qualify as a REIT at the time of the merger, Crown would generally recognize gain or loss on the deemed transfer of its assets to PREIT and PREIT, as its successor, would incur a very significant current tax liability.

        Federal Income Tax Consequences to PREIT and Its Shareholders.    PREIT and its shareholders will not recognize any gain or loss as a result of the merger, whether or not the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. However, as explained above, if the merger does not qualify as a reorganization under Section 368(a) of the Internal Revenue Code, certain tax liabilities of Crown would be transferred to PREIT.

        REIT Qualification of PREIT and Crown.    Reed Smith LLP, counsel to Crown, delivered an opinion to PREIT dated as of May 13, 2003 that, commencing with Crown's taxable year ended December 31, 1993, Crown was organized and has operated in conformity with the requirements for qualification as a REIT. The delivery of an opinion of Reed Smith LLP reaffirming this opinion is a condition to the merger. These opinions, however, will not be binding on the Internal Revenue Service or the courts. These opinions rely on customary representations made by Crown about factual matters relating to the organization and operation of Crown, Crown Partnership and their subsidiaries. In addition, these opinions are based on factual representations of Crown concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. If Crown did not qualify as a REIT in one or more of its prior tax years, Crown would be liable for, and, as successor to Crown in the merger, PREIT would be obligated to pay, any federal income tax on its income earned in any year that it did not qualify as a REIT. In addition, if Crown were to fail to qualify as a REIT, PREIT would be subject to tax if, during the ten years following the merger, PREIT disposed of any asset that was acquired from Crown in the merger. In this event, PREIT would generally be subject to tax at the highest regular corporate rate on the built-in gain, if any, that existed with respect to such asset at the time of the merger.

        Drinker Biddle & Reath LLP, counsel to PREIT, delivered an opinion to PREIT and Crown dated as of May 13, 2003 that, commencing with PREIT's taxable year ended December 31, 1997, PREIT was organized and has operated in conformity with the requirements for qualification as a REIT, and that, after giving effect to the merger, PREIT's organization and proposed method of operation will enable it to continue to qualify as a REIT. The delivery of an opinion of Drinker Biddle & Reath LLP reaffirming this opinion is a condition to the merger. These opinions rely upon customary representations made by PREIT about factual matters relating to the organization and operation of PREIT, PREIT Partnership and their subsidiaries. In addition, these opinions are based upon factual representations of PREIT concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. Finally, the portion of the Drinker Biddle & Reath LLP opinion that addresses the qualification of PREIT as a REIT following the merger will be based in part upon the opinion of Reed Smith LLP described above relating to the qualification of Crown as a REIT at the closing of the merger and the representations made by Crown in connection with the Reed Smith LLP opinion. If Crown did not qualify as a REIT at the time of the merger, PREIT could fail to qualify as a REIT after the merger.

        PREIT intends to continue to operate in a manner so as to qualify as a REIT following the merger, but there is no guarantee that PREIT will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon PREIT's ability to meet, through actual annual, or, in some cases, quarterly, operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. Drinker Biddle & Reath will not review PREIT's compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of PREIT, PREIT cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular tax year. See "Federal Income Tax Considerations to PREIT Shareholders" beginning on page 123 for a discussion of the tax considerations that may be material to a holder of PREIT shares, including Crown shareholders who acquire PREIT shares in the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
RELATING TO THE PRE-MERGER DIVIDEND

        Under the merger agreement, Crown may declare a dividend to its shareholders shortly before the merger equal to the minimum amount necessary for Crown to satisfy the REIT distribution requirements under Section 857(a)(1) of the Internal Revenue Code and to avoid the payment of tax with respect to any undistributed income for Crown's short taxable year ending at the time of the merger. Section 857(a)(1) requires a REIT to distribute to its shareholders each taxable year an amount equal to 90% of its "REIT taxable income." In addition, a REIT is required to pay tax on certain income that it does not distribute to its shareholders, even if it satisfies the 90% distribution requirement. If Crown pays a pre-merger dividend, PREIT will be entitled to declare a dividend to its common shareholders in an amount per share equal to the amount per share of the pre-merger dividend paid by Crown, divided by the exchange ratio of 0.3589 provided in the merger agreement. Any pre-merger dividends paid to Crown and PREIT shareholders will not be part of the cash consideration paid in the merger and will be taxed in the same manner as other dividends paid by Crown and PREIT.

FEDERAL INCOME TAX CONSIDERATIONS TO PREIT SHAREHOLDERS

        The following discussion summarizes the federal income tax considerations that may be material to an owner of shares of PREIT, including Crown shareholders who acquire PREIT shares in the merger. Drinker Biddle & Reath LLP, PREIT's counsel, has provided an opinion letter to PREIT with respect to the discussion set forth below under this heading "Federal Income Tax Considerations to PREIT Shareholders," and the opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus is a part. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations; nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including, but not limited to, (1) insurance companies, (2) tax-exempt entities, (3) financial institutions, (4) broker-dealers, (5) foreign corporations, (6) persons who are not citizens or residents of the United States, (7) trusts, estates, regulated investment companies, other REITs, financial institutions, or S corporations, (8) persons subject to the alternative minimum tax, (9) persons holding their shares as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction, (10) persons holding the shares through a partnership or similar pass-through entity, (11) persons with a "functional currency" other than the U.S. dollar, (12) U.S. expatriates and (13) persons who do not hold the shares as a capital asset) who are subject to special treatment under the federal income tax laws.

        THIS DISCUSSION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, TAX ADVICE. EACH SHAREHOLDER OF PREIT AND CROWN IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of PREIT

        General.    If PREIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders but PREIT's shareholders will generally be taxed on dividends that they receive at ordinary income rates other than dividends designated by PREIT as capital gain dividends or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual stockholders are currently taxed on dividends they receive at capital gains rates. In general, income earned by a REIT and distributed to its shareholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax at capital gain rates.

        While PREIT is generally not subject to corporate income taxes on income that PREIT distributes currently to shareholders, PREIT will be subject to federal income tax as follows:

          1.     PREIT will be taxed at regular corporate rates on any "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

          2.     PREIT may be subject to the "alternative minimum tax" due to PREIT's undistributed items of tax preference and alternative minimum tax adjustments, if any.

          3.     If PREIT has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, PREIT will be subject to tax at the highest corporate rate on this income.

          4.     PREIT's net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

          5.     If PREIT fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains, its qualification as a REIT because other requirements are met, PREIT will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of PREIT's gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of PREIT's gross income exceeds the amount of PREIT's income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect PREIT's profitability.

          6.     PREIT will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid, if PREIT fails to distribute during each calendar year (taking into account excess distributions from prior years) at least the sum of:

    •
    85% of PREIT's REIT ordinary income for the year,

    •
    95% of PREIT's REIT capital gain net income for the year, and

    •
    any undistributed taxable income from prior taxable years.

          7.     PREIT will be subject to a 100% penalty tax on amounts received by PREIT (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements among PREIT, its tenants and/or a taxable REIT subsidiary of PREIT, as further described below, are not comparable to similar arrangements among unrelated parties.

          8.     If PREIT acquires any assets from a taxable C corporation in a carry-over basis transaction, PREIT could be liable for specified tax liabilities inherited from that C corporation with respect to that corporation's "built-in gain" in its assets. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time PREIT acquired the asset. Applicable Treasury regulations, however, allow PREIT to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a C corporation unless and until PREIT disposes of that built-in gain asset during the 10-year period following its acquisition, at which time PREIT would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

        If PREIT is subject to taxation on its REIT taxable income or is subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a C corporation, some of the dividends PREIT pays to its shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates.

        In addition, notwithstanding PREIT's status as a REIT, PREIT may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, each of PREIT's taxable REIT subsidiaries (as further described below) is subject to federal corporate income tax on its net income.

        Requirements for Qualification.    The Internal Revenue Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares of stock, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) that during the last half of each taxable year (other than the first taxable year for which an election to become a REIT is made) not more than 50% in value of the outstanding shares (after taking into account options to acquire shares) of which are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); (7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year which has not been terminated or revoked; and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. PREIT's trust agreement contains certain restrictions regarding the transfers of its shares and provides certain disclosure requirements for 1% or greater shareholders that are intended to assist PREIT in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that PREIT will be able to satisfy these share ownership requirements. If PREIT fails to satisfy these ownership requirements, PREIT will fail to qualify as a REIT.

        In addition, PREIT must satisfy all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

        To qualify as a REIT, PREIT cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.

        A REIT is permitted to have a wholly owned subsidiary (which, if not a "taxable REIT subsidiary," is referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for federal income tax purposes. Rather, all of the assets, liabilities and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. A qualified REIT subsidiary is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        A REIT is also generally permitted to own any percentage of the stock of a "taxable REIT subsidiary", provided that the aggregate value of the REIT's interests in taxable REIT subsidiaries does not exceed 20% of the value of the REIT's gross assets and the aggregate value of the REIT's interests in its taxable REIT subsidiaries and the securities of other issuers does not exceed 25% of the value of the REIT's gross assets. Provided that certain limitations on operating activities are satisfied, an entity that is taxable as a corporation and is wholly or partially owned by a REIT will qualify as a "taxable REIT subsidiary" if both the REIT and the subsidiary so elect. In addition, if one of PREIT's taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value that is taxable as a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of PREIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. If dividends are paid by one or more of PREIT's taxable REIT subsidiaries to PREIT, then dividends from PREIT to its shareholders, up to the amount of dividends PREIT received from its taxable REIT subsidiaries, will generally be eligible to be subject to tax at reduced capital gains rates, rather than taxed at ordinary income rates.

        A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, PREIT's proportionate share of the assets, liabilities and items of income of PREIT Partnership and each of the real estate partnerships or other pass-through entities in which PREIT Partnership holds an interest, which we refer to as the Title Holding Partnerships, will be treated as assets, liabilities and items of income of PREIT for purposes of applying the requirements described herein, provided that PREIT Partnership and the Title Holding Partnerships are treated as partnerships for federal income tax purposes.

        Income Tests.    To maintain its qualification as a REIT, a REIT must satisfy two gross income requirements each year. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each year must be derived directly or indirectly from investments in real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each year must be derived from the same items that qualify under the 75% income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        Rents received by PREIT will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage of percentages of receipts or sales. Second, rents PREIT receives from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        PREIT does not anticipate receiving rents that fail to meet these conditions in amounts that, together with other types of nonqualifying income earned by PREIT, would cause PREIT to fail to satisfy the gross income tests.

        In addition, for rents received to qualify as "rents from real property," PREIT generally must not furnish or render more than a de minimis amount of services to tenants, other than through an "independent contractor" from whom PREIT derives no revenue or a taxable REIT subsidiary. The "independent contractor" requirement, however, does not apply to the extent the services provided by PREIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." If the impermissible tenant service income (which is the greater of the amount actually received from an impermissible service to tenants or 150% of the cost of such service) that PREIT receives with respect to a property exceeds 1% of PREIT's total income from that property, then all of the income from that property will fail to qualify as rents from real property. Although PREIT-RUBIN, which, together with PREIT Services, LLC, comprise PREIT's commercial property development and management business, renders services with respect to rental properties of PREIT Partnership and the Title Holding Partnerships, and PREIT-RUBIN does not constitute an "independent contractor" for this purpose, PREIT believes that the services being provided by PREIT-RUBIN with respect to these properties in past years have been usual or customary and should not otherwise be considered "rendered to the occupant." Moreover, for years beginning after December 31, 2000, PREIT and PREIT-RUBIN have elected for PREIT-RUBIN to be treated as a taxable REIT subsidiary. PREIT believes that the aggregate amount of any nonqualifying income in any taxable year earned by PREIT Partnership and the Title Holding Partnerships has not caused, and will not cause, PREIT to exceed the limits on nonqualifying income under the 75% and 95% gross income tests.

        PREIT Partnership owns all of the outstanding shares of PREIT-RUBIN. As a taxable REIT subsidiary, PREIT-RUBIN is taxable as a regular corporation. PREIT-RUBIN performs management, development and leasing services for PREIT Partnership and other real estate owned in whole or in part by third parties. The third-party income earned by and taxed to PREIT-RUBIN would be nonqualifying income if earned directly by PREIT. As a result of the corporate structure, all third-party and other services income will be earned by and taxed to PREIT-RUBIN at applicable federal and state corporate income tax rates and will be received by PREIT only indirectly as dividends, after reduction by these taxes. Such dividends will be qualifying income under the 95% test but will not be qualifying income for purposes of the 75% test.

        From time to time, PREIT may enter into hedging transactions with respect to one or more of its assets or liabilities, including interest rate swap or cap agreements, options, futures contracts, or similar financial instruments. To the extent that such financial instruments are entered into to reduce the interest rate risk with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic payments or gains from disposition are treated as qualifying income for purposes of the 95% gross income test. If, however, part or all of the indebtedness were incurred for other purposes, then part or all of the income would be non-qualifying income for purposes of both gross income tests. PREIT intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        If PREIT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Internal Revenue Code. It is not possible, however, to state whether in all circumstances PREIT would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, however, a tax would be imposed with respect to the "excess net income" attributable to the failure to satisfy the 75% and 95% gross income tests.

        Asset Tests.    PREIT, at the close of each quarter of its taxable year, must satisfy several tests relating to the nature of its assets: (1) at least 75% of the value of PREIT's total assets must be represented by "real estate assets," cash, cash items and government securities; (2) not more than 25% of PREIT's total assets may be represented by securities other than those in the 75% asset class; (3) of the investments included in the 25% asset class (other than shares of a taxable REIT subsidiary or a qualified REIT subsidiary), the value of any one issuer's securities owned by PREIT may not exceed 5% of the value of PREIT's total assets, and PREIT may not own more than 10% of the vote or value of any one issuer's outstanding securities; and (4) not more than 20% of PREIT's total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Securities, for purposes of the asset tests, may include debt PREIT holds from other issuers. However, debt PREIT holds in an issuer will not be taken into account for purposes of the 10% value test if the debt securities meet the "straight debt" safe harbor and either (1) the issuer is an individual, (2) the only securities of the issuer that PREIT holds are straight debt or (3) if the issuer is a partnership, PREIT holds at least a 20 percent profits interest in the partnership. Debt will meet the "straight debt" safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower's discretion or similar factors.

        PREIT believes that it has complied, and anticipates that it will continue to comply, with these asset tests. PREIT is deemed to hold directly its proportionate share of all real estate and other assets of PREIT Partnership and all assets deemed owned by PREIT Partnership through its ownership of partnership interests in other partnerships. As a result, PREIT believes that more than 75% of its assets are real estate assets. In addition, PREIT does not plan to hold any securities other than securities in a qualified REIT subsidiary or taxable REIT subsidiary of PREIT representing more than 10% of the vote or value of any one issuer's common stock, or securities of any one issuer the value of which exceeds 5% of the value of PREIT's gross assets. Further, PREIT does not plan to hold securities of taxable REIT subsidiaries that, in the aggregate, exceed 20% of the total value of PREIT's assets. As previously discussed, PREIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

        After initially meeting the asset tests at the close of any quarter, PREIT will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. PREIT intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take any other action within 30 days after the close of any quarter as may be required to cure any noncompliance. No assurance can be given, however, that this other action will always be successful.

        Annual Distribution Requirements.    To qualify as a REIT, PREIT generally must distribute to its shareholders each year at least 90% of its REIT taxable income (computed without the dividends paid deduction and excluding net capital gains) and 90% of PREIT's net income after tax, if any, from foreclosure property, minus the sum of certain items of noncash income. Distributions must generally be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if PREIT declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, PREIT will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before PREIT timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that PREIT does not distribute all of its net capital gain or distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, PREIT will be subject to tax on the undistributed amounts at regular corporate tax rates.

        In addition, PREIT may be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid if PREIT fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of PREIT's REIT ordinary income for such year, (2) 95% of PREIT's REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods.

        PREIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, PREIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by PREIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        PREIT believes that it has made, and expects to continue to make, timely distributions sufficient to satisfy the annual 90% distribution requirement. It is possible, however, that PREIT, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement and to avoid all corporate-level taxes. In that event, PREIT may arrange for short-term, or possibly long-term, borrowing (by itself or by PREIT Partnership) to meet the 90% distribution requirement and avoid the corporate-level taxes.

        Under some circumstances, PREIT may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in PREIT's deduction for dividends paid for the earlier year. Thus, PREIT may be able to avoid being taxed on amounts distributed as deficiency dividends. However, PREIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Failure to Qualify.    If PREIT fails to qualify for taxation as a REIT in any taxable year, PREIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. If PREIT fails to qualify as a REIT, it will not be required to make any distributions to its shareholders and any distributions that are made will not be deductible by PREIT. As a result, PREIT's failure to qualify as a REIT would significantly reduce both the cash available for distributions by PREIT to its shareholders and its earnings. In addition, if PREIT fails to qualify as a REIT, all distributions to shareholders, to the extent of PREIT's current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would be taxed on those dividends at capital gains rates and corporate shareholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, PREIT also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances PREIT would be entitled to this statutory relief.

        Limitations Applicable to Taxable REIT Subsidiaries.    Certain provisions of the Internal Revenue Code are designed to curtail a REIT's ability to minimize the taxable income of any taxable REIT subsidiary, such as PREIT-RUBIN. A 100% tax will apply to any excessive interest expense or other deductions paid by a taxable REIT subsidiary to the REIT and to any amounts by which the taxable REIT subsidiary undercharges tenants of the REIT. Also, there are limitations on the deductibility of interest by highly leveraged taxable REIT subsidiaries.

Income Taxation of PREIT Partnership, the Title Holding Partnerships and their Partners

        The following discussion summarizes certain federal income tax considerations applicable to PREIT's investment in PREIT Partnership and the Title Holding Partnerships:

        Classification of PREIT Partnership and Title Holding Partnerships as Partnerships.    PREIT will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of PREIT Partnership (including PREIT Partnership's share of the income or losses of the Title Holding Partnerships) only if PREIT Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for federal income tax purposes as partnerships rather than as associations taxable as corporations. The Partnerships have not elected, and do not intend to elect, to be taxable for federal income tax purposes as corporations. Accordingly, under applicable "check-the-box" regulations, they should be classified as partnerships for federal income tax purposes.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder as to substantial economic effect and other requirements.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. PREIT Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    The properties contributed directly or indirectly to PREIT Partnership have generally been appreciated as of the time of contribution, and it is likely that properties contributed in the future will also be appreciated. Under Section 704(c) of the Internal Revenue Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner so that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. The partnership agreements of the Partnerships require allocations of income, gain, loss and deduction attributable to the contributed property to be made in a manner that is consistent with Section 704(c) of the Internal Revenue Code. If the Partnerships sell contributed property at a gain or loss, the gain or loss will be allocated to the contributing partner(s) generally to the extent of the precontribution unrealized gain or loss.

        Depreciation.    The Partnerships' assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction carry over their depreciation schedules. Accordingly, PREIT Partnership's depreciation deductions for its real property are based largely on the historic depreciation schedules for the properties. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years, except that residential buildings will be depreciated over 27.5 years, and land is nondepreciable. In certain instances where a partnership interest rather than real estate is contributed to the Partnership, the real estate may not carry over its depreciation schedule but rather may, similarly, be subject to the lengthier depreciation period.

        Section 704(c) of the Internal Revenue Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Depreciation with respect to any property purchased by PREIT Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

        Sale of Partnership Property.    Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. However, under the REIT requirements, PREIT's share as a partner of any gain realized by the Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The prohibited transaction income could also have an adverse effect upon PREIT's ability to satisfy the income tests for REIT status. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includable in a property's net sales price. The Partnerships intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make occasional sales of the properties as are consistent with PREIT's and PREIT Partnership's investment objectives. No assurance can be given, however, that no property sale by the Partnerships will constitute a sale of inventory or other property held primarily for sale to customers.

Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    As long as PREIT qualifies as a REIT, distributions made to PREIT's taxable domestic shareholders (or "U.S. shareholders") out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be taken into account by them as ordinary income (at graduated federal income tax rates up to 35%). In determining the extent to which a distribution constitutes a dividend for tax purposes, PREIT's earnings and profits will be allocated first to distributions with respect to its preferred shares and then to its common shares. Corporate shareholders will not be eligible for the dividends-received deduction as to such amounts. Dividends paid by a REIT will generally not constitute qualified dividends that are taxed at the recently reduced federal capital gain tax rates (up to only 15%) that are generally applicable to dividend income earned by individuals from non-REIT C corporations, except to the extent the REIT dividends are attributable to dividend income earned by the REIT or are attributable to other REIT income on which certain income taxes have been paid by the REIT.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted basis of the shareholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. To the extent that distributions exceed the adjusted basis of a U.S. shareholder's shares, the distributions will be taxable as capital gains, assuming the shares are a capital asset in the hands of the U.S. shareholder.

        Distributions will generally be taxable, if at all, in the year of the distribution. However, if PREIT declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, PREIT will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

        PREIT may elect to designate distributions of its net capital gain as "capital gain dividends." Capital gain dividends are taxed to PREIT's U.S. shareholders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If PREIT designates any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be detailed to U.S. shareholders on Internal Revenue Service Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, PREIT may elect to require shareholders to include PREIT's undistributed net capital gains in their income. If PREIT makes such an election, U.S. shareholders (1) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (2) will be deemed to have paid their proportionate share of the tax paid by PREIT on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. shareholder of PREIT's shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. PREIT's earnings and profits will be adjusted appropriately.

        PREIT must classify portions of its designated capital gain dividend into the following categories:

  1.
  a 15% gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15%; or

  2.
  an unrecaptured Section 1250 gain distribution, which would be taxable to taxable non-corporate U.S. shareholders at a maximum rate of 25%.

        In addition, a 20% gain distribution, which would be taxable to non-corporate U.S. shareholders of PREIT's shares at a maximum rate of 20%, rather than 15%, may be applicable for capital gain dividends attributable to PREIT's capital gains for periods prior to May 6, 2003.

        PREIT must determine the maximum amounts that PREIT may designate as 15%, 20% and 25% capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. Recipients of capital gain dividends from PREIT that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

        Distributions that are treated as dividends may be taxed at capital gain rates, rather than ordinary income rates, if they are distributed to a non-corporate taxpayer, are designated by PREIT as "qualified dividend income" and certain other requirements are satisfied. Dividends are eligible to be designated by PREIT as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by PREIT during the year of the distribution from C corporations, PREIT's "undistributed" REIT taxable income from the immediately preceding year and PREIT's income attributable to the sale of a built-in-gain asset from the immediately preceding year (reduced by any federal income taxes that PREIT paid with respect to such REIT taxable income and built-in gain.)

        As explained in the preceding paragraph, dividends that PREIT receive that are qualified dividend income to PREIT may increase the amount of dividends that PREIT pays to its shareholders that may be designated as qualified dividend income to its shareholders. Dividends that PREIT receives will be treated as qualified dividend income to PREIT if certain criteria are met. For example, the dividends must be received from a domestic corporation (other than a REIT or a regulated investment company, or "RIC") or a qualifying foreign corporation. A foreign corporation will generally be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is either a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation and the dividends PREIT receives from such an entity would not constitute qualified dividend income to PREIT.

        Furthermore, certain exceptions and special rules apply in order to determine whether dividends may be treated as qualified dividend income to PREIT. These rules include certain holding requirements that PREIT would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to the dividends received from RICs and other REITs.

        The amount of PREIT's dividends that PREIT may designate as qualified dividend income to its shareholders also may be increased if PREIT is subject to certain taxes. PREIT may increase the amount of dividends that PREIT designates as qualified dividend income by the excess of the sum of PREIT's "undistributed" REIT taxable income for the prior year, plus the amount of PREIT's built-in gain for the prior year recognized from the transfer of assets that were acquired from a taxable C corporation in a carry-over basis transaction, over any tax payable by PREIT on such REIT taxable income or built-in gain, in the year following the year in which such income is earned.

        In addition, even if PREIT designates certain dividends as qualified dividend income to its shareholders, the shareholder will have to meet certain other requirements in order to treat the dividend as qualified dividend income to the shareholder. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is an individual and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold PREIT's shares for more than 60 days during the 120-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividend. A longer holding period may apply to preferred dividends which are attributable to a period or periods aggregating in excess of 366 days.

        Distributions made by PREIT and gain arising from the sale or exchange by a U.S. shareholder of PREIT's shares will not be treated as passive activity income, and as a result, U.S. shareholders of PREIT's shares generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from PREIT generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder of PREIT's shares may elect to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gain or income will be taxed at ordinary income tax rates. U.S. shareholders of PREIT's shares may not include in their individual income tax returns any of PREIT's net operating losses or capital losses. PREIT's operating or capital losses would be carried over by PREIT for potential offset against future income, subject to applicable limitations. PREIT will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

        In general, a domestic shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on the disposition and (2) the shareholder's adjusted basis of the shares. The gain or loss generally will constitute long-term capital gain or loss if the shareholder has held the shares for more than one year. For an individual shareholder, the long-term capital gain will generally be taxable at a maximum rate of 15%. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Shareholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

        Loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from PREIT required to be treated by the shareholder as long-term capital gain (including both 15%- and 25%-rate gain).

        Taxation of Tax-Exempt Shareholders.    PREIT does not expect that distributions by PREIT to a shareholder that is a tax-exempt entity will constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for a tax-exempt shareholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in PREIT's shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

        A REIT is a "pension held REIT" if it meets the following two tests:

  1.
  it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that shares owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  2.
  either (a) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (b) a group of pension trusts, each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

The percentage of any REIT dividend from a "pension held REIT" that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a "pension held REIT" (for example, if the REIT is able to satisfy the "not closely held requirement" without relying on the "look through" exception with respect to pension trusts. Based on the current estimated ownership of PREIT's common and 11% preferred shares and as a result of certain limitations on transfer and ownership of common and preferred shares contained in PREIT's trust agreement, PREIT does not expect to be classified as a "pension held REIT."

        Taxation of Non-U.S. Shareholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders, which we refer to collectively as Non-U.S. Shareholders, are complex, and no attempt will be made herein to provide more than a limited summary of these rules. Prospective Non-U.S. Shareholders should consult with their own tax advisor to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements. In particular, Non-U.S. Shareholders who are engaged in a trade or business in the United States, and Non-U.S. Shareholders who are individuals and who were present in the United States for 183 days or more during the tax year and have a "tax home" in the United States, may be subject to tax rules different from those described below.

        Distributions that are not attributable to gain from sales or exchanges by PREIT of U.S. real property interests and not designated by PREIT as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of PREIT. These distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax or the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. shareholders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate Non-U.S. Shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. PREIT expects to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a Non-U.S. Shareholder unless:

  •
  a lower treaty rate applies and the Non-U.S. Shareholder files an Internal Revenue Service Form W-8BEN with PREIT evidencing eligibility for that reduced rate is filed with PREIT; or

  •
  the Non-U.S. Shareholder files an Internal Revenue Service Form W-8ECI with PREIT claiming that the distribution is effectively connected income.

        Distributions in excess of current and accumulated earnings and profits of PREIT will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shares. To the extent that these distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares as described below (in which case they also may be subject to a 30% branch profits tax if the shareholder is a foreign corporation). If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current or accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of the amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of current or accumulated earnings and profits of PREIT.

        PREIT may be required to withhold at least 10% of any distribution in excess of its current and accumulated earnings and profits, even if a lower treaty rate applies or the Non-U.S. Shareholder is not liable for tax on the receipt of that distribution. However, a Non-U.S. Shareholder may seek a refund of these amounts from the Internal Revenue Service if the Non-U.S. Shareholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a Non-U.S. Shareholder that are designated by PREIT at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  •
  the investment in the shares is effectively connected with the Non-U.S. Shareholder's trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  •
  the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        PREIT will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to Non-U.S. Shareholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of PREIT's net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

        Although the law is not entirely clear on the matter, it appears that amounts of undistributed capital gain that are designated by PREIT as deemed distributions (as discussed under "Taxation of Taxable Domestic Shareholders" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding paragraph for actual distributions by PREIT of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by PREIT on the undistributed capital gains (and to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by PREIT were to exceed their actual United States federal income tax liability).

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by PREIT of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the

Non-U.S. Shareholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. Shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation.

        Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if PREIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its stock was held directly or indirectly by foreign persons. PREIT believes that it is a "domestically controlled REIT," and, therefore, that the sale of its shares will not be subject to taxation under FIRPTA.

        Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of PREIT's shares generally would not be subject to United States taxation unless:

  •
  the investment in PREIT's shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;

  •
  the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  •
  PREIT's shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

        PREIT believes that, currently, it is a domestically controlled REIT and, therefore, that the sale of its shares would not be subject to taxation under FIRPTA. Because PREIT's shares are publicly traded, however, PREIT cannot guarantee that it is or will continue to be a domestically-controlled REIT.

        Even if PREIT does not qualify as a domestically-controlled REIT at the time a Non-U.S. Shareholder sells PREIT's shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  •
  the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  •
  the selling Non-U.S. Shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the shorter of the period during which the non-U.S. shareholder had such class or series of shares or the five-year period ending on the date of the sale or exchange.

        If the gain on the sale of shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Backup Withholding Tax and Information Reporting

        In general, information-reporting requirements will apply to payments of dividends on PREIT's shares to some U.S. shareholders, unless an exception applies.

        The payor is required to withhold tax on such payments at the rate of 28% if (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (2) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect.

        In addition, a payor of the dividends on PREIT's shares is required to withhold tax at a rate of 28% if (1) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (2) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

        The payor will be required to furnish annually to the Internal Revenue Service and to PREIT's shareholders information relating to the amount of dividends paid on PREIT's shares, and that information reporting may also apply to payments of proceeds from the sale of PREIT's shares. Some shareholders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

        With regard to Non-U.S. Shareholders, information reporting generally will apply to payments of dividends on PREIT's shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of PREIT's shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. shareholders unless the Non-U.S. Shareholder satisfies the requirements necessary to be an exempt Non-U.S. Shareholder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. Shareholder of PREIT's shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

        Applicable Treasury regulations provide presumptions regarding the status of a PREIT shareholder when payments to such shareholder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the shareholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Sunset of Tax Provisions

        Several of the tax considerations described herein are subject to a sunset provision. The sunset provision generally provides that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include those related to qualified dividend income, the application of the 15% capital gains rate to qualified dividend income and other tax rates described herein. The impact of this reversion is not discussed herein. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in PREIT's shares.

Other Tax Considerations

        PREIT and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of PREIT and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisor regarding the effect of state and local tax laws on an investment in the shares of PREIT.

Tax Shelter Reporting

        Under recently promulgated Treasury regulations, if a stockholder recognizes a loss with respect to shares of equity securities of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder may be required to file a disclosure statement with the Internal Revenue Service on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

DESCRIPTION OF PREIT SHARES OF BENEFICIAL INTEREST

        The following summary of the material terms of PREIT's shares of beneficial interest does not include all of the terms of the shares and should be read together with the trust agreement and by-laws of PREIT and applicable Pennsylvania law and, in the case of the PREIT 11% preferred shares, the form of the designating amendment to PREIT's trust agreement for such preferred shares. The PREIT trust agreement and by-laws are incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192. The form of the designating amendment to PREIT's trust agreement for the PREIT 11% preferred shares to be established as part of the merger is included as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Authorized Capital Stock

        Under the PREIT trust agreement, PREIT has the authority to issue up to 100,000,000 shares of beneficial interest and up to 25,000,000 preferred shares.

Shares of Beneficial Interest

        Voting, Dividend and Other Rights.    Subject to the provisions of the PREIT trust agreement regarding "Excess Shares" (See "—REIT Ownership Limitations and Transfer Restrictions Applicable to PREIT Shares of Beneficial Interest and 11% Preferred Shares" beginning on page 148), (1) the holders of PREIT shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees, and (2), subject to the rights of holders of any preferred shares, including the PREIT 11% preferred shares, the holders of PREIT shares are entitled to a pro rata portion of such distributions as may be declared from time to time by the trustees from funds available therefor, and upon liquidation are entitled to receive pro rata all of the assets available for distribution to such holders. See "—New 11% Preferred Shares—Dividends and—Liquidation." The majority of shares voting on a matter at a meeting at which at least a majority of the outstanding shares are present in person or by proxy constitutes the act of the shareholders, except with respect to the election of trustees (see below). The PREIT trust agreement permits the holders of securities of PREIT affiliates to vote with PREIT shareholders on certain matters, and PREIT trustees have granted that right to certain holders of currently outstanding PREIT Partnership Units with respect to fundamental changes in PREIT (i.e. mergers, consolidations and sales of substantially all of PREIT's assets). See "Summary of the Operating Partnership Agreement and PREIT Partnership Units—Authorization of PREIT Partnership Units" beginning on page 146. Shareholders do not have any pre-emptive rights to purchase PREIT securities.

        The PREIT trust agreement provides that the trustees may issue multiple classes and series of shares of beneficial interest and, subject to the rights of the holders of the PREIT 11% preferred shares, classes and series of preferred shares having preferences to the existing shares in any matter, including rights in liquidation or to dividends and option rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by PREIT subsidiaries and affiliates of securities having conversion and option rights in respect of shares. Thus, the rights of holders of existing shares of beneficial interest are subject and junior to preferred rights, including the rights of holders of the PREIT 11% preferred shares as to dividends and in liquidation (and other such matters) and to the extent set forth in any subsequently authorized preferred shares or class of preferred shares.

        Board of Trustees.    The board of trustees is divided into three classes serving staggered three-year terms. The PREIT trust agreement does not provide for cumulative voting in the election of trustees, and the candidates receiving the highest number of votes are elected to the office of trustee.

        Trustee Nomination Process.    The PREIT trust agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders shall be made by the trustees, or by petition in writing delivered to the secretary not fewer than 35 days before the meeting signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered unless the number of persons nominated is fewer than the number of persons to be elected to the office of trustee at the meeting. In this latter event, nominations for the trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of trustees.

New 11% Preferred Shares

        PREIT will issue in the merger PREIT 11% preferred shares to current holders of Crown 11% preferred shares. The number of shares designated as PREIT 11% preferred shares will be 2,475,000. The number of 11.00% preferred shares may be decreased by the PREIT board from time to time, though not below the number of PREIT 11% preferred shares then outstanding. The terms of the new PREIT 11% preferred shares will be identical in all material respects to the existing Crown 11% preferred shares.

        Rank.    The PREIT 11% preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of PREIT, rank senior to all classes or series of equity securities of PREIT, except that the PREIT 11% preferred shares will rank on a parity with additional preferred shares issued by PREIT the terms of which specifically provide that such preferred shares rank on a parity with the PREIT 11% preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of PREIT so long as the aggregate liquidation preference of the additional preferred shares and the PREIT 11% preferred shares together do not exceed $123,750,000.

        Dividends.    Holders of the PREIT 11% preferred shares will be entitled to receive, when, as and if declared by the board of trustees, out of funds legally available for the payment of dividends, cumulative, preferential cash dividends in an amount per share equal to $5.50 per annum. Each dividend will be payable to holders of record as they appear on the transfer books of PREIT on the record date as provided below.

        Dividends with respect to the PREIT 11% preferred shares will be cumulative and will be payable quarterly in arrears in March, June, September and December beginning with the dividend payment for December 2003, assuming the proposed merger occurs during the December 2003 quarterly dividend period (each, a "Preferred Dividend Payment Date"). Any dividend payable on the PREIT 11% preferred shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the PREIT 11% preferred shares for each full dividend period will be computed by dividing the annual dividend rate by four. The initial dividend payable on the PREIT 11% preferred shares will accrue for the full December 2003 dividend period, assuming the proposed merger occurs during the December 2003 quarterly dividend period, and shall be equal to the full quarterly dividend amount of $1.375 per share. Dividends will be payable to holders of record as they appear in the share records of PREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Preferred Dividend Payment Date falls or such other date designated by the board of trustees for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to such Preferred Dividend Payment Date (each, a "Preferred Dividend Record Date").

        In addition, holders of the PREIT 11% preferred shares may be eligible to receive additional dividends ("Additional Dividends") from time to time in the event that PREIT exceeds the leverage ratio requirement. If required, Additional Dividends will be paid quarterly to holders of the PREIT 11% preferred shares if PREIT's "Total Debt" (as defined in the proposed designating amendment) exceeds the product of 6.5 times "EBITDA" (as defined in the proposed designating amendment) (the "Leverage Ratio") without the consent of the holders of at least 50% of the PREIT 11% preferred shares outstanding at that time. Holders who consent to a waiver of such restriction will be paid a consent fee. If required to be paid, Additional Dividends will be for an amount per share equal to 0.25% of the Preferred Liquidation Preference Amount on an annualized basis for the first quarter with respect to which an Additional Dividend is due. For each quarter thereafter that PREIT continues to exceed the permitted Leverage Ratio, the Additional Dividend will increase by an amount per share equal to an additional 0.25% of the Preferred Liquidation Preference Amount on an annualized basis. However, the maximum total dividend on the PREIT 11% preferred shares, including any Additional Dividends, will not at any time exceed 13% of the Preferred Liquidation Preference Amount per annum.

        No dividends on the PREIT 11% preferred shares will be declared by the board of trustees or paid or set apart for payment by PREIT at such time as, and to the extent that, the terms and provisions of any agreement of PREIT, including any agreement relating to its indebtedness, or any provisions of the PREIT trust agreement relating to any series of preferred shares ranking senior to the PREIT 11% preferred shares as to dividends, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be prohibited by law. Notwithstanding the foregoing, dividends on the PREIT 11% preferred shares will accrue whether or not PREIT has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

        If any PREIT 11% preferred shares are outstanding, no full dividends will be declared or paid or set apart for payment on the capital shares of PREIT or any other series ranking, as to dividends, on a parity with or junior to the PREIT 11% preferred shares for any period unless full cumulative dividends (including any Additional Dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the PREIT 11% preferred shares for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the PREIT 11% preferred shares and the shares of any series of preferred shares ranking on a parity as to dividends with the PREIT 11% preferred shares, all dividends declared upon the PREIT 11% preferred shares and any series of preferred shares ranking on a parity as to dividends with the PREIT 11% preferred shares will be declared pro rata so that the amount of dividends declared per share on the PREIT 11% preferred shares and such other series of preferred shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per share and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the PREIT 11% preferred shares which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless full cumulative dividends (including any Additional Dividends) on the PREIT 11% preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than distributions payable in PREIT common shares or other capital shares ranking junior to the PREIT 11% preferred shares as to dividends and upon liquidation, dissolution or winding up of PREIT) will be declared or paid or set aside for payment, and no other distribution will be declared or made, upon the PREIT common shares or any other capital shares of PREIT ranking junior to or on a parity with the PREIT 11% preferred shares as to dividends, nor will any PREIT common shares or any other capital shares of PREIT ranking junior to or on a parity with the PREIT 11% preferred shares as to dividends or upon liquidation, dissolution or winding up of PREIT be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by PREIT (except by conversion into or exchange for other capital shares of PREIT ranking junior to the PREIT 11% preferred shares as to dividends and upon liquidation, dissolution and winding up).

        Any dividend payment made on PREIT 11% preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to the PREIT 11% preferred shares which remains payable.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up of PREIT, subject to the prior rights of any series of capital shares ranking senior to the PREIT 11% preferred shares, the holders of PREIT 11% preferred shares will be entitled to be paid out of the assets of PREIT legally available for distribution to its shareholders a liquidation preference equal to the sum of $50.00 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date of payment (the "Preferred Liquidation Preference Amount"), before any distribution of assets is made to holders of PREIT common shares or any other capital shares that rank junior to the PREIT 11% preferred shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the PREIT 11% preferred shares will have no right or claim to any of the remaining assets of PREIT.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of PREIT, the legally available assets of PREIT are insufficient to pay the Preferred Liquidation Preference Amount on all outstanding PREIT 11% preferred shares and the corresponding amounts payable on all shares of other classes or series of capital shares of PREIT ranking on a parity with the PREIT 11% preferred shares in the distribution of assets upon liquidation, dissolution or winding up of PREIT, then the holders of the PREIT 11% preferred shares and all other such classes or series of capital shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of PREIT 11% preferred shares, the remaining assets of PREIT will be distributed among the holders of any other classes or series of capital shares ranking junior to PREIT 11% preferred shares upon liquidation, dissolution or winding up of PREIT, according to their respective rights and preferences and in each case according to their respective number of shares.

        The consolidation or merger of PREIT with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of PREIT, will not be deemed to constitute a liquidation, dissolution or winding up of PREIT for these purposes.

        Redemption.    The PREIT 11% preferred shares will not be redeemable prior to July 31, 2007, except under certain limited circumstances to preserve PREIT's status as a REIT. See "—REIT Ownership Limitations and Transfer Restrictions Applicable to PREIT Shares of Beneficial Interest and 11% Preferred Shares" beginning on page 148. On and after July 31, 2007, PREIT, at its option (to the extent PREIT has legally available funds) upon not less than 30 nor more than 60 days written notice, may redeem the PREIT 11% preferred shares, in whole or in part, at any time or from time to time, during the periods and at the redemption price set forth below plus any accrued and unpaid dividends to the date of redemption:

Redemption Period	Redemption Price Per 11% Preferred Share
July 31, 2007 Through July 30, 2009	$52.50
July 31, 2009 through July 30, 2010	$51.50
On or after July 31, 2010	$50.00

        Notwithstanding the foregoing, unless full cumulative dividends on all outstanding PREIT 11% preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, (1) no PREIT 11% preferred shares will be redeemed unless all outstanding PREIT 11% preferred shares are simultaneously redeemed; except, that the foregoing will not prevent the purchase or acquisition of PREIT 11% preferred shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding PREIT 11% preferred shares, and (2) PREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any PREIT 11% preferred shares.

        If fewer than all of the outstanding PREIT 11% preferred shares are to be redeemed, the number of shares to be redeemed will be determined by PREIT and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional PREIT 11% preferred shares) or any other equitable method determined by PREIT.

        Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by PREIT, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the PREIT 11% preferred shares to be redeemed at their respective addresses as they appear on the share transfer records of PREIT. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any PREIT 11% preferred shares except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the aggregate number of PREIT 11% preferred shares to be redeemed and, if less than all PREIT 11% preferred shares held by the shareholder are to be redeemed, the number of PREIT 11% preferred shares to be redeemed; (4) the place or places where the PREIT 11% preferred shares are to be surrendered for payment of the redemption price; and (5) that dividends on the PREIT 11% preferred shares to be redeemed will cease to accrue on such redemption date. If fewer than all the PREIT 11% preferred shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of PREIT 11% preferred shares to be redeemed from such holder. If notice of redemption of any PREIT 11% preferred shares has been properly given and if funds necessary for such redemption have been irrevocably set aside by PREIT in trust for the benefit of the holders of any of the PREIT 11% preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such PREIT 11% preferred shares, such PREIT 11% preferred shares will no longer be deemed to be outstanding and all rights of the holders of such PREIT 11% preferred shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such PREIT 11% preferred shares.

        The holders of the PREIT 11% preferred shares at the close of business on a Preferred Dividend Record Date will be entitled to receive the dividend payable with respect to such PREIT 11% preferred shares on the corresponding Preferred Dividend Payment Date notwithstanding the redemption thereof between such Preferred Dividend Record Date and the corresponding Preferred Dividend Payment Date or PREIT's default in the payment of the dividend due. Except as provided above, PREIT will make no payment or allowance for unpaid dividends, whether or not in arrears, on PREIT 11% preferred shares called for redemption.

        All PREIT 11% preferred shares redeemed will be retired and will be restored to the status of authorized and unissued preferred shares, without designation as to series, and subject to the applicable limitations set forth herein may thereafter be reissued as any series of preferred shares.

        The PREIT 11% preferred shares have no stated maturity and will not be subject to any sinking fund.

        Voting Rights.    Holders of the PREIT 11% preferred shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. Subject to the provisions in the PREIT trust agreement regarding Excess Shares, in any matter in which the PREIT 11% preferred shares may vote, including any action by written consent, each share will be entitled to one vote. The holders of each share may separately designate a proxy for the vote to which that share is entitled.

        Whenever dividends on any PREIT 11% preferred shares have been in arrears for six or more quarterly dividend periods (regardless of whether such periods are consecutive), the holders of such PREIT 11% preferred shares (voting separately as a class with all other series of preferred shares upon which rights to vote on such matter with PREIT 11% preferred shares have been conferred and are then exercisable) will be entitled to vote for the election of two additional trustees of PREIT at a special meeting called by the holders of record of at least 10% of the PREIT 11% preferred shares and any other preferred shares, if any (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders), or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such PREIT 11% preferred shares for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In this event, the entire board will be increased by two trustees. Each of the two trustees will be elected to serve until the earlier of (1) the election and qualification of the trustee's successor or (2) payment of the dividend arrearage for the PREIT 11% preferred shares.

        If any trustee elected by the holders of the PREIT 11% preferred shares ceases to serve as a trustee before the trustee's term expires, the holders of the PREIT 11% preferred shares (and any other series of preferred shares, if any, entitled to vote on such matter, as described above) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the trustee whose place is vacant.

        So long as any PREIT 11% preferred shares remain outstanding, PREIT will not (1) without the affirmative vote or consent of the holders of all of the PREIT 11% preferred shares outstanding at the time (such series voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the PREIT 11% preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) without the affirmative vote or consent of the holders of at least two-thirds of the PREIT 11% preferred shares outstanding at the time (such series voting separately as a class), amend, alter or repeal the provisions of the PREIT trust agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the PREIT 11% preferred shares or the holders thereof; except that any increase in the amount of the authorized preferred shares, or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of preferred shares or any other series of preferred shares, in each case ranking on a parity with or junior to the PREIT 11% preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PREIT, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding PREIT 11% preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

PREIT Shareholder Rights Plan

        The following Summary of the Rights Agreement, dated as of April 30, 1999, as the same may be amended from time to time, which we refer to as the Rights Agreement, between PREIT and American Stock Transfer and Trust Company, as rights agent, which we refer to as the Rights Agent, does not include all of the terms thereof and should be read together with the Rights Agreement, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192.

        PREIT has adopted a shareholder rights plan. The description and terms of the rights are set forth in the Rights Agreement. Each right entitles its registered holder to purchase from PREIT one share at a price of $70.00, which we refer to as the Exercise Price, subject to certain adjustments.

        The rights, unless earlier redeemed or exchanged by the board of trustees, become exercisable upon the close of business on the day, which we refer to as the Distribution Date, that is the earlier of (1) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership or voting control of 15% or more of PREIT outstanding voting shares, and (2) the tenth business day (or such later date as may be determined by the board of trustees prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more PREIT outstanding voting shares (even if no shares are actually acquired pursuant to such offer). The rights will expire at the close of business on March 31, 2009, unless earlier redeemed or exchanged by PREIT as described below.

        Unless the rights are redeemed or exchanged, if a person or group of affiliated or associated persons become an Acquiring Person, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares having a market value equal to double the Exercise Price. In addition, after a person or group becomes an Acquiring Person, if PREIT were to undergo a change of control, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares of the acquiring entity having a market value equal to double the Exercise Price.

        At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of PREIT's outstanding voting shares, the board of trustees may exchange the rights (other than rights owned by the Acquiring Person which will have become null and void), in whole or in part, at an exchange ratio of one share per right (subject to adjustment).

        The rights have anti-takeover effects in that they will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire PREIT on terms not approved by the board of trustees. The rights should not interfere with any merger or other business combination approved by the board of trustees because the rights may be redeemed by PREIT at $0.001 per right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of PREIT voting shares.

Transfer Agent and Registrar

        The transfer agent and registrar for the PREIT shares of beneficial interest is, and for the PREIT 11% preferred shares will be, American Stock Transfer & Trust Co.

Limited Liability of Shareholders

        The PREIT trust agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a trustee and that the trustees have no power to bind shareholders personally. Notwithstanding the foregoing, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in such jurisdictions, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that PREIT does not satisfy such claims. PREIT conducts substantially all of its business in jurisdictions other than the Commonwealth of Pennsylvania in entities recognized in the relevant jurisdiction to limit the liability of equity owners. PREIT carries insurance in amounts which it deems adequate to cover foreseeable tort claims.

Summary of the Operating Partnership Agreement and PREIT Partnership Units

        The following summary of the First Amended and Restated Agreement of Limited Partnership of PREIT Partnership, as amended, including the proposed addendum thereto (the "Operating Partnership Agreement") and PREIT Partnership Units does not include all the terms thereof and should be read together with the Operating Partnership Agreement, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 192.

        General.    PREIT is the sole general partner of PREIT Partnership. PREIT contributed to PREIT Partnership, or to entities wholly owned by PREIT Partnership, the real estate interests owned, directly or indirectly, by PREIT, or the economic benefits thereof, in exchange for a general partnership interest in PREIT Partnership and a number of Class A PREIT Partnership Units that equaled, in the aggregate, the number of PREIT shares of beneficial interest issued and outstanding on September 30, 1997. Pursuant to the proposed merger, PREIT Partnership will issue to PREIT, 11% Senior Preferred Units, representing another class of PREIT Partnership Units. The number of 11% PREIT Partnership Units issued will at any time always equal the number of PREIT 11% preferred shares outstanding. See "—New 11% Preferred Shares" beginning on page 140 for a description of the PREIT 11% preferred shares.

        Management.    Under the Operating Partnership Agreement, PREIT, as the sole general partner of PREIT Partnership, has the authority, to the exclusion of the limited partners, to make all management decisions on behalf of PREIT Partnership. In addition, PREIT, as general partner, will have the ability to cause PREIT Partnership to create and issue subsequent classes of limited or preferred partner interests with terms different from the limited partner and general partner interests currently outstanding. PREIT has agreed in the Operating Partnership Agreement to conduct substantially all of its business activities through PREIT Partnership unless a majority in interest of the PREIT Partnership Units (exclusive of PREIT Partnership Units owned by it) consent to the conduct of business activities outside PREIT Partnership.

        Authorization of PREIT Partnership Units and Voting Rights.    The Operating Partnership Agreement authorizes the issuance of an unlimited number of PREIT Partnership Units in one or more classes. Holders of PREIT Partnership Units are entitled to distributions from PREIT Partnership as and when made by PREIT as the general partner. Because PREIT will, of necessity, have to make distributions on the Class A PREIT Partnership Units held directly or indirectly by PREIT at the times and in the amounts as will permit PREIT to make distributions to PREIT shareholders necessary to preserve its status as a REIT for federal income tax purposes, it is anticipated that the other holders of PREIT Partnership Units will receive such distributions at the approximate time, and in the same amounts, as distributions are declared and paid by PREIT to PREIT shareholders.

        Holders of PREIT Partnership Units generally will have no right to vote on any matter voted on by holders of PREIT shares except that, prior to the date on which at least half of the PREIT Partnership Units issued on September 30, 1997 in connection with the organization of PREIT Partnership have been redeemed, the holders of PREIT Partnership Units issued and outstanding on September 30, 1997 are entitled to vote those PREIT Partnership Units and additional PREIT

Partnership Units that they may have received and may receive in the future pursuant to the transactions that were the subject of the September 30, 1997 issuance, along with PREIT shareholders as a single class, on any proposal to merge, consolidate, or sell substantially all of the assets of PREIT. PREIT Partnership Units owned by PREIT are not included for purposes of determining when half of the PREIT Partnership Units issued and outstanding on September 30, 1997 have been redeemed, nor are they counted as votes. If the holders of PREIT shares vote on such a transaction and holders of PREIT Partnership Units are entitled to vote thereon, each covered PREIT Partnership Unit will be entitled to one vote for each share issuable by PREIT upon the redemption of such PREIT Partnership Unit and the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding PREIT Partnership Units entitled to vote on such matter and the applicable vote of the holders of PREIT outstanding shares, which such vote may be met by any combination of holders of PREIT Partnership Units or shares.

        The Operating Partnership Agreement also provides that PREIT may not engage in a fundamental transaction (e.g., a merger) unless, by the terms of such transaction, the PREIT Partnership Units are treated in the same manner as that number of shares for which they are exchangeable by PREIT upon notice of redemption are treated. Holders of PREIT Partnership Units also have the right to vote on certain amendments to the Operating Partnership Agreement. In addition, pursuant to the form of addendum, so long as any 11% PREIT Partnership Units remain outstanding, PREIT Partnership will not (i) without the affirmative vote or consent of the holders of all of the 11% PREIT Partnership Units outstanding at the time, authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the 11% PREIT Partnership Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) without the affirmative vote or consent of the holders of at least two-thirds of the 11% PREIT Partnership Units outstanding at the time (such series voting separately as a class), amend, alter or repeal the provisions of the Operating Partnership Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the 11% PREIT Partnership Units or the holders thereof; provided, however, that any increase in the amount of the authorized preferred units, or the creation or issuance of any other series of preferred units, or any increase in the amount of authorized shares of preferred units or any other series of preferred units, in each case ranking on a parity with or junior to the 11% PREIT Partnership Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PREIT Partnership, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Redemption Rights.    Class A and Class B PREIT Partnership Units are redeemable by PREIT Partnership at the election of a limited partner holding such units, at such time, and for such consideration, as set forth in the Operating Partnership Agreement. In general, and subject to certain exceptions and limitations, holders of Class A PREIT Partnership Units (other than PREIT and PREIT subsidiaries) may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A PREIT Partnership Units so received and then held by such party. Class B PREIT Partnership Units are redeemable at the option of the holder at any time after issuance. The form of addendum provides that the 11% PREIT Partnership Units will be redeemable in the same amounts and during the same time periods as the PREIT 11% preferred shares. See "—New 11% Preferred Shares—Redemption" beginning on page 142.

        If a notice of redemption is given, PREIT has the right to elect to acquire the PREIT Partnership Units tendered for redemption for its own account, either in exchange for the issuance of a like number of shares (subject to adjustments for stock splits, recapitalizations, and like events) or a cash payment equal to the average closing price of the shares over the ten consecutive trading days immediately prior to receipt by PREIT, in its capacity as general partner of PREIT Partnership, of the notice of redemption. If PREIT declines to exercise such right, then on the tenth day following tender for redemption, PREIT Partnership will pay a cash amount equal to the number of Class A or Class B PREIT Partnership Units so tendered multiplied by such average closing price. PREIT Partnership is required to distribute to PREIT such additional amounts as may required from time to time to pay the redemption price of the PREIT 11% preferred shares and such payment shall also be treated as payment of the redemption of the same number of 11% PREIT Partnership Units deemed to be redeemed.

        Ranking; Liquidation.    The 11% PREIT Partnership Units will, with respect to distribution rights and rights upon liquidation, rank senior to the other PREIT Partnership Units. Upon liquidation of PREIT Partnership, each 11% PREIT Partnership Unit will be entitled to receive a liquidation preference equal to $50.00, plus any accrued and unpaid dividends on the PREIT 11% preferred shares prior to payment or distribution of any amounts to other PREIT Partnership Units.

REIT Ownership Limitations and Transfer Restrictions Applicable to PREIT Shares of Beneficial Interest and 11% Preferred Shares

        Among the requirements for qualification as a REIT under the Internal Revenue Code are (1) not more than 50% in value of PREIT outstanding shares, including the shares of beneficial interest and the PREIT 11% preferred shares (after taking into account options to acquire shares), may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, (2) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and (3) certain percentages of PREIT's gross income must be from particular activities. In order to continue to qualify as a REIT under the Internal Revenue Code, the trustees have adopted, and PREIT shareholders have approved, provisions of the PREIT trust agreement that restrict the ownership and transfer of shares (the "Ownership Limit Provisions").

        The Ownership Limit Provisions provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of any separate class of PREIT shares. For this purpose, the shares of beneficial interest and the PREIT 11% preferred shares are treated as separate classes. The trustees may exempt a person from the Ownership Limit Provisions with a ruling from the Internal Revenue Service or an opinion of counsel or PREIT's tax accountants to the effect that such ownership will not jeopardize PREIT's status as a REIT.

        Issuance or transfers of shares in violation of the Ownership Limit Provisions or which would cause PREIT to be beneficially owned by fewer than 100 persons are void ab initio and the intended transferee acquires no rights to the shares.

        In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the Ownership Limit Provisions, such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit Provisions automatically are exchanged for an equal number of excess shares (the "Excess Shares"), authorized by the PREIT trust agreement, according to the rules set forth therein, to the extent necessary to insure that the purported transfer or other event does not result in the ownership of shares in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Shares is required to give written notice to PREIT of a purported transfer or other event that would result in the issuance of Excess Shares.

        Excess Shares are not treasury shares but rather continue as issued and outstanding shares of beneficial interest. While outstanding, Excess Shares will be held in trust. The trustee of such trust shall be PREIT. The beneficiary of such trust shall be designated by the purported holder of the Excess Shares. Excess Shares are not entitled to any dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares of beneficial interest for Excess Shares and prior to PREIT's discovery of such exchange, dividends or distributions are paid with respect to the shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to PREIT upon demand. Excess Shares participate ratably (based on the total number of shares and Excess Shares) in any liquidation, dissolution or winding up of PREIT. Except as required by law, holders of Excess Shares are not entitled to vote such shares on any matter. While Excess Shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of shares will not violate the Ownership Limit Provisions, at which time the Excess Shares will be automatically exchanged for the same number of shares of the same type and class as the shares for which the Excess Shares were originally exchanged. Prior to any transfer of any interest in the Excess Shares held in trust, the purported transferee or other purported holder, as the case may be, must give advance notice to PREIT of the intended transfer and PREIT must waive in writing its purchase rights. The PREIT trust agreement contains provisions that are designed to insure that the purported transferee or other purported holder of Excess Shares does not receive in return for such a transfer an amount that reflects any appreciation in the shares for which Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to PREIT. If the foregoing restrictions are determined to be invalid by any court of competent jurisdiction then the intended transferee or holder of any Excess Shares may be deemed, at PREIT's option, to have acted as an agent on PREIT's behalf in acquiring such Excess Shares and to hold such Excess Shares on PREIT's behalf.

        The PREIT trust agreement further provides that Excess Shares shall be deemed to have been offered for sale to PREIT at the lesser of (1) the price paid for the shares by the purported transferee or, in the case of a gift, devise or other transaction, the market price for such shares at the time of such gift, devise or other transaction or (2) the market price for the shares on the date PREIT or its designee exercises its option to purchase the Excess Shares. PREIT may purchase such Excess Shares during a 90-day period, beginning on the date of the violative transfer if the original transferee-shareholder gives notice to PREIT of the transfer or, if no notice is given, the date the board of trustees determines that a violative transfer or other event resulting in an exchange of shares for the Excess Shares has occurred.

        Each shareholder upon demand is required to disclose to PREIT in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of trustees deems necessary to comply with the provisions of the PREIT trust agreement or the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. Certificates representing shares of any class or series issued after September 29, 1997 will bear a legend referring to the restrictions described above.

Certain Provisions Affecting a Change in Control

        In addition to PREIT's shareholder rights plan, the following may deter a potential acquiror from acquiring PREIT:

        Ownership Limits and Restrictions on Transferability.    In order to protect PREIT's status as a REIT, no more than 50% of the value of PREIT's outstanding shares (after taking into account options to acquire shares) may be owned, directly or constructively, by five or fewer individuals and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist it in satisfying these tests, subject to some exceptions, PREIT's trust agreement prohibits any shareholder from owning more than 9.9% of PREIT's outstanding shares of beneficial interest (exclusive of preferred shares) or more than 9.9% of any class or series of preferred shares. The trust agreement also prohibits transfers of shares that would cause a shareholder to exceed the 9.9% limit or cause PREIT to be beneficially owned by fewer than 100 persons. PREIT's board of trustees may exempt a person from the 9.9% ownership limit if they receive a ruling from the Internal Revenue Service or an opinion of counsel or tax accountants that exceeding the 9.9% ownership limit as to that person would not jeopardize PREIT's tax status as a REIT. Absent an exemption, this restriction may discourage a tender offer or other transaction or change in management or control that might involve a premium price for PREIT's shares or otherwise be in the best interests of PREIT's shareholders.

        Staggered Board.    PREIT's board of trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three year terms upon the expiration of the term of the respective class. The staggered terms for trustees may affect the ability of a shareholder to take control of PREIT, even if a change in control were in the best interests of PREIT's shareholders.

        Multiple Classes and Series of Shares of Beneficial Interest.    PREIT's trust agreement permits its board of trustees to create and issue multiple classes and series of preferred shares and classes and series of preferred shares having preferences to the existing shares on any matter, including rights in liquidation or to dividends and option rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by PREIT's subsidiaries and affiliates of securities having conversion and option rights in respect of shares. PREIT's trust agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. The issuance of such rights or preferred shares could have the effect of delaying or preventing a change in control over PREIT, even if a change in control were in the shareholders' interest.

COMPARISON OF SHAREHOLDER RIGHTS

        The following comparison of the rights of PREIT shareholders and Crown shareholders summarizes the material differences between those rights, but is not intended to list all of the differences. As a Pennsylvania business trust, PREIT is subject to the Pennsylvania business trust law. The Pennsylvania business trust law does not cover many of the governance issues addressed by the Pennsylvania Business Corporation Law, so the rights of PREIT shareholders are largely governed solely by the PREIT trust agreement and by-laws. As a Maryland REIT, Crown is subject to the Maryland REIT Law. The Maryland REIT Law covers many of the same matters covered by the Maryland General Corporation Law, however, there are some corporate governance matters that are addressed in the Maryland General Corporation Law that are not dealt with in the Maryland REIT Law. It is the general practice of Maryland REITs to provide for some of these matters in their declarations of trust or by-laws.

        The following discussion should be read together with, and is qualified by reference to, the PREIT trust agreement, including the form of designating amendment for the 11.00% non-convertible, senior preferred shares to be issued in connection with the merger, the PREIT by-laws, the Crown declaration of trust, the Crown by-laws and applicable Pennsylvania and Maryland law. The trust agreement and by-laws of PREIT and the declaration of trust and by-laws of Crown are incorporated by reference in this proxy statement/prospectus, and will be sent to holders of PREIT common shares and Crown common shares upon request. See "Where You Can Find More Information" beginning on page 192. In this discussion comparing shareholder rights, PREIT's existing series of shares of beneficial interest will be referred to as PREIT common shares.

Authorized Shares

        PREIT.    The authorized capital shares of PREIT consist of 100,000,000 common shares, $1.00 par value per share, and 25,000,000 undesignated preferred shares. PREIT also has the authority to issue an unlimited number of "excess shares" as described below under "—Ownership Limitations" beginning on page 165. At September 25, 2003, there were issued and outstanding 23,476,958 PREIT common shares. There are no PREIT preferred shares or excess shares outstanding.

        Upon the consummation of the merger, PREIT will file a designating amendment to its trust agreement to establish a series of 11.00% non-convertible senior preferred shares (the "PREIT 11% preferred shares"). The number of shares designated as 11.00% non-convertible, senior preferred shares will be 2,475,000, the same as the number of Crown 11.00% non-convertible, senior preferred shares outstanding (the "Crown 11% preferred shares"). The PREIT 11% preferred shares issued in the merger will have the rights, preferences, privileges, voting power and terms and conditions of redemption described in "Description of PREIT Shares of Beneficial Interest—New 11% Preferred Shares" beginning on page 140.

        The terms of the PREIT 11% preferred shares will be identical in all material respects to the Crown 11% preferred shares.

        The PREIT trust agreement provides that the trustees may issue without shareholder approval multiple classes and series of preferred shares, subject, upon issuance, to the rights of the holders of the PREIT 11% preferred shares, having preferences to the existing shares in any matter, including rights in liquidation or to dividends. The PREIT trustees may also issue without shareholder approval option rights (including shareholder rights plans) and other securities having conversion or option rights, and may authorize the creation and issuance by PREIT subsidiaries and affiliates of securities having conversion and option rights in respect of PREIT shares. Thus, the rights of holders of existing PREIT common shares are subject and junior to preferred rights as to dividends and in liquidation (and other matters) to the extent set forth in any subsequently authorized class or series of preferred shares.

        Crown.    The authorized capital shares of Crown consist of 250,000,000 shares of beneficial interest, $0.01 par value per share, of which 120,000,000 are classified as Crown common shares, 5,000,000 are classified as Crown preferred shares and 125,000,000 are classified as excess shares. At September 18, 2003, there were issued and outstanding 32,534,826 Crown common shares and 2,475,000 Crown 11% preferred shares. There are no Crown excess shares outstanding. Crown's "excess shares" are described below under "—Ownership Limitations" beginning on page 165.

        The Crown declaration of trust provides that the trustees may issue without shareholder approval multiple classes and series of preferred shares, subject to the rights of the holders of the Crown 11% preferred shares, having preferences to the existing shares in any matter, including rights in liquidation or to dividends. Thus, the rights of holders of existing Crown common shares are subject and junior to preferred rights as to dividends and in liquidation (and other matters) to the extent set forth in any subsequently authorized class or series of preferred shares.

Voting Rights

        PREIT.    Each holder of PREIT common shares is entitled to one vote per share and to the same and identical voting rights as other holders of PREIT common shares. Except as provided in the form of designating amendment for the PREIT 11% preferred shares or required by law, holders of PREIT 11% preferred shares will not have voting rights. For a description of the voting rights of the PREIT 11% preferred shares, see "Description of PREIT Shares of Beneficial Interest—New 11% Preferred Shares—Voting Rights" beginning on page 143.

        Unless a greater or different vote is otherwise required by PREIT's board of trustees as to a particular matter, a majority of PREIT common shares voting on a matter at a meeting at which at least a majority of the outstanding common shares entitled to vote on such matter are present in person or by proxy is required to approve matters before the common shareholders, except with respect to the election of trustees, who are elected based on the candidates receiving the highest number of votes at a meeting. Cumulative voting is not permitted. The PREIT trust agreement also permits holders of securities of PREIT affiliates to vote with PREIT shareholders on certain matters. The PREIT trustees have granted certain holders of currently outstanding PREIT Partnership Units a right to vote with respect to fundamental changes in PREIT (i.e., mergers, consolidations and sales of substantially all of PREIT's assets). See "Description of PREIT Shares of Beneficial Interest—Summary of the Operating Partnership Agreement and PREIT Partnership Units" beginning on page 146.

        Crown.    Each holder of Crown common shares is entitled to one vote per share and to the same and identical voting rights as other holders of Crown common shares. Holders of Crown common shares do not have cumulative voting rights. Except as provided in the articles supplementary establishing the Crown 11% preferred shares or required by law, holders of Crown 11% preferred shares do not have voting rights.

        A majority of Crown common shares voting on a matter at a meeting at which at least a majority of the outstanding shares entitled to vote on such matter are present in person or by proxy is required to approve matters before the shareholders, except (1) with respect to the election of trustees, who are elected based on the candidates receiving the highest number of votes at a meeting, (2) with respect to the removal of trustees, which requires the affirmative vote of two-thirds of the shares entitled to vote thereon and (3) with respect to reorganizations, mergers, consolidations and the sale of all or substantially all of Crown's assets, which require the affirmative vote of not less than a majority of the Crown common shares then outstanding and entitled to vote thereon. The Crown declaration of trust provides that, subject to the provisions of any class or series of the shares of beneficial interest of Crown then outstanding and to mandatory provisions of law, the shareholders of Crown shall be entitled to vote only on the following matters: (1) election or removal of trustees of Crown; (2) amendment of the Crown declaration of trust; (3) termination of the existence of Crown;

(4) reorganization of Crown; (5) merger, consolidation or share exchange of Crown or the sale or disposition of substantially all of Crown's assets; and (6) termination of Crown's status as a REIT for federal tax purposes. Except with respect to the foregoing matters, no action taken by the shareholders of Crown at any meeting shall in any way bind the Crown trustees.

Classification of the Board

        PREIT and Crown.    The PREIT trust agreement and the Crown declaration of trust divide their respective boards into three classes, with classes being elected to three-year terms on a rotating basis.

Number of Trustees; Removal of Trustees; Vacancies

        PREIT.    The PREIT trust agreement provides for a minimum of five and a maximum of 15 trustees, with the number of trustees within this range established by resolution of the board of trustees as provided in the PREIT by-laws. The current size of PREIT's board of trustees is nine, but will increase to eleven upon completion of the merger.

        If dividends payable on the PREIT 11% preferred shares have been in arrears for six or more quarters (regardless of whether such periods are consecutive), the number of trustees then constituting the board of trustees will be increased by two, and the holders of the PREIT 11% preferred shares, voting separately as a class, will have the right to elect two additional trustees at any annual meeting of shareholders or a properly called meeting of the holders of the PREIT 11% preferred shares. Each such trustee will be elected to serve until the earlier of the election and qualification of such trustee's successor or the payment of all dividends on the PREIT 11% preferred shares that are in arrears. If any trustee so elected shall fail to serve a full term, the holders of the PREIT 11% preferred shares may elect a successor to hold office for the unexpired term at a properly called meeting of the holders of the PREIT 11% preferred shares.

        Under the PREIT trust agreement, a trustee may be removed at any time (1) by a vote of at least two-thirds of the trustees, for any cause deemed by them to be sufficient, or (2) for "Cause" by the holders of a majority of the shares then outstanding and entitled to vote at the annual election of trustees. Under the PREIT trust agreement, "Cause" exists only if the trustee whose removal is proposed has been convicted of a felony and such conviction is no longer subject to appeal or if such trustee has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to PREIT in a matter of substantial importance to PREIT and such adjudication is no longer subject to appeal. No trustee may be removed at any meeting of trustees or shareholders unless written notice of the meeting stating the purpose of the meeting has been given to those entitled to vote at least seven days prior to such meeting.

        Under the PREIT trust agreement, subject to the rights of the holders of the PREIT 11% preferred shares, the trustees may fill vacancies that occur as a result of an increase in the number of trustees or by reason of the death, resignation or incapacity of any of the trustees. A trustee chosen by the other trustees to fill a vacancy that has occurred as a result of an increase in the number of trustees will serve until the next annual or special meeting of shareholders and until his or her successor is elected and qualified. A trustee chosen by other trustees to fill a vacancy created by reason of the death, resignation or incapacity of a trustee will hold office for the full remaining term of the former trustee and until his or her successor is elected and qualified. A vacancy created by the removal of a trustee may be filled only by the shareholders at the next annual meeting or a special meeting called for that purpose unless there are fewer than five trustees, in which case the remaining trustees are required to elect a sufficient number of persons so that at least five will be serving.

        Crown.    Crown's declaration of trust provides for a minimum of three and a maximum of 15 trustees, with the number of trustees within this range established by the unanimous vote of the board of trustees. The current size of Crown's board of trustees is seven. The Crown declaration of trust requires that at least a majority of the members of the Crown board of trustees be "Independent." Under the Crown declaration of trust, a trustee is considered "Independent" if he or she is not an affiliate of Crown or Crown Investments Trust and is not an employee of Crown, Crown Investments Trust or any of their affiliates.

        If dividends payable on the Crown 11% preferred shares have been in arrears for six or more quarters (regardless of whether such periods are consecutive), the number of trustees then constituting the board of trustees will be increased by two, and the holders of the Crown 11% preferred shares, voting separately as a class, will have the right to elect two additional trustees at any annual meeting of shareholders or a properly called meeting of the holders of the Crown 11% preferred shares. Each such trustee will be elected to serve until the earlier of the election and qualification of such trustee's successor or the payment of all dividends on the Crown 11% preferred shares that are in arrears. If any trustee so elected shall fail to serve a full term, the holders of the Crown 11% preferred shares may elect a successor to hold office for the unexpired term at a properly called meeting of the holders of the Crown 11% preferred shares.

        Crown's declaration of trust provides that trustees may be removed from office at any time, but only for cause and then only at a meeting of the shareholders called for that purpose by the affirmative vote of at least two-thirds of the outstanding shares. Any trustee elected by the holders of the Crown 11% preferred shares may only be removed by the affirmative vote of two-thirds of the Crown 11% preferred shares then outstanding and entitled to vote in the election of trustees.

        Under the Crown by-laws, subject to any rights of the holders of the Crown 11% preferred shares, any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting of the trustees called for that purpose, by the affirmative vote of a majority of the remaining trustees, even if less than a quorum are present. A trustee chosen by other trustees to fill a vacancy will hold office for the full remaining term of the former trustee and until his or her successor is elected and qualified.

Limitation of Trustee and Officer Liability

        PREIT.    The PREIT trust agreement provides that:

  •
  no trustee shall be personally liable to any person or entity for any of PREIT's acts, omissions or obligations;

  •
  no trustee shall be personally liable for monetary damages for any action, or any failure to act, except to the extent a Pennsylvania business corporation's director would remain liable under the provisions of Section 1713 of the Pennsylvania Business Corporation Law; and

  •
  no officer who performs his duties in good faith, in a manner reasonably believed to be in PREIT's best interests and with the care, skill and diligence a person of ordinary prudence would use will be liable by reason of having been an officer.

        Section 1713 of the Pennsylvania Business Corporation Law provides that a director of a Pennsylvania corporation shall not be personally liable for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, the director shall be personally liable for the responsibility or liability of a director pursuant to any criminal statute, or the payment of taxes pursuant to Federal, State or local law.

        The trustees may deal with PREIT by rendering services for reasonable compensation, buying property from or selling property to PREIT or otherwise. No trustee shall have any liability for a transaction if it is approved by a majority of the disinterested trustees, except for his or her bad faith or gross negligence, and, if he or she discloses the material facts of the transaction before the vote, any such trustee may be counted in determining the existence of a quorum at any meeting of the board of trustees that authorizes the transaction and may vote at the meeting to authorize the transaction.

        PREIT Partnership's limited partnership agreement provides that PREIT, and its officers and trustees acting on its behalf as general partner of PREIT Partnership, are not liable to PREIT Partnership or its other partners for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if such person's conduct did not (1) constitute willful misconduct or a knowing violation of the law, or (2) result in an improper personal benefit for such person in violation or breach of any express provision of PREIT Partnership's limited partnership agreement.

        Crown.    Pursuant to Maryland law and the Crown declaration of trust, the liability of trustees and officers of Crown to Crown or to any shareholder of Crown for monetary damages has been eliminated except (1) to the extent of any actual receipt of an improper personal benefit in money, property or services and (2) for action or failure to act as the result of active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Crown declaration of trust prohibits Crown from entering into any contract or transaction with its trustees or officers or their affiliates without the approval of the affirmative vote of a majority of Crown's independent trustees.

        Crown Partnership's limited partnership agreement provides that Crown, and its officers and trustees acting on its behalf as general partner of Crown Partnership, are not liable to Crown Partnership or its other partners for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon Crown under the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act, provided that the conduct or omission was in good faith and in the belief that it was in the best interest of Crown Partnership and the person is not guilty of fraud, misconduct or gross negligence.

Indemnification

        PREIT.    Pennsylvania law permits and the PREIT trust agreement and by-laws provide that every trustee and officer is entitled as of right to be indemnified by PREIT against reasonable expenses (including attorney's fees) and any liability, loss, judgment, excise tax, fine, penalty or settlement they pay or incur in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, whether brought by or in PREIT's right or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a trustee or officer or because the person is or was serving in any capacity at PREIT's request as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other entity unless the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness. No right to indemnification exists with respect to an action brought by a trustee or officer against PREIT.

        Under Pennsylvania law and PREIT's trust agreement and by-laws, PREIT may pay, before final disposition, the expenses, including attorney's fees, incurred by a trustee or officer in defending a proceeding upon receipt of an undertaking by or on behalf of the applicable trustee or officer to repay all amounts advanced if it is determined ultimately that the trustee or officer is not entitled to indemnification by PREIT.

        Under Pennsylvania law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, vote of trustees or otherwise. In addition to the indemnification provisions arising under Pennsylvania law and the PREIT trust agreement and by-laws, PREIT has entered into agreements with some of its officers that provide for indemnification. The agreements require, among other things, that PREIT indemnify those officers to the fullest extent permitted by law, and advance to the officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

        The Delaware Revised Uniform Limited Partnership Act allows a Delaware limited partnership to provide unlimited indemnification to any of its partners or any other entity. PREIT Partnership's limited partnership agreement provides for indemnification of PREIT and its officers and trustees from and against any and all losses, claims, damages, liabilities, (including joint and/or several liabilities), expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to PREIT Partnership in which he, she or it may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that PREIT Partnership shall not provide indemnification for (1) willful misconduct or a knowing violation of the law, (2) any transaction for which PREIT or a PREIT officer or trustee received an improper personal benefit in violation or breach of any express provision of PREIT Partnership's limited partnership agreement, (3) any violation of PREIT Partnership's limited partnership agreement or (4) any liability that he, she or it may have to PREIT Partnership under certain contribution agreements executed in connection with PREIT's acquisition of The Rubin Organization. PREIT is authorized and empowered, on behalf of PREIT Partnership, to enter into one or more additional indemnity agreements consistent with the foregoing in favor of PREIT and its officers and trustees.

        PREIT Partnership's limited partnership agreement also provides that, to the fullest extent permitted by law, expenses incurred by PREIT or any PREIT trustee or officer who is a party to a proceeding or otherwise subject to or the focus of or is involved in any action subject to indemnification pursuant to PREIT Partnership's limited partnership agreement, shall be paid or reimbursed by PREIT Partnership as incurred by PREIT or any PREIT trustee or officer in advance of the final disposition of the action upon receipt by PREIT Partnership of a written undertaking by or on behalf of PREIT or the applicable PREIT trustee or officer to repay the amount if it shall be determined ultimately that the standard of conduct was not met.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trustees and officers of PREIT, PREIT has been advised that, although the validity and scope of such indemnification has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

        Crown.    Maryland law permits, and Crown's declaration of trust and by-laws require, indemnification of any trustee or officer (1) against reasonable expenses incurred by him or her in the successful defense (on the merits or otherwise) of any proceeding to which he or she is made a party by reason of such status or (2) against any claim or liability to which he or she may become subject by reason of such status unless it is established that (a) the act or omission giving rise to the claim was committed in bad faith or was the result of active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.

        Under Maryland law, indemnity may be provided against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible in the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

  •
  by the board of trustees by a majority vote of a quorum consisting of trustees not, at the time, parties to the proceeding;

  •
  if a quorum cannot be obtained, then by a majority vote of a committee of the board designated by a majority vote of the full board and consisting solely of two or more trustees not, at the time, parties to the proceeding;

  •
  by special legal counsel; or

  •
  by the shareholders.

        Notwithstanding any of the foregoing, if the proceeding is one by or in the right of the REIT, indemnification may not be provided as to any proceeding in which the person is found liable to the REIT.

        A Maryland REIT may pay, before final disposition, the expenses, including attorney's fees, incurred by a trustee, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a trustee or officer when the trustee or officer gives an undertaking to the trust to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Crown is required by its by-laws to pay or reimburse, in advance of a final disposition, reasonable expenses of a trustee or officer made a party to a proceeding by reason of his or her status as such upon receipt of (1) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct for indemnification under the by-laws and (2) a written undertaking from the trustee or officer to repay such expenses if it shall be determined ultimately that the applicable standard of conduct was not met. Maryland law does not require that the undertaking be secured and the undertaking may be accepted without reference to the financial ability of the trustee or officer to repay the advance. A Maryland REIT is required to indemnify any trustee who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as the determination that indemnification is permissible, as described above.

        Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any declaration of trust, by-law, agreement, resolutions of shareholders or trustees or otherwise. In addition to the indemnification provisions arising under Maryland law and the Crown declaration of trust and by-laws, Crown has entered into indemnification agreements with certain of its officers and trustees. The indemnification agreements require, among other things, that Crown indemnify these officers and trustees to the fullest extent permitted by law, and advance to these officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Crown must also indemnify and advance all expenses incurred by these officers and trustees seeking to enforce their rights under the indemnification agreements, and cover each such Crown officer and trustee under Crown's trustees and officers' liability insurance policies to the extent such policies are maintained for any other Crown officer or trustee.

        Crown Partnership's limited partnership agreement also provides for indemnification of Crown and its officers and trustees for any acts or omissions performed by them in the scope of the authority conferred by Crown, provided that (1) such person's conduct or omission to act was taken in good faith in the belief that such conduct was in the best interest of Crown Partnership and (2) such person is not guilty of fraud, misconduct or gross negligence. Crown Partnership's limited partnership agreement provides that such person will be indemnified for any claim, including but not limited to, reasonable attorney's fees and expenses incurred by them by reason of any act performed in accordance with the standards described above. The partnership agreement also provides that such person shall be entitled to receive advances to cover the costs of defending any proceeding, provided however that such advances must be repaid if such person is found by a court not to be entitled to such indemnification. In addition, the partnership agreement provides that the indemnification provided by the agreement will be in addition to any and all rights the person has in law or equity.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of Crown, Crown has been advised that, although the validity and scope of such indemnification has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Duties of Trustees

        PREIT.    Under Pennsylvania law applicable to PREIT, a trustee must perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the trust with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a trustee will be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

  •
  one or more officers or employees of the trust whom the trustee reasonably believes to be reliable and competent in the matters presented;

  •
  counsel, public accountants or other persons as to matters that the trustee reasonably believes to be within the professional or expert competence of such person; or

  •
  a committee of the board on which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the trustee reasonably believes to merit confidence.

        Notwithstanding the foregoing, a trustee will not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

        Absent breach of fiduciary duty, lack of good faith or self-dealing, any act of the board, a committee of the board or an individual trustee will be presumed to be in the best interests of the trust. Under Pennsylvania law, there is no greater obligation to justify, or higher burden of proof with respect to, any act of the board, a committee of the board or a trustee relating to or affecting an acquisition or a potential or proposed acquisition of control of a business trust than is applied to any other act of the board or trustee. Furthermore, any act of the board, a committee of the board or an individual trustee in a takeover context to which a majority of the disinterested trustees has assented is presumed to satisfy the required standard of care unless it is proven by clear and convincing evidence that the disinterested trustees did not assent in good faith after reasonable investigation. See "—Mergers, Consolidations and Sales of Assets" and "—Other Constituencies" beginning on pages 161 and 164, respectively, for additional information.

        Pennsylvania law also provides that the duty of a trustee is only enforceable by the trust or in the right of the trust. A shareholder suit to enforce the duty of a trustee, therefore, can only be brought derivatively.

        Crown.    Although Maryland law applicable to Crown does not explicitly provide a standard of care for the trustees of a Maryland REIT, the Maryland REIT law provides that an act of a trustee is presumed to have been performed in good faith, in a manner the trustee reasonably believed to be in the best interests of the REIT and with the care that an ordinarily prudent person in a like position would have used under similar circumstances, which is the standard of care applicable by statute to the directors of Maryland corporations and the trustees of Maryland business trusts. In addition, an act of a trustee relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a trustee. See "—Mergers, Consolidations and Sales of Assets" and "—Other Constituencies" beginning on pages 161 and 164, respectively, for more information.

        Maryland law also provides that the duty of a trustee is only enforceable by the trust or in the right of the trust. A shareholder suit to enforce the duty of a trustee, therefore, can only be brought derivatively.

Call of Special Meetings of Shareholders

        PREIT.    Subject to the rights of the holders of the PREIT 11% preferred shares to elect additional trustees under specified circumstances, the PREIT trust agreement and by-laws provide that special meetings of shareholders may be called by the chairman, the PREIT trustees or by the holders of shares entitled to cast at least 40% of all the votes entitled to be cast at the special meeting of shareholders.

        Crown.    Subject to the rights of the holders of the Crown 11% preferred shares to elect additional trustees under specified circumstances, Crown's by-laws provide that special meetings of shareholders may be called only by the chairman of the board or by resolution adopted by a majority of the trustees that Crown would have if there were no vacancies on its board.

Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals

        PREIT.    The PREIT trust agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders shall be made by PREIT's trustees, or by petition in writing delivered to its secretary not fewer than 35 days before the meeting signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered unless the number of persons nominated is fewer than the number of persons to be elected to the office of trustee at the meeting. In this latter event, nominations for the trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of trustees. PREIT has not established specific procedures that shareholders must follow to propose other items of business.

        Crown.    The Crown by-laws provide that (1) only persons who are nominated by, or at the direction of, the board of trustees, or by a shareholder who has given timely written notice containing specified information to the secretary of Crown prior to the meeting at which trustees are to be elected, will be eligible for election as trustees of Crown; (2) only such business may be conducted as has been brought before an annual meeting by, or at the direction of, the board of trustees or by a shareholder who has given timely written notice to the secretary of Crown of such shareholder's intention to bring such business before annual meeting and (3) only such business may be conducted at a special meeting as has been brought before the meeting pursuant to the notice of meeting. In general, for notice of shareholder nominations or business to be made at an annual meeting to be timely, such notice must be received by Crown not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. For notice of shareholder nominations to be made at a special meeting called for the purpose of electing one or more trustees to be timely, such notice must be received by Crown not earlier than 90 days prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting.

Amendment of the PREIT Trust Agreement and Crown Declaration of Trust

        PREIT.    Amendments to the PREIT trust agreement can be made with the approval of two-thirds, but not fewer than four, of the trustees. However: (1) no amendment may be effected to increase the liability of shareholders; (2) no amendment may be effected requiring additional contributions from or assessments against shareholders; (3) no amendment of the provisions of the trust agreement (a) prohibiting certain amendments or (b) regarding the requisite vote to terminate PREIT's existence, merge with another entity or sell, assign or otherwise transfer all or substantially all of PREIT's assets may be effected without the affirmative vote of shareholders that would be required to effect the amendment, termination or transaction that is the subject of such amendment; and (4) no amendment (a) increasing PREIT's authorized capitalization, or (b) having the purpose or reasonably foreseeable effect of impeding or preventing a "control transaction," may be effected unless approved by a majority of the votes cast by all shareholders entitled to vote thereon (other than the holders of any class or series of preferred shares, if any, entitled to vote thereon exclusively as a class) and a majority of the votes cast by the holders of any class or series of preferred shares, if any, entitled to vote thereon separately as a class. As used in the PREIT trust agreement, the term "control transaction" means the acquisition by any person or group of persons having at least 20% of the votes that all shareholders are entitled to cast in the election of trustees.

        Under the form of designating amendment for the PREIT 11% preferred shares, so long as any PREIT 11% preferred shares remain outstanding, PREIT cannot (1) without the affirmative vote or consent of the holders of all of the PREIT 11% preferred shares outstanding at the time (such series voting separately as a class), (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the PREIT 11% preferred shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (b) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) without the affirmative vote or consent of the holders of two-thirds of the PREIT 11% preferred shares (such series voting separately as a class), amend, alter or repeal the provisions of the PREIT trust agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the PREIT 11% preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares, or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of preferred shares or any other series of preferred shares, in each case ranking on a parity with or junior to the PREIT 11% preferred shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PREIT, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Crown.    Under Maryland law and the Crown declaration of trust, the Crown trustees, by a two-thirds vote, may at any time amend the Crown declaration of trust to enable Crown to qualify as a REIT under the Internal Revenue Code or as a REIT under Maryland REIT law, without the approval of the shareholders. Further, Crown's declaration of trust provides that a two-thirds vote of shareholders is required to approve amendments to the provision of the declaration of trust regarding (1) resignation, removal or death of trustees, (2) restrictions on ownership and transfer of shares, (3) excess shares or (4) amendments to the declaration of trust. Other amendments require the vote of the holders of a majority of the outstanding shares.

        Under the articles supplementary for the Crown 11% preferred shares, so long as any Crown 11% preferred shares remain outstanding, Crown cannot (1) without the affirmative vote or consent of the holders of all of the Crown 11% preferred shares outstanding at the time (such series voting separately as a class), (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the Crown 11% preferred shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (b) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) without the affirmative vote or consent of the holders of two-thirds of the Crown 11% preferred shares amend, alter or repeal the provisions of the Crown declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Crown 11% preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares, or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of preferred shares or any other series of preferred shares, in each case ranking on a parity with or junior to the Crown 11% preferred shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Crown, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Amendment of the By-laws

        PREIT.    The PREIT by-laws provide that they may be amended, repealed or new by-laws adopted either (i) by requisite vote of the shareholders at any annual or special shareholder meeting or (ii) by the board of trustees. Any amendments to the indemnification provisions of the PREIT by-laws will not affect the rights of a trustee or officer with respect to an act that took place prior to the date of the amendment of such indemnification provision.

        Crown.    The Crown by-laws provide that the power to amend, repeal or adopt new by-laws is vested exclusively with the Crown board of trustees. Any amendments to the indemnification provisions of the Crown by-laws will not affect the rights of a trustee or officer with respect to an act that took place prior to the date of the amendment of such indemnification provision.

Dissolution of PREIT or Crown; Termination of REIT Status

        PREIT.    The PREIT trust agreement permits the dissolution and the termination of the existence of PREIT if approved by the affirmative vote of the holders of a majority of votes cast by all of the outstanding PREIT shares entitled to vote on the matter at a meeting called for that purpose pursuant to a resolution adopted by a majority of the PREIT trustees then in office. The PREIT trust agreement does not address the ability of PREIT's board of trustees to terminate the status of PREIT as a REIT under the Internal Revenue Code, though it does contain numerous provisions requiring the board to endeavor to keep such status intact and prohibiting certain actions that would terminate such status.

        Crown.    The Crown declaration of trust permits the termination of Crown by the affirmative vote of the holders of not less than a majority of the outstanding shares at a meeting of shareholders called for that purpose. In addition, the Crown declaration of trust provides that the approval of the holders of a majority of the issued and outstanding Crown common shares is required to terminate the status of Crown as a REIT under the Internal Revenue Code.

Mergers, Consolidations and Sales of Assets

        PREIT.    Any merger to which PREIT is a party (other than a merger of any entity with and into PREIT in which PREIT owned at least 80% of the voting power immediately prior to the merger and other than a merger that does not affect the aggregate ownership interests of PREIT's shareholders in the surviving entity) and any sale, transfer or assignment of all or substantially all of PREIT's assets (other than to an entity directly or indirectly controlled by PREIT) must be approved by the affirmative vote cast by the holders of a majority of the shares entitled to vote thereon (other than the holders of shares of a class or series of preferred shares, if any, entitled to vote thereon exclusively as a class) and by a majority of the votes cast by the holders of any class or series, if any, entitled to vote thereon separately as a class or series.

        In addition, prior to the date on which at least half of the PREIT Partnership Units issued on September 30, 1997 in connection with the organization of PREIT Partnership have been redeemed, the holders of PREIT Partnership Units issued and outstanding on September 30, 1997 and certain PREIT Partnership Units issued after that date but in connection with transactions related to the organization of PREIT Partnership are entitled to vote, along with PREIT shareholders as a single class, on any proposal to merge, consolidate, or sell substantially all of the assets of PREIT. PREIT Partnership Units owned by PREIT are not included for purposes of determining when half of the PREIT Partnership Units issued and outstanding on September 30, 1997 have been redeemed, nor is

PREIT entitled to vote such units. If the holders of PREIT common shares vote on such a transaction and holders of PREIT Partnership Units are entitled to vote thereon, each covered PREIT Partnership Unit will be entitled to one vote for each share issuable by PREIT upon the redemption of such PREIT Partnership Unit and the necessary vote to effect the action shall be the sum of an absolute majority of the outstanding PREIT Partnership Units entitled to vote on the matter and the applicable vote of the holders of PREIT outstanding shares, which the vote may be met by any combination of holders of PREIT Partnership Units or shares.

        Pennsylvania law provides that in connection with the exercise of its business judgment involving a transaction including a business combination or any actual or proposed transaction that would or may involve a change in control of PREIT, in determining what is in the best interests of the PREIT shareholders, the board to the extent it deems appropriate may consider the following factors:

  •
  the effects of any action upon any or all groups affected by the action, including shareholders, employees, suppliers, customers and creditors of the trust, and upon communities in which offices or other establishments of the trust are located;

  •
  the short-term and long-term interests of the trust, including benefits that may accrue to the trust from its long-term plans and the possibility that these interests may be best served by the continued independence of the trust;

  •
  the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the trust; and

  •
  all other pertinent factors.

        Under Pennsylvania law, the board, committees of the board and individual trustees of a business trust are not required, in considering the best interests of the trust or the effects of any action, to regard any interest of the trust or interest of any particular group affected by such action as a dominant or controlling interest or factor, and the consideration of the above interests or factors will not constitute a violation of the standard of care for trustees. See "—Other Constituencies" beginning on page 164.

        In addition, Pennsylvania law provides protection for Pennsylvania business trusts against unsolicited takeovers by protecting the board of trustees with regard to actions taken in a takeover context. Pennsylvania law provides that the duties of trustees will not require them to:

  •
  accept, recommend, or respond to any proposal by a person seeking to acquire control;

  •
  authorize the trust to redeem any rights under, modify, or render inapplicable a shareholder rights plan; or

  •
  act solely because of the effect the act may have on an acquisition or potential or proposed acquisition of control, or the amount or type of consideration that may be offered or paid to shareholders in an acquisition.

        Crown.    Under the Maryland REIT Law, a merger involving a Maryland REIT generally requires approval by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter, unless the declaration of trust specifies a greater or lesser percentage, but not less than a majority of all votes entitled to be cast. No shareholder approval is required for 90% owned subsidiary mergers or by shareholders of a Maryland successor REIT if the merger does not reclassify or change the outstanding shares or otherwise amend the declaration of trust and the number of shares to be issued in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger is completed. The Maryland REIT Law does not address the requirements for the approval by shareholders of a consolidation or sale of all or substantially all of the assets of a Maryland REIT. The Crown declaration of trust specifies that the affirmative vote of not less than a majority of all votes entitled to be cast by shareholders is required to approve (1) a merger of Crown into another entity, (2) a consolidation of Crown with one or more entities into a new entity or (3) the sale or disposition of all or substantially all of Crown's assets.

        In addition, Maryland law provides protection for Maryland REITs against unsolicited takeovers by protecting the board of trustees with regard to actions taken in a takeover context. Maryland law provides that the duties of trustees will not require them to:

  •
  accept, recommend, or respond to any proposal by a person seeking to acquire control;

  •
  authorize the REIT to redeem any rights under, modify, or render inapplicable a shareholder rights plan;

  •
  take any action with respect to the Maryland Business Combination Statute or the Control Share Acquisition Statute, as described below under "—Business Combinations with Interested Shareholders" below and "—Control Share Acquisitions" beginning on page 164;

  •
  adopt any special protections against takeover attempts, such as a staggered board; or

  •
  act or fail to act solely because of: (1) the effect the act or failure to act may have on an acquisition or potential or proposed acquisition of control, or (2) the amount or type of consideration that may be offered or paid to shareholders in an acquisition.

Business Combinations with Interested Shareholders

        PREIT.    Pennsylvania law has provisions relating to business combinations with interested shareholders for corporations with securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, known as "registered corporations." These provisions do not apply to PREIT because it is not a business corporation, even though PREIT's common shares are registered under the Securities and Exchange Act of 1934.

        Crown.    The Maryland Business Combination Act provides that, unless exempted, a Maryland REIT may not engage in "business combinations," including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions with an "interested shareholder" or an affiliate of the interested shareholder for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, unless specified "price criteria" and other standards are met or an exemption is available, a business combination with an interested shareholder or its affiliates must be recommended by the board of trustees and approved by (1) at least 80% of the outstanding voting shares and (2) at least two-thirds of the outstanding voting shares other than voting shares held by the interested shareholder who will (or whose affiliate will) be a party to the business combination or by any affiliate or associate of it that is an interested shareholder. These requirements do not apply to a business combination with an interested shareholder or its affiliates if approved by the board of trustees before the time the interested shareholder first became an interested shareholder.

        Under the statute, an "interested shareholder" is a person owning beneficially, directly or indirectly, 10% or more of the outstanding voting shares of a Maryland REIT or is an affiliate or associate of the REIT and was the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting shares of the REIT at any time within the two-year period immediately prior to the date in question, and a "business combination" includes any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates.

        As permitted by the Maryland Business Combination Act, Crown's board of trustees has adopted a resolution exempting all business combinations between Crown and any existing or future interested shareholders or their affiliates from the provisions of the Business Combination statute to the fullest extent permitted under Maryland law.

Control Share Acquisitions

        PREIT.    Pennsylvania law has provisions relating to control share acquisitions for corporations with securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, known as "registered corporations." These provisions do not apply to PREIT because it is not a business corporation, even though PREIT's common shares are registered under the 1934 Act.

        Crown.    Maryland law imposes limitations on the voting rights of shares acquired in a "control share acquisition." This statute is applicable to a Maryland REIT such as Crown. The Maryland statute defines a "control share acquisition" at the 10%, 33 1/3% and 50% acquisition levels, and requires a two-thirds shareholder vote (excluding shares owned by the acquiring person and the officers and employee trustees of the REIT) to accord voting rights to shares acquired in a control share acquisition. The statute also requires Maryland REITs to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (1) posts a bond for the cost of the meeting and (2) submits a definitive financing agreement to the extent that financing is not to be provided by the acquiring person. In addition, unless the declaration of trust or by-laws provide otherwise, the statute gives a Maryland REIT, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an acquiring person statement is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the declaration of trust or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares resulting in the acquiring person having majority voting power, then minority shareholders have appraisal rights. An acquisition of shares may be exempted from the control share statute if a charter, declaration of trust or by-law provision is adopted for such purpose prior to the control share acquisition. Crown's by-laws exempt all shares of beneficial interest of Crown from this statute to the fullest extent allowed under Maryland law.

Other Constituencies

        PREIT.    Pennsylvania law expressly permits the board of trustees of a Pennsylvania business trust to consider the effect of a potential acquisition of control on (1) any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the trust, and upon communities in which offices or other establishments of the trust are located, (2) the short-term and long-term interests of the trust, including benefits that may accrue to the trust from its long-term plans and the possibility that these interests may be best served by the continued independence of the trust, (3) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the trust and (4) all other pertinent factors. See "—Duties of Trustees" and "—Mergers, Consolidations and Sales of Assets" beginning on pages 158 and 161, respectively. PREIT's trust agreement does not address the ability of a trustee to consider other constituencies as described above.

        Crown.    Maryland law expressly permits Maryland REITs to include in their declaration of trust a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Crown declaration of trust provides that in determining what is in the best interest of Crown, a trustee of Crown shall consider the interests of the shareholders of Crown and, in his or her discretion, may consider (1) the interests of Crown's employees, suppliers, creditors and customers, (2) the economy of the nation, (3) community and societal interests and (4) the long-term as well as short-term interests of Crown and its shareholders, including the possibility that these interests may be best served by the continued independence of Crown.

        Pursuant to these provisions, the PREIT and Crown boards of trustees may consider numerous judgmental or subjective factors affecting a proposal, including certain non-financial matters, and on the basis of these considerations may oppose a business combination or other transaction which, as an exclusively financial matter, might be attractive to some, or a majority, of PREIT's or Crown's shareholders, respectively.

Dissenters' Rights

        PREIT.    The PREIT trust agreement and by-laws do not provide dissenters' rights for shareholders.

        Crown.    Maryland law provides dissenters' rights for any shareholder of a Maryland REIT who objects to a merger to the same extent as a Maryland corporation's shareholders would have dissenters' rights. A shareholder has the right to demand and receive payment of the fair value of his or her shares, unless:

  •
  the shares are listed on a national securities exchange or are designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc., or are designated for trading on the Nasdaq Small Cap Market, on the record date for determining shareholders entitled to vote on the merger;

  •
  the shares are those of a successor entity, as long as the merger does not alter the contract rights of the shares as expressly provided by the declaration of trust and the declaration of trust does not reserve the right to do so, and the shares are to be converted in whole or in part in the merger into shares, including preferred shares, of the successor entity or cash, scrip, or other rights or interests arising out of the treatment of fractional shares of the successor;

  •
  the shares are not entitled to vote on the transaction or the shareholder did not own the shares on the applicable record date; or

  •
  the declaration of trust provides that shareholders do not have dissenters' rights.

        Because Crown's common shares are listed on the New York Stock Exchange, the holders of those shares will not have dissenters' rights in respect of the merger.

Distributions

        PREIT and Crown.    The PREIT trust agreement and the Crown declaration of trust each provide that the trustees will endeavor to declare and pay distributions as necessary to qualify as a REIT under the Internal Revenue Code. However, shareholders do not have any right to a distribution unless and until authorized and declared by the board of trustees. Distributions may not be paid on common shares unless all accrued but unpaid distributions on each outstanding series of preferred shares, including the PREIT 11% preferred shares to be issued in the merger and the Crown 11% preferred shares, have been declared and paid or set apart for payment. Payments of distributions are not limited by any rules concerning the capital or surplus of PREIT or Crown or the par value of the PREIT or Crown shares.

Ownership Limitations

        PREIT and Crown.    Among the requirements for qualification as a REIT under the Internal Revenue Code are that (1) not more than 50% in value of a REIT's outstanding shares of beneficial interest (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, (2) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and (3) certain percentages of the REIT's gross income must be from particular activities.

        To help avoid violating (1) and (2) above, both the PREIT trust agreement and the Crown declaration of trust contain provisions restricting the ownership and transfer of shares in certain circumstances. These ownership limitations provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, in PREIT's case, more than 9.9% of any class of PREIT outstanding shares of beneficial interest, and, in Crown's case, more than 7.5% of its common shares (or such greater percentage as determined by the board of trustees but no more than 9.8%) other than those held by the Pasquerilla family (who are subject to a 9.8% limit). Similarly, the ownership of Crown preferred shares is subject to a 9.8% limit.

        These ownership limitations may be waived by PREIT or Crown's respective boards of trustees if they receive an Internal Revenue Service ruling or opinion of counsel that the waiver will not result in a violation of the 50% ownership limit, and if the recipient of the waiver agrees not to take actions that would jeopardize PREIT or Crown's respective status as a REIT. Absent a waiver, an issuance or transfer of shares in violation of the ownership limitations, or that would cause PREIT or Crown, respectively, to have fewer than 100 beneficial owners are void ab initio and the intended transferee acquires no rights to the shares.

        In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limitations, that number of shares that would be owned by the transferee in excess of the ownership limitations automatically are exchanged for an equal number of "excess shares." Any purported transferee or other purported holder of excess shares is required to give written notice to PREIT of a purported transfer or other event that would result in the issuance of excess shares.

        Excess shares are not treasury shares, but rather continue as issued and outstanding shares of beneficial interest. Although outstanding, excess shares are to be held in trust, with the trustee of that trust being PREIT or Crown, respectively. The beneficiary of the trust is to be designated by the purported holder of the excess shares. Excess shares participate ratably (based on the total number of shares and excess shares) in any liquidation, dissolution or winding up of PREIT or Crown, respectively. Except as required by law, holders of excess shares are not entitled to vote those shares on any matter. Excess shares are not entitled to any dividends or distributions. If dividends or distributions inadvertently are paid with respect to shares that automatically were exchanged for excess shares, then those dividends or distributions are to be repaid to PREIT or Crown, respectively, upon demand.

        While excess shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of shares will not violate the ownership limitations, at which time the excess shares automatically will be exchanged for the same number of shares of the same type and class as the shares for which the excess shares originally were exchanged. The PREIT trust agreement and the Crown declaration of trust each contain provisions designed to ensure that the purported transferee or other purported holder of excess shares does not receive in return for such a transfer an amount that reflects any appreciation in the shares for which excess shares were exchanged during the period that the excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to PREIT or Crown, respectively.

        In addition, excess shares are deemed to have been offered for sale to PREIT or Crown, respectively, or its respective designee, at the lesser of (1) the price paid for the shares by the purported transferee or in the case of a gift, devise or other transaction, the market price for such shares at the time of such gift, devise or other transaction or (2) the market price for the shares on the date PREIT or Crown, respectively, or its respective designee exercises its option to purchase the excess shares. Such shares may be purchased during a 90-day period, beginning on the date of the violative transfer if the original transferee-shareholder gives notice of the transfer or, if no notice is given, the date on which the violative transfer was discovered.

        As to PREIT, as distinct from Crown, if the foregoing restrictions are determined to be invalid by any court of competent jurisdiction, then the intended transferee or holder of any excess shares may be deemed, at PREIT's option, to have acted as an agent on behalf of PREIT in acquiring the excess shares and to hold such excess shares on PREIT's behalf.

        Within thirty days after January 1 of each year, any person who beneficially owns more than 7.5% of Crown's common shares, whether pursuant to a valid waiver or otherwise, must give written notice to Crown containing the information specified in the Crown declaration of trust. Within thirty days after January 1 of each year, every beneficial owner or constructive owner of 1% or more of PREIT's outstanding shares must give written notice to PREIT containing the information specified in the PREIT trust agreement. Upon demand, all shareholders are required to provide written information to PREIT or Crown, respectively, regarding their direct, indirect and constructive ownership of shares as deemed necessary to determine compliance with the provisions of the Internal Revenue Code applicable to a REIT, the requirements of any taxing authority or governmental agency or to the PREIT trust agreement or Crown declaration of trust, respectively. Certificates representing shares of any class or series issued after September 29, 1997 with respect to PREIT, or since inception with respect to Crown, bear a legend referring to the restrictions described above.

Shareholder Rights Plans

        PREIT.    PREIT has adopted a shareholder rights plan as described under "Description of PREIT Shares of Beneficial Interest—PREIT Shareholder Rights Plan" beginning on page 144.

        Crown.    Crown adopted a rights agreement on January 20, 2000, under which each holder of its common shares received one preferred share purchase right for each outstanding common share. One right is attached to each common share, is not currently exercisable and trades only with the common share. Each right will separate from the common share to which it is attached and will become exercisable if a person or group acquires 20% or more of Crown's common shares or ten days after a person or group commences a tender offer for Crown common shares that would result in ownership of 20% or more of Crown's common shares. Upon the occurrence of such an event, each right will entitle the holder to purchase for an exercise price of $20.00 one one-hundredth of a share of new Crown series A junior participating preferred shares, which is designed to have economic and voting rights generally equivalent to one common share. If a person or group actually acquires 20% or more of Crown common shares, each right held by the acquiring person or group (or their transferees) will become void, and each right held by Crown's other shareholders will entitle those holders to purchase for the exercise price a number of shares of Crown common shares having a market value of twice the exercise price. If Crown, at any time after a person or group has become a 20% beneficial owner and acquired control of its board of trustees, is involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 20% or more of Crown's common shares, Crown may, at its option and to the fullest extent permitted by law, exchange one common share for each outstanding right. The rights are not exercisable until the above events occur and will expire on January 20, 2010, unless earlier exchanged or redeemed by Crown. Crown may redeem the rights for $.001 per right under certain circumstances.

ELECTION OF CLASS A TRUSTEE

        PREIT's trustees intend to cause John J. Roberts, who was elected by the PREIT board of trustees to fill a vacancy created by an increase in the size of the board of trustees, and whose term, in accordance with PREIT's trust agreement, expires at the special meeting, to be nominated at the special meeting for re-election as a Class A trustee to serve until the 2005 annual meeting of shareholders and until his successor has been duly elected and qualified. If Mr. Roberts becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless PREIT's board of trustees reduces the number of trustees to be elected.

        PREIT's trust agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders shall be made by PREIT's trustees, or by petition in writing delivered to PREIT's Secretary not fewer than thirty-five days before an annual or special meeting of shareholders signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered, unless the number of persons properly nominated is less than the number of persons to be elected to the office of trustee at the meeting. In this latter event, nominations for the trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of trustees.

        PREIT's board of trustees currently consists of nine members who serve staggered three year terms. The following table presents information concerning Mr. Roberts, the nominee for the office of Class A trustee, the eight trustees who will continue in office after the special meeting, and PREIT's executive officers, including their ages and principal occupations.

Name	Age	Principal Occupation and Affiliations	Trustee Since
Nominee for the Office of Class A Trustee
Class A Trustee; Term expires at Special Meeting
John J. Roberts	58	Former Global Managing Partner and member of Leadership Team, PricewaterhouseCoopers LLP, completing 35 year career with company in 2002. Director, Armstrong Holdings, Inc., Safeguard Scientifics, Inc. and SICOR, Inc. Trustee of Drexel University in Philadelphia, PA. Member of American Institute of CPAs. Former director of: Philadelphia First Corporation, Greater Philadelphia Chamber of Commerce, Urban Affairs Partnership, and University City Science Center. Former member of advisory board of Kellogg School and the University of Southern California School of Accounting.	2003
Trustees Whose Terms Continue
Class A Trustees; Terms Expire in 2005
Lee H. Javitch	72	Private investor. Former Chairman and Chief Executive Officer, Giant Food Stores, Inc. Director of the Jewish Theological Seminary of America and Vice Chairman of the Jewish Community Center of Harrison, NY. Former chairman of MAZON: A Jewish Response to Hunger, Rye Country Day School and the Pennsylvania Council on the Arts. Former executive committee member of Boy Scouts of America.	1985

Jonathan B. Weller	56	President and Chief Operating Officer of PREIT since 1993. From 1988 to 1993, Executive Vice President and Director of Eastdil Realty, Inc., a real estate investment banking company. Member of National Association of Real Estate Investment Trusts, the Urban Land Institute and the International Council of Shopping Centers. Chair of the Lower Merion Conservancy. Director of Ramapo-Anchorage Camp.	1994
Class B Trustees; Terms Expire in 2006
Ronald Rubin(1)	71
		Chief Executive Officer of PREIT since September 1997. Chairman of PREIT since October 2001. Chairman and Chief Executive Officer of The Rubin Organization, Inc. (renamed PREIT-RUBIN, Inc. upon acquisition by PREIT in September 1997) from 1992 to September 1997. Trustee of the International Council of Shopping Centers. Director of Exelon Corporation. Director of the Regional Performing Arts Center. Past Chairman of the Center City District and of the Greater Philadelphia Chamber of Commerce. Past President of Jewish Federation of Greater Philadelphia. Served on boards of Franklin Institute, Philadelphia Orchestra, Albert Einstein Medical Center, Tel Aviv University, American Friends of Hebrew University, Midlantic Bank (now PNC), University of the Arts and the United Jewish Appeal.	1997
Leonard I. Korman	67	Chairman and Chief Executive Officer, Korman Commercial Properties, Inc., a real estate development and management company. Trustee of the Albert Einstein Health Care Network, Thomas Jefferson University in Philadelphia, PA, and the Korman Family Foundation. Former member of regional advisory board of First Union National Bank.	1996
Jeffrey P. Orleans	56
		Chairman and Chief Executive Officer, Orleans Homebuilders, Inc., a residential development company. Director of the Builders League of South Jersey and the National Association of Home Builders. Member of the Board of Directors of The American Committee for the Weizmann Institute of Science, the Pennsylvania Academy of Fine Arts, the Philadelphia Orchestra, the Philadelphia Police Foundation and the Pennsylvania Academy of Fine Arts. Trustee of the Jewish Employment & Vocational Service. Member of the Dean's Advisory Board—LeBow College of Business, Drexel University in Philadelphia, PA. Co-chair of the Fund-raising Campaign for the Delaware Valley Habitat for Humanity. President of the Lower Merion Township Police Pension Association.	1986

Class C Trustees; Terms Expire in 2004
George F. Rubin(1)	60	President and Secretary of PREIT Services, LLC and PREIT-RUBIN, Inc. (formerly named The Rubin Organization, Inc., which was acquired by PREIT in September 1997). Trustee of Lafayette College, Board Member of Elwyn Institute and Israel Elwyn and the Radnor Hunt. Chairman of the Board of Thorncroft Therapeutic Horseback Riding, Inc. Former treasurer of the Philadelphia Vietnam Veteran's Memorial Committee.	1997
Rosemarie B. Greco(1)	57
		Director, Office of Health Care Reform, Governor's Office, Commonwealth of Pennsylvania. Founding Principal, Grecoventures Ltd., a business investment and consulting partnership. Former CEO and President, CoreStates Bank, N.A., and President CoreStates Financial Corp. Director of Exelon Corporation and Sunoco, Inc Trustee of SEI I Mutual Funds. Former corporate director of General Accident Insurance (USA), Cardone Industries, Inc., Genuardi's Family Markets, Inc. and Radian, Inc. Former chair of the Greater Philadelphia Chamber of Commerce, former President and chief executive officer of the Philadelphia Private Industry Council; former member of the Philadelphia Planning Commission and Board of Education; former chair of the Workforce Investment Board and Trustee of the University of Pennsylvania School of Nursing.	1997
Ira M. Lubert	53
		Chairman of Lubert-Adler Partners, L.P., a company specializing in private equity investments in real estate and other entrepreneurial opportunities. Co-founder and managing partner of LLR Equity Partners, L.P., a venture fund making private equity investments in mid-Atlantic growth companies and middle market special opportunity situations. Chairman of GF Management, a company that specializes in the ownership and management of underperforming hospitality properties. Co-founder of LEM Mezzanine Fund, a fund making mortgage loans, and Quaker Bio Venture, a private equity fund engaged in making health care and life science investments.	2001
Non-Trustee Executive Officers
Edward A. Glickman	46	Executive Vice President and Chief Financial Officer of PREIT since September 1997.	—
Joseph F. Coradino	51	Executive Vice President—Retail of PREIT since December 2001 and Executive Vice President—Retail Division and Treasurer of PREIT-RUBIN, Inc. since November 1998. Senior Vice President—Retail Division and Treasurer of PREIT-RUBIN, Inc. from September 1997 to November 1998.	—
Douglas S. Grayson	45	Executive Vice President—Development of PREIT since March 2002. Executive Vice President—Development of PREIT-RUBIN, Inc. since October 1998. Vice President of PREIT-RUBIN, Inc. from September 1997 to September 1998.	—

Jeffrey A. Linn	54	Executive Vice President—Acquisitions and Secretary of PREIT since December 2001. Senior Vice President—Acquisitions and Secretary of PREIT from 1995 to December 2001.	—
Bruce Goldman	44	Executive Vice President—General Counsel of PREIT since December 2002 and Assistant Secretary of PREIT since April 2003. Senior Vice President—General Counsel of PREIT from December 2001 to November 2002. Senior Vice President—Legal of PREIT from September 2000 to December 2001. Vice President of New City Development, the development subsidiary of Mirage Resorts, Inc. from 1997 to 2000.	—
David J. Bryant	45	Senior Vice President—Finance and Treasurer of PREIT since September 2000. Vice President—Financial Services of PREIT from September 1997 to September 2000.	—

(1)
Pursuant to the TRO Contribution Agreement, dated as of July 30, 1997 (the "TRO Contribution Agreement"), PREIT acquired all of the outstanding non-voting shares of capital stock of The Rubin Organization, Inc. In accordance with Section 5.19 of the TRO Contribution Agreement, the PREIT board of trustees elected Ronald Rubin, George F. Rubin and Rosemarie B. Greco as trustees of PREIT to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.

Required Vote

        Assuming a quorum is present, the nominee receiving the highest number of votes cast at the special meeting will be elected trustee. For this purpose, the withholding of authority to vote or the specific direction not to cast a vote will not constitute the casting of a vote in the election of trustees. Your broker may vote your PREIT common shares on the election of a Class A trustee even if you do not instruct your broker how to vote.

Board Recommendation

        PREIT's board of trustees recommends that shareholders vote FOR the election of John J. Roberts as a Class A trustee.

Summary Compensation Table

        The following table shows information concerning the compensation paid by PREIT for the last three fiscal years to PREIT's chief executive officer and its four other most highly compensated executive officers.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(4)	Restricted Share Awards ($)(5)		Options (#)	All Other Compensation($)
Ronald Rubin Chairman, Chief Executive Officer and Trustee	2002 2001 2000	390,000 378,895 378,898	190,000 140,000 255,000	320,637 120,004 363,200	(6) (7) (8)	— — —	100,000 — —	(9)
Jonathan B. Weller(1) President, Chief Operating Officer and Trustee	2002 2001 2000	340,000 330,746 330,746	150,000 116,000 212,000	240,478 89,997 272,400	(6) (7) (8)	— — —	77,667 67,415 62,870
Edward A. Glickman(2) Executive Vice President and Chief Financial Officer	2002 2001 2000	325,000 312,648 275,000	162,500 150,000 137,500	— — 448,500		— — 100,000	151,934 109,750 70,200
George F. Rubin(3) President, PREIT Services, LLC and PREIT-RUBIN, Inc. and Trustee	2002 2001 2000	290,000 262,496 262,496	125,000 92,000 77,500	176,343 89,997 272,400	(6) (7) (8)	— — —	32,333 6,800 6,800
Joseph F. Coradino(3) Executive Vice President—Retail	2002 2001 2000	280,000 250,000 236,250	125,000 110,000 130,000	168,337 65,000 136,200	(6) (7) (8)	— — —	32,333 6,800 6,800

(1)
The amounts shown in the "All Other Compensation" column for Mr. Weller represent annual premium payments on life insurance provided under Mr. Weller's employment agreement of $4,875 for 2002, $9,750 for 2001 and $9,750 for 2000; payments on long-term disability insurance of $6,219 for each of 2002, 2001 and 2000; matching contributions under PREIT's 401(k) retirement plan of $7,333 for 2002, $5,076 for 2001 and $6,800 for 2000; contributions by PREIT under a Supplemental Retirement Plan of $51,500 for 2002, $38,630 for 2001 and $32,361 for 2000; and annual rental payments of $7,740 for each of 2002, 2001 and 2000 for an automobile leased by PREIT for Mr. Weller's use.

(2)
The restricted shares awarded to Mr. Glickman in 2000 vest in five equal annual installments beginning on January 1, 2000, contingent upon his continued employment on the vesting dates. The amounts shown in the "All Other Compensation" column for Mr. Glickman represent $25,000 of contributions by PREIT under a Supplemental Retirement Plan for each of 2002, 2001 and 2000; matching contributions under PREIT's 401(k) retirement plan of $7,334 for 2002, $5,950 for 2001 and $6,800 for 2000; and a credit to an account established for Mr. Glickman of $119,600 for 2002, $78,800 for 2001 and $38,400 for 2000 related to dividend equivalent rights on a notional 50,000 shares. The amounts credited to such account vest in five equal annual installments beginning on January 1, 2000, contingent on continued employment on those dates. The remaining 5,000 restricted shares and 10,000 dividend equivalent rights scheduled to vest on January 1, 2004 would vest immediately upon the merger with Crown.

(3)
The amounts shown in the "All Other Compensation" column for George Rubin and Joseph Coradino represent matching contributions under PREIT's 401(k) retirement plan, as well as $25,000 of contributions in 2002 by PREIT under Supplemental Retirement Plans for each of George Rubin and Joseph Coradino.

(4)
The bonuses for 2002 were paid on February 21, 2003.

(5)
As of (and based upon the $26.00 closing price of PREIT's shares on) December 31, 2002, Ronald Rubin owned an aggregate of 32,619 restricted shares worth $848,094; Jonathan B. Weller owned an aggregate of 24,464 restricted shares worth $636,064; Edward A. Glickman owned an aggregate of 10,000 restricted shares worth $260,000; George F. Rubin owned an aggregate of 19,273 restricted shares worth $501,098; and Joseph F. Coradino owned an aggregate of 16,125 restricted shares worth $419,250.

(6)
Represents the number of restricted shares subject to time-based vesting granted under PREIT's 2002-2004 Long-Term Incentive Plan. Excludes restricted shares subject to performance-based vesting granted under PREIT's 2002-2004 Long-Term Incentive Plan, which instead will be reflected in the Summary Compensation Table as "LTIP Payouts" when and if earned in future years. All of the above mentioned restricted shares vest, if at all, in three equal installments on February 15 of each of 2003, 2004 and 2005.

(7)
The restricted shares vested in full on February 15, 2002.

(8)
The restricted shares vested in full on February 15, 2003.

(9)
Represent contributions in 2002 by PREIT under a Supplemental Retirement Plan for Ronald Rubin.

Employment Agreements

        Ronald Rubin entered into an employment agreement with PREIT as of April 2, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the agreement, Mr. Rubin serves as Chairman and Chief Executive Officer of PREIT. Mr. Rubin's base salary may be increased each year at the discretion of PREIT's Executive Compensation and Human Resources Committee, and his salary for 2003 has been set at $425,000. In accordance with the agreement, Mr. Rubin is eligible each year to participate in PREIT's Incentive Bonus Opportunity Plan, and he received $1,200,000 worth of performance units and 25,952 restricted shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT agreed to contribute $100,000 per year to a supplemental retirement plan that will accrue interest at the rate of 10% per year, compounded annually. The amounts in the plan are payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

        Jonathan B. Weller entered into an employment agreement with PREIT as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the agreement, Mr. Weller serves as President and Chief Operating Officer of PREIT. Mr. Weller's base salary may be increased each year at the discretion of PREIT's Executive Compensation and Human Resources Committee, and his salary for 2003 has been set at $365,000. In accordance with the agreement, Mr. Weller is eligible each year to participate in PREIT's Incentive Bonus Opportunity Plan, and he received $900,000 worth of performance units and 19,464 restricted shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. In the agreement, PREIT acknowledged a continuing obligation to contribute amounts to Mr. Weller's supplemental retirement plan according to a formula contained in that plan. PREIT also acknowledged a continuing obligation to make payments under existing split dollar insurance agreements for the benefit of Mr. Weller's designated beneficiaries. See footnote (1) to the Summary Compensation Table for PREIT's payments pursuant to these arrangements in 2000, 2001 and 2002. PREIT discontinued payments under the split dollar insurance agreements upon the enactment of the Sarbanes-Oxley Act of 2002, and PREIT and Mr. Weller are discussing alternative arrangements to compensate Mr. Weller for the loss of these contributions, including on a going-forward basis.

        Edward A. Glickman entered into an employment agreement with PREIT on November 10, 2000. The employment agreement provides that Mr. Glickman is to serve as Chief Financial Officer of PREIT. The term of the employment agreement was made retroactively effective to January 1, 1999 and extended until September 30, 2002, whereupon it automatically renewed for an additional two-year period, which it will continue to do every other September 30 unless and until either party gives notice of termination at least one year prior to the end of the then current term. Mr. Glickman's base salary for 2002 was $325,000, and his salary increases by at least $25,000 per year on the first day of each January during the term. The agreement also provides for the payment of a bonus equal to one half of Mr. Glickman's base salary each year, subject to Mr. Glickman's meeting performance goals established by PREIT's compensation committee. Mr. Glickman achieved the performance goals for 2002 and, accordingly, received the full potential bonus payable with respect to 2002. In accordance with the Employment Agreement, PREIT granted Mr. Glickman (1) 25,000 restricted shares that vest in five equal annual installments beginning January 1, 2000, (2) an incentive stock option to purchase 11,210 shares at $17.94 per share that vests in two equal annual installments beginning on January 1, 2003, (3) a nonqualified stock option to purchase 88,790 shares at $17.94 per share that vests as follows: 20,000 shares on November 10, 2000, 20,000 shares on January 1, 2001, 20,000 shares on January 1, 2002, 14,395 shares on January 1, 2003 and 14,395 shares on January 1, 2004, and (4) 50,000 dividend equivalent rights that vest in five equal annual installments beginning on January 1, 2000. PREIT has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Glickman within 60 days of the termination of his employment for any reason. PREIT and Mr. Glickman expect to begin discussions in the near future regarding possible modifications to his employment agreement.

        George F. Rubin entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the agreement, Mr. Rubin serves as President of PREIT Services. Mr. Rubin's base salary may be increased each year at the discretion of PREIT's Executive Compensation and Human Resources Committee, and his salary for 2003 has been set at $310,000. In accordance with the agreement, Mr. Rubin is eligible each year to participate in PREIT's Incentive Bonus Opportunity Plan, and he received $700,000 worth of performance units and 14,273 restricted shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

        Joseph F. Coradino entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the agreement, Mr. Coradino serves as Executive Vice President—Retail both of PREIT Services and of PREIT. Mr. Coradino's base salary may be increased each year at the discretion of PREIT's Executive Compensation and Human Resources Committee, and his salary for 2003 has been set at $300,000. In accordance with the agreement, Mr. Coradino is eligible each year to participate in PREIT's Incentive Bonus Opportunity Plan, and he received $600,000 worth of performance units and 13,625 restricted shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Coradino within 60 days of the termination of his employment for any reason.

        The employment agreements described above contain provisions addressing the consequences of a termination of each executive's employment. With respect to each executive other than Mr. Glickman, if PREIT or PREIT Services terminates the executive's employment without specified cause, or if the executive terminates his employment for specified good reason (including the delivery by PREIT or PREIT Services of notice that the term of the agreement will not be renewed), the executive is entitled to a lump-sum severance payment equal to the greater of (a) his base salary through the end of the term plus a portion of the executive's average bonus for the last three years prorated through the date of termination, or (b) a multiple of the sum of the executive's then current salary plus a portion of the executive's average bonus for the last three years prorated through the date of termination. For purposes of the preceding sentence, the phrase "average bonus for the last three years" means the average percentage of the executive's salary represented by his annual bonus paid in each of the prior three years, multiplied by his then current salary. For Ronald Rubin, the multiple related to part (b) above is three, for Jonathan Weller and George Rubin, the multiple is two and one-half and for Joseph Coradino, the multiple is two. If such a termination occurs within a specified period of time following a change of control of PREIT, then Jonathan Weller's multiple is increased to three. In the same circumstances, without regard to whether the termination is preceded by a change of control, Mr. Glickman is entitled to three times the sum of his then current salary plus the average of his annual bonus over the last three years. For purposes of Mr. Glickman's employment agreement only, the proposed merger with Crown would constitute a change of control. Additionally, Mr. Glickman is entitled to terminate his employment for good reason if Ronald Rubin ceases to be PREIT's chief executive officer for any reason or if Mr. Glickman is not offered a new three-year employment agreement following a change of control providing for the same title and responsibilities and the same or greater compensation and benefits as in effect immediately prior to the change of control.

        If the executive dies or becomes disabled during the term of his employment agreement, the executive or his estate is entitled to continue to receive his then current salary for the longer of the remainder of the term or one year (two years with respect to Edward Glickman and three years with respect to Ronald Rubin), and to receive a prorated portion of any bonus payable with respect to established performance goals that the company achieves in the year of the executive's disability or death.

        Additionally, the employment agreements provide that if PREIT terminates the employment of any of the executives without cause, if the executive terminates his employment for good reason or if the executive dies or becomes disabled:

  •
  the executive's restricted shares and options (and, with respect to Mr. Glickman, dividend equivalent rights) immediately become vested; and

  •
  the executive (in some cases including his dependents) is entitled to continuing medical benefits for a specified number of days.

        As to Ronald Rubin, Jonathan Weller and Edward Glickman, the employment agreements provide that, in the event any payments to such executives result in the imposition on them of an excise tax under Section 4999 of the Internal Revenue Code, PREIT will pay to such executive an additional amount equal to one half of the excise tax.

Stock Options

        The following table presents information as to the exercise of options to purchase shares and the fiscal year-end value of unexercised options for all of the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table were granted options during 2002.

Aggregate Option Exercises in 2002
and December 31, 2002 Option Values

			Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald Rubin	—	—	150,000	0	$88,500	—
Jonathan B. Weller	15,000	$114,000	160,000	0	$475,000	—
Edward A. Glickman	—	—	110,000	40,000	$569,100	$326,400
George F. Rubin	—	—	75,000	0	$44,250	—
Joseph F. Coradino	—	—	30,000	0	$17,700	—

(1)
In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the shares on December 31, 2002 was $26.00 per share.

Equity Compensation Plans

        Under PREIT's 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Option Plan"), PREIT is authorized to issue to its trustees who are not employees of PREIT or any of its affiliates nonqualified stock options to purchase up to 100,000 shares. Options to purchase 93,000 shares have been issued under the Trustee Option Plan, 28,125 of which have been exercised and 10,500 have expired without being exercised. The Executive Compensation and Human Resources Committee administers the Trustee Option Plan. The exercise price per share of options granted under the Trustee Option Plan must equal 100% of the fair market value of the shares underlying the options on the grant date and the options generally expire 10 years from the grant date unless extended in the Compensation Committee's discretion. The Trustee Option Plan was amended in 2001 to cease the automatic annual grant in January of each year to each non-employee trustee of an option for 2,500 shares. The Trustee Option Plan continues to provide for an automatic grant of an option for 5,000 shares to newly elected non-employee trustees. Option grants may not be made after January 31, 2004, unless the plan is extended. Additional options may be granted under the Trustee Option Plan to purchase a maximum of 17,500 shares.

        PREIT's Restricted Share Plan for Non-Employee Trustees, adopted in 2002, authorizes PREIT to issue to its trustees who are not employees of PREIT or any of its affiliates up to 50,000 restricted shares. The plan provides for the automatic grant of 1,000 shares to each non-employee trustee on January 31 of each year. 10,000 restricted shares have been granted under the plan. The restricted shares vest in three approximately equal annual installments so long as the recipient remains a trustee of PREIT. The plan is administered by the Executive Compensation and Human Resources Committee.

        Under PREIT's 1999 Equity Incentive Plan (the "1999 Plan"), PREIT has granted incentive stock options, designed to qualify under Section 422 of the Internal Revenue Code, and nonqualified stock options to purchase an aggregate of 100,000 shares to the officers and other key employees of PREIT and PREIT-RUBIN and their subsidiary entities. The Executive Compensation and Human Resources Committee administers the 1999 Plan. The 1999 Plan requires that the exercise price of options granted under the plan not be less than the fair market value of the shares underlying the options on the grant date and the term of each option granted may not exceed 10 years. Additionally, the 1999 Plan provides for the grant of restricted shares, share appreciation rights, performance shares, dividend equivalent rights and/or loans to the officers and other key employees of PREIT and PREIT-RUBIN and their subsidiary entities. The loan component of the 1999 Plan never has been utilized and may have been rendered unusable by the prohibition against personal loans contained in the Sarbanes-Oxley Act of 2002. PREIT has awarded 451,892 restricted shares and 50,000 dividend equivalent rights under the 1999 Plan. Amounts equal to dividends are paid each year on the unvested portion of restricted share grants and such shares also carry voting rights. In addition to the 400,000 shares that initially were authorized under the 1999 Plan, shares that are subject to options under PREIT's 1990 Incentive and Nonqualified Stock Option Plan, 1997 Stock Option Plan and 1998 Stock Option Plan that expire or otherwise terminate, other than incentive stock options, automatically will also be made available for awards under the 1999 Plan. The 1999 Plan also covers the grant of restricted shares under the 2002-2004 Long-Term Incentive Plan. An additional 81,910 shares remain available for awards under the 1999 Plan. If the proposal to approve the PREIT 2003 equity incentive plan is approved, these 81,910 shares will cease to be available for awards under the 1999 Plan and will become available for awards under the 2003 equity incentive plan.

2002 - 2004 Long-Term Incentive Plan—Awards in 2002

        Under PREIT's 2002-2004 Long-Term Incentive Plan, participants may receive awards of performance units and restricted shares. Performance units are awards providing for a payment to participants (which may be in cash or a combination of cash and shares) if PREIT achieves certain financial targets that are specified in the Plan and described below. Restricted share awards are shares that a participant may not sell, assign, transfer or pledge until those shares have vested. A portion of the restricted share awards vest based on PREIT's achievement of financial targets, some of which are specified in the Plan and some of which will be determined by PREIT's Executive Compensation and Human Resources Committee. The balance of the restricted share awards vest over time subject to the participant's continued employment with PREIT. The executive officers of PREIT and its subsidiaries who hold the office of executive vice president or a higher office are eligible to participate in the Plan.

Performance Unit Awards

        Each performance unit is valued at one dollar per unit. The financial targets relating to the performance units were established to motivate PREIT's top executive officers and to focus their attention on critical financial indicators that measure PREIT's success. PREIT will make payments to participants in respect of their performance units if certain financial targets are reached in 2004. The financial targets are based on PREIT's publicly reported per share "funds from operations" for 2004, subject to adjustment to account for certain non-recurring items as described in the Plan. None of the performance units will vest if PREIT does not achieve at least $3.12 of funds from operations per share in 2004, one-third will vest if PREIT achieves $3.12 of funds from operations per share in 2004 (the "Threshold"), two-thirds will vest if PREIT achieves $3.18 of funds from operations per share in 2004 (the "Target") and all of the performance units will vest if PREIT achieves at least $3.24 of funds from operations per share in 2004 (the "Maximum"). PREIT's Executive Compensation and Human Resources Committee, if applicable and in their good faith judgment, will adjust the preceding target levels of funds from operations per share to account for certain material asset sales by PREIT and its subsidiaries or the issuance of a significant number of shares by PREIT. Such adjustments may be required as a result of the transactions described under "PREIT Recent Developments—Multifamily Portfolio Disposition" and "—Equity Offering" on page 27 and/or in connection with the proposed merger with Crown.

        The following table shows information regarding the awards of performance units in 2002 to each participant listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of Units	Performance or Other Period Until Maturation or Payment	Threshold ($)	Target ($)	Maximum ($)
Ronald Rubin	1,200,000	1/1/2002–12/31/2004	400,000	800,000	1,200,000
Jonathan B. Weller	900,000	1/1/2002–12/31/2004	300,000	600,000	900,000
Edward A. Glickman	0	N/A	N/A	N/A	N/A
George F. Rubin	700,000	1/1/2002–12/31/2004	233,333	466,666	700,000
Joseph F. Coradino	600,000	1/1/2002–12/31/2004	200,000	400,000	600,000

Restricted Share Awards

        The restricted shares issuable under the Plan were awarded on March 22, 2002. One half of a participant's restricted share award is subject to time-based vesting and the other half is subject to performance-based vesting. So long as a participant remains employed by PREIT, he will vest in one half of his restricted share award in equal installments on each February 15 in 2003, 2004 and 2005. An equal portion of the other half of each participant's award is eligible to vest in 2003, 2004 and 2005, and all, none or a portion of each such amount may vest depending on the level of the financial targets achieved in each of those years. Financial targets with respect to restricted share awards for 2002 only are set forth in the Plan, and the Executive Compensation and Human Resources Committee determined that these targets were reached. The Executive Compensation and Human Resources Committee will establish the financial targets for the restricted share awards for 2003 after considering the effects of the merger with Crown, the Rouse transaction and the transactions described under "PREIT Recent Developments" on page 27. The financial targets for 2004 are expected to be established before the beginning of 2004. PREIT will pay an amount equal to the dividends that would be payable on the shares on a current basis, and participants have voting rights, with respect to their non-vested restricted shares.

        The following table shows certain information regarding the restricted shares with performance-based conditions on vesting granted in accordance with the Plan:

			Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of Shares	Performance or Other Period Until Maturation or Payment	Threshold (#)	Target (#)	Maximum (#)
Ronald Rubin	12,976	1/1/2002–12/31/2005	4,325	8,650	12,976
Jonathan B. Weller	9,732	1/1/2002–12/31/2005	3,254	6,508	9,732
Edward A. Glickman	0	N/A	N/A	N/A	N/A
George F. Rubin	7,137	1/1/2002–12/31/2005	2,379	4,758	7,137
Joseph F. Coradino	6,813	1/1/2002–12/31/2005	2,271	4,542	6,813

        Restricted shares that vest based solely on the passage of time and continued service are not reflected in the table and, instead, are reflected as "Restricted Share Awards" in the Summary Compensation Table.

Transactions with Management

        On September 30, 1997, PREIT consummated a series of related transactions (the "TRO Transaction") in which PREIT, among other things: (1) caused PREIT Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. ("TRO") (renamed PREIT-RUBIN, Inc.), a commercial real estate development and management firm, representing 95% of the total equity of TRO, in exchange for 200,000 Class A PREIT Partnership Units and a contingent obligation to issue up to 800,000 additional Class A PREIT Partnership Units over a five-year period ended September 30, 2002 based on the levels of PREIT's funds from operations ("FFO") per share during such period; (2) caused PREIT Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A PREIT Partnership Units, the interests of certain affiliates of TRO ("TRO Affiliates"), or their rights or obligations to acquire interests, in three existing shopping centers or portions thereof, and in two shopping centers then under construction (the "Development Properties"); (3) caused PREIT Partnership to acquire the pre-development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the "Predevelopment Properties"); (4) implemented, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who became PREIT's chief executive officer and a trustee and has since become its chairman as well; George F. Rubin, who continued as president of PREIT-RUBIN, became a trustee of PREIT and has since become president of PREIT Services, LLC as well, Edward A. Glickman, who became PREIT's chief financial officer; Joseph F. Coradino, who has since become PREIT's executive vice president—retail division; Douglas S. Grayson, who has since become PREIT's executive vice president—development; and David J. Bryant, who has since become PREIT's senior vice president—finance and treasurer; and (5) elected three designees of TRO—Ronald Rubin, George F. Rubin and Rosemarie B. Greco—as trustees of PREIT.

        The Class A PREIT Partnership Units referred to above are redeemable by PREIT Partnership, at the option of the holder, beginning one year following the dates of their respective issuance for an amount per unit equal to the average closing price of a share on the twenty trading days immediately before the date notice of redemption is received by PREIT in its capacity as general partner of PREIT Partnership. PREIT has the right to acquire any Class A PREIT Partnership Units tendered to PREIT Partnership for redemption for cash or PREIT shares, on the basis of one share for each Class A PREIT Partnership Unit, subject to adjustments for share splits and other capital changes.

        At the closing of the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain of the Development Properties: (1) Ronald Rubin received, directly or indirectly, beneficial ownership of 144,359 Class A PREIT Partnership Units; (2) George F. Rubin received, directly or indirectly, beneficial ownership of 86,462 Class A PREIT Partnership Units; (3) Edward Glickman received beneficial ownership of 13,633 Class A PREIT Partnership Units; (4) Joseph F. Coradino received beneficial ownership of 28,691 Class A PREIT Partnership Units; (5) Douglas S. Grayson

received beneficial ownership of 5,968 Class A PREIT Partnership Units; and (6) David J. Bryant received beneficial ownership of 1,639 Class A PREIT Partnership Units. The amounts shown above for each of Ronald Rubin and George F. Rubin include 12,167 Class A PREIT Partnership Units held by a trust of which both are beneficiaries.

        The amount of consideration PREIT pays and the manner in which it would be paid was approved by a Special Acquisition Committee of the board of trustees and by the board of trustees. PREIT's board of trustees received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and PREIT's shareholders approved PREIT's completion of the TRO Transaction at a special meeting of Shareholders held on September 29, 1997. The TRO Contribution Agreement established a special committee (the "Special TRO Committee") of disinterested trustees, currently consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and Jeffrey P. Orleans, for the purpose of addressing and resolving any matters pertaining to the 800,000 additional Class A PREIT Partnership Units that were issuable after the closing of the TRO Transaction. In 2002, the role of the Special TRO Committee was expanded to include addressing and resolving any matters pertaining to the Development Properties and the Predevelopment Properties.

        As stated above, the TRO Transaction entitled the TRO Affiliates to receive up to 800,000 additional Class A PREIT Partnership Units based on PREIT's FFO for the five-year period beginning September 30, 1997. In 1998, and again in 2002 with respect to 2001 only, the "hurdle" and "target" FFO levels were adjusted by the Special TRO Committee to account for the dilutive effects of public offerings of PREIT's shares that occurred in 1998 and 2001. For the period beginning September 30, 1997 and ending December 31, 2000, PREIT Partnership issued 497,500 Class A PREIT Partnership Units to the TRO Affiliates. On April 8, 2002, PREIT Partnership issued 167,500 Class A PREIT Partnership Units attributable to the period from January 1, 2001 through December 31, 2001. As part of this 2002 issuance: (1) Ronald Rubin received beneficial ownership of 66,159 Class A PREIT Partnership Units; (2) George F. Rubin received beneficial ownership of 30,210 Class A PREIT Partnership Units; (3) Edward A. Glickman received beneficial ownership of 7,553 Class A PREIT Partnership Units; (4) Joseph F. Coradino received beneficial ownership of 12,273 Class A PREIT Partnership Units; (5) Douglas S. Grayson received beneficial ownership of 3,776 Class A PREIT Partnership Units; and (6) David J. Bryant received beneficial ownership of 944 Class A PREIT Partnership Units. For the period from January 1, 2002 through September 30, 2002, the TRO Affiliates are entitled to receive up to 135,000 Class A PREIT Partnership Units. The Special TRO Committee will determine whether these remaining 135,000 Class A PREIT Partnership Units have been earned. The Special TRO Committee may adjust the hurdle and target FFO levels for the 2002 period in order to account for the dilutive effect of PREIT's July 2001 public offering or other matters deemed appropriate by the Special TRO Committee.

        The TRO Affiliates also were eligible to receive additional Class A PREIT Partnership Units in respect of PREIT's payment for the Development and Predevelopment Properties, all in accordance with the valuation and payment provisions of the applicable agreements. In 2002, in exchange for the remaining 11% interest in Northeast Tower Center—one of the Development Properties—Ronald Rubin received beneficial ownership of 17,611 Class A PREIT Partnership Units and George F. Rubin received beneficial ownership of 6,726 Class A PREIT Partnership Units. The calculation of the number of PREIT Partnership Units to be issued in exchange for one of the Development Properties was deferred until a specified date to allow that property to be leased to a credit-worthy tenant acceptable to PREIT so that its value could be determined. That property was leased after the expiration of the deferral period, and the Special TRO Committee will determine how many, if any, Class A PREIT Partnership Units should be issued in respect of that property.

        The Predevelopment Properties include Christiana Power Center Phase I, Christiana Power Center Phase II, Metroplex Shopping Center and Red Rose Commons. According to the TRO Contribution Agreement, the Predevelopment Properties were to be valued as of the date of completion based on principles set forth in the TRO Contribution Agreement.

        Following completion of each individual Predevelopment Property, the TRO Contribution Agreement provides for an unfunded bookkeeping account to be established for such property, which is credited with a number of Class A PREIT Partnership Units equal in value to (a) 50% of the value of PREIT Partnership's interest in that property determined in accordance with the TRO Contribution Agreement in excess of (b) the aggregate cost associated with that property. Each such account is further credited with any distributions that would have been payable on the credited Class A PREIT Partnership Units from the completion date for the applicable property through the date the PREIT Partnership Units in the account are issued as described below, together with interest on those distributions at the rate of 10% per year. The TRO Contribution Agreement also provides that, if any Predevelopment Property is not completed by September 30, 2002, then such property is valued on September 30, 2002, based upon a prescribed appraisal process.

        No Class A PREIT Partnership Units or distributions in respect of Class A PREIT Partnership Units were to be issued or distributed in respect of the Predevelopment Properties until the earlier of September 30, 2002 or the date on which all of the Predevelopment Properties were completed and valued, at which time the number of Class A PREIT Partnership Units and the amount of cash in each Predevelopment Property account was to be distributed to the TRO Affiliates as provided in the TRO Contribution Agreement.

        Christiana Power Center Phase I, Metroplex Shopping Center and Red Rose Commons all were completed prior to the September 30, 2002 deadline. Christiana Power Center Phase II was not completed by that deadline and currently is the subject of litigation with the Delaware Department of Transportation concerning the development of that property. The Special TRO Committee will determine the action to be taken with respect to the Predevelopment Properties in light of the litigation, including the number of Class A PREIT Partnership Units that may be issued before the litigation is resolved.

        The Special TRO Committee has retained independent legal and accounting advisors in connection with its review of the payments owed to the TRO Affiliates. The Special TRO Committee and its advisors and the TRO Affiliates and their advisors have engaged in discussions concerning the appropriate number of Class A PREIT Partnership Units to be issued in respect of the nine month period ended September 30, 2002 and the Development and Predevelopment Properties. The discussions between the Special TRO Committee, the TRO Affiliates and their respective advisors are continuing.

        PREIT's board of trustees also must determine whether PREIT will purchase or continue to lease certain art work and other property at its principal executive office that were leased for a nominal amount to PREIT by the former TRO Affiliates for a term of five years beginning at the closing of the TRO Transaction.

        Holders of Class A PREIT Partnership Units generally receive distributions at the approximate times, and in the same amounts, as PREIT pays dividends to its shareholders. Certain of the Class A PREIT Partnership Units issued in the TRO Transaction are subject to pledges in favor of PREIT Partnership until certain obligations of TRO are satisfied.

        A partnership in which Jeffery P. Orleans—one of PREIT's trustees—is a limited partner is entitled to receive a portion of the annual net profits attributable to certain branch offices of First American Title Insurance Company. PREIT has paid fees to First American in 2003 that likely will result in indirect payments from First American to Mr. Orleans in an amount that is expected to be approximately $80,000.

        PREIT-RUBIN provides real estate management and other services to 15 properties in which Ronald Rubin and/or other TRO Affiliates have direct or indirect interests. Total revenues earned by PREIT-RUBIN for such services were approximately $3.5 million for the calendar year ended December 31, 2002. As of December 31, 2002, approximately $0.7 million was due from these affiliates. Of this amount, approximately $0.6 million was collected subsequent to December 31, 2002. The remaining approximately $0.1 million is due in installments to be paid through 2010, plus interest where applicable. PREIT and PREIT-RUBIN lease their principal executive office from an entity in which Ronald Rubin and George F. Rubin have indirect interests. The lease term currently is scheduled to expire on July 31, 2009. In 2002, PREIT and PREIT-RUBIN paid approximately $0.9 million on this lease. Ronald Rubin and George F. Rubin, collectively with members of their immediate family, own less than a 16.66% interest in the entity that leases the property to PREIT and PREIT-RUBIN.

        As part of PREIT's acquisition of shopping malls from The Rouse Company, on April 28, 2003, New Castle Associates acquired Cherry Hill Mall from Rouse in exchange for New Castle Associates' interest in Christiana Mall, cash and the assumption by New Castle Associates of mortgage debt on Cherry Hill Mall. One of the partners of New Castle Associates, which was both the sole general partner and a limited partner of New Castle Associates, is Pan American Associates, which is controlled by Ronald Rubin and George F. Rubin. Also on April 28, 2003, PREIT Partnership acquired 49% of the aggregate partnership interests in New Castle Associates from partners of New Castle Associates other than Pan American Associates, in exchange for an aggregate of 585,422 PREIT Partnership Units. Subsequently, PREIT Partnership increased its aggregate ownership interest in New Castle Associates to approximately 73% by acquiring an additional ownership interest directly from New Castle Associates in exchange for a cash investment in New Castle Associates of approximately $30.8 million. This cash investment was used by New Castle Associates to pay the majority of the cash portion of the purchase price and associated costs for Cherry Hill Mall.

        PREIT Partnership also obtained an option, exercisable commencing April 30, 2004 and expiring October 27, 2004, to acquire the remaining interests in New Castle Associates, including that of Pan American Associates, in exchange for an aggregate of 609,317 additional PREIT Partnership Units. If PREIT Partnership does not exercise this option, then the remaining partners of New Castle Associates will have the right, beginning April 28, 2008 and expiring October 25, 2008, to require PREIT Partnership to acquire the remaining interests in New Castle Associates in exchange for an aggregate of 670,249 additional PREIT Partnership Units. Any PREIT Partnership Units issued to Pan American Associates as a result of these call and put rights will be Class A PREIT Partnership Units and redeemable for cash or, at PREIT's option, for PREIT shares beginning one year after issuance.

        Unless and until PREIT Partnership acquires the remaining interests in New Castle Associates, each of the remaining partners of New Castle Associates other than PREIT Partnership will be entitled to receive a cumulative preferred distribution from New Castle Associates on their remaining interests in New Castle Associates equal to $1.2 million in the aggregate per annum, subject to certain downward adjustments based upon certain capital distributions by New Castle Associates. If PREIT Partnership does not exercise its call right, this preferred distribution will increase by 50% beginning January 1, 2005 and by an additional 5% over the amount for the preceding year beginning each January 1 thereafter. If the remaining New Castle Associates partners do not exercise their put rights, this preferred distribution will terminate on October 25, 2008. By reason of their interest in Pan American Associates, Ronald Rubin currently has a 9.37% indirect limited partner interest in New Castle Associates and George F. Rubin currently has a 1.43% indirect limited partner interest in New Castle Associates.

        In connection with PREIT's acquisition of its interest in New Castle Associates, Pan American Associates ceased to be a general partner of New Castle Associates and PREIT designated one of its affiliates as the sole general partner. Certain former partners of New Castle Associates not affiliated with PREIT exercised their special right to redeem for cash an aggregate of 261,349 PREIT Partnership Units issued to such partners at closing, and PREIT paid to those partners an aggregate amount of approximately $7.7 million. PREIT also granted registration rights to the partners of New Castle Associates with respect to the PREIT shares underlying the PREIT Partnership Units issued or to be issued to them, other than those PREIT Partnership Units redeemed for cash following the closing.

        To facilitate the exchange of Christiana Mall for Cherry Hill Mall, PREIT waived any right of first refusal that it may have had with respect to the sale of Christiana Mall by New Castle Associates.

Upon the sale of Christiana Mall by New Castle Associates, PREIT's management and leasing agreement for that property was terminated, and PREIT received a brokerage fee of $2 million from New Castle Associates in respect of the exchange of Christiana Mall for Cherry Hill Mall. PREIT also entered into a new management and leasing agreement with New Castle Associates for Cherry Hill Mall, which provides for a fee of approximately 5.25% of all rents and other revenues received by New Castle Associates from the ownership of Cherry Hill Mall.

        A special committee of PREIT's board of trustees comprised of all five of its independent trustees (prior to the election of John J. Roberts as a sixth independent trustee) was formed to consider the fairness of the New Castle Associates contribution transaction (including the relevant elements of the Rouse transaction), and the special committee approved those transactions.

Board Matters

        PREIT has a standing Executive Compensation and Human Resources Committee, a standing Audit Committee and a standing Nominating and Governance Committee. PREIT also has authorized the establishment of a standing Executive Committee to consist of three members. PREIT's board of trustees has not yet appointed any members to the Executive Committee, but at least two of the three seats are expected to be filled by trustees who are independent of management.

        The Executive Compensation and Human Resources Committee, which in 2002 was comprised of Leonard I. Korman, Chair, Rosemarie B. Greco and Lee H. Javitch, and currently also includes Ira M. Lubert as a fourth member, met seven times during 2002. The principal duties of the Executive Compensation and Human Resources Committee are to review and approve goals and objectives relevant to the compensation of PREIT's chief executive officer and other executive officers, to evaluate performance against these goals and objectives and to set compensation accordingly and in light of existing agreements, to make recommendations to PREIT's board of trustees regarding incentive compensation and equity-based plans and to administer these plans.

        The Audit Committee, which in 2002 was comprised of Rosemarie B. Greco, Chair, Lee H. Javitch and Ira M. Lubert, and currently is comprised of Rosemarie Greco, Chair, Lee Javitch, Jeffrey P. Orleans and John J. Roberts, met six times during 2002. The principal duties of the Audit Committee are to oversee PREIT's accounting and financial reporting processes and the audit of PREIT's financial statements, to select and retain independent public accountants, to review with management and the independent accountants PREIT's annual financial statements and related footnotes, to review PREIT's internal audit activities, to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations and to review with the independent accountants matters relating to PREIT's system of internal controls.

        The Nominating and Governance Committee was constituted in 2003 and is comprised of Ira M. Lubert, Chair, Leonard I. Korman, Jeffrey P. Orleans and John J. Roberts. The Nominating and Governance Committee was not yet formed and did not meet in 2002. The principal duties of the Nominating and Governance Committee are to identify individuals qualified to become trustees of PREIT, recommend trustee nominees and trustee committee appointments to the board, develop and recommend a set of governance principles applicable to PREIT and consider and approve goals and objectives for PREIT and its senior management. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding trustee nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to asses the candidates' qualifications, along with confirmation of the candidates' consent to serve as a trustee if elected. Such recommendations should be sent care of Bruce Goldman, Executive Vice President, General Counsel and Assistant Secretary, Pennsylvania Real Estate Investment Trust, The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102. Any recommendation received after January 1 of any year will not be considered until the following year.

        Once duly constituted, the Executive Committee will be authorized to exercise all of the powers and authority of the board of trustees between meetings of the board of trustees, except for matters that expressly are reserved by PREIT's by-laws to the full board of trustees or to another committee of the board of trustees.

        Pursuant to the TRO Contribution Agreement, PREIT also has established the Special TRO Committee, currently consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and Jeffrey P. Orleans, that meets as necessary to review on an on-going basis issues arising in the implementation of the TRO Transaction. The Special TRO Committee met once during 2002.

        The board of trustees met eight times in 2002. Trustees who are not officers of PREIT receive an annual retainer for 2003 of $20,000, plus $1,000 per board of trustees meeting and committee meeting attended and $500 for telephonic meetings. In addition, the Chairperson of PREIT's Audit Committee, Executive Compensation and Human Resources Committee and Nominating and Governance Committee each receive an additional annual retainer of $10,000. Non-employee trustees also receive 1,000 restricted shares on January 31 of each year under the Restricted Share Plan for Non-Employee trustees. All of the trustees attended at least 75% of board and applicable committee meetings in 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PREIT's executive officers and trustees and persons who own more than ten percent of a registered class of PREIT's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports.

        Based on PREIT's review of the copies of the reports it has received, and written representations received from certain reporting persons with respect to the filing of reports on Form 3, 4 and 5, PREIT believes that all filings required to be made by the reporting persons for 2002 were made on a timely basis, but Ronald Rubin was late in reporting gifts of 1,000 shares that he made in each of 2001 and 1999, George Rubin, Jeffrey Linn, David Bryant and Raymond Trost (who has since ceased to be a reporting person) each were late in reporting the receipt of a small number of shares upon termination of the PREIT-Rubin Stock Bonus Plan in 2003 and Joseph Coradino, Bruce Goldman, Douglas Grayson and Jeffrey Linn each were late in reporting the disposition of a small number of restricted shares to PREIT to satisfy tax withholding obligations that accrued upon the vesting of restricted shares in 2003.

Report of Executive Compensation and Human Resources Committee on Executive Compensation

        PREIT's Executive Compensation and Human Resources Committee is responsible for setting goals and objectives relevant to the compensation of PREIT's chief executive officer and other executive officers, for evaluating the performance of these executive officers against the goals and objectives, and, after taking existing agreements into account, for determining appropriate compensation. The Compensation Committee also is responsible for recommending incentive compensation and equity-based plans to PREIT's board of trustees, and for administering the policies that govern PREIT's equity incentive plans. The Compensation Committee consists of three of PREIT's non-employee trustees.

        PREIT's board of trustees believes that PREIT's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation. Accordingly, the board of trustees believes that PREIT's overall performance in any year should be based on PREIT's performance in all aspects of PREIT's business during that year, including development, management, acquisition and capital structure, as well as financial accomplishments.

        The members of the Compensation Committee believe that PREIT's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore, the Compensation Committee believes it is important to:

  •
  Create a fair, reasonable and balanced executive compensation program that incentivizes and rewards management for performance while closely aligning the interests of management with those of shareholders.

  •
  Foster excellence and create annual and long-term incentives that enable PREIT to attract, retain and motivate key executives.

  •
  Provide a mix of cash and share-based compensation programs that are competitive with a select group of REITs that the members of the Compensation Committee believe are comparable to PREIT.

        Each executive officer's salary, including that of the chief executive officer and the chief operating officer, is based on his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Compensation Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. In its evaluation of the competitive market, the Compensation Committee periodically retains consultants to compare PREIT's compensation policies and the amount and form of compensation PREIT pays to its key executives to that of other companies that the consultants identify as PREIT's peers.

        The Compensation Committee believes that PREIT's overall performance is best measured by the enhancement of long-term shareholder value. The Compensation Committee further believes that, as a result of the nature of PREIT's business, funds from operations is a better measurement of PREIT's performance than its reported net income because funds from operations excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items, gains or sales of real estate and depreciation and amortization of real estate. This standard has been adopted by the National Association of Real Estate Investment Trusts.

        The Compensation Committee, in its discretion, periodically awards restricted shares, options to purchase PREIT's shares or other share-based compensation to executive officers. These awards are based on the performance of the individual executive, PREIT's financial results and the executive officer's accomplishments in his or her area of responsibility. The Committee believes that restricted share awards and cash bonuses based on PREIT's financial performance are important elements in PREIT's compensation structure because these awards promote alignment of the interests of the employees with the interests of the shareholders.

                SUBMITTED BY THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF TRUSTEES

                Leonard I. Korman, Chairman
                Rosemarie B. Greco
                Lee H. Javitch
                Ira M. Lubert

Performance Graph

        The graph below compares PREIT's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity REITs (excluding health care REITs) as prepared by the National Association of Real Estate Investment Trusts. Equity REITs are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1997 and that all dividends were reinvested.

        The points on the graph represent the following numbrs:

INDEXED RETURNS

		Year Ended
Company/Index	Base Aug 97
		Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02
PREIT	$100.00	$96.98	$83.69	$69.04	$101.11	$134.14	$162.99
Equity REITs	$100.00	$110.63	$91.26	$87.05	$110.00	$125.32	$130.11
S&P 500	$100.00	$108.51	$139.51	$168.87	$153.50	$135.25	$105.36
Russell 2000	$100.00	$103.73	$101.09	$122.58	$119.43	$122.40	$97.33

PREIT'S 2003 EQUITY INCENTIVE PLAN

        PREIT's 2003 Equity Incentive Plan was adopted by the PREIT board of trustees on July 24, 2003, and was amended by the PREIT board of trustees on September 30, 2003, and we refer to it as the 2003 Plan. The purpose of the 2003 Plan is to advance the interests of PREIT and its shareholders by strengthening PREIT's ability to attract and retain key individuals with the desired training, experience and expertise, and to furnish additional incentive to such key individuals to promote PREIT's financial success by providing them with an equity ownership interest in PREIT and/or cash awards based on equity in PREIT. In addition, options issued in connection with the merger to former trustees, officers and employees of Crown and its related corporations and subsidiary entities as replacements for their options to acquire Crown common shares or Crown Partnership Units will be issued under the 2003 Plan.

        Set forth below is a general description of the 2003 Plan. Such description is qualified in its entirety by reference to the 2003 Plan, which is attached as Annex D to this joint proxy statement/prospectus.

Eligible Participants; Maximum Number of Shares

        Non-employee trustees, officers and other key employees of PREIT and its related corporations and subsidiary entities, and, provided the merger is consummated, former non-employee trustees, officers and employees of Crown and its related corporations and subsidiary entities, including without limitation Crown Partnership, are eligible for awards under the 2003 Plan. However, non-employee trustees and other individuals who are not employees of PREIT itself or a related corporation are not eligible to receive incentive stock options, or ISOs, under the 2003 Plan. Currently, six non-employee trustees, ten executive officers and approximately 100 employees of PREIT and its related corporations and subsidiary entities are eligible for awards. In addition, one non-employee trustee, seven executive officers and approximately 62 employees of Crown and its related corporations and subsidiary entities are expected to be issued options under the 2003 Plan as replacements for their Crown options in connection with the merger.

        Subject to any future adjustments for share splits and similar events, the total number of PREIT common shares (issued pursuant to options, share appreciation rights or otherwise) that may be issued under the 2003 Plan is 2,500,000 if the merger occurs and 1,500,000 if the merger does not occur. In either case, the total number of shares that may be issued includes the 81,910 shares that remained available under PREIT's 1999 Equity Incentive Plan when that plan was amended (subject to shareholder approval of the 2003 Plan) to suspend the issuance of any additional awards. Share appreciation rights and dividend equivalent rights granted in tandem with other awards under the 2003 Plan will not be counted toward the maximum number of PREIT common shares that may be issued under the 2003 Plan. No key employee may receive options and/or share appreciation rights for more than 250,000 PREIT common shares during any calendar year under the 2003 Plan. If any award that requires the participant to exercise it in order for PREIT common shares to be delivered terminates without having been exercised in full, if any award payable in cash or PREIT common shares is paid in cash rather than in PREIT common shares, or if any PREIT common shares are not delivered to a participant because the PREIT common shares are withheld for the payment of withholding taxes on an award, the number of PREIT common shares as to which such award was not exercised, for which cash was paid, or which were withheld for the payment of withholding taxes will continue to be available for future awards. In addition, the aggregate fair market value (determined at the time the option is granted) of PREIT common shares with respect to which ISOs are exercisable for the first time by any single participant during any calendar year (under the 2003 Plan and under any other ISO plan of PREIT or a related corporation) may not exceed $100,000.

Types of Awards

        Options.    The 2003 Plan permits the Executive Compensation and Human Resources Committee (the "Compensation Committee") to grant options that qualify as ISOs under the Internal Revenue Code, and nonqualified stock options that do not so qualify ("NQSOs"). Only key employees of PREIT or a related corporation may receive ISOs. The Compensation Committee also determines the exercise price of each option. However, the exercise price of an ISO or an NQSO (except for NQSOs to be granted as replacement options to former employees of Crown and its related corporations and subsidiary entities) may not be less than 100% of the fair market value of the PREIT common shares on the date of grant (110% in the case of an ISO granted to a greater-than-10% shareholder). The exercise price of any option may not be less than the par value of the PREIT common shares. The Compensation Committee may not reduce the exercise price of an option after it is granted.

        The term of each option will be fixed by the Compensation Committee, but may not exceed 10 years from the date of grant (five years in the case of an ISO granted to a greater-than-10% shareholder). The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

        The exercise price of an option granted under the 2003 Plan must be paid in full in cash or by check, bank draft, or money order or, if the terms of the option permit, by PREIT common shares that have been held by the participant for a period of time as required to be considered "mature" for accounting purposes, by delivery of an irrevocable undertaking by a broker to deliver promptly to PREIT sufficient funds to pay the exercise price, or by any combination of the foregoing.

        Share Appreciation Rights.    The Compensation Committee may grant share appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash and/or PREIT common shares (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the PREIT common shares covered by such right. Share appreciation rights granted in tandem with options will be exercisable only at such time(s), and to the extent, that the related option is exercisable and will terminate upon the exercise of the related option. The Compensation Committee may accelerate the date(s) on which share appreciation rights not granted in tandem with options may be exercised.

        Restricted Shares.    The Compensation Committee may grant PREIT common shares to participants without payment, but subject to such restrictions as the Compensation Committee may determine (including the requirement that the participant meet certain performance criteria—see "Performance Shares" for a list of the business criteria that may be used by the Compensation Committee when creating a performance goal). The Compensation Committee may accelerate the date(s) on which the restrictions will lapse. Prior to the lapse of restrictions on restricted PREIT common shares, the participant will have voting and dividend rights on the PREIT common shares, unless the Compensation Committee determines otherwise. Any participant who makes an election under Section 83(b) of the Internal Revenue Code with respect to restricted PREIT common shares (regarding the immediate recognition of income) must provide a copy of the election to PREIT within 10 days of the filing of such election with the Internal Revenue Service.

        Performance Shares.    The Compensation Committee may grant awards entitling a participant to receive PREIT common shares without payment provided certain performance criteria are met. The Compensation Committee will use one or more of the following business criteria when creating the performance goals: funds from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of PREIT common shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other individuals or companies or an index.

        Contract Shares.    The Compensation Committee may grant awards entitling a participant to receive PREIT common shares without payment, provided the participant continues to provide services to PREIT or to one of its subsidiary entities through the date specified in the award agreement. Delivery of the contract PREIT common shares will be conditioned on the participant's continuous provision of services through the date specified.

        Bonus Shares.    The Compensation Committee may grant awards entitling a participant to receive PREIT common shares without payment as a bonus for services rendered by the participant to PREIT or to one of its subsidiary entities.

        Dividend Equivalent Rights.    The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would be payable on any or all PREIT common shares subject to another award granted to the participant, or that would be payable on a number of notional PREIT common shares unrelated to any other award, in either case had such PREIT common shares been outstanding.

Transferability

        No ISO granted under the 2003 Plan may be transferred other than by will or by the laws of descent and distribution. No award other than an ISO may be transferred, except as permitted in the participant's award agreement. During a participant's lifetime, an award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person(s) legally appointed to act on the participant's behalf).

Treatment of Awards upon Termination of Employment or Service

        If a participant's employment or service terminates by reason of death or disability, all options and share appreciation rights then held by the participant that were not exercisable immediately prior to such termination of employment or service will terminate on that date (except as otherwise provided in the award agreement or in the participant's employment agreement). Any exercisable options or share appreciation rights that were exercisable or that became exercisable upon such an event will remain exercisable for one year from the date of termination (or such shorter or longer period as provided in the award agreement or in the participant's employment agreement). In the event of any other termination of employment or service, all options and share appreciation rights held by the participant that are not then exercisable shall terminate (except as otherwise provided in the award agreement or in the participant's employment agreement). Any options or share appreciation rights that were exercisable will generally continue to be so for three months (or for such shorter or longer period as provided in the award agreement or in the participant's employment agreement). Notwithstanding the post-termination exercise periods described above, no option or share appreciation right may be exercised beyond its original term.

        If the employment or service of a participant who holds restricted PREIT common shares is terminated for any reason, including death or disability, prior to the lapse of the restrictions, the participant must forfeit the restricted PREIT common shares to PREIT; except, that the award agreement or the participant's employment agreement may provide that the restrictions lapse upon any such termination of employment. Except as otherwise provided in the award agreement or a participant's employment agreement, rights under a performance award, contract shares and dividend equivalent rights to which a participant has not become irrevocably entitled will terminate upon the participant's death, retirement, or other termination of employment or service with PREIT.

Adjustments in Shares; Certain Corporate Transactions

        In the event of a share dividend, share split, reverse split, or similar change in the capitalization of PREIT, proportionate adjustments will be made to the maximum number of PREIT common shares that may be delivered under the 2003 Plan (pursuant to options, share appreciation rights or otherwise), the maximum number of PREIT common shares with respect to which stand-alone share appreciation rights or dividend equivalent rights may be granted, the exercise price of outstanding awards and the number of PREIT common shares issuable upon the exercise or vesting of an award.

        In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation) each outstanding award will be assumed by the surviving or successor entity. However, in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if it determines that doing so is in the best interests of PREIT. If so, the Compensation Committee will give each participant holding an option or a share appreciation right to be terminated not less than seven days' notice prior to the termination, and any option or share appreciation right that is to be so terminated may be exercised (to the extent it is then exercisable) before the termination. Further, in the event of a corporate transaction, the Compensation Committee, in its discretion, may (1) accelerate the date on which options and share appreciation rights become exercisable, (2) remove restrictions from the outstanding restricted PREIT common shares, (3) cause the delivery of any performance shares, even if the associated performance goals have not been met, (4) cause the delivery of any contract PREIT common shares, even if the dates specified in the participant's award agreement have not been reached, and/or (5) cause the payment of any dividend equivalent rights. Finally, the Compensation Committee may, in lieu of the action described above, arrange to have the surviving or acquiring entity grant to participants a replacement award substantially equivalent to the award.

Withholding Requirements

        The grant or exercise of awards may be subject to withholding for Federal, state and local withholding tax requirements. Where PREIT common shares may be delivered under an award, the Compensation Committee may require that the participant either remit to PREIT an amount necessary to satisfy the withholding requirements or make other satisfactory arrangements (including, if the Compensation Committee so permits, the holding back of PREIT common shares from payments under the award).

Discontinuance, Cancellations, Amendment and Termination

        The Compensation Committee may at any time discontinue granting awards under the 2003 Plan. The Board may at any time amend the 2003 Plan for any purpose, or may at any time terminate the 2003 Plan, except that the following amendments may not be made without the approval of the shareholders of PREIT: (1) an increase in the maximum number of PREIT common shares with respect to which ISOs may be granted under the 2003 Plan, (2) a change in the class of employees eligible to receive ISOs under the 2003 Plan, (3) an extension of the duration of the 2003 Plan with respect to ISOs, (4) any amendment to the 2003 Plan requiring shareholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Internal Revenue Code and (5) any amendment to the 2003 Plan requiring shareholder approval under applicable New York Stock Exchange rules or as required by any other applicable law, rule or regulation. Further, the Compensation Committee may amend any outstanding award (other than an amendment that would lower the exercise price of an option), provided that no such amendment may adversely affect the rights of any participant without the participant's consent.

Market Value

        As of September 30, 2003, the per share closing sale price of PREIT common shares on the New York Stock Exchange was $33.45.

Federal Income Tax Treatment of Options

        PREIT believes that, with respect to options granted under the 2003 Plan, the normal operation of the 2003 Plan should generally have, under the Internal Revenue Code and the regulations and rulings thereunder, all as in effect on September 1, 2003, the principal Federal income tax consequences described below on the issuance and exercise of such options. The consequences described below do not take into account any changes to the Internal Revenue Code or the regulations thereunder that may occur after September 1, 2003.

        Incentive Stock Options.    If the requirements of Section 422 of the Internal Revenue Code are met, an optionee recognizes no income upon the grant or exercise of an ISO (unless the optionee is subject to the alternative minimum tax rules), and PREIT is not entitled to a deduction on the grant or exercise of the ISO except to the extent the optionee recognizes ordinary income because of the disqualifying disposition of stock acquired pursuant to the exercise of the ISO.

        Nonqualified Stock Options.    To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, an optionee recognizes no income at the time the NQSO is granted. Upon exercise of the NQSO, the optionee recognizes ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the PREIT common shares subject to the option over the exercise price. PREIT will not be entitled to a deduction upon the grant of an NQSO. PREIT will be entitled to a deduction to the extent of the ordinary income recognized by the optionee upon exercise of the option. Section 162(m) of the Internal Revenue Code disallows a deduction by PREIT for compensation exceeding $1,000,000 paid to certain executive officers, excluding, among other things, performance-based compensation. The compensation attributable to options granted to executive officers under the 2003 Plan will qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limit.

Required Vote

        The affirmative vote of the holders of a majority of the PREIT common shares present in person or by proxy and casting a vote on the proposal to approve the 2003 Plan will be necessary to approve adoption of the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast. The proposal to approve the 2003 Plan is not contingent upon the approval of the merger with Crown, but the portions of the 2003 Plan regarding the participation of former Crown non-employee trustees, officers and employees expressly are contingent upon the approval of the merger with Crown.

Filing of Registration Statement for Shares

        If the proposal to approve the 2003 Plan is approved, PREIT intends to file with the SEC a Registration Statement on Form S-8 to register the PREIT common shares that may be granted pursuant to the 2003 Plan.

Board Recommendation

        The board of trustees of PREIT recommends that shareholders vote FOR approval of PREIT's 2003 Equity Incentive Plan.

LEGAL MATTERS

        The validity of the PREIT common and preferred shares offered in this joint proxy statement/prospectus will be passed upon for PREIT by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

        The qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code will be passed upon for PREIT by Hogan & Hartson L.L.P., special counsel to PREIT.

        The qualification of PREIT as a REIT for federal income tax purposes will be passed upon for PREIT by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

        The qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code and the qualification of Crown as a REIT for federal income tax purposes will be passed upon for Crown by Reed Smith LLP, Pittsburgh, Pennsylvania.

EXPERTS

        The consolidated financial statements and schedules of PREIT and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 included in PREIT's Current Report on Form 8-K dated June 27, 2003 and filed on August 12, 2003 have been incorporated herein by reference in reliance upon the reports of KPMG LLP and Ernst & Young LLP, independent accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

        The report of KPMG LLP dated March 27, 2003, except as to note 16, which is as of June 27, 2003, refers to the fact that PREIT has adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

        The financial statements of Lehigh Valley Associates at December 31, 2002 and December 31, 2001, and for the three years ended December 31, 2002 incorporated by reference in PREIT's Current Report on Form 8-K dated June 27, 2003 and filed on August 12, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedules of Crown American Realty Trust at December 31, 2002, and for the three years then ended incorporated by reference in Crown American Realty Trust's Current Report on Form 8-K dated June 9, 2003 and filed June 19, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

        Under Securities and Exchange Commission rules, certain shareholder proposals may be included in PREIT's proxy statement. Any shareholder desiring to have such a proposal included in PREIT's proxy statement for the Annual Meeting to be held in 2004 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to PREIT's executive offices by December 31, 2003. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by March 16, 2004, or it will be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

        Due to the proposed merger, Crown does not currently expect to hold a 2004 annual meeting of shareholders because Crown will be merged with and into PREIT and it will cease to exist as a separate legal entity. If the merger is not completed and an annual meeting is held, to be eligible for inclusion in Crown's proxy statement and form of proxy relating to the meeting, proposals of shareholders intended to be presented at the meeting must be received by Crown within a reasonable period of time after Crown announces publicly the date of the meeting and before Crown mails its proxy statement to shareholders in connection with the meeting.

OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, neither the board of trustees of PREIT nor the board of trustees of Crown knows of any matters that will be presented for consideration at either special meeting other than those described in this joint proxy statement/prospectus. If any other matters properly come before either of the special meetings or any adjournments or postponements of either of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the PREIT proxies intend to vote or not vote consistent with the recommendation of the board of trustees of PREIT. Those individuals named as proxies in the Crown proxies intend to vote or not vote consistent with the recommendation of the board of trustees of Crown.

WHERE YOU CAN FIND MORE INFORMATION

        PREIT has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the distribution to Crown common shareholders of the PREIT common shares to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about PREIT common shares. The rules and regulations of the SEC allow PREIT to omit specified information included in the registration statement from this joint proxy statement/prospectus. In addition, PREIT and Crown file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the SEC's public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including PREIT and Crown, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning PREIT and Crown may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

        The SEC allows PREIT and Crown to "incorporate by reference" information in this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

        The documents listed below that PREIT and Crown have previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important business and financial information about our companies that is not included in or delivered with this document.

PREIT SEC Filings (File No. 1-6300):
2002 Annual Report on Form 10-K	Filed on March 31, 2003
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003	Filed on May 15, 2003 and August 14, 2003
Current Reports on Form 8-K
Filed on April 10, 2003, May 13, 2003 (as amended on June 20, 2003 and September 26, 2003), May 22, 2003, June 16, 2003 (as amended on August 8, 2003 and September 29, 2003), August 12, 2003, August 15, 2003 (as amended on August 25, 2003), August 21, 2003 and September 17, 2003
Registration Statement on Form 8-A12B
Filed on December 17, 1997, setting forth the description of the PREIT common shares, and on May 3, 1999, setting forth the description of rights to purchase PREIT common shares, including any amendment or reports filed for the purpose of updating such information
Registration Statement on Form 8-A12B	Filed on September 30, 2003, setting forth the description of the PREIT 11% preferred shares
Crown SEC Filings (File No. 1-112216):
2002 Annual Report on Form 10-K	Filed on March 31, 2003
Form 10-K/A (Amendment No. 1)	Filed on April 22, 2003
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003	Filed on May 15, 2003 and on August 14, 2003
Current Report on Form 8-K	Filed on June 19, 2003
Registration Statement on Form 8-A	Filed on July 27, 1993, setting forth the description of the Crown common shares, including any amendment or reports filed for the purpose of updating such information

        PREIT and Crown incorporate by reference additional documents that either company may file with the SEC between the date of this joint proxy statement/prospectus and the date of each company's special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy materials.

        PREIT has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to PREIT, as well as all pro forma financial information, and Crown has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Crown. This document constitutes the prospectus of PREIT and a joint proxy statement of Crown and PREIT.

WHAT INFORMATION YOU SHOULD RELY ON

        No person has been authorized to give any information or to make any representation that differs from, or adds to, the information discussed in this joint proxy statement/prospectus or in the annexes attached hereto which are specifically incorporated by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

        This document is dated October 1, 2003. The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This joint proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, PREIT common shares or Crown common shares or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
INTRODUCTORY NOTE	F-2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003	F-3
Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2003 and the year ended December 31, 2002	F-4
Notes to Pro Forma Condensed Consolidated Financial Statements	F-6

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information sets forth:

  •
  the historical financial information as of June 30, 2003, for the six months ended June 30, 2003 and for the year ended December 31, 2002 derived from PREIT's and Crown's audited and unaudited financial statements;

  •
  adjustments to give effect to the acquisition of interests in seven enclosed shopping malls during the second and third quarters of 2003 (the "Completed Acquisitions"). PREIT's historical balance sheet as of June 30, 2003 reflects the acquisition of six properties that were acquired from The Rouse Company in the second quarter of 2003, consisting of five wholly-owned properties and a 73% interest in a partnership that owns a sixth property (New Castle Associates that owns Cherry Hill Mall). The purchase price allocation for Cherry Hill Mall is equal to 73% of the fair value of the property acquired (reflecting the Company's 73% acquired ownership interest) plus the remaining 27% carryover basis, which is based on the historical basis of New Castle Associates. New Castle Associates is consolidated for financial reporting purposes. The Company expects to issue 609,317 PREIT Operating Partnership units in 2004 to purchase the remaining 27% minority interest in New Castle Associates. PREIT acquired the remaining 70% of the economic interest in Willow Grove Mall in September 2003;

  •
  the sale of two wholly-owned multifamily properties and the interests in two joint ventures owning multifamily properties during the third quarter of 2003 (collectively, the "Multifamily Sales"). The Completed Acquisitions and the Multifamily Sales are collectively referred to as the "Completed Transactions";

  •
  adjustments to give effect to the merger of Crown with and into PREIT, including (i) the acquisition of the assets and liabilities of Crown American, including 26 wholly-owned enclosed shopping malls and a 50% partnership interest in a shopping mall, (ii) the issuance of 11,512,780 PREIT shares of beneficial interest, (iii) the issuance of 2,475,000 PREIT preferred shares, and (iv) the issuance of 2,044,511 Operating Partnership units; and

  •
  the pro forma, as adjusted, unaudited condensed consolidated balance sheet as of June 30, 2003 and the pro forma, as adjusted, unaudited condensed consolidated statements of income for the six months ended June 30, 2003 and for the year ended December 31, 2002, as adjusted to give effect to the Completed Transactions and the merger of Crown with and into PREIT.

        You should read the information below along with all other financial information and analysis presented or incorporated by reference in this joint proxy statement/prospectus, including the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and PREIT's and Crown's historical financial statements and related notes incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma condensed consolidated financial information is presented for information purposes only, and PREIT's management does not expect that this information will reflect PREIT's future results of operations or financial position. The unaudited pro forma adjustments are based on available information and upon assumptions that PREIT believes are reasonable. The purchase accounting allocations made by management in connection with the unaudited pro forma financial information are based on the assumptions and estimates of management, and are subject to reallocation when the final purchase accounting takes place after the completion of the merger of Crown with and into PREIT. The unaudited pro forma condensed consolidated financial information assumes that the Completed Transactions and the merger of Crown with and into PREIT were completed as of June 30, 2003 for the purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2002 for purposes of the unaudited pro forma condensed consolidated statements of income. The unaudited pro forma financial information does not take into account the effects of PREIT's recently completed equity offering. See "PREIT Recent Developments—Equity Offering" on page 27.

Pennsylvania Real Estate Investment Trust

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2003

(Unaudited)

(In thousands)

	PREIT Historical(a)	Completed Acquisitions(b)		Multi- family Sales		PREIT Adjusted	Crown Historical(f)	Pro forma Adjustments(g)(h)		Company Pro forma As Adjusted
Assets
Investments in real estate, net:	$918,942	$163,209	(c)	$—		$1,082,151	$782,252	$526,239	(i)	$2,390,642
Investments in and advances to partnerships and joint ventures, at equity	29,695	(14,727	)(d)	1,082	(e)	16,050	2,747	(2,777	)(j)	16,020

	948,637	148,482		1,082		1,098,201	784,999	523,462		2,406,662
Other assets:
Assets held for sale	50,360	—		(50,360	)(e)	—	—	—		—
Cash and cash equivalents	8,712	(42,097	)(d)	5,779	(e)	(27,606)	22,539	306	(h)	(4,761)
Rents and sundry receivables	13,900	570	(d)	—		14,470	13,200	(8,693	)(k)	18,977
Intangible assets, net	45,494	8,512	(d)	—		54,006	—	61,728	(l)	115,734
Deferred costs and other assets, net	38,910	1,346	(d)	—		40,256	14,415	(868	)(m)	53,803

	$1,106,013	$116,813		$(43,499)		$1,179,327	$835,153	$575,935		$2,590,415

Liabilities and Shareholders' Equity
Mortgage notes payable	$509,588	$114,876	(d)	$—		$624,464	$753,689	$7,918	(n)	$1,386,071
Bank loans payable	138,150	—		(43,917	)(e)	94,233	—	72,228	(n)	166,461
Liabilities related to assets held for sale	35,008	—		(35,008	)(e)	—	—	—		—
Tenants' deposits and deferred rents	4,760	1,167	(d)	—		5,927	—	113	(h)	6,040
Accrued expenses and other liabilities	32,020	770	(d)	—		32,790	41,904	41,493	(o)	116,187

	719,526	116,813		(78,925)		757,414	795,593	121,752		1,674,759
Minority interest:
Minority interest in properties	5,681	—		—		5,681	—	39,234	(p)	44,915
Minority interest in Operating Partnership	56,147	—		—		56,147	—	57,246	(p)	113,393

Total Minority interest	61,828	—		—		61,828	—	96,480		158,308

Shareholders' equity:
Preferred Shares	—	—		—		—	25	—	(p)	25
Shares of beneficial interest	16,837	—		—		16,837	323	11,190	(p)	28,350
Capital contributed in excess of par	220,081	—		—		220,081	351,472	42,035	(p)	613,588
Deferred compensation	(3,121)	—		—		(3,121)	—	—		(3,121)
Accumulated other comprehensive loss	(3,239)	—		—		(3,239)	—	—		(3,239)
Retained earnings (distributions in excess of net income)	94,101	—		35,426	(e)	129,527	(312,260)	304,478	(p)	121,745

Total shareholders' equity	324,659	—		35,426		360,085	39,560	357,703		757,348

	$1,106,013	$116,813		$(43,499)		$1,179,327	$835,153	$575,935		$2,590,415

Pennsylvania Real Estate Investment Trust

Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2003

(Unaudited)

(In thousands, except per share amounts)

	PREIT Historical(q)	Completed Transactions		Completed Transactions Pro forma Adjustments		PREIT Adjusted	Crown Historical(y)	Pro forma Adjustments(z)(aa)		Company Pro forma As Adjusted
Revenues
Real estate revenue
Base rent	$33,493	$27,530	(r)	$780	(s)	$61,803	$65,835	$2,419	(bb)	$130,057
Expense reimbursements	12,835	18,737	(r)	—		31,572	29,422	769	(cc)	61,763
Percentage rent	478	488	(r)	—		966	3,152	17	(dd)	4,135
Lease termination revenue	259	1,019	(r)	—		1,278	—	—		1,278
Other real estate revenue	1,121	2,340	(r)	—		3,461	—	98	(ee)	3,559

Total real estate revenue	48,186	50,114		780		99,080	98,409	3,303		200,792
Management company revenue	5,973	—		(698	)(t)	5,275	1,499	(126	)(ff)	6,648
Interest and other income	335	—		—		335	—	—		335

Total revenues	54,494	50,114		82		104,690	99,908	3,177		207,775

Expenses
Property operating expenses	(15,431)	(21,064	)(r)	(160	)(t)	(36,655)	(38,218)	(927	)(gg)	(75,800)
Depreciation and amortization	(10,507)	—		(13,080	)(u)	(23,587)	(23,755)	806	(hh)	(46,536)
General and administrative expenses	(13,843)	—		—		(13,843)	(5,978)	245	(ii)	(19,576)

	(39,781)	(21,064)		(13,240)		(74,085)	(67,951)	124		(141,912)
Interest expense	(13,143)	(4,731	)(r)	(15,119	)(v)	(32,993)	(25,411)	4,247	(jj)	(54,157)
Equity in income of partnerships and joint ventures	3,800	—		(448	)(w)	3,352	—	(399	)(kk)	2,953
Gains on sales of interests in real estate	5,513	—		—		5,513	83	—		5,596

Income from continuing operations before minority interest	10,883	24,319		(28,725)		6,477	6,629	7,149		20,255
Minority interest in properties	—	—		(413	)(x)	(413)	—	—		(413)
Minority interest in Operating Partnership	(1,110)	—		388	(x)	(722)	(1,310)	298	(ll)	(1,734)

Income from continuing operations	$9,773	$24,319		$(28,750)		$5,342	$5,319	$7,447		$18,108

Basic income from continuing operations per share	$0.59									$0.40 (mm)

Diluted income from continuing operations per share	$0.58									$0.40 (mm)

Weighted average number of shares outstanding:
Basic	16,579									28,092 (mm)

Diluted	16,874									28,538 (mm)

Pennsylvania Real Estate Investment Trust

Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2002

(Unadudited)

(In thousands, except per share amounts)

	PREIT Historical(q)	Completed Transactions		Completed Transactions Pro forma Adjustments		PREIT Adjusted	Crown Historical(y)	Pro forma Adjustments(z)(aa)		Company Pro forma As Adjusted
Revenues
Real estate revenue
Base rent	$46,022	$73,841	(r)	$2,433	(s)	$122,296	$126,022	$13,359	(bb)	$261,677
Expense reimbursements	12,959	46,721	(r)	—		59,680	50,891	5,402	(cc)	115,973
Percentage rent	1,948	1,683	(r)	—		3,631	6,650	195	(dd)	10,476
Lease termination revenue	754	2,638	(r)	—		3,392	—	35	(z)	3,427
Other real estate revenue	1,658	4,265	(r)	—		5,923	—	472	(ee)	6,395

Total real estate revenue	63,341	129,148		2,433		194,922	183,563	19,463		397,948
Management company revenue	11,003	—		(1,741	)(t)	9,262	2,441	(250	)(ff)	11,453
Interest and other income	711	—		—		711	—	—		711

Total revenues	75,055	129,148		692		204,895	186,004	19,213		410,112

Expenses
Property operating expenses	(16,265)	(53,183	)(r)	(425	)(t)	(69,873)	(66,756)	(6,479	)(gg)	(143,108)
Depreciation and amortization	(12,969)	—		(26,191	)(u)	(39,160)	(44,375)	(2,062	)(hh)	(85,597)
General and administrative expenses	(24,747)	—		—		(24,747)	(6,822)	490	(ii)	(31,079)

	(53,981)	(53,183)		(26,616)		(133,780)	(117,953)	(8,051)		(259,784)
Interest expense	(15,378)	(9,189	)(r)	(31,514	)(v)	(56,081)	(55,050)	6,547	(jj)	(104,584)
Equity in income of partnerships and joint ventures	7,449	—		(829	)(w)	6,620	—	(872	)(kk)	5,748
Gains on sales of interests in real estate	—	—		9,672	(w)	9,672	369	—		10,041

Income before minority interest and discontinued operations	13,145	66,776		(48,595)		31,326	13,370	16,837		61,533
Minority interest in properties	—	—		(1,244	)(x)	(1,244)	—	—		(1,244)
Minority interest in Operating Partnership	(1,307)	—		(2,543	)(x)	(3,850)	(5,351)	2,760	(ll)	(6,441)

Income from continuing operations	$11,838	$66,776		$(52,382)		$26,232	$8,019	$19,597		$53,848

Basic income from continuing operations per share	$0.73									$1.45 (mm)

Diluted income from continuing operations per share	$0.72									$1.43 (mm)

Weighted average number of shares outstanding:
Basic	16,162									27,675 (mm)

Diluted	16,388									28,052 (mm)

 Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.
Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

a.
Reflects PREIT's historical consolidated balance sheet as of June 30, 2003.

b.
On September 2, 2003, the Company acquired an additional 70% interest in Willow Grove Park, an enclosed mall located in Willow Grove, Pennsylvania. The Company now owns 100% of Willow Grove Park.

    The adjustments reflect the consolidation of PREIT's 30% historical interest and the allocation of our purchase price in the 70% interest in Willow Grove Park to the assets acquired and liabilities assumed based on their respective estimated fair values (see notes c and d).

  c.
  Prior to September 2, 2003, the Company owned a 30% interest in Willow Grove Park. The Company accounted for this interest under the equity method. On September 2, 2003, the Company acquired the remaining 70% interest in the property. The financial statement amounts for Willow Grove Park reflect the Company's historical investment at its historical basis plus 70% of the fair value of the assets and liabilities acquired. The Company's policies for the purchase accounting of fixed assets and intangible assets are described below. For Willow Grove Park, this policy applied to the additional 70% investment made in September 2003.

    Amounts allocated to land, building and intangible assets are based on management's preliminary estimates of the fair value of the 70% interest acquired by the Company based on management's pre-acquisition due diligence performed in connection with the purchase of the interest.

    The value of intangible assets acquired is measured based on the difference between (i) acquired prices of the properties and (ii) the properties valued as if vacant. Factors considered by management in their analysis of the "as-if vacant" value include lost rentals at market rates during an expected lease-up period, which primarily ranges from two to six months, and costs to execute similar leases including leasing commissions, legal and other related expenses.

    The total amount of other intangible assets acquired is allocated to (i) in-place lease values and (ii) above-market and below-market lease values. No value has been allocated to customer relationship intangibles as the Company has pre-existing business relationships with substantially all of the major retailers in the properties acquired and the properties acquired provide no incremental value over such existing relationships.

    The value of in-place leases is amortized to expense over the remaining portion of the current term of the respective leases, primarily ranging from two to ten years. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense.

    Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate that reflects the risks associated with the property acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimates of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases.

    The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods of the respective leases.

($000's)
Land	$31,570
Building, net of $4,217 accumulated depreciation carry forward	131,639

Total investment in real estate	$163,209

Intangible assets
Value of in-place leases (see note d)	$8,285
Above-market leases (see note d)	227
Below-market leases (see note d)	(171)

Net intangible assets	$8,341

    In-place lease intangibles and above-market lease intangibles are reflected in deferred costs and other assets, net on the accompanying pro forma condensed consolidated balance sheet. Below-market lease intangibles are reflected in accrued expenses and other liabilities in the accompanying pro forma condensed consolidated balance sheet. See note d for a reconciliation of the pro forma adjustments related to these balance sheet line items.

  d.
  Reflects the financing transactions to fund the purchase price and other assets and liabilities acquired or assumed in connection with the acquisition of Willow Grove Park. The $45.5 million cash payment was funded by the common share public offering that took place in August 2003 (see note mm). Financing activity includes the debt premium recorded in connection with the mortgages assumed at settlement. The debt premium was calculated based on management's estimates of market interest rates and recently completed mortgage transactions. Also reflects balance sheet impact of other assets purchased and other liabilities assumed at settlement.

($000's)
Mortgages assumed	$(109,724)
Debt premium	(5,152)

$(114,876)

Cash paid at settlement	$(45,500)
Property cash	3,403

$(42,097)

Accounts receivable	$570

In-place lease intangibles (see note c)	$8,285
Acquired above market lease intangibles (see note c)	227

Intangible assets, net	$8,512

Deferred costs and other assets, net	$1,346

Tenants' deposits and deferred rents	$(1,167)

Accrued expenses assumed at settlement	$(599)
Acquired below market lease intangibles (see note c)	(171)

Accrued expenses and other liabilities	$(770)

Elimination of historical equity investment in Willow Grove Park	$(14,727)

  e.
  Reflects the sale of two wholly-owned multifamily properties and the interests in two joint ventures owning multifamily properties, which occurred subsequent to June 30, 2003.

($000's)
Selling price	$86,987
Liabilities related to assets held for sale	(35,008)
Closing costs	(2,283)

Cash proceeds	49,696

Assets held for sale	(50,360)
Investments in joint ventures (deficit balance)	1,082
Liabilities related to assets held for sale	35,008

Net assets	(14,270)

Gain on sale of investments in real estate	$35,426

    Subsequent to settlement, the Company used $43.9 million of the cash proceeds from these property sales to reduce amounts outstanding under bank loans payable.

  f.
  Reflects Crown's historical consolidated balance sheet as of June 30, 2003. Certain amounts were reclassified to conform to PREIT's balance sheet presentation.

  g.
  Reflects the adjustments to step-up Crown's assets and liabilities to estimated fair value. The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

($000's)
Preferred stock	$123,750	See note p
Shares of beneficial interest	322,358	See note p
Operating Partnership units	57,246	See note p
Options to purchase shares of beneficial interest	2,703	See note p
Impact of minority interest carryover basis	(4,532)	See note p

Total purchase consideration	$501,525

    The Company has allocated the purchase price to the estimated fair value of the net assets acquired and liabilities assumed as follows:

($000's)
Investments in real estate	$517,514	See note i
Above-market lease intangibles	8,005	See note l
In-place lease intangibles	53,723	See note l
Deferred financing costs	5,141	See note m

Total assets	584,383

Debt premium	(61,722)	See note n
Palmer Park mortgage	(9,212)	See note h
Liabilities and restructuring accruals	(27,128)	See note o
Below-market lease intangibles	(7,280)	See note o
Other working capital, net	(17,076)

Total liabilities assumed	(122,418)

Net fair value adjustments	461,965
Crown's net book value of assets acquired	39,560	See note p

Total net assets acquired	$501,525

    Crown expects to incur non-capitalizable expenses totaling approximately $7.8 million in connection with the merger. These costs are reflected as an increase to accrued expenses and other liabilities (see note o) and a decrease to retained earnings/ (distributions in excess of net income) (see note p).

    PREIT will acquire an 89% interest in Crown's properties that are located in Pennsylvania (the "Pennsylvania Properties"). The remaining 11% is expected to be purchased by PREIT three years and one day after the merger date. The minority interest value assigned to the 11% minority interest reflects 11% of the historical carrying value in the Pennsylvania Properties of $39.2 million. This amount is reflected as an increase in minority interest in properties and a decrease in capital contributed in excess of par. If PREIT acquires the remaining 11% of the Pennsylvania Properties, the remaining 11% property basis will be stepped-up to fair value, for an expected increase to investments in real estate of approximately $4.5 million.

  h.
  Reflects pro forma adjustments to consolidate PREIT's 50% interest in Palmer Park Mall ("Palmer Park"). PREIT accounts for Palmer Park under the equity method of accounting. Crown owns the remaining 50% interest in Palmer Park. After the merger with Crown, PREIT will own a 100% interest in Palmer Park, and it will be consolidated for financial reporting purposes. PREIT will retain its historical carryover basis in 50% of the consolidated assets and liabilities of Palmer Park. The 50% portion of Palmer Park that PREIT will acquire in connection with the merger with Crown will be stepped-up to fair value, as described in note g. The effects of consolidating PREIT's historical share of its investment in Palmer Park, including its portion of assets and liabilities of the venture as of June 30, 2003 are as follows:

($000's)
Investment in real estate, at cost	$14,134
Accumulated depreciation	(5,409)

Investment in real estate, net	8,725	See note i
Cash and cash equivalents	306
Rents and sundry receivables	30	See note k
Deferred costs and other assets, net	360	See note m

Total assets	$9,421

Mortgage note payable(1)	$(9,212)
Tenants' deposits and deferred rents	(113)
Accrued expenses and other liabilities	(66)	See note o

Total liabilities	$(9,391)

Net equity investment in Palmer Park	$(30)	See note j

      (1)
      The total mortgage for Palmer Park Mall is $18.4 million. The 50% portion of the mortgage balance shown in this note reflects the consolidation of PREIT's equity interest in Palmer Park. The other 50% portion of the mortgage balance reflected in note g reflects the additional mortgage that PREIT will assume as a result of the Crown merger. The total mortgage balance of $18.4 million is included in the net pro forma mortgage payable adjustment (see note n).

  i.
  Reflects pro forma adjustments to investments in real estate and accumulated depreciation. Amounts allocated to land and building are based on management's estimates of the fair value of the acquired properties based on management's pre-acquisition due diligence performed in connection with the purchase of the respective properties. Intangible asset allocations are reflected in note g.

($000's)
Investments in real estate
Step-up of historical Crown cost to fair value (see note g)	$517,514
Consolidation of PREIT's investment in Palmer Park real estate, net (see note h)	8,725

$526,239

    The cost and accumulated depreciation of PREIT's and Crown's investments in real estate, on historical and pro forma bases are as follows:

($000's)	Investments in real estate, at cost	Accumulated depreciation	Net book value
PREIT historical	$1,135,356	$(53,205)	$1,082,151
Palmer Park Mall	14,134	(5,409)	8,725
Crown historical	1,281,481	(499,229)	782,252
Allocation of fair value	18,285	499,229	517,514

Total	$2,449,256	$(58,614)	$2,390,642

    The acquired Crown real estate assets and the allocation of fair value are allocated to land and building as follows:

($000's)
Land	$259,953
Building	1,039,813

$1,299,766

  j.
  Reflects pro forma adjustments to investments in partnerships and joint ventures to consolidate Palmer Park Mall.

($000's)
Elimination of Crown's equity investment in Palmer Park	$(2,747)
Elimination of PREIT's equity investment in Palmer Park (see note h)	(30)

$(2,777)

  k.
  Reflects pro forma adjustments to rents and sundry receivables.

($000's)
Elimination of Crown's historical straight-line rents receivable	$(8,723)
Consolidation of Palmer Park accounts receivable (see note h)	30

$(8,693)

  l.
  Reflects pro forma adjustments to intangible assets, net.

($000's)
Adjustment to record Crown's in-place lease intangibles (see note g)	$53,723
Adjustment to record Crown's above-market lease intangibles (see note g)	8,005

$61,728

  m.
  Reflects pro forma adjustments to deferred costs and other assets, net. Costs of $5.1 million are expected to be incurred in connection with financing activities related to the Crown merger.

($000's)
Adjustment to record deferred financing costs (see note g)	$5,141
Adjustment to adjust Crown's historical deferred costs and other assets, net to fair value by eliminating deferred financing costs	(6,369)
Adjustment to record Palmer Park historical deferred costs and other assets, net (see note h)	360

$(868)

  n.
  Reflects the pro forma adjustments to mortgage notes payable and bank loans payable. PREIT anticipates new long-term borrowings of $152.2 million consisting of mortgage borrowings of $80.0 million at an interest rate of 6.25% and additional line of credit borrowings of $72.2 million at a rate of 3.30% that will pay off $152.2 million of existing Crown debt.

    The fixed interest rates on the mortgage notes payable that PREIT will assume upon the completion of the merger with Crown are at above-market rates. PREIT will record a debt premium adjustment of $61.7 million to account for the difference between the fixed interest rates and the market interest rates for those borrowings. The debt premium was calculated based on management's estimates of market interest rates on similar completed mortgage transactions. PREIT determined that the market interest rates for these four borrowings were between 5.00% and 5.75%, compared with existing fixed interest rates between 6.15% and 7.61%.

($000's)
Mortgage notes payable
Repayment of existing Crown long-term borrowings	$(152,228)
New mortgage note borrowings resulting from Crown merger	80,000
Adjustment to record debt premium resulting from Crown merger (see note g)	61,722
Adjustment to record Palmer Park mortgage note (see note h)	18,424

$7,918

Bank loans payable
Additional bank loan borrowings resulting from Crown merger
$72,228

  o.
  Reflects pro forma adjustments to accrued expenses and other liabilities.

($000's)
Adjustment to record Crown's below-market leases (see note g)	$7,280
Adjustment to eliminate certain of Crown's historical accrued expenses not acquired	(763)
Liabilities and restructuring accruals (see note g)	27,128
Adjustment to accrue Crown merger costs (see notes g and p)	7,782
Adjustment to record Palmer Park historical accrued expenses and other liabilities (see note h)	66

$41,493

    The liabilities and restructuring accruals aggregate an estimated $27.1 million and are comprised of $10.9 million related to payments to employees for severance and relocation costs, $10.3 million of professional fees, $5.1 million of deferred financing costs and $0.8 million of prepayment and lender fees. The Company has also estimated that it will have to make cash expenditures of an additional $21.1 million for costs associated with the Crown merger that are expected to be non-recurring. Adjustments for such costs have not been included in the pro forma balance sheet or statements of income.

  p.
  In connection with this offering, we will issue 0.3589 PREIT shares of beneficial interest for each outstanding common share of Crown. This will result in the issuance of 11,512,780 PREIT shares at an aggregate par value of approximately $11.5 million and additional paid-in capital of approximately $310.8 million based on a share price of $28.00 at May 13, 2003.

    Also in connection with this offering, we will issue 0.2053 Operating Partnership ("OP") units in PREIT Associates for each outstanding operating partnership unit of Crown American Properties, L.P. This will result in the issuance of 2,044,511 OP Units at a value of approximately $57.2 million based on a share price of $28.00 at May 13, 2003.

    Also in connection with this offering, we will issue new preferred shares to the current holders of Crown's non-convertible senior preferred shares. A total of 2,475,000 preferred shares will be issued at a par value of $0.01 per share and a liquidation value of $50.00 per share, or approximately $123.8 million.

    Also in connection with this offering, we will issue options to purchase 522,797 PREIT shares of beneficial interest in exchange for vested Crown options outstanding. The options have a value of $5.17 per PREIT option at May 13, 2003 based on a Black-Scholes option valuation model, for an approximate total value of $2.7 million.

    The following table summarizes the pro forma impact of the equity transactions noted above, as well as the elimination of Crown's historical minority interest and shareholders' equity accounts.

($000's)	Minority interest in properties	Minority interest in Operating Partnership	Preferred shares	Shares of beneficial interest	Capital contributed in excess of par	Retained earnings (Distributions in excess of net income)	Total
Issuance of shares of beneficial interest	$—	$—	$—	$11,513	$310,845	$—	$322,358
Issuance of OP Units	—	57,246	—	—	—	—	57,246
Issuance of preferred shares	—	—	25	—	123,725	—	123,750
Issuance of options to purchase shares of beneficial interest	—	—	—	—	2,703	—	2,703
Adjustment to record minority interest on Pennsylvania properties (see note g)	39,234	—	—	—	(39,234)	—	—
Impact of minority interest carryover basis	—	—	—	—	(4,532)	—	(4,532)
Adjustment to record Crown merger costs	—	—	—	—	—	(7,782)	(7,782)
Elimination of Crown's historical minority interest and shareholders' equity accounts	—	—	(25)	(323)	(351,472)	312,260	(39,560)

	$39,234	$57,246	$—	$11,190	$42,035	$304,478	$454,183

2.
Adjustments to the Pro Forma Condensed Consolidated Statements of Income—Year Ended December 31, 2002 and six month period ended June 30, 2003.

q.
Reflects PREIT's historical results of operations for the year ended December 31, 2002 and the six months ended June 30, 2003 (unaudited).

r.
In the second quarter of 2003, the Company acquired interests in six properties from the Rouse Company consisting of The Gallery at Market East, Moorestown Mall, Exton Square Mall, Echelon Mall, Plymouth Meeting Mall and a 73% joint venture partnership interest in New Castle Associates. New Castle Associates acquired Cherry Hill Mall in a transaction that immediately preceded the Company's acquisition of the New Castle Associates partnership interest. Such interest is consolidated for accounting purposes. The Gallery at Market East, Moorestown Mall, Exton Square Mall and the interest in New Castle Associates were acquired on April 28, 2003. Echelon Mall and Plymouth Meeting Mall were acquired on June 5, 2003.

    On September 2, 2003, the Company acquired an additional 70% interest in Willow Grove Park, an enclosed mall located in Willow Grove, Pennsylvania. The Company now owns 100% of Willow Grove Park. These acquisitions are collectively referred to as the "Completed Acquisitions."

    The adjustments reflect the historical results of operations for properties acquired by PREIT in the Completed Acquisitions for the year ended December 31, 2002 and the six months ended June 30, 2003 (unaudited).

	Year Ended December 31, 2002			Six Months Ended June 30, 2003
($000's)	Rouse Acquisitions	Willow Grove Park	Completed Acquisitions	Rouse Acquisitions	Willow Grove Park	Completed Acquisitions
Revenue
Real estate revenue
Base rent	$61,560	$12,281	$73,841	$21,385	$6,145	$27,530
Expense reimbursements	37,136	9,585	46,721	13,947	4,790	18,737
Percentage rent	1,583	100	1,683	463	25	488
Lease termination revenue	2,638	—	2,638	1,019	—	1,019
Other real estate revenue	1,879	2,386	4,265	1,433	907	2,340

Total real estate revenue	104,796	24,352	129,148	38,247	11,867	50,114

Expenses
Property operating expenses	(44,666)	(8,517)	(53,183)	(17,108)	(3,956)	(21,064)
Interest expense	—	(9,189)	(9,189)	—	(4,731)	(4,731)

Income from continuing operations	$60,130	$6,646	$66,776	$21,139	$3,180	$24,319

  s.
  Reflects the additional revenue associated with straight-line rent adjustments and amortization of leases to market as a result of Completed Acquisitions.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Straight-line rent	$2,887	$959
Amortization of above/below market rents	(454)	(179)

	$2,433	$780

  t.
  Reflects the pro forma adjustments resulting from changes in properties managed by PREIT-RUBIN, Inc. as the result of the Completed Acquisitions. PREIT-RUBIN, Inc. will no longer manage Christiana Mall or Willow Grove Park (PREIT Services, LLC will manage Willow Grove Park, but will not receive a management fee). PREIT-RUBIN, Inc. will manage Cherry Hill Mall for a management fee equal to 5.25% of Cherry Hill Mall's revenues. The pro forma adjustment for Cherry Hill Mall reflects only the portion of the management fee that is attributable to our partner's 27% minority interest in the property as the remaining amount will be eliminated in consolidation.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Pro forma management fees for Cherry Hill Mall	$425	$160
Historical management fees for Willow Grove Park	(873)	(401)
Historical management fees for Christiana Mall	(1,293)	(457)

	$(1,741)	$(698)

  u.
  Reflects depreciation expense related to the Completed Acquisitions and amortization expense on intangible assets acquired in the Completed Acquisitions, as further described in note c. Depreciation expense is calculated using a 30-year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.

Asset information ($000's) Property	Date Acquired	Buildings and Improvements	In-Place Lease Value
Moorestown Mall	April 28, 2003	$55,816	$5,156
The Gallery at Market East	April 28, 2003	47,724	2,382
Exton Square Mall	April 28, 2003	111,086	7,702
Cherry Hill Mall	April 28, 2003	147,474	8,752
Echelon Mall	June 5, 2003	11,156	4,258
Plymouth Meeting Mall	June 5, 2003	46,104	4,137
Willow Grove Park — historical	September 4, 2003(1)	42,667	—
Willow Grove Park — stepped-up	September 4, 2003	93,189	8,285

		$555,216	$40,672

      (1)
      Indicates date that the property was first consolidated by the Company.

	For the Year Ended December 31, 2002			For the Six Months Ended June 30, 2003
Expense information ($000's) Property
	Depreciation	Amortization	Total	Depreciation	Amortization	Total
Moorestown Mall	$1,861	$879	$2,740	$930	$440	$1,370
The Gallery at Market East	1,591	654	2,245	796	326	1,122
Exton Square Mall	3,703	879	4,582	1,852	440	2,292
Cherry Hill Mall	4,916	2,445	7,361	2,458	1,222	3,680
Echelon Mall	372	1,163	1,535	186	582	768
Plymouth Meeting Mall	1,537	633	2,170	768	316	1,084
Willow Grove Park — historical	1,422	—	1,422	711	—	711
Willow Grove Park — stepped-up	3,106	1,030	4,136	1,553	500	2,053

	$18,508	$7,683	$26,191	$9,254	$3,826	$13,080

  v.
  Reflects interest expense, including amortization of financing costs, on indebtedness used to finance the Completed Acquisitions. The balances amortize over varying periods. In May 2003, the Moorestown Mall and Dartmouth Mall mortgages were refinanced at a fixed interest rate of 4.95%. The bank loan borrowing interest rate is based on the Company's bridge loan financing, which bears an interest rate at LIBOR plus 300 basis points, or 4.30% at the acquisition date. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in pro forma interest expense, respectively, of $176,000 and $88,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Mortgage Borrowings:
Moorestown Mall $64.3 million at 4.95%	$3,159	$1,589
Exton Square Mall $100.5 million at 6.95%	6,947	3,443
Cherry Hill Mall $73.7 million at 10.6%	7,447	3,817
Cherry Hill Mall $60.4 million at 5.0%	3,000	1,482
Dartmouth Mall $70.0 million at 4.95%	3,500	1,731
Willow Grove Park $110.0 million at 8.39%	6,313	3,228

Total mortgage expense	30,366	15,290

Bank loan borrowing of $140.5 million at 4.30%	6,044	3,022
Amortization of debt premium	(6,446)	(3,193)
Amortization of deferred financing costs related to the borrowings noted above	1,550	—

	$31,514	$15,119

  w.
  Reflects the adjustment made to (i) eliminate the historical equity in income of partnerships and joint ventures related to Willow Grove Park for the year ended December 31, 2002 (there was no historical equity in income of Willow Grove Park for the six months ended June 30, 2003) and (ii) eliminate the equity in income of four joint ventures owning multifamily properties that were sold in 2003.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Equity in income of Willow Grove Park	$(108)	$—
Equity in income of multifamily joint ventures	(721)	(448)

	$(829)	$(448)

    Also reflects the adjustment to record the $9.7 million gain on the sale of two multifamily joint venture properties that were sold subsequent to June 30, 2003.

  x.
  Reflects adjustment to minority interest as a result of the preferred return due to our minority interest partners in New Castle Associates. Our minority partners receive a preferred return of $1.2 million annually and $0.3 million per quarter, which is equal to a return of 6.97% per annum on the fair market value of their minority interest, which was $17.8 million at the acquisition date.

    Also reflects minority interest adjustment for the impact of 585,422 PREIT Operating Partnership Units that were issued in connection with the Completed Acquisitions and the minority interest adjustment to the PREIT Adjusted column. The additional units outstanding increased the minority interest percentage to 12.8% and 11.9% for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Income from continuing operations before minority interest	$31,326	$6,477
Less: minority interest in properties	(1,244)	(413)

	30,082	6,064
Pro forma minority interest percentage for PREIT Adjusted column	12.8%	11.9%

Minority interest in Operating Partnership	3,850	722
Less: PREIT historical minority interest	(1,307)	(1,110)

	$2,543	$(388)

  y.
  Reflects Crown historical results of operations for the year ended December 31, 2002 and the six months ended June 30, 2003 (unaudited). Certain amounts were combined to conform to PREIT's income statement presentation. The amounts that are presented for the minority interest in Operating Partnership of approximately $5.4 million and $1.3 million for the year ended December 31, 2002 and the six months ended June 30, 2003 represent the portion of minority interest that relates only to Crown's continuing operations based on the historical weighted average minority ownership percentages for the time periods presented.

  z.
  Reflects the adjustments to eliminate the equity in income of Palmer Park recorded by PREIT and Crown and to consolidate the operations of Palmer Park for the year ended December 31, 2002 and the six months ended June 30, 2003.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Base rent	$3,553	$1,770	See note bb
Expense reimbursements	1,419	769	See note cc
Percentage rent	164	17	See note dd
Lease termination revenue	35	—
Other real estate revenues	255	98	See note ee

Total real estate revenues	5,426	2,654

Property operating expenses	(2,146)	(1,053)	See note gg
Depreciation and amortization	(1,093)	(555)	See note hh

Total expenses before interest expense	(3,239)	(1,608)

	2,187	1,046
Interest expense	(1,315)	(647)	See note jj

Equity in income of Palmer Park	$872	$399

  aa.
  Reflects the pro forma adjustments for two properties, Valley View and Wiregrass Commons, acquired by Crown in the third and fourth quarters of 2002, respectively, to reflect the acquisitions as if they occurred on January 1, 2002. No adjustments are needed for the six months ended June 30, 2003 because they are included in Crown's historical June 30, 2003 results.

($000's)	Year Ended December 31, 2002
Base rent	$7,949	See note bb
Expense reimbursements	3,983	See note cc
Percentage rent	31	See note dd
Other real estate revenues	217	See note ee

Total real estate revenues	12,180

Property operating expenses	(4,583)	See note gg
Interest expense	(3,272)	See note jj

Total pro forma expenses	(7,855)

	$4,325

  bb.
  Reflects the pro forma adjustments to base rents for properties acquired by us in connection with the Crown merger.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Straight-line rent adjustment	$2,221	$815
Amortization of above-market and below-market leases	(364)	(166)
Consolidation of Palmer Park base rents (see note z)	3,553	1,770
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	7,949	—

	$13,359	$2,419

  cc.
  Reflects the pro forma adjustments to expense reimbursements for properties acquired by us in connection with the Crown merger.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Consolidation of Palmer Park expense reimbursements (see note z)	$1,419	$769
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	3,983	—

	$5,402	$769

  dd.
  Reflects the pro forma adjustments to percentage rent for properties acquired by us in connection with the Crown merger.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Consolidation of Palmer Park percentage rent (see note z)	$164	$17
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	31	—

	$195	$17

  ee.
  Reflects the pro forma adjustments to other real estate revenue for properties acquired by us in connection with the Crown merger.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Consolidation of Palmer Park other real estate revenue (see note z)	$255	$98
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	217	—

	$472	$98

  ff.
  Reflects decrease in management fee income that will result because PREIT-RUBIN, Inc. will no longer charge management fees to Palmer Park Mall after the completion of the merger with Crown. Palmer Park Mall is currently owned approximately 50% by PREIT and approximately 50% by Crown, and was not previously consolidated for financial reporting purposes. Management fees for Palmer Park were $250,000 for the year ended December 31, 2002 and $126,000 for the six months ended June 30, 2003.

  gg.
  Reflects adjustments to property operating expenses as a result of the merger with Crown.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Consolidation of Palmer Park property operating expenses (see note z)	$2,146	$1,053
Elimination of Palmer Park management fee (see note ff)	(250)	(126)
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	4,583	—

	$6,479	$927

  hh.
  Reflects adjustments to depreciation expense and amortization expense on intangible assets in connection with the Crown merger. Depreciation expense is calculated using a 30-year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Depreciation expense
Depreciation on Crown investments in real estate at stepped-up basis	$34,660	$17,330
Consolidation of Palmer Park depreciation expense (see note z)	1,093	555
Elimination of Crown historical depreciation expense	(44,375)	(23,755)

	(8,622)	(5,870)
Amortization expense
Amortization of in-place lease value	10,684	5,064

	$2,062	$(806)

  ii.
  Reflects an adjustment to decrease general and administrative expenses on a pro forma basis as a result of the merger transaction with Crown. PREIT anticipates that general and administrative expenses will decrease by $490,000 annually and by $245,000 for six months, as a result of reduction in compensation expense. Also, PREIT's management has estimated there will be further reductions of general and administrative expenses as a result of the merger of approximately $6.5 million annually on a pro forma basis. The additional general and administrative expense savings have not been included in the unaudited pro forma condensed consolidated statements of income. There can be no assurance that PREIT will be successful in realizing these anticipated cost savings.

  jj.
  Reflects the adjustments to interest expense resulting from the Crown merger. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in pro forma interest expense, respectively, of $216,000 and $108,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Interest Expense
Crown historical expenses that will not be incurred post-merger
Line of credit borrowings	$(6,360)	$(2,553)
Schuylkill Mall mortgage interest expense	(740)	(276)
Amortization of deferred financing fees	(1,756)	(926)
Pro forma borrowings
Mortgage borrowings	5,000	2,500
Line of credit borrowings	2,383	1,192
Amortization of debt premium	(10,689)	(5,345)
Amortization of deferred financing fees	1,028	514
Consolidation of Palmer Park interest expense (see note z)	1,315	647
Pro forma adjustments for Valley View and Wiregrass Commons (see note aa)	3,272	—

Pro forma interest expense adjustment	$(6,547)	$(4,247)

  kk.
  Reflects the adjustments to eliminate the equity in income of Palmer Park recorded by PREIT and Crown of $872,000 and $399,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively (see note z).

  ll.
  Reflects adjustment to minority interest as a result of the issuance of additional units of our operating partnership and the change in net income in connection with Completed Transactions and the merger with Crown. As a result of the additional operating partnership units issued, pro forma minority interest in the operating partnership would increase from 10.0% to 13.8% for the year ended December 31, 2002 and from 10.2% to 13.3% for the six months ended June 30, 2003. Also reflects elimination of Crown's historical minority interest account.

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Pro forma income from continuing operations before minority interest	$61,533	$20,255
Dividends on preferred shares	(13,613)	(6,807)
Minority interest in New Castle Associates	(1,244)	(413)

	46,676	13,035
Minority interest percentage	13.8%	13.3%

Minority interest in Operating Partnership	(6,441)	(1,734)
PREIT historical minority interest	3,850	722
Crown historical minority interest	5,351	1,310

	$2,760	$298

  mm.
  Reflects adjustment to weighted average shares outstanding (basic and diluted) and income from continuing operations per share (basic and diluted).

($000's)	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Pro forma income from continuing operations before minority interest	$61,533	$20,255
Minority interest in New Castle Associates	(1,244)	(413)
Minority interest in Operating Partnership	(6,441)	(1,734)

Pro forma income from continuing operations	53,848	18,108
Dividends on preferred shares	(13,613)	(6,807)

Pro forma income from continuing operations available to common shares	$40,235	$11,301

Weighted average shares outstanding
Historical weighted average shares outstanding — basic	16,162	16,579
Impact of common share exchange (see note p)	11,513	11,513

Pro forma weighted average shares outstanding — basic	27,675	28,092

Historical weighted average shares outstanding — diluted	16,388	16,874
Impact of common share exchange (see note p)	11,513	11,513
Impact of newly issued options to purchase shares of beneficial interest	151	151

Pro forma weighted average shares outstanding — diluted	28,052	28,538

Income from continuing operations per share
Historical income from continuing operations per share — basic	$0.73	$0.59
Impact of pro forma adjustments	0.72	(0.19)

Pro forma income from continuing operations per share — basic	$1.45	$0.40

Historical income from continuing operations per share — diluted	$0.72	$0.58
Impact of pro forma adjustments	0.71	(0.18)

Pro forma income from continuing operations per share — diluted	$1.43	$0.40

    In August 2003, the Company issued 6,325,000 common shares at a public offering price of $29.75 per share, for net proceeds of approximately $184 million. The net proceeds were used to pay down approximately $94.9 million that was outstanding under the Company's line of credit and to finance the $45.5 million purchase price of the acquired interest in Willow Grove Park, with the remaining proceeds used for working capital purposes. The accompanying pro forma consolidated financial information does not reflect the impact of this public stock offering. Pro forma income from continuing operations per share—basic and diluted would be $1.38 and $1.37, respectively, for the year ended December 31, 2002 and $0.49 and $0.48, respectively, for the six months ended June 30, 2003 if the pro forma consolidated financial information were to give effect to this public offering and subsequent pay-down of the Company's line of credit as if these events occurred, for pro forma purposes, as of January 1, 2002.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

PREIT ASSOCIATES, L.P.,

CROWN AMERICAN REALTY TRUST,

and

CROWN AMERICAN PROPERTIES, L.P.

DATED AS OF MAY 13, 2003

i

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF PREIT AND PREIT PARTNERSHIP	29
3.1	Organization, Standing and Power	29
3.2	PREIT Subsidiaries	30
3.3	Capital Structure	30
3.4	Other Interests	32
3.5	Authority; Noncontravention; Consents	32
3.6	SEC Documents; Financial Statements; Undisclosed Liabilities	33
3.7	Absence of Certain Changes or Events	34
3.8	Litigation	35
3.9	Properties	35
3.10	Environmental Matters	37
3.11	Related Party Transactions	38
3.12	Employee Benefits	38
3.13	Employee Plans and Employees	40
3.14	Taxes	40
3.15	No Payments to Employees, Officers or Trustees	42
3.16	Brokers; Schedule of Fees and Expenses	42
3.17	Compliance with Laws	42
3.18	Contracts; Debt Instruments	43
3.19	Opinion of Financial Advisor	44
3.20	State Takeover Statutes	44
3.21	Intentionally omitted	44
3.22	Investment Company Act of 1940	44
3.23	Definition of Knowledge of PREIT	44
3.24	Required Shareholder Approvals and Partner Approvals	44
3.25	Intellectual Property	44
3.26	Documents	45
ARTICLE 4	COVENANTS	45
4.1	Conduct of Crown's and Crown Partnership's Business Pending Merger	45
4.2	Conduct of PREIT's and PREIT Partnership's Business Pending Merger	48
4.3	No Solicitation	52
4.4	Affiliates	54
4.5	Other Actions	54

ARTICLE 5	ADDITIONAL COVENANTS	54
5.1	Preparation of the Form S-4 and the Proxy Statement; Crown Shareholders Meeting, Crown Unitholders Consent Solicitation, PREIT Shareholders Meeting and PREIT Unitholders Consent Solicitation	54
5.2	Access to Information; Confidentiality	57
5.3	Commercially Reasonable Efforts; Notification	57
5.4	Tax Matters	58
5.5	Public Announcements	58
5.6	Listing	58
5.7	Transfer and Gains Taxes	58
5.8	Benefit Plans and Other Employee Arrangements	59
5.9	Indemnification	63
5.10	Declaration of Dividends and Distributions	66
5.11	Resignations	66
5.12	Registration Rights Agreements and Exchange Agreements	66
5.13	Merger Documents	67
5.14	Performance of Pre-Merger Transactions	67
5.15	Performance of Post-Merger Transactions	67
5.16	Estoppel Certificates	67
5.17	Performance of Agreements	67
5.18	No Amendment or Modification	68
ARTICLE 6	CONDITIONS	68
6.1	Conditions to Each Party's Obligation to Effect the Pre-Merger Transactions and the Merger	68
6.2	Conditions to Obligations of PREIT and PREIT Partnership to Effect the Pre-Merger Transactions and the Merger	68
6.3	Conditions to Obligations of Crown and Crown Partnership to Effect the Pre-Merger Transactions and the Merger	70
6.4	Conditions of Each Party's Obligation to Effect the Closing Date Transactions	71
ARTICLE 7	TERMINATION, AMENDMENT AND WAIVER	72
7.1	Termination	72
7.2	Termination After the Pre-Merger Transfer Date	75
7.3	Certain Fees and Expenses	75
7.4	Effect of Termination	77
7.5	Amendment	78
7.6	Extension; Waiver	78

ARTICLE 8	GENERAL PROVISIONS	78
8.1	Nonsurvival of Representations and Warranties	78
8.2	Notices	78
8.3	Interpretation	80
8.4	Counterparts	80
8.5	Entire Agreement; No Third-Party Beneficiaries	80
8.6	Governing Law	80
8.7	Assignment	80
8.8	Enforcement	80
8.9	Severability	81
8.10	Exculpation	81
8.11	Joint and Several Obligations	81

EXHIBITS

Exhibit A	—	Form of Pennsylvania Articles of Merger
Exhibit B	—	Form of Maryland Articles of Merger
Exhibit C-1	—	Form of Amendment to CFLP Limited Partnership Agreement
Exhibit C-2	—	Form of Amendment to WCLP Limited Partnership Agreement
Exhibit D	—	Form of Crown Partnership Amendment and Restatement
Exhibit E	—	Form of PREIT Trust Amendment
Exhibit F-1	—	Form of Assumed Registration Rights Agreement
Exhibit F-2	—	Form of Assumed Exchange Agreement
Exhibit G	—	Form of Shareholder Agreement
Exhibit H	—	Form of Non-Competition Agreement
Exhibit I	—	Form of Pasquerilla Registration Rights Agreement
Exhibit J	—	Form of Standstill Agreement
Exhibit K	—	Form of Pasquerilla Tax Protection Agreement
Exhibit L	—	Form of Crown Estoppel Certificate
Exhibit M	—	Form of PREIT Estoppel Certificate

v

List of Schedules

Schedule 1.6(a)
Schedule 2.2(a)
Schedule 2.2(b)
Schedule 2.2(l)
Schedule 2.3(b)
Schedule 2.3(e)
Schedule 2.3(f)
Schedule 2.3(g)
Schedule 2.4
Schedule 2.5(c)(1)
Schedule 2.5(c)(2)
Schedule 2.6(a)
Schedule 2.6(b)
Schedule 2.7
Schedule 2.8
Schedule 2.9(a)
Schedule 2.9(b)
Schedule 2.9(c)
Schedule 2.9(d)
Schedule 2.9(f)
Schedule 2.9(h)
Schedule 2.9(i)
Schedule 2.10(b)(iv)
Schedule 2.10(b)(v)
Schedule 2.11
Schedule 2.12
Schedule 2.12(a)
Schedule 2.13
Schedule 2.13(b)(1)
Schedule 2.13(b)(2)
Schedule 2.14(a)
Schedule 2.15
Schedule 2.18(a)
Schedule 2.18(b)
Schedule 2.18(c)
Schedule 2.18(d)
Schedule 2.18(e)
Schedule 2.18(f)
Schedule 2.18(g)
Schedule 2.18(h)
Schedule 2.18(i)
Schedule 2.18(j)
Schedule 2.23
Schedule 2.25
Schedule 3.2(a)
Schedule 3.2(b)
Schedule 3.3(b)
Schedule 3.3(e)
Schedule 3.3(f)

Schedule 3.3(g)
Schedule 3.4
Schedule 3.5(c)(1)
Schedule 3.5(c)(2)
Schedule 3.6(a)
Schedule 3.6(b)
Schedule 3.6(c)
Schedule 3.7
Schedule 3.7(f)
Schedule 3.8
Schedule 3.9(a)
Schedule 3.9(b)
Schedule 3.9(c)
Schedule 3.9(d)
Schedule 3.9(f)
Schedule 3.9(h)
Schedule 3.10(b)(v)
Schedule 3.11
Schedule 3.13
Schedule 3.13(b)
Schedule 3.15
Schedule 3.18(b)
Schedule 3.18(c)
Schedule 3.18(d)
Schedule 3.18(e)(1)
Schedule 3.18(e)(2)
Schedule 3.18(h)
Schedule 3.18(i)
Schedule 3.18(j)
Schedule 3.23
Schedule 3.25
Schedule 4.1(j)
Schedule 4.1(dd)
Schedule 4.2(j)
Schedule 4.2(o)
Schedule 5.3(a)(ii)
Schedule 5.12
Schedule 5.16(a)
Schedule 5.16(b)
Schedule 6.1(g)(i)
Schedule 6.1(g)(ii)

Index of Defined Terms

3rd Amendment to CFSA	Recital P
4th Amendment to CFSA	Recital P
7th Amendment to Crown Partnership Agreement	Recital P
8th Amendment to Crown Partnership Agreement	Recital P
1940 Act	2.22
Acquiring Person	2.21
Acquisition Proposal	4.3(a)(i)
Affiliate	2.11
Agreement	Preamble
AICPA Statement	5.1(b)
Alternative Proposal	7.1(j)
Anchor Tenants	2.9(e)
Assumed Employee Plans	5.8(c)
Assumed Exchange Agreement	5.12
Assumed Registration Rights Agreement	5.12
Base Expense Amount	7.3(e)
Base Fee Amount	7.3(d)
Board Right Termination Date	1.6(a)
Break-Up Expenses	7.3(e)
Break-Up Expenses Recipient	7.3(e)
Break-Up Expenses Tax Opinion	7.3(e)
Break-Up Fee	7.3(d)
Break-Up Fee Recipient	7.3(c)
Break-Up Fee Tax Opinion	7.3(d)
Capital Expenditure Budget	4.1(j)
CAIC	Recital M
CASC	2.13(b)
CDHC	Recital O
CERCLA	2.10(a)
Certificate	1.8(c)
CFLP	Recital P
CIT	Recital G
Claims	5.9(a)
Class B Designee	1.6
Closing Date	1.4
Closing	1.4
COBRA	2.12(a)
Code	Recital E
Commitment	4.1(j)
Confidentiality Agreement	4.3(b)
Corresponding PREIT Dividends and Distributions	1.11(d)(ii)
Crown	Preamble
Crown Acquisition Agreement	7.3(a)
Crown Bylaws	2.1
Crown Common Share	1.8(a)
Crown Controlled Group Member	2.12
Crown Declaration of Trust	2.1
Crown Disclosure Letter	Art. 2

Crown Employee Plan	2.12
Crown Estoppel Certificates	5.16(a)
Crown Financial Statement Date	2.7
Crown Ground Lease	2.9(a)
Crown Insured Parties	5.9(c)
Crown Material Adverse Effect	2.1
Crown OP Units	Recital M
Crown Options	2.3(b)
Crown Other Interests	2.4
Crown Partner Approvals	1.9
Crown Partnership	Preamble
Crown Partnership Agreement	1.9
Crown Partnership Amendment and Restatement	1.3
Crown Partnership Contribution Agreement	Recital K
Crown Partnership Distribution Agreement	Recital H
Crown Partnership Option	2.3(b)
Crown Permitted Title Exceptions	2.9(a)
Crown Pre-Merger Conditions Certificate	6.2(j)
Crown Properties	2.9(a)
Crown Reciprocal Operating Agreements	2.9(f)
Crown Rent Roll	2.9(e)
Crown Representative	4.3(a)(ii)
Crown Rights	2.21
Crown Rights Agreement	2.21
Crown SEC Documents	2.6
Crown Senior Preferred OP Units	Recital J
Crown Senior Preferred Share	1.8(b)
Crown Share Rights	2.3(b)
Crown Shareholder Approval	2.5(a)
Crown Shareholders Meeting	5.1(d)
Crown Space Lease	2.9(e)
Crown Subsidiaries	2.2(a)
Crown Tax Protection Agreement	2.18(j)
Crown Trustee Option	2.3(b)
Crown Voting Agreements	Recital M
Department	1.2(b)
Distribution Date	2.21
DRIP	2.7(c)
Effective Time	1.2(b)
Employee Plan	5.8(c)
Enabling Trust Agreement Amendment	1.7
Encumbrances	2.9(a)
Environmental Law	2.10(a)
Environmental Mitigation	2.9(d)
Environmental Permits	2.10(b)(iv)
ERISA	2.12
Exchange Act	2.6
Exchange Agent	1.11(a)
Exchange Agreement	Recital G
Exchange Fund	1.11(b)
Final Crown Dividend	1.11(d)(i)

Final Crown Partnership Distribution	1.11(d)(i)
Flip-Over Entity	2.21
Form S-4	5.1(a)
Former Crown Properties	2.10(b)(ii)
Former PREIT Properties	3.10(b)(ii)
GAAP	2.6
Governmental Entity	2.5(c)
Hazardous Materials	2.10(a)
Hired Employees	5.8(a)
HSR Act	2.5(c)
Indebtedness	2.18(b)
Indemnification Agreement	Recital O
Indemnification Parties	5.9(b)
Indemnified Parties	5.9(a)
Indemnifying Parties	5.9(a)
IRS	2.12(b)(iii)
Joint Proxy Statement	5.1(a)
Knowledge of Crown	2.23
Knowledge of PREIT	3.23
Laws	2.5(c)
Liens	2.2(b)
Maryland Articles of Merger	Recital D
Merger	Recital A
Merger Consideration	1.8
Merger Documents	5.13
Minimum Acquisition Proposal Percentage	4.3(a)(i)
MSDAT	1.2(b)
Non-Competition Agreement	5.13(b)
NYSE	5.6
Operating Budget	4.1(j)
Option Date	5.8(g)
Other Tenants	2.9(e)
Partner Approvals	1.9
Pasquerilla Group	1.6(a)
Pasquerilla Registration Rights Agreement	5.13(c)
Pasquerilla Tax Protection Agreement	5.13(e)
Payor	7.3(c)
Pennsylvania Articles of Merger	Recital C
Pennsylvania Code	1.2(a)
Pension Plan	2.12
Person	2.2(a)
Post-Merger Contribution Transactions	1.3
PREIT	Preamble
PREIT Bylaws	1.5
PREIT Class A Units	Recital J
PREIT Class B Units	Recital K
PREIT Common Shares	1.8(a)
PREIT Contribution Agreement	Recital J
PREIT Controlled Group Member	3.12(a)
PREIT Counter Proposal	4.3(c)
PREIT Disclosure Letter	Article 3

x

PREIT Employee Plan	3.12(a)
PREIT Estoppel Certificates	5.16(b)
PREIT Financial Statement Date	3.7
PREIT Ground Lease	3.9(a)
PREIT Material Adverse Effect	3.1
PREIT OP Units	1.11(d)(ii)
PREIT Options	3.3(b)
PREIT Other Interests	3.4
PREIT Partner Approvals	1.9
PREIT Partnership	Preamble
PREIT Partnership Agreement	1.9
PREIT Partnership Amendment	1.9
PREIT Permitted Title Exceptions	3.9(a)
PREIT Pre-Merger Conditions Certificate	6.3(i)
PREIT Properties	3.9(a)
PREIT Reciprocal Operating Agreements	3.9(f)
PREIT Rent Roll	3.9(e)
PREIT Rights	1.8(a)
PREIT Rights Agreement	1.8(a)
PREIT SEC Documents	3.6
PREIT Senior Preferred OP Units	Recital J
PREIT Senior Preferred Share	1.8(b)
PREIT Shareholder Approval	3.5(a)
PREIT Shareholders Meeting	5.1(c)
PREIT Space Lease	3.9(c)
PREIT Subsidiaries	3.2(a)
PREIT Tax Protection Agreement	3.18(j)
PREIT Trust Agreement	1.5
PREIT Trust Amendment	1.7
PREIT Voting Agreements	Recital N
Pre-Merger Transactions	1.1
Pre-Merger Transfer Date	6.1
Property Restrictions	2.9(a)
Qualified Crown Acquisition	7.3(a)
Qualifying Income	7.3(d)
REIT	2.14(b)
REIT Requirements	7.3(d)
Release	2.10(a)
Reserved PREIT OP Units	Recital K
Retained LP Interests	Recital K
SEC	2.5(c)
Securities Act	2.3(g)
Share Acquisition Date	2.21
Shareholder Agreement	5.13(a)
Shareholder Approvals	3.5(a)
Solicited Employees	5.8(a)
Standstill Agreement	5.13(d)
Subsidiary	2.2(a)
Substituted Partnership Option	5.8(g)
Substituted Trustee Option	5.8(f)
Successor Employer	5.8(a)

Superior Acquisition Proposal	4.3(d)
Surviving Trust	1.2(a)
Takeover Statute	2.20
Taxes	2.14(a)
Third Party Provisions	8.5
Title 3	1.2(a)
Title 8	1.2(a)
Top-Hat Plans	5.8(e)
Transfer	4.3(a)(i)
Transfer and Gains Taxes	5.7
WARN Act	2.13(b)(1)
WCLP	Recital K
Welfare Plan	2.12

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 13, 2003, is entered into by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust ("PREIT"), PREIT ASSOCIATES, L.P., a Delaware limited partnership ("PREIT Partnership"), CROWN AMERICAN REALTY TRUST, a Maryland real estate investment trust ("Crown"), and CROWN AMERICAN PROPERTIES, L.P., a Delaware limited partnership ("Crown Partnership").

R E C I T A L S:

        A.    The Board of Trustees of PREIT and the Board of Trustees of Crown deem it advisable and, among other appropriate considerations, in the best interests of each of PREIT and Crown, respectively, and their respective shareholders, upon the terms and subject to the conditions contained herein, that Crown shall merge with and into PREIT (the "Merger").

        B.    PREIT, as the sole general partner of PREIT Partnership, and Crown, as the sole general partner of Crown Partnership, deem it advisable and, among other appropriate considerations, in the best interests of each of PREIT Partnership and Crown Partnership, respectively, and their respective limited partners, subject to the conditions and other provisions contained herein, that PREIT Partnership and Crown Partnership shall consummate certain transactions contemplated in connection with the Merger and further described herein.

        C.    Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, PREIT and Crown shall execute Articles of Merger (the "Pennsylvania Articles of Merger") in substantially the form attached hereto as Exhibit A and shall file such Pennsylvania Articles of Merger in accordance with Pennsylvania law to effectuate the Merger.

        D.    Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, PREIT and Crown shall execute Articles of Merger (the "Maryland Articles of Merger") in substantially the form attached hereto as Exhibit B and shall file such Maryland Articles of Merger in accordance with Maryland law to effectuate the Merger.

        E.    For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code.

        F.     No later than the fourth business day following the date on which the Form S-4 to be filed in connection with the Merger is declared effective by the SEC, Crown and PREIT will prepare and mail to their respective shareholders of record the Joint Proxy Statement contained in the Form S-4.

        G.    Concurrently with the execution of this Agreement, Crown Investments Trust ("CIT"), on the one hand, and Crown Partnership, on the other hand, have entered into an agreement (the "Exchange Agreement") pursuant to which, among other things, Crown Partnership has agreed to convey to CIT the property known as Pasquerilla Plaza in exchange for the conveyance by CIT of certain out-parcels to Crown Partnership.

        H.    On the day immediately preceding the Closing Date, Crown Partnership will distribute to Crown, in complete liquidation of all of Crown's partnership interests in Crown Partnership, Crown's proportionate interest in any and all of Crown Partnership's assets, subject to Crown's proportionate share of substantially all of the liabilities of Crown Partnership, and admit a new general partner designated by the other partners of Crown Partnership, all as provided in the Distribution Agreement of even date herewith by and between Crown and Crown Partnership (the "Crown Partnership Distribution Agreement").

        I.     On the Closing Date, Crown will merge with and into PREIT, with PREIT surviving as a Pennsylvania business trust.

        J.     Immediately following the Merger, PREIT will contribute to PREIT Partnership substantially all of the assets transferred from Crown Partnership to Crown pursuant to the Crown Partnership Distribution Agreement in exchange for (i) a number of Class A Limited Partner Interest Units of PREIT Partnership ("PREIT Class A Units") equal to the number of PREIT Common Shares issued to the former Crown shareholders in the Merger and a number of preferred units of partnership interest in PREIT Partnership (the "PREIT Senior Preferred OP Units") equal to the number of preferred units of partnership interest in Crown Partnership (the "Crown Senior Preferred OP Units") outstanding immediately prior to consummation of the transactions contemplated by the Crown Partnership Distribution Agreement, the right, preference, privilege and voting power of which PREIT Senior Preferred OP Units will be identical in all material respects to that of the Crown Senior Preferred OP Units, and (ii) the assumption by PREIT Partnership of the liabilities assumed by Crown pursuant to the Crown Partnership Distribution Agreement, all as provided in a contribution agreement of even date herewith between PREIT and PREIT Partnership (the "PREIT Contribution Agreement").

        K.    Concurrently with the transactions contemplated by the PREIT Contribution Agreement, (i) Crown Partnership will contribute to PREIT Partnership 100% of its assets other than an 11% interest in the capital and a 1% interest in the profits of each of CFLP and Washington Crown Center Associates L.P. ("WCLP"), a Pennsylvania limited partnership and a direct and indirect wholly-owned subsidiary of Crown Partnership (the "Retained LP Interests"), in exchange for (a) 2,044,511 Class B Limited Partner Interest Units of PREIT Partnership (the "PREIT Class B Units") (subject to reduction and adjustment as set forth in the Crown Partnership Contribution Agreement) minus 341,297 PREIT Class B Units (subject to reduction and adjustment as set forth in the Crown Partnership Contribution Agreement) (the "Reserved PREIT OP Units") and (b) the assumption by PREIT Partnership of substantially all of the remaining liabilities of Crown Partnership, all as provided in the Contribution Agreement of even date herewith between Crown Partnership and PREIT Partnership (the "Crown Partnership Contribution Agreement"), and (ii) also as provided in the Crown Partnership Contribution Agreement, Crown Partnership will grant to PREIT Partnership an option to acquire at any time after the end of the 36th month following the Effective Time the Retained LP Interests in exchange for the Reserved PREIT OP Units, subject to a potential cash adjustment, and PREIT Partnership will grant to Crown Partnership an option exercisable at any time after the end of the 40th month following the Effective Time to contribute the Retained LP Interests to PREIT Partnership in exchange for the Reserved PREIT OP Units, subject to a potential cash adjustment; provided, that, during such time as Crown Partnership holds the Retained LP Interests, Crown Partnership shall receive a quarterly preferred return from CFLP and WCLP, all as set forth in amendments to the CFLP and WCLP limited partnership agreements, substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2, which shall each be subject to the receipt of any consents or approvals required to adopt and approve such amendments.

        L.    PREIT, PREIT Partnership, Crown and Crown Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereunder.

        M.   Concurrently with the execution and delivery of this Agreement and as an inducement to PREIT and PREIT Partnership to enter into this Agreement, Mark E. Pasquerilla, CIT and Crown American Investment Company ("CAIC") and the executive officers and trustees of Crown and Crown Partnership have entered into voting agreements (the "Crown Voting Agreements"), pursuant to which they have agreed, among other things, to vote their Crown Common Shares and common units of Crown Partnership (the "Crown OP Units") to approve this Agreement, the Merger and any other matter which requires their vote in connection with the transactions contemplated by this Agreement.

        N.    Concurrently with the execution and delivery of this Agreement and as an inducement to Crown and Crown Partnership to enter into this Agreement, Ronald Rubin and all other executive officers and trustees of PREIT and PREIT Partnership have entered into voting agreements (the "PREIT Voting Agreements"), pursuant to which they have agreed, among other things, to vote their PREIT Common Shares to approve this Agreement, the Merger and any other matter which requires their vote in connection with the transactions contemplated by this Agreement.

        O.    Concurrently with the execution and delivery of this Agreement and as an inducement to PREIT to enter into this Agreement, PREIT, PREIT Partnership, Mark E. Pasquerilla, CAIC and CIT, and Crown Delaware Holding Company ("CDHC"), as guarantor, have entered into an Indemnification Agreement of even date herewith with and for the benefit of PREIT and its Affiliates (the "Indemnification Agreement").

        P.     On March 31, 2003, (i) CIT, on the one hand, and Crown Partnership, on the other hand, entered into the Third Amendment to the Amended and Restated Cash Flow Support Agreement (the "3rd Amendment to CFSA") and (ii) Crown, CIT and CAIC entered into the Seventh Amendment to Amended and Restated Agreement of Limited Partnership of Crown Partnership (the "7th Amendment to Crown Partnership Agreement"). Concurrently with the execution and delivery of this Agreement, (x) CIT, on the one hand, and Crown Partnership and Crown American Financing Partnership, L.P., a Delaware Limited Partnership ("CFLP"), on the other hand, will enter into the Fourth Amendment to Amended and Restated Cash Flow Support Agreement (the "4th Amendment to CFSA") and (y) Crown, CIT and CAIC will enter into the Eighth Amendment to Amended and Restated Agreement of Limited Partnership of Crown Partnership (the "8th Amendment to Crown Partnership Agreement").

        Q.    On March 31, 2003, CIT and Crown Partnership entered into an agreement, pursuant to which CIT purchased from Crown Partnership the property known as Oak Ridge Mall.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
THE MERGER

        1.1    Pre-Merger Transactions.    Upon the terms and subject to the conditions set forth in this Agreement and the other agreements contemplated hereby:

          (a)   On the first business day following the satisfaction of the conditions in Sections 6.1, 6.2 and 6.3 hereof (provided that the next calendar day is a business day), the transactions contemplated by the Exchange Agreement shall be performed; and

          (b)   Immediately following the consummation of the transactions contemplated by the Exchange Agreement, (i) Crown and Crown Partnership shall consummate the transactions contemplated by the Crown Partnership Distribution Agreement and (ii) Crown shall cease to be a partner in Crown Partnership and CIT and CAIC shall cause a new general partner to be admitted as the general partner of Crown Partnership.

        All of such transactions described in this Section 1.1 are referred to collectively herein as the "Pre-Merger Transactions."

        1.2    The Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 95 of the Pennsylvania Associations Code (the "Pennsylvania Code"), Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as

  amended ("Title 3"), and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), Crown shall be merged with and into PREIT, with PREIT surviving as a Pennsylvania business trust (the "Surviving Trust").

          (b)   As soon as practicable on the Closing Date, PREIT and Crown shall execute and file the Pennsylvania Articles of Merger, executed in accordance with Chapter 95 of the Pennsylvania Code, with the Department of State of Pennsylvania (the "Department"), and shall execute and file the Maryland Articles of Merger, executed in accordance with Title 3 and Title 8, with the State Department of Assessments and Taxation of Maryland (the "MSDAT"), and shall make all other filings and recordings required under the Pennsylvania Code, Title 3 and Title 8. The Merger shall become effective (the "Effective Time") upon the later of (i) the filing of the Pennsylvania Articles of Merger with the Department or (ii) the filing of the Maryland Articles of Merger with the MSDAT.

        1.3    Post-Merger Contribution Transactions.

        Immediately following the Effective Time and concurrently with each other, (i) PREIT and PREIT Partnership shall consummate the transactions contemplated by the PREIT Contribution Agreement, (ii) Crown Partnership and PREIT Partnership shall consummate the transactions contemplated by the Crown Partnership Contribution Agreement, and (iii) the new general partner of Crown Partnership shall amend and restate the Crown Partnership Agreement (the "Crown Partnership Amendment and Restatement") in the form attached hereto as Exhibit D.

        All of such transactions described in this Section 1.3 are referred to collectively herein as the "Post-Merger Contribution Transactions."

        1.4    Closing.    The closing of the Merger (the "Closing") shall take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Section 6.4) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.4 (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 13thStreet, NW, Washington, DC 20004, unless another date or place is agreed to in writing by the parties.

        1.5    Effect of Merger on Trust Agreement and Bylaws.    The Trust Agreement, as amended and restated on December 16, 1997, of PREIT (the "PREIT Trust Agreement"), and as further amended pursuant to Section 1.7 hereof and as in effect as of the Effective Time, and the Bylaws, as amended, of PREIT (the "PREIT Bylaws"), as in effect as of the Effective Time, shall continue in full force and effect after the Merger and shall be the trust agreement and bylaws of PREIT, as the survivor of the Merger, until further amended in accordance with applicable Pennsylvania law and the terms thereof.

        1.6    Trustees of PREIT.

          (a)   Effective at the Effective Time, the members of the PREIT Board of Trustees immediately prior to the Effective Time shall continue as members of the PREIT Board of Trustees, and the PREIT Board of Trustees shall be expanded by one Class A member and, except as otherwise set forth in the last sentence of this Section 1.6(a), one Class B member, and (i) Mark E. Pasquerilla shall be appointed to fill the vacant Class A board seat until the next annual or special meeting of PREIT shareholders following the Effective Time and until his successor is elected and qualified and, (ii) except as otherwise set forth in the last sentence of this Section 1.6(a), a person selected by PREIT in its sole and absolute discretion from among those current members of the board of trustees of Crown who will not be employed by PREIT following the Merger (other than Mark E. Pasquerilla or any person set forth on Schedule 1.6(a) to the Crown Disclosure Letter) (a "Class B Designee") shall be appointed to fill the vacant Class B board seat until the next annual or special meeting of PREIT shareholders following the Effective Time and until his successor is elected and qualified. PREIT then shall include and recommend

  (x) Mark E. Pasquerilla in the management slate of nominees for election at the next annual or special meeting to fill a Class A board seat for a term ending at the annual meeting in 2005 and (y) the Class B Designee in the management slate of nominees for election at the next annual or special meeting to fill a Class B board seat for a term ending at the annual meeting in 2006. Thereafter, except as set forth in this Section 1.6(a) or Section 1.6(b), PREIT shall include Mark E. Pasquerilla in the management slate of nominees for Class A trustees and recommend Mark E. Pasquerilla in the management slate of nominees for Class A trustee until the earlier to occur of (A) the date on which Mark E. Pasquerilla, including any trusts of which he is a trustee or beneficiary, CAIC, CIT, CDHC and any of their Affiliates, other than PREIT (the "Pasquerilla Group") beneficially owns (as defined by Rule 13-d(3) of the Exchange Act) in the aggregate less than 70% of the aggregate number, as equitably adjusted for any share splits, dividends, reclassifications, recapitalizations or other similar transactions, of PREIT Common Shares and PREIT Class B Units issued to the members of the Pasquerilla Group pursuant to the Merger and the other transactions contemplated by this Agreement or (B) the date, after the eighth anniversary of the Merger, on which the Pasquerilla Group beneficially owns (as defined by Rule 13-d(3) of the Exchange Act) in the aggregate less than 7.5% of the total outstanding PREIT Common Shares (on a fully diluted basis, giving effect to the redemption of any PREIT Class B Units and the issuance of PREIT Common Shares therefor) (the "Board Right Termination Date"). Unless requested by PREIT to remain as a trustee, Mark E. Pasquerilla shall resign from the PREIT Board of Trustees on the Board Right Termination Date. Management shall not be obligated to re-nominate the Class B Designee, if any, for re-election as a trustee upon the expiration of his term at the annual meeting in 2006. Notwithstanding anything contained in this Section 1.6(a) to the contrary, (x) in the event that the person initially selected by PREIT to serve as the Class B Designee pursuant to Section 1.6(a)(ii) above shall decline such appointment or nomination, PREIT shall select one other person from those current members of the board of trustees of Crown who will not be employed by PREIT following the Merger (other than Mark E. Pasquerilla or any person set forth on Schedule 1.6(a) to the Crown Disclosure Letter) to serve as the Class B Designee pursuant to Section 1.6(a)(ii) above and, (y) in the event that such other person so selected shall also decline such appointment or nomination to serve as the Class B Designee pursuant to Section 1.6(a)(ii) above, any obligations of PREIT related to the Class B Designee or to otherwise create or fill a Class B board seat pursuant to this Section 1.6 shall terminate.

          (b)   Notwithstanding the provisions of Section 1.6(a), PREIT is not required at any time to nominate for election as a trustee of PREIT or recommend Mark E. Pasquerilla or any other person in the management slate of nominees if, at any time, such person is subject to (i) a criminal proceeding (other than a traffic violation or other minor offense) resulting in an indictment or a conviction, (ii) any order, judgment or decree that permanently or temporarily enjoins or otherwise limits such person's participation or right to engage in, continue any conduct or practice in connection with, or be associated with any person who engages, in securities or commodities activities, (iii) a finding by a court of competent jurisdiction, the SEC or the Commodity Futures Trading Commission of a federal or state securities or commodities law violation, which finding has not been subsequently reversed, suspended or vacated, or (iv) a finding of liability by a court of competent jurisdiction for breach of fiduciary duty as a trustee of PREIT.

        1.7    Effect on Shares.    The effect of the Merger on the shares of beneficial interest of Crown shall be as provided in the Articles of Merger and in Section 1.8. The Merger shall not change the shares of beneficial interest of PREIT outstanding immediately prior to the Merger. Prior to or as of the Effective Time, the PREIT Trust Agreement shall be amended, in accordance with Chapter 95 of the Pennsylvania Code and the terms of the PREIT Trust Agreement, by the adoption by the PREIT Board of Trustees of the amendment to the PREIT Trust Agreement ("PREIT Trust Amendment") in substantially the form attached hereto as Exhibit E to provide for the authorization of the PREIT

Senior Preferred Shares. At any time prior to the PREIT Trust Amendment becoming effective, the PREIT Trust Agreement may be amended by the PREIT Board of Trustees in accordance with its terms as they determine to be necessary or appropriate in order to permit the proposed terms and provisions of the PREIT Trust Amendment to have effect under the PREIT Trust Agreement (the "Enabling Trust Agreement Amendment").

        1.8    Merger Consideration.    The consideration to be paid to holders of shares of beneficial interest of Crown in the Merger (collectively, the "Merger Consideration") is as follows:

          (a)   Each common share of beneficial interest, par value $.01 per share, of Crown ("Crown Common Share") issued and outstanding immediately prior to the Effective Time, together with the associated Crown Right, shall be converted into the right to receive 0.3589 validly issued, fully paid and non-assessable common shares of beneficial interest, par value $1.00 per share, of PREIT ("PREIT Common Shares"), together with the associated rights (the "PREIT Rights") issued pursuant to the terms of that certain Rights Agreement, dated as of April 30, 1999, between PREIT and American Stock Transfer & Trust Company, as rights agent (the "PREIT Rights Agreement");

          (b)   Each 11.00% Non-Convertible, Senior Preferred Share of Beneficial Interest (par value $.01 per share), liquidation preference $50.00 per share, of Crown ("Crown Senior Preferred Share") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one 11.00% non-convertible, senior preferred share of beneficial interest (par value $.01 per share), liquidation preference $50.00 per share, of PREIT, the terms of which shall be identical in all material respects to the Crown Senior Preferred Shares and shall include the right to receive all accrued but unpaid dividends on each issued and outstanding Crown Senior Preferred Share through the Effective Time ("PREIT Senior Preferred Share");

          (c)   All Crown Common Shares, together with the associated Crown Rights, when so converted as provided in Section 1.8(a), and all Crown Senior Preferred Shares, when so converted as provided in Section 1.8(b), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive as applicable, (A) certificates representing the PREIT Common Shares into which such Crown Common Shares are converted pursuant to Section 1.8(a), (B) certificates representing the PREIT Senior Preferred Shares into which the Crown Senior Preferred Shares are converted pursuant to Section 1.8(b), (C) any cash payable in lieu of any fractional PREIT Common Shares pursuant to Section 1.11(g), and (D) any accrued and unpaid dividends on the PREIT Senior Preferred Shares. Notwithstanding any failure by holders of a Certificate to surrender such Certificate for a certificate representing PREIT Common Shares or PREIT Senior Preferred Shares, as applicable, from and after the Effective Time each such holder shall become a holder of PREIT Common Shares or PREIT Senior Preferred Shares, as applicable, upon conversion, as provided in this Section 1.8, and shall be accorded the same rights as any other holder of PREIT Common Shares or PREIT Senior Preferred Shares, as applicable, and such Certificate shall thereafter represent only the right to receive the consideration provided for in this Section 1.8(c).

        1.9    Partner Approval.    Crown shall seek the requisite approval of the partners of Crown Partnership of this Agreement, the Merger, any transactions or agreements contemplated by this Agreement that require approval of such parties, and the withdrawal of Crown as general partner to the extent required by the Amended and Restated Agreement of Limited Partnership, dated as of August 17, 1993, of Crown Partnership, as amended (the "Crown Partnership Agreement"), or by applicable law to effectuate the transactions contemplated by this Agreement (collectively, the "Crown Partner Approvals"). PREIT shall seek the requisite vote of the partners of PREIT Partnership of the Merger and the approval of the partners of PREIT Partnership of any transactions or agreements contemplated by this Agreement that require approval of such parties and the amendment (the "PREIT Partnership Amendment") to the First Amended and Restated Agreement of Limited Partnership, dated as of September 30, 1997, of PREIT Partnership, as amended (the "PREIT Partnership Agreement"), to the extent required by the PREIT Partnership Agreement or by applicable law to effectuate the transactions contemplated by this Agreement (collectively, the "PREIT Partner Approvals," and together with the Crown Partner Approvals, the "Partner Approvals").

        1.10    Appraisal or Dissenters Rights.    The holders of Crown Common Shares, Crown Senior Preferred Shares and PREIT Common Shares are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Merger.

        1.11    Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

          (a)    Exchange Agent.    Prior to the Effective Time, PREIT shall appoint American Stock Transfer & Trust Company, or another bank or trust company reasonably acceptable to Crown, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of Certificates representing issued and outstanding Crown Common Shares and Crown Senior Preferred Shares.

          (b)    PREIT to Provide Merger Consideration; Crown to Provide Funds for Any Final Crown Dividend.    PREIT shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Crown Common Shares and Crown Senior Preferred Shares, the Merger Consideration issuable in exchange for the issued and outstanding Crown Common Shares and Crown Senior Preferred Shares pursuant to Section 1.8, together with any cash required to make payments in lieu of any fractional shares pursuant to Section 1.11(g) (the "Exchange Fund"). The Exchange Agent (or other depository acting for the benefit of the Exchange Agent, selected by PREIT and reasonably satisfactory to Crown) shall invest any cash included in the Exchange Fund as directed by PREIT, on a daily basis. Any interest or other income resulting from such investments shall be paid to PREIT. If the Merger is terminated in accordance with the terms of this Agreement, such cash and any interest or other income earned on such investment thereof shall be paid to PREIT. Crown shall provide to the Exchange Agent not later than three business days prior to the Effective Time, for the benefit of the holders of Crown Common Shares and Crown Senior Preferred Shares, cash payable in respect of any dividends required pursuant to Section 1.11(d)(i). Such cash shall be invested in accordance with written directions delivered by Crown to the Exchange Agent (or any such other depository) not later than three business days prior to the Effective Time, with any interest or other income earned on such investments to be paid to PREIT as the successor to Crown in the Merger. If the Merger is terminated in accordance with the terms of this Agreement, such cash and any interest or other income earned on such investment thereof shall be paid to Crown.

          (c)    Exchange Procedure.    PREIT and PREIT Partnership shall use commercially reasonable efforts to cause the Exchange Agent, no later than the fifth (5th) business day after the Closing Date, to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Crown Common Shares or Crown Senior Preferred Shares whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.8, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as PREIT may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, (x) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Crown Common Shares or Crown Senior Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.8, including any cash payable in lieu of fractional shares pursuant to Section 1.11(g), (y) PREIT and PREIT Partnership shall use commercially reasonable efforts to cause the Exchange Agent to mail (or make available for collection by hand if so elected by the surrendering holder) such amount to such holder within five business days after receipt thereof, and (z) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Crown Common Shares or Crown Senior Preferred Shares which is not registered in the transfer records of Crown, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Crown that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.11, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Crown Common Shares or Crown Senior Preferred Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.8, including any cash payable in lieu of fractional shares pursuant to Section 1.11(g). No interest will be paid or will accrue to the benefit of the shareholders on the Merger Consideration or on any cash payable pursuant to Section 1.11(g). PREIT or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash, PREIT Common Shares or PREIT Senior Preferred Shares, or any combination thereof, that otherwise is payable pursuant to this Agreement to any holder of Crown Common Shares or Crown Senior Preferred Shares such amounts as PREIT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. For this purpose, any PREIT Common Shares or PREIT Senior Preferred Shares deducted and withheld by PREIT shall be valued at the last trading price of the PREIT Common Shares or the PREIT Senior Preferred Shares, as applicable, on the New York Stock Exchange on the Effective Date of the Merger (or in the event that the PREIT Senior Preferred Shares do not yet trade on the New York Stock Exchange, at the liquidation preference (excluding unpaid dividends) per PREIT Senior Preferred Share). To the extent that amounts are so withheld by PREIT or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Crown Common Shares or Crown Senior Preferred Shares, as applicable, in respect of which such deduction and withholding was made by PREIT or the Exchange Agent.

          (d)    Provisions Relating to Record Dates for Final Dividends.

            (i)    If and to the extent necessary for Crown to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Crown ending at the Effective Time and, if applicable, the preceding taxable year (and to avoid the payment of any tax with respect to undistributed income or gain), Crown shall declare a dividend (the "Final Crown Dividend") to holders of Crown Common Shares and Crown Senior Preferred Shares, the record date for which shall be not later than the close of business on the sixth business day preceding the Closing Date, in an amount equal to the minimum dividend sufficient to permit Crown to satisfy such requirements. Any dividends payable hereunder to holders of Crown Common Shares and Crown Senior Preferred Shares shall be paid on the third business day immediately preceding the Closing Date. In the event that Crown is required to declare a Final Crown Dividend with respect to the Crown Common Shares, Crown Partnership shall simultaneously declare a distribution (the "Final Crown Partnership Distribution") to holders of Crown OP Units in an amount per unit equal to the Final Crown Dividend payable per Crown Common Share, together with any distributions required to be paid to holders of

    Crown Senior Preferred OP Units by reason of the payment of either the Final Crown Dividend or the Final Crown Partnership Distribution with respect to Crown OP Units, the record date for which shall be the close of business on the sixth business day preceding the Closing Date. The distribution payable hereunder to holders of Crown OP Units and, if applicable, Crown Senior Preferred OP Units, shall be paid on the third business day immediately preceding the Closing Date.

            (ii)   If Crown determines that it will be necessary to declare the Final Crown Dividend, Crown shall notify PREIT at least 20 days prior to the date for the Crown Shareholders Meeting, and PREIT shall be entitled to declare a dividend per share payable to holders of shares of PREIT Common Shares (in which event PREIT Partnership shall declare a distribution per unit payable to holders of common units of PREIT Partnership (the "PREIT OP Units") if a distribution has been declared on the PREIT Common Shares), the record dates for which shall be the close of business on the fifth business day preceding the Closing Date, in an amount per PREIT Common Share (and PREIT OP Unit) equal to the quotient obtained by dividing (x) the Final Crown Dividend paid by Crown with respect to each Crown Common Share by (y) 0.3589 (the "Corresponding PREIT Dividends and Distributions"). The Corresponding PREIT Dividends and Distributions shall be in addition to any additional Corresponding PREIT Dividends and Distributions payable pursuant to Section 5.10. Any dividends payable hereunder to holders of PREIT Common Shares (and PREIT OP Units) shall be paid on the second business day preceding the Closing Date.

          (e)    No Further Ownership Rights in Crown Common Shares and Crown Senior Preferred Shares.    All Merger Consideration paid in accordance with the terms of this Section 1.11 (including any cash paid pursuant to Section 1.11(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Crown Common Shares and Crown Senior Preferred Shares, as applicable, theretofore represented by such Certificates; provided, however, that from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of Crown of the Crown Common Shares or Crown Senior Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to PREIT for any reason, they shall be canceled and exchanged as provided in this Section 1.11.

          (f)    No Liability.    None of Crown, PREIT or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to PREIT, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.11(c) shall thereafter look only to PREIT for delivery of the Merger Consideration, including any cash payable in lieu of fractional shares pursuant to Section 1.11(g) and any unpaid dividends, subject to applicable escheat and other similar laws.

          (g)    No Fractional Shares.

            (i)    No certificates or scrip representing fractional Crown Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Crown.

            (ii)   No fractional PREIT Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional PREIT Common Shares pursuant to this Agreement, each holder of Crown Common Shares shall be paid an amount in cash (without interest), rounded to the nearest cent (with .5 of a cent rounded up), determined by multiplying (i) the average closing price of one PREIT Common Share on the New York Stock Exchange on the

    five trading days immediately preceding the Closing Date by (ii) the fraction of a PREIT Common Share which such holder would otherwise be entitled to receive under this Section 1.11.

          (h)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by PREIT or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as PREIT or the Exchange Agent reasonably may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the PREIT Common Shares or PREIT Senior Preferred Shares to which the holders thereof are entitled pursuant to Section 1.8 and any cash payable pursuant to Section 1.11(g) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.11(d).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF CROWN AND CROWN PARTNERSHIP

        Except as specifically set forth in the letter of even date herewith delivered to PREIT prior to the execution hereof and signed by each of the Chief Executive Officer and Chief Financial Officer, in such capacity, of Crown as the disclosure letter to this Agreement (the "Crown Disclosure Letter"), Crown and Crown Partnership jointly and severally represent and warrant to PREIT and PREIT Partnership as follows as of the date hereof:

        2.1    Organization, Standing and Power.    Crown is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. Crown has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Second Amended and Restated Declaration of Trust of Crown (the "Crown Declaration of Trust") is in effect, and no dissolution, revocation or forfeiture proceedings regarding Crown have been commenced. Crown is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Crown Material Adverse Effect. As used in this Agreement, a "Crown Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Crown, Crown Partnership and the Crown Subsidiaries, taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect Crown or Crown Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other Crown Material Adverse Effect, changes in the trading prices of Crown Common Shares or Crown Senior Preferred Shares. Crown has delivered to PREIT complete and correct copies of each of the Crown Declaration of Trust and the Bylaws of Crown (the "Crown Bylaws"), in each case as amended or supplemented to the date of this Agreement.

        2.2    Crown Subsidiaries.

          (a)   Schedule 2.2(a) to the Crown Disclosure Letter sets forth (i) each Subsidiary of Crown (the "Crown Subsidiaries"), (ii) the ownership interest therein of Crown, (iii) if not directly or indirectly wholly owned by Crown, the identity and ownership interest of each of the other owners of such Crown Subsidiary, (iv) each property owned by such Crown Subsidiary, and (v) if not wholly owned by such Crown Subsidiary, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other voting equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (b)   Except as set forth in Schedule 2.2(b) to the Crown Disclosure Letter, (i) all of the outstanding shares of capital stock in each Crown Subsidiary that is a corporation which are owned by Crown, a Crown Subsidiary or by Crown and a Crown Subsidiary have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and (B) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Crown Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Crown, a Crown Subsidiary or by Crown and a Crown Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such Crown Subsidiary and given to secure performance thereunder. Each Crown Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Crown Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Schedule 2.2(b) to the Crown Disclosure Letter lists, for each Crown Subsidiary, all jurisdictions in which the nature of its business or the ownership or leasing of its properties requires that it be duly qualified or licensed to do business, and other than as set forth on Schedule 2.2(b) to the Crown Disclosure Letter, each Crown Subsidiary is in good standing in each such jurisdiction. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Crown Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to PREIT.

          (c)   There are no attachments, executions or general assignments for the benefit of creditors, or voluntary or involuntary proceeding in bankruptcy, or under any debtor relief laws, contemplated by or pending or, to the Knowledge of Crown, threatened against Crown or a Crown Subsidiary.

        2.3    Capital Structure.

          (a)   The authorized shares of beneficial interest of Crown consist of 250,000,000 shares (par value $.01 per share), 120,000,000 of which are classified as Crown Common Shares, 2,875,000 of which are classified as Crown Senior Preferred Shares, and 125,000,000 of which are classified as excess shares. 32,077,961 Crown Common Shares and 2,475,000 Crown Senior Preferred Shares are issued and outstanding as of May 9, 2003. 1,750,000 Crown Series A Junior Participating Preferred Shares (par value $.01 per share) have been reserved for issuance pursuant to the Crown Rights Agreement and none are outstanding.

          (b)   Set forth in Schedule 2.3(b) to the Crown Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Crown Common Shares or Crown OP Units issued and outstanding under Crown's Amended and Restated 1993 Crown

  Partnership Option Plan (the "Crown Partnership Option"), Crown's 1993 Crown Trustee's Plan (the "Crown Trustee Option"), or any other formal or informal arrangement (collectively, the "Crown Options"); and (ii) except for the Crown Rights and the Crown OP Units, all other warrants or other rights to acquire Crown's shares of beneficial interest, all stock appreciation rights, phantom shares, restricted stock, dividend equivalents, deferred compensation accounts, performance awards and other awards which are outstanding on the date of this Agreement and payable in Crown Common Shares or Crown OP Units ("Crown Share Rights"). Schedule 2.3(b) to the Crown Disclosure Letter sets forth for each Crown Option and Crown Share Right (other than Crown Rights and Crown OP Units), the name of the grantee, the date and type of each grant, the status of each Crown Option as qualified or nonqualified under Section 422 of the Code, the number of Crown Common Shares subject to each Crown Option, the number and type of Crown Common Shares subject to Crown Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or excepted therefrom or as set forth in Schedule 2.3(b) to the Crown Disclosure Letter, no Crown Common Shares were outstanding or reserved for issuance.

          (c)   All outstanding shares of beneficial interest of Crown are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Crown Declaration of Trust or Crown Bylaws, or any contract or instrument to which Crown is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Crown having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Crown may vote.

          (d)   Other than as set forth in this Section 2.3 or in Schedule 2.3(b) to the Crown Disclosure Letter, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Crown or any Crown Subsidiary is a party or by which such entity is bound, obligating Crown or any Crown Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Crown or any Crown Subsidiary or obligating Crown or any Crown Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Crown or a Crown Subsidiary).

          (e)   As of May 9, 2003 (i) 42,034,359 Crown OP Units, of which 8,169,939 Crown OP Units are held by CIT, 1,786,459 Crown OP Units are held by CAIC and 32,077,961 Crown OP Units are held by Crown, are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Crown Partnership Agreement, or any contract or instrument to which Crown or Crown Partnership is a party or by which either is bound and (ii) 2,475,000 Crown Senior Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights. Schedule 2.3(e) to the Crown Disclosure Letter sets forth the name of each holder of Crown OP Units and Crown Senior Preferred OP Units and the number of Crown OP Units and Crown Senior Preferred OP Units owned by each such holder as of May 9, 2003. Except as provided in the Crown Partnership Agreement or as contemplated by this Agreement, the Crown OP Units and Crown Senior Preferred OP Units are not subject to any restrictions imposed by Crown Partnership on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the Crown Partnership Agreement. Except as provided in the Crown Partnership Agreement, Crown Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Crown Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in Crown Partnership.

          (f)    Except as set forth in Schedule 2.3(f) to the Crown Disclosure Letter, all dividends on Crown Common Shares and Crown Senior Preferred Shares and all distributions on Crown OP Units and Crown Senior Preferred OP Units, which have been declared prior to the date of this Agreement, have been paid in full.

          (g)   Set forth on Schedule 2.3(g) to the Crown Disclosure Letter is a list of each registration rights agreement or other agreement between Crown, a Crown Subsidiary, on the one hand, and one or more other parties, including one or more members of the Pasquerilla Group, on the other hand, which grants any such other party or parties the right to cause the registration of any securities of Crown and/or a Crown Subsidiary pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        2.4    Other Interests.    Except for interests in the Crown Subsidiaries and certain other entities as set forth in Schedule 2.4 to the Crown Disclosure Letter (the "Crown Other Interests"), none of Crown, Crown Partnership or any Crown Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Crown Other Interests, Crown and/or any Crown Subsidiary, as the case may be, is a partner, member or shareholder in good standing, and owns such interests free and clear of all Liens. None of Crown, Crown Partnership or any Crown Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Crown Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 2.4 to the Crown Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of Crown, in full force and effect. To the Knowledge of Crown and except as set forth in Schedule 2.4 to the Crown Disclosure Letter, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

        2.5    Authority; Noncontravention; Consents.

          (a)   Crown has the requisite power and authority to enter into this Agreement and, subject only to the requisite Crown shareholder approval of the Merger (the "Crown Shareholder Approval") and the Crown Partner Approvals, to consummate the transactions contemplated by this Agreement to which Crown is a party, including, without limitation, the Pre-Merger Transactions. The execution and delivery of this Agreement by Crown and the consummation by Crown of the transactions contemplated by this Agreement to which Crown is a party have been duly authorized by all necessary action on the part of Crown, except for and subject to the Crown Shareholder Approval and the Crown Partner Approvals. This Agreement has been duly executed and delivered by Crown and constitutes a valid and binding obligation of Crown, enforceable against Crown in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b)   Crown Partnership has the requisite partnership power and authority to enter into this Agreement and, subject only to the requisite Crown Shareholder Approval and Crown Partner Approvals, to consummate the transactions contemplated by this Agreement to which Crown Partnership is a party, including, without limitation, the Pre-Merger Transactions and the Post-Merger Contribution Transactions. The execution and delivery of this Agreement by Crown Partnership and the consummation by Crown Partnership of the transactions contemplated by this Agreement to which Crown Partnership is a party have been duly authorized by all necessary action on the part of Crown Partnership, except for and subject to the Crown Shareholder

  Approval and the Crown Partner Approvals. This Agreement has been duly executed and delivered by Crown Partnership and constitutes a valid and binding obligation of Crown Partnership, enforceable against Crown Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (c)   Except as set forth in Schedule 2.5(c)(1) to the Crown Disclosure Letter and subject to receipt of the Crown Shareholder Approval and the Crown Partner Approvals, the execution and delivery of this Agreement by Crown do not, and the consummation of the transactions contemplated by this Agreement to which Crown and Crown Partnership is a party and compliance by Crown and Crown Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Crown or any Crown Subsidiary under, (i) the Crown Declaration of Trust or Crown Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any Crown Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, reciprocal easement agreement, lease, management agreement or other agreement, instrument, permit, concession, franchise or license applicable to Crown or any Crown Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Crown or any Crown Subsidiary, or their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Crown Material Adverse Effect or (y) prevent or materially impair the ability of Crown to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Crown or any Crown Subsidiary in connection with the execution and delivery of this Agreement by Crown and Crown Partnership or the consummation by Crown or any Crown Subsidiary of any of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Form S-4 and such reports and filings under the Securities Act and Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Maryland Articles of Merger with the MSDAT, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other material consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Crown Disclosure Letter or (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) federal, state or local environmental laws, (y) the "blue sky" laws of various states, to the extent applicable or (z) rules and regulations of the NYSE.

        2.6    SEC Documents; Financial Statements; Undisclosed Liabilities.    Crown Partnership is not required by any Law to file any reports, schedules, forms, statements or other documents with the SEC and has made no such filings. Crown has timely filed all reports, schedules, forms, statements, certifications and other documents required to be filed in accordance with the rules and requirements of the SEC since December 31, 1996 through the date hereof (collectively, including all exhibits thereto and any registration statement filed since such date, the "Crown SEC Documents"). All of the Crown

SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Crown SEC Documents. None of the Crown SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Crown after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Crown included in the Crown SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Crown and its Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in Schedule 2.6(a) to the Crown Disclosure Letter, Crown has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Crown SEC Documents or in Schedule 2.6(b) to the Crown Disclosure Letter, neither Crown nor any Crown Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Crown or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Crown Material Adverse Effect.

        2.7    Absence of Certain Changes or Events.    Except as disclosed in the Crown SEC Documents or in Schedule 2.7 to the Crown Disclosure Letter or as provided herein, since December 31, 2002 (the "Crown Financial Statement Date"), Crown and the Crown Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been:

          (a)   any circumstance, event, occurrence, change or effect that has had a Crown Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Crown Material Adverse Effect,

          (b)   any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Crown Common Shares, the Crown OP Units, the Crown Senior Preferred Shares or the Crown Senior Preferred OP Units, except for regular quarterly distributions not in excess of (i) $.2150 per Crown Common Share or Crown OP Unit (subject to any Final Crown Dividend payable pursuant to Section 1.11(d)(i)), (ii) $1.375 per Crown Senior Preferred Share or Crown Senior Preferred OP Unit, or (iii) in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status, in each case with customary record and payment dates,

          (c)   any split, combination or reclassification of the Crown Common Shares, the Crown OP Units, the Crown Senior Preferred Shares, or the Crown Senior Preferred OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Crown or partnership interests in Crown Partnership or any issuance of an ownership interest in, any Crown Subsidiary, except for issuances of Crown Common Shares with respect to Crown's Dividend Reinvestment Plan (hereinafter referred to as a "DRIP"),

          (d)   any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have a Crown Material Adverse Effect,

          (e)   any change in accounting methods, principles or practices by Crown or any of its Subsidiaries or Crown Partnership or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Crown SEC Documents or required by a change in GAAP, or

          (f)    any amendment in any material respect of any employment, consulting, severance, retention or any other agreement between Crown and any officer or trustee of Crown or any Affiliate or immediate family member thereof or any new such agreement with any of the foregoing.

        2.8    Litigation.    Except as disclosed in Schedule 2.8 to the Crown Disclosure Letter or in the Crown SEC Documents filed with the SEC after December 31, 2002, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Crown or the Crown Subsidiaries (a) for which insurance coverage has been acknowledged by the applicable insurer, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Crown or a Crown Subsidiary) or, to the Knowledge of Crown, threatened against or affecting Crown or any Crown Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Crown Material Adverse Effect or (ii) prevent or materially impair the ability of Crown to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Crown or any Crown Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the Crown Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Crown, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim, and (z) no claim has been made under any trustees', directors' and officers' liability insurance policy maintained at any time by Crown or any of the Crown Subsidiaries except for those claims that have been fully and finally adjudicated and any judgment owing on which have been fully paid and claims for which all defendant parties have been fully and unconditionally released and all payments under any settlement or release agreement in connection therewith have been paid in full.

        2.9    Properties.

          (a)    Title; Encumbrances; Property Restrictions.    Except as provided in Schedule 2.2(a) or Schedule 2.9(a) to the Crown Disclosure Letter, Crown or the Crown Subsidiary set forth on Schedule 2.2(a) to the Crown Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 2.2(a) to the Crown Disclosure Letter (the "Crown Properties"), which are all of the real estate properties owned or leased by them, in each case (except for the Crown Permitted Title Exceptions) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Schedule 2.2(a) to the Crown Disclosure Letter further identifies which of the Crown Properties are owned in fee simple by Crown or the Crown Subsidiary and which of the Crown Properties are subject to a ground lease (the "Crown Ground Lease"). Except as set forth in Schedule 2.2(a) to the Crown Disclosure Letter, no other Person has any ownership interest in, and any such ownership interest so scheduled does not materially interfere with the present use of, any of the Crown Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Crown Disclosure Letter, none of the Crown

  Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Crown Properties are not subject to any rights of way, restrictive covenants, agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for the following (collectively, the "Crown Permitted Title Exceptions"): (i) Property Restrictions and Encumbrances set forth in Schedule 2.9(a) to the Crown Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Crown Property, (iii) Property Restrictions and Encumbrances that are matters of public record, which Property Restrictions and Encumbrances, in any event, do not materially interfere with the present use of any of the Crown Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Crown Properties subject thereto or affected thereby. Schedule 2.9(a) to the Crown Disclosure Letter also lists each of the Crown Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

          (b)    Title Insurance.    Except as provided in Schedule 2.9(b) to the Crown Disclosure Letter, valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring the applicable Crown Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the Crown Properties owned by it in amounts approximately equal to the purchase price therefor paid by such Crown Subsidiary, subject only to the Crown Permitted Title Exceptions and the matters disclosed in Schedule 2.9(a) to the Crown Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

          (c)    Permit; Violation; Condition.    Except as provided in Schedule 2.9(c) to the Crown Disclosure Letter, Crown has no Knowledge (i) that, any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Crown Properties or any agreement, easement or other right which is necessary to permit the ownership, lawful use, operation and licensing of the management of the buildings and improvements on any of the Crown Properties or which is necessary to permit the lawful use and operation of all driveways, roads, utilities and other means of egress and ingress to and from any of the Crown Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same, the absence of which would reasonably be expected to have a material adverse effect on such Crown Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Crown Properties issued by any Governmental Entity which would reasonably be expected to have a material adverse effect on such Crown Property, (iii) of any structural defects relating to any Crown Property which would reasonably be expected to have a material adverse effect on such Crown Property, (iv) of any Crown Property whose building systems are not in working order so as to have a material adverse effect on such Crown Property, (v) of any physical damage to any Crown Property in excess of $500,000 for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit) or any such physical damage that could reasonably give rise to a tenant's right to terminate the Crown Space Lease applicable to such Crown Property, or (vi) of current renovation or restoration to any Crown Properties that is underway or is being completed, the cost of which exceeds $250,000.

          (d)    Condemnation; Zoning; Work.    Except as set forth in Schedule 2.9(d) to the Crown Disclosure Letter, neither of Crown nor any Crown Subsidiary has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Crown Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Crown Properties or by the continued maintenance, operation or use of the parking areas which would reasonably be expected, with respect to both (i) and (ii), to have a material adverse effect on such Crown Property. Except as set forth in Schedule 2.9(d) to the Crown Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Crown Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and (ii) Crown has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of case (i) and (ii) except as set forth in development or operating budgets for such Crown Properties delivered to PREIT and PREIT Partnership prior to the date hereof and other than those which would not reasonably be expected to have a Crown Material Adverse Effect. As used in this Agreement, "Environmental Mitigation" means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any actual or suspected environmental condition or Hazardous Materials.

          (e)    Rent Rolls.    The rent rolls, dated as of May 2, 2003 and previously provided by Crown to PREIT, with respect to anchor tenants (the "Anchor Tenants"), as identified therein, and all other tenants (the "Other Tenants") identified therein (together, the "Crown Rent Roll") lists each Crown Space Lease in effect as of the respective dates indicated in the Crown Rent Roll and, except for omissions or discrepancies that, individually and in the aggregate, would not reasonably be expected to have a Crown Material Adverse Effect, all information set forth in the Crown Rent Roll is true, correct and complete as of the date thereof. "Crown Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Crown (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any Crown Ground Lease and agreements for space with a non-renewable term of less than one year. Crown has made available to PREIT true, correct and complete copies of all Crown Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in a delinquency report, dated as of May 2, 2003 and previously provided by Crown to PREIT, neither Crown or any Crown Subsidiary, on the one hand, nor, to the Knowledge of Crown or Crown Partnership, any other party, on the other hand, is in default under any Crown Space Lease, except for such defaults that would not reasonably be expected to have a Crown Material Adverse Effect.

          (f)    Reciprocal Operating Agreements.    Schedule 2.9(f) to the Crown Disclosure Letter sets forth a true and complete list of all reciprocal operating or easement agreements (the "Crown Reciprocal Operating Agreements") encumbering and or benefiting any Crown Properties in effect as of the dates set forth therein. Crown has made available to PREIT true, correct and complete copies of all Crown Reciprocal Operating Agreements, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Neither Crown or any Crown Subsidiary, on the one hand, nor, to the Knowledge of Crown or Crown Partnership, any other party, on the other hand, is in default under any Crown Reciprocal Operating Agreement, except for such defaults that would not reasonably be expected to have a Crown Material Adverse Effect.

          (g)    Ground Lease.    None of Crown, Crown Partnership or any Crown Subsidiary, as applicable, on the one hand, or, to the Knowledge of Crown or Crown Partnership, another party, on the other hand, is in default under any Crown Ground Lease, except for such defaults that would not reasonably be expected to have a Crown Material Adverse Effect.

          (h)    Insurance.    Schedule 2.9(h) to the Crown Disclosure letter contains a true and complete list as of May 2, 2003, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by Crown or any Crown Subsidiary. All such policies are in full force and effect and neither Crown nor any Crown Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Crown or any Crown Subsidiary or any of their respective assets thereunder.

          (i)    Leasing Commissions, Fees and Tenant Improvement Allowances.    All leasing commissions, fees, tenant improvement allowances and other tenant inducement costs (including the obligation on the part of the landlord to install tenant improvements) due with respect to the current unexpired term of each Crown Space Lease have been paid in full as of May 2, 2003 except as set forth on Schedule 2.9(i) to the Crown Disclosure Letter. Schedule 2.9(i) to the Crown Disclosure Letter contains a true and complete list as of May 2, 2003 of all leasing commissions, fees and tenant improvement allowances that may be due under any Crown Space Lease upon a renewal, extension, expansion or early termination of such Crown Space Lease.

        2.10    Environmental Matters.

          (a)   "Environmental Law" shall mean all applicable Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to noise control, or the protection of human health, safety and natural resources, animal health or welfare or the environment, including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "toxic substances," "radioactive materials" or "solid wastes," (iii) the presence of which on property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the property or to adjacent properties, (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

          (b)   Except as disclosed in the Crown SEC Documents,

            (i)    neither Crown nor any of the Crown Subsidiaries or, to Crown's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the Crown Properties, and neither Crown nor any of the Crown Subsidiaries has any Knowledge of the presence of any Hazardous Materials at, on or under any of the Crown Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Crown Properties) would, individually or in the aggregate, reasonably be expected to have a Crown Material Adverse Effect;

            (ii)   except in accordance with the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the Crown Properties or (B) any real property previously owned, operated or leased by Crown or the Crown Subsidiaries (the "Former Crown Properties") during the period of such ownership, operation or tenancy in violation of any applicable Environmental Law and which have not been remediated in accordance with applicable Environmental Laws and Environmental Permits, which Releases would, individually or in the aggregate, reasonably be expected to have a Crown Material Adverse Effect;

            (iii)  (y) Crown and the Crown Subsidiaries have not failed to comply with any Environmental Laws, and (z) neither Crown nor any of the Crown Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Crown Material Adverse Effect;

            (iv)  Crown and the Crown Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Crown Material Adverse Effect. Crown and the Crown Subsidiaries have filed applications for all Environmental Permits necessary to operate their business as currently operated. Except as set forth on Schedule 2.10(b)(iv) to the Crown Disclosure Letter, all of the Environmental Permits are transferable and none require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated hereby; and

            (v)   except as set forth on Schedule 2.10(b)(v) to the Crown Disclosure Letter, to the Knowledge of Crown, no mining of coal or "other minerals", or "surface coal mining operations" or similar activities with respect to "other minerals", as those terms are defined by the Federal Surface Mining Control and Reclamation Act of 1977, as amended, 30 U.S.C. Section 1201 et seq., have occurred or are occurring at any of the Crown Properties.

          (c)   Crown has previously delivered or made available to PREIT complete copies of all material documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of Crown and the Crown Subsidiaries and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the Crown Properties.

        2.11    Related Party Transactions.    Set forth in Schedule 2.11 to the Crown Disclosure Letter or in the Crown SEC Documents is a list of all arrangements, agreements and contracts of Crown and any Crown Subsidiary or any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate entered into or modified since December 31, 1996 through the date hereof that are required to be described in Item 404 of Regulation S-K under the Securities Act. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act

        2.12    Employee Benefits.    As used herein, the term "Crown Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, equity compensation, bonus, incentive, vacation pay, tuition reimbursement, severance pay, employment continuation, change of control, fringe benefit or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder

("ERISA") ("Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Crown or any Crown Subsidiary (each, a "Crown Controlled Group Member") and covering any Crown Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Crown Controlled Group Member is a party or by which any Crown Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any Crown Controlled Group Member may otherwise have any liability (whether or not such Crown Controlled Group Member still maintains such Crown Employee Plan). Each Crown Employee Plan is listed on Schedule 2.12 to the Crown Disclosure Letter. Except as disclosed in Schedule 2.12 to the Crown Disclosure Letter, with respect to the Crown Employee Plans:

          (a)   No Crown Controlled Group Member has any continuing liability, including any post-retirement medical, dental, life insurance or other benefits, under any Welfare Plan which provides for continuing benefits or coverage for any participant or any dependent or beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA ("COBRA"), or under any applicable state law, the cost of which is fully paid by the participant or the dependent or beneficiary of the participant. Schedule 2.12(a) to the Crown Disclosure Letter sets forth a true, correct and complete list of (i) each former employee of Crown Partnership who is entitled to benefits under COBRA as of the date of this Agreement and (ii) the Welfare Plan under which such benefits are to be provided.

          (b)   Each Crown Employee Plan complies in all material respects with the applicable requirements of ERISA, the Code, the Securities Act, the Exchange Act and any other applicable laws governing such Crown Employee Plan, and each Crown Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of the law and all regulations issued thereunder, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan is qualified under Section 401(a) of the Code, and each trust established by each Pension Plan is exempt from federal income tax under Section 501(a) of the Code. Each Pension Plan is, and from its establishment has been, the subject of a favorable determination letter from the IRS stating that such Pension Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Pension Plan is tax-exempt under Section 501(a) of the Code. No event has occurred since the date of each Pension Plan's last determination letter that would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person, governmental entity, regulatory body or arbiter have been filed, are pending or are threatened with respect to any Crown Employee Plan and there is no fact or contemplated event that would give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Crown Employee Plan. Without limiting the foregoing, the following are true with respect to each Crown Employee Plan:

    (i)
    all Crown Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of both ERISA and the Code with respect to each Crown Employee Plan and no Crown Controlled Group Member has incurred any liability in connection with such reporting or disclosure requirements or has knowledge of any facts or contemplated events that would be expected to give rise to any liability in connection with such reporting or disclosure requirements;

    (ii)
    all contributions and payments with respect to the Crown Employee Plans that are required to be made by a Crown Controlled Group Member with respect to periods ending on or before the Closing Date have been, or will be, made or accrued before the

      Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements, insurance contracts or arrangements, or as otherwise required by either ERISA or the Code and no Crown Controlled Group Member shall take any actions relating to the Crown Employee Plans that will increase PREIT's or PREIT Partnership's obligations under the Crown Employee Plans after the Closing Date;

    (iii)
    with respect to each Crown Employee Plan, to the extent applicable, Crown has delivered to or has made available to PREIT true and complete copies of (A) all plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS"), (C) the three most recent IRS Form 5500 Annual Return/Reports (and all schedules and reports relating thereto) and actuarial reports, (D) all related trust agreements, insurance contracts or other funding agreements maintained in connection with each such Crown Employee Plan, (E) all Department of Labor opinions on any Crown Employee Plan and all correspondence relating to the request for and receipt of any such opinions, (F) all IRS rulings, opinions or technical advice relating to any Crown Employee Plan and all correspondence relating to any request for and receipt of any such rulings, opinions, or technical advice, and (G) any other correspondence with or other submissions filed with any governmental or regulatory entity; and

    (iv)
    all statements made by or on the behalf of a Crown Controlled Group Member to the IRS, the Department of Labor or any other governmental or regulatory entity with respect to each Crown Employee Plan were true and correct when made and continue to be true and correct.

          (c)   With respect to each Crown Employee Plan, there has not occurred, and no Person is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

          (d)   No Crown Employee Plan is a Defined Benefit Plan as defined in Section 3(35) of ERISA and no Crown Controlled Group Member has ever maintained or been obligated to contribute to any Defined Benefit Plan.

          (e)   No Crown Employee Plan is a Multiemployer Plan as such term is defined in Section 3(37) of ERISA.

          (f)    No Crown Employee Plan is an Employee Stock Ownership Plan as such term is defined in Section 4975(e)(7) of the Code.

          (g)   No Crown Employee Plan is a Qualified Foreign Plan as such term is defined in Section 404A of the Code and no Crown Employee Plan is subject to the laws or regulations of any other jurisdiction other than the United States of America or one of its political subdivisions.

          (h)   No Pension Plan has been terminated in the past five years.

          (i)    No Welfare Plan is a Voluntary Employees' Beneficiary Association as such term is defined in Section 501(c)(9) of the Code.

          (j)    All Welfare Plans and their related trusts comply with and have been administered in material compliance with (i) Section 4980B of the Code and Sections 601 through 609 of ERISA and all Department of Treasury and Department of Labor regulations issued thereunder, respectively, and (ii) the Health Insurance Portability and Accountability Act of 1996 and all Department of Labor regulations issued thereunder.

          (k)   With respect to each Crown Employee Plan maintained by any Crown Controlled Group Member, each such Crown Employee Plan provides the Plan Sponsor the authority to amend or terminate the Crown Employee Plan at any time, subject to the applicable requirements of ERISA and the Code.

          (l)    Except as set forth on Schedule 2.12(l) to the Crown Disclosure Letter, no Crown Controlled Group Member has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement or other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body or arbiter.

        2.13    Crown Employee Plans and Employees.

          (a)   The employee handbooks of Crown and the Crown Subsidiaries currently in effect have been delivered to PREIT and fairly and accurately summarize in all material respects all generally applicable employee policies, vacation policies and payroll policies. Schedule 2.13 to the Crown Disclosure Letter contains a true and accurate list of all employees to whom Crown, Crown Partnership or any Crown Subsidiary is paying compensation, including bonuses and incentives, at an annual rate in excess of Fifty Thousand Dollars ($50,000) for services rendered or otherwise and the current annual rate of compensation for such employees. Except as set forth on Schedule 2.13 to the Crown Disclosure Letter, no employee or independent contractor of Crown, Crown Partnership or any Crown Subsidiary will be paid any amount that is not deductible under Section 162(a) of the Code or that is an "excess parachute payment" under Section 280G of the Code.

          (b)(1) Neither Crown nor any of the Crown Subsidiaries other than Crown Partnership or Crown American Services Corporation ("CASC") employs, or in the last three years has employed, any Person as an employee. Schedule 2.13(b)(1) to the Crown Disclosure Letter sets forth a true, correct and complete list of each employee terminated or laid off by Crown Partnership or CASC, or whose regularly scheduled working hours have been reduced by more than 50%, from February 11, 2003 through May 2, 2003, and the following information for each such employee: (i) name; (ii) date of such termination, layoff or reduction in hours; (iii) reason for such termination, layoff or reduction in hours; and (iv) location to which the employee was assigned. Crown, Crown Partnership and CASC are in compliance with the Worker Adjustment and Retraining Notification Act (the "WARN Act"), and all similar state or local Laws, and to their Knowledge, have not violated any such Laws within the last two years.

          (2)   Schedule 2.13(b)(2) to the Crown Disclosure Letter sets forth a true, correct and complete list of each employee of Crown Partnership and CASC as of May 2, 2003, including employees on approved leaves of absence, and the following information for each such employee: (i) name; (ii) position/title; (iii) Social Security number; (iv) years of service with Crown Partnership and/or CASC and any predecessors thereto; (v) last rate of base compensation; and (vi) location to which the employee was assigned.

        2.14    Taxes.

          (a)   Except as set forth on Schedule 2.14(a) to the Crown Disclosure Letter: (i) Each of Crown and the Crown Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all respects, (B) has paid (or Crown has paid on its behalf) all Taxes owed by it (whether or not shown on such returns and reports), and (C) has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental

  Entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Crown Material Adverse Effect; (ii) to the Knowledge of Crown, no claim has ever been made by a Governmental Entity in a jurisdiction where Crown or the Crown Subsidiaries do not file a Tax return that Crown or any Crown Subsidiary may be the subject of Taxation in that jurisdiction; (iii) the most recent audited financial statements contained in the Crown SEC Documents reflect an adequate reserve for all material Taxes payable by Crown and the Crown Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; (iv) since the Crown Financial Statement Date, Crown has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any Tax arising or resulting from redetermined rents, redetermined deductions or excess interest described in Section 857(b)(7) of the Code, and neither Crown nor any Crown Subsidiary has incurred any liability for Taxes other than in the ordinary course of business; (v) no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Crown or any Crown Subsidiary; (vi) neither Crown nor any Crown Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Crown's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of Crown or any Crown Subsidiary is being considered by any Tax authority and, except for audits completed prior to December 31, 1997, no audit, examination, or other proceeding in respect of federal income taxes involving Crown or any Crown Subsidiary has occurred; and (vii) to the Knowledge of Crown, there are no pending deficiencies for any Taxes that have been proposed, asserted or assessed against Crown or any Crown Subsidiary, and no requests for waivers of the time to assess any such Taxes have been granted or are pending.

          As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

          (b)   Crown (i) for all taxable years for which the IRS could assert a Tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 2002 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2003 or the Effective Time and, if later, for the taxable year ending on the Effective Time, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Crown's Knowledge, no such challenge is pending or threatened. Each Crown Subsidiary that is a partnership, business, trust, joint venture or limited liability company either (A) (i) has been treated since its formation and continues to be treated for federal income tax purposes either as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Crown of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Crown to violate Section 856(c)(4) of the Code or (B) has been treated since its formation and continues to be treated for federal income tax purposes as a corporation that qualifies as (x) a REIT within the meaning of Section 856 of the Code, (y) a qualified REIT subsidiary under Section 856(i) of the Code, or (z) a taxable REIT subsidiary under Section 856(l) of the Code. Crown Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. For all tax years in which the IRS could assert a tax liability, each such corporation and each other issuer in which Crown holds or has held securities (within the meaning of Section 856(c) of the Code but excluding "straight debt" of issuers described in Section 856(c)(7)) having a value of more than 10% of the total value of the outstanding securities of such issuer has qualified at all times as either a REIT within the meaning of Section 856 of the Code, a qualified REIT subsidiary under Section 856(i) of the Code, or a taxable REIT subsidiary under Section 856(l) of the Code. Neither Crown nor any Crown Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of IRS Notice 88-19, Temporary Treas. Regs. §1.337(d)-5T, §1.337(d)-6T or §1.337(d)-7T, or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (c)   To Crown's Knowledge, as of the date hereof, Crown is a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code.

          (d)   There are no liens for Taxes upon the assets of Crown or the Crown Subsidiaries, other than liens for Taxes not yet due and payable.

          (e)   Neither Crown nor any Crown Subsidiary is party to any Tax allocation or sharing agreement.

          (f)    Crown does not have any liability for the Taxes of any person other than Crown and the Crown Subsidiaries, and the Crown Subsidiaries do not have any liability for the Taxes of any person other than Crown and the Crown Subsidiaries (A) under Treas. Reg. §1.1502-6 (or any similar provision of state, local or foreign law), (B) as transferee or successor, (C) by contract, or (D) otherwise.

          (g)   Crown and the Crown Subsidiaries have not taken any positions on any of their federal income Tax returns which could reasonably be expected to give rise to a substantial underpayment of Tax under Section 6662 of the Code.

          (h)   Neither Crown nor any of the Crown Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Effective Time under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Time; (C) installment sale or open transaction disposition made on or prior to the Effective Time; or (D) prepaid amount received on or prior to the Effective Time.

          (i)    Neither Crown Partnership nor any Crown Subsidiary that is a partnership for federal income tax purposes has made, with regard to any taxable year since its formation (including, without limitation, its taxable year ended December 31, 2002 and any short taxable year ending at the Effective Time), an election under Section 754 of the Code.

        2.15    No Payments to Employees, Officers or Trustees.    Schedule 2.15 to the Crown Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments are or will become payable to each employee, officer, director or trustee of Crown or any Crown Subsidiary as a result of the Merger, the other transactions contemplated by this Agreement, or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule 2.15 to the Crown Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer, director or trustee of Crown or any Crown Subsidiary. Except as described in Schedule 2.15 to the Crown Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which Crown or any Crown Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

        2.16    Broker; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Wachovia Securities, the fees and expenses of which are described in that certain engagement letter dated February 13, 2002 between Wachovia Securities and Crown, as amended on March 17, 2003, true, correct and complete copies of which have previously been given to PREIT, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Crown or any Crown Subsidiary.

        2.17    Compliance with Laws.    Neither Crown nor any Crown Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity or award to any arbitration applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Crown Material Adverse Effect.

        2.18    Contracts; Debt Instruments.

          (a)    Default.    Except as set forth on Schedule 2.18(a) to the Crown Disclosure Letter, neither Crown nor any Crown Subsidiary (i) has received a written notice in 2002 or 2003 that it is in violation of or in default under any lease to which it is a party or by which it or any of its properties or assets is bound or (ii) has received a written notice that it is in violation of or in default under (or that there exists any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any (A) loan or credit agreement, note, bond, mortgage, debenture, indenture, or (B) material permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, and no such violation or default exists.

          (b)    Indebtedness.    Schedule 2.18(b) to the Crown Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness of Crown or any of the Crown Subsidiaries, is outstanding or may be incurred. "Indebtedness" shall mean: (i) obligations in respect of money borrowed; (ii) obligations (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (A) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (B) evidenced by bonds, debentures, notes or similar instruments, or (C) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (iii) all capitalized lease obligations; (iv) all reimbursement obligations under any letters of credit or acceptances that have been presented for payment; (v) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof); (vi) all Indebtedness of other Persons which (A) such Person has guaranteed (other than guarantees which are solely guarantees of performance and not of payment and other guarantees of such Person for liabilities arising from reasonable and customary exceptions to nonrecourse indebtedness, such as for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such nonrecourse indebtedness and other similar exceptions to recourse liability) or is otherwise recourse to such Person or (B) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (vii) the recourse share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of the foregoing, preferred equity of a Person shall not be considered to be Indebtedness.

          (c)    Interest Rate Agreements.    To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18(c) to the Crown Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Crown or any Crown Subsidiary is a party or an obligor with respect thereto.

          (d)    Prepayment Restrictions.    Except as set forth in Schedule 2.18(d) to the Crown Disclosure Letter, neither Crown nor any Crown Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Crown Properties.

          (e)    Management Agreements.    Neither Crown nor any Crown Subsidiary is a party to any agreement relating to the management of any Crown Property by any Person other than Crown or a Crown Subsidiary. Neither Crown nor any Crown Subsidiary is a party to any agreement pursuant to which Crown or any Crown Subsidiary manages or provides services with respect to any real properties other than Crown Properties, except for the agreements listed in Schedule 2.18(e) to the Crown Disclosure Letter.

          (f)    Property Related Agreements.    Except as set forth in Schedule 2.18(f) to the Crown Disclosure Letter or as otherwise disclosed in Section 2.5 and this Section 2.18, neither Crown nor any Crown Subsidiary has entered into any service, operating, listing, brokerages, supply and maintenance agreement, equipment lease, or other agreements with a third-party relating to operations at the Crown Properties, other than those that involve total payment by Crown or Crown Subsidiary of no more than $100,000 per annum and are terminable by Crown or a Crown Subsidiary without penalty upon (i) one (1) year prior written notice or less or (ii) ninety (90) days' prior written notice upon sale of the Crown Property. Neither Crown or any Crown Subsidiary, on the one hand, nor, to the Knowledge of Crown or Crown Partnership, any other party, on the other hand, is in default under any of the agreements set forth in Schedule 2.18(f) to the Crown Disclosure Letter.

          (g)    Budget.    Crown has delivered to PREIT prior to the date of this Agreement a true and complete capital budget for the year 2003 relating to budgeted capital improvements and development. Schedule 2.18(g) to the Crown Disclosure Letter lists all material agreements entered into by Crown and Crown Subsidiaries relating to the development or construction of, or additions or expansions to, any Crown Real Properties (or any properties with respect to which Crown has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Crown or any of the Crown Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000 in the aggregate in the future. True, correct and complete copies of such agreements have previously been delivered or made available to PREIT.

          (h)    Purchase and Sale Agreements.    Schedule 2.18(h) to the Crown Disclosure Letter lists all agreements entered into by Crown or any Crown Subsidiary providing for the sale of, or option to sell, any Crown Properties or the purchase of, or option to purchase, by Crown or any Crown Subsidiary, any real estate not yet consummated as of the date hereof.

          (i)    Contractual Liability.    Except as set forth in Schedule 2.18(i) to the Crown Disclosure Letter, neither Crown nor any Crown Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Crown or any Crown Subsidiary or (B) to pay any additional purchase price for any of the Crown Properties.

          (j)    Tax Protection Agreements.    Except as set forth in Schedule 2.18(j) to the Crown Disclosure Letter, neither Crown nor any Crown Subsidiary has entered into or is subject, directly or indirectly, to any Crown Tax Protection Agreements. As used herein, a "Crown Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Crown Partnership or any other Crown Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Crown or any Crown Subsidiary, (ii) requires that Crown or any Crown Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the Crown Properties, or (iii) requires that Crown or any Crown Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Crown or any Crown Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Crown or a Crown Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Crown or any Crown Subsidiary under Section 752 of the Code. Neither Crown nor any Crown Subsidiary is in violation of or in default under any Crown Tax Protection Agreement.

        2.19    Opinions of Financial Advisor.    Crown has received the written opinion of Wachovia Securities, Crown's financial advisor, to the effect that the consideration to be received by the holders of Crown Common Shares pursuant to the Merger is fair to such holders from a financial point of view.

        2.20    State Takeover Statutes.    Crown has taken all action necessary to exempt the transactions contemplated by this Agreement between PREIT and Crown and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

        2.21    Rights Agreement.    The Board of Trustees of Crown has resolved, and Crown has taken all action necessary, to render the rights (the "Crown Rights") issued pursuant to the terms of that certain Rights Agreement, dated as of January 20, 2000, between Crown and American Stock Transfers and Trust Company, as rights agent (the "Crown Rights Agreement"), inapplicable to (i) the execution of this Agreement and the Merger Documents (ii) the Merger and (iii) the transactions contemplated by this Agreement and the Merger Documents. The Crown Rights Agreement has been amended so that (a) PREIT and each of its Subsidiaries is exempt from the definition of "Acquiring Person" (as defined in the Crown Rights Agreement), (b) no "Share Acquisition Date," "Distribution Date," or "Flip-Over Entity" (as such terms are defined in the Crown Rights Agreement) will occur as a result of the execution and delivery of this Agreement or the consummation of the Merger pursuant to this Agreement and (c) the Crown Rights Agreement will expire immediately prior to the Effective Time. The Crown Rights Agreement, as amended in accordance with the preceding sentence, has not been further amended or modified. Copies of all existing amendments to the Crown Rights Agreement have been previously provided to PREIT.

        2.22    Investment Company Act of 1940.    Neither Crown nor any of the Crown Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

        2.23    Definition of "Knowledge of Crown".    As used in this Agreement, the phrase "Knowledge of Crown" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.23 to the Crown Disclosure Letter.

        2.24    Required Shareholder Approvals and Partner Approvals.    The affirmative vote of the holders of at least a majority of the Crown Common Shares outstanding and entitled to vote and voting together as a single class are the only votes of the holders of any class or series of Crown capital shares necessary or required under this Agreement or under applicable law to approve the Merger and this Agreement. The approval of Crown, the affirmative vote of at least a majority of Crown limited partner interests, and the affirmative vote of Mark E. Pasquerilla (acting as the designated representative of CIT and CAIC), voting in accordance with the Crown Partnership Agreement, are the only votes of the holders of any class or series of Crown Partnership's partnership interests necessary or required under this Agreement or under applicable law to approve the execution, delivery and performance of this Agreement, the Merger, or the withdrawal of Crown as general partner.

        2.25    Intellectual Property.    Except as set forth in Schedule 2.25 to the Crown Disclosure Letter, to the Knowledge of Crown, neither Crown nor any Crown Subsidiary is infringing upon any intellectual property rights of any other Person nor, to the Knowledge of Crown, is any other Person infringing on any of Crown or Crown Subsidiaries' rights in respect of the intellectual property owned and used by any of such entities.

        2.26    Documents.    Crown and Crown Partnership have made available to PREIT true, correct and complete copies of all documents referenced in any schedules attached hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PREIT AND PREIT PARTNERSHIP

        Except as specifically set forth in the letter of even date herewith delivered to Crown prior to the execution hereof and signed by each of the Chief Executive Officer and Chief Financial Officer, in such capacity, of PREIT as the disclosure letter to this Agreement (the "PREIT Disclosure Letter"), PREIT and PREIT Partnership jointly and severally represent and warrant to Crown and Crown Partnership as follows as of the date hereof:

        3.1    Organization, Standing and Power.    PREIT is a business trust duly organized, validly existing and in good standing under the laws of Pennsylvania. PREIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The PREIT Trust Agreement is in effect, and no dissolution, revocation or forfeiture proceedings regarding PREIT have been commenced. PREIT is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a PREIT Material Adverse Effect. As used in this Agreement, a "PREIT Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of PREIT, PREIT Partnership and the PREIT Subsidiaries, taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally or regionally, (ii) changes affecting the real estate industry generally which do not affect PREIT or PREIT Partnership, as the case may be, materially disproportionately relative to other participants in the real estate industry similarly situated, or (iii) in and of itself and without the occurrence of any other PREIT Material Adverse Effect, changes in the trading prices of PREIT Common Shares. PREIT has delivered to Crown complete and correct copies of each of the PREIT Trust Agreement and the PREIT Bylaws, in each case as amended or supplemented to the date of this Agreement.

        3.2    PREIT Subsidiaries.

          (a)   Schedule 3.2(a) to the PREIT Disclosure Letter sets forth (i) each Subsidiary of PREIT (the "PREIT Subsidiaries"), (ii) the ownership interest therein of PREIT, (iii) if not directly or indirectly wholly owned by PREIT, the identity and ownership interest of each of the other owners of such PREIT Subsidiary, (iv) each property owned by such PREIT Subsidiary, and (v) if not wholly owned by such PREIT Subsidiary, the identity and ownership interest of each of the other owners of such property.

          (b)   Except as set forth in Schedule 3.2(b) to the PREIT Disclosure Letter, (i) all of the outstanding shares of capital stock in each PREIT Subsidiary that is a corporation which are owned by PREIT, a PREIT Subsidiary or by PREIT and a PREIT Subsidiary have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and (B) owned free and clear of all Liens and (ii) all equity interests in each PREIT Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by PREIT, a PREIT Subsidiary or by PREIT and a PREIT Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such PREIT Subsidiary and given to secure performance thereunder. Each PREIT Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each PREIT Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each PREIT Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each PREIT Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Crown.

          (c)   There are no attachments, executions or general assignments for the benefit of creditors, or voluntary or involuntary proceeding in bankruptcy, or under any debtor relief laws, contemplated by or pending or, to the Knowledge of PREIT, threatened against PREIT or a PREIT Subsidiary.

        3.3    Capital Structure.

          (a)   The authorized shares of beneficial interest of PREIT consist of 100,000,000 PREIT Common Shares (par value $1 per share), 16,754,458 of which were issued and outstanding as of May 9, 2003, and 25,000,000 undesignated preferred shares of beneficial interest, none of which were issued and outstanding as of the date of this Agreement.

          (b)   Set forth in Schedule 3.3(b) to the PREIT Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase PREIT Common Shares issued and outstanding under any PREIT employee or non-employee trustee stock option plan or any other formal or informal arrangement (collectively, the "PREIT Options"); and (ii) except for the PREIT Rights and the PREIT OP Units, all other warrants or other rights to acquire PREIT's shares of beneficial interest, all stock appreciation rights, phantom shares, restricted stock, dividend equivalents, deferred compensation accounts, performance awards and other awards which are outstanding on the date of this Agreement. Schedule 3.3(b) to the PREIT Disclosure Letter sets forth for each PREIT Option, the name of the grantee, the date and type of each grant, the status of each PREIT Option as qualified or nonqualified under Section 422 of the Code, the number of PREIT Common Shares subject to each PREIT Option, the number and type of PREIT Common Shares subject to PREIT Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or excepted therefrom or as set forth in Schedule 3.3(b) to the PREIT Disclosure Letter, no PREIT Common Shares were outstanding or reserved for issuance.

          (c)   All outstanding shares of beneficial interest of PREIT are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the PREIT Trust Agreement or PREIT Bylaws, or any contract or instrument to which Crown is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of PREIT having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of PREIT may vote.

          (d)   Other than as provided in the PREIT Partnership Agreement or as set forth in this Section 3.3 or in Schedule 3.3(b) to the PREIT Disclosure Letter, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which PREIT or any PREIT Subsidiary is a party or by which such entity is bound, obligating PREIT or any PREIT Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of PREIT or any PREIT Subsidiary or obligating PREIT or any PREIT Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to PREIT or a PREIT Subsidiary).

          (e)   As of May 9, 2003, 18,701,007.60 PREIT OP Units, of which 93,313.84 are general partnership units, 17,940,833.76 are PREIT Class A Units and 666,860 are PREIT Class B Units, are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the PREIT Partnership Agreement, or any contract or instrument to which PREIT or PREIT Partnership is a party or by which either is bound. Schedule 3.3(e) to the PREIT Disclosure Letter sets forth the name of each holder of PREIT OP Units and the number of PREIT OP Units owned by each such holder as of the date of this Agreement. Except as provided in the PREIT Partnership Agreement or as contemplated by this Agreement, the PREIT OP Units are not subject to any restrictions imposed by PREIT Partnership on the transfer, assignment, pledge, distribution, encumbrance or other disposition thereof (either voluntarily or involuntarily and with or without consideration) or on the exercise of the voting rights thereof provided in the PREIT Partnership Agreement. Except as provided in the PREIT Partnership Agreement, PREIT Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in PREIT Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in PREIT Partnership.

          (f)    Except as set forth in Schedule 3.3(f) to the PREIT Disclosure Letter, all dividends on PREIT Common Shares and all distributions on PREIT OP Units, which have been declared prior to the date of this Agreement, have been paid in full.

          (g)   Set forth on Schedule 3.3(g) to the PREIT Disclosure Letter is a list of each registration rights agreement or other agreement between PREIT, a PREIT Subsidiary, on the one hand, and one or more other parties, on the other hand, which grants any such other party or parties the right to cause the registration of any securities of PREIT and/or a PREIT Subsidiary pursuant to the Securities Act.

          (h)   The PREIT Common Shares and PREIT Senior Preferred Shares to be issued by PREIT, and the PREIT Class A Units and PREIT Class B Units to be issued by PREIT Partnership, pursuant to this Agreement and the transactions contemplated hereby have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

        3.4    Other Interests.    Except for interests in the PREIT Subsidiaries and certain other entities as set forth in Schedule 3.4 to the PREIT Disclosure Letter (the "PREIT Other Interests"), none of PREIT, PREIT Partnership or any PREIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the PREIT Other Interests, PREIT and/or any PREIT Subsidiary, as the case may be, is a partner, member or shareholder in good standing, and owns such interests free and clear of all Liens. None of PREIT, PREIT Partnership or any PREIT Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the PREIT Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 3.4 to the PREIT Disclosure Letter, (b) unmodified except as described therein and (c) to the Knowledge of PREIT, in full force and effect. To the Knowledge of PREIT and except as set forth in Schedule 3.4 to the PREIT Disclosure Letter, the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

        3.5    Authority; Noncontravention; Consents.

          (a)   PREIT has the requisite business trust power and authority to enter into this Agreement and, subject only to the requisite PREIT shareholder approval of the Merger and the proposed PREIT Trust Amendment (the "PREIT Shareholder Approval" and, together with the Crown Shareholder Approval, the "Shareholder Approvals") and the PREIT Partner Approvals, to consummate the transactions contemplated by this Agreement to which PREIT is a party, including, without limitation, the Post-Merger Contribution Transactions. The execution and delivery of this Agreement by PREIT and the consummation by PREIT of the transactions contemplated by this Agreement to which PREIT is a party have been duly authorized by all necessary action on the part of PREIT, except for and subject to the PREIT Shareholder Approval and the PREIT Partner Approvals. This Agreement has been duly executed and delivered by PREIT and constitutes a valid and binding obligation of PREIT, enforceable against PREIT in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b)   PREIT Partnership has the requisite partnership power and authority to enter into this Agreement and, subject only to the requisite PREIT Shareholder Approval and PREIT Partner Approvals, to consummate the transactions contemplated by this Agreement to which PREIT Partnership is a party, including, without limitation, the Post-Merger Contribution Transactions. The execution and delivery of this Agreement by PREIT Partnership and the consummation by PREIT Partnership of the transactions contemplated by this Agreement to which PREIT Partnership is a party have been duly authorized by all necessary action on the part of PREIT Partnership, except for and subject to the PREIT Shareholder Approval and the PREIT Partner Approvals. This Agreement has been duly executed and delivered by PREIT Partnership and constitutes a valid and binding obligation of PREIT Partnership, enforceable against PREIT Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (c)   Except as set forth in Schedule 3.5(c)(1) to the PREIT Disclosure Letter and subject to receipt of the PREIT Shareholder Approval and the PREIT Partner Approvals, the execution and delivery of this Agreement by PREIT and PREIT Partnership do not, and the consummation of the transactions contemplated by this Agreement to which PREIT and PREIT Partnership is a party and compliance by PREIT or PREIT Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of PREIT or any PREIT Subsidiary under, (i) the PREIT Trust Agreement or PREIT Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any PREIT Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, reciprocal easement agreement, lease, management agreement or other agreement, instrument, permit, concession, franchise or license applicable to PREIT or any PREIT Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to PREIT or any PREIT Subsidiary or their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a PREIT Material Adverse Effect or (y) prevent or materially impair the ability of PREIT to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to PREIT or any PREIT Subsidiary in connection with the execution and delivery of this Agreement by PREIT and PREIT Partnership or the consummation by PREIT or any PREIT Subsidiary of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of the Form S-4 and such reports and filings under the Securities Act and under Sections 13(a) and 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing and acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Maryland Articles of Merger with the MSDAT, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the PREIT Disclosure Letter or (B) as may be required under (w) the HSR Act, (x) federal, state or local environmental laws, (y) the "blue sky" laws of various states, to the extent applicable, or (z) rules and regulations of the NYSE.

        3.6    SEC Documents; Financial Statements; Undisclosed Liabilities.    PREIT Partnership is not required by any Law to file any reports, schedules, forms, statements or other documents with the SEC and has made no such filings. Except as set forth in Schedule 3.6(a) to the PREIT Disclosure Letter, PREIT has timely filed all reports, schedules, forms, statements, certifications and other documents required to be filed in accordance with the rules and requirements of the SEC since December 31, 1996 through the date hereof (collectively, including all exhibits thereto and any registration statement filed since such date, the "PREIT SEC Documents"). All of the PREIT SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such PREIT SEC Documents. None of the PREIT SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by PREIT after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PREIT included in the PREIT SEC Documents complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of PREIT and its Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in Schedule 3.6(b) to the PREIT Disclosure Letter, PREIT has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the PREIT SEC Documents or in Schedule 3.6(c) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of PREIT or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a PREIT Material Adverse Effect.

        3.7    Absence of Certain Changes or Events.    Except as disclosed in the PREIT SEC Documents or in Schedule 3.7 to the PREIT Disclosure Letter or as provided herein, since December 31, 2002 (the "PREIT Financial Statement Date"), PREIT and the PREIT Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been:

          (a)   any circumstance, event, occurrence, change or effect that has had a PREIT Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a PREIT Material Adverse Effect,

          (b)   any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the PREIT Common Shares or PREIT OP Units, except for regular quarterly distributions not in excess of (i) $.54 per PREIT Common Share or PREIT OP Unit (subject to any Corresponding PREIT Dividends paid pursuant to Section 1.11(d)(ii)), or (ii) with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status, in each case with customary record and payment dates,

          (c)   any split, combination or reclassification of the PREIT Common Shares or the PREIT OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of PREIT or partnership interests in PREIT Partnership or any issuance of an ownership interest in, any PREIT Partnership, except for issuances of PREIT Common Shares with respect to PREIT's DRIP and PREIT's Employee Share Purchase Plans,

          (d)   any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have a PREIT Material Adverse Effect,

          (e)   any change in accounting methods, principles or practices by PREIT or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the PREIT SEC Documents or required by a change in GAAP, or

          (f)    except as set forth in Schedule 3.7(f) to the PREIT Disclosure Letter, any amendment in any material respect of any employment, consulting, severance, retention or any other agreement between PREIT and any officer or trustee of PREIT or any Affiliate or immediate family member thereof or any new such agreement with any of the foregoing.

        3.8    Litigation.    Except as disclosed in Schedule 3.8 to the PREIT Disclosure Letter or in the PREIT SEC Documents filed with the SEC after December 31, 2002, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of PREIT or the PREIT Subsidiaries (a) for which insurance coverage has been acknowledged by the applicable insurer, subject to a reasonable deductible or retention limit or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of PREIT or a PREIT Subsidiary) or, to the Knowledge of PREIT, threatened against or affecting PREIT or any PREIT Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a PREIT Material Adverse Effect or (ii) prevent or materially impair the ability of PREIT to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against PREIT or any PREIT Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 3.8 to the PREIT Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of PREIT, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim, and (z) no claim has been made under any trustees', directors' and officers' liability insurance policy maintained at any time by PREIT or any of the PREIT Subsidiaries except for those claims that have been fully and finally adjudicated and any judgment owing on which have been fully paid and claims for which all defendant parties have been fully and unconditionally released and all payments under any settlement or release agreement in connection therewith have been paid in full.

        3.9    Properties.

          (a)    Title; Encumbrances; Property Restrictions.    Except as provided in Schedule 3.2(a) or Schedule 3.9(a) to the PREIT Disclosure Letter, PREIT or the PREIT Subsidiary set forth on Schedule 3.2(a) to the PREIT Disclosure Letter owns fee simple title to or holds a leasehold interest in each of the real properties identified in Schedule 3.2(a) to the PREIT Disclosure Letter (the "PREIT Properties"), which are all of the real estate properties owned or leased by them, in each case (except for the PREIT Permitted Title Exceptions) free and clear of Encumbrances. Schedule 3.2(a) to the PREIT Disclosure Letter further identifies which of the PREIT Properties are owned in fee simple by PREIT or the PREIT Subsidiary and which of the PREIT Properties are subject to a ground lease (the "PREIT Ground Lease"). Except as set forth in Schedule 3.2(a) to the PREIT Disclosure Letter, no other Person has any ownership interest in, and any such ownership interest so scheduled does not materially interfere with the present use of, any of the PREIT Properties subject thereto or affected thereby. Except as set forth in Schedule 3.9(a) to the PREIT Disclosure Letter, none of the PREIT Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The PREIT Properties are not subject to any Property Restrictions or Encumbrances, except for the following (collectively, the "PREIT Permitted Title Exceptions"): (i) Property Restrictions and Encumbrances set forth in Schedule 3.9(a) to the PREIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any PREIT Property, (iii) Property Restrictions and Encumbrances that are matters of public record, which Property Restrictions and Encumbrances, in any event, do not materially interfere with the present use of any of the PREIT Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the PREIT Properties subject thereto or affected thereby. Schedule 3.9(a) to the PREIT Disclosure Letter also lists each of the PREIT Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

          (b)    Title Insurance.    Except as provided in Schedule 3.9(b) to the PREIT Disclosure Letter, valid policies of title insurance (or fully paid and enforceable commitments therefor) have been issued insuring the applicable PREIT Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the PREIT Properties owned by it in amounts approximately equal to the purchase price therefor paid by such PREIT Subsidiary, subject only to the PREIT Permitted Title Exceptions and the matters disclosed in Schedule 3.9(a) to the PREIT Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

          (c)    Permit; Violation; Condition.    Except as provided in Schedule 3.9(c) to the PREIT Disclosure Letter, PREIT has no Knowledge (i) that, any certificate, permit or license from any Governmental Entity having jurisdiction over any of the PREIT Properties or any agreement, easement or other right which is necessary to permit the ownership, lawful use, operation and licensing of the management of the buildings and improvements on any of the PREIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads, utilities and other means of egress and ingress to and from any of the PREIT Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same, the absence of which would reasonably be expected to have a material adverse effect on such PREIT Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the PREIT Properties issued by any Governmental Entity which would reasonably be expected to have a material adverse effect on such PREIT Property, (iii) of any structural defects relating to any PREIT Property which would reasonably be expected to have a material adverse effect on such PREIT Property, (iv) of any PREIT Property whose building systems are not in working order so as to have a material adverse effect on such PREIT Property, (v) of any physical damage to any PREIT Property in excess of $500,000 for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit) or any such physical damage that could reasonably give rise to a tenant's right to terminate the PREIT Space Lease applicable to such PREIT Property, or (vi) of current renovation or restoration to any PREIT Properties that is underway or is being completed, the cost of which exceeds $250,000.

          (d)    Condemnation; Zoning; Work.    Except as set forth in Schedule 3.9(d) to the PREIT Disclosure Letter, neither of PREIT nor any PREIT Subsidiary has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the PREIT Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the PREIT Properties or by the continued maintenance, operation or use of the parking areas which would reasonably be expected, with respect to both (i) and (ii), to have a material adverse effect on such PREIT Property. Except as set forth in Schedule 3.9(d) to the PREIT Disclosure Letter, (i) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any PREIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and (ii) PREIT has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of case (i) and (ii) other than those which would not reasonably be expected to have a PREIT Material Adverse Effect.

          (e)    Rent Rolls.    The rent rolls, dated as of May 2, 2003 and previously provided by PREIT to Crown, with respect to the Anchor Tenants, and the Other Tenants identified therein (together, the "PREIT Rent Roll") lists each PREIT Space Lease in effect as of the respective dates indicated in the PREIT Rent Roll and, except for omissions or discrepancies that, individually and in the aggregate, would not reasonably be expected to have a PREIT Material Adverse Effect, all information set forth in the PREIT Rent Roll is true, correct and complete as of the date thereof. "PREIT Space Lease" means each lease or other right of occupancy affecting or relating to a property in which PREIT (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any PREIT Ground Lease and agreements for space with a non-renewable term of less than one year. PREIT has made available to Crown true, correct and complete copies of all PREIT Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in a delinquency report, dated as of May 2, 2003 and previously provided by PREIT to Crown, neither PREIT or any PREIT Subsidiary, on the one hand, nor, to the Knowledge of PREIT or PREIT Partnership, any other party, on the other hand, is in default under any PREIT Space Lease, except for such defaults that would not reasonably be expected to have a PREIT Material Adverse Effect.

          (f)    Reciprocal Operating Agreements.    Schedule 3.9(f) to the PREIT Disclosure Letter sets forth a true and complete list of all reciprocal operating or easement agreements (the "PREIT Reciprocal Operating Agreements") encumbering and or benefiting any PREIT Properties in effect as of the dates set forth therein. PREIT has made available to Crown true, correct and complete copies of all PREIT Reciprocal Operating Agreements, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Neither PREIT or any PREIT Subsidiary, on the one hand, nor, to the Knowledge of PREIT or PREIT Partnership, any other party, on the other hand, is in default under any PREIT Reciprocal Operating Agreement, except for such defaults that would not reasonably be expected to have a PREIT Material Adverse Effect.

          (g)    Ground Lease.    None of PREIT, PREIT Partnership or any PREIT Subsidiary, as applicable, on the one hand, or, to the Knowledge of PREIT or PREIT Partnership, another party, on the other hand, is in default under any PREIT Ground Lease, except for such defaults that would not reasonably be expected to have a PREIT Material Adverse Effect.

          (h)    Insurance.    Schedule 3.9(h) to the PREIT Disclosure letter contains a true and complete list as of the date hereof, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by PREIT or any PREIT Subsidiary. All such policies are in full force and effect and neither PREIT nor any PREIT Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of PREIT or any PREIT Subsidiary or any of their respective assets thereunder.

        3.10    Environmental Matters.

          (a)   Except as disclosed in the PREIT SEC Documents,

              (i)  neither PREIT nor any of the PREIT Subsidiaries or, to PREIT's Knowledge, any other Person has caused or permitted the presence of any Hazardous Materials at, on or under any of the PREIT Properties, and neither PREIT nor any of the PREIT Subsidiaries has any Knowledge of the presence of any Hazardous Materials at, on or under any of the PREIT Properties, in each of the foregoing cases, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the PREIT Properties) would, individually or in the aggregate, reasonably be expected to have a PREIT Material Adverse Effect;

             (ii)  except in accordance with the Environmental Permits, there have been no Releases of Hazardous Materials at, on, under or from (A) the PREIT Properties or (B) any real property previously owned, operated or leased by PREIT or the PREIT Subsidiaries (the "Former PREIT Properties") during the period of such ownership, operation or tenancy in violation of any applicable Environmental Law and which have not been remediated in accordance with applicable Environmental Laws and Environmental Permits, which Releases would, individually or in the aggregate, reasonably be expected to have a PREIT Material Adverse Effect;

            (iii)  (y) PREIT and the PREIT Subsidiaries have not failed to comply in any material respect with any Environmental Laws, and (z) neither PREIT nor any of the PREIT Subsidiaries has any liability under the Environmental Laws, except in each of cases (y) and (z) to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a PREIT Material Adverse Effect;

            (iv)  PREIT and the PREIT Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits except where the failure to obtain and maintain such Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a PREIT Material Adverse Effect. PREIT and the PREIT Subsidiaries have filed applications for all Environmental Permits necessary to operate their businesses as currently operated; and

             (v)  except as set forth on Schedule 3.10(b)(v) to the PREIT Disclosure Letter, to the Knowledge of PREIT, no mining of coal or "other minerals", or "surface coal mining operations" or similar activities with respect to "other minerals", as those terms are defined by the Federal Surface Mining Control and Reclamation Act of 1977, as amended, 30 U.S.C. Section 1201 et seq., have occurred or are occurring at any of the PREIT Properties.

          (b)   PREIT has previously delivered or made available to Crown complete copies of all material documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of PREIT and the PREIT Subsidiaries and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the PREIT Properties.

        3.11    Related Party Transactions.    Set forth in Schedule 3.11 to the PREIT Disclosure Letter or in the PREIT SEC Documents is a list of all arrangements, agreements and contracts of PREIT and any PREIT Subsidiary or any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate entered into or modified since December 31, 1996 through the date hereof that are required to be described in Item 404 of Regulation S-K under the Securities Act.

        3.12    Employee Benefits.

          (a)   As used herein, the term "PREIT Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, equity compensation, bonus, incentive, vacation pay, tuition reimbursement, severance pay, employment continuation, change of control, fringe benefit or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any Pension Plan), and any Welfare Plan), whether any of the foregoing is funded, insured or self-funded, written or oral, sponsored or maintained by PREIT or any PREIT Subsidiary (each, a "PREIT Controlled Group Member" for purposes of this Section 3.12). Each PREIT Employee Plan complies in all material respects with the applicable requirements of ERISA, the Code, the Securities Act, the Exchange Act and any other applicable laws governing such PREIT Employee Plan, and each PREIT Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of the law and all regulations issued thereunder, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan sponsored or maintained by PREIT or any PREIT Controlled Group member is qualified under Section 401(a) of the Code, and each trust established by each Pension Plan is exempt from federal income tax under Section 501(a) of the Code. Each Pension Plan is, and from its establishment has been, the subject of a favorable determination letter from the IRS stating that such Pension Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Pension Plan is tax-exempt under Section 501(a) of the Code. No event has occurred since the date of each Pension Plan's last determination letter that would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person, governmental entity, regulatory body or arbiter have been filed, are pending or are threatened with respect to any PREIT Employee Plan and there is no fact or contemplated event that would give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any PREIT Employee Plan. Without limiting the foregoing, the following are true with respect to each PREIT Employee Plan:

              (i)  all PREIT Controlled Group Members have complied in all material respects with the reporting and disclosure requirements of both ERISA and the Code with respect to each PREIT Employee Plan and no PREIT Controlled Group Member has incurred any liability in connection with such reporting or disclosure requirements or has knowledge of any facts or contemplated events that would be expected to give rise to any liability in connection with such reporting or disclosure requirements;

             (ii)  all contributions and payments with respect to the PREIT Employee Plans that are required to be made by a PREIT Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements, insurance contracts or arrangements, or as otherwise required by either ERISA or the Code;

            (iii)  with respect to each PREIT Employee Plan, to the extent applicable, PREIT has delivered to or has made available to Crown true and complete copies of (A) all plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent IRS Form 5500 Annual Return/Reports (and all schedules and reports relating thereto) and actuarial reports, (D) all related trust agreements, insurance contracts or other funding agreements maintained in connection with each such PREIT Employee Plan, (E) all Department of Labor opinions on any PREIT Employee Plan and all correspondence relating to the request for and receipt of any such opinions, (F) all IRS rulings, opinions or technical advice relating to any PREIT Employee Plan and all correspondence relating to any request for and receipt of any such rulings, opinions, or technical advice, and (G) any other correspondence with or other submissions filed with any governmental or regulatory entity; and

            (iv)  all statements made by or on the behalf of a PREIT Controlled Group Member to the IRS, the Department of Labor or any other governmental or regulatory entity with respect to each PREIT Employee Plan were true and correct when made and continue to be true and correct.

          (b)   With respect to each PREIT Employee Plan, there has not occurred, and no Person is contractually bound to enter into, any "prohibited transaction" within the meaning of

  Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

          (c)   No PREIT Employee Plan is a Defined Benefit Plan as defined in Section 3(35) of ERISA and no PREIT Controlled Group Member has ever maintained or been obligated to contribute to any Defined Benefit Plan.

          (d)   No PREIT Employee Plan is a Multiemployer Plan as such term is defined in Section 3(37) of ERISA.

          (e)   No PREIT Employee Plan is an Employee Stock Ownership Plan as such term is defined in Section 4975(e)(7) of the Code.

          (f)    No PREIT Employee Plan is a Qualified Foreign Plan as such term is defined in Section 404A of the Code and no PREIT Employee Plan is subject to the laws or regulations of any other jurisdiction other than the United States of America or one of its political subdivisions.

          (g)   No Welfare Plan is a Voluntary Employees' Beneficiary Association as such term is defined in Section 501(c)(9) of the Code.

          (h)   All Welfare Plans and their related trusts comply with and have been administered in material compliance with (i) Section 4980B of the Code and Sections 601 through 609 of ERISA and all Department of Treasury and Department of Labor regulations issued thereunder, respectively, and (ii) the Health Insurance Portability and Accountability Act of 1996 and all Department of Labor regulations issued thereunder.

          (i)    No PREIT Controlled Group Member has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement or other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body or arbiter which would have a PREIT Material Adverse Effect.

        3.13    PREIT Employee Plans and Employees.    The employee handbooks of PREIT and the PREIT Subsidiaries currently in effect have been delivered to Crown. Schedule 3.13 to the PREIT Disclosure Letter contains a true and accurate list of all employees to whom PREIT, PREIT Partnership or any PREIT Subsidiary is paying compensation, including bonuses and incentives, at an annual rate in excess of Fifty Thousand Dollars ($50,000) for services rendered or otherwise and the current annual rate of compensation for such employees. Except as set forth on Schedule 3.13 to the PREIT Disclosure Letter, no employee or independent contractor of PREIT, PREIT Partnership or any PREIT Subsidiary will be paid any amount that is not deductible under Section 162(a) of the Code or that is an "excess parachute payment" under Section 280G of the Code.

        3.14    Taxes.

          (a)   Each of PREIT and the PREIT Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all respects, (B) has paid (or PREIT has paid on its behalf) all Taxes owed by it (whether or not shown on such returns and reports), and (C) has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, and 3402 of the Code) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a PREIT Material Adverse Effect. To the Knowledge of PREIT, no claim has ever been made by a Governmental Entity in a jurisdiction where PREIT or the PREIT Subsidiaries do not file a Tax return that PREIT or any PREIT Subsidiary may be the subject of Taxation in that jurisdiction. The most recent audited financial statements contained in the PREIT SEC Documents reflect an adequate reserve for all material Taxes payable by PREIT and the PREIT Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the PREIT Financial Statement Date, PREIT has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any Tax arising or resulting from redetermined rents, redetermined deductions or excess interest described in Section 857(b)(7) of the Code, and neither PREIT nor any PREIT Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon PREIT or any PREIT Subsidiary. Neither PREIT nor any PREIT Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to PREIT's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving any of PREIT or any PREIT Subsidiary is being considered by any Tax authority and, except for audits completed prior to December 31, 1997, no audit, examination, or other proceeding in respect of federal income taxes involving PREIT or any PREIT Subsidiary has occurred. To the Knowledge of PREIT, there are no pending deficiencies for any Taxes have been proposed, asserted or assessed against PREIT or any PREIT Subsidiary, and no requests for waivers of the time to assess any such Taxes have been granted or are pending.

          (b)   PREIT (i) for all taxable years for which the IRS could assert a Tax liability, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for all such years, (ii) has operated since December 31, 2002 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2003 and, if later, for the taxable year that includes the Effective Time, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to PREIT's Knowledge, no such challenge is pending or threatened. Each PREIT Subsidiary that is a partnership, business trust, joint venture or limited liability company either (A)(i) has been treated since its formation and continues to be treated for federal income tax purposes either as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or as an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by PREIT of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause PREIT to violate Section 856(c)(4) of the Code or (B) has been treated for federal income tax purposes as a corporation that qualifies as (x) a REIT within the meaning of Section 856 of the Code, (y) a qualified REIT subsidiary under Section 856(i) of the Code, or (z) a taxable REIT subsidiary under Section 856(l) of the Code. PREIT Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. For all tax years in which the IRS could assert a tax liability, each PREIT Subsidiary which is a corporation and each other issuer in which PREIT holds or has held securities (within the meaning of Section 856(c)(4) of the Code but excluding "straight debt" of issuers described in Section 856(c)(7)) having a value of more than 10% of the total value of the outstanding securities of such issuer has qualified at all times as either a REIT within the meaning of Section 856 of the Code, a qualified REIT subsidiary under Section 856(i) of the Code, or a taxable REIT subsidiary under Section 856(l) of the Code. Except as set forth in Schedule 3.14(b) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of IRS Notice 88-19,

  Temporary Treas. Regs. §1.337(d)-5T, §1.337(d)-6T or §1.337(d)-7T, or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (c)   To PREIT's Knowledge, as of the date hereof, PREIT is a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code.

          (d)   There are no liens for Taxes upon the assets of PREIT or the PREIT Subsidiaries, other than liens for Taxes not yet due and payable.

          (e)   Neither PREIT nor any PREIT Subsidiary is party to any Tax allocation or sharing agreement.

          (f)    PREIT does not have any liability for the Taxes of any person other than PREIT and the PREIT Subsidiaries, and the PREIT Subsidiaries do not have any liability for the Taxes of any person other than PREIT and the PREIT Subsidiaries (A) under Treas. Reg. §1.1502-6 (or any similar provision of state, local or foreign law), (B) as transferee or successor, (C) by contract, or (D) otherwise.

          (g)   PREIT and the PREIT Subsidiaries have not taken any positions on any of their federal income Tax returns which could reasonably be expected to give rise to a substantial underpayment of Tax under Section 6662 of the Code.

          (h)   Neither PREIT nor any of the PREIT Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Effective Time under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Time; (C) installment sale or open transaction disposition made on or prior to the Effective Time; or (D) prepaid amount received on or prior to the Effective Time.

        3.15    No Payments to Employees, Officers or Trustees.    Except as described in Schedule 3.15 to the PREIT Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer, director or trustee of PREIT or any PREIT Subsidiary. Except as described in Schedule 3.15 to the PREIT Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which PREIT or any PREIT Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

        3.16    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Lehman Brothers Inc. and Salomon Smith Barney Inc., the fees and expenses of which will be paid by PREIT and are described in the engagement letters dated April 1, 2002 and March 5, 2003 between Lehman Brothers Inc. and PREIT and Salomon Smith Barney Inc. and PREIT, respectively, true, correct and complete copies of which have previously been given to Crown, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of PREIT or any PREIT Subsidiary.

        3.17    Compliance with Laws.    Neither PREIT nor any PREIT Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any

Governmental Entity or award to any arbitration applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a PREIT Material Adverse Effect.

        3.18    Contracts; Debt Instruments.

          (a)    Default.    Neither PREIT nor any PREIT Subsidiary (i) has received a written notice in 2002 or 2003 that it is in violation of or in default under any lease to which it is a party or by which it or any of its properties or assets is bound or (ii) has received a written notice that it is in violation of or in default under (or that there exists any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any (A) loan or credit agreement, note, bond, mortgage, debenture, indenture, or (B) material permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, and no such violation or default exists.

          (b)    Indebtedness.    Schedule 3.18(b) to the PREIT Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness of PREIT or any of the PREIT Subsidiaries, is outstanding or may be incurred.

          (c)    Interest Rate Agreements.    To the extent not set forth in response to the requirements of Section 3.18(b), Schedule 3.18(c) to the PREIT Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which PREIT or any PREIT Subsidiary is a party or an obligor with respect thereto.

          (d)    Prepayment Restrictions.    Except as set forth in Schedule 3.18(d) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the PREIT Properties.

          (e)    Management Agreements.    Except as set forth in Schedule 3.18(e)(1) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary is a party to any agreement relating to the management of any PREIT Property by any Person other than PREIT or a PREIT Subsidiary. Neither PREIT nor any PREIT Subsidiary is a party to any agreement pursuant to which PREIT or any PREIT Subsidiary manages or provides services with respect to any real properties other than PREIT Properties, except for the agreements listed in Schedule 3.18(e)(2) to the PREIT Disclosure Letter.

          (f)    [Intentionally omitted]

          (g)   [Intentionally omitted]

          (h)    Purchase and Sale Agreements.    Schedule 3.18(h) to the PREIT Disclosure Letter lists all agreements entered into by PREIT or any PREIT Subsidiary providing for the sale of, or option to sell, any PREIT Properties or the purchase of, or option to purchase, by PREIT or any PREIT Subsidiary, any real estate not yet consummated as of the date hereof.

          (i)    Contractual Liability.    Except as set forth in Schedule 3.18(i) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by PREIT or any PREIT Subsidiary or (B) to pay any additional purchase price for any of the PREIT Properties.

          (j)    Tax Protection Agreements.    Except as set forth in Schedule 3.18(j) to the PREIT Disclosure Letter, neither PREIT nor any PREIT Subsidiary has entered into or is subject, directly or indirectly, to any PREIT Tax Protection Agreements. As used herein, a "PREIT Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the PREIT Partnership or any other PREIT Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of PREIT or any PREIT Subsidiary, (ii) requires that PREIT or any PREIT Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the PREIT Properties, or (iii) requires that PREIT or any PREIT Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of PREIT or any PREIT Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of PREIT or a PREIT Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of PREIT or any PREIT Subsidiary under Section 752 of the Code. Neither PREIT nor any PREIT Subsidiary is in violation of or in default under any PREIT Tax Protection Agreement.

          3.19    Opinion of Financial Advisor.    PREIT has received the written opinion of Lehman Brothers Inc., PREIT's financial advisor, to the effect that the consideration to be paid by PREIT and PREIT Partnership in connection with the Merger, including the transactions contemplated by the Crown Partnership Contribution Agreement, is fair, from a financial point of view, to PREIT.

          3.20    State Takeover Statutes.    No action need be taken by PREIT to exempt transactions between PREIT and Crown and its Affiliates from the operation of any Pennsylvania Takeover Statutes.

          3.21    [Intentionally omitted]

          3.22    Investment Company Act of 1940.    Neither PREIT nor any of the PREIT Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

          3.23    Definition of "Knowledge of PREIT".    As used in this Agreement, the phrase "Knowledge of PREIT" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.23 to the PREIT Disclosure Letter.

          3.24    Required Shareholder Approvals and Partner Approvals.    The affirmative vote of at least the majority of the votes cast by holders of PREIT Common Shares outstanding and entitled to vote and voting together as a single class are the only votes of the holders of any class or series of PREIT capital shares necessary or required under this Agreement or under applicable law to approve the Merger, this Agreement and the proposed PREIT Trust Amendment. The approval of PREIT is the only votes of the holders of any class or series of PREIT Partnership's partnership interests necessary or required under this Agreement or under applicable law to approve the execution, delivery and performance of this Agreement, the Merger or the PREIT Partnership Amendment.

          3.25    Intellectual Property.    Except as set forth in Schedule 3.25 to the PREIT Disclosure Letter, to the Knowledge of PREIT, neither PREIT nor any PREIT Subsidiary is infringing upon any intellectual property rights of any other Person nor, to the Knowledge of PREIT, is any other Person infringing on any of PREIT or PREIT Subsidiaries' rights in respect of the intellectual property owned and used by any of such entities.

        3.26    Documents.    PREIT and PREIT Partnership have made available to Crown true, correct and complete copies of all documents referenced in any schedules attached hereto.

ARTICLE 4
COVENANTS

        4.1    Conduct of Crown's and Crown Partnership's Business Pending Merger.    During the period from the date of this Agreement to the Effective Time, except either (i) as consented to in writing (including by e-mail or other electronic transmission) by PREIT in response to a written or oral request therefor from Crown, which response shall not be unreasonably delayed, or (ii) as otherwise permitted by or required to meet its obligations under this Agreement or any other agreement entered into in connection with this Agreement, Crown and Crown Partnership shall, and shall cause (or, in the case of Crown Subsidiaries that Crown or Crown Partnership do not control, shall use commercially reasonable efforts to cause) each of the Crown Subsidiaries to:

          (a)   conduct its business and operate the Crown Properties only in the ordinary course and in substantially the same manner as heretofore conducted;

          (b)   use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

          (c)   include one or more representatives of PREIT at weekly Crown management meetings (at which Crown shall report on all operational matters of materiality), and, subject to Section 4.3, confer with one or more representatives of PREIT on any proposals to engage in material transactions or transactions in excess of 10% of the operating and capital expenditure budgets of the Crown Property to which any such proposal relates;

          (d)   notify (which may be by e-mail or other electronic transmission) PREIT as soon as practicable of the occurrence or existence of any circumstance, event, development, change or effect that has had or would reasonably be expected to have a Crown Material Adverse Effect or a material adverse effect on any of the Crown Properties;

          (e)   deliver to PREIT as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

          (f)    maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Crown Financial Statement Date, except as may be required by the SEC, applicable law or GAAP, and in such case, Crown shall notify PREIT of any such proposed change;

          (g)   duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject in each case to extensions permitted by law, provided such extensions do not adversely affect Crown's qualification as a REIT under the Code;

          (h)   maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof with the same insurance companies that provide their current coverage or with other insurance companies which have equivalent or better financial ratings;

          (i)    unless required by law or necessary (1) to preserve Crown's status as a REIT, or (2) to qualify or preserve the status of any Crown Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Crown or the applicable Crown Subsidiary shall not fail to make such election in a timely manner), neither (A) make or rescind any express or deemed election relative to Taxes, nor (B) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its income Tax returns that have been filed for prior taxable years;

          (j)    not (i) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition, whether by merger consolidation, asset acquisition, like-kind exchange or otherwise, of any real property (other than the conveyance of certain outparcels in exchange for Pasquerilla Plaza as contemplated by the Exchange Agreement), (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof, (iii) encumber any assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its business, (iv) incur or enter into any Commitment to incur additional Indebtedness (secured or unsecured) except for working capital under the revolving line of credit listed on Schedule 4.1(j) to the Crown Disclosure Letter and Commitments for indebtedness for the purposes and not in excess of the amounts described on Schedule 4.1(j) to the Crown Disclosure Letter, or (v) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any Indebtedness (secured or unsecured) in existence as of the date hereof; except, in the case of clauses (i), (iii) and (iv) above, if (A) such Commitment is included in the operating budget attached hereto as Schedule 4.1(j) to the Crown Disclosure Letter (the "Operating Budget"), or (B) the amount of such Commitment does not exceed 10% of the aggregate capital expenditures in the capital expenditure budget attached hereto as Schedule 4.1(j) to the Crown Disclosure Letter (the "Capital Expenditure Budget");

          (k)   other than as necessary to comply with any applicable laws, rules or regulations or NYSE rules or regulations after giving notice to PREIT of any such proposed amendment, not amend the Crown Declaration of Trust or the Crown Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Crown Subsidiary;

          (l)    not classify or re-classify any unissued shares; not issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the foregoing or make any change in the number (including by reclassification, combination, split, subdivision or redemption) of shares of beneficial interest, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3(b) to the Crown Disclosure Letter, or (ii) the redemption of Crown OP Units under the Crown Partnership Agreement solely for Crown Common Shares;

          (m)  except as required by the Crown Trustee Option, grant no options or other right or commitment relating to its shares of beneficial interest, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Crown Options or Crown Share Rights;

          (n)   except as provided in Section 5.10 and Section 1.11(d), not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Crown Common Share, Crown Senior Preferred Share, Crown OP Unit or Crown Senior Preferred OP Unit or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests or units of partnership interest of Crown and Crown Partnership, except for (A) deemed transfers of Crown excess shares required under Article VI of the Crown Declaration of Trust in order to preserve the status of Crown as a REIT under the Code, and (B) redemptions of Crown OP Units, whether or not outstanding on the date of this Agreement, under the Crown Partnership Agreement in which solely Crown Common Shares are utilized;

          (o)   not (i) sell, mortgage, voluntarily subject to Lien or otherwise dispose of any of the Crown Properties, except as disclosed in Schedule 4.1(j) to the Crown Disclosure Letter, (ii) enter into, modify, amend, supplement, renew or extend the terms of a lease or other right to use or occupy space, including without limitation any Crown Space Lease and any Crown Ground Lease, at any of the Crown Properties (A) having a term of one year or more (giving effect to any automatic renewals and assuming the exercise of any tenant renewal options) or (B) regarding 5,000 square feet or more, provided that, Crown shall not be prohibited from taking any such action under this Section 4.1(o)(ii) if (x) PREIT shall have failed to object to any request for consent thereto (including, but not limited to, any request made by Crown at its weekly management meetings) within five business days after receipt of such request (accompanied by such information as is reasonably necessary for PREIT to consider such request, which information shall not include the actual form of proposed lease agreement) from Crown, (y) PREIT shall have failed to provide Crown with its objections to a consent request (including, but not limited to, any request made by Crown at its weekly management meetings) with reasonable specificity within such five business day period described above, or (z) PREIT shall have withheld its consent unreasonably); or (iii) suffer an involuntary Lien (other than a mechanics', carriers', workmen's, repairmen's or other similar Lien created or arising other than as a result of any failure or purported failure of Crown, Crown Partnership or any of the Crown Subsidiaries to perform any of their respective obligations to a third party) and fail to have such Lien removed within sixty (60) days following the creation thereof (except to the extent that the claim to which such Lien relates is being contested in good faith);

          (p)   not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except with respect to the Pasquerilla Plaza or in the ordinary course of business and not material, individually or in the aggregate;

          (q)   not make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, and not make any other loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Crown Subsidiaries in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(j);

          (r)   not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in accordance with their terms, of claims, liabilities or obligations reflected in, reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to PREIT;

          (s)   not (i) guarantee the indebtedness of another Person, other than the indebtedness of the Crown Subsidiaries if either (A) the obligation being guaranteed is for an activity permitted under this Agreement or (B) such obligation is outstanding as of the date of this Agreement and is in respect of any debt that was issued by or is recourse to Crown Partnership as of the date of this Agreement, (ii) enter into any "keep well" or other agreement to maintain any financial condition of another Person or (iii) enter into any arrangement having the economic effect of any of the foregoing;

          (t)    not enter into any Commitment with any officer, director, trustee or Affiliate of Crown or any of the Crown Subsidiaries or any Commitment with any consultant;

          (u)   other than (i) annual merit compensation increases for non-executive employees consistent with past practice and (ii) payments for compensation to employees located outside of Crown's principal executive office not to exceed, in the aggregate, $50,000, not increase any compensation or enter into or amend any employment agreement, severance agreement, employment continuation agreement or other arrangement with any of its officers, directors, trustees or employees, other than as expressly required by any contract or Plan;

          (v)   not adopt any new employee benefit plan or amend any existing plans or rights or grant any new, or modify any existing severance or term arrangement;

          (w)  not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or any other litigation except solely for cash payments (i) paid by any insurer or Person other than Crown and any Crown Subsidiary, plus (ii) an amount paid by Crown or any Crown Subsidiary not exceeding $250,000 in the aggregate;

          (x)   not change the ownership of any Crown Subsidiaries, except changes which arise as a result of the acquisition by Crown of Crown OP Units in exchange for Crown Common Shares pursuant to Section 11.1 of the Crown Partnership Agreement;

          (y)   not accept a promissory note in payment of the exercise price payable under any option to purchase Crown Common Shares;

          (z)   not enter into any Crown Tax Protection Agreement;

          (aa) not settle or compromise any material federal, state, local or foreign tax liability;

          (bb) pay all real estate taxes when due in the ordinary course of business consistent with past practices;

          (cc) pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

          (dd) except as set forth in Schedule 4.1(dd) to the Crown Disclosure Letter, not modify, amend or supplement any agreement evidencing Indebtedness or cause or allow an event of default to occur with respect to any Indebtedness;

          (ee) not enter into, modify, amend or supplement any management agreement or other contracts providing, in each case, for payments thereunder of $100,000 or more;

          (ff)  not publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions; and

          (gg) not make, with regard to any taxable year since its formation (including, without limitation, its taxable year ended December 31, 2002 and any subsequent taxable year), an election under Section 754 of the Code.

        4.2    Conduct of PREIT's and PREIT Partnership's Business Pending Merger.    During the period from the date of this Agreement to the Effective Time, except either (i) as consented to in writing by Crown (including by e-mail or other electronic transmission) in response to a request therefor from PREIT, which response shall not be unreasonably delayed, or (ii) as otherwise permitted or required to meet its obligations under this Agreement or any other agreement entered into in connection with this Agreement, PREIT and PREIT Partnership shall, and shall cause (or, in the case of PREIT

Subsidiaries that PREIT or PREIT Partnership do not control, shall use commercially reasonable efforts to cause) each of the PREIT Subsidiaries to:

          (a)   conduct its business and operate the PREIT properties only in the ordinary course and in substantially the same manner as heretofore conducted;

          (b)   use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

          (c)   confer at least weekly with one or more representatives of Crown to report operational matters of materiality and any proposals to engage in material transactions;

          (d)   notify (which may be by e-mail or other electronic transmission) Crown as soon as practicable of the occurrence or existence of any circumstance, event, occurrence, change or effect that has had or would reasonably be expected to have a PREIT Material Adverse Effect or a material adverse effect on any of the PREIT Properties;

          (e)   deliver to Crown as soon as practicable true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

          (f)    maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the PREIT Financial Statement Date, except as may be required by the SEC, applicable law or GAAP, and, in such case, PREIT shall notify Crown of any such proposed change;

          (g)   duly and timely file all tax returns required to be filed with federal authorities and all reports required to be filed with the SEC, and duly file all other material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject in each case to extensions permitted by law, provided such extensions do not adversely affect PREIT's qualification as a REIT under the Code;

          (h)   maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof with the same insurance companies that provide their current coverage or with other insurance companies which have equivalent or better financial ratings;

          (i)    unless required by law or necessary (1) to preserve PREIT's status as a REIT, or (2) to qualify or preserve the status of any PREIT Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event PREIT or the applicable PREIT Subsidiary shall not fail to make such election in a timely manner), neither (A) make or rescind any express or deemed election relative to Taxes, nor (B) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its income Tax returns that have been filed for prior taxable years;

          (j)    not (i) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any Commitment for the acquisition, whether by merger, consolidation, asset acquisition, like-kind exchange or otherwise, of any real property (other than (a) Commitments described in Schedule 4.2(j) to the PREIT Disclosure Letter or (b) Commitments that do not, in the aggregate (taking into account the activities permitted by this Section 4.2(j)), exceed $100 million in total consideration payable by PREIT, PREIT Partnership or any other PREIT Subsidiary and, in the case of (b), so long as any such Commitment would not, in the judgment of PREIT, after consultation with Crown, require PREIT or Crown to recirculate to their respective shareholders the Joint Proxy Statement that forms a part of the S-4 after the initial mailing thereof), (ii) enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which PREIT is the surviving entity; provided, however, that in the case of (i) or (ii) above, the value of the equity securities that PREIT or PREIT Partnership may issue shall not in the aggregate exceed $100 Million on the date any such transaction is entered into or agreed to, or (iii) incur or enter into any contractual obligation to incur additional Indebtedness (secured or unsecured) that, if incurred, would cause PREIT, PREIT Partnership or any other PREIT Subsidiary to violate a covenant or result in an event of default under any Indebtedness of PREIT, PREIT Partnership or any other PREIT Subsidiary;

          (k)   other than as necessary to comply with any applicable laws, rules or regulations or NYSE rules or regulations after giving notice to Crown of any such proposed amendment, not amend the PREIT Trust Agreement or the PREIT Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any PREIT Subsidiary;

          (l)    except as permitted by Section 4.2(m) below or in connection with actions permitted by Section 4.2(j) of this Agreement, not (i) classify or re-classify any unissued shares, nor (ii) issue, sell, pledge, dispose of, grant, transfer or encumber any PREIT Common Shares or securities convertible prior to the Merger into PREIT Common Shares or authorize the foregoing or make any change in the number (including by reclassification, combination, split, subdivision or redemption) of PREIT Common Shares, membership interests or units of limited partnership interest issued and outstanding, other than, in the case of (i) or (ii) above, pursuant to (A) the exercise of options disclosed in Schedule 3.3(b) to the PREIT Disclosure Letter, (B) the redemption of PREIT OP Units under the PREIT Partnership Agreement solely for PREIT Common Shares, (C) the issuance, sale, pledge, grant, transfer, encumbrance or other disposition, after consultation with Crown, of any PREIT or PREIT Partnership equity security, whether in a private or public transaction, resulting in PREIT receiving as consideration therefor net cash proceeds of up to an aggregate of $100 million, (D) PREIT's DRIP or Employee Share Purchase Plans or (E) the issuance to PREIT of PREIT Partnership equity securities (or securities convertible into PREIT Partnership equity securities);

          (m)  other than options, rights or commitments granted to PREIT employees or trustees in the ordinary course of business, consistent with past practice, grant no options or other right or commitment relating to its shares of beneficial interest, membership interests or units of limited partnership interest, or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the PREIT Options;

          (n)   except as provided in Section 5.10 and Section 1.11(d), not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any PREIT Common Share or PREIT OP Unit or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests or units of partnership interest of PREIT and PREIT Partnership, except for (A) deemed transfers of PREIT excess shares required under the PREIT Trust Agreement in order to preserve the status of PREIT as a REIT under the Code, and (B) redemptions of PREIT OP Units, whether or not outstanding on the date of this Agreement, under the PREIT Partnership Agreement in which solely PREIT Common Shares are utilized;

          (o)   other than with respect to the transactions set forth in Schedule 3.18(h) or Schedule 4.2(o) to the PREIT Disclosure Letter, not sell, mortgage, voluntarily subject to Lien or otherwise dispose of any of the material PREIT Properties, individually or in the aggregate outside the ordinary course of business;

          (p)   [Intentionally omitted];

          (q)   not make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, and not make any other loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to PREIT Subsidiaries in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.2(j);

          (r)   [Intentionally omitted];

          (s)   not (i) guarantee the indebtedness of another Person, other than the indebtedness of the PREIT Subsidiaries if either (A) the obligation being guaranteed is for an activity permitted under this Agreement or (B) such obligation is outstanding as of the date of this Agreement and is in respect of any debt that was issued by or is recourse to PREIT Partnership as of the date of this Agreement, (ii) enter into any "keep well" or other agreement to maintain any financial condition of another Person or (iii) enter into any arrangement having the economic effect of any of the foregoing;

          (t)    not enter into any Commitment with any officer, director, trustee or Affiliate of PREIT or any of the PREIT Subsidiaries, not increase any compensation or enter into or amend any employment agreement, severance agreement, employment continuation agreement or other arrangement with any of its officers, directors, trustees or employees, other than (i) as expressly required by any contract or Plan or (ii) any action which, consistent with past practice, is (A) consistent with recommendations made by one or more third-party consultants to PREIT and (B) approved by the Compensation Committee of the Board of Trustees of PREIT;

          (u)   [Intentionally omitted];

          (v)   [Intentionally omitted];

          (w)  not settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement except for solely cash payments (i) paid by any insurer or Person other than PREIT and any PREIT Subsidiary, plus (ii) an amount paid by PREIT or any PREIT Subsidiary not exceeding $250,000 in the aggregate;

          (x)   [Intentionally omitted];

          (y)   not accept a promissory note in payment of the exercise price payable under any option to purchase PREIT Common Shares;

          (z)   not enter into any PREIT Tax Protection Agreement other than in connection with any Commitment permitted by Section 4.2 hereof;

          (aa) [Intentionally omitted];

          (bb) pay all real estate taxes when due in the ordinary course of business consistent with past practices;

          (cc) pay all debts and discharge all liabilities when due in the ordinary course of business consistent with past practices;

          (dd) cause or allow an event of default to occur with respect to any Indebtedness;

          (ee) [Intentionally omitted];

          (ff)  not publicly recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions; and

          (gg) [Intentionally omitted].

        4.3    No Solicitation.

          (a)   On and after the date hereof and prior to the Effective Time, Crown agrees, for itself and in its capacity as the sole general partner of the Crown Partnership, that, other than as contemplated by this Agreement:

              (i)  none of it, Crown Partnership or any Crown Subsidiary shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 25% (the "Minimum Acquisition Proposal Percentage") or more of the outstanding voting equity securities of Crown or outstanding partnership interests of Crown Partnership (including, without limitation, partnership interests and units), or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition ("Transfer") of any assets of Crown or Crown Partnership in one or a series of related transactions that, if consummated, would result in the Transfer of more than the Minimum Acquisition Proposal Percentage of the assets of Crown or Crown Partnership, other than the Merger (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by amending or granting any waiver under, the Crown Rights Agreement);

             (ii)  Crown, Crown Partnership and each Crown Subsidiary will use commercially reasonable efforts to cause any officer, director, trustee, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of Crown, Crown Partnership or any Crown Subsidiary (each, a "Crown Representative") not to engage in any of the activities described in Section 4.3(a)(i);

            (iii)  (A) it, Crown Partnership and the Crown Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will take commercially reasonable actions to inform each Crown Representative, and each of the Persons referred to in Section 4.3(b), of the obligations undertaken in this Section 4.3 and to cause each Crown Representative to comply with such obligations, and (B) it shall promptly request each Person, if any, that has executed a confidentiality agreement within the twenty-four month period prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it, Crown Partnership and the Crown Subsidiaries; and

            (iv)  it will (A) notify PREIT promptly (but in any event within 24 hours), orally and in writing, if it, Crown Partnership, any Crown Subsidiary or any Crown Representative receives (1) an Acquisition Proposal or any amendment or change in any previously received

    Acquisition Proposal (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, it, Crown Partnership or any Crown Subsidiary by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to PREIT copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep PREIT informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

          (b)   Notwithstanding Section 4.3(a), the Board of Trustees of Crown (including with respect to Crown's capacity as the sole general partner of Crown Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board of Trustees of Crown after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by Crown, Crown Partnership, any Crown Subsidiary or any Crown Representative on or after the date hereof, if, and only to the extent that (i) a majority of the Board of Trustees of Crown determines in good faith, after consultation with its financial advisors of nationally recognized reputation and after receiving advice from its outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal, (ii) each of Crown and Crown Partnership complies fully with Section 4.3, (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Crown provides written notice to PREIT to the effect that it is furnishing information to, or entering into discussions with such Person and (iv) Crown receives from such Person an executed confidentiality agreement the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to Crown, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreements, each dated July 2, 2002, as amended on February 4, 2003, between Crown and PREIT (the "Confidentiality Agreement").

          (c)   Notwithstanding anything to the contrary set forth in Section 4.3(a) or 4.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal, nothing contained in this Section 4.3 shall prohibit the Board of Trustees of Crown from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its shareholders: (i) if but only if, Crown: (A) complies fully with this Section 4.3 and (B) provides PREIT with at least five business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Agreement or the Merger, (ii) if, in the event that during such five business days PREIT makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the "PREIT Counter Proposal"), Crown's Board of Trustees in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines (A) that the PREIT Counter Proposal is not at least as favorable to Crown's shareholders as the Superior Acquisition Proposal, from a financial point of view, and (B) the PREIT Counter Proposal is not at least as favorable generally to Crown's shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), and (iii) Crown shall have terminated this Agreement in accordance with Section 7.1(h).

          (d)   For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Crown, Crown Partnership and CFLP pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Crown, Crown Partnership, and the Crown Subsidiaries or otherwise (i) on terms which a majority of the Board of Trustees of Crown determines in good faith, (A) after consultation with Crown's financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Crown's shareholders to those provided for in the Merger and the transactions contemplated by this Agreement and (B) to be more favorable generally to Crown's shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), (ii) for which financing, to the extent required, in the reasonable judgment of the Board of Trustees is capable of being obtained and (iii) which the Board of Trustees of Crown determines in good faith is reasonably capable of being consummated.

          (e)   Any disclosure that the Board of Trustees of Crown may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 4.3.

          (f)    Nothing in this Section 4.3 shall (i) permit Crown or PREIT to terminate this Agreement (except as expressly provided in Article 7) or (ii) affect any other obligations of Crown or PREIT under this Agreement.

        4.4    Affiliates.    Prior to the Effective Time, Crown shall cause to be prepared and delivered to PREIT a list (reasonably satisfactory to counsel for PREIT) identifying all Persons who, at the time of the Crown Shareholders Meeting and the PREIT Shareholders Meeting, may be deemed to be "affiliates" of Crown or Crown Partnership as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act.

        4.5    Other Actions.    Each of Crown and Crown Partnership, on the one hand, and PREIT and PREIT Partnership, on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as expressly required by Section 4.3, any of the conditions to the Merger set forth in Article 6 not being satisfied.

ARTICLE 5
ADDITIONAL COVENANTS

        5.1    Preparation of the Form S-4 and the Proxy Statement; Crown Shareholders Meeting, Crown Unitholders Consent Solicitation, PREIT Shareholders Meeting and PREIT Unitholders Consent Solicitation.

          (a)   As promptly as practicable after execution of this Agreement, (i) Crown and PREIT shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, one or more joint proxy statements/prospectuses, forms of proxies and information statements (such joint proxy statement(s)/prospectus(es) and information statements together with any amendments to supplements thereto, the "Joint Proxy Statement") relating to the shareholder meeting of Crown and the shareholder meeting of PREIT, the vote of the shareholders of Crown and the shareholders of PREIT with respect to the Merger, and the consent, if any, of partners of Crown Partnership and PREIT Partnership in connection with any required Partner Approvals and (ii) in connection with the clearance by the SEC of the Joint Proxy Statement, PREIT and Crown, if applicable, shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statements, together with any amendments or supplements thereto, the "Form S-4"), in which the Joint Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of the PREIT Common Shares and PREIT Senior Preferred Shares to be distributed to the holders of Crown Common Shares and Crown Senior Preferred Shares in the Merger. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Crown, Crown Partnership, PREIT and PREIT Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Joint Proxy Statement and the Form S-4. Each of PREIT and Crown, if applicable, shall use commercially reasonable efforts, and Crown will cooperate with PREIT, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Crown and Crown Partnership, on the one hand, and PREIT and PREIT Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Joint Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Joint Proxy Statement and the Form S-4 and to cause the Joint Proxy Statement and the Form S-4 as amended or supplemented to be filed with the SEC and to be disseminated to their respective shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Crown, Crown Partnership, PREIT and PREIT Partnership agrees that the information provided by it for inclusion in the Joint Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of Crown and PREIT and at the time of the respective taking of consents, if any, of partners of Crown Partnership and PREIT Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PREIT will advise and deliver copies (if any) to Crown, forthwith after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless of whether such requests relate to PREIT or PREIT Partnership, on the one hand, and Crown or Crown Partnership, on the other hand), and PREIT shall forthwith notify Crown, and Crown shall promptly notify PREIT, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the PREIT Common Shares and PREIT Senior Preferred Shares issuable in connection with the Merger.

          (b)   Each of Crown, Crown Partnership, PREIT and PREIT Partnership shall use commercially reasonable efforts to timely mail the Joint Proxy Statement contained in the Form S-4 to its respective shareholders. It shall be a condition to the mailing of the Joint Proxy Statement that, and the respective parties shall undertake commercially reasonable efforts to cause, (i) PREIT and PREIT Partnership shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Crown and Crown Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to

  PREIT and PREIT Partnership, in form and substance reasonably satisfactory to PREIT and PREIT Partnership, concerning the procedures undertaken by Ernst & Young with respect to the financial statements and information of Crown, Crown Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Crown and Crown Partnership shall have received a "comfort" letter from KPMG LLP, independent public accountants for PREIT and PREIT Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Crown and Crown Partnership, in form and substance reasonably satisfactory to Crown, concerning the procedures undertaken by KPMG LLP with respect to the financial statements and information of PREIT, PREIT Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Each of Crown and Crown Partnership also shall use commercially reasonable efforts to cause Reed Smith LLP or other counsel reasonably satisfactory to PREIT to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to the federal income tax matters described in clause (i) of Section 6.2(d) and Section 6.3(e) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Each of PREIT and PREIT Partnership shall use commercially reasonable efforts to cause (a) Drinker Biddle & Reath LLP or other counsel reasonably satisfactory to Crown to have delivered an opinion, which opinion shall be filed with the SEC and as exhibit to the Form S-4, as to the federal income tax matters described in clause (ii) of Section 6.2(d), Section 6.3(d) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC and (b) Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Crown to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to the federal income tax matters described in Section 6.2(e) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations.

          (c)   PREIT will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of PREIT), convene and hold a meeting of its shareholders (the "PREIT Shareholders Meeting") for the purpose of obtaining the PREIT Shareholder Approval. PREIT shall, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement.

          (d)   Crown will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the stockholders of Crown), convene and hold a meeting of its shareholders (the "Crown Shareholders Meeting") for the purpose of obtaining the Crown Shareholder Approval. Crown shall, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the other transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Crown Shareholders Meeting, such recommendation may be withdrawn, modified, amended or qualified if and only to the extent permitted by Section 4.3(c) hereof.

          (e)   PREIT and Crown shall use their commercially reasonable efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections

  5.1(c), 5.1(d) and 5.3, shall be a day not later than 60 days after the date the Joint Proxy Statement is mailed.

          (f)    If on the date for the PREIT Shareholders Meeting and Crown Shareholders Meeting established pursuant to Section 5.1(e) of this Agreement, either PREIT or Crown has not received duly executed proxies for a sufficient number of votes to approve the Merger, then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date 10 days after the originally scheduled date of the shareholders meetings, with such rescheduled meetings to be held on the same mutually agreed upon date.

          (g)   Crown shall request written consents for approval by the limited partners of Crown Partnership of each of the matters described in the definition of Crown Partner Approvals. Crown shall vote in favor of or consent to, as applicable, each of the matters described in the definition of Crown Partner Approvals, to the extent approval thereof is required by the Crown Partnership Agreement. Crown shall recommend to the limited partners of Crown Partnership that they approve such matters. Crown shall execute its written consent to each of the matters described in the definition of Crown Partner Approvals, by the 20th business day after mailing of the Joint Proxy Statement, and immediately thereafter, Crown Partnership shall mail to each holder of a Crown OP Unit a notice of the approval. PREIT shall vote in favor of or consent to, as applicable, each of the matters described in the definition of PREIT Partner Approvals, to the extent approval thereof is required by the PREIT Partnership Agreement. PREIT shall execute its written consent to each of the matters described in the definition of PREIT Partner Approvals, by the 20th business day after mailing of the Joint Proxy Statement, and immediately thereafter, PREIT Partnership shall mail to each holder of a PREIT OP Unit a notice of the approval.

          (h)   Crown shall not exercise any dissenters or other similar rights, if any, with respect to any of its Crown OP Units (or Crown Senior Preferred OP Units).

        5.2    Access to Information; Confidentiality.    Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, each of the parties shall, and shall cause each of its Subsidiaries to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, upon reasonable prior notice, during mutually agreeable times during normal business hours prior to the Effective Time reasonable access to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

        5.3    Commercially Reasonable Efforts; Notification.

          (a)   Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to each of the parties (including, without limitation, taking the actions contemplated under Schedule 5.3(a)(ii)); and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, including the Pre-Merger Transactions, the Merger and the Post-Merger Contribution Transactions. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

          (b)   Crown and Crown Partnership shall use commercially reasonable efforts to obtain from Ernst & Young LLP access to all work papers relating to audits of Crown and Crown Partnership performed by Ernst & Young LLP, and the continued cooperation of Ernst & Young LLP with regard to the preparation of consolidated financial statements for the Surviving Trust.

          (c)   Crown and Crown Partnership shall give prompt notice to PREIT and PREIT Partnership, and PREIT and PREIT Partnership shall give prompt notice to Crown and Crown Partnership, (i) if any representation or warranty made by it contained in this Agreement that is not qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.4    Tax Matters.    Each of PREIT and Crown shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

        5.5    Public Announcements.    The initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement. Each party will consult with the other party before issuing, and provide such other party the opportunity to review and comment upon, any material press release or other written public statement, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, rule or regulation, court process or by obligations pursuant to any listing agreement with any national securities exchange.

        5.6    Listing.    PREIT shall use commercially reasonable efforts to cause the PREIT Common Shares and PREIT Senior Preferred Shares to be issued in the Merger and the PREIT Common Shares underlying the PREIT Class B Units to be issued pursuant to the Crown Partnership Contribution Agreement to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Effective Time, including timely submitting all required applications and filings, and making payment of all required fees and expenses.

        5.7    Transfer and Gains Taxes.    Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, affidavits, applications or other documents regarding any real property transfer or gains, sales, use, transfer, mortgage, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, except as expressly provided for in Section 9 of the Pasquerilla Tax Protection Agreement (as defined in

Section 5.13(e)), PREIT shall pay or cause PREIT Partnership, as appropriate, to pay or cause to be paid all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code or state or local income tax laws).

        5.8    Benefit Plans and Other Employee Arrangements.

          (a)    Access to Employees.    Neither PREIT nor any PREIT Subsidiary shall be obligated to hire any employee of Crown Partnership or CASC following the Merger, but may interview some or all such employees with a view to possible employment. From and after the date hereof, Crown, Crown Partnership and CASC shall provide reasonable access to the facilities and personnel records consisting of performance appraisals and disciplinary actions of Crown, Crown Partnership and CASC for the purpose of preparing for and conducting employment interviews and shall permit any employee of Crown Partnership or CASC to interview with PREIT or any PREIT Subsidiary, and PREIT or any PREIT Subsidiary will conduct such interviews as expeditiously as possible prior to the Closing Date. Within 90 days of the date hereof, PREIT shall provide Crown a list of all those employees of Crown Partnership and CASC to whom PREIT or a PREIT Subsidiary (the "Successor Employer") intends to make an offer of employment to be effective on the Closing Date ("Solicited Employees"), and, within 30 days of delivering such list of Solicited Employees, the Successor Employer shall notify Crown, Crown Partnership and CASC of each Solicited Employee who has accepted an offer of employment to be effective on the Closing Date (the "Hired Employees"). The Successor Employer shall include in any offer of employment a provision to the effect that acceptance of such offer shall constitute a resignation of employment with Crown Partnership or CASC, as the case may be, effective immediately before the Closing Date. If the Successor Employer expresses an intention to extend offers of employment as set forth in this Section 5.8(a), any such expression shall not constitute a commitment, contract or understanding (expressed or implied) or any obligation on the part of the Successor Employer with respect to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that the Successor Employer may establish pursuant to individual offers of employment. Nothing in this Agreement shall create any obligation on the part of the Successor Employer or any of its Affiliates to continue the employment of any Hired Employees for any period or to continue to pay any salaries comparable to those previously paid or provided by Crown, Crown Partnership or CASC or, except as otherwise expressly provided in this Section 5.8, to continue to provide any benefits of employment. Furthermore, nothing in this Agreement shall prevent or restrict in any way the right of the Successor Employer to reassign, promote or demote any of the Hired Employees after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, or terms or conditions of employment of such employees. In addition, no Person shall be deemed a third party-beneficiary of this Section 5.8 entitled to enforce its provisions.

          (b)    Termination of Crown Partnership Employees.    Other than in the ordinary course of business and consistent with past practices, without the written consent of PREIT, Crown, Crown Partnership and CASC shall not terminate any employees except as provided in the next sentence. Effective immediately before the Closing, Crown Partnership and CASC shall terminate the employment of all of their employees, other than the Hired Employees. Crown Partnership and CASC, to the extent practicable, shall comply with the WARN Act and any similar state or local Law in connection with the termination of their employees and Crown Partnership and CASC shall provide PREIT with a reasonable opportunity to review and comment on any notices to be delivered in connection with such terminations prior to delivery thereof. In any event, Crown Partnership and CASC shall give at least two weeks notice to any employee who is to be terminated. At Closing, PREIT or a PREIT Subsidiary shall deposit with a third-party escrow agent identified by Crown and reasonably acceptable to PREIT an amount mutually agreed upon by Crown and PREIT equal to a reasonable estimate of the aggregate severance payments that are required to be made to employees of Crown, Crown Partnership and CASC pursuant to the Crown Employee Plans as a result of the resignations and terminations of employment contemplated by Sections 5.8(a) and 5.8(b) hereof. Within 10 business days of the Closing Date, PREIT or a PREIT Subsidiary shall cause to be paid from such escrow deposit any such severance payments required to be made pursuant to the Crown Employee Plans, less any required withholding. Any balance remaining from such escrow deposit after such payments shall be paid to PREIT, or, if additional funds are required to be paid, such amounts shall be paid by PREIT. In furtherance of the foregoing, PREIT agrees that, for purposes of the Crown Partnership Special Severance Plan and the employees covered thereby, any resignation of employment by employees pursuant to Section 5.8(a) shall be deemed to constitute a voluntary termination by the employee to accept a position with an acquiror of Crown or Crown Partnership in connection with or anticipation of a "Change of Control" within the meaning of such plan; any termination of employment of employees pursuant to Section 5.8(b) shall be deemed to constitute a termination of employment by employer action other than for "cause" in connection with or anticipation of a "Change of Control" within the meaning of such plan; and employees who resign or are terminated pursuant to Section 5.8(a) or (b) shall be entitled to a "Severance Allowance", which lump sum amount, less any required withholding, shall be paid by PREIT or a PREIT Subsidiary within 10 business days of the Closing Date in the manner provided above. For purposes of Crown Partnership's Employment Continuation agreements, PREIT agrees that signing this Agreement shall constitute a "Potential Change of Control" as defined therein, consummation of the transactions contemplated herein shall constitute a "Change of Control" under such agreements, termination of employment of those employees covered by such agreements by Crown Partnership shall be a termination by Crown Partnership other than for "Cause", resignation of employment by those employees covered by such agreements shall be a termination with "Good Reason", and those employees shall be entitled to a "Severance Amount" and continuation of benefits as provided for in such agreements, which lump sum Severance Amount, less any required withholding, shall be paid by PREIT or a PREIT Subsidiary within 10 business days of the Closing Date in the manner provided above and which employee benefits will be continued by PREIT or a PREIT Subsidiary for those employees for the time period specified in such agreements. Furthermore, PREIT or a PREIT Subsidiary shall assume the Employment Continuation Agreements entered into as of February 25, 2002 by Crown Partnership and Messrs. Pasquerilla, Stephenson, Griffith, Zucco, Antonazzo, Rusinak, Washko and Stevens and Ms. Furman-Jankovic, respectively. Notwithstanding anything in this Agreement to the contrary, but except as provided in the preceding sentence, neither PREIT nor any PREIT Subsidiary shall assume any other Employee Plan of Crown Partnership that provides for severance or similar benefits in the nature of severance.

          (c)    Benefit Plans.    As of the Effective Time, and except as set forth in Section 5.8(e) hereof, the Successor Employer expressly assumes and agrees to perform the obligations of Crown, Crown Partnership and CASC under each Crown Employee Plan, including those set forth on Schedule 2.12 to the Crown Disclosure Letter, but excluding those stock option plans and agreements which are covered by Sections 5.8(f) and 5.8(g) and severance pay plans, arrangements and agreements which are covered by Section 5.8(b), and all of the liabilities and obligations of Crown and Crown Partnership associated therewith (the "Assumed Employee Plans"), in each case to the same extent as Crown, Crown Partnership or CASC, as the case may be, would be required to perform (and with the same ability to amend, suspend, or terminate each such Crown Employee Plan as Crown, Crown Partnership and CASC, as the case may be, would have had) if no transactions contemplated by this Agreement had taken place. Without limiting the generality of the foregoing, the Successor Employer shall assume and make available group health coverage and perform all COBRA obligations for the applicable COBRA period with respect to all Crown, Crown Partnership and CASC employees and former employees, including (i) employees of Crown, Crown Partnership and CASC who resign or who are terminated as provided in Sections 5.8(a)

  and 5.8(b) hereof, (ii) employees of Crown, Crown Partnership and CASC who are terminated between the date hereof and the Closing Date, and (iii) former employees of Crown, Crown Partnership and CASC, including those disclosed on Schedule 2.12(a) to the Crown Disclosure Letter who have elected or who are eligible to elect COBRA coverage. All Hired Employees shall be eligible to either (i) participate in any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, equity compensation, bonus, incentive, vacation pay, tuition reimbursement, severance pay, employment continuation, change of control, fringe benefit or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any Pension Plan and any Welfare Plan) (each, an "Employee Plan") sponsored or maintained by the Successor Employer after the Effective Time on the same terms and conditions as similarly situated employees of the Successor Employer, subject to the terms and conditions of such plans, or (ii) continue participation in any Assumed Employee Plan, until such time, if ever, as such Hired Employees become participants in the Employee Plans maintained by the Successor Employer as provided in (i), subject to the terms and conditions thereof. The particular clause (i) or (ii) of the preceding sentence under which Hired Employees are eligible shall be determined by the Successor Employer in its discretion. With respect to each such Employee Plan or Assumed Employee Plan, service with Crown or any Crown Subsidiary (as applicable) and the predecessor of any of them by any Hired Employee shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to, benefits under such Employee Plan; provided, however, that such service shall not be included for purposes of benefit accrual under any Pension Plan. PREIT shall, or shall cause the Successor Employer to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Hired Employees under any Welfare Plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Welfare Plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each Hired Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time.

          (d)    Crown Section 401(k) Plan.    Prior to the Closing Date, Crown Partnership shall file a proposal with the IRS through the IRS's Employee Plans Compliance Resolution System as to how to correct the failure to amend properly the Crown Retirement Savings Plan to eliminate all benefit options other than lump sums. Crown shall obtain PREIT's prior written approval to the proposal, which approval shall not be unreasonably withheld. For Hired Employees, due to the Successor Employer's assumption of the Crown Retirement Savings Plan ("401(k) Plan"), a termination of employment pursuant to Section 5.8(b) or resignation under Section 5.8(a) shall not be deemed to be a termination of employment for purposes of distributions under such 401(k) Plan and neither the Successor Employer nor Crown shall offer a distribution to such Hired Employees as a result of the transactions described herein. The Successor Employer acknowledges that its assumption of the 401(k) Plan includes assumption of all liabilities under such 401(k) Plan, including liabilities relating to employees and former employees who are not Hired Employees.

          (e)    Stock Option, Restricted Stock and Top-Hat Plans.    The stock option plans or programs of Crown and the restricted stock plans or programs of Crown shall be discontinued as of the Closing Date. The non-qualified deferred compensation plans or programs of Crown, including without limitation the Amended and Restated Key Executive Capital Incentive Plan and Savings Restoration Plan of Crown Partnership (the "Top-Hat Plans"), and the rabbi trusts maintained pursuant to the terms of such plans or programs (i) shall be assumed by the Successor Employer as of the Effective Time, (ii) all contributions to such plans or programs shall cease as of the

  Effective Time, and (iii) no new employees shall be eligible to enter such plans or programs on or after the Effective Time.

          (f)    Crown Trustee Options.    As of the Effective Time, each Crown Trustee Option outstanding immediately prior to the Effective Time, determined without regard to the termination or resignation of service by any optionee, shall be automatically converted into an option (a "Substituted Trustee Option") to purchase a number of PREIT Common Shares equal to the number of Crown Common Shares that could have been purchased (assuming full vesting) under such Crown Trustee Option multiplied by 0.3589 (rounded down to the nearest whole number of shares) at an exercise price per PREIT Common Share equal to the per-share option exercise price specified in the Crown Trustee Option divided by 0.3589 (rounded up to the nearest whole cent). Such Substituted Trustee Option shall otherwise be subject to the same terms and conditions as such Crown Trustee Option; provided, however, that such Substituted Trustee Option shall be fully vested as of the Effective Time and shall, notwithstanding its terms, be and remain exercisable until the earlier of (i) six months from the Effective Time or (ii) the expiration date of such stock option as in effect immediately prior to the Effective Time and without regard to the optionee's resignation or other termination of service. For purposes of expiration and otherwise, the deemed date of grant of the Substituted Trustee Option shall be the date on which the corresponding Crown Trustee Option was granted, and, except as provided in the preceding sentence, any termination or resignation of service shall be given the same effect as would have applied without regard to the Merger. In respect of each Crown Trustee Option converted into a Substituted Trustee Option, and the PREIT Common Shares underlying such Substituted Trustee Option, PREIT shall, immediately following the date of conversion, file or shall have filed, and shall keep current a Registration Statement on Form S-8 or other appropriate registration statement for as long as Substituted Trustee Options remain outstanding.

          (g)    Crown Partnership Options.    As of the Effective Time, each Crown Partnership Option outstanding immediately prior to the Effective Time, determined without regard to the termination or resignation of service by any optionee, shall be automatically converted into an option (a "Substituted Partnership Option") to purchase a number of PREIT Common Shares equal to the number of Crown Partnership Units that could have been purchased (assuming full vesting) under such Crown Partnership Option multiplied by 0.3589 (rounded down to the nearest whole number of shares) at an exercise price per PREIT Common Share equal to the per-share option exercise price specified in the Crown Partnership Option divided by 0.3589 (rounded up to the nearest whole cent). Such Substituted Partnership Option shall otherwise be subject to the same terms and conditions as such Crown Partnership Option; provided, however, that (i) each Substituted Partnership Option held by a Hired Employee shall become fully vested on (A) the later of March 31, 2004 or the last day of the first full calendar quarter that begins on or after the Closing Date (as the case may be, the "Option Date"), provided, in either case, that such Hired Employee remains an employee of PREIT or a PREIT Subsidiary on the Option Date, or (B) if earlier than the Option Date, the date of such employee's termination of employment by the Successor Employer for any reason other than for "Cause" as defined in Crown Partnership's Employment Continuation agreements, (ii) each Substituted Partnership Option held by a person who was an employee of Crown, Crown Partnership or CASC immediately prior to the Closing Date but who either is not a Solicited Employee or is a Solicited Employee but whose offer of employment by the Successor Employer is conditioned upon such Solicited Employee relocating on or before the Option Date to a work location more than 25 miles from such Solicited Employee's current work location and/or is conditioned upon a material reduction in compensation as compared with such Solicited Employee's compensation with Crown Partnership or CASC immediately prior to the Effective Time, and who does not accept such offer of employment, shall become fully vested at the Effective Time, (iii) each Substituted Partnership Option specified in the foregoing clause (i) that vests upon the date of such Hired Employee's termination of employment by the Successor

  Employer shall, notwithstanding its terms, be and remain exercisable until the earlier of (A) six months from the date of such employee's termination of employment by the Successor Employer or (B) the expiration date of such stock option as in effect immediately prior to the Effective Time and without regard to the optionee's termination of employment, and (iv) each Substituted Partnership Option specified in the foregoing clause (ii) shall, notwithstanding its terms, be and remain exercisable until the earlier of (A) six months from the Effective Time or (B) the expiration date of such stock option as in effect immediately prior to the Effective Time and without regard to the optionee's termination or resignation of employment. For purposes of expiration and otherwise, the deemed date of grant of the Substituted Partnership Option shall be the date on which the corresponding Crown Partnership Option was granted, and, except as provided in the preceding sentence, (x) each Substituted Partnership Option held by a Hired Employee shall be treated as if such Hired Employee had never been terminated by Crown Partnership and (y) each other Substituted Partnership Option shall be treated according to the terms of such Substituted Partnership Option taking into account the termination or resignation of the holder thereof. In respect of each Crown Partnership Option converted into a Substituted Partnership Option, and the PREIT Common Shares underlying such Substituted Partnership Option, PREIT shall, immediately following the date of conversion, file or shall have filed, and shall keep current a Registration Statement on Form S-8 or other appropriate registration statement for as long as Substituted Partnership Options remain outstanding.

          (h)    Withholding.    To the extent required by applicable law, Crown shall require each employee and trustee who exercises a Crown Option, Crown Partnership Option or who receives Crown Common Shares pursuant to any existing commitment to pay to Crown in cash or Crown Common Shares an amount sufficient to satisfy in full Crown's obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.11(c)).

        5.9    Indemnification.

          (a)   From and after the Effective Time, PREIT and PREIT Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or trustee of Crown or any Crown Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification (including any applicable provisions for payment) provided to the Indemnified Parties by Crown and the Crown Subsidiaries immediately prior to the Effective Time in its charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof; provided, that no such exculpation or indemnification (including any applicable provisions for payment) shall be provided by PREIT or PREIT Partnership to Mark E. Pasquerilla for any threatened or actual "Claims" (as defined in the Indemnification Agreement) that are described in Section 2.1(a) of the Indemnification Agreement (whether or not PREIT or PREIT Partnership is actually entitled to or receives indemnification).

          (b)   In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Crown or PREIT, or any Crown Subsidiary or PREIT Subsidiary, or by or in the right of Crown or PREIT, or any Crown Subsidiary or PREIT Subsidiary, or any claim, action, suit, proceeding or investigation in which any individual who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, employee, director or trustee of Crown or any Crown Subsidiary (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee, director or trustee of Crown or any of the Crown Subsidiaries or any action or omission by such individual in his capacity as a trustee, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, the Indemnifying Parties shall, from and after the Effective Time, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnification Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnification Party proposing to assert the right to be indemnified under this Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnification Party in respect of which a claim is to be made under this Section 5.9(b) against the Indemnifying Parties, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such claim, action, suit, proceeding or investigation; and provided further, however, that, in the case of any claim, action, suit, proceeding or investigation pending, to the Knowledge of Crown, at the Effective Time, Crown shall notify PREIT pursuant to this Section 5.9(b) prior to such Effective Time. If any such action is brought against any of the Indemnification Parties and such Indemnification Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnification Parties promptly after receiving notice of the commencement of the action from the Indemnification Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnification Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnification Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnification Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent if the settlement includes any admission of wrongdoing on the part of the Indemnification Parties or any decree or restriction on the Indemnification Parties; provided further, however, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnification Parties, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnification Parties of a release from all liability with respect to such action, or (ii) contains obligations other than with respect to the payment of money. The Indemnification Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnification Parties unless (i) the employment of counsel by the Indemnification Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between the Indemnification Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnification Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time (not to exceed 10 days) after receiving notice of the commencement of the action from the Indemnification Parties, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnification Party to repay any expenses advanced if it shall ultimately be determined that the Indemnification Party is not entitled to be indemnified against such expense pursuant to the last sentence of this Section 5.9(b). It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnification Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnification Parties or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Parties) between any of the Indemnification Parties and the other Indemnification Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels on the same basis as provided in the immediately preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any Indemnification Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnification Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

          (c)   At or prior to the Effective Time, PREIT shall purchase trustees', directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time for a period of six years with respect to those individuals who are currently covered by Crown's trustees', directors' and officers' liability insurance policy (the "Crown Insured Parties") on terms with respect to such coverage and amount no less favorable to Crown's trustees and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, however, that if the premium of such insurance policy exceeds 200% of the premium of such policy in effect on the date hereof, PREIT shall be required only to purchase such comparable coverage as available for an amount not to exceed 200% of the premium of such policy in effect on the date hereof; and provided further, however, that during such six year period, in no event shall PREIT provide insurance coverage that is less favorable to the Crown Insured Parties than is maintained by PREIT for its trustees and officers.

          (d)   This Section 5.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties, the Indemnification Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of PREIT and PREIT Operating Partnership. Each of the Indemnified Parties and the Indemnification Parties shall be entitled to enforce the covenants contained in this Section 5.9 and PREIT and PREIT Partnership acknowledge and agree that each Indemnified Party and Indemnification Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnification Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

          (e)   If PREIT or PREIT Partnership or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, trustee and officer covered hereby.

        5.10    Declaration of Dividends and Distributions.    From and after the date of this Agreement, except as provided for in Section 1.11(d), neither Crown nor PREIT shall make any dividend or distribution to its respective shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of (a) distributions at their respective stated dividend or distribution rates with respect to Crown Senior Preferred Shares, (b) quarterly distributions with respect to the Crown Common Shares of $.2125 per share for the quarter ended March 31, 2003 and $.2150 per share for the quarter ending June 30, 2003 and for each quarter thereafter and (c) quarterly distributions with respect to the PREIT Common Shares of up to $.54 per share; provided, however, the record and payment dates for each distribution with respect to the Crown Common Shares shall be the same dates as the record and payment dates, respectively, for the quarterly distribution for the PREIT Common Shares, such record and payment dates to be mutually and reasonably agreed to by Crown and PREIT. From and after the date of this Agreement, except as provided in Section 1.11(d), Crown Partnership shall not make any distribution to the holders of Crown OP Units except a distribution per Crown OP Unit in the same amount as a dividend per Crown Common Share or Crown Preferred Share permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Crown Common Share or the Crown Preferred Share, as applicable. From and after the date of this Agreement, except as provided in Section 1.11(d) and except as contemplated in the Crown Partnership Distribution Agreement, PREIT Partnership shall not make any distribution to the holders of PREIT OP Units except a distribution per PREIT OP Unit in the same amount as a dividend per PREIT Common Share permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the PREIT Common Share, as applicable. The foregoing restrictions shall not apply, however, (i) to PREIT to the extent a distribution (or an increase in a distribution) by PREIT is necessary for PREIT to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Code, avoid the imposition of any excise taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives (or to any corresponding distributions or increases in distributions paid by PREIT Partnership), (ii) to PREIT and PREIT Partnership with respect to any Corresponding PREIT Dividends and Distributions (as provided for in Section 1.11(d)), (iii) to Crown and Crown Partnership with respect to any Final Crown Dividends and Final Crown Partnership Distributions (as provided for in Section 1.11(d)), or (iv) to the distributions to be made by Crown Partnership to Crown under the Crown Partnership Distribution Agreement.

        5.11    Resignations.    On the Closing Date, Crown shall cause the trustees, directors and officers of Crown and of each of the Crown Subsidiaries other than Crown Partnership to submit their resignations from such positions, effective as of the Effective Time; provided, however, that in no event shall any such person be deemed to have resigned his or her position as an employee, for purposes of any severance, stock option, or other Employee Benefit Plan, contract, entitlement or arrangement.

        5.12    Registration Rights Agreements and Exchange Agreements.    At the Closing, PREIT and PREIT Partnership, as applicable, shall enter into (i) a registration rights agreement, in substantially the form attached hereto as Exhibit F-1 (an "Assumed Registration Rights Agreement"), and (ii) an exchange agreement, in substantially the form attached hereto as Exhibit F-2 (an "Assumed Exchange Agreement"), with each of the parties listed on Schedule 5.12 to the Crown Disclosure Letter. Crown and Crown Partnership shall use commercially reasonable efforts to cause each of the parties listed on Schedule 5.12 to the Crown Disclosure Letter to execute and deliver an Assumed Registration Right Agreement and an Assumed Exchange Agreement at the Closing.

        5.13    Merger Documents.    On or prior to the Pre-Merger Transfer Date, Crown and PREIT shall and shall cause its Affiliates and Subsidiaries to execute and deliver the following agreements to which it or they are a party (together the "Merger Documents"):

          (a)   a shareholder agreement, substantially in the form attached hereto as Exhibit G (the "Shareholder Agreement");

          (b)   a non-competition agreement, substantially in the form attached hereto as Exhibit H (the "Non-Competition Agreement");

          (c)   a registration rights agreement, substantially in the form attached hereto as Exhibit I (the "Pasquerilla Registration Rights Agreement");

          (d)   a standstill agreement, substantially in the form attached hereto as Exhibit J (the "Standstill Agreement"); and

          (e)   a tax protection agreement, substantially in the form attached hereto as Exhibit K (the "Pasquerilla Tax Protection Agreement").

        5.14    Performance of Pre-Merger Transactions.    Crown and Crown Partnership, shall, and shall cause their Affiliates and Subsidiaries, as applicable, to perform their respective obligations with respect to the Pre-Merger Transactions. PREIT and PREIT Partnership shall, and shall cause their Affiliates and Subsidiaries, as applicable, to perform their respective obligations, if any, with respect to the Pre-Merger Transactions.

        5.15    Performance of Post-Merger Transactions.    Crown Partnership, shall, and shall cause its Affiliates and Subsidiaries, as applicable, to perform their respective obligations with respect to the Post-Merger Contribution Transactions. PREIT and PREIT Partnership shall, and shall cause their Affiliates and Subsidiaries, as applicable, to perform their respective obligations with respect to the Post-Merger Contribution Transactions. The parties acknowledge that the transactions contemplated under Section 1.3 shall be consummated immediately after the Effective Time.

        5.16    Estoppel Certificates.

          (a)   Crown and Crown Partnership shall prepare and deliver an estoppel certificate to each of the tenants set forth in Schedule 5.16(a) to the Crown Disclosure Letter. Crown shall request that such estoppel certificates be in the form attached hereto as Exhibit L; provided, that the form of any such estoppel certificate may be modified so that it conforms to the requirements, if any, of each tenant's lease (the "Crown Estoppel Certificates"). Crown and Crown Partnership shall use commercially reasonable efforts to have all of the Crown Estoppel Certificates executed in a timely fashion by the tenants identified on Schedule 5.16(a) to the Crown Disclosure Letter.

          (b)   PREIT and PREIT Partnership shall prepare and deliver an estoppel certificate to each of the tenants set forth in Schedule 5.16(b) to the PREIT Disclosure Letter. PREIT shall request that such estoppel certificates be in the form attached hereto as Exhibit M; provided that the form of any such estoppel certificate may be modified so that it conforms to the requirements, if any, of each tenant's lease (the "PREIT Estoppel Certificates"). PREIT and PREIT Partnership shall use commercially reasonable efforts to have all of the PREIT Estoppel Certificates executed in a timely fashion by the tenants identified on Schedule 5.16(b) to the PREIT Disclosure Letter.

        5.17    Performance of Agreements.    Crown and Crown Partnership shall, and shall cause its Affiliates and Subsidiaries, to perform their respective obligations under (i) the Crown Partnership Contribution Agreement and the Crown Partnership Distribution Agreement and (ii) the 4th Amendment to CFSA and the Exchange Agreement. PREIT and PREIT Partnership shall, and shall cause their Affiliates and Subsidiaries, to perform their respective obligations under the PREIT Contribution Agreement.

        5.18    No Amendment or Modification.    None of Crown, Crown Partnership or any Crown Subsidiary shall amend or otherwise modify the Crown Rights Agreement, except as provided pursuant to this Agreement, or the Crown Partnership Distribution Agreement. Until such time as all of the transactions contemplated by this Agreement are consummated, none of PREIT, PREIT Partnership or any PREIT Subsidiary shall amend or otherwise modify the PREIT Contribution Agreement.

ARTICLE 6
CONDITIONS

        6.1    Conditions to Each Party's Obligation to Effect the Pre-Merger Transactions and the Merger.    The obligations of each party to consummate the transactions contemplated by this Agreement to occur on the date of the Pre-Merger Transactions (the "Pre-Merger Transfer Date") and the Merger shall be subject to the fulfillment at or prior to the Pre-Merger Transfer Date of the following conditions:

          (a)    Shareholder and Partner Approvals.    Each of the Crown Shareholder Approval, the PREIT Shareholder Approval and the Partner Approvals shall have been obtained.

          (b)    HSR Act.    Passage of any waiting period (and any extension thereof) applicable to the Merger or any of the other transactions contemplated hereby under the HSR Act, if applicable to such transactions.

          (c)    Listing of Shares.    The NYSE shall have approved for listing the PREIT Common Shares, PREIT Senior Preferred Shares and the PREIT Common Shares underlying the PREIT Class A Units and the PREIT Class B Units to be issued in the Merger and the other transactions contemplated hereby, on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          (d)    Form S-4.    The Form S-4 filed with the SEC under the Securities Act shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (e)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (f)    Blue Sky Laws.    PREIT and PREIT Partnership shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the PREIT Common Shares, PREIT Class A Units and PREIT Class B Units issuable in the Merger and the other transactions contemplated hereby.

          (g)    Third-Party Consents.    (i) Crown and Crown Partnership shall have obtained and delivered to PREIT all consents and waivers listed in Schedule 6.1(g)(i) to the Crown Disclosure Letter, and (ii) PREIT and PREIT Partnership shall have obtained and delivered to Crown all consents and waivers listed in Schedule 6.1(g)(ii) to the PREIT Disclosure Letter.

        6.2    Conditions to Obligations of PREIT and PREIT Partnership to Effect the Pre-Merger Transactions and the Merger.    The obligations of PREIT and PREIT Partnership to consummate the transactions contemplated to occur on the Pre-Merger Transfer Date and the date of the Merger are further subject to the fulfillment at or prior to the Pre-Merger Transfer Date of the following conditions, any one or more of which may be waived by PREIT:

          (a)    Representations and Warranties.    Each of the representations and warranties of Crown and Crown Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Crown Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Pre-Merger Transfer Date as though made on and as of the Pre-Merger Transfer Date (except to the extent that such representations and warranties are as of a specified date, in which case such representations and warranties shall be true and correct as of such other date and not as of the Pre-Merger Transfer Date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Crown Material Adverse Effect; and PREIT shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Crown and Crown Partnership contained herein are so qualified) signed on behalf of Crown by the chief executive officer or the chief financial officer of Crown, in such capacity, certifying to such effect.

          (b)    Performance of Obligations of Crown and Crown Partnership.    Crown and Crown Partnership shall have performed all obligations required to be performed by them under this Agreement at or prior to the Pre-Merger Transfer Date (except where the failure to so perform would not permit PREIT to terminate this Agreement pursuant to Section 7.1(b)(i)), and PREIT shall have received a certificate signed on behalf of Crown by the chief executive officer or the chief financial officer of Crown, in such capacity, certifying to such effect.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall have been no Crown Material Adverse Effect, and PREIT shall have received a certificate of the chief executive officer or chief financial officer of Crown, in such capacity, certifying to such effect.

          (d)    Tax Opinions Relating to REIT Status and Partnership Status.    PREIT shall have received (i) (A) an opinion of Reed Smith LLP or other counsel reasonably satisfactory to PREIT, dated as of the date of this Agreement, to the effect that, commencing with its taxable year ended December 31, 1993, (I) Crown has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (II) Crown Partnership has been since its formation, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations), and (B) an opinion of Reed Smith LLP or other counsel reasonably satisfactory to PREIT, dated as of the Pre-Merger Transfer Date, reaffirming as of the Pre-Merger Transfer Date the opinion delivered pursuant to clause (i)(A) above; and (ii) (X) an opinion of Drinker Biddle & Reath LLP or other counsel reasonably satisfactory to PREIT, dated as of the date of this Agreement, to the effect that, for all taxable years ended on or after December 31, 1997, PREIT has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, PREIT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Crown described in clause (i)(A) above), and (Y) an opinion of Drinker Biddle & Reath LLP or other counsel reasonably satisfactory to PREIT, dated as of the Pre-Merger Transfer Date, reaffirming as of the Pre-Merger Transfer Date the opinion delivered pursuant to clause (ii)(X) above.

          (e)    Tax Opinion Relating to the Merger.    PREIT shall have received (i) an opinion from Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to PREIT, dated as of the date of this Agreement, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the date of this Agreement, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, and (ii) an opinion of Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to PREIT, dated as of the Pre-Merger Transfer Date, reaffirming as of the Pre-Merger Transfer Date the opinion delivered pursuant to clause (i) above.

          (f)    "Comfort" Letter.    PREIT and PREIT Partnership shall have received a "comfort" letter from Ernst & Young LLP, as described in Section 5.1(b).

          (g)    Merger Documents.    PREIT and PREIT Partnership shall have received executed copies of each of the Merger Documents.

          (h)    Estoppel Certificates.    Crown and Crown Partnership shall have obtained and delivered to PREIT the Crown Estoppel Certificates.

          (i)    Consummation of Agreements.    The transactions contemplated under the 4th Amendment to CFSA and the Exchange Agreement shall have been consummated.

          (j)    Certificate.    The chief executive officer or the chief financial officer of Crown, in such capacity, shall have executed a certificate, dated as of the Pre-Merger Transfer Date (the "Crown Pre-Merger Conditions Certificate"), certifying to the effect that all of the conditions listed in Sections 6.1 and 6.2 have been fulfilled.

        6.3    Conditions to Obligations of Crown and Crown Partnership to Effect the Pre-Merger Transactions and the Merger.    The obligations of Crown and Crown Partnership to consummate the transactions contemplated to occur on the Pre-Merger Transfer Date and the date of the Merger are further subject to the fulfillment at or prior to the Pre-Merger Transfer Date of the following conditions, any one or more of which may be waived by Crown:

          (a)    Representations and Warranties.    Each of the representations and warranties of PREIT and PREIT Partnership set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or PREIT Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Pre-Merger Transfer Date as though made on and as of the Pre-Merger Transfer Date (except to the extent that such representations and warranties are as of a specified date, in which case such representations and warranties shall be true and correct as of such other date and not as of the Pre-Merger Transfer Date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a PREIT Material Adverse Effect; and Crown shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of PREIT and PREIT Partnership contained herein are so qualified) signed on behalf of PREIT by the chief executive officer or the chief financial officer of PREIT, in such capacity, certifying to such effect.

          (b)    Performance of Obligations of PREIT and PREIT Partnership.    PREIT and PREIT Partnership shall have performed all obligations required to be performed by them under this Agreement at or prior to the Pre-Merger Transfer Date (except where the failure to so perform would not permit Crown to terminate this Agreement pursuant to Section 7.1(c)(i)), and Crown shall have received a certificate signed on behalf of PREIT by the chief executive officer or the chief financial officer of PREIT, in such capacity, certifying to such effect.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall have been no PREIT Material Adverse Effect, and Crown shall have received a certificate of the chief executive officer or the chief financial officer of PREIT, in such capacity, certifying to such effect.

          (d)    Tax Opinions Relating to REIT Status and Partnership Status.    Crown shall have received (i) an opinion of Drinker Biddle & Reath LLP or other counsel reasonably satisfactory to PREIT, dated as of the date of this Agreement, to the effect that, commencing with its taxable year ended December 31, 1997, (A) PREIT was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger and the other transactions contemplated by this Agreement, PREIT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a

  REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinions of counsel to Crown described in Section 6.2(d) of this Agreement), and (B) PREIT Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations), and (ii) an opinion of Drinker Biddle & Reath LLP or other counsel reasonably satisfactory to PREIT, dated as of the Pre-Merger Transfer Date, reaffirming as of the Pre-Merger Transfer Date the opinion delivered pursuant to clause (i) above.

          (e)    Tax Opinion Relating to the Merger.    Crown shall have received (i) an opinion of Reed Smith LLP or other counsel reasonably satisfactory to Crown, dated as of the date of this Agreement, that, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the date of this Agreement, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, and (ii) an opinion of Reed Smith LLP or other counsel reasonably satisfactory to Crown, dated as of the Pre-Merger Transfer Date, reaffirming as of the Pre-Merger Transfer Date the opinion delivered pursuant to clause (i) above.

          (f)    "Comfort" Letter.    Crown and Crown Partnership shall have received a "comfort" letter from KPMG LLP, as described in Section 5.1(b).

          (g)    Merger Documents.    Crown and Crown Partnership shall have received executed copies of each of the Merger Documents.

          (h)    Estoppel Certificates.    PREIT and PREIT Partnership shall have obtained and delivered to Crown the PREIT Estoppel Certificates.

          (i)    Certificate.    The chief executive officer or the chief financial officer of PREIT, in such capacity, shall have executed a certificate, dated as of the Pre-Merger Transfer Date (the "PREIT Pre-Merger Conditions Certificate"), certifying to the effect that all of the conditions listed in Sections 6.1 and 6.3 have been fulfilled.

          (j)    PREIT shall have delivered evidence that it has obtained the trustees', directors' and officers' liability insurance required to be purchased by PREIT pursuant to Section 5.9(c) hereof.

        6.4    Conditions of Each Party's Obligation to Effect the Closing Date Transactions.    The obligations of each party to effect the Merger and the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a)    No Injunction or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (b)    Pre-Merger Transactions.    The Pre-Merger Transactions shall have been consummated at least one business day prior to the Closing Date.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Pre-Merger Transfer Date, whether such action occurs before or after any of the Crown Shareholder Approval, the PREIT Shareholder Approval or either of the Partner Approvals are obtained, only:

          (a)   by mutual written consent duly authorized by the Board of Trustees of PREIT and the Board of Trustees of Crown;

          (b)   by PREIT, (i) (A) upon a material breach of or material failure to perform any covenant, obligation or agreement on the part of Crown or Crown Partnership set forth in Sections 4.1(a), (b), (c), (d), (e), (g), (h), (p), (ee) (provided that, in the case of Section 4.1(ee) only, in order to be material, such breach or breaches of Section 4.1(ee) must relate to contracts having an aggregate value equal to $750,000 or more) or (ff), (B) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Crown or Crown Partnership set forth in Sections 4.1(bb) or (cc), if such breach has had or would reasonably be expected to have either a Crown Material Adverse Effect or a material adverse effect on any Crown Property, or (C) upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of Crown or Crown Partnership set forth in this Agreement; provided, however, that, in the case of Section 4.1(f), the failure of Crown to provide any notice required by Section 4.1(f) shall not provide PREIT with the right to terminate this Agreement pursuant to this Section 7.1(b); and provided, further that, in the case of (A), (B) or (C), if such breach or failure is curable on or before February 20, 2004 without Crown or Crown Partnership breaching or failing to perform any covenant, obligation or agreement under this Agreement, then only upon the failure of Crown or Crown Partnership to cure such breach or failure within ten business days after Crown or Crown Partnership has received written notice from PREIT requesting cure of such breach or failure (or as extended by mutual written agreement, or, if such breach or failure could not reasonably be expected to be cured within such ten business days and Crown and Crown Partnership promptly commence such cure after receipt of notice from PREIT and diligently prosecute such cure to completion, then as promptly as practicable but in no event later than February 20, 2004), or (ii) upon a breach of or in the event that any representation or warranty of Crown or Crown Partnership is or shall have become untrue (x) as of the date of this Agreement or (y) as of any subsequent date prior to or on the Pre-Merger Transfer Date, as a result of (A) any action or inaction by Crown or Crown Partnership or any event, circumstance or occurrence that was in the control of Crown or Crown Partnership or (B) any event, circumstance or occurrence that was not in the control of Crown or Crown Partnership, such that, in the case of (x) or (y), the condition set forth in Section 6.2(a) would be incapable of being satisfied by February 27, 2004; provided, however, if a breach described in this Section 7.1(b)(ii) is curable on or before February 20, 2004 without Crown or Crown Partnership breaching or failing to perform any covenant, obligation or agreement under this Agreement, then only upon the failure of Crown or Crown Partnership to cure such breach or failure within ten business days after Crown or Crown Partnership has received written notice from PREIT requesting cure of such breach or failure (or as extended by mutual written agreement, or, if such breach or failure could not reasonably be expected to be cured within such ten business days and Crown and Crown Partnership promptly commence such cure after receipt of notice from PREIT and diligently prosecute such cure to completion as promptly as practicable but in no event later than February 20, 2004);

          (c)   by Crown, (i) (A) upon a material breach of or material failure to perform any covenant, obligation or agreement on the part of PREIT or PREIT Partnership set forth in Sections 4.2(a), (b), (c), (d), (e), (g), (h), (m), (o) or (ff), (B) upon a breach of or failure to perform any covenant, obligation or agreement on the part of PREIT or PREIT Partnership set forth in Sections 4.2(bb) or (cc), if such breach has had or would reasonably be expected to have either a PREIT Material

  Adverse Effect or a material adverse effect on any PREIT Property, or (C) upon a breach of or failure to perform in any material respect any other covenant, obligation or agreement on the part of PREIT or PREIT Partnership set forth in this Agreement; provided, however, that, in the case of Section 4.2(f), the failure of PREIT to provide any notice required by Section 4.2(f) shall not provide Crown with the right to terminate this Agreement pursuant to this Section 7.1(c); and provided, further that, in the case of (A), (B) or (C), if such breach or failure is curable on or before February 20, 2004 without PREIT or PREIT Partnership breaching or failing to perform any covenant, obligation or agreement under this Agreement, then only upon the failure of PREIT or PREIT Partnership to cure such breach or failure within ten business days after PREIT or PREIT Partnership has received written notice from Crown requesting cure of such breach or failure (or as extended by mutual written agreement, or, if such breach or failure could not reasonably be expected to be cured within such ten business days and PREIT and PREIT Partnership promptly commence such cure after receipt of notice from Crown and diligently prosecute such cure to completion, then as promptly as practicable but in no event later than February 20, 2004), or (ii) upon a breach of or in the event that any representation or warranty of PREIT or PREIT Partnership is or shall have become untrue (x) as of the date of this Agreement or (y) as of any subsequent date prior to or on the Pre-Merger Transfer Date, as a result of (A) any action or inaction by PREIT or PREIT Partnership or any event, circumstance or occurrence that was in the control of PREIT or PREIT Partnership or (B) any event, circumstance or occurrence that was not in the control of PREIT or PREIT Partnership, such that, in the case of (x) or (y), the condition set forth in Section 6.3(a) would be incapable of being satisfied by February 27, 2004; provided, however, if a breach described in this Section 7.1(c)(ii) is curable on or before February 20, 2004 without PREIT or PREIT Partnership breaching or failing to perform any covenant, obligation or agreement under this Agreement, then only upon the failure of PREIT or PREIT Partnership to cure such breach or failure within ten business days after PREIT or PREIT Partnership has received written notice from Crown requesting cure of such breach or failure (or as extended by mutual written agreement, or, if such breach or failure could not reasonably be expected to be cured within such ten business days and PREIT and PREIT Partnership promptly commence such cure after receipt of notice from Crown and diligently prosecute such cure to completion as promptly as practicable but in no event later than February 20, 2004;

          (d)   (i) by PREIT, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Pre-Merger Transactions, the Merger or the Post-Merger Contribution Transactions shall have become final and non-appealable;

             (ii)  by Crown, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Pre-Merger Transactions, the Merger or the Post-Merger Contribution Transactions shall have become final and non-appealable;

          (e)   by either PREIT or Crown, if the Merger shall not have been consummated on or before February 27, 2004;

          (f)    by either PREIT or, provided Crown shall have given PREIT at least five business days prior written notice of Crown's intent to terminate this Agreement pursuant to this Section 7.1(f), Crown (unless Crown or Crown Partnership is in breach in any material respect of its obligations under Section 5.1) (i) if, upon a vote at a duly held Crown Shareholders Meeting or any adjournment thereof, the Crown Shareholder Approval shall not have been obtained as contemplated by Section 5.1 or (ii) if the Crown Partner Approvals have not been obtained as contemplated by Section 5.1;

          (g)   by either Crown or, provided PREIT shall have given Crown at least five business days prior written notice of PREIT's intent to terminate this Agreement pursuant to this Section 7.1(g), PREIT (unless PREIT or PREIT Partnership is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held PREIT Shareholders Meeting or any adjournment thereof, the PREIT Shareholder Approval shall not have been obtained as contemplated by Section 5.1;

          (h)   by Crown (i) if the Board of Trustees of Crown shall have withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another subsection of Section 7.1, in which case such termination shall be effective pursuant to such other subsection of Section 7.1), its approval or recommendation of either of the Merger or this Agreement in connection with any Superior Acquisition Proposal, or (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, Crown shall have complied with the terms of Section 4.3 and, prior to terminating pursuant to this Section 7.1(h), Crown or Crown Partnership has paid to PREIT the Break-Up Fee as provided by Section 7.3 hereof;

          (i)    by PREIT or PREIT Partnership, if (1) the Board of Trustees of Crown shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to PREIT (other than following the valid exercise by Crown or Crown Partnership of its termination right pursuant to another subsection of Section 7.1), its approval or recommendation of the Merger or this Agreement in connection with any Superior Acquisition Proposal, (2) following the announcement or receipt of an Acquisition Proposal, Crown shall have failed to call the Crown Shareholders Meeting in accordance with Section 5.1(a) or failed to prepare and mail to its shareholders the Joint Proxy Statement in accordance with Section 5.1(a) or 5.1(b), or (3) the Board of Trustees of Crown or any committee thereof shall have resolved to do any of the foregoing;

          (j)    by PREIT or PREIT Partnership, or by Crown or Crown Partnership, if the PREIT Board of Trustees approves or recommends (other than following the valid exercise by PREIT or PREIT Partnership of its termination right pursuant to another subsection of Section 7.1, in which case such termination shall be effective pursuant to such other subsection of Section 7.1) any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities, or the sale, exchange or transfer of, any voting equity securities of PREIT or outstanding partnership interests of PREIT Partnership (including, without limitation, partnership interests and units), or (C) Transfer of any assets of PREIT or PREIT Partnership in one or a series of related transactions that prohibits the consummation of the Merger and the other transactions contemplated under this Agreement (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), provided that, in any case, prior to terminating pursuant to this Section 7.1(j), PREIT or PREIT Partnership has paid Crown the Break-Up Fee as provided by Section 7.3 hereof;

          (k)   [Intentionally omitted];

          (l)    by Crown or Crown Partnership, if PREIT announces a reduction in the dividend on the PREIT Common Shares or takes any action to authorize, approve, recommend or effect such a reduction and such reduction is not the result of a PREIT Material Adverse Effect or a Crown Material Adverse Effect;

          (m)  by Crown or Crown Partnership, if PREIT announces a reduction in the dividend on the PREIT Common Shares or takes an action to authorize, approve, recommend or effect such a reduction and such reduction is the result of a PREIT Material Adverse Effect or a Crown Material Adverse Effect;

          (n)   by Crown or Crown Partnership, if Crown determines after consultation with PREIT that there is a PREIT Material Adverse Effect; or

          (o)   by PREIT or PREIT Partnership, if PREIT determines after consultation with Crown that there is a Crown Material Adverse Effect.

        7.2    Termination After the Pre-Merger Transfer Date.    This Agreement may be terminated at any time after the Pre-Merger Transfer Date and prior to the Effective Time only by:

          (a)   either PREIT or Crown, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable;

          (b)   PREIT or PREIT Partnership, if, subject to Section 1.4 of this Agreement, any of Crown, Crown Partnership or the Pasquerilla Group has failed to perform in any material respect any covenant, obligation or agreement on the part of Crown or Crown Partnership required to be performed on the Closing Date (unless Crown or Crown Partnership has the right to terminate pursuant to Section 7.2(c)); or

          (c)   Crown or Crown Partnership, if, subject to Section 1.4 of this Agreement, PREIT or PREIT Partnership shall have failed to perform in any material respect any covenant, obligation or agreement on the part of PREIT or PREIT Partnership required to be performed on the Closing Date (unless PREIT or PREIT Partnership has the right to terminate pursuant to Section 7.2(b)).

        7.3    Certain Fees and Expenses.    (a) If this Agreement shall be terminated (i) pursuant to Sections 7.1(h) or 7.1(i), then Crown and Crown Partnership shall pay to PREIT Partnership a fee equal to the Break-Up Fee, or (ii) pursuant to Section 7.1(b) (other than Section 7.1(b)(ii)(y)(B)) or Section 7.1(f) (provided that with respect to Section 7.1(f) the PREIT Shareholder Approval shall have been obtained), then Crown and Crown Partnership shall pay to PREIT Partnership (provided that Crown was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated (i) pursuant to Section 7.1(d) and such judgment, injunction, order, decree or action is primarily the result of any action or inaction by Crown or Crown Partnership in breach of this Agreement or the result of Crown or Crown Partnership seeking or assisting a third-party in seeking such judgment, injunction, order, decree or action, or (ii) by Crown or Crown Partnership pursuant to Section 7.1(e), and prior to the time of such termination, in either case, an Acquisition Proposal (in the case of this Section 7.3 only, the definition of Acquisition Proposal shall be modified as follows: the term "Minimum Acquisition Proposal Percentage" included within such definition shall mean "50%") has been received by Crown or Crown Partnership, and either prior to the termination of this Agreement or, within twelve (12) months thereafter, Crown or Crown Partnership enters into any written agreement to consummate a Qualified Crown Acquisition (each, a "Crown Acquisition Agreement"), which is subsequently consummated (whether or not any Crown Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Crown and Crown Partnership shall pay the Break-Up Fee to PREIT Partnership. For purposes of this Agreement, a "Qualified Crown Acquisition" shall mean any direct or indirect (i) (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer, or share exchange, (C) Transfer of any assets of Crown or Crown Partnership, or (D) any other transaction that, (ii) in one or a series of related transactions, will result in (A) the issuance of securities representing, or the sale, exchange or transfer of, 50% or more of the outstanding voting equity securities of Crown or outstanding partnership interests of Crown Partnership (including, without limitation, partnership interests and units) or (B) the Transfer of 50% or more of the assets of Crown or Crown Partnership.

        (b)   If this Agreement shall be terminated (i) pursuant to Section 7.1(j), then PREIT and PREIT Partnership shall pay to Crown Partnership a fee equal to the Break-Up Fee, or (ii) pursuant to Section 7.1(c) (other than Section 7.1(c)(ii)(y)(B)), Section 7.1(g) (provided that with respect to Section 7.1(g) the Crown Shareholder Approval shall have been obtained) or Section 7.1(l), then PREIT and PREIT Partnership shall pay to Crown Partnership (provided that PREIT was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses.

        (c)   Except as set forth in Section 7.4, the payment of the Break-Up Fee shall be the sole and exclusive compensation for the loss suffered by PREIT and PREIT Partnership or Crown and Crown Partnership, as the case may be (the "Break-Up Fee Recipient") (the remaining parties, the "Payor"), as a result of the failure of the Merger to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid to the Break-Up Fee Recipient in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred, except as otherwise provided in Sections 7.1(h) and 7.1(j). The Parties hereto acknowledge that the agreements contained in this Section 7.3 are integral parts of this Agreement; accordingly, if any party fails to promptly pay to the other party the Break-Up Fee or Break-Up Expenses, as the case may be, due pursuant to this Section 7.3 and, in order to obtain payment, the other party commences a suit which results in a judgment against the non-paying party for any amounts owed pursuant to this Section 7.3, the non-paying party shall pay to the other party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

        (d)   As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $20,000,000 less Break-Up Expenses paid or payable under this Section 7.3 (the "Base Fee Amount") and (ii) the sum of (A) the maximum amount that can be paid to Break-Up Fee Recipient, without causing the Break-Up Fee Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to the Break-Up Fee Recipient, and (B) in the event the Break-Up Fee Recipient, receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that it has received a ruling from the IRS holding that the Break-Up Fee Recipient's receipt of the Base Fee Amount would either constitute Qualifying Income or would be excluded from gross income of the Break-Up Fee Recipient within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by the Break-Up Fee Recipient of the remaining balance of the Base Fee Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Fee Amount less the amount payable under clause (A) above. The Payor's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Break-Up Fee Recipient is not able to receive the full Base Fee Amount, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Break-Up Fee Recipient unless and until the Break-Up Fee Recipient receives one or both of the following: (i) a letter from Break-Up Fee Recipient's independent accountants indicating the maximum amount that can be paid at that time to Break-Up Fee Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events Payor shall pay to Break-Up Fee Recipient the unpaid Base Fee Amount or, if less and either there is no Break-up Fee Tax Opinion or the ruling described in the Break-Up Fee Tax Opinion does not hold that the Base Fee Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement.

        (e)   The "Break-Up Expenses" payable to PREIT Partnership or Crown Partnership, as the case may be (the "Break-Up Expenses Recipient"), shall be an amount equal to the lesser of (i) $7,000,000 (to compensate the Break-Up Expenses Recipient for its costs and expenses, including, without limitation, transfer taxes paid and reasonable attorneys', accountants', investment bankers', appraisers' and lenders' fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby) (the "Base Expense Amount"), provided, however, that in the case of any Break-Up Expenses payable to PREIT Partnership as a result of a termination pursuant to Section 7.1(f) hereof or to Crown Partnership as a result of a termination pursuant to Section 7.1(g) hereof, the Base Expense Amount shall be reduced to $3,500,000, and (ii) the sum of (A) the maximum amount that can be paid to Break-Up Expenses Recipient, without causing the Break-Up Expenses Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Break-Up Expenses Recipient, and (B) in the event the Break-Up Expenses Recipient, receives a letter from outside counsel (the "Break-Up Expenses Tax Opinion") indicating that it has received a ruling from the IRS holding that the Break-Up Expenses Recipient's receipt of the Base Expense Amount would either constitute Qualifying Income or would be excluded from gross income of the Break-Up Expenses Recipient within the meaning of the REIT Requirements or that the receipt by the Break-Up Expenses Recipient of the remaining balance of the Base Expense Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Expense Amount less the amount payable under clause (A) above. The Payor's obligation to pay any unpaid portion of the Break-Up Expense shall terminate three years from the date of this Agreement. In the event that Break-Up Expenses Recipient is not able to receive the full Base Expense Amount, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Break-Up Expenses Recipient unless and until the Break-Up Expenses Recipient receives one or both of the following: (i) a letter from Salt Break-Up Expenses Recipient's independent accountants indicating the maximum amount that can be paid at that time to Break-Up Expenses Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events Payor shall pay to Break-Up Expenses Recipient the unpaid Base Expense Amount or, if less and either there is no Break-up Expense Tax Opinion or the ruling described in the Break-Up Expense Tax Opinion does not hold that the Base Expense Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement.

        (f)    The payment of Break-Up Expenses as a result of termination of this Agreement pursuant to either Section 7.1(b) or 7.1(c) shall not in any way limit a party's liability for any breach by such party of its representations, warranties, covenants or agreements set forth in this Agreement.

        7.4    Effect of Termination.    In the event of termination of this Agreement by either Crown or PREIT pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PREIT, PREIT Partnership, Crown or Crown Partnership, other than the last sentence of Section 5.2, Section 7.3, this Section 7.4 and Article 8, and except if this Agreement is terminated pursuant to either Section 7.1(b) or 7.1(c), in which case nothing in this Agreement shall in any way limit a party's liability for any breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        7.5    Amendment.    This Agreement may be amended by the parties in writing by action of the respective Board of Trustees of PREIT and Crown at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Pennsylvania Articles of Merger with the Department or the Maryland Articles of Merger with the MSDAT; provided, however, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders or partners without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a reorganization under Section 368(a) of the Code.

        7.6    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.5, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 8
GENERAL PROVISIONS

        8.1    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant, including but not limited to the covenants contained in Article V, or agreement of the parties which by its terms contemplates performance after the Effective Time.

        8.2    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and, except as set forth in Sections 4.1 and 4.2 hereof, shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice) from such party:

(a)	if to PREIT or PREIT Partnership, to:
Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102
	Attention:	Bruce Goldman Executive Vice President and General Counsel
Fax No.: (215) 546-7311
with a copy (which shall not constitute notice) to:
Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109
	Attention:	J. Warren Gorrell, Jr. Stuart A. Barr
Fax No.: (202) 637-5910

and
Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets Philadelphia, PA 19103-6996
		Attention:	Howard A. Blum
Fax No.: (215) 988-2757
(b)	if to Crown, to:
Crown American Realty Trust Pasquerilla Plaza Johnstown, PA 15901
		Attention:	Terry Stevens
Fax No.: (814) 533-4661
with a copy (which shall not constitute notice) to:
Spitzer & Feldman 405 Park Avenue New York, NY 10022
		Attention:	M. James Spitzer, Jr.
Fax No.: (212) 838-7472
and
Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219
		Attention:	David L. DeNinno
Fax No.: (412) 288-3218
and
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498
		Attention:	Joseph C. Shenker Gary Israel
Fax No.: (212) 558-3588
(c)	if to Crown Partnership, to:
Crown American Properties, L.P. Pasquerilla Plaza Johnstown, PA 15901
		Attention:	Ronald J. Hamilton
Fax No.: (814) 536-9525
with a copy (which shall not constitute notice) to:
Reed Smith LLP 435 Sixth Avenue Pittsburgh, PA 15219
		Attention:	David L. DeNinno
Fax No.: (412) 288-3218

and
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498
Attention:	Joseph C. Shenker Gary Israel
Fax No.: (212) 558-3588

All notices shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier).

        8.3    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        8.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        8.5    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the Crown Disclosure Letter, the PREIT Disclosure Letter, the Confidentiality Agreement, the Voting Agreement, and the other agreements entered into in connection with the Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.9 ("Third Party Provisions"), are not intended to confer upon any Person other than the parties hereto any rights or remedies.

        8.6    Governing Law.    THE MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

        8.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        8.8    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to Section 7.4, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Pennsylvania or in any state court located in Pennsylvania this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Pennsylvania or any state court located in Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

        8.9    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        8.10    Exculpation.    This Agreement shall not impose any personal liability on any shareholder, trustee, trust manager, officer, employee or agent of PREIT, PREIT Partnership, Crown, Crown Partnership, any Crown Subsidiary or any partner of Crown or Crown Partnership, or any PREIT Subsidiary or any partner of PREIT or PREIT Partnership, and all Persons shall look solely to the property of PREIT, PREIT Partnership, Crown or Crown Partnership for the payment of any claim hereunder or for the performance of this Agreement. Except as specified pursuant to the Crown Partnership Contribution Agreement or the PREIT Contribution Agreement, as applicable, none of PREIT, PREIT Partnership or any of their Subsidiaries shall be responsible for any obligations of Crown Partnership arising from and after the Effective Time. Except as specified pursuant to the Crown Partnership Contribution Agreement or the PREIT Contribution Agreement, as applicable, upon the Effective Time Crown Partnership shall no longer be responsible for any obligations of Crown, Crown Partnership or any of their Subsidiaries arising prior to the Effective Time.

        8.11    Joint and Several Obligations.    Prior to the Effective Time, in each case where both Crown and Crown Partnership, on the one hand, or PREIT and PREIT Partnership, on the other hand, are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

        IN WITNESS WHEREOF, PREIT, PREIT Partnership, Crown and Crown Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:	/s/ BRUCE GOLDMAN Name: Bruce Goldman Title: Executive Vice President and General Counsel
PREIT ASSOCIATES, L.P. By: Pennsylvania Real Estate Investment Trust, as general partner
By:	/s/ BRUCE GOLDMAN Name: Bruce Goldman Title: Executive Vice President and General Counsel
CROWN AMERICAN REALTY TRUST
By:	/s/ MARK E. PASQUERILLA Name: Mark E. Pasquerilla Title: Chief Executive Officer
CROWN AMERICAN PROPERTIES, L.P. By: Crown American Realty Trust, as general partner
By:	/s/ MARK E. PASQUERILLA Name: Mark E. Pasquerilla Title: Chief Executive Officer

ANNEX B

LEHMAN BROTHERS

May 13, 2003

Board of Trustees
Pennsylvania Real Estate Investment Trust
200 South Broad Street, 3rd floor
Philadelphia, PA 19102

Members of the Board:

        We understand that Pennsylvania Real Estate Investment Trust (the "Company"), Pennsylvania REIT Associates, L.P. ("Company OP"), Crown American Realty Trust ("Crown American") and Crown American Properties, L.P. ("Crown American OP") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, Crown American will merge with and into the Company and each issued and outstanding common share of beneficial interest, par value $0.01 per share, of Crown American (the "Crown American Common Shares") will be converted into the right to receive 0.3589 (the "Merger Exchange Ratio") common shares of beneficial interest, par value $1.00 per share, of the Company (the "Company Common Shares") (the "Proposed Merger Transaction"). In addition, we understand that in connection with the Proposed Merger Transaction, (i) Crown American and Crown American OP propose to enter into a Distribution Agreement (the "Distribution Agreement") pursuant to which, among other things, Crown American OP will distribute to Crown American, in complete liquidation of Crown American's preferred and common partnership interests in Crown American OP, Crown American's proportionate interest in any and all of Crown American OP's assets, subject to Crown American's proportionate share of the liabilities of Crown American OP (the "Proposed Distribution Transaction"), (ii) the Company and Company OP propose to enter into a Contribution Agreement (the "Company Contribution Agreement") pursuant to which, among other things, the Company will contribute to Company OP substantially all of the assets acquired from Crown American in the Proposed Merger Transaction in exchange for certain partnership units of Company OP and the assumption by Company OP of certain liabilities assumed by the Company in the Proposed Merger Transaction (the "Proposed Company Contribution Transaction") and (iii) Company OP and Crown American OP propose to enter into a Contribution Agreement (the "Crown American Contribution Agreement" and, together with the Distribution Agreement, the Company Contribution Agreement, the Merger Agreement and the ancillary agreements contemplated therein, the "Agreements") pursuant to which, among other things, Crown American OP will contribute certain assets held by Crown American OP immediately following the Proposed Merger Transaction to Company OP in exchange for such aggregate amount of limited partnership units of Company OP determined on the basis of an exchange ratio of 0.2053 limited partnership units of Company OP for each limited partnership unit of Crown American OP (the "Contribution Exchange Ratio") and the assumption by Company OP of substantially all remaining liabilities of Crown American OP (the "Proposed Crown American Contribution Transaction," and together with the Proposed Distribution Transaction, the Proposed Company Contribution Transaction, and the Proposed Merger Transaction, the "Proposed Transaction"). We further understand that, pursuant to Company OP's Limited Partnership Agreement, one limited partnership unit of Company OP may be exchanged for one share of Company Common Shares. Based on the Merger Exchange Ratio and the Contribution Exchange Ratio, the weighted average exchange ratio with respect to the Company Common Shares and Company OP limited partnership units to be exchanged in the Proposed Transaction is expected to be 0.3225 (the "Weighted Average Exchange Ratio"). We further understand that the Company has recently announced (i) the acquisition by the Company of a portfolio (the "Rouse Portfolio") of six properties, of which four properties have already been acquired and two properties remain to be acquired as of the date hereof (the "Remaining Rouse Properties"), from The

Rouse Company for $548 million in total consideration and (ii) the sale by the Company of its entire apartment property portfolio (the "Multifamily Sale") for $420 million in total to (x) an affiliate of Morgan Properties and (y) certain of its existing joint venture partners. The terms and conditions of the Proposed Transaction are set forth in more detail in the draft Agreements.

        We have been requested by the Board of Trustees of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Weighted Average Exchange Ratio to be paid by the Company in the Proposed Transaction. We have been requested to provide this opinion under two scenarios: the Multifamily Sale occurs and the Multifamily Sale is not consummated. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreements and the specific terms of the Proposed Transaction, (2) publicly available information concerning Crown American that we believe to be relevant to our analysis, including Crown American's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Crown American's Quarterly Supplemental Disclosure for the quarter ended December 31, 2002, (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Company's Quarterly Supplemental Disclosure for the quarter ended December 31, 2002, (4) financial and operating information with respect to the business, operations and prospects of Crown American furnished to us by Crown American and the Company, including financial projections of Crown American prepared by management of Crown American (the "Crown American Projections") and financial projections of Crown American prepared by management of the Company (the "Company's Crown American Projections", (5) financial and operating information with respect to the business, operations and prospects of the Company (including the Rouse Portfolio) furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the "Company Projections"), (6) trading histories of the Company Common Shares and the Crown American Common Shares from January 1, 2001 to the present and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of Crown American with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (9) the relative financial contributions of the Company and Crown American to the future financial performance of the combined company on a pro forma basis, (10) the potential pro forma impact on the Company of the Proposed Transaction, including the effect on the Company's pro forma funds from operations per share, capitalization and leverage ratios, and the strategic benefits expected by management of the Company to result from a combination of the businesses of the Company and Crown American, (11) a capitalization rate analysis of the aggregate Crown American portfolio to be acquired in the Proposed Transaction, (12) publicly available reports prepared by independent research analysts with respect to existing and future financial performance of the Company and Crown American, and (13) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the managements of Crown American and the Company concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of Crown American and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Crown American Projections, upon advice of Crown American, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Crown American's management as to the future performance of Crown American. With respect to the Company's Crown American Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future performance of Crown American, and, following discussions with management of the Company, we have further assumed that Crown American will perform substantially in accordance with these projections. With respect to the Company Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of Crown American and the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of Crown American or the Company (other than net asset value analyses of Crown American and the Company prepared by us).    Upon advice of the Company we have assumed that: (i) the Proposed Merger Transaction will qualify as a tax free reorganization for United States federal and any applicable state income tax purposes; (ii) the Proposed Transaction will not change the real estate investment trust status of the merged entity for federal income tax purposes; (iii) the final form of the Agreements will be substantially similar to the drafts reviewed by us; and (iv) the acquisition by the Company of the Remaining Rouse Properties is fully closed in a manner substantially consistent with the acquisition documents relating thereto as of the date of this letter. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Weighted Average Exchange Ratio to be paid by the Company in the Proposed Transaction is fair to the Company, in both the scenario where the Multifamily Sale occurs and the scenario where the Multifamily Sale is not consummated.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including acting as the Company's financial advisor in the Multifamily Sale and the Company's acquisition of the Rouse Portfolio) and have received customary fees for such services. The Company also has agreed, in connection with our engagement as financial advisor for the Proposed Transaction, that we shall have a right, but not the obligation, to arrange for certain equity financings undertaken by the Company in connection with the Proposed Transaction and the Company's acquisition of the Rouse Portfolio. In the ordinary course of our business, we actively trade in the securities of the Company and Crown American for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Trustees of the Company and is rendered to the Board of Trustees in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ LEHMAN BROTHERS LEHMAN BROTHERS

ANNEX C

WACHOVIA SECURITIES, INC.

May 13, 2003

Board of Trustees
Crown American Realty Trust
Pasquerilla Plaza
Johnstown, PA 15901

Gentlemen:

You have asked Wachovia Securities, Inc. ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, of the Common Share Consideration (as hereinafter defined) to be received by the holders of Crown American Realty Trust ("Crown") common shares of beneficial interest, par value $.01 per share, together with the associated Crown Rights (the "Crown Common Shares") pursuant to the Agreement and Plan of Merger, dated as of May 13, 2003 (the "Agreement"), among Crown, Crown American Properties, L.P., Pennsylvania Real Estate Investment Trust ("PREIT") and PREIT Associates, L.P. Capitalized terms in this letter shall have the meaning ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Crown will merge with and into PREIT with PREIT as the survivor (the "Merger"), and pursuant to the Merger, Crown Common Shares will be converted into the right to receive 0.3589 common share of beneficial interest, par value $1.00 per share of PREIT, together with the associated PREIT Rights (the "Common Share Consideration").

In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the financial terms of the Agreement.

  •
  Reviewed certain business, financial and other information, including financial forecasts, regarding each of Crown and PREIT that was publicly available or furnished to us by its management, and have discussed each company's business and prospects with its management.

  •
  Considered certain financial data for each of Crown and PREIT and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

  •
  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

  •
  Calculated a net asset value per common share for each company based on its 2003 projected net operating income, adjusted for capital reserves.

  •
  Developed discounted cash flow models for each of Crown and PREIT.

  •
  Reviewed the potential pro forma financial impact of the Merger on PREIT.

  •
  Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Crown's and PREIT's financial forecasts, we have assumed that each has been reasonably prepared and reflects the best current estimates and judgments of management as to the future financial performance of each company. We have discussed each of Crown's and PREIT's financial projections with its management, but we assume no responsibility for

C-1

and express no view as to financial projections of either Crown or PREIT or the assumptions upon which they are based. In arriving at our opinion, we have conducted limited physical inspections of certain of the properties or facilities of each of Crown and PREIT, but have not made any comprehensive evaluations or appraisals of the assets or liabilities of Crown or PREIT.

In rendering our opinion, we have assumed that the Merger contemplated by the Agreement will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have a material adverse effect on the Merger or other actions contemplated by the Agreement. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement compared with other business strategies that may have been considered by management and/or Crown's Board of Trustees or any committee thereof.

Wachovia Securities is a trade name of Wachovia Securities, Inc., an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Board of Trustees of Crown in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) may maintain relationships with Crown or PREIT, as well as any of their principals or affiliates. Additionally, in the ordinary course of our business, we may trade in the securities of the Crown and PREIT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is solely for the information and use of the Board of Trustees of Crown in connection with its consideration of the Merger and does not and shall not confer any rights or remedies upon the shareholders of Crown or any other person or be used or relied upon for any other purpose. Our opinion does not address the merits of the underlying decision by Crown to enter into the Agreement and does not and shall not constitute a recommendation to any shareholder of Crown as to how such shareholder should vote in connection with the Agreement or any other matter related thereto. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full in any proxy statement mailed or provided to the holders of Crown Common Shares.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Common Share Consideration to be received by holders of Crown Common Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA SECURITIES, INC.
WACHOVIA SECURITIES, INC.

C-2

ANNEX D

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2003 EQUITY INCENTIVE PLAN

i

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2003 EQUITY INCENTIVE PLAN

Preamble

        WHEREAS, Pennsylvania Real Estate Investment Trust (the "Trust") desires to continue to have the ability to award certain equity-based benefits to certain of the non-employee trustees and officers and other key employees of the Trust and its "Related Corporations" and "Subsidiary Entities" (both as defined below);

        WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 13, 2003 (the "Merger Agreement"), among the Trust and PREIT Associates, L.P. on the one hand and Crown American Realty Trust ("Crown") and Crown American Properties, L.P. ("Crown Partnership") on the other hand, the Trust desires (provided the transaction described in the Merger Agreement is consummated) to issue options to former trustees, officers and employees of Crown and its related corporations and subsidiary entities as replacement awards for their options to acquire Crown common shares or units of limited partnership interest in Crown Partnership;

        WHEREAS, the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan (the "1999 Plan") has been amended (subject to the condition precedent that the shareholders of the Trust approve the plan set forth below) so that no shares of beneficial interest in the Trust remain available for issuance under that plan; and

        WHEREAS, the Trust desires to establish a new equity-based incentive plan to replace the 1999 Plan for future grants;

        NOW, THEREFORE, the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan is hereby adopted (subject to the approval of the shareholders of the Trust) under the following terms and conditions:

Plan

        1.    Purpose.    The Plan is intended to provide a means whereby the Trust may grant ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, Contract Shares, Bonus Shares and/or DERs to Key Employees and Non-Employee Trustees. Thereby, the Trust expects to attract and retain such Key Employees and Non-Employee Trustees and to motivate them to exercise their best efforts on behalf of the Trust and its Subsidiary Entities. The Plan is also intended to provide a means whereby the Trust (provided the transaction described in the Merger Agreement is consummated) may grant Awards to certain former trustees, officers and employees of Crown and its related corporations and subsidiary entities as replacement awards for their options to acquire Crown common shares or units of limited partnership interest in Crown Partnership, whether or not such former trustees, officers and employees become trustees, officers or employees of the Trust or a Subsidiary Entity.

        2.    Definitions

          (a)   "Award" shall mean ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, Contract Shares, Bonus Shares and/or DERs awarded by the Committee to a Participant.

          (b)   "Award Agreement" shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

          (c)   "Board" shall mean the Board of Trustees of the Trust.

          (d)   "Bonus Shares" shall mean an Award that entitles the recipient to receive Shares without payment, as a bonus.

          (e)   "Change in Control" shall mean:

            (1)   The acquisition by an individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Trust unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by the Trust; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust; (iv) any acquisition by any individual, entity, or group in connection with a "Business Combination" (as defined in paragraph (3) below) that fails to qualify as a Change in Control pursuant to paragraphs (3) or (4) below; or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

            (2)   Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

            (3)   Approval by the shareholders of the Trust of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares; or

            (4)   Approval by the shareholders of the Trust of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of the Trust at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of the Trust holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

            (5)   Approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

Approval by the shareholders of the Trust of a Business Combination following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) shall not constitute a "Change in Control" unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied.

          (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" shall mean the Trust's Executive Compensation and Human Resources Committee, which shall consist solely of not fewer than two trustees of the Trust who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

          (h)   "Contract Date" shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Shares, provided he or she is still providing services to the Trust or one of its Subsidiary Entities on each date.

          (i)    "Contract Shares" shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Trust or one of its Subsidiary Entities as of the future date specified in the Award Agreement.

          (j)    "Crown" shall mean Crown American Realty Trust.

          (k)   "Crown Partnership" shall mean Crown American Properties, L.P.

          (l)    "Disability" shall mean a Participant's "permanent and total disability," as defined in section 22(e)(3) of the Code.

          (m)  "DER" shall mean a dividend equivalent right—i.e., an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would be payable on any or all Shares subject to another Award granted to the Participant, or that would be payable on a number of notional Shares unrelated to any other Award, in either case had such Shares been outstanding.

          (n)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

            (1)   if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the mean between the highest and lowest quoted selling price on such date; or

            (2)   if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after such date on which there were such sales; or

            (3)   if actual sales are not available during a reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or

            (4)   if (1) through (3) are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

Where the Fair Market Value of Shares is determined under (2) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day prior to the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and such date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

          (p)   "ISO" shall mean an incentive stock option—i.e., an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

          (q)   "Key Employee" shall mean an officer or other key employee of the Trust or one of its Subsidiary Entities.

          (r)   "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of May 13, 2003, among the Trust and PREIT Associates, L.P. on the one hand and Crown and Crown Partnership on the other hand.

          (s)   "More-Than-10-Percent Shareholder" shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Trust or of a Related Corporation.

          (t)    "Non-Employee Trustee" shall mean a trustee or former trustee of the Trust who is not an employee of the Trust or of a Related Corporation or Subsidiary Entity.

          (u)   "NQSO" shall mean a nonqualified stock option—i.e., an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

          (v)   "Option" is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

          (w)  "Participant" shall mean an individual who has been granted an Award under the Plan.

          (x)   "Performance Shares" shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated individual or Corporate Performance Goals.

          (y)   "Performance Goals" shall mean goals deemed by the Committee to be important to the success of the Trust or any of its Subsidiary Entities. The Committee shall establish the specific measures for each such goal at the time an Award is granted, if the Committee desires to condition the Award on the achievement of Performance Goals. In creating these measures, the Committee shall use one or more of the following business criteria: funds from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per Share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other individuals or companies or an index.

          (z)   "Plan" shall mean the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

          (aa) "Related Corporation" shall mean either a "subsidiary corporation" of the Trust (if any), as defined in section 424(f) of the Code, or the "parent corporation" of the Trust (if any), as defined in section 424(e) of the Code.

          (bb) "Restricted Shares" shall mean an Award that grants the recipient Shares at no cost, subject to whatever restrictions are determined by the Committee.

          (cc) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (dd) "Shares" shall mean shares of beneficial interest in the Trust, par value $1.00 per share.

          (ee) "SAR" shall mean a share appreciation right—i.e., an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

          (ff)  "Subsidiary Entity" shall mean an affiliate of the Trust that is controlled by the Trust, directly or indirectly, through one or more intermediaries.

          (gg) "Trust" shall mean Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

        3.    Administration

          (a)   The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(1)-(4) below) may be delegated to a plan administrator.

          (b)   The Committee shall have the authority:

            (1)   to select the Key Employees and Non-Employee Trustees to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

            (2)   to determine the type and size of each Award, including the number of Shares subject to the Award;

            (3)   to determine the terms and conditions of each Award;

            (4)   to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), except that the Committee may not (i) lower the exercise price of any Option, or (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant with respect to such Award;

            (5)   to adopt, amend, and rescind rules and regulations for the administration of the Plan; and

            (6)   to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it.

Such determinations and actions of the Committee (or its delegate), and all other determinations and actions of the Committee (or its delegate) made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

        4.    Effective Date and Term of Plan

          (a)    Effective Date.    The Plan, having been adopted by the Board on July 24, 2003, shall become effective on that date, but subject to the approval of the shareholders of the Trust pursuant to Section 9(b). Awards may be granted under the Plan prior to such shareholder approval (but after the Board's adoption of the Plan), subject to such shareholder approval.

          (b)    Term of Plan for ISOs.    No ISO may be granted under the Plan after July 23, 2013, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

        5.    Shares Subject to the Plan.    The aggregate number of Shares that may be delivered under the Plan (pursuant to Options, SARs or otherwise) is 2,000,000 (which number includes the Shares that were available under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan when it was amended to suspend the issuance of awards thereunder). Further, no Key Employee shall receive Options and/or SARs for more than 250,000 Shares during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof without having been exercised), any Shares that are subject to an Award that are forfeited, any Shares not delivered to the Participant because they are withheld for the payment of taxes with respect to an Award, and any Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option is cancelled, the Shares covered by the cancelled Option shall be counted against the maximum number of Shares specified above for which Options may be granted to a single Key Employee.

        6.    Eligibility.    The class of employees who shall be eligible to receive Awards (including ISOs) under the Plan shall be the Key Employees (including any trustees of the Trust who are also Key Employees). The class of individuals who shall be eligible to receive Awards (other than ISOs) under the Plan shall be the Non-Employee Trustees and (if the transaction described in the Merger Agreement is consummated) the former non-employee trustees, officers and employees of Crown and its related corporations and subsidiary entities. However, only NQSOs may be granted to such former

Crown personnel who do not become Key Employees or Non-Employee Trustees of the Trust. More than one Award may be granted to a Participant under the Plan.

        7.    Types of Awards

        7.1    Options

          (a)    Kinds of Options.    Both ISOs and NQSOs may be granted by the Committee under the Plan; however, ISOs may only be granted to Key Employees of the Trust or of a Related Corporation. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

          (b)    $100,000 Limit.    The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to such $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

          (c)    Exercise Price.    Except as provided in Section 10.9, the exercise price of an Option shall be determined by the Committee, subject to the following:

            (1)   The exercise price of an ISO shall not be less than the greater of (i) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

            (2)   The exercise price of an NQSO shall not be less than the greater of (i) 100% percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

          (d)    Term of Options.    The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

          (e)    Exercise of Options.    An Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(3) below, payment may be made as soon as practicable after the exercise). Only full Shares shall be issued under the Plan, and any fractional Share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          (f)    Payment for Shares.    Shares purchased on the exercise of an Option shall be paid for as follows:

            (1)   in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Trust;

            (2)   in Shares previously acquired by the Participant; provided, however, that such Shares have been held by the Participant for such period of time as required to be considered "mature" Shares for purposes of accounting treatment;

            (3)   by delivering a properly executed notice of exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

            (4)   by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

          (g)    Discretionary Payments.    If the Fair Market Value of Shares subject to an Option (other than an Option which is in tandem with an SAR) exceeds the exercise price of the Option at the time of its exercise, the Committee, upon the request of the Participant holding the Option, in its discretion may cancel the Option and cause the Trust to pay in cash or in Shares (at a price per Share equal to the Fair Market Value per Share) to the Participant an amount equal to the difference between the Fair Market Value of the Shares which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

        7.2    Share Appreciation Rights

          (a)    Grant of Share Appreciation Rights.    SARs may be granted to a Key Employee or a Non-Employee Trustee by the Committee. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the ISO is granted.

          (b)    Nature of Share Appreciation Rights.    An SAR entitles the Participant to receive, with respect to each Share as to which the SAR is exercised, the excess of the Share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

          (c)    Rules Applicable to Tandem Awards.    When SARs are granted in tandem with Options, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the Shares covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of Shares. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

          (d)    Exercise of Independent Share Appreciation Rights.    An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by any other documents required by the Committee.

        7.3    Restricted Shares

          (a)    General Requirements.    Restricted Shares may be issued or transferred to a Key Employee or a Non-Employee Trustee for no consideration.

          (b)    Rights as a Shareholder.    Unless the Committee determines otherwise, a Participant who receives Restricted Shares shall have certain rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing Restricted Shares will remain in the possession of the Trust until such Shares are free of all restrictions under the Plan.

          (c)    Restrictions.    Except as otherwise specifically provided by the Plan, Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee or a Non-Employee Trustee of any of the Trust or its Subsidiary Entities for any reason, shall be forfeited to the Trust. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Shares for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

          (d)    Notice of Tax Election.    Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Shares must provide a copy thereof to the Trust within 10 days of the filing of such election with the Internal Revenue Service.

        7.4    Performance Shares; Performance Goals

          (a)    Grant.    The Committee may grant Performance Shares to any Key Employee or Non-Employee Trustee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Performance Shares to be granted.

          (b)    Performance Period and Performance Goals.    When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

          (c)    Delivery of Performance Shares.    At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

        7.5    Contract Shares

          (a)    Grant.    The Committee may grant Contract Shares to any Key Employee or Non-Employee Trustee, conditioned upon the Participant's continued provision of services to the Trust or one of its Subsidiary Entities through the date(s) specified in the Award Agreement. The Committee shall determine the number of Contract Shares to be granted.

          (b)    Contract Dates.    When Contract Shares are granted, the Committee shall establish the Contract Date(s) on which the Contract Shares shall be delivered to the Participant, provided the Participant is still providing services to the Trust or one of its Subsidiary Entities on such date(s).

          (c)    Delivery of Contract Shares.    If the Participant is still providing services to the Trust or to one or more of its Subsidiary Entities as of the Contract Date(s), the Committee shall cause the Contract Shares to be delivered to the Participant in accordance with the terms of the Award Agreement.

        7.6    Bonus Shares.    The Committee may grant Bonus Shares to any Key Employee or Non-Employee Trustee as a bonus to the Key Employee or Non-Employee Trustee for services to the Trust or to one or more of its Subsidiary Entries. The Committee shall determine the number of Bonus Shares to be granted.

        7.7    Dividend Equivalent Rights.    The Committee may provide for payment to a Key Employee or Non-Employee Trustee of DERs, either currently or in the future, or for the investment of such DERs on behalf of the Participant.

        8.    Events Affecting Outstanding Awards

        8.1    Termination of Service (Other Than by Death or Disability)    If a Participant ceases to be an employee or trustee of any of the Trust and its Subsidiary Entities for any reason other than death or Disability, the following shall apply:

          (a)   Except as otherwise stated in the Award Agreement, all Options and SARs held by the Participant that were not exercisable immediately prior to the Participant's termination of service shall terminate at that time. Any Options or SARs that were exercisable immediately prior to the termination of service will continue to be exercisable for three months (or for such longer period as the Award Agreement states), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than three months in the event of termination of service in specific circumstances. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

          (b)   Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the time of termination of service must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

          (c)   Except as otherwise stated in the Award Agreement, all Performance Shares, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Award canceled as of the date of such termination of service.

        8.2    Death or Disability.    If a Participant dies or terminates his or her services on account of a Disability, the following shall apply:

          (a)   Except as otherwise stated in the Award Agreement, all Options and SARs held by a Participant that were not exercisable immediately prior to the Participant's death or termination of service on account of Disability shall terminate at the date of death or termination of service on account of Disability. Any Options or SARs that were exercisable immediately prior to death or termination of service on account of Disability, as the case may be, will continue to be exercisable by the Participant or by the Participant's legal representative (in the case of Disability), or by the Participant's executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the laws of descent and distribution (in the case of death), for the one-year period ending with the first anniversary of the Participant's death or termination of service on account of Disability (or for such shorter or longer period as may be provided in the Award Agreement), and shall thereupon terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

          (b)   Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the date of death or termination of service on account of Disability, as the case may be, must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

          (c)   Except as otherwise stated in the Award Agreement, all Performance Shares, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to death or termination of service on account of Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or termination of service on account of Disability.

        8.3    Capital Adjustments.    The maximum number of Shares that may be delivered under the Plan, the maximum number of SARs not in tandem with Options, the maximum number of DERs payable in notional Shares that may be granted, and the maximum number of Shares with respect to which Options or SARs may be granted to any Key Employee under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, or similar change in the capitalization of the Trust.

        8.4    Certain Corporate Transactions

          (a)   In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or shares, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Trust. If the Committee decides to terminate outstanding Options or SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not less than seven days' notice prior to any such termination, and any Option or SAR that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable, (ii) remove the restrictions from the outstanding Restricted Shares, (iii) cause the delivery of any Performance Shares, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Shares, even if the Contract Date(s) have not been reached, and/or (v) cause the payment of any DERs. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code unless the Participant consents to the change.

          (b)   In lieu of the action described in subsection (a) above, the Committee may, in its discretion, arrange to have the surviving or acquiring entity or affiliate grant to each Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

        9.    Suspension, Amendment or Termination of the Plan

          (a)    In General.    The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Sections 3(b)(4), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below)—

            (1)   no amendment may be made that would—

              (A)  change the class of employees eligible to participate in the Plan with respect to ISOs;

              (B)  except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

              (C)  extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder;

            (2)   no amendment may be made that would constitute a modification of the material terms of the "performance goal" within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

            (3)   no amendment may be made that would require shareholder approval under the applicable rules of the New York Stock Exchange or as required under any other applicable law, rule or regulation.

    Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

          (b)    Manner of Shareholder Approval.    The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan.

        10.    Miscellaneous

          10.1    Documentation of Awards.    Awards shall be evidenced by such written Award Agreements as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Trust, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which by the Participant will evidence agreement by the Participant to the terms thereof.

        10.2    Rights as a Shareholder.    Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

        10.3    Conditions on Delivery of Shares.    The Trust shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant's legal representative, the Trust will be under no obligation to deliver Shares pursuant to such exercise until the Trust is satisfied as to the authority of such representative.

        10.4    Registration and Listing of Shares.    If the Trust shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased or otherwise delivered under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

        10.5    Compliance with Rule 16b-3.    All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such

Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

        10.6    Tax Withholding

          (a)    Obligation to Withhold.    The Trust shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Trust an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

          (b)    Election to Withhold Shares.    The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Trust withhold Shares (or by returning previously acquired Shares to the Trust); provided, however, that the Trust may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the "Determination Date"), rather than the date of grant). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

        10.7    Transferability of Awards.    No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant's lifetime, an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf).

        10.8    Registration.    If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

        10.9    Acquisitions.    Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, trustees and key employees of another entity that engages in a merger, consolidation, acquisition of assets, or similar transaction with the Trust or a Related Corporation, provided the terms of the substitute Awards so granted conform to the terms set forth in this Plan (except that the exercise price of any substituted Option—whether an ISO or an NQSO—may be adjusted according to the provisions of section 424(a) of the Code, if the grant of such substituted Option is pursuant to a transaction described in such section of the Code).

        10.10    Replacement of Outstanding Options.    The Committee shall have the authority to cancel, at any time and from time to time, with the consent of the affected Participant(s), any or all outstanding Options under the Plan and to grant in substitution therefor, but not within six months before or after such cancellation, new Options under the Plan covering the same or a different number of Shares but having a per-Share purchase price not less than the greater of par value or 100 percent of the Fair Market Value of a Share on the new date of the grant. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Participant under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Any new Option (i) shall not be granted within six months before or after such voluntary surrender, and (ii) shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, and any other terms or conditions of the Option surrendered.

        10.11    Employment Rights.    Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Trust or any of its Subsidiary Entities or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

        10.12    Indemnification of Board and Committee.    Without limiting any other rights of indemnification that they may have from the Trust or any of its Subsidiary Entities, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust's by-laws or Pennsylvania law.

        10.13    Application of Funds.    Any cash proceeds received by the Trust from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Trust. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury shares.

        10.14    Governing Law.    The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Key Employees or Non-Employee Trustees under, the Plan and Awards granted hereunder.

        IN WITNESS WHEREOF, Pennsylvania Real Estate Investment Trust has caused this Plan to be duly executed this 31st day of July 2003.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:	/s/ JONATHAN B. WELLER
Title:	President and Chief Operating Officer

 AMENDMENT NO. 1
TO THE
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2003 EQUITY INCENTIVE PLAN

        WHEREAS, in July 2003 Pennsylvania Real Estate Investment Trust (the "Trust") adopted the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the "Plan"), subject to the approval of the shareholders of the Trust;

        WHEREAS, Section 9(a) of the Plan provides that, subject to certain limitations, the Board of Trustees of the Trust (the "Board") may amend the Plan;

        WHEREAS, the Board desires to amend the Plan to specify what number of shares of beneficial interest in the Trust will be available under the Plan if the intended merger of Crown American Realty Trust and the Trust is consummated and what number will be available if the merger is not consummated;

        WHEREAS, the Board also desires to amend the Plan to clarify the Executive Compensation and Human Resources Committee's flexibility in determining how an optionee may pay the exercise price of options granted to him or her under the Plan; and

        WHEREAS, the Board also desires to amend the Plan to delete a provision regarding the cancellation of options;

        NOW, THEREFORE, effective as of July 24, 2003 (the effective date of the Plan) but subject to the approval of the shareholders of the Trust:

        1.     Section 5 of the Plan is hereby amended to read as follows:

          5.     Shares Subject to the Plan

            (a)   If Merger Is Consummated.    The aggregate number of Shares that may be delivered under the Plan if the merger of Crown and the Trust, pursuant to the Merger Agreement, is consummated is 2,500,000 (which number includes the Shares that were available under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan when it was amended to suspend the issuance of awards thereunder).

            (b)   If Merger Is Not Consummated.    The aggregate number of Shares that may be delivered under the Plan if the merger of Crown and the Trust, pursuant to the Merger Agreement, is not consummated is 1,500,000 (which number includes the Shares that were available under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan when it was amended to suspend the issuance of awards thereunder).

            (c)   Additional Limits/and Other Rules.    No Key Employee shall receive Options and/or SARs for more than 250,000 Shares during any calendar year under the Plan. However, the limits in the preceding sentence and in subsections (a) and (b) above shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof without having been exercised), any Shares that are subject to an Award that are forfeited, any Shares not delivered to the Participant because they are withheld for the payment of taxes with respect to an Award, and any Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option is cancelled, the Shares covered by the cancelled Option shall be counted against the maximum number of

    Shares specified in the first sentence of this subsection (c) for which Options may be granted to a single Key Employee.

        2.     The portion of subsection (f)—before paragraph (1)—of Section 7.1 ("Options") of the Plan is hereby amended to read as follows:

            (f)    Payment for Shares.    The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid: *    *    *.

        3.     Subsection (g) of Section 7.1 ("Options") of the Plan is hereby deleted in its entirety.

        IN WITNESS WHEREOF, the Trust has caused these presents to be duly executed this 30th day of September 2003.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By	/s/ JONATHAN B. WELLER

ANNEX E

CROWN PARTNERSHIP DISTRIBUTION AGREEMENT

        THIS CROWN PARTNERSHIP DISTRIBUTION AGREEMENT (this "Agreement"), dated as of May 13, 2003, is entered into by and between CROWN AMERICAN REALTY TRUST, a Maryland real estate investment trust ("Crown"), and CROWN AMERICAN PROPERTIES, L.P., a Delaware limited partnership ("Crown Partnership").

RECITALS

        A.    Contemporaneously with the execution and delivery of this Agreement, Crown, Crown Partnership, Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), and PREIT Associates, L.P., a Delaware limited partnership ("PREIT Partnership"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which, among other things, the parties have agreed that Crown will merge with and into PREIT, subject to satisfaction of the terms and conditions set forth in the Merger Agreement. Capitalized terms used herein and not defined are used as defined in the Merger Agreement.

        B.    As of the Crown Partnership Distribution Closing Date (as defined below) and after giving effect to the transactions contemplated by the 4th Amendment to CFSA and the 8th Amendment to Crown Partnership Agreement, Crown will own units of limited partnership in Crown Partnership (the "Crown-Owned Common Units") and 11% senior preferred units of limited partnership in Crown Partnership (the "Crown-Owned Preferred Units").

        C.    Crown currently is the sole general partner of Crown Partnership (such interest, the "Crown-Owned General Partner Interest").

        D.    Pursuant to the Merger Agreement, the parties thereto have agreed that, subject to satisfaction of the terms and conditions set forth in Sections 6.1, 6.2 and 6.3 of the Merger Agreement and the terms and conditions set forth in this Agreement, one (1) business day prior to the Effective Time of the Merger, (i) Crown Partnership will (A) distribute to Crown, in complete liquidation of all of the Crown-Owned Common Units, the Crown-Owned Preferred Units, the Crown-Owned General Partner Interest and any other interest that Crown might be considered to have in Crown Partnership, the Crown Proportionate Interest (as defined below) in the Crown Partnership Assets (as defined below) and (B) admit a new general partner designated by the other partners of Crown Partnership, and (ii) Crown will (A) assume the Crown Proportionate Interest in the Crown Partnership Liabilities (as defined below), and (B) agree to indemnify Crown Partnership for the Crown Proportionate Interest in the Crown Partnership Liabilities.

        E.    The parties desire to set forth the terms of the transactions described in Recital D above.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1   Definitions. In addition to terms defined elsewhere herein or in the Merger Agreement, as used herein, the terms set forth below shall have the meanings:

        "Crown Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership, dated as of August 17, 1993, of Crown Partnership, as amended.

        "Crown Partnership Assets" shall mean all assets, properties, goodwill and rights, wherever located, whether real, personal or mixed, tangible or intangible, of Crown Partnership, including, without limitation, Crown Partnership's interests in the properties identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as being owned directly by Crown Partnership, Crown Partnership's partnership interests in the Limited Partnerships, Crown Partnership's ownership interests in the General Partners, Crown Partnership's limited liability company interests in the Limited Liability Companies, Crown Partnership's general partnership interest in the Palmer Park Mall Venture, and Crown Partnership's stock in the TRSs.

        "Crown Partnership Distribution Closing" shall mean the closing of the Crown Partnership Distribution Transactions.

        "Crown Partnership Distribution Closing Date" shall mean the date on which the transactions contemplated by this Agreement are consummated, which date shall be one (1) business day prior to the Effective Time of the Merger.

        "Crown Partnership Distribution Transactions" shall mean the transactions contemplated by this Agreement.

        "Crown Partnership Liabilities" shall mean all liabilities and obligations of Crown Partnership, including any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, other than the Excluded Liabilities.

        "Crown Proportionate Interest" shall mean the percentage of the economic value of Crown Partnership held by Crown as of the Crown Partnership Distribution Closing Date, after giving effect to the 4th Amendment to CFSA and the 8th Amendment to Crown Partnership Agreement, which percentage shall equal a fraction (i) the numerator of which is the aggregate market value (as determined in accordance with the following sentence) of the Crown-Owned Common Units and Crown-Owned Preferred Units, and (ii) the denominator of which is the aggregate market value (as determined in accordance with the following sentence) of all of the outstanding common and preferred units of Crown Partnership immediately prior to the consummation of the transactions contemplated hereby. The market value of the common and preferred units of Crown Partnership shall be determined based upon the average trading price of Crown common shares and preferred shares, respectively, over the five trading day period ending on the day immediately prior to the Crown Partnership Distribution Closing Date, and shall take into account, in the case of the Crown Partnership common units, the "Partner Adjustment Factor," as defined in the Crown Partnership Agreement, as amended by the Eighth Amendment thereto.

        "Excluded Liabilities" shall mean (i) liabilities for "Claims" (as defined in the Indemnification Agreement) that are the subject of the Indemnification Agreement (whether or not PREIT or PREIT Partnership actually receives indemnification thereunder) or for which the Indemnification Agreement requires the Indemnifying Parties (as defined therein) to indemnify PREIT or PREIT Partnership; (ii) liabilities owed by Crown Partnership to the limited partners of Crown Partnership in their capacities as such; (iii) liabilities of Crown Partnership for any breach of or failure of Crown Partnership to perform any of its obligations pursuant to the Merger Agreement or any other agreements contemplated thereby; and (iv) liabilities of Crown Partnership which accrue or arise during the period following the Crown Partnership Distribution Closing Date and which relate to such period, including for purposes of this clause (iv) any increased costs of doing business for Crown Partnership from and after the Crown Partnership Distribution Closing Date, whether or not attributable to the transactions contemplated by the Merger Agreement and the other agreements referenced therein.

        "General Partners" shall mean the single purpose entities wholly owned by Crown or Crown Partnership and identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as the general partners of the Limited Partnerships.

        "Limited Liability Companies" shall mean the limited liability companies identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns all the issued and outstanding limited liability company ownership interests.

        "Limited Partnerships" shall mean the limited partnerships identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns a 99.5% limited partnership interest and a General Partner owns a 0.5% general partnership interest.

        "Palmer Park Mall Venture" shall mean the Palmer Park Mall Joint Venture identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which, as of the Crown Partnership Distribution Closing Date, Crown Partnership will own a 49.9% general partnership interest and PR Palmer Park Limited Partnership, a Pennsylvania limited partnership and an affiliate of PREIT Partnership, will own a 50.1% general partnership interest.

        "TRSs" shall mean Crown American GC, Inc., a Maryland corporation, and Crown American Services Corporation, a Pennsylvania corporation, in which Crown Partnership owns 100% of the issued and outstanding stock, each of which has elected to be treated as a "taxable REIT subsidiary."

ARTICLE II
DISTRIBUTION AND ASSUMPTION

        2.1.  Distribution of Proportionate Share of Crown Partnership Assets. Subject to the terms and conditions of this Agreement, on the Crown Partnership Distribution Closing Date, Crown Partnership shall distribute to Crown the Crown Proportionate Interest in the Crown Partnership Assets, in complete liquidation of all of the Crown-Owned Common Units, the Crown-Owned Preferred Units, the Crown-Owned General Partner Interest and any other interest that Crown might be considered to have in Crown Partnership. Following such distribution, Crown shall have no continuing interest in Crown Partnership.

        2.2.  Assumption of Proportionate Share of Crown Partnership Liabilities. Subject to the terms and conditions of this Agreement, on the Crown Partnership Distribution Closing Date, Crown shall assume the Crown Proportionate Interest in the Crown Partnership Liabilities.

        2.3.  Other Actions to be Taken. Subject to the terms and conditions of this Agreement, on the Crown Partnership Distribution Closing Date, Crown and Crown Partnership shall execute the documents, and take the actions contemplated by, Section 4.2.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1.  Crown Partnership's Representations and Warranties. Crown Partnership hereby represents and warrants to Crown that, except as disclosed in the Merger Agreement or the Crown Disclosure Letter:

          (a)   Organization. Crown Partnership is a Delaware limited partnership duly existing and in good standing under the laws of the State of Delaware.

          (b)   Due Authorization. The execution, delivery and performance of this Agreement and all other documents and agreements to be executed by Crown Partnership in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of Crown Partnership. This Agreement constitutes a valid and binding obligation of Crown Partnership, enforceable against Crown Partnership in accordance with its terms.

          (c)   Survival of Representations and Warranties. All representations and warranties made in this Agreement by Crown Partnership shall survive the execution of this Agreement and closing of the transactions contemplated by this Agreement.

        3.2   Crown's Representations and Warranties. Crown hereby represents and warrants to Crown Partnership that, except as disclosed in the Merger Agreement or the Crown Disclosure Letter:

          (a)   Organization. Crown is a Maryland real estate investment trust duly existing and in good standing under the laws of the State of Maryland.

          (b)   Due Authorization. The execution, delivery and performance of this Agreement and all other documents and agreements to be executed by Crown in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of Crown. This Agreement constitutes a valid and binding obligation of Crown, enforceable against Crown in accordance with its terms.

          (c)   Survival of Representations and Warranties. All representations and warranties made in this Agreement by Crown shall survive the execution of this Agreement and closing of the transactions contemplated by this Agreement.

ARTICLE IV
CONDITIONS

        4.1.  Conditions to Each Party's Obligation to Effect the Crown Partnership Distribution Transactions. The obligation of each party to effect the Crown Partnership Distribution Transactions shall be subject to the fulfillment or waiver by the parties to the Merger Agreement at or prior to the Crown Partnership Distribution Closing Date of the conditions set forth in Sections 6.1, 6.2 and 6.3 of the Merger Agreement, which conditions are incorporated herein, mutatis mutandis, as if fully set forth herein.

        4.2.  Deliveries at Crown Partnership Distribution Closing. At the Crown Partnership Distribution Closing, in addition to the other actions contemplated herein, the following actions shall be taken and deliveries shall be made:

          (a)   Crown Partnership shall take all steps as shall be necessary under the Crown Partnership Agreement or otherwise to remove Crown as its general partner, to admit a new general partner designated by the other partners of Crown Partnership and otherwise to reflect that Crown has no continuing interest of any kind in Crown Partnership following the distribution described in Section 2.1 hereof.

          (b)   Crown and Crown Partnership shall enter into such further documents and instruments, including without limitation deeds, assignments, bills of sale, and other conveyancing documents as either party may reasonably request to evidence the Crown Partnership Distribution Transactions and carry out the intent of this Agreement.

ARTICLE V
TERMINATION, AMENDMENT AND WAIVER

        5.1   Termination. This Agreement shall be terminated automatically and without further action by either of the parties if and at such time as the Merger Agreement is terminated in accordance with the terms thereof.

        5.2.  Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Crown or Crown Partnership; provided, however, that nothing contained herein shall affect the rights and obligations of any party under the Merger Agreement.

        5.3.  Amendment. This Agreement may be amended by the parties in writing; provided, however, that no amendment, modification or waiver shall be made without the express written consent of PREIT, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI
POST-CLOSING COVENANTS AND AGREEMENTS

        6.1.  Indemnification of Crown Partnership by Crown and Its Successors.

          (a)   Indemnification of Crown Partnership by Crown and Its Successors. From and after the Crown Partnership Distribution Closing Date, Crown and its successors, including without limitation PREIT from and after the Effective Time of the Merger and PREIT's successors (collectively, the "Indemnifying Parties"), shall, indemnify and hold harmless Crown Partnership and its partners (other than Crown), officers, employees and agents (collectively, the "Indemnified Parties") against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith (collectively, "Losses") incurred by any Indemnified Party arising, directly or indirectly, from or in connection with (i) the Crown Partnership Liabilities to the extent of the Crown Proportionate Interest; (ii) all obligations under the WARN Act with respect to current or former employees of Crown, Crown Partnership or CASC, including all Solicited Employees, (iii) any unemployment tax statute or regulation arising from or related to the termination or resignation of employment by employees of Crown, Crown Partnership and CASC pursuant to Sections 5.8(a) or 5.8(b) of the Merger Agreement, excluding, however, any Losses relating to unfavorable experience ratings resulting from such terminations or resignations, (iv) all obligations under COBRA with respect to any employees, including former employees, of Crown, Crown Partnership or CASC, and (v) any failure by PREIT and/or any PREIT Subsidiary (including without limitation the entity acting as the Successor Employer) to perform any of its obligations under Section 5.8 of the Merger Agreement. Notwithstanding the foregoing, the Indemnifying Parties shall not be liable under this Agreement for Losses in excess of the Crown Proportionate Interest in such Losses (the "Excess Losses"), provided, however, that the Indemnified Parties shall be entitled to seek indemnification for the Excess Losses under the indemnification provisions of the Crown Partnership Contribution Agreement.

          (b)   Procedures Relating to Third Party Claims. Any Indemnified Party proposing to assert the right to be indemnified under this Distribution Agreement shall, promptly after receipt of notice of commencement of any action by a third party against such Indemnified Party in respect of which a claim for indemnification is to be made under this Distribution Agreement by an Indemnified Party against the Indemnifying Parties (a "Third Party Claim"), notify the Indemnifying Parties of the commencement of such Third Party Claim through written notice describing it with reasonable specificity and enclosing a copy of all papers served; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which they may have under this Distribution Agreement (except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Third Party Claim) or from any liability which the Indemnifying Parties may otherwise have. If any such Third Party Claim is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement in accordance herewith, the Indemnifying Parties shall be entitled to participate in and, to the extent that the Indemnifying Parties elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense of any Third Party Claim, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent if the settlement includes (i) any admission of wrongdoing on the part of the Indemnified Parties, (ii) any decree or restriction on the Indemnified Parties or (iii) an obligation of the Indemnified Parties to pay any money that is not otherwise indemnified by the Indemnifying Parties; provided further, however, that none of the Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action, or (ii) contains obligations other than with respect to the payment of money. The Indemnified Parties shall have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time (not to exceed 10 days) after receiving notice of the commencement of the action from the Indemnified Parties in accordance herewith, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each of the Indemnifying Parties as they become due and payable in advance of the final disposition of the Third Party Claim to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Parties to repay any expenses advanced if it shall ultimately be determined that the Indemnified Parties are not entitled to be indemnified against such expense pursuant to the last sentence of this Section 6.1(b). It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnified Parties, or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in case of each of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels on the same basis as provided in the immediately preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any of the Indemnified Parties to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

          (c)   Procedures Relating to Inter-Party Claims. In the event that any Indemnified Party desires to seek indemnification from the Indemnifying Parties pursuant to Section 6.1 (other than in connection with a Third Party Claim), Crown Partnership shall, on behalf of such Indemnified Party, notify the Indemnifying Parties from which such indemnification is sought, which indemnification notices shall be provided not more frequently than monthly, specifying the basis of such indemnification claim and providing reasonable back-up information and documentation therefor. The Indemnified Party shall thereupon give the Indemnifying Parties reasonable access to the books and records of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto. Within 30 days of the Indemnifying Parties' receipt of any notice seeking indemnification under this subsection (c), the Indemnifying Parties shall either pay the amount of such claim or notify Crown Partnership in writing of the basis for any objection to such claim. Any undisputed portion of such a claim shall be paid within such 30 day period.

          (d)   Exclusive Remedy; Survival. The indemnification provided in this Section 6.1 will be exclusive of any other remedies that may be available to the Indemnified Persons with respect to Losses covered by this Section 6.1, other than Losses for which equitable relief is sought. This Section 6.1 and the indemnification provided for hereunder shall survive indefinitely and shall be binding upon Crown and, after the Effective Time of the Merger, PREIT and their successors and assigns.

        6.2.  Tax Matters. Crown and Crown Partnership agree that the distribution of the Crown Proportionate Interest in the Crown Partnership Assets to Crown under this Agreement is intended to be a liquidating distribution of all of Crown's interest in Crown Partnership under Internal Revenue Code Sections 731 and 732(b), and Crown and Crown Partnership agree to file all tax returns in conformity therewith and not to take any position with any taxing authority that is inconsistent therewith.

ARTICLE VII
GENERAL PROVISIONS

        7.1.  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered in accordance with Section 8.2 of the Merger Agreement; provided, however, that after the Effective Time of the Merger, any notice to Crown shall be provided to PREIT.

        7.2.  Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        7.3.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        7.4.  Entire Agreement. This Agreement and the Merger Agreement, to the extent its terms are incorporated herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies.

        7.5.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

        7.6.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except in connection with the Merger. Subject to the preceding sentence, this Agreement (including without limitation this Article VII) will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        7.7.  Enforcement. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and seek to enforce specifically the terms and provisions of this Agreement in any federal court located in Pennsylvania or in any state court located in Pennsylvania this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Pennsylvania or any state court located in Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

        7.8.  Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        7.9.  Exculpation. This Agreement shall not impose any personal liability on any shareholder, partner, trustee, trust manager, officer, employee or agent of Crown, Crown Partnership, or any Subsidiary of Crown or Crown Partnership, and all Persons shall look solely to the property of Crown or Crown Partnership for the payment of any claim hereunder or for the performance of this Agreement. After the Effective Time of the Merger, Crown Partnership shall have no obligation or liability to Crown, PREIT or PREIT Partnership except as provided in this Agreement or in any other agreement entered into as contemplated by the Merger Agreement, and Crown, PREIT and PREIT Partnership shall have no obligation or liability to Crown Partnership except as provided in this Agreement or in any other agreement entered into as contemplated by the Merger Agreement.

        IN WITNESS WHEREOF, Crown and Crown Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

CROWN AMERICAN REALTY TRUST
By:	/s/ Mark E. Pasquerilla Name: Mark E. Pasquerilla Title: Chief Executive Officer
CROWN AMERICAN PROPERTIES, L.P.
By:	Crown American Realty Trust, as general partner
By:	/s/ Mark E. Pasquerilla Name: Mark E. Pasquerilla Title: Chief Executive Officer

ANNEX F

CROWN PARTNERSHIP CONTRIBUTION AGREEMENT

        This CROWN PARTNERSHIP CONTRIBUTION AGREEMENT (this "Contribution Agreement") is made as of May 13, 2003, by and between CROWN AMERICAN PROPERTIES, L.P., a Delaware limited partnership ("Crown Partnership"), and PREIT ASSOCIATES L.P., a Delaware limited partnership ("PREIT Partnership").

RECITALS

        A.    Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), PREIT Partnership, Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown Partnership entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which, among other things, Crown will merge with and into PREIT (the "Merger"), and PREIT Partnership and Crown Partnership shall consummate certain transactions contemplated in connection with the Merger.

        B.    Contemporaneously with the execution and delivery of the Merger Agreement and this Contribution Agreement, Crown and Crown Partnership entered into a distribution agreement (the "Crown Partnership Distribution Agreement").

        C.    Pursuant to the Crown Partnership Distribution Agreement, one business day prior to the Merger, Crown Partnership will distribute to Crown, in complete liquidation of all of Crown's partnership interest in Crown Partnership, Crown's Proportionate Interest (as hereinafter defined) in the Crown Partnership Assets (as hereinafter defined), subject to Crown's Proportionate Interest in the Crown Partnership Liabilities (as hereinafter defined).

        D.    On the first business day following consummation of the transactions contemplated by the Crown Partnership Distribution Agreement, the Merger will be consummated.

        E.    Immediately following the Merger, pursuant to a contribution agreement between PREIT and PREIT Partnership (the "PREIT Contribution Agreement"), PREIT (as successor to Crown pursuant to the Merger) will contribute all of its right, title and interest in the Crown Partnership Assets to PREIT Partnership in exchange for (i) a number of units of Class A limited partnership interest of PREIT Partnership ("PREIT Class A Units") corresponding to the number of PREIT common shares issued to the former Crown common shareholders in the Merger, (ii) a number of preferred units of partnership interests in PREIT Partnership ("PREIT Preferred Units") corresponding to the number of PREIT preferred shares issued to the former Crown preferred shareholders in the Merger, the rights, preferences, privileges and voting power of which shall be identical in all material respects to the existing Crown Senior Preferred OP Units, and (iii) the assumption by PREIT Partnership of the obligations of PREIT (as successor to Crown pursuant to the Merger) with respect to the Crown Partnership Liabilities and the obligations of PREIT (as successor to Crown) under the Crown Partnership Distribution Agreement.

        F.     Concurrently with the transactions contemplated by the PREIT Contribution Agreement, (i) Crown Partnership will contribute all of its remaining right, title and interest in the Crown Partnership Assets, other than the Excluded Interest (as hereinafter defined) (the "Remaining Interest in the Crown Partnership Assets") to PREIT Partnership in exchange for (A) units of Class B limited partnership interest of PREIT Partnership ("PREIT Class B Units"), (B) the assumption by PREIT Partnership of all remaining obligations of Crown Partnership with respect to the Crown Partnership Liabilities (the "Assumed Crown Partnership Liabilities"), and (C) PREIT Partnership's agreement to indemnify and hold harmless Crown Partnership and certain related parties as provided herein, and

F-1

(ii) Crown Partnership and PREIT Partnership have agreed to an arrangement for the future contribution by Crown Partnership of the Excluded Interest to PREIT Partnership in exchange for additional PREIT Class B Units, subject to a potential cash adjustment.

        G.    The parties desire to set forth the terms of the transactions described in Recital F above.

        NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.    Definitions.

        The terms used herein have the definition specified or referred to in this Contribution Agreement. Unless the context otherwise provides, terms defined in the Merger Agreement, when used herein, shall have the same meanings as set forth in that agreement.

        "Closing Unit Amount" shall equal (i) the sum of (A) the product of (x) the number of Crown OP Units held by Crown American Investment Company as of the date hereof (which is 1,786,459) that remain outstanding on the Crown Partnership Contribution Closing Date multiplied by (y) 0.12589713, plus (B) the product of (x) the number of Crown OP Units held by Crown Investments Trust as of the date hereof (which is 8,169,939) that remain outstanding on the Crown Partnership Contribution Closing Date multiplied by (y) 0.22271905, minus (ii) 341,297; provided, however, that in the event that the foregoing calculation would result in an amount less than zero, then the Closing Unit Amount shall equal zero and the amount by which the result of the foregoing calculation would have been less than zero shall be referred to herein as the "Closing Shortfall Amount."

        "Crown Adjustment Amount" shall equal the excess, if any, of (x) the aggregate cumulative amount of cash distributions received by Crown Partnership from CFLP and WCLP with respect to the Excluded Interest during the period from the Crown Partnership Contribution Closing Date through the Put/Call Contribution Date (the "Interim Period"), over (y) the aggregate cumulative amount of cash distributions that would have been paid during the Interim Period by PREIT Partnership with respect to the number of Additional Units issuable pursuant to Section 4.1 or 4.2 if such Additional Units had been issued on the Crown Partnership Contribution Closing Date.

        "Crown Partnership Assets" shall mean all assets, properties, goodwill and rights, wherever located, whether real, personal or mixed, tangible or intangible, of Crown Partnership, including, without limitation, Crown Partnership's interests in the properties identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as being owned directly by Crown Partnership, Crown Partnership's partnership interests in the Limited Partnerships, Crown Partnership's ownership interests in the General Partners, Crown Partnership's limited liability company interests in the Limited Liability Companies, Crown Partnership's general partnership interest in the Palmer Park Mall Venture, and Crown Partnership's stock in the TRSs.

        "Crown Partnership Liabilities" shall mean all liabilities and obligations of Crown Partnership, including any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, other than the Excluded Liabilities.

        "Crown's Proportionate Interest" shall mean the percentage of the economic value of Crown Partnership held by Crown as of the Crown Partnership Distribution Closing Date (as defined in the Crown Partnership Distribution Agreement), after giving effect to the 4th Amendment to CFSA and the 8th Amendment to Crown Partnership Agreement, which percentage shall equal a fraction (i) the numerator of which is the aggregate market value (as determined in accordance with the following sentence) of the common and preferred units in Crown Partnership held by Crown immediately prior

F-2

to the consummation of the transactions contemplated by the Crown Partnership Distribution Agreement, and (ii) the denominator of which is the aggregate market value (as determined in accordance with the following sentence) of all the outstanding common and preferred units of Crown Partnership immediately prior to the consummation of the transactions contemplated by the Crown Partnership Distribution Agreement. The market value of the common and preferred units of Crown Partnership shall be determined based upon the average trading price of Crown common shares and preferred shares, respectively, over the five trading day period ending on the day immediately prior to the Crown Partnership Distribution Closing Date, and shall take into account, in the case of the Crown Partnership common units, the "Partner Adjustment Factor," as defined in the Crown Partnership Agreement, as amended by the Eighth Amendment thereto.

        "Excluded Interest" shall mean an 11% interest in the capital and a 1% interest in the profits of each of Crown American Financing Partnership, L.P., a Delaware limited partnership ("CFLP"), and Washington Crown Center Associates, L.P., a Pennsylvania limited partnership ("WCLP").

        "Excluded Liabilities" shall mean (i) liabilities for "Claims" (as defined in the Indemnification Agreement) that are the subject of the Indemnification Agreement (whether or not PREIT or PREIT Partnership actually receives indemnification thereunder) or for which the Indemnification Agreement requires the Indemnifying Parties (as defined therein) to indemnify PREIT or PREIT Partnership; (ii) liabilities owed by Crown Partnership to the limited partners of Crown Partnership in their capacities as such; (iii) liabilities of Crown Partnership for any breach of or failure by Crown Partnership to perform any of its obligations pursuant to the Merger Agreement or any other agreements contemplated thereby; and (iv) liabilities of Crown Partnership which accrue or arise during the period following the Crown Partnership Contribution Closing Date and which relate to such period, including for purposes of this clause (iv) any increased costs of doing business for Crown Partnership from and after the Crown Partnership Contribution Closing Date, whether or not attributable to the transactions contemplated by the Merger Agreement and the other agreements referenced therein.

        "General Partners" shall mean the single purpose entities wholly owned by Crown or Crown Partnership and identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as the general partners of the Limited Partnerships.

        "Limited Liability Companies" shall mean the limited liability companies identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns all the issued and outstanding limited liability company ownership interests.

        "Limited Partnerships" shall mean the limited partnerships identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns a 99.5% limited partnership interest and a General Partner owns a 0.5% general partnership interest.

        "Palmer Park Mall Venture" shall mean the Palmer Park Mall Joint Venture identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which, as of the closing of the transactions under the Crown Partnership Distribution Agreement, Crown Partnership will own a 49.9% general partnership interest and PR Palmer Park Limited Partnership, a Pennsylvania limited partnership and an affiliate of PREIT Partnership, will own a 50.1% general partnership interest.

        "PREIT Adjustment Amount" shall equal (i) the excess, if any, of (x) the aggregate cumulative amount of cash distributions that would have been paid during the Interim Period by PREIT Partnership with respect to the number of Additional Units issuable pursuant to Section 4.1 or 4.2 if such Additional Units had been issued on the Crown Partnership Contribution Closing Date, over (y) the aggregate cumulative amount of cash distributions received by Crown Partnership from CFLP

F-3

and WCLP with respect to the Excluded Interest during the Interim Period, plus (ii) a pro rata portion (based on the ratio of (A) the number of Additional Units to (B) the aggregate number of PREIT Class A Units and PREIT Class B Units outstanding at the time of the distribution, including for purpose of clause (B) the Additional Units) of any distributions paid by PREIT Partnership during the Interim Period in consideration other than cash or, in the event that such non-cash consideration cannot be paid on the Put/Call Contribution Date, a cash amount equal to the fair market value (calculated as of the date of the distribution) of such pro rata portion of that non-cash consideration.

        "Put/Call Unit Amount" shall equal (i) 341,297 minus (ii) the Closing Shortfall Amount.

        "TRSs" shall mean Crown American GC, Inc., a Maryland corporation, and Crown American Services Corporation, a Pennsylvania corporation, in which Crown Partnership owns 100% of the issued and outstanding stock, each of which has elected to be treated as a "taxable REIT subsidiary."

SECTION 2.    Contribution; Assumption.

        On the Crown Partnership Contribution Closing Date (as hereinafter defined), Crown Partnership shall contribute to PREIT Partnership, and PREIT Partnership shall acquire from Crown Partnership, the Remaining Interest in the Crown Partnership Assets and all benefits and advantages to be derived therefrom, and PREIT Partnership shall assume the Assumed Crown Partnership Liabilities and indemnify and hold harmless Crown Partnership and the other parties as set forth in Section 9 hereof.

SECTION 3.    Consideration.

        On the Crown Partnership Contribution Closing Date, in consideration for the contribution described in Section 2 above, Crown Partnership shall receive from PREIT Partnership a number of PREIT Class B Units (the "Initial Units") equal to the Closing Unit Amount.

SECTION 4.    Put/Call Agreement.

        4.1   Crown Partnership hereby grants to PREIT Partnership an option to require Crown Partnership to contribute, at any time after the end of the 36th month following the Crown Partnership Contribution Closing Date, all (but not less than all) of the Excluded Interest plus cash equal to the Crown Adjustment Amount, if any, in exchange for a number of PREIT Class B Units (subject to adjustment in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, the "Additional Units") equal to the Put/Call Unit Amount, plus cash (and, if applicable, non-cash consideration) equal to the PREIT Adjustment Amount, if any. The Initial Units and the Additional Units shall be referred to herein collectively as the "Units."

        4.2   PREIT Partnership hereby grants to Crown Partnership the right to contribute, at any time after the end of the 40th month following the Crown Partnership Contribution Closing Date, all (but not less than all) of the Excluded Interest plus cash equal to the Crown Adjustment Amount, if any, to PREIT Partnership in exchange for the Additional Units plus cash (and, if applicable, non-cash consideration) equal to the PREIT Adjustment Amount, if any.

        4.3   Other than as contemplated by Section 4.1 or 4.2 hereof, Crown Partnership shall not sell or otherwise dispose of or transfer the Excluded Interest and shall hold it subject to Sections 4.1 and 4.2 hereof. Notwithstanding the foregoing, Crown Partnership shall be permitted to pledge, encumber and otherwise grant a security interest in the Excluded Interest to any existing or future lender (a "Bona Fide Lender") pursuant to a bona fide financing incurred for investment or other purposes upon customary commercial terms; provided that, at the time of such pledge, encumbrance or grant and as a condition thereto, (i) Crown Partnership discloses the terms of this Agreement to the Bona Fide Lender, (ii) Crown Partnership notifies PREIT Partnership in writing of the name and address of the Bona Fide Lender, and (iii) the Bona Fide Lender (A) acknowledges in writing to PREIT Partnership that the Excluded Interest remains subject to the terms of this Section 4 (including, without limitation,

F-4

Section 4.1) notwithstanding such pledge, encumbrance or grant and (B) acknowledges in writing to PREIT Partnership that the Bona Fide Lender and any third party assignee of such Bona Fide Lender will be bound by all of the provisions of this Section 4 in the event that the Bona Fide Lender or such third party acquires the Excluded Interest as a result of a foreclosure by the Bona Fide Lender or exercise of any other remedies available to the Bona Fide Lender, in which event the Bona Fide Lender and any such third party shall be entitled to exercise the rights granted under Section 4.2 at any time (including prior to the 40th month following the Crown Partnership Contribution Closing Date) pursuant to the procedures set forth in Section 4.4 (and, in the event of such an acquisition of the Excluded Interest by the Bona Fide Lender or such a third party, all references in this Section 4 to Crown Partnership shall refer instead to such Bona Fide Lender or such third party). Notwithstanding the foregoing, if a Bona Fide Lender exercises its rights pursuant to Section 2 of the Assumed Exchange Agreement to acquire common shares of PREIT in exchange for the Excluded Interest, such Bona Fide Lender shall have no continuing rights with respect to the portion of the Excluded Interest exchanged for the PREIT common shares.

        4.4   Any party (the "Exercising Party") desiring to exercise the rights granted to it in Section 4.1 or 4.2 shall provide written notice (the "Notice of Exercise") to the other party (the "Receiving Party"), which shall state that the Exercising Party is exercising the rights set forth in Section 4.1 or 4.2 hereof, as applicable. The Notice of Exercise shall constitute an irrevocable exercise by the Exercising Party of the rights granted in the applicable Section, and the Receiving Party shall be deemed to have accepted such exercise upon receipt. The closing (the "Put/Call Closing") of the contribution contemplated by Section 4.1 or 4.2 (as applicable) shall take place at the offices of PREIT Partnership at 10:00 a.m. local time (or such other place and time as the parties shall mutually agree) on the date (the "Put/Call Contribution Date") specified in the Exercise Notice (which date shall not be less than five nor more than ten days after the date of delivery of the Exercise Notice). At the Put/Call Closing, Crown Partnership shall deliver to PREIT Partnership, the Excluded Interest, free and clear of liens or encumbrances, and the Crown Adjustment Amount, if any (which shall be paid in immediately available funds to an account designated by PREIT Partnership), against delivery by PREIT Partnership of the Additional Units and the PREIT Adjustment Amount, if any (the cash portion, if any, of which shall be paid in immediately available funds to an account designated by Crown Partnership). In addition, on the Put/Call Contribution Date, PREIT Partnership shall cause CFLP and WCLP to amend their respective partnership agreements to reflect the contribution of the Excluded Interest, if necessary.

        4.5   Crown Partnership and PREIT Partnership agree that the transfer of the Excluded Interest by Crown Partnership to PREIT Partnership pursuant to Section 4.1 or 4.2 (as applicable) will constitute a contribution under Section 721 of the Internal Revenue Code, and Crown Partnership and PREIT Partnership will file all applicable tax returns in accordance therewith.

        4.6   On or before the Crown Partnership Contribution Closing Date, subject to obtaining the necessary third party consents therefor, Crown Partnership shall cause the CFLP and WCLP limited partnership agreements to be amended as and to the extent reasonably necessary to effectuate the transactions contemplated by this Contribution Agreement, the Merger Agreement, the Crown Partnership Distribution Agreement, and the other agreements contemplated herein and therein (including, without limitation, the amendments to the CFLP and WCLP limited partnership agreements the forms of which are attached as exhibits to the Merger Agreement).

SECTION 5.    Representations and Warranties by Crown Partnership.

        5.1   Crown Partnership hereby represents and warrants to PREIT Partnership that, except as disclosed in the Merger Agreement or the Crown Disclosure Letter:

          (a)   Organization.    Crown Partnership is a Delaware limited partnership duly existing and in good standing under the laws of the State of Delaware;

F-5

          (b)   Due Authorization.    The execution, delivery and performance of this Contribution Agreement and all other documents and agreements to be executed by Crown Partnership in connection with the transactions contemplated by this Contribution Agreement have been duly and validly authorized by all necessary action of Crown Partnership. This Contribution Agreement constitutes a valid and binding obligation of Crown Partnership, enforceable against Crown Partnership in accordance with its terms;

          (c)   Accredited Investor.    Crown Partnership is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and is knowledgeable and experienced in finance, securities and investments and has had sufficient experience so as to be capable of evaluating the merits and risks of an investment in the Units;

          (d)   Access to SEC Filings and Partnership Agreement.    Crown Partnership has received and reviewed to the extent deemed necessary or desirable PREIT's Proxy Statement and Annual Report delivered to shareholders for its 2003 Annual Meeting and Annual Report on Form 10-K for the year ended December 31, 2002 (together, the "SEC Filings") and the Amended and Restated Agreement of Limited Partnership of PREIT Partnership, as amended (the "Partnership Agreement") and has consulted such of Crown Partnership's own attorney, accountant, tax adviser and investment counselor as determined to be necessary or desirable;

          (e)   Opportunity to Make Inquiries.    Crown Partnership has been given an adequate opportunity to ask questions of and receive answers from officers of PREIT with respect to PREIT, PREIT Partnership, the Units, the SEC Filings and the Partnership Agreement;

          (f)    Investment Intent.    The Units are being acquired for Crown Partnership's own account, not on behalf of or as nominee of any other person, solely for investment purposes and not with a view to resale or distribution thereof;

          (g)   Reliance.    In considering subscribing for the Units, Crown Partnership has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, PREIT or PREIT Partnership other than as set forth in this Agreement, the Merger Agreement, the SEC Filings and the Partnership Agreement;

          (h)   Restrictions on Transfer.    Crown Partnership acknowledges that the Partnership Agreement restricts the assignment, sale or transfer of the Units, and that it may continue to bear the economic risk of the investment in the Units for an indefinite period;

          (i)    Units Not Registered.    Crown Partnership acknowledges that the Units and any shares of beneficial interest in PREIT that may be issued, at the option of the PREIT, upon redemption of the Units, will not be registered under the 1933 Act on the grounds that the issuance thereof is exempt from registration under the 1933 Act pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated thereunder and that the reliance of PREIT and PREIT Partnership on such exemptions is predicated in part on Crown Partnership's representations, warranties and covenants set forth in this Contribution Agreement; and

          (j)    Taxation.    Crown Partnership acknowledges that the redemption of any of the Units may cause Crown Partnership to incur taxable income or gain.

        5.2   Survival of Representations and Warranties.    All representations and warranties made in this Contribution Agreement by Crown Partnership shall survive the execution of this Contribution Agreement and closing of the transactions contemplated by this Contribution Agreement (the "Crown Partnership Contribution Closing").

F-6

SECTION 6.    Representations and Warranties by PREIT Partnership.

        6.1   PREIT Partnership hereby represents and warrants to Crown Partnership that, except as disclosed in the Merger Agreement or the PREIT Disclosure Letter:

          (a)   Organization.    PREIT Partnership is a Delaware partnership duly existing and in good standing under the laws of the State of Delaware.

          (b)   Due Authorization.    The execution, delivery and performance of this Contribution Agreement and all other documents and agreements to be executed by PREIT Partnership in connection with the transactions contemplated by this Contribution Agreement have been duly and validly authorized by all necessary action of PREIT Partnership. This Contribution Agreement constitutes a valid and binding obligation of PREIT Partnership, enforceable against PREIT Partnership in accordance with its terms.

          (c)   Units.    The Units will be, at the time of issuance and delivery in accordance with the terms of this Contribution Agreement, duly authorized and validly issued by PREIT Partnership.

        6.2   Survival of Representations and Warranties.    All representations and warranties made in this Contribution Agreement by PREIT Partnership shall survive the execution of this Contribution Agreement and the Crown Partnership Contribution Closing.

SECTION 7.    Closing; Closing Deliveries; Transfer Deliveries.

        7.1   Time of Closing.    The Crown Partnership Contribution Closing shall take place immediately following the Effective Time of the Merger (the "Crown Partnership Contribution Closing Date") at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C.

        7.2   Responsibility for Documents and Instruments.    Crown Partnership shall obtain or cause to be obtained all documents and instruments required to be delivered by parties other than Crown Partnership or PREIT Partnership in order to consummate the transactions contemplated by this Contribution Agreement, including, without limitation, the consents required under the debt facilities and organizational documents of CFLP and/or WCLP as may be necessary to effect the amendments to the CFLP and WCLP limited partnership agreements contemplated in Section 4.6 above. Crown Partnership shall prepare, or cause to be prepared, all documents and instruments necessary to transfer title to the Remaining Crown Partnership Assets to PREIT Partnership. PREIT Partnership shall prepare, or cause to be prepared, all documents and instruments necessary to issue the Initial Units to PREIT.

        7.3   Representations and Warranties True as of Closing Date.    The representations and warranties of each of the parties contained in this Contribution Agreement shall be true at and as of the Crown Partnership Contribution Closing Date in all material respects, with the same effect as though such representations and warranties were made as of such date.

        7.4   Closing Certificates.    Crown Partnership and PREIT Partnership shall each have executed and delivered to the other a certificate dated as of the Crown Partnership Contribution Closing Date (the "Closing Certificate") and signed by an authorized officer, as the case may be, certifying that its representations and warranties set forth in this Contribution Agreement remain true and correct in all material respects.

        7.5   Other Closing Documents.    In addition to the certificates and other documents referred to in this Section 7 of this Contribution Agreement, the parties shall also execute and deliver, or cause to be executed and delivered all agreements, documents and instruments necessary or appropriate to effect the transactions contemplated by this Contribution Agreement, which agreements, documents and instruments may include, but shall not be limited to, one or more lease assignments, assignment and

F-7

assumption agreements, deeds, certificates of title, bills of sale, FIRPTA and other affidavits, or other documents or instruments.

        7.6   Conditions of Closing.    In addition to the other matters set forth in this Section 7 of this Contribution Agreement, consummation of the transactions contemplated by this Contribution Agreement shall be conditioned upon the closing of the Merger.

SECTION 8.    Additional Covenants.

        8.1   Amendment of Crown Partnership Agreement.    On the Crown Partnership Contribution Closing Date, Crown Partnership shall amend and restate its partnership agreement, in the form attached to the Merger Agreement, to remove all provisions related to its status as an operating partnership of a real estate investment trust, including, without limitation, the ability to redeem its partnership interests for shares of beneficial interest in Crown or its successors.

        8.2   Transfer Expenses.    Except as set forth in the Pasquerilla Tax Protection Agreement, transfer taxes, if any, as well as the cost of title insurance and other expenses of the transfer shall be paid by PREIT Partnership. PREIT Partnership shall be responsible for all title insurance premiums and title company charges and recording costs payable in connection with this Contribution Agreement or the transaction contemplated hereby. Otherwise, each party shall be responsible for all expenses incurred by it in connection with this Contribution Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of such party's accountants, attorneys and other advisors, except as otherwise provided in the Merger Agreement.

SECTION 9.    Indemnification.

        9.1   Indemnification of Crown Partnership by PREIT Partnership.    From and after the Crown Partnership Contribution Closing Date, PREIT Partnership and its successors (collectively, the "Indemnifying Parties") shall indemnify and hold harmless Crown Partnership and its partners, officers, employees and agents (collectively, the "Indemnified Parties") against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith (collectively, "Losses") incurred by any Indemnified Party arising, directly or indirectly, from or in connection with (i) the Assumed Crown Partnership Liabilities; (ii) all obligations under the WARN Act with respect to current or former employees of Crown, Crown Partnership or CASC, including all Solicited Employees, (iii) any unemployment tax statute or regulation arising from or related to the termination or resignation of employment by employees of Crown, Crown Partnership and CASC pursuant to Sections 5.8(a) or 5.8(b) of the Merger Agreement, excluding, however, any Losses relating to unfavorable experience ratings resulting from such terminations or resignations, (iv) all obligations under COBRA with respect to any employees, including former employees, of Crown, Crown Partnership or CASC, and (v) any failure by PREIT and/or any PREIT Subsidiary (including without limitation the entity acting as the Successor Employer) to perform any of its obligations under Section 5.8 of the Merger Agreement. Notwithstanding the foregoing, in no event shall any Indemnified Party shall be entitled to indemnification hereunder for any Losses to the extent that such Indemnified Party has received indemnification under the Crown Partnership Distribution Agreement for such Losses.

        9.2   Procedures Relating to Third Party Claims.    Any Indemnified Party proposing to assert the right to be indemnified under this Contribution Agreement shall, promptly after receipt of notice of commencement of any action by a third party against such Indemnified Party in respect of which a claim for indemnification is to be made under this Contribution Agreement by an Indemnified Party against the Indemnifying Parties (a "Third Party Claim"), notify the Indemnifying Parties of the commencement of such Third Party Claim through written notice describing it with reasonable specificity and enclosing a copy of all papers served; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which they may have

F-8

under this Contribution Agreement (except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Third Party Claim) or from any liability which the Indemnifying Parties may otherwise have. If any such Third Party Claim is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement in accordance herewith, the Indemnifying Parties shall be entitled to participate in and, to the extent that the Indemnifying Parties elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense of any Third Party Claim, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent if the settlement includes (i) any admission of wrongdoing on the part of the Indemnified Parties, (ii) any decree or restriction on the Indemnified Parties or (iii) an obligation of the Indemnified Parties to pay any money that is not otherwise indemnified by the Indemnifying Parties; provided further, however, that none of the Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action, or (ii) contains obligations other than with respect to the payment of money. The Indemnified Parties shall have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time (not to exceed 10 days) after receiving notice of the commencement of the action from the Indemnified Parties in accordance herewith, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each of the Indemnifying Parties as they become due and payable in advance of the final disposition of the Third Party Claim to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Parties to repay any expenses advanced if it shall ultimately be determined that the Indemnified Parties are not entitled to be indemnified against such expense pursuant to the last sentence of this Section 9.2. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnified Parties, or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in case of each of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels on the same basis as provided in the immediately preceding sentence.

F-9

Notwithstanding anything to the contrary set forth in this Contribution Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any of the Indemnified Parties to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

        9.3   Procedures Relating to Inter-Party Claims.    In the event that any Indemnified Party desires to seek indemnification from the Indemnifying Parties pursuant to Section 9.1 (other than in connection with a Third Party Claim), Crown Partnership shall, on behalf of such Indemnified Party, notify the Indemnifying Parties from which such indemnification is sought, which indemnification notices shall be provided not more frequently than monthly, specifying the basis of such indemnification claim and providing reasonable back-up information and documentation therefor. The Indemnified Party shall thereupon give the Indemnifying Parties reasonable access to the books and records of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto. Within 30 days of the Indemnifying Parties' receipt of any notice seeking indemnification under this subsection (c), the Indemnifying Parties shall either pay the amount of such claim or notify Crown Partnership in writing of the basis for any objection to such claim. Any undisputed portion of such a claim shall be paid within such 30 day period.

        9.4   Exclusive Remedy; Survival.    The remedies provided in this Section 9 will be exclusive of any other remedies that may be available to the Indemnified Parties with respect to Losses covered by this Section 9, other than Losses for which equitable relief is sought. This Section 9 and the indemnification provided for hereunder shall survive indefinitely and shall be binding upon Crown and, after the Effective Time of the Merger, PREIT and their successors and assigns.

SECTION 10.    General Provisions.

        10.1 Notices.    All notices, requests, claims, demands and other communications under this Contribution Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice) from such party:

  (a)
  if to PREIT or PREIT Partnership, to:

      Pennsylvania Real Estate Investment Trust
      200 South Broad Street
      Philadelphia, PA 19102
      Attention: Bruce Goldman
      General Counsel
      Fax No.: (215) 546-7311

    with a copy (which shall not constitute notice) to:

      Hogan & Hartson L.L.P.
      555 Thirteenth Street, N.W.
      Washington, D.C. 20004-1109
      Attention: J. Warren Gorrell, Jr.
      Stuart A. Barr
      Fax No.: (202) 637-5910

F-10

    and

      Drinker Biddle & Reath LLP
      One Logan Square
      18th & Cherry Streets
      Philadelphia, PA 19103-6996
      Attention: Howard A. Blum
      Fax No.: (215) 988-2757

(b)
if to Crown or Crown Partnership, to:

      Crown American Realty Trust
      Pasquerilla Plaza
      Johnstown, PA 15901
      Attention: Ronald J. Hamilton
      Fax No.: (814) 536-9525

    with a copy (which shall not constitute notice) to:

      Spitzer & Feldman
      405 Park Avenue
      New York, NY 10022
      Attention: M. James Spitzer, Jr.
      Fax No.: (212) 838-7472

    and

      Reed Smith LLP
      435 Sixth Avenue
      Pittsburgh, PA 15219
      Attention: David L. DeNinno
      Fax No.: (412) 288-3218

    and

      Sullivan & Cromwell LLP
      125 Broad Street
      New York, NY 10004-2498
      Attention: Joseph C. Shenker
      Gary Israel
      Fax No.: (212) 558-3588

All notices shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier). Prior to the PREIT Contribution Closing Date, any notice under this Contribution Agreement shall also be given to Crown and Crown Partnership in accordance with the notice provisions in the Merger Agreement.

        10.2 Entire Agreement.    This Contribution Agreement and the Merger Agreement, to the extent its terms are incorporated herein, constitute the entire agreement between the parties hereto with respect to subject matter hereof and supersedes all prior and contemporaneous agreements and understandings with respect to the subject matter hereof.

        10.3 Counterparts.    This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Contribution Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

F-11

        10.4 Governing Law.    This Contribution Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws. Nothing contained herein or in any other document contemplated hereunder shall prevent or delay any party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any party of any of their respective obligations hereunder.

        10.5 Section Headings, Captions and Defined Terms.    The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Contribution Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the use of masculine pronouns include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

        10.6 Amendments, Modifications and Waiver.    The parties may amend or modify this Contribution Agreement in any respect, provided that any such amendment or modification shall be in writing signed by each of the parties hereto; provided, that, prior to the Merger, no amendment, modification or waiver shall be made without the express written consent of Crown. The waiver by any party of any provision of this Contribution Agreement shall not constitute or operate as a waiver of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

        10.7 Severability.    The invalidity or unenforceability of any particular provision, or part of any provision, of this Contribution Agreement shall not affect the other provisions or parts hereof, and this Contribution Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

        10.8 Termination.    This Contribution Agreement shall terminate and be of no further force and effect automatically upon termination of the Merger Agreement; provided, that nothing contained herein shall limit or affect the rights of the parties to the Merger Agreement in connection with termination thereof.

        10.9 Intended Third Party Beneficiary.    It is expressly acknowledged and agreed that, until the Crown Partnership Distribution Closing Date, Crown is an intended third party beneficiary under this Contribution Agreement.

F-12

        IN WITNESS WHEREOF, each of the parties hereto has executed this Contribution Agreement, all as of the date first written above.

CROWN AMERICAN PROPERTIES, L.P. By: Crown American Realty Trust, as general partner
By:	/s/ MARK E. PASQUERILLA Name: Mark E. Pasquerilla Title: Chief Executive Officer
PREIT ASSOCIATES, L.P. By: Pennsylvania Real Estate Investment Trust, as general partner
By:	/s/ BRUCE GOLDMAN Name: Bruce Goldman Title: Executive Vice President and General Counsel

F-13

ANNEX G

PREIT CONTRIBUTION AGREEMENT

        This PREIT CONTRIBUTION AGREEMENT (this "Contribution Agreement") is made as of May 13, 2003, by and between PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust ("PREIT"), and PREIT ASSOCIATES L.P., a Delaware limited partnership ("PREIT Partnership").

RECITALS

        A.    PREIT, PREIT Partnership, Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown American Properties, L.P., a Delaware limited partnership ("Crown Partnership"), entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which, among other things, Crown will merge with and into PREIT (the "Merger"), and PREIT Partnership and Crown Partnership shall consummate certain transactions contemplated in connection with the Merger.

        B.    Contemporaneously with the execution and delivery of the Merger Agreement and this Contribution Agreement, Crown and Crown Partnership entered into a distribution agreement (the "Crown Partnership Distribution Agreement").

        C.    Pursuant to the Crown Partnership Distribution Agreement, one business day prior to the Merger, Crown Partnership will distribute to Crown, in complete liquidation of all of Crown's partnership interest in Crown Partnership, Crown's Proportionate Interest (as hereinafter defined) in the Crown Partnership Assets (as hereinafter defined), subject to Crown's Proportionate Interest in the Crown Partnership Liabilities (as hereinafter defined).

        D.    On the first business day following consummation of the transactions contemplated by the Crown Partnership Distribution Agreement, the Merger will be consummated.

        E.    Immediately following the Merger, PREIT (as successor to Crown pursuant to the Merger) will contribute all of its right, title and interest in the Crown Partnership Assets to PREIT Partnership in exchange for (i) a number of units of Class A limited partnership interest of PREIT Partnership ("PREIT Class A Units") corresponding to the number of PREIT common shares issued to the former Crown common shareholders in the Merger, (ii) a number of preferred units of partnership interests in PREIT Partnership ("PREIT Preferred Units") corresponding to the number of PREIT preferred shares issued to the former Crown preferred shareholders in the Merger, the rights, preferences, privileges and voting power of which shall be identical in all material respects to the existing Crown Senior Preferred OP Units, and (iii) the assumption by PREIT Partnership of the obligations of PREIT (as successor to Crown pursuant to the Merger) with respect to the Crown Partnership Liabilities and the obligations of PREIT (as successor to Crown) under the Crown Partnership Distribution Agreement.

        F.     Concurrently with the transactions contemplated by this Contribution Agreement, pursuant to a contribution agreement between Crown Partnership and PREIT Partnership (the "Crown Partnership Contribution Agreement"), (i) Crown Partnership will contribute all of its remaining right, title and interest in the Crown Partnership Assets, other than an 11% interest in the capital and a 1% interest in the profits of each of Crown American Financing Partnership, L.P., a Delaware limited partnership, and Washington Crown Center Associates, L.P., a Pennsylvania limited partnership (collectively, the "Excluded Interest") to PREIT Partnership, in exchange for (A) units of Class B limited partnership interest of PREIT Partnership ("PREIT Class B Units"); (B) the assumption by PREIT Partnership of all remaining obligations of Crown Partnership with respect to the Crown Partnership Liabilities; and

(C) PREIT Partnership's agreement to indemnify and hold harmless Crown Partnership and certain related parties as provided in the Crown Partnership Contribution Agreement, and (ii) Crown Partnership and PREIT Partnership have agreed to an arrangement for the future contribution by Crown Partnership of the Excluded Interest to PREIT Partnership in exchange for additional PREIT Class B Units, subject to a potential cash adjustment.

        G.    The parties desire to set forth the terms of the transactions described in Recital E above.

        NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

        SECTION 1.    Definitions.

        The terms used herein have the definition specified or referred to in this Contribution Agreement. Unless the context otherwise provides, terms defined in the Merger Agreement, when used herein, shall have the same meanings as set forth in that agreement.

        "Crown Partnership Assets" shall mean all assets, properties, goodwill and rights, wherever located, whether real, personal or mixed, tangible or intangible, of Crown Partnership, including, without limitation, Crown Partnership's interests in the properties identified on Schedule 2.2 included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as being owned directly by Crown Partnership, Crown Partnership's partnership interests in the Limited Partnerships, Crown Partnership's ownership interests in the General Partners, Crown Partnership's limited liability company interests in the Limited Liability Companies, Crown Partnership's general partnership interest in the Palmer Park Mall Venture, and Crown Partnership's stock in the TRSs.

        "Crown Partnership Liabilities" shall mean all liabilities and obligations of Crown Partnership, including any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, other than the Excluded Liabilities.

        "Crown's Proportionate Interest" shall mean the percentage of the economic value of Crown Partnership held by Crown as of the Crown Partnership Distribution Closing Date (as defined in the Crown Partnership Distribution Agreement), after giving effect to the 4th Amendment to CFSA and the 8th Amendment to Crown Partnership Agreement, which percentage shall equal a fraction (i) the numerator of which is the aggregate market value (as determined in accordance with the following sentence) of the common and preferred units in Crown Partnership held by Crown immediately prior to the consummation of the transactions contemplated by the Crown Partnership Distribution Agreement, and (ii) the denominator of which is the aggregate market value (as determined in accordance with the following sentence) of all the outstanding common and preferred units of Crown Partnership immediately prior to the consummation of the transactions contemplated by the Crown Partnership Distribution Agreement. The market value of the common and preferred units of Crown Partnership shall be determined based upon the average trading price of Crown common shares and preferred shares, respectively, over the five trading day period ending on the day immediately prior to the Crown Partnership Distribution Closing Date, and shall take into account, in the case of the Crown Partnership common units, the "Partner Adjustment Factor," as defined in the Crown Partnership Agreement, as amended by the Eighth Amendment thereto.

        "Excluded Liabilities" shall mean (i) liabilities for "Claims" (as defined in the Indemnification Agreement) that are the subject of the Indemnification Agreement (whether or not PREIT or PREIT Partnership actually receives indemnification thereunder) or for which the Indemnification Agreement requires the Indemnifying Parties (as defined therein) to indemnify PREIT or PREIT Partnership; (ii) liabilities owed by Crown Partnership to the limited partners of Crown Partnership in their capacities as such; (iii) liabilities of Crown Partnership for any breach of or failure by Crown Partnership to perform any of its obligations pursuant to the Merger Agreement or any other agreements contemplated thereby; and (iv) liabilities of Crown Partnership which accrue or arise during the period following the Crown Partnership Distribution Closing Date and which relate to such period, including for purposes of this clause (iv) any increased costs of doing business for Crown Partnership from and after the Crown Partnership Distribution Closing Date, whether or not attributable to the transactions contemplated by the Merger Agreement and the other agreements referenced therein.

        "General Partners" shall mean the single purpose entities wholly owned by Crown or Crown Partnership and identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement as the general partners of the Limited Partnerships.

        "Limited Liability Companies" shall mean the limited liability companies identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns all the issued and outstanding limited liability company ownership interests.

        "Limited Partnerships" shall mean the limited partnerships identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which Crown Partnership owns a 99.5% limited partnership interest and a General Partner owns a 0.5% general partnership interest.

        "Palmer Park Mall Venture" shall mean the Palmer Park Mall Joint Venture identified on Schedule 2.2(a) included in the Crown Disclosure Letter delivered pursuant to the Merger Agreement, in which, as of the closing of the transactions under the Crown Partnership Distribution Agreement, Crown Partnership will own a 49.9% general partnership interest and PR Palmer Park Limited Partnership, a Pennsylvania limited partnership and an affiliate of PREIT Partnership, will own a 50.1% general partnership interest.

        "TRSs" shall mean Crown American GC, Inc., a Maryland corporation, and Crown American Services Corporation, a Pennsylvania corporation, in which Crown Partnership owns 100% of the issued and outstanding stock, each of which has elected to be treated as a "taxable REIT subsidiary."

        SECTION 2.    Contribution; Assumption.

        On the PREIT Contribution Closing Date (as hereinafter defined), PREIT shall contribute to PREIT Partnership, and PREIT Partnership shall acquire from PREIT, all of PREIT's right, title and interest in and to the Crown Partnership Assets (which, for avoidance of doubt, the parties acknowledge and agree consists of Crown's Proportionate Interest in the Crown Partnership Assets to be acquired by Crown pursuant to the Crown Partnership Distribution Agreement and subsequently to be acquired by PREIT pursuant to the Merger) and all benefits and advantages to be derived therefrom, and PREIT Partnership shall assume all of the Crown Partnership Liabilities to be assumed by PREIT pursuant to the Merger. PREIT makes no representations or warranties regarding the Crown Partnership Assets or the Crown Partnership Liabilities, and such assets and liabilities are hereby transferred on an "AS IS, WHERE IS" basis, and shall not provide the basis for any claim by PREIT Partnership against PREIT. In addition, on the PREIT Contribution Closing Date, PREIT Partnership shall assume and agree to perform all of PREIT's obligations (as successor to Crown) under the Crown Partnership Distribution Agreement, including without limitation PREIT's obligations with respect to indemnifying Crown Partnership and the other parties named as "Indemnified Parties" therein.

        SECTION 3.    Consideration.

        On the PREIT Contribution Closing Date, in consideration for the contribution described in Section 2 above, PREIT shall receive from PREIT Partnership (i) a number of PREIT Class A Units equal to the number of PREIT common shares issued to the former Crown common shareholders in the Merger, and (ii) a number of PREIT Preferred Units equal to the number of PREIT preferred shares issued to the former Crown preferred shareholders in the Merger (such PREIT Class A Units and PREIT Preferred Units, collectively, the "Units").

        SECTION 4.    Representations and Warranties by PREIT.

        4.1   PREIT hereby represents and warrants to PREIT Partnership that, except as disclosed in the Merger Agreement or the PREIT Disclosure Letter:

            (a)   Organization; Authority. PREIT is a Pennsylvania business trust duly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

            (b)   Due Authorization. The execution, delivery and performance of this Contribution Agreement and all other documents and agreements to be executed by PREIT in connection with the transactions contemplated by this Contribution Agreement have been duly and validly authorized by all necessary action of PREIT. This Contribution Agreement constitutes a valid and binding obligation of PREIT, enforceable against PREIT in accordance with its terms.

        4.2   Survival of Representations and Warranties. All representations and warranties made in this Contribution Agreement by PREIT shall survive the execution of this Contribution Agreement and the closing of the transactions contemplated by this Contribution Agreement (the "PREIT Contribution Closing").

        SECTION 5.    Representations and Warranties by PREIT Partnership.

        5.1   PREIT Partnership hereby represents and warrants to PREIT that, except as disclosed in the Merger Agreement or the PREIT Disclosure Letter:

            (a)   Organization; Authority. PREIT Partnership is a Delaware partnership duly existing and in good standing under the laws of the State of Delaware.

            (b)   Due Authorization. The execution, delivery and performance of this Contribution Agreement and all other documents and agreements to be executed by PREIT Partnership in connection with the transactions contemplated by this Contribution Agreement have been duly and validly authorized by all necessary action of PREIT Partnership. This Contribution Agreement constitutes a valid and binding obligation of PREIT Partnership, enforceable against PREIT Partnership in accordance with its terms.

            (c)   Units. All Units to be issued and delivered pursuant to Section 3 hereof will be, at the time of issuance and delivery in accordance with the terms of this Contribution Agreement, duly authorized and validly issued by PREIT Partnership.

        5.2   Survival of Representations and Warranties. All representations and warranties made in this Contribution Agreement by PREIT Partnership shall survive the execution of this Contribution Agreement and the PREIT Contribution Closing.

        SECTION 6.    Closing; Closing Deliveries; Transfer Deliveries.

        6.1   Time of Closing. The PREIT Contribution Closing shall take place immediately following the Effective Time of the Merger (the "PREIT Contribution Closing Date") at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C.

        6.2   Responsibility for Documents and Instruments. PREIT shall obtain or cause to be obtained all documents and instruments required to be delivered by parties other than PREIT or PREIT Partnership in order to consummate the transactions contemplated by this Contribution Agreement. PREIT shall prepare, or cause to be prepared, all documents and instruments necessary to transfer title to the Crown Partnership Assets that are transferred hereby to PREIT Partnership. PREIT Partnership shall prepare, or cause to be prepared, all documents and instruments necessary to issue the Units to PREIT.

        6.3   Representations and Warranties True as of Closing Date. The representations and warranties of each of the parties contained in this Contribution Agreement shall be true at and as of the PREIT Contribution Closing Date in all material respects, with the same effect as though such representations and warranties were made as of such date.

        6.4   Closing Certificates. PREIT and PREIT Partnership shall each have executed and delivered to the other a certificate dated as of the PREIT Contribution Closing Date (the "Closing Certificate") and signed by an authorized officer, as the case may be, certifying that its representations and warranties set forth in this Contribution Agreement remain true and correct in all material respects.

        6.5   Other Closing Documents. In addition to the certificates and other documents referred to in this Section 6 of this Contribution Agreement, the parties shall also execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments necessary or appropriate to effect the transactions contemplated by this Contribution Agreement, which agreements, documents and instruments may include, but shall not be limited to, one or more lease assignments, assignment and assumption agreements, deeds, certificates of title, bills of sale, FIRPTA and other affidavits, or other documents or instruments.

        6.6   Conditions of Closing. In addition to the other matters set forth in this Section 6 of this Contribution Agreement, consummation of the transactions contemplated by this Contribution Agreement shall be conditioned upon the closing of the Merger.

        SECTION 7.    Transfer Expenses.

        Transfer taxes, if any, as well as the cost of title insurance and other expenses of the transfer shall be paid by PREIT Partnership. PREIT Partnership shall be responsible for all title insurance premiums and title company charges and recording costs payable in connection with this Contribution Agreement or the transaction contemplated hereby. Otherwise, each party shall be responsible for all expenses incurred by it in connection with this Contribution Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of such party's accountants, attorneys and other advisors, except as otherwise provided in the Merger Agreement.

        SECTION 8.    General Provisions.

        8.1   Notices. All notices, requests, claims, demands and other communications under this Contribution Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice) from such party:

            (a)   if to PREIT or PREIT Partnership, to:

        Pennsylvania Real Estate Investment Trust
        200 South Broad Street
        Philadelphia, PA 19102
        Attention: Bruce Goldman
        General Counsel
        Fax No.: (215) 546-7311

      with a copy (which shall not constitute notice) to:

        Hogan & Hartson L.L.P.
        555 Thirteenth Street, N.W.

        Washington, D.C. 20004-1109
        Attention: J. Warren Gorrell, Jr.
        Stuart A. Barr
        Fax No.: (202) 637-5910

      and

        Drinker Biddle & Reath LLP
        One Logan Square
        18th & Cherry Streets
        Philadelphia, PA 19103-6996
        Attention: Howard A. Blum
        Fax No.: (215) 988-2757

            (b)   if to Crown or Crown Partnership, to:

        Crown American Realty Trust
        Pasquerilla Plaza
        Johnstown, PA 15901
        Attention: Ronald J. Hamilton
        Fax No.: (814) 536-9525

      with a copy (which shall not constitute notice) to:

        Spitzer & Feldman
        405 Park Avenue
        New York, NY 10022
        Attention: M. James Spitzer, Jr.
        Fax No.: (212) 838-7472

      and

        Reed Smith LLP
        435 Sixth Avenue
        Pittsburgh, PA 15219
        Attention: David L. DeNinno
        Fax No.: (412) 288-3218

      and

        Sullivan & Cromwell LLP
        125 Broad Street
        New York, NY 10004-2498
        Attention: Joseph C. Shenker
        Gary Israel
        Fax No.: (212) 558-3588

        All notices shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier). Prior to the PREIT Contribution Closing Date, any notice under this Contribution Agreement shall also be given to Crown and Crown Partnership in accordance with the notice provisions in the Merger Agreement.

        8.2   Entire Agreement. This Contribution Agreement and the Merger Agreement, to the extent its terms are incorporated herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings with respect to the subject matter hereof.

        8.3   Counterparts. This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Contribution Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

        8.4   Governing Law. This Contribution Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws. Nothing contained herein or in any other document contemplated hereunder shall prevent or delay any party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any party of any of their respective obligations hereunder.

        8.5   Section Headings, Captions and Defined Terms. The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Contribution Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the use of masculine pronouns include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

        8.6   Amendments, Modifications and Waiver. The parties may amend or modify this Contribution Agreement in any respect, provided that any such amendment or modification shall be in writing signed by each of the parties hereto; provided, that, prior to the Merger, no amendment, modification or waiver shall be made without the express written consent by Crown and Crown Partnership and, following the Merger, no amendment, modification or waiver shall be made without the express written consent of Crown Partnership, which consent shall not be unreasonably withheld or delayed. The waiver by any party of any provision of this Contribution Agreement shall not constitute or operate as a waiver of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

        8.7   Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Contribution Agreement shall not affect the other provisions or parts hereof, and this Contribution Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

        8.8   Liability of Trustees, etc. No recourse shall be had for any obligation of PREIT hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of PREIT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party hereto.

        8.9   Termination. This Contribution Agreement shall terminate and be of no further force and effect automatically upon termination of the Merger Agreement; provided, that nothing contained herein shall limit or affect the rights of the parties to the Merger Agreement in connection with termination thereof.

        8.10 Intended Third Party Beneficiaries. It is expressly acknowledged and agreed that Crown and Crown Partnership are intended third party beneficiaries under this Contribution Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Contribution Agreement, all as of the date first written above.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:	/s/ BRUCE GOLDMAN Name: Bruce Goldman Title: Executive Vice President and General Counsel
PREIT ASSOCIATES, L.P. By: Pennsylvania Real Estate Investment Trust, as general partner
By:	/s/ BRUCE GOLDMAN Name: Bruce Goldman Title: Executive Vice President and General Counsel

Annex H—PREIT Form of Proxy

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102

This Proxy is Being Solicited on Behalf of the Board of Trustees
For the Special Meeting of Shareholders to be Held on November 11, 2003

        The undersigned shareholders of Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), hereby appoints George F. Rubin, Lee H. Javitch and Jonathan B. Weller, or any of them (the "Proxy Holders"), with full power of substitution, as proxies for the undersigned to represent the undersigned at the Special Meeting of Shareholders of the Trust to be held at 11:00 a.m., local time, on Tuesday, November 11, 2003, at The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102, and any adjournment or postponement thereof (the "Special Meeting"), and to vote all Common Shares of the Trust which the undersigned may be entitled to vote at the pecial Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such Common Shares.

        You are encouraged to specify your choice by marking the appropriate boxes ON THE REVERSE SIDE. The Proxy Holders cannot vote your Common Shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Trust either a written or facsimile revocation of the proxy, a duly executed proxy bearing a later date, or by re-voting your Common Shares on the Internet.

        Note: If you plan to attend the Special Meeting in person, please let us know by marking this card in the space provided.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

H-1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
THE BELLEVUE 200 S. BROAD STREET PHILADELPHIA, PA 19102
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pennsylvania Real Estate Investment Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
PREIT1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Vote On Trustee
1.	To elect a nominee to the board of trustees of PREIT to serve as a Class A trustee until the 2005 annual meeting of shareholders and until his successor has been duly elected and qualified:	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	Nominee: 01) Mr. John J. Roberts	☐	☐	☐

Vote On Proposals
		For	Against	Abstain
2.	To consider and vote on the approval of the agreement and plan of merger, dated as of May 13, 2003, by and among PREIT, PREIT Associates, L.P., a Delaware limited partnership, Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown American Properties, L.P., a Delaware limited partnership, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, the merger of Crown with and into PREIT under the merger agreement and the related transactions.	☐	☐	☐
3.	To consider and vote on the approval of the proposed 2003 Equity Incentive Plan, as amended.	☐	☐	☐
4.	To transact any other business as may properly come before the special meeting or any adjournments or postponements.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Items 1, 2 and 3 and otherwise in the discretion of the Proxy Holders. Approval of each of Items 1, 2 and 3 is not conditioned on approval of any of the other Items.
Note: Please sign as name appears hereon. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
For address changes, please check this box and write them on the back where indicated.		☐
Please indicate if you plan to attend this meeting	☐ Yes	☐ No
Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

H-2

 Annex I—Crown Form of Proxy

CROWN AMERICAN REALTY TRUST
Proxy for the Special Meeting of Shareholders
Solicited by the Board of Trustees
Johnstown Holiday Inn, 250 Market Street, Johnstown, Pennsylvania
Tuesday, November 11, 2003 — 11:00 a.m. (local time)

        The undersigned shareholder of CROWN AMERICAN REALTY TRUST (the "Company") does hereby appoint Mark E. Pasquerilla, Terry L. Stevens, Donato B. Zucco and Ronald P. Rusinak, and each of them, acting individually, with full power of substitution, as proxies of the undersigned to vote at the Special Meeting of Shareholders of the Company, to be held November 11, 2003 (the "Special Meeting"), and at all adjournments thereof, all the Common Shares of Beneficial Interest of the Company, which the undersigned may be entitled to vote, on the matter set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Special Meeting.

        The undersigned shareholder hereby also revokes all previous proxies for the Special Meeting and acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

        You are urged to promptly return this proxy in the enclosed envelope, whether or not you expect to attend the Special Meeting in person, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Special Meeting.

        The shares represented by this Proxy will be voted as directed by the shareholder. If this proxy is executed, but no direction is given, such shares will be voted "FOR" Item 1.

(Continued and to be signed on the reverse side)

I-1

CROWN AMERICAN REALTY TRUST PASQUERILLA PLAZA JOHNSTOWN, PA 15907-0879	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CROWN AMERICAN REALTY TRUST, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CROWN1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CROWN AMERICAN REALTY TRUST

		For	Against	Abstain
Item 1.	Approve Agreement and Plan of Merger dated as of May 13, 2003, by and among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Realty Trust and Crown American Properties, L.P., the merger of Crown American Realty Trust with and into Pennsylvania Real Estate Investment Trust and the related transactions.	☐	☐	☐

Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing, if a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.
NOTE: Please sign as name appears hereon. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

I-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Trustees and Officers

        The PREIT trust agreement, as amended, provides that:

  •
  no trustee shall be personally liable to any person or entity for any of PREIT's acts, omissions or obligations;

  •
  no trustee shall be personally liable for monetary damages for any action, or any failure to act, except to the extent a Pennsylvania business corporation's director would remain liable under the provisions of Section 1713 of the Pennsylvania Business Corporation Law; and

  •
  no officer who performs his duties in good faith, in a manner reasonably believed to be in PREIT's best interests and with the care, skill and diligence a person of ordinary prudence would use will be liable by reason of having been an officer.

        Pennsylvania law permits and the PREIT trust agreement and by-laws provide that every trustee and officer is entitled as of right to be indemnified by PREIT against reasonable expenses (including attorney's fees) and any liability, loss, judgment, excise tax, fine, penalty, or settlement they pay or incur in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, whether brought by or in PREIT's right or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a trustee or officer or because the person is or was serving in any capacity at PREIT's request as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other entity provided, however, that:

  •
  no right of indemnification will exist with respect to an action brought by a trustee or officer against PREIT; and

  •
  no indemnification will be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by the final judgment of a court of competent jurisdiction to have constituted willful misconduct or recklessness.

        The right to indemnification is contractual in nature and includes the right to be paid in advance the expenses incurred in connection with any proceedings; provided, however, that advance payments must be made in accordance with applicable law and must be accompanied by an undertaking by or on behalf of the applicable trustee or officer to repay all amounts so advanced if it is determined ultimately that the applicable trustee or officer is not entitled to indemnification under PREIT's trust agreement.

        In addition, the PREIT trust agreement and Pennsylvania law permit PREIT to provide similar indemnification to employees, agents and other persons who are not trustees or officers. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in PREIT's right to procure a judgment in PREIT's favor and requires indemnification in certain cases where the trustee or officer is the prevailing party. Certain of the employment agreements PREIT has entered into with its officers provide the officer indemnification. Generally, these contracts require PREIT to indemnify the officer to the fullest extent permitted under PREIT's trust agreement. The limited partnership agreement for PREIT Partnership, PREIT's operating partnership, also provides for indemnification of PREIT, its trustees and its officers for any and all actions with respect to PREIT Partnership; provided, however, that PREIT Partnership will not provide indemnity for:

  •
  willful misconduct or knowing violation of the law;

  •
  any transaction where the covered person received an improper personal benefit in violation or breach of PREIT Partnership's limited partnership agreement;

  •
  any violation of PREIT Partnership's limited partnership agreement; or

  •
  any liability the person may have to PREIT Partnership under certain specified documents.

        Currently, PREIT maintains directors' and officers' liability insurance for its trustees and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trustees, officers, or persons controlling PREIT pursuant to the foregoing provisions, PREIT has been informed that in the Securities and Exchange Commission's opinion, the indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 21. Exhibits and Financial Statement Schedules

(a)   Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 13, 2003, by and among PREIT, PREIT Associates, L.P., Crown and Crown American Properties, L.P., which is included in this Registration Statement as Annex A to the joint proxy statement/prospectus. The Merger Agreement is incorporated herein by reference to Exhibit 2.1 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.2	Crown Partnership Distribution Agreement dated as of May 13, 2003 by and between Crown and Crown American Properties, L.P., which is included in this Registration Statement as Annex E to the joint proxy statement/prospectus. The Crown Partnership Distribution Agreement is incorporated herein by reference to Exhibit 2.2 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.3	Crown Partnership Contribution Agreement dated as of May 13, 2003 by and between Crown American Properties, L.P. and PREIT Associates, L.P., which is included in this Registration Statement as Annex F to the joint proxy statement/prospectus. The Crown Partnership Contribution Agreement is incorporated herein by reference to Exhibit 2.4 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.4	PREIT Contribution Agreement dated as of May 13, 2003 by and between PREIT and PREIT Associates, L.P., which is included in this Registration Statement as Annex G to the joint proxy statement/prospectus. The PREIT Contribution Agreement is incorporated herein by reference to Exhibit 2.3 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
4.1	Form of Designating Amendment to Trust Agreement Designating the Rights, Preferences, Privileges, Qualifications, Limitations and Restrictions of 11% Non-Convertible Senior Preferred Shares.
4.2	Form of Amendment to Trust Agreement As Amended and Restated December 16, 1997 relating to amendments to Paragraphs 2 and 8.
4.3	Form of Shareholder Agreement by Mark E. Pasquerilla, Crown American Properties, L.P., Crown Investments Trust, Crown American Investment Company and Crown Delaware Holding Company, and acknowledged and agreed by Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.8 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).

4.4	Form of Registration Rights Agreement among Pennsylvania Real Estate Investment Trust, Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.9 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
4.5	Form of Standstill Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company, Crown Holding Company, and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.10 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
5.1	Opinion of Drinker Biddle & Reath LLP regarding the legality of common shares and preferred shares being registered.
8.1	Opinion of Hogan & Hartson L.L.P. regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.
8.2	Opinion of Reed Smith LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.
8.3	Opinion of Drinker Biddle & Reath LLP regarding the qualification of PREIT as a real estate investment trust and PREIT Associates, L.P. as a partnership for federal income tax purposes and certain federal income tax matters.
8.4	Opinion of Reed Smith LLP regarding the qualification of Crown as a real estate investment trust and Crown American Properties, L.P. as a partnership for federal income tax purposes.
10.1	PREIT 2003 Equity Incentive Plan, which is included in this Registration Statement as Annex D to the joint proxy statement/prospectus.
10.2	Indemnification Agreement by and among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown Investments Trust, Crown American Investment Company, Mark E. Pasquerilla and Crown Delaware Holding Company, dated as of May 13, 2003 (incorporated herein by reference to Exhibit 2.6 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
10.3	Form of Tax Protection Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Properties, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Holding Company and Crown American Associates, which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.7 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
10.4	Form of Non-Competition Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.11 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
12.1	Statement Regarding Calculation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings

23.1	Consent of KPMG LLP (PREIT)
23.2	Consent of Ernst & Young LLP (Crown)
23.3	Consent of Ernst & Young LLP (Lehigh Valley—Year ended December 31, 2002)
23.4	Consent of Ernst & Young LLP (Lehigh Valley—Year ended December 31, 2001)
23.5	Consent of Drinker Biddle & Reath LLP (included in Exhibits 5.1 and 8.3)
23.6	Consent of Reed Smith LLP (included in Exhibits 8.2 and 8.4)
23.7	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.8	Consent of Lehman Brothers†
23.9	Consent of Wachovia Securities†
24.1	Power of attorney (included on signature page)†
99.1	Consent of Mark E. Pasquerilla
99.2	Consent of Donald F. Mazziotti

†
Previously filed.

(b)   Financial Statement Schedules

        Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the consolidated final statements of PREIT or Crown or notes thereto.

(c)   Reports, Opinions or Appraisals

        The opinion of Lehman Brothers is attached as Annex B to this joint proxy statement/prospectus. The opinion of Wachovia Securities is attached as Annex C to this joint proxy statement/prospectus.

Item 22. Undertakings

        The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6)   That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (8)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on October 1, 2003.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:	/s/ JONATHAN B. WELLER Jonathan B. Weller President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 1st day of October, 2003.

Signature	Title	Date

* Ronald Rubin	Chairman and Chief Executive Officer and Trustee (principal executive officer)	October 1, 2003
/s/ JONATHAN B. WELLER Jonathan B. Weller	President, Chief Operating Officer and Trustee	October 1, 2003
* George F. Rubin	Trustee	October 1, 2003
* Lee H. Javitch	Trustee	October 1, 2003
* Leonard I. Korman	Trustee	October 1, 2003
* Jeffrey P. Orleans	Trustee	October 1, 2003
* Rosemarie B. Greco	Trustee	October 1, 2003

* Ira M. Lubert	Trustee	October 1, 2003
* John J. Roberts	Trustee	October 1, 2003
* Edward A. Glickman	Executive Vice President and Chief Financial Officer (principal financial officer)	October 1, 2003
* David J. Bryant	Senior Vice President—Finance and Treasurer (principal accounting officer)	October 1, 2003
* Pursuant to Power of Attorney
By:	/s/ JONATHAN B. WELLER Jonathan B. Weller

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 13, 2003, by and among PREIT, PREIT Associates, L.P., Crown and Crown American Properties, L.P., which is included in this Registration Statement as Annex A to the joint proxy statement/prospectus. The Merger Agreement is incorporated herein by reference to Exhibit 2.1 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.2
Crown Partnership Distribution Agreement dated as of May 13, 2003 by and between Crown and Crown American Properties, L.P., which is included in this Registration Statement as Annex E to the joint proxy statement/prospectus. The Crown Partnership Distribution Agreement is incorporated herein by reference to Exhibit 2.2 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.3
Crown Partnership Contribution Agreement dated as of May 13, 2003 by and between Crown American Properties, L.P. and PREIT Associates, L.P., which is included in this Registration Statement as Annex F to the joint proxy statement/prospectus. The Crown Partnership Contribution Agreement is incorporated herein by reference to Exhibit 2.4 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
2.4
PREIT Contribution Agreement dated as of May 13, 2003 by and between PREIT and PREIT Associates, L.P., which is included in this Registration Statement as Annex G to the joint proxy statement/prospectus. The PREIT Contribution Agreement is incorporated herein by reference to Exhibit 2.3 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003.
4.1	Form of Designating Amendment to Trust Agreement Designating the Rights, Preferences, Privileges, Qualifications, Limitations and Restrictions of 11% Non-Convertible Senior Preferred Shares.
4.2	Form of Amendment to Trust Agreement As Amended and Restated December 16, 1997 relating to amendments to Paragraphs 2 and 8.
4.3
Form of Shareholder Agreement by Mark E. Pasquerilla, Crown American Properties, L.P., Crown Investments Trust, Crown American Investment Company and Crown Delaware Holding Company, and acknowledged and agreed by Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.8 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
4.4
Form of Registration Rights Agreement among Pennsylvania Real Estate Investment Trust, Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.9 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
4.5
Form of Standstill Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company, Crown Holding Company, and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.10 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
5.1	Opinion of Drinker Biddle & Reath LLP regarding the legality of common shares and preferred shares being registered.
8.1	Opinion of Hogan & Hartson L.L.P. regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.

8.2	Opinion of Reed Smith LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.
8.3
Opinion of Drinker Biddle & Reath LLP regarding the qualification of PREIT as a real estate investment trust and PREIT Associates, L.P. as a partnership for federal income tax purposes and certain federal income tax matters.
8.4	Opinion of Reed Smith LLP regarding the qualification of Crown as a real estate investment trust and Crown American Properties, L.P. as a partnership for federal income tax purposes.
10.1	PREIT 2003 Equity Incentive Plan, which is included in this Registration Statement as Annex D to the joint proxy statement/prospectus.
10.2
Indemnification Agreement by and among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown Investments Trust, Crown American Investment Company, Mark E. Pasquerilla and Crown Delaware Holding Company, dated as of May 13, 2003 (incorporated herein by reference to Exhibit 2.6 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
10.3
Form of Tax Protection Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Properties, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Holding Company and Crown American Associates, which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.7 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
10.4
Form of Non-Competition Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., which will be executed at the effective time of the merger (incorporated herein by reference to Exhibit 2.11 to PREIT's Current Report on Form 8-K, as filed with the SEC on May 22, 2003).
12.1	Statement Regarding Calculation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings
23.1	Consent of KPMG LLP (PREIT)
23.2	Consent of Ernst & Young LLP (Crown)
23.3	Consent of Ernst & Young LLP (Lehigh Valley—Year ended December 31, 2002)
23.4	Consent of Ernst & Young LLP (Lehigh Valley—Year ended December 31, 2001)
23.5	Consent of Drinker Biddle & Reath LLP (included in Exhibits 5.1 and 8.3)
23.6	Consent of Reed Smith LLP (included in Exhibits 8.2 and 8.4)
23.7	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)
23.8	Consent of Lehman Brothers†
23.9	Consent of Wachovia Securities†
24.1	Power of attorney (included on signature page)†
99.1	Consent of Mark E. Pasquerilla
99.2	Consent of Donald F. Mazziotti

†
Previously filed.

QuickLinks

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
PREIT VOTING METHODS
CROWN VOTING METHODS

QUESTIONS & ANSWERS ABOUT THE MERGER
SUMMARY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS
PREIT RECENT DEVELOPMENTS
THE PREIT SPECIAL MEETING
THE CROWN SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
AGREEMENTS WITH MARK E. PASQUERILLA AND AFFILIATES
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER
MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PRE-MERGER DIVIDEND
FEDERAL INCOME TAX CONSIDERATIONS TO PREIT SHAREHOLDERS
DESCRIPTION OF PREIT SHARES OF BENEFICIAL INTEREST
COMPARISON OF SHAREHOLDER RIGHTS
ELECTION OF CLASS A TRUSTEE
PREIT'S 2003 EQUITY INCENTIVE PLAN
LEGAL MATTERS
EXPERTS
SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
WHAT INFORMATION YOU SHOULD RELY ON
INDEX TO FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated Balance Sheet As of June 30, 2003 (Unaudited) (In thousands)
Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated Statement of Income For the Six Months Ended June 30, 2003 (Unaudited) (In thousands, except per share amounts)
Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated Statement of Income For the Year Ended December 31, 2002 (Unadudited) (In thousands, except per share amounts)
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

EXHIBITS
List of Schedules
Index of Defined Terms
AGREEMENT AND PLAN OF MERGER
ARTICLE 1 THE MERGER
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF CROWN AND CROWN PARTNERSHIP
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PREIT AND PREIT PARTNERSHIP
ARTICLE 4 COVENANTS
ARTICLE 5 ADDITIONAL COVENANTS
ARTICLE 6 CONDITIONS
ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER
ARTICLE 8 GENERAL PROVISIONS
  ANNEX B
  ANNEX C
  ANNEX D

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 2003 EQUITY INCENTIVE PLAN
Preamble
Plan
AMENDMENT NO. 1 TO THE PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 2003 EQUITY INCENTIVE PLAN
  ANNEX E
CROWN PARTNERSHIP DISTRIBUTION AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II DISTRIBUTION AND ASSUMPTION
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV CONDITIONS
ARTICLE V TERMINATION, AMENDMENT AND WAIVER
ARTICLE VI POST-CLOSING COVENANTS AND AGREEMENTS
ARTICLE VII GENERAL PROVISIONS
  ANNEX F
CROWN PARTNERSHIP CONTRIBUTION AGREEMENT
  ANNEX G
PREIT CONTRIBUTION AGREEMENT
Annex H—PREIT Form of Proxy
Annex I—Crown Form of Proxy
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Trustees and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX